As filed with the Securities and Exchange Commission on February 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GigCapital2, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	83-3838045 (I.R.S. Employer Identification No.)

1731 Embarcadero Rd., Suite 200

Palo Alto, California 94303

Tel: (650) 276-7040

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Raluca Dinu

Chief Executive Officer and President

GigCapital2, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, California 94303

Tel: (650) 276-7040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Selman, Esq. Ben Griebe, Esq. John Maselli, Esq. DLA Piper LLP (US) 555 Mission Street, Suite 2400 San Francisco, CA 94105 Tel: (415) 615-6095	Kate Bechen, Esq. Husch Blackwell LLP 511 North Broadway, Suite 1100 Milwaukee, Wisconsin 53202 Tel: (414) 273-2100	David Ni, Esq. Joshua DuClos, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Tel: (212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share	3,000,000	$10.305	$30,915,000	$3,372.83

(1)

All securities being registered will be issued by GigCapital2, Inc., a Delaware corporation (“GigCapital2”) in connection with GigCapital2’s previously announced initial business combinations (the “Business Combinations”) with (i) UpHealth Merger Sub, Inc. and UpHealth Holdings, Inc. (“UpHealth”), (the “UpHealth Business Combination”), with UpHealth surviving the UpHealth Business Combination as a wholly-owned subsidiary of GigCapital2 and (ii) Cloudbreak Health Merger Sub, LLC and Cloudbreak Health, LLC (“Cloudbreak”) (the “Cloudbreak Business Combination”), with Cloudbreak surviving the Cloudbreak Business Combination as a wholly-owned subsidiary of GigCapital2. In connection with the UpHealth Business Combination and the Cloudbreak Business Combination, GigCapital2 will change its name to “UpHealth, Inc.”

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting of any stock dividend, stock split, recapitalization or other similar transaction. These securities are being registered solely in connection with the resale of common stock by certain selling stockholders (the “PIPE Investors”) that entered into subscription agreements with GigCapital2, pursuant to which GigGCapital2 agreed to issue and sell to the PIPE Investors, in private placements that are expected to close immediately prior to the closing of the Business Combination, an aggregate of 3,000,000 shares of its common stock, par value $0.0001 per share (the “common stock”).

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares as reported on February 11, 2021, which was approximately $10.305 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement registers the resale of up to 3,000,000 shares of common stock (the “PIPE Shares”), par value $0.0001 per share (the “common stock”) of GigCapital2, Inc., a Delaware corporation (“GigCapittal2”), by the selling stockholders named in the prospectus (or their permitted transferees) who are to be issued the PIPE Shares in a private placement immediately prior to the closing of the proposed business combinations (the “Business Combinations”) by and among (i) GigCapital2, UpHealth Merger Sub, Inc. (“UpHealth Merger Sub”), a Delaware corporation, and UpHealth Holdings, Inc. (“UpHealth”), a Delaware corporation (the “UpHealth Business Combination”), with UpHealth surviving the UpHealth Business Combination as a wholly-owned subsidiary of GigCapital2, pursuant to the terms of the UpHealth Business Combination Agreement, dated as of November 20, 2020, by and among GigCapital2, UpHealth Merger Sub and UpHealth, and (ii) the merger of Cloudbreak Health Merger Sub, LLC (“Cloudbreak Merger Sub”), a Delaware limited liability company, and Cloudbreak Health, LLC (“Cloudbreak”), a Delaware limited liability company (the “Cloudbreak Business Combination” and, together with the UpHealth Business Combination, the “Business Combinations”), with Cloudbreak surviving the Cloudbreak Business Combination as a wholly-owned subsidiary of GigCapital2, pursuant to the terms of the Cloudbreak Business Combination Agreement, dated as of November 20, 2020, by and among GigCapital2, Cloudbreak Merger Sub and Cloudbreak. In connection with the Business Combinations, GigCapital2 will change its name to “UpHealth, Inc.”

The PIPE Shares will not be issued and outstanding at the time of the special meeting of GigCapital2’s stockholders to be held to approve the Business Combinations. Further, the holders of the PIPE Shares will not receive any proceeds from the trust account established in connection with GigCapital2’s initial public offering in the event GigCapital2 does not consummate an initial business combination by the June 10, 2021 deadline in its current certificate of incorporation. In the event the Business Combinations are not approved by GigCapital2 stockholders or the other conditions precedent to the consummation of the Business Combinations are not met, then the PIPE Shares will not be issued and GigCapital2 will seek to withdraw the registration statement prior to its effectiveness.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 16, 2021

PRELIMINARY PROSPECTUS

GIGCAPITAL2, INC.

3,000,000 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”) of up to 3,000,000 shares of common stock (the “PIPE Shares”), par value $0.0001 per share (“common stock”), of GigCapital2, Inc., a Delaware corporation (“GigCapital2” or the “Company”), which are expected to be issued in a private placement pursuant to the terms of the PIPE Subscription Agreements (as defined below) in connection with, and as part of the consideration for, the Business Combinations (as described below). If the Business Combinations are not consummated, the shares of common stock registered pursuant to this prospectus will not be issued.

On November 20, 2020, the Company, UpHealth Merger Sub, Inc. (“UpHealth Merger Sub”), and UpHealth Holdings, Inc., a Delaware corporation (“UpHealth”), entered into a business combination agreement (as subsequently amended on January 29, 2021 and as it may be further amended from time to time, the “UpHealth Business Combination Agreement”). In connection with the UpHealth Business Combination Agreement, UpHealth Merger Sub will merge with and into UpHealth, with UpHealth surviving the merger. Also on November 20, 2020, the Company, Cloudbreak Health Merger Sub, LLC, a Delaware limited liability company (“Cloudbreak Merger Sub”), Cloudbreak Health, LLC, a Delaware limited liability company (“Cloudbreak”), Dr. Chirinjeev Kathuria and Dr. Mariya Pylypiv (collectively, the “UpHealth Significant Stockholders”) and UpHealth, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Cloudbreak members, entered into a business combination agreement (and as it may be further amended from time to time, the “Cloudbreak Business Combination Agreement” and, together with the UpHealth Business Combination Agreement, the “Business Combination Agreements”). In connection with the Cloudbreak Business Combination Agreement, Cloudbreak Merger Sub will merge with and into Cloudbreak, with Cloudbreak surviving the merger (the “Cloudbreak Business Combination” and, together with the UpHealth Business Combination, the “Business Combinations”). In connection with the Business Combinations, GigCapital2 will change its name to “UpHealth, Inc.”

In connection with the Business Combinations, GigCapital2 entered into subscription agreements, each dated as of January 20, 2021 (the “PIPE Subscription Agreements”), with certain institutional investors (collectively, the “PIPE Investors”), pursuant to which GigCapital2 agreed to issue and sell to the PIPE Investors, in private placements to close immediately prior to the closing of the Business Combinations, an aggregate of 3,000,000 PIPE Shares at $10.00 per share, for an aggregate purchase price of $30,000,000.

The Selling Stockholders may offer, sell or distribute all or a portion of the shares of common stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will pay certain offering fees and expenses and fees in connection with the registration of the common stock and will not receive proceeds from the sale of the shares of common stock by the Selling Stockholders. Our common stock is currently listed on the New York Stock Exchange and trades under the symbol “GIX.” Upon the consummation of the Business Combinations, the post-Business Combination company’s common stock is expected to trade on the New York Stock Exchange under the symbol “UPH”.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 23 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2021.

i

LEGAL MATTERS	289

EXPERTS	290

WHERE YOU CAN FIND MORE INFORMATION	291

INDEX TO FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

ii

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “GigCapital2” refer to GigCapital2, Inc., a Delaware corporation, and the term “post-combination company” refers to the Company following the consummation of the Business Combinations. In this prospectus:

“applicable deadline” means March 10, 2021 (or such later date if we amend our current amended and restated certificate of incorporation again to further extend the time that we have to consummate a business combination).

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Combinations” means the transactions contemplated by the Business Combination Agreements, including (i) the merger of UpHealth Merger Sub with and into UpHealth, with UpHealth continuing as the surviving company and (ii) the merger of Cloudbreak Merger Sub with and into Cloudbreak, with Cloudbreak continuing as the surviving company.

“Business Combination Agreements” means (i) that certain UpHealth Business Combination Agreement, dated as of November 20, 2020 (as subsequently amended and as it may be further amended from time to time), by and among Company, UpHealth Merger Sub and UpHealth and (ii) that certain Cloudbreak Business Combination Agreement, dated as of November 20, 2020, by and among Company, Cloudbreak Merger Sub and Cloudbreak.

“Bylaws” means our Bylaws, dated as of May 9, 2019.

“Closing” means the closing of the transactions contemplated by the Business Combination Agreements.

“Closing Date” means the date on which the Closing occurs.

“Convertible Note Investment” means the private placement pursuant to which the Convertible Note Investors have subscribed for the Convertible Notes for an aggregate purchase price of $255,000,000.

“Convertible Note Investors” means certain institutional investors that will invest in the Convertible Note Investment.

“Convertible Note Shares” means the 22,173,913 shares of Common Stock to be issued upon conversion of the Convertible Notes, in accordance with the terms and subject to the conditions of the Convertible Note Subscription Agreements and the Indenture.

“Convertible Note Subscription Agreements” means, collectively, those certain subscription agreements entered into on January 20, 2021, between the Company and certain investors, pursuant to which such Convertible Note Investors have agreed to purchase an aggregate of $255,000,000 in the Convertible Note Investment.

“Convertible Notes” means the 6.25% Convertible Senior Notes due 2026 and that are convertible into Convertible Note Shares at a conversion price of $11.50 per share.

“Cloudbreak” means Cloudbreak Health, LLC, a Delaware limited liability company and its subsidiaries.

“Cloudbreak Business Combination Agreement” means that certain Business Combination Agreement, dated as of November 20, 2020, by and among the Company, Cloudbreak Merger Sub, Cloudbreak, UpHealth, Chirinjeev Kathuria, Mariya Pylypiv and Shareholder Representative Services LLC.

“Cloudbreak equity holder” means each holder of Cloudbreak Units or a vested equity award.

“Cloudbreak Maximum Share Consideration” means the aggregate maximum amount of merger consideration that the Company has agreed to pay Cloudbreak equity holders, consisting of 11,000,000 shares of Company Common Stock, including shares issuable in respect of vested equity awards of Cloudbreak.

“Cloudbreak Merger Sub” means Cloudbreak Merger Sub, LLC.

“Cloudbreak Units” means, collectively, the Common Units of Cloudbreak and the Series A Preferred Units of Cloudbreak.

“Cloudbreak Registration Rights and Lock-Up Agreement” means that certain Registration Rights and Lock-Up Agreement by and among the Company and certain of the Cloudbreak equity holders to be entered into at the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of Common Stock of the Company, par value $0.0001 per share.

“Common Stock Consideration” means the Common Stock to be issued to UpHealth equity holders and the Cloudbreak equity holders at the Closing pursuant to the terms of the Business Combination Agreements.

“Company” means GigCapital2, Inc., a Delaware corporation.

“DGCL” means the General Corporation Law of the State of Delaware.

“DLA” means DLA Piper LLP (US), counsel to the Company.

“EarlyBird” means EarlyBirdCapital, Inc., the representative of the underwriters in our IPO.

“EBITDA” means earnings before interest, tax, depreciation and amortization.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extension Amendment” means the amendment to our existing certificate of incorporation to extend the date by which the Company must consummate a Business Combination (the “Extension”) from December 10, 2020 to March 10, 2021 and which was approved at our annual meeting of stockholders on December 8, 2020.

“Founders” means the Sponsor, the EarlyBird Group and Northland Investment.

“GAAP” means Generally Accepted Accounting Principles.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Husch Plan” means the GigCapital2, Inc. 2021 Equity Incentive Plan.

“Indenture” means the indenture to be entered into in connection with the Closing between New UpHealth and Wilmington Trust, National Association, a national banking association, (the “Indenture Trustee”) in its capacity as trustee thereunder, in substantially the form attached as an exhibit to the Convertible Note Subscription Agreements.

“Initial Stockholders” means the Founders and Northland.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means the Company’s initial public offering, consummated on June 10, 2019, through the sale of 15,000,000 public units at $11.50 per public unit.

“MacKenzie” means MacKenzie Partners, Inc., proxy solicitor to the Company.

“New UpHealth” means GigCapital2 immediately following the consummation of the Business Combinations and approval of the proposed Second Amended and Restated Certificate of Incorporation.

“New UpHealth Board” means New UpHealth’s board of directors following the consummation of the Business Combinations and the election of directors pursuant to The Election of Directors Proposal.

“New UpHealth Common Stock” means, following the consummation of the Business Combinations and approval of the proposed Second Amended and Restated Certificate of Incorporation, New UpHealth Common Stock, par value $0.0001 per share, as authorized under the proposed Second Amended and Restated Certificate of Incorporation.

“NYSE” means the New York Stock Exchange.

“Offering Shares” mean shares of Common Stock included as part of the public units sold in the IPO.

“PIPE Investment” means the private placement pursuant to which the PIPE Investor has subscribed for 3,000,000 shares of Common Stock at $10.00 per share, for an aggregate purchase price of $30,000,000.

“PIPE Investors” means certain institutional investors, including one of its underwriters from its initial public offering which also served as the placement agent for the PIPE, Oppenheimer & Co. Inc., that will invest in the PIPE Investment.

“PIPE Shares” means the 3,000,000 shares of Common Stock to be issued in the PIPE Investment.

“PIPE Subscription Agreements” means, collectively, those certain subscription agreements entered into on January 20, 2021, between the Company and certain investors, pursuant to which the PIPE Investors have agreed to purchase an aggregate of 3,000,000 shares of Common Stock in the PIPE Investment.

“Private Placement Shares” mean the shares of our Common Stock included in the Private Placement Units issued to our Founders in a private placement that closed prior to the IPO.

“Private Placement Units” mean the units, consisting of one share of Company Common Stock, one warrant to purchase one share of Company Common Stock, and one right to receive one-twentieth of one share of Company Common Stock, issued to our Founders in a private placement that closed prior to the IPO.

“Private Placement Warrants” means the warrants included in the Private Placement Units issued to our Founders in a private placement that closed prior to the IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.

“Private Underwriter Shares” means the shares of our Common Stock issued to Northland in a private placement that closed prior to the IPO.

“public rights” means the rights included in the public units issued in our IPO.

“public shares” means shares of Common Stock included in the public units issued in our IPO.

“public stockholders” means holders of public shares, including our Initial Stockholders to the extent our Initial Stockholders hold public shares, provided, that our Initial Stockholders will be considered “public stockholders” only with respect to any public shares held by them.

“public units” means one unit, consisting of one public share of Company Common Stock, one warrant to purchase one share of Company Common Stock, and one right to receive one-twentieth of one share of Company Common Stock, issued in our IPO.

“public warrants” means the warrants included in the public units issued in the IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.

“Related Agreements” means the UpHealth Registration Rights and Lock-Up Agreement and the Cloudbreak Registration Rights and Lock-Up Agreement.

“rights” means the right to receive one-twentieth of one share of Common Stock.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated Certificate of Incorporation” means the proposed Second Amended and Restated Certificate of Incorporation of the Company, which will become the post-combination company’s certificate of incorporation upon the approval of the Charter Amendment Proposals, assuming the consummation of the Business Combinations.

“Securities Act” means the Securities Act of 1933, as amended.

“Sidley” means Sidley Austin LLP, counsel to Cloudbreak.

“Special Meeting” means the special meeting of the stockholders of the Company that is the subject of this prospectus.

“Sponsor” means GigAcquisitions2, LLC, a Delaware limited liability company.

“Thrasys Incentive Amount” means the aggregate amount of restricted stock units of GigCapital2 to be awarded to two individuals who are officers of UpHealth, and were shareholders of Thrasys prior to its merger with UpHealth, which will following the Closing, if he or she is a service provider to GigCapital2, UpHealth or any of the Company Subsidiaries as of the date of grant.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account of the Company that holds the proceeds from the Company’s IPO and a portion of the proceeds from the sale of the Private Placement Warrants.

“Trustee” means Continental Stock Transfer & Trust Company.

“units” means the public units and the Private Placement Units.

“UpHealth” means UpHealth Holdings, Inc., a Delaware corporate and its subsidiaries.

“UpHealth Business Combination Agreement” means that certain Business Combination Agreement, dated as of November 20, 2020 (as subsequently amended and as it may be further amended from time to time), by and among Company, UpHealth Merger Sub and UpHealth.

“UpHealth Common Stock” means the common stock of UpHealth.

“UpHealth equity holder” means each holder of UpHealth capital stock or a vested equity award.

“UpHealth Maximum Share Consideration” means the aggregate maximum amount of merger consideration that the Company has agreed to pay UpHealth equity holders, consisting of 99,000,000 shares of Company Common Stock, including shares issuable in respect of vested equity awards of UpHealth.

“UpHealth Merger Sub” means UpHealth Merger Sub, Inc.

“UpHealth Registration Rights and Lock-Up Agreement” means that certain Registration Rights and Lock-Up Agreement to be entered into at the Closing between the Company and certain UpHealth equity holders.

“U.S. GAAP” means accounting principles generally accepted in the United States of America.

“warrants” means the Private Placement Warrants and the public warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements about the:

•	benefits from the Business Combinations;

•	ability to complete an initial business combination, including the Business Combinations;

•	future financial performance following the Business Combinations;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following an initial business combination;

•

officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	public securities’ potential liquidity and trading;

•	use of proceeds not held in the Trust Account or available to the Company from interest income on the Trust Account balance; and

•	impact from the outcome of any known and unknown litigation.

Forward-looking statements in this prospectus include, but are not limited to, statements about UpHealth’s, Cloudbreak’s or the post-combination company’s:

•	future financial performance, including financial projections and business metrics and any underlying assumptions thereunder;

•	future business or product expansion, including estimated revenues and losses, projected costs, prospects and plans;

•	trends in the healthcare industry;

•	ability to scale in a cost-effective manner;

•	ability to obtain and maintain intellectual property protection;

•	future capital requirements and sources and uses of cash; and

•	impact of competition and developments and projections relating to competitors and industry.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that the Company, UpHealth or Cloudbreak “believes” and similar statements reflect such parties’ beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that either the Company, UpHealth or Cloudbreak has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreements;

•

the outcome of any legal proceedings that may be instituted against the Company, UpHealth, Cloudbreak or others following announcement of the Business Combinations and the transactions contemplated in the Business Combination Agreements;

•

the inability to complete the transactions contemplated by the Business Combination Agreements due to the failure to obtain approval of the equity holders of the Company, UpHealth or Cloudbreak or other conditions to closing in the Business Combination Agreements;

•	the ability to obtain or maintain the listing of New UpHealth Common Stock on the NYSE following the Business Combinations;

•	the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the Business Combinations;

•

the ability to recognize the anticipated benefits of the Business Combinations, which may be affected by, among other things, the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•	costs related to the proposed Business Combinations;

•	changes in applicable laws or regulations;

•	the effect of the COVID-19 pandemic on New UpHealth’s business;

•

the ability of New UpHealth to execute its business model, including market acceptance of its planned products and services and achieving sufficient production volumes at acceptable quality levels and prices;

•	New UpHealth’s ability to raise capital;

•	the possibility that the Company, UpHealth or Cloudbreak may be adversely impacted by other economic, business, and/or competitive factors;

•	future exchange and interest rates; and

•	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” in this prospectus, and other filings that have been made or will be made with the SEC by the Company.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information contained in this prospectus and does not contain all of the information that may be important to you. You should carefully read this entire prospectus and accompanying financial statements of the Company, UpHealth and Cloudbreak, to fully understand the proposed Business Combinations (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 291 of this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us” and other similar terms refer to GigCapital2.

GigCapital2

The Company is a Private-to-Public Equity (PPE) company, also known as a blank check company or a special purpose acquisition company, incorporated on March 6, 2019, as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The public units began trading on the NYSE under the symbol “GIX.U” on June 5, 2019. On June 26, 2019, the Company announced that the holders of the Company’s units may elect to separately trade the securities underlying such units. On July 1, 2019, the shares, warrants and rights began trading on the NYSE under the symbols “GIX”, “GIX.WS” and “GIX.RT” respectively. We intend to apply to continue the listing of our publicly-traded Common Stock and warrants on NYSE under the symbols “UPH” and “UPH.WS” respectively, upon the Closing.

The mailing address of the Company’s principal executive office is c/o GigCapital2, Inc., 1731 Embarcadero Rd., Suite 200, Palo Alto, California 94303.

UpHealth

UpHealth is a global digital health company intent on creating a single, integrated platform of best-in-class technologies and services essential to personalized, affordable and effective care globally. Its mission is to reshape care delivery and enable healthier communities through a simplified digital front door that connects evidence-based care, coordinated workflows and health services. UpHealth will offer patient-centric digital health technologies and tech-enabled services to integrate care and improve performance across four markets of the healthcare industry; Integrated care management, digital pharmacy, global telehealth and behavioral health.

For more information about UpHealth, please see the sections entitled “Information About New UpHealth,” “UpHealth’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” the Management’s Discussion and Analysis for each of the companies acquired or to be acquired by UpHealth and “Management After the Business Combinations.”

Cloudbreak

Cloudbreak Health, LLC, a Delaware limited liability company, is a leading unified telemedicine and video medical interpretation solutions provider. Cloudbreak’s platform offers tele-interpretation (video and audio medical interpreting), telepsychiatry, telestroke, tele-urology, and other specialities, all with integrated language services for Limited English Proficient and Deaf/Hard-of-Hearing patients. For more information about Cloudbreak, please see the sections entitled “Information About Cloudbreak,” “Cloudbreak’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management After the Business Combinations.”

Emerging Growth Company

The Company is an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Pivotal has elected to take advantage of such extended transition period.

The Company will remain an emerging growth company until the earlier of (i) December 31, 2024 (the last day of the fiscal year following the fifth anniversary of the consummation of the Company’s initial public offering), (ii) the last day of the fiscal year in which the Company has total annual gross revenue of at least $1.07 billion, (iii) the last day of the fiscal year in which the Company is deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (iv) the date on which the Company has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

UpHealth Business Combination Consideration to the UpHealth stockholders

Subject to the terms of the UpHealth Business Combination Agreement and customary adjustments, at the effective time of the UpHealth Business Combination, each share of UpHealth capital stock issued and outstanding immediately prior to the effective time of the UpHealth Business Combination (other than shares owned by UpHealth as treasury stock or dissenting shares) will the UpHealth merger consideration, which aggregate amount, together with all payments made with respect to all vested UpHealth equity awards, shall not exceed 99,000,000 shares of Company Common Stock, including shares issuable in respect of vested equity awards of UpHealth. Upon the effective time, each outstanding and unsettled restricted stock unit in respect of shares of UpHealth capital stock, option to purchase UpHealth capital stock and unvested restricted share of UpHealth capital stock will be rolled over into restricted stock units, options, or restricted shares, respectively, of Company Common Stock in accordance with the terms of the UpHealth Business Combination Agreement.

Cloudbreak Business Combination Consideration to the Cloudbreak members

Subject to the terms of the Cloudbreak Business Combination Agreement and customary adjustments, at the effective time of the Cloudbreak Business Combination, each share of Cloudbreak capital stock issued and outstanding immediately prior to the effective time of the Cloudbreak Business Combination (other than shares owned by Cloudbreak as treasury stock or dissenting shares) will convert into a number of shares of Company Common Stock set forth in the Cloudbreak Business Combination Agreement (the “Cloudbreak merger consideration”), which aggregate amount, together with all payments made with respect to all vested Cloudbreak equity awards, shall not exceed 11,000,000 shares of Company Common Stock, including shares issuable in respect of vested equity awards of Cloudbreak. Upon the effective time, each outstanding and unsettled restricted stock unit in respect of shares of Cloudbreak capital stock, option to purchase Cloudbreak capital stock and unvested restricted share of Cloudbreak capital stock will be rolled over into restricted stock units, options, or restricted shares, respectively, of Company Common Stock in accordance with the terms of the Cloudbreak Business Combination Agreement.

PIPE Subscription Agreements

On January 20, 2021, the Company entered into the PIPE Subscription Agreements with the PIPE Investors, pursuant to which, among other things, the Company agreed to issue and sell to the PIPE Investors, in private placements to close immediately prior to the Closing, an aggregate of 3,000,000 shares of Company Common Stock at $10.00 per share, for an aggregate purchase price of $30,000,000. The obligations of the parties to consummate the PIPE Investment are conditioned upon, among other things, all conditions precedent to the closing of the transactions contemplated by the Convertible Note Subscription Agreements having been satisfied or waived, and the closing of the transaction contemplated by the PIPE Subscription Agreements occurring concurrently with the closing of the transactions contemplated by the Convertible Note Subscription Agreements. The PIPE Investment will be consummated concurrently with the Closing.

Risk Factors

In evaluating the Business Combinations and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 23 of this prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company, UpHealth and Cloudbreak to complete the Business Combinations, as applicable, and (ii) the business, cash flows, financial condition and results of operations of UpHealth and Cloudbreak, as applicable, prior to the consummation of the Business Combinations, as applicable, and the post-combination company following consummation of the Business Combinations.

The Offering

Issuer

GigCapital2, Inc.

In connection with the closing of the Business Combinations, GigCapital2 will change its name to UpHealth, Inc. If the Business Combinations are not consummated, the shares of common stock registered pursuant to this prospectus will not be issued.

Common stock offered by the Selling Stockholders	Up to 3,000,000 shares of common stock, which are expected to be issued pursuant to the terms of the PIPE Subscription Agreements in a private placement in connection with, and as part of the consideration for, the Business Combinations.

Common stock to be issued and outstanding after the consummation of this offering and the Business Combinations (assuming no redemptions)(1)	128,942,357

Common stock to be issued and outstanding after the consummation of this offering and the Business Combinations (assuming maximum redemptions)(2)	117,489,834

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

Market for our shares of common stock	Prior to the Business Combinations, our common stock is currently listed on the NYSE under the symbol “GIX.” Following the closing of the Business Combinations, we expect that our common stock will be listed on the NYSE under the symbol “UPH.”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

(1)

Represents the number of shares of the post-combination company’s common stock outstanding at Closing assuming that none of GigCapital2’s public stockholders exercise their redemption rights in connection with the Special Meeting.

(2)

Represents the number of shares of the post-combination company’s common stock outstanding at Closing assuming that 11,452,523 of GigCapitaal2’s public shares are redeemed in connection with the Special Meeting.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The following table contains summary historical financial data of the Company as of and for the nine month period ended September 30, 2020 and as of September 30, 2019 and for the period from March 6, 2019 (the date of inception) through September 30, 2019. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About the Company Prior to the Business Combination” and in our financial statements, and the notes and schedules related thereto, which are included elsewhere in this prospectus.

($ in thousand)	As of September 30, 2020	As of September 30, 2019	As of December 31, 2019
Balance Sheet Data:
Working capital	$545	$1,665	$1,400
Cash and cash equivalents	$387	$2,036	$1,577
Cash and marketable securities held in Trust Account	$174,284	$173,580	$173,995
Total assets	$174,860	$175,887	$175,768
Total liabilities	$31	$588	$340
Common stock subject to possible redemption	$169,829	$170,298	$170,428
Stockholders’ equity	$5,000	$5,000	$5,000

($ in thousand, except share and per share amounts)	For the Nine Months Ended As of September 30, 2020	Period from March 6, 2019 (Date of Inception) through September 30, 2019	Period from March 6, 2019 (Date of Inception) through December 31, 2019
Statements of Operations Data:
Revenue	$–	$–	$–
Operating Expenses	$1,347	$577	$953
Interest income	$1,017	$1,152	$1,873
Net income (loss)	$(599)	$231	$360
Net loss attributable to common stockholders	$(1,170)	$(388)	$(646)
Basic and diluted net loss per share	$(0.22)	$(0.08)	$(0.13)
Weighted-average shares outstanding excluding shares subject to possible redemption—basic and diluted	5,218,968	4,675,325	4,836,966

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF UPHEALTH

The following table contains summary historical financial data for UpHealth as of and for the nine month period ended September 30, 2020. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the sections entitled “UpHealth’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our financial statements, and the notes and schedules related thereto, which are included elsewhere in this prospectus.

($ in thousand)	As of September 30, 2020
Balance Sheet Data:
Working capital	$(1,483)
Cash and cash equivalents	$–
Total assets	$–
Total liabilities	$1,483
Common stock	$–
Stockholders’ equity	$(1,483)

($ in thousand, except shares and per share amounts)	Period from January 1, 2020 through September 30, 2020
Statements of Operations Data:
Revenue	$–
Operating expenses	$(1,483)
Net loss	$(1,483)
Basic and diluted net loss per share	$(0.15)
Weighted average shares outstanding—basic and diluted	10,000,000

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF CLOUDBREAK

The following tables show selected historical financial information of Cloudbreak Health, LLC for the periods and as of the dates indicated. This information was derived from the unaudited condensed interim financial statements for the nine months ended September 30, 2020 and September 30, 2019, and the audited financial statements of Cloudbreak Health, LLC for the years ended December 31, 2019 and December 31, 2018. The information below is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cloudbreak” as well as Cloudbreak’s historical financial statements and the notes and schedules related thereto, included elsewhere in this prospectus. Results from interim periods are not necessarily indicative of results that may be expected for the entire year.

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
($ in thousand, except share and per share amounts)	(Unaudited)	(Unaudited)
Statements of Operations Data:
Revenue	$20,264	$24,747	$30,130	$30,595
Cost of revenue	10,576	14,443	16,869	16,996

Gross loss	9,688	10,304	13,261	13,599

Operating expenses
Research and development	–	–	–	–
Selling, general, and administrative	13,812	14,469	18,657	18,613

Total operating expenses	13,812	14,469	18,657	18,613

Loss from operations	(4,123)	(4,165)	(5,396)	(5,013)
Other expenses
Inducement expenses	–	–	–	–
Interest expenses	5,279	3,544	4,778	2,059
Loss (gain) from change in fair value of warrants liabilities	–	(80)	(80)	248
Other (income) expense, net	(309)	(262)	(340)	(138)

Total other expenses	4,970	3,203	4,358	2,169

Net loss	$(9,093)	$(7,368)	$(9,755)	$(7,182)

Net loss per share	$(1.81)	$(1.46)	$(1.94)	$(1.43)

Weighted average shares outstanding—basic and diluted	5,034,700	5,034,700	5,034,700	5,034,700

	As of September 30, 2020	As of December 31, 2019	As of December 31, 2018
($ in thousand)	(Unaudited)
Balance Sheet Data:
Working capital	$(16,487,108)	$(1,955)	$(563)
Cash and cash equivalents	$1,917	$290	$863
Total assets	$23,622	$21,480	$21,528
Total liabilities	$54,469	$43,063	$32,247
Redeemable convertible preferred stock	$15,000	$15,000	$15,000
Shareholders’ deficit	$(45,847)	$(36,583)	$(25,720)

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands except share and per share amounts)

On November 23, 2020, GigCapital2, Inc. announced the pending merger of a series of integrated merger transactions.

On November 23, 2020, GigCapital2 announced that it executed the UpHealth Business Combination Agreement.

Also, on November 23, 2020, GigCapital2 also announced that it executed the Cloudbreak Business Combination Agreement.

UpHealth has previously or contemporaneously entered into separate merger agreements with respect to the acquisitions by UpHealth of Behavioral Health Services, Innovations Group, Thrasys, TTC Healthcare, and a share purchase agreement providing for the purchase of 99% or more of the equity interests of Glocal. All of these entities have been acquired or are probable of being acquired under US GAAP and are therefore included in the pro forma financial statements contained herein.

The UpHealth Business Combination Agreement

Pursuant to the terms of the UpHealth Business Combination Agreement, GigCapital2 will acquire UpHealth through the statutory merger of UpHealth Merger Sub with and into UpHealth, with UpHealth surviving the merger as a wholly owned subsidiary of GigCapital2. At the effective time of the UpHealth Business Combination, each share of UpHealth Common Stock will be canceled and converted into the right to receive a number of shares of GigCapital2 Common Stock equal to the Exchange Ratio. The Exchange Ratio will be equal to the Aggregate Merger Consideration divided by the sum of the aggregate number of shares of UpHealth Common Stock issued and outstanding immediately prior to the effective time of the UpHealth Business Combination. The Aggregate Merger Consideration shall not exceed 99,000,000 shares of GigCapital2 Common Stock, subject to certain adjustments, less the Thrasys Incentive Amount. UpHealth and Innovations Group previously entered into a merger agreement for UpHealth to acquire Innovations Group. UpHealth also has previously entered into a share purchase agreement providing for the purchase of 99% or more of the equity interests of Glocal. The Aggregate Merger Consideration may be reduced by certain shares and debt assumption thresholds if the Innovations Group and Glocal acquisitions are not complete.

The Cloudbreak Business Combination

Pursuant to the terms of the Cloudbreak Business Combination Agreement (and any terms used in this paragraph that are not otherwise defined are as defined in the Cloudbreak Business Combination Agreement), GigCapital2 will acquire Cloudbreak through the statutory merger of Cloudbreak Merger Sub with and into Cloudbreak, with Cloudbreak surviving the merger as a wholly owned subsidiary of GigCapital2. At the effective time of the Cloudbreak Business Combination: (i) each Cloudbreak Unit (and the membership interests represented thereby) issued and outstanding immediately prior to the Closing shall be converted into the right to receive a number of shares of GigCapital2 Common Stock equal to the Common Unit Exchange Ratio (together with any Business Combination Share Adjustment to which each Common Unit is entitled, the “Common Unit Merger Consideration”); (ii) each Series A Preferred Unit (and the membership interests represented thereby) issued and outstanding immediately prior to the Closing shall be converted into the right to receive a number of shares of GigCapital2 Common Stock equal to the Preferred Unit Exchange Ratio (in addition to any Business Combination Share Adjustment to which each Series A Preferred Unit is entitled); and (iii) each option that is outstanding and unexercised immediately prior to the Closing, whether vested or unvested, shall be assumed by GigCapital2 and converted into an option to purchase a number of shares of GigCapital2 Common Stock in an amount set forth on the Allocation Schedule, which amount shall be equal to the product of (a) the number of Cloudbreak Units subject to such option, multiplied by (b) the Common Unit Exchange Ratio (each such converted option, an “Exchanged Option”). Each holder of Exchanged Options shall also be entitled to any Business Combination Share Adjustment made pursuant to the Cloudbreak Business Combination Agreement.

Additionally, immediately prior to the Closing, each common warrant shall convert into Common Units in accordance with their terms. The aggregate number of shares of GigCapital2 Common Stock issuable at the closing of the Cloudbreak Business Combination, and upon the exercise of all Exchanged Options on a net exercise basis, shall equal 11,000,000 shares of GigCapital2 Common Stock.

Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with the Company treated as the legal acquirer. Under ASC 805, one of the UpHealth merger entities, Thrasys, was determined to be the ultimate accounting acquirer for the UpHealth mergers. The following tables set forth an unaudited pro forma condensed combined balance sheet as of September 30, 2020, and unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the twelve months ended December 31, 2019 (as adjusted for conforming presentation periods for Glocal, a March 31 year-end). The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the Business Combinations as if they had occurred on that date. The pro forma balance sheet data is derived from the unaudited historical financial statements of GigCapital2 and the unaudited historical financial statements of the merger entities as of September 30, 2020. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2019 and for the nine months ended September 30, 2020 have been prepared to illustrate the effects of the Business Combination, as if it had occurred on January 1, 2019 and January 1, 2020, respectively. The pro forma condensed combined statement of comprehensive income (loss) operations data is derived from the audited financial statements of GigCapital2 for the year ended December 31, 2019, the unaudited financial statements of GigCapital2 for the nine months ended September 30, 2020, the audited financial statements of each of the UpHealth and Cloudbreak merger entities for the years ended December 31, 2019, and the unaudited financial statements of the UpHealth and Cloudbreak merger entities for the nine months ended September 30, 2020.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (i) directly attributable to the Business Combination, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined statements of operations reflect non-recurring transaction charges directly related to the Business Combinations that the combined company has incurred in furtherance of consummation of the Business Combination, as well as transaction costs incurred, but not yet recorded, subsequent to September 30, 2020. Further, the tax rate used for these unaudited pro forma condensed combined financial statements is an estimated effective tax rate, which will likely vary from the actual effective rate in periods subsequent to the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the Business Combinations been consummated prior to September 30, 2020, nor are they necessarily indicative of future results of operations. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. The fair value of each of the merger entities’

identifiable tangible and intangible assets acquired and liabilities assumed are based on preliminary estimates and are subject to adjustment as, and if, more information is obtained within twelve months of the consummation of the Business Combination. As of the date of filing of this Form S-4 to which the following unaudited pro forma condensed combined financial statements are attached, the Company has not completed the detailed valuation work necessary to finalize the required estimated fair values of the merger entities’ assets acquired and liabilities assumed and related allocation of purchase price. The purchase price allocation and related depreciation and amortization included in the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of preparing these unaudited pro forma condensed combined financial statements. Management anticipates that the values assigned to the assets acquired and liabilities assumed will be finalized during the one-year measurement period following the date of completion of the Business Combination. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. In addition, certain reclassifications have been made to the merger entities’ historical financial statements to conform to the presentation used in the Company’s historical financial statements. Such reclassifications had no effect on the merger entities’ previously reported financial position or results of operations.

The unaudited pro forma condensed combined financial statements do not include any adjustments for the anticipated benefits from cost savings or synergies of GigCapital2 and the merger entities’ operating as a combined company or for liabilities resulting from integration planning, as management is in the process of making these assessments. However, liabilities ultimately may be recorded for additional costs in subsequent periods related to all merger entity companies, including severance, relocation or retention costs related to employees of the merger entities, as well as other costs associated with integrating and/or restructuring the companies. The ultimate recognition of such costs and liabilities would affect amounts in the unaudited pro forma condensed combined financial statements, and such costs and liabilities could be material.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	audited historical financial statements of the Company as of December 31, 2019 and for the period from March 6, 2019 (date of inception) through December 31, 2019;

•

unaudited historical financial statements of the Company as of and for the nine months ended September 30, 2020 and included in GigCapital2’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2020

•	audited historical consolidated financial statements of the merger entities as of and for the year ended December 31, 2019 (twelve months ended March 31, 2020 for Glocal); and

•	unaudited historical consolidated financial statements of the merger entities as of and for the nine months ended September 30, 2020.

The unaudited pro forma condensed combined financial statements have been prepared using two different levels of assumed redemptions of Common Stock:

•	Assuming No Redemption: This scenario assumes that no additional shares of Common Stock are redeemed; and

•

Assuming Maximum Redemption: This scenario assumes that 11,452,523 shares of Common Stock are redeemed for an aggregate payment of approximately $116,000,000 (based on the estimated per share redemption price of approximately $10.10 per share based on the fair value of marketable securities held in the Trust Account as of January 31, 2021 of approximately $168,000,000) from the Trust Account. The Business Combination Agreements provide that each of UpHealth’s and Cloudbreak’s obligation to consummate the Business Combinations, as applicable, is conditioned on the funds in the Trust Account being no less than an aggregate amount of $150,000,000. Furthermore, under the terms of the Convertible Note Subscription Agreements, a condition to the closing of the transactions contemplated by those agreements is that at least $50,000,000 of the $150,000,000 is from the Trust Account. This scenario therefore gives effect to $50,000,000 being retained in the Trust Account. This results in public share redemptions of 11,452,523 shares for aggregate redemption payments of $116,000,000.

	Historical			UpHealth, Inc. Equivalent Pro Forma Per Share Data		Combined Pro Forma
	GigCapital2, Inc and subsidiaries	UpHealth Holdings, Inc. and subsidiaries		Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations—Nine Months ended September 30, 2020
Book value per Share(4)	$8.79	$41.22		$54.69	$49.27	$4.97	$4.48
Net loss available to common stockholders	$(9,952)	$3,464		$–	$–	$(69,917)	$(69,917)
Net loss per share available to common stockholders—basic and diluted(4)	$(0.61)	$0.38		$(5.68)	$(6.20)	$(0.52)	$(0.56)
Cash dividends per share(3)	$–	$–		$–	$–	NA	NA
Weighted average shares outstanding—basic and diluted	16,218,968	9,000,000				135,512,863	124,060,340
Selected Unaudited Pro Forma Condensed Combined Statement of Operations—12-month period ended December 31, 2019 and Period from March 6, 2019 (Date of Inception) through December 31, 2019(2)
Book value per share(4)	N/A (1)	N/A	(1)	N/A (1)	N/A (1)	N/A (1)	N/A (1)
Net loss available to common stockholders	$(11,026)	$4,800				$(48,031)	$(48,031)
Net loss per share available to common stockholders—basic and diluted(4)	(0.70)	0.53		$(3.91)	$(4.28)	(0.36)	(0.39)
Cash dividends per share (3)	$–	$–		$–	$–	NA	NA
Weighted average shares outstanding—basic and diluted	15,836,966	9,000,000				135,029,122	123,516,697

(1)	Pro forma balance sheet as of December 31, 2020 is not required and as such, no such calculation is included in this table.
(2)

For the GigCapital2, Inc. and Subsidiaries the 12-month period is the 12 months ended December 31, 2019 for Cloudbreak and the period from March 6, 2019 (Date of Inception) through December 31, 2019 for GigCapital2. For UpHealth Holdings, Inc. and subsidiaries the 12-month period is the 12-month period ended December 31, 2019.

(3)	No dividends have been paid by the Company or UpHealth Holdings, Inc.

(4)

The equivalent pro forma basic per share data for UpHealth Holdings, Inc. are derived by multiplying the expected exchange ratio (11.00) in the Business Combinations by the unaudited pro forma combined per share data. pro forma combined per share data.

Calculation of Exchange Ratio	Scenario 1	Scenario 2
UpHealth Holdings, Inc. Shares outstanding	9,000,000	9,000,000
GigCapital2, Inc. Shares to receive	99,000,000	99,000,000

Per Share Exchange Ratio	11.00	11.00

COMPARATIVE SHARE INFORMATION

The following tables set forth:

•

Historical combined per share information of the Company and subsidiaries and UpHealth Holdings, Inc. and subsidiaries for the nine months ended September 30, 2020 and for the twelve-month period ended December 31, 2019 and for the period from March 6, 2019 (inception) through December 31, 2019; and

•

unaudited pro forma per share information of the post-combination company for the nine months ended September 30, 2020 and for the twelve months ended December 31, 2019 after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•

Scenario 1—Assuming no additional redemptions of public shares for cash: This scenario assumes that none of the Company’s stockholders exercise redemption rights upon Closing of the Business Combination; and

•

Scenario 2—Assuming maximum redemptions of public shares for cash: This scenario assumes the company’s stockholders exercise their redemption rights with respect to a maximum of 11,512,425 public shares upon consummation of the Business Combinations at a redemption price of approximately $10.10 per share.

The pro forma net loss per share information reflects the Business Combination contemplated by the Business Combination Agreements as if it had occurred at the beginning of the respective periods. This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of the Company, Cloudbreak and UpHealth, and the accompanying notes to such financial statements, that are included in this prospectus. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combinations had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Uncertainties that could impact UpHealth’s financial condition include risks that affect its operations and outlook such as increases in costs, disruption of supply or shortage of raw materials, including as a result of the COVID-19 pandemic. For more information on the risks that could impact UpHealth’s financial condition and results of operations, please see the section entitled “Risk Factors.”

You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

	Historical			UpHealth, Inc. Equivalent Pro Forma Per Share Data		Combined Pro Forma
	GigCapital2, Inc and subsidiaries	UpHealth Holdings, Inc. and subsidiaries		Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)	Scenario 1 (Assuming No Additional Redemptions into Cash)	Scenario 2 (Assuming Maximum Redemptions into Cash)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations—Nine Months ended September 30, 2020
Book value per Share(4)	$8.79	$41.22		$54.69	$49.27	$4.97	$4.48
Net loss available to common stockholders	$(9,952)	$3,464		$–	$–	$(69,917)	$(69,917)
Net loss per share available to common stockholders—basic and diluted(4)	$(0.61)	$0.38		$(5.68)	$(6.20)	$(0.52)	$(0.56)
Cash dividends per share(3)	$–	$–		$–	$–	NA	NA
Weighted average shares outstanding—basic and diluted	16,218,968	9,000,000				135,512,863	124,060,340
Selected Unaudited Pro Forma Condensed Combined Statement of Operations—12-month period ended December 31, 2019 and Period from March 6, 2019 (Date of Inception) through December 31, 2019(2)
Book value per share(4)	N/A (1)	N/A	(1)	N/A (1)	N/A (1)	N/A (1)	N/A (1)
Net loss available to common stockholders	$(11,026)	$4,800				$(48,031)	$(48,031)
Net loss per share available to common stockholders—basic and diluted(4)	(0.70)	0.53		$(3.91)	$(4.28)	(0.36)	(0.39)
Cash dividends per share(3)	$–	$–		$–	$–	NA	NA
Weighted average shares outstanding—basic and diluted	15,836,966	9,000,000				135,029,122	123,516,697

(1)	Pro forma balance sheet as of December 31, 2020 is not required and as such, no such calculation is included in this table.
(2)

For the GigCapital2, Inc. and Subsidiaries the 12-month period is the 12 months ended December 31, 2019 for Cloudbreak and the period from March 6, 2019 (Date of Inception) through December 31, 2019 for GigCapital2. For UpHealth Holdings, Inc. and subsidiaries the 12-month period is the 12-month period ended December 31, 2019.

(3)	No dividends have been paid by the Company or UpHealth Holdings, Inc.

(4)

The equivalent pro forma basic per share data for UpHealth Holdings, Inc. are derived by multiplying the expected exchange ratio (11.00) in the Business Combinations by the unaudited pro forma combined per share data. pro forma combined per share data.

Calculation of Exchange Ratio	Scenario 1	Scenario 2
UpHealth Holdings, Inc. Shares outstanding	9,000,000	9,000,000
GigCapital2, Inc. Shares to receive	99,000,000	99,000,000

Per Share Exchange Ratio	11.00	11.00

	Scenario 1 Combined (Assuming No Additional Redemptions Into Cash)		Scenario 2 Combined (Assuming Maximum Redemptions Into Cash)
	Nine Months Ended September 30, 2020	Twelve Months Ended December 31, 2019 and Period from March 6, 2019 (Inception) through December 31, 2019	Nine Months Ended September 30, 2020	Twelve Months Ended December 31, 2019 and Period from March 6, 2019 (Inception) through December 31, 2019
Weighted-average common shares outstanding, basic and diluted:
GigCapital2 weighted average shares outstanding(1)	5,218,968	4,675,325	5,218,968	4,675,325
Sale of additional GigCapital2 shares in conjunction with the Business Combination	3,000,000	3,000,000	3,000,000	3,000,000
GigCapital2 shares subject to redemption reclassified to equity	16,403,019	16,462,921	4,950,496	4,950,496
Rights converted to shares upon business combination(2)	890,876	890,876	890,876	890,876
Shares issued to UpHealth in business combination	99,000,000	99,000,000	99,000,000	99,000,000
Shares issued to Cloudbreak in business combination	11,000,000	11,000,000	11,000,000	11,000,000

Weighted-average common shares outstanding, basic and diluted:	135,512,863	135,029,122	124,060,340	123,516,697

Percent of shares owned by GigCapital2	19%	19%	11%	11%
Percent of shares owned by UpHealth	73%	73%	80%	80%
Percent of shares owned by Cloudbreak	8%	8%	9%	9%

(1)	Derived from the historical financial statements for the nine-months ended September 30, 2020 and the period from March 6, 2019 (inception) through December 31, 2019.
(2)	Reflects the conversion at the time of the business combination of the outstanding Rights to shares at 1/20 share per Right.

	Nine Months Ended September 30, 2020	Twelve Months Ended December 31, 2019 and Period from March 6, 2019 (Inception) through December 31, 2019	Nine Months Ended September 30, 2020	Twelve Months Ended December 31, 2019 and Period from March 6, 2019 (Inception) through December 31, 2019
Weighted-average common shares outstanding, basic and diluted:
GigCapital2	25,512,863	25,029,122	14,060,340	13,516,697
UpHealth	99,000,000	99,000,000	99,000,000	99,000,000
Cloudbreak	11,000,000	11,000,000	11,000,000	11,000,000

Weighted-average common shares, basic and diluted:	135,512,863	135,029,122	124,060,340	123,516,697

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this prospectus, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combinations and the proposals to be voted on at the Special Meeting. The following risk factors that apply to the business and operations of New UpHealth will also apply to the business and operations of the post-combination company following the completion of the Business Combinations. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combinations, and may harm the business, cash flows, financial condition and results of operations of the post-combination company. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of New UpHealth and the post-combination company. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” New UpHealth may face additional risks and uncertainties that are not presently known to it, or that UpHealth or Cloudbreak, as applicable, currently deems immaterial, which may also impair New UpHealth’s business or financial condition. The following discussion should be read in conjunction with the consolidated financial statements and notes to the financial statements included herein. Additional risks, beyond those summarized below may apply to our activities or operations as currently conducted or as we may conduct them in the future or in the markets in which we operate or may in the future operate. Consistent with the foregoing, we are exposed to a variety of risks, including risks associated with:

Our limited operating history as a combined company makes it difficult to evaluate our current business and future prospects;

•	The impact of health epidemics, including the COVID-19 pandemic, on our business, financial condition, growth and the actions we may take in response thereto;

•	The high degree of uncertainty of the level of demand for and market utilization of our solutions;

•	Substantial regulation and the potential for unfavorable changes to, or failure by us to comply with, these regulations, which could substantially harm our business and operating results;

•	The risk that the proposed acquisition of Innovations Group and the remaining equity interests in Glocal may not be completed;

•	Our dependency upon third-party service providers for certain technologies;

•	Increases in costs, disruption of supply or shortage of materials, which could harm our business;

•	Developments and projections relating to our competitors and industry;

•	The unavailability, reduction or elimination of government and economic incentives, which could have a material adverse effect on our business, prospects, financial condition and operating results;

•	Our management team’s limited experience managing a public company;

•	The possibility of our need to defend ourselves against fines, penalties and injunctions if we are determined to be promoting products for unapproved uses;

•	Concentration of ownership among our existing executive officers, directors and their respective affiliates, which may prevent new investors from influencing significant corporate decisions;

•	The lack of assurance that the combined company’s Common Stock will be approved for listing on NYSE or that the combined company will be able to comply with the continued listing standards of NYSE;

•

If the benefits of the Business Combinations do not meet the expectations of investors or securities analysts, the potential for the market price of the Company’s securities or, following the Closing, the post-combination company’s securities, may decline;

•	The risk that the proposed Business Combinations disrupt current plans and operations of our business as a result of the announcement and consummation of the transactions described herein; and

•

Following the consummation of the Business Combinations, the post-combination company’s significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Risks Relating to New UpHealth

The risk factors referenced below relate to New UpHealth, assuming the completion of the acquisition of Innovations Group and purchase of the remaining equity interests of Glocal, and after the consummation the Business Combinations. See “Information about New UpHealth.” Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to New UpHealth.

Risks Relating to New UpHealth’s Business and Industry

Our limited operating history as a combined company and evolving business make it difficult to evaluate our current business and future prospects and increases the risk of your investment.

Our limited operating history and rapidly evolving business make it difficult to evaluate our current business, future prospects and plan for growth. UpHealth began offering products and services as a combined entity late in 2020. See “Information about New UpHealth.” New UpHealth will offer products and services as a combined entity following the consummation of the Business Combinations. We will continue to encounter significant risks and uncertainties frequently experienced by growing companies in rapidly changing and heavily regulated industries, such as attracting new customers, users and healthcare providers to our platform; retaining customers and encouraging them to utilize new offerings that we make available; competition from other companies; hiring, integrating, training and retaining skilled personnel; verifying the identity of customers, users and credentials of providers serving our customers; developing new solutions; determining prices for our solutions; unforeseen expenses; challenges in forecasting accuracy; and new or adverse regulatory developments affecting the use of digital health, pharmaceutical products, diagnostics, technology platforms or other aspects of the healthcare industry. Additional risks include our ability to effectively manage growth and process, and to store, protect, and use personal data in compliance with governmental regulations, contractual obligations and other legal obligations related to privacy and security. Further, because we depend, in part, on market acceptance of our newer and future services, it is difficult to evaluate trends that may affect our business and whether our expansion will be profitable. If we have difficulty launching new solutions, our reputation may be harmed and our business, financial condition and results of operations may be adversely affected. If our assumptions regarding these and other similar risks and uncertainties that relate to our business, which we use to plan our business, are incorrect or change as we gain more experience operating our platform or expand into the treatment of new conditions, or if we do not address these challenges successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

It remains unclear how the ongoing coronavirus (COVID-19) pandemic may impact our business, financial condition, results of operations and growth.

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious outbreak, which has continued to spread, and the related adverse public health developments, including orders to shelter-in-place, travel restrictions and mandated business closures, have adversely affected workforces, organizations, customers, economies and financial markets globally, leading to an economic downturn and increased market volatility. The duration and severity of this pandemic is unknown and the extent of the business disruption and financial impact depend on factors beyond our knowledge and control making it difficult for us to accurately predict the duration or magnitude of the adverse results of the outbreak and its effects on our business, results of operations or financial condition at this time, but such effects may be material.

Continued shelter-in-place, quarantine, hospital requisitions, or related measures to combat the spread of COVID-19, as well as the perceived need by individuals to continue such practices to avoid infection, among other factors, could harm our results of operations and revenue, business and financial condition. These measures and practices have resulted in temporary closures of some of our offices, the offices and practices of our customers, and may also result in delays in entry into new markets and expansion in existing markets. In addition, customers who utilize our services or products in connection with in-office healthcare procedures, as well as our businesses that provide in-office healthcare procedures, may experience a loss in revenue associated with such measures and practices, potentially negatively impacting their ability or willingness to pay us. In addition, due to the shelter-in-place orders across the globe, several of our businesses have implemented work-from-home policies for many employees which may impact productivity and disrupt our business operations. Generally, we have seen our businesses rebound from an initial negative impact at the start of the pandemic. However, given the unpredictable nature of the COVID-19 pandemic, we may in the future experience additional negative impacts on our operations, revenues, expenses, collectability of accounts receivables and other money owed, capital expenditures, liquidity and overall financial condition by disrupting or delaying delivery of materials and products in the supply chain for our offices, causing staffing shortages, or increasing capital expenditures due to the need to buy incremental hardware.

Healthcare organizations around the world have faced and will continue to face, substantial challenges in treating patients with COVID-19, such as the diversion of hospital staff and resources from ordinary functions to the treatment of patients with COVID-19, supply, resource and capital shortages and overburdening of staff and resource capacity. In the United States, governmental authorities have also recommended, and in certain cases required, that elective, specialty and other procedures and appointments, including certain primary care services, be suspended or canceled to avoid non-essential patient exposure to medical environments and potential infection with COVID-19 and to focus limited resources and personnel capacity toward the treatment of patients with COVID-19. These measures may divert patients away from our businesses that provide products and services direct to consumers and from procedures in healthcare facilities that utilize our products and services, which could harm our results of operations and revenue.

Our continued access to sources of liquidity also depend on multiple factors, including global economic conditions, the condition of global financial markets, the availability of sufficient amounts of financing and our operating performance. There is no guarantee that debt or equity financing will be available in the future to fund our obligations, or that it will be available on commercially reasonable terms, in which case we may need to seek other sources of funding.

The COVID-19 pandemic has increased interest in and customer use of digital health solutions. We cannot guarantee that this increased interest or usage will continue after the pandemic has subsided.

Due to COVID-19, digital health has seen a steep increase in use across the healthcare industry, in part due to governmental waivers of statutory and regulatory restrictions that have historically limited how digital health may be used in delivering care in certain jurisdictions. We do not know if this relaxation of regulatory barriers resulting from COVID-19 will remain or for how long. There is renewed focus on digital health and the expanded use of digital health services and related technology among legislatures and regulators due to COVID-19, which could result in regulatory changes inconsistent with, or that place additional restrictions on, our current business model or operations in certain jurisdictions. If customer adoption of digital health generally, or our platform in particular, materially decreases as COVID-19 restrictions are lifted, or if COVID-19 results in regulatory changes that limit our current activities, our industry, business and results of operations will be adversely affected.

The level of demand for and market utilization of our solutions are subject to a high degree of uncertainty.

With respect to our digital health services, the market for digital health services and related technology is in the early stages of development and characterized by rapid change and volatility. As digital health specialty consultation workflows and related business drivers continue to evolve, the level of demand for and market utilization of our digital health services and platform remain subject to a high degree of uncertainty. Our success will depend to a substantial extent on the willingness of our customers to use, and to increase the frequency and extent of their utilization of, our products and services and our ability to demonstrate the value of digital health to employers, health plans, government agencies and other purchasers of healthcare for beneficiaries in our key digital health markets. If healthcare provider and payer organizations and government agencies and health ministries do not recognize or acknowledge the benefits of our digital health services or software platform or if we are unable to reduce healthcare costs or generate positive health outcomes, then the market for our solutions might not further develop, or it might develop more slowly than we expect. Similarly, negative publicity regarding patient confidentiality and privacy in the context of technology-enabled healthcare or concerns about our solutions or the digital health market as a whole could limit market acceptance of our solutions. If our customers do not perceive the benefits of our solutions, then our market may not develop at all, or it may develop more slowly than we expect. Achieving and maintaining market acceptance of our solutions could be negatively affected by many factors, including:

•	the popularity, pricing and timing of digital health consultation services being launched and distributed by us and our competitors;

•	general economic conditions, particularly economic conditions adversely affecting discretionary and reimbursable healthcare spending;

•	federal and state policy initiatives impacting the need for and pricing of digital health services;

•	changes in customer needs and preferences;

•	the development of specialty care practice standards or industry norms applicable to digital health consultation services;

•	the availability of other forms of medical and digital health assistance;

•

lack of additional evidence or peer-reviewed publication of clinical evidence supporting the safety, ease-of-use, cost-savings or other perceived benefits of our solutions over competitive products or other currently available methodologies;

•	perceived risks associated with the use of our solutions or similar products or technologies generally; and

•	critical reviews and public tastes and preferences, all of which change rapidly and cannot be predicted.

In addition, our solutions may be perceived by our customers or potential customers to be more complicated or less effective than traditional approaches, and they may be unwilling to change their current healthcare practices. Healthcare providers are often slow to change their medical treatment practices for a variety of reasons, including perceived liability risks arising from the use of new products and services and the uncertainty of third-party reimbursement. Accordingly, healthcare providers may not recommend our solutions until there is sufficient evidence to convince them to alter their current approach. Any of these factors could adversely affect the demand for and market utilization of our solutions, which would have a material adverse effect on our business, financial condition and results of operations.

Our business could be adversely affected by legal challenges to our business model or by actions restricting our ability to provide the full range of our products and services in certain jurisdictions.

Our ability to conduct digital health services, medical services and pharmacy services in a particular jurisdiction is directly dependent upon the applicable laws governing remote healthcare, the practice of medicine, pharmacy licensure requirements and healthcare delivery in general in such location, which are subject to changing political, regulatory and other influences. With respect to digital health consult services, in the past, state medical boards have established rules or interpreted existing rules in a manner that has limited or restricted the ability to conduct business in accordance with a model utilized in other states or countries. Such actions could result in litigation and the suspension or modification of digital health consult operations in certain states or countries. The extent to which a jurisdiction considers particular actions or relationships to constitute practicing medicine is subject to change and to evolving interpretations by medical boards, state attorneys general and other regulatory or administrative bodies (both domestic and international), among others with broad discretion. Accordingly, we must monitor our compliance with laws in every jurisdiction in which we operate, on an ongoing basis, and we cannot provide assurance that our activities and arrangements, if challenged, will be found to be in compliance with such laws. Additionally, it is possible that the laws and rules governing the practice of medicine, including remote healthcare or pharmacy, in one or more jurisdictions may change in a manner that is detrimental to our business. If a successful legal challenge or an adverse change in the relevant laws were to occur, and we were unable to adapt our business model accordingly, our operations in the affected jurisdictions would be disrupted, which could have a material adverse effect on our business, financial condition and results of operations.

In order to support the growth of our business, we may need to seek capital through new equity or debt financings, and such sources of additional capital may not be available to us on acceptable terms or at all.

The prior operations of our subsidiary companies consumed substantial amounts of cash since their respective inceptions. We intend to continue to make significant investments to support our business growth, respond to business challenges or opportunities, develop new applications and services, enhance our existing solutions and services, enhance our operating infrastructure and potentially acquire complementary businesses and technologies. For the years ended December 31, 2019, and 2018, for all acquired or to be acquired subsidiaries, aggregate net cash provided by (used in) operating activities was $9.4 million and $10.4 million, respectively.

Our future capital requirements may be significantly different from our current estimates and will depend on many factors, including our growth rate, both organically and through acquisitions, the timing and extent of spending to support development efforts, the expansion of sales and marketing activities, the introduction of new or enhanced services and the continuing market acceptance of digital health. Accordingly, we may need to engage in additional equity or debt financings or collaborative arrangements to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common Stock. Any debt financing secured by us in the future could involve additional restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, during times of economic instability, including as a result of the COVID-19 pandemic, it has been difficult for many companies to obtain financing in the public markets or to obtain debt financing, and we may not be able to obtain additional financing on commercially reasonable terms, if at all. If we are unable to obtain adequate financing on terms satisfactory to us, it could have a material adverse effect on our business, financial condition and results of operations.

There is a high degree of uncertainty regarding the implementation and impact of the CARES Act and future stimulus legislation, if any. There can be no assurance as to the total amount and types of assistance we will receive or that we will be able to benefit from provisions intended to increase access resources and ease regulatory burdens for healthcare providers.

The Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, which was signed into law on March 27, 2020, provides a substantial stimulus and assistance package intended to address the impact of the COVID-19 pandemic, including tax relief and government loans, grants and investments. The legislation, as amended, provides for $175 billion in relief funds to hospitals and other healthcare providers on the front lines of the coronavirus response to support healthcare related expenses or lost revenue attributable to COVID-19 and to ensure uninsured Americans can get testing and treatment for COVID-19. As a result, our providers have received payments form the Provider Relief Fund (“PRF”) of $228,794 in 2020.

Payments from the PRF are intended to compensate healthcare providers for lost revenues and incremental healthcare related expenses attributable to coronavirus incurred in response to the COVID-19 pandemic. The

Department of Health and Human Services (“HHS”) has stated that PRF payments are not loans and will not need to be repaid. However, as a condition to the receipt of funds, we and any other providers must agree to detailed sets of terms and conditions. HHS has indicated that the terms and conditions may be subject to ongoing changes and reporting. Additionally, HHS has issued a Post-Payment Notice of Reporting Requirements (“Reporting Requirements”) that outlines the process under which providers will report their use of payments from the PRF. To the extent HHS modifies the Reporting Requirements and terms and conditions, it may affect our ability to comply and may require the return of funds. In accordance with the terms and conditions, however, we believe that we have utilized these funds to prevent, prepare for, and respond to coronavirus, and the PRF funds have reimbursed us only for healthcare related expenses and lost revenues attributable to coronavirus.

Certain of our subsidiaries received economic stimulus under the CARES Act. If such funding is not forgiven and is required to be repaid pursuant to the terms of the CARES Act or related guidance, our business, results of operations, and financial condition may be materially and adversely affected.

Section 1102 of the CARES Act established the Paycheck Protection Program, or PPP, which provided additional funding for small businesses, as defined by the Small Business Administration (“SBA”), to keep workers employed during the COVID-19 pandemic. In April 2020, Thrasys, TTC Healthcare, BHS, and Innovations Group applied for and received PPP funding from various banks in the aggregate amount of $4,653,500. Proceeds can only be used for specified covered purposes including payroll, mortgage interest, rent and utilities in accordance with the CARES Act. Each of the PPP loans has a two-year term and bears interest at a rate of 1.0% per annum. To the extent proceeds are used for these covered purposes, some or all of the related principal balances may be forgiven. Each of the subsidiaries spent their respective proceeds on covered purposes. On October 2, 2020, the SBA issued a Procedural Notice with respect to PPP loans and changes of ownership. If required, each of the subsidiaries that borrowed PPP loans has or is in the process of notifying the PPP lenders of the contemplated change of ownership transaction and has provided the PPP lenders with a copy of the proposed agreements or other documents that would effectuate the proposed transaction. Each subsidiary that borrowed PPP loans has or is in the process of completing their forgiveness applications reflecting their respective use of all of their PPP loan proceeds and submitting the forgiveness applications, together with any supporting documentation, to the PPP lender; and taking other required actions.

We cannot provide assurance that the original principal and interest amounts under the respective PPP loans will be forgiven. If it is determined that any of the subsidiaries that borrowed PPP loans were ineligible to receive their respective PPP loan or determined that any of the subsidiaries that borrowed PPP loans did not comply with requirements after receiving their respective PPP loan, they may be required to repay their respective PPP loan in its entirety and/or be subject to additional penalties (potentially including civil and criminal fines and penalties) and adverse publicity, which could have a material adverse effect on our business, results of operations, and financial condition. Additionally, the SBA may audit any PPP loan, as appropriate. Should any of the subsidiaries that borrowed PPP loans be audited or reviewed by federal or state regulatory authorities, such audit or review could result in the diversion of management’s time and attention, generation of negative publicity, the incurrence of additional legal and reputational costs, and potential exposure to civil and criminal liability. Any of these events could have a material adverse effect on our business, results of operations, and financial condition.

The acquisition of Innovations Group is subject to customary closing conditions as well as other uncertainties and there can be no assurances as to whether and when this acquisition may be completed.

There can be no assurance that the proposed acquisition of Innovations Group will occur. Completion of the acquisition is subject to certain customary closing conditions, including third-party approvals. Satisfaction of the closing conditions may delay the completion of the acquisitions, and if certain closing conditions are not satisfied prior to the closing date, as applicable, the parties will not be obligated to complete the acquisition. If the UpHealth Business Combination is not completed by June 30, 2021, Innovations Group can terminate the agreement.

We have incurred significant legal, accounting and financial advisory fees that are payable by us whether or not the acquisition is completed, and our management has devoted considerable time and effort in connection with the pending acquisition. In addition, the trading price of our Common Stock could be adversely affected to the extent that the current price reflects an assumption that the acquisition will be completed. Additionally, there may be changes to our strategy in the event that the acquisition does not close, as our capacity to provide pharmacy services will be limited. Any of these events could cause us to incur significant charges. For these and other reasons, failure to complete the Innovations Group acquisition could materially adversely affect our business, operating results, or financial condition.

The acquisition of Glocal is subject to a multi-step process, of which only one step has been completed. There can be no guarantee that the remaining steps will be completed in a timely manner, if at all.

The acquisition of Glocal was structured to occur in four steps. The first step concluded on November 20, 2020 when UpHealth acquired approximately 43.46% of the outstanding equity of Glocal. The second step is expected to enable UpHealth to acquire additional shares of Glocal such that it will hold, in the aggregate, 90% or more of the outstanding equity of Glocal, in a manner as permitted under the laws of the Republic of India. The parties have agreed that UpHealth shall make an investment into Glocal of a minimum amount of $3,000,000, prior to undertaking the second step. The second step also requires the receipt of certain third-party consents. The second step is expected to be completed prior to the closing of the Business Combinations, or the Closing, but will require additional financing to be obtained by UpHealth. The third step will transfer additional Glocal shares to New UpHealth and the parties have agreed that the third step will occur post-Closing after New UpHealth has sufficient cash and cash equivalents in its accounts to pay the selling shareholders of Glocal. The fourth step is anticipated to occur post-Closing and New UpHealth, as the majority shareholder, will, in conjunction with the remaining Glocal shareholders, take steps to increase its ownership in Glocal through issuance of additional shares, acquisition of remaining shares and/or through any other manner acceptable to New UpHealth and permitted under India law.

While we believe the risk of failing to complete the second step is minimal, if we do not gain majority ownership, we would have limited control over the business operations of Glocal and may not be able to integrate Glocal into our operational and growth strategies. In addition, our investment in Glocal would be shown as a minority investment on our financial statements. Failure to complete the second step could have a material adverse impact on our business, results of operations or financial condition. In addition, failure to complete the second step will result in a decrease in the consideration paid to UpHealth stockholders in the UpHealth Business Combination and would require GigCapital2 to waive a closing condition related to the same.

We also believe there is minimal risk in our ability to complete the third and fourth steps. However, if these steps are not completed, there would be minority owners of Glocal who hold less than 10% of the outstanding equity. The minority owners would have access to books and records, and liquidation or dividend rights with respect to the shares they own but will have minimal impact on UpHealth’s ability to control and manage Glocal. If the UpHealth Business Combination is not completed in time to enable the additional acquisition steps envisioned by the Glocal SPA to be completed by March 15, 2021, and the parties are unable to agree to an extension, the Glocal Share Purchase Agreement will automatically terminate and the Glocal shareholders may elect to reverse the sale to UpHealth.

We may enter into collaborations, joint ventures, strategic alliances or partnerships with third parties that may not result in the development of commercially viable solutions or the generation of significant future revenues.

In the ordinary course of our business, we may enter into collaborations, joint ventures, strategic alliances, partnerships or other arrangements to develop products and to pursue new markets. Proposing, negotiating and implementing collaborations, joint ventures, strategic alliances or partnerships may be a lengthy and complex process. Other companies, including those with substantially greater financial, marketing, sales, technology or other business resources, may compete with us for these opportunities or arrangements. We may not identify, secure, or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms or at all. We may not realize the anticipated benefits of any such transaction or arrangement. In particular, these collaborations may not result in the development of products that achieve commercial success or result in significant revenues and could be terminated prior to developing any products. Additionally, we may not own, or may jointly own with a third party, the intellectual property rights in products and other works developed under our collaborations, joint ventures, strategic alliances or partnerships.

Additionally, we may not be in a position to exercise sole decision-making authority regarding the transaction or arrangement, which could create the potential risk of creating impasses on decisions, and our future collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. It is possible that conflicts may arise with our collaborators, such as conflicts concerning the achievement of performance milestones, or the interpretation of significant terms under any agreement, such as those related to financial obligations or the ownership or control of intellectual property developed during the collaboration. If any conflicts arise with any future collaborators, they may act in their self-interest, which may be adverse to our best interest, and they may breach their obligations to us. In addition, we may have limited control over the amount and timing of resources that any future collaborators devote to our or their future products. Disputes between us and our collaborators may result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements will be contractual in nature and will generally be terminable under the terms of the applicable agreements and, in such event, we may not continue to have rights to the products relating to such transaction or arrangement or may need to purchase such rights at a premium.

We operate in highly competitive markets and face competition from large, well-established healthcare providers and more traditional retailers and pharmaceutical providers with significant resources, and, as a result, we may not be able to compete effectively. If we are unable to compete effectively, we will not be able to establish our products and services in the marketplace, and as a result, our business may not be profitable.

The markets for digital and traditional healthcare are intensely competitive, subject to rapid change and significantly affected by new product and technological introductions and other market activities of industry participants. We compete directly not only with other established digital health consult providers, epharmacy, behavioral health and integrated care management systems solutions, but also traditional healthcare providers, companies providing EHR/HIE (electronic health record / health information exchange) services, and pharmacies. Our current competitors include traditional healthcare providers, healthcare providers expanding into the digital health consult market, incumbent digital health consult providers, traditional pharmacies, mail-order and digital pharmacies and specialized software and solution providers that offer similar solutions. Our competitors include enterprise-focused companies that may enter the direct-to-consumer healthcare industry, as well as direct-to-consumer healthcare providers. The surge in interest in digital health, and in particular the relaxation of HIPAA privacy and security requirements, has also attracted new competition from providers who utilize consumer-grade video conferencing platforms. Many of our current and potential competitors may have greater name and brand recognition, longer operating histories and significantly greater resources than we do and may be able to offer products and services similar to those offered on our platform at more attractive prices than we can. We expect competition to intensify in the future as existing competitors and new entrants introduce new digital health services and software platforms or other technology to U.S. healthcare providers, particularly hospitals and healthcare systems. Further, our current or potential competitors may be acquired by third parties with greater available resources, which has recently occurred in our industry. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, our competitors have established, and may in the future establish, cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace.

New competitors or alliances may emerge that have greater market share, a larger customer base, more widely adopted proprietary technologies, greater marketing expertise and greater financial resources, which could put us at a competitive disadvantage. Our competitors could also be better positioned to serve certain segments of our current or future markets, which could create additional price pressure. In light of these factors, even if our offerings are more effective than those of our competitors, current or potential customers may accept competitive solutions in lieu of purchasing from us.

To the extent our solutions are perceived by customers and potential customers to be discretionary or otherwise non-essential, our revenues may be disproportionately affected by delays or reductions in general information technology and digital health spending. Moreover, competitors may respond to market conditions by lowering prices and attempting to lure away our customers and/or our customers may develop their own in-house solutions. In addition, the increased pace of consolidation in the healthcare industry may result in reduced overall spending on our solutions.

Our ability to compete effectively depends on our ability to distinguish our company and our offerings from our competitors and their products, and includes factors such as:

•	accessibility, ease of use and convenience;

•	price and affordability;

•	personalization;

•	brand recognition;

•	long-term outcomes;

•	breadth and efficacy of offerings;

•	market penetration;

•	marketing resources and effectiveness;

•	partnerships and alliances;

•	relationships with providers, suppliers and partners; and

•	regulatory compliance recourses.

If we are unable to successfully compete with existing and potential new competitors, we will not be able to establish our products and services in the marketplace, and as a result, our business may not be profitable. Further, our business, financial condition and results of operations will be adversely affected.

We depend on our senior management team, and the loss of one or more of our executive officers or key employees could adversely affect our business.

Our success depends largely upon the continued services of our key executive officers. Currently these executive officers are at-will employees and therefore they may terminate employment with us at any time with no advance notice. We also rely on our leadership team in the areas of research and development, marketing, services and general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. The replacement of one or more of our executive officers or other key employees would likely involve significant time and costs and may significantly delay or prevent the achievement of our business objectives, and our business would be adversely affected if we fail to adequately plan for succession of our executives and senior management. We currently do not have succession plans in place and we have employment arrangements with only a limited number of key executives. These do not guarantee that the services of these or suitable successor executives will continue to be available to us. Further, our failure to retain and motivate our current personnel could have a material adverse effect on our business, financial condition and results of operations.

We are dependent on our ability to recruit, retain and develop a large, highly skilled and diverse workforce. We must evolve our culture in order to successfully grow our business.

To continue to execute our growth strategy, we must attract and retain highly skilled personnel. Competition is intense for qualified professionals. We may not be successful in continuing to attract and retain qualified personnel. Our subsidiary companies have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled personnel with appropriate qualifications. The pool of qualified personnel with experience working in the healthcare market is limited overall. In addition, many of the companies with which we compete for experienced personnel have greater resources than us.

Our products and services and our operations require a large number of employees all over the world. Our success is dependent on our ability to evolve our culture, align our talent with our business needs, engage our employees and inspire our employees to be open to change, to innovate and to maintain customer-focus when delivering our services. As we expand internationally, we face the challenge of recruiting, integrating, educating, managing, retaining and developing a more culturally diverse workforce

In addition, in making employment decisions, particularly in high-technology industries, job candidates often consider the value of the stock options or other equity-based awards they are to receive in connection with their employment. Volatility in the price of our stock may, therefore, adversely affect our ability to attract or retain highly skilled personnel. Further, the requirement to expense stock options and other equity-based compensation may discourage us from granting the size or type of stock option or equity awards that job candidates require to join our company. Failure to attract new personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success depends, in part, on our continued ability to maintain customer access to a network of qualified healthcare providers, which include medical doctors, physician assistants and nurse practitioners. Failure to maintain such a network could have a material adverse effect on our business, financial condition and results of operations.

Our success depends, in part, on our continued ability to maintain customer access to a network of qualified healthcare providers, which include medical doctors, physician assistants and nurse practitioners. If we are unable to recruit and retain licensed physicians and other qualified providers to perform services on our platform, or develop and maintain relationships with affiliated professional entities, which we do not own, it could have a material adverse effect on our business and ability to grow and could adversely affect our results of operations. In any particular market, providers could demand higher payments or take other actions that could result in higher medical costs, less attractive service for our customers or difficulty meeting regulatory requirements. Our ability to develop and maintain satisfactory relationships with providers also may be negatively impacted by other factors not associated with us, such as pressures on healthcare providers, consolidation activity among hospitals, physician groups and other healthcare providers, changes in the patterns of delivery and payment for healthcare services and any perceived liability risks associated with the use of digital health. The failure to maintain or to secure new cost-effective arrangements that engage the providers on our platform may result in a loss of, or inability to grow, our customer base, higher costs, less attractive service for our customers and/or difficulty in meeting regulatory requirements, any of which could have a material adverse effect on our business, financial condition and results of operations.

If we fail to cost-effectively develop widespread brand awareness, our business may suffer.

We believe that developing and maintaining widespread awareness of our brand in a cost-effective manner is critical to achieving widespread adoption of our products and services and attracting new customers. Our brand promotion activities may not generate customer awareness or increase revenue, and even if they do, any increase in revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in doing so, we may fail to attract or retain customers necessary to realize a sufficient return on our brand-building efforts or to achieve the widespread brand awareness that is critical for broad customer adoption.

The emergence of new technologies may render our digital health technologies and tech-enable services obsolete or require us to expend significant resources in order to remain competitive.

The global healthcare industry is massive, with a number of large market participants with conflicting agendas, and it is subject to significant government regulation and is currently undergoing significant change. Changes in our industry, for example, such as the emergence of new technologies as more competitors enter our market, could result in our digital health solutions being less desirable or relevant.

If healthcare benefits trends shift or entirely new technologies are developed that replace existing solutions, our existing or future solutions could be rendered obsolete and our business could be adversely affected. In addition, we may experience difficulties with industry standards, design or marketing that could delay or prevent our development, introduction or implementation of new applications and enhancements.

Rapid technological change in our industry presents us with significant risks and challenges.

The global digital health market is characterized by rapid technological change, changing consumer requirements, short product lifecycles and evolving industry standards. Our success will depend on our ability to enhance our products and services with next-generation technologies and to develop or to acquire and market new services to access new consumer populations. There is no guarantee that we will possess the resources, either financial or personnel, for the research, design and development of new applications or services, or that we will be able to utilize these resources successfully and avoid technological or market obsolescence. Further, there can be no assurance that technological advances by one or more of our competitors or future competitors will not result in our present or future applications and services becoming uncompetitive or obsolete.

Natural or man-made disasters and other similar events may significantly disrupt our business and negatively impact our business, financial condition and results of operations.

Our offices may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, power outages, fires, floods, nuclear disasters and acts of terrorism or other criminal activities, which may render it difficult or impossible for us to operate our business for some period of time. Any disruptions in our operations related to the repair or replacement of our offices, could negatively impact our business and results of operations and harm our reputation. Although we maintain insurance policies covering damage to property we rent, such insurance may not be sufficient to compensate for losses that may occur. Any such losses or damages could have a material adverse effect on our business, financial condition and results of operations. In addition, our customers’ facilities may be harmed or rendered inoperable by such natural or man-made disasters, which may cause disruptions, difficulties or material adverse effects on our business.

Our business, results of operations and financial condition may fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet any projections that we may provide or the expectations of securities analysts or investors.

The operating results of our six subsidiary company businesses have in the past varied, and our operating results in the future could vary, significantly from quarter-to-quarter and year-to-year. We may fail to match past performance, our projections or the expectations of securities analysts because of a variety of factors, many of which are outside of our control. As a result, we may not be able to accurately forecast our operating results and growth rate. Any of these events could cause the market price of our Common Stock to fluctuate. Factors that may contribute to the variability of our operating results include:

•	the addition or loss of large customers, including through acquisitions or consolidations of such customers;

•	seasonal and other variations in the timing of our sales and implementation cycles, especially in the case of our large customers;

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travel restrictions, shelter in place orders and other social distancing measures implemented to combat the COVID-19 pandemic, and their respective impact on economic, industry and market conditions, customer spending budgets and our ability to conduct business;

•	the timing of recognition of revenue, including possible delays in the recognition of revenue due to unpredictable implementation timelines;

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the timing and success of introductions of new products and services by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, hospital and healthcare system customers or strategic partners;

•	the amount of operating expenses and timing related to the maintenance and expansion of our business, operations and infrastructure;

•	our ability to effectively manage the size and composition of our proprietary network of healthcare professionals relative to the level of demand for services from our customers;

•	customer renewal rates and the timing and terms of such renewals;

•	technical difficulties or interruptions in our services;

•	breaches of information security or privacy;

•	our ability to hire and retain qualified personnel;

•	changes in the structure of healthcare provider and payment systems;

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changes in the legislative or regulatory environment, including with respect to healthcare, privacy or data protection, or enforcement by government regulators, including fines, orders or consent decrees;

•	the cost and potential outcomes of ongoing or future regulatory investigations or examinations, or of future litigation;

•	political, economic and social instability, including terrorist activities and health epidemics (including the COVID-19 pandemic), and any disruption these events may cause to the global economy; and

•	changes in business or macroeconomic conditions.

The impact of one or more of the foregoing and other factors may cause our operating results to vary significantly. As such, we believe that quarter-to-quarter and year-to-year comparisons of our operating results may not be meaningful and should not be relied upon as an indication of future performance.

Developments affecting spending by the healthcare industry could adversely affect our business.

The U.S. healthcare industry has changed significantly in recent years, and we expect that significant changes will continue to occur. General reductions in expenditures by healthcare industry participants could result from, among other things:

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government regulations or private initiatives that affect the manner in which healthcare providers interact with patients, payors or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;

•	consolidation of healthcare industry participants;

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federal amendments to, lack of enforcement or development of applicable regulations for, or repeal of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (as amended, the “ACA”);

•	reductions in government funding for healthcare; and

•	adverse changes in business or economic conditions affecting healthcare payors, providers or other healthcare industry participants.

Any of these changes in healthcare spending could adversely affect our revenue. Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending in some or all of the specific market segments that we serve now or in the future. However, the timing and impact of developments in the healthcare industry are difficult to predict. We cannot assure you that the demand for our products and services will continue to exist at current levels or that we will have adequate technical, financial and marketing resources to react to changes in the healthcare industry.

Economic uncertainties or prolonged downturns in the general economy, or political changes, could disproportionately affect the demand for our solutions and adversely affect our results of operations.

Current or future economic uncertainties or prolonged downturns, including those caused by the ongoing COVID-19 pandemic, could adversely affect our business and results of operations. Negative conditions in the general economy in the United States, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political deadlock, natural catastrophes, pandemics, social unrest, warfare and terrorist attacks, could cause a decrease in funds available to our customers and potential customers and negatively affect the growth rate of our business.

These economic conditions may make it difficult for our customers and us to forecast and plan future budgetary decisions or business activities accurately, and they could cause our customers to reevaluate their decisions to purchase our solutions, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times or as a result of political changes, our customers may tighten their budgets and face constraints in gaining timely access to sufficient funding or other credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within the healthcare industry, or the effect of political changes. If the economic conditions of the general economy or the healthcare industry do not improve, or worsen from present levels, our business, financial condition and results of operations could be adversely affected.

We depend upon third-party service providers for certain technologies. If these third-party providers fail to fulfill their contractual obligations, fail to maintain or support those technologies or choose to discontinue their services, our business and operations could be disrupted, we may be exposed to third party liabilities and our results of operations may be adversely affected.

We depend upon third-party service providers for important functions of our solutions. Software, network applications and data, as well as the core video and audio system integral to our business, are hosted on third-party sites. These facilities may be vulnerable to damage or interruption from earthquakes, hurricanes, floods, fires, cyber security attacks, terrorist attacks, power losses, telecommunications failures, COVID-19 pandemic-related business disruptions and similar events. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems could result in lengthy interruptions in our ability to provide our services. The facilities also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct. Redundancies and backup systems are in place to prevent operational disruptions and data loss, but if these technologies fail or are of poor quality, our business, reputation and results of operations could be materially adversely affected. Failures or disruption in the delivery of digital health services could result in customer dissatisfaction, disrupt our operations and materially adversely affect operating results. Additionally, we have significantly less control over the technologies third parties provide to us than if we maintained and operated them ourselves. In some cases, functions necessary to some of our solutions may be performed by these third-party technologies. If we need to find an alternative source for performing these functions, we may have to expend significant money, resources and time to develop the alternative, and if this development is not accomplished in a timely manner and without significant disruption to our business, we may be unable to fulfill our obligations to customers. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services or our own systems could negatively impact our relationships with customers and adversely affect our business and could expose us to third-party liabilities.

Our management team has limited experience managing a public company, and we expect to incur significant costs as a result of operating as a public company.

Following the Business Combinations, we will be a publicly traded company and our management team has limited experience managing a publicly traded company. Our management team may not successfully or effectively manage the transition of the predecessor businesses to a public company following the Business Combinations, which will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience interacting with public company investors and securities analysts and complying with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of our business. These new obligations and constituents require significant attention from our management team and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations and financial condition. We will also need to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

We expect the rules and regulations applicable to us as a public company to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly The increased costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business, including our subsidiaries. For example, our status as a public company makes it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the level of coverage that we believe is appropriate for a public company. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Additionally, there continues to be public interest and increased legislative pressure related to environmental, social and governance, or ESG, activities of public companies. For example, there is a growing number of states requiring organizations to report their board composition as well or mandating gender diversity and representation from underrepresented communities, including New York and California. We risk negative stockholder reaction, including from proxy advisory services, as well as damage to our brand and reputation, if we do not act responsibly in a number of key areas, including diversity and inclusion, environmental stewardship, support for local communities, corporate governance and transparency and considering ESG and human capital factors in our operations.

We have recently acquired or are in the process of acquiring a total of six subsidiaries in conjunction with or through this business combination, or we may acquire other companies or technologies, which could divert our management’s attention, result in dilution to our stockholders and otherwise disrupt our operations, and we may have difficulty successfully integrating any such acquisitions or realizing the anticipated benefits of them, any of which could have an adverse effect on our business, financial condition and results of operations.

Our subsidiary companies have in the past sought, and we in the future may seek, to acquire or invest in businesses, applications and services or technologies that we believe could complement or expand our solutions, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated.

In addition, both with respect to the recent or pending acquisitions of our subsidiaries and additional businesses we may choose to acquire, we may not be able to successfully integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from the acquired business due to a number of factors, including, but not limited to:

•	management’s lack of experience in acquiring and integrating business;

•	inability to integrate or benefit from acquired technologies or services in a profitable manner;

•	unanticipated costs or liabilities, including legal liabilities, associated with the acquisition;

•	entry into new markets and locations in which we have little operating experience or experience with government rules, regulations and restrictions;

•	difficulty integrating the accounting systems, operations and personnel of the acquired business;

•	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

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difficulty converting the customers of the acquired business onto our platform and contract terms, including disparities in the revenue, licensing, support or professional services model of the acquired company;

•	diversion of management’s attention from other business concerns;

•	adverse effects to our existing business relationships with business partners and customers as a result of the acquisition;

•	the potential loss of key employees or contractors;

•	use of resources that are needed in other parts of our business; and

•	use of substantial portions of our available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of businesses we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our results of operations based on this impairment assessment process, which could adversely affect our results of operations.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our results of operations. In addition, if an acquired business fails to meet our expectations, our business, financial condition and results of operations may suffer.

If we are unable to grow, or if we fail to manage future growth effectively, our revenues may not increase and we may be unable to implement our business strategy.

Our future success depends upon our ability to grow, and if we are unable to manage our growth effectively, we may incur unexpected expenses and be unable to meet our customers’ requirements, all of which could materially adversely affect our business, financial condition and results of operations. A key aspect to managing our growth is our ability to scale our capabilities, including in response to unexpected shifts in demand for digital health, such as during the COVID-19 pandemic. To manage our current and anticipated future growth effectively, we must continue to maintain and enhance our IT infrastructure and our financial and accounting systems and controls. We must also attract, train and retain a significant number of qualified healthcare providers, sales and marketing personnel, customer support personnel, professional services personnel, software engineers, technical personnel and management personnel. The availability of such personnel, particularly healthcare providers and software engineers, may be constrained.

Our growth also depends on the acceptance of our solutions as a suitable supplement to traditional healthcare delivery systems and on our ability to overcome operational challenges. Our business model and solutions could lose their viability as a supplement to traditional healthcare delivery systems due to customer dissatisfaction or new alternative solutions. If we are unable to address the needs of our customers, or our customers are dissatisfied with the quality of our solutions, our customers may not renew their contracts, seek to cancel or terminate their relationship with us or renew on less favorable terms, any of which could cause our annual net dollar retention rate to decrease.

Our future growth will also depend, in part, on our ability to grow our revenue from existing customers, to complete sales to potential future customers, to expand our customer base, to develop new products and services and to expand internationally. We can provide no assurances that we will be successful in executing on these growth strategies or that, even if our key metrics would indicate future growth, we will continue to grow our revenue or to generate net income. Our ability to execute on our existing sales pipeline, create additional sales pipelines and expand our customer base depends on, among other things, the attractiveness of our services relative to those offered by our competitors, our ability to demonstrate the value of our existing and future services and our ability to attract and retain a sufficient number of qualified sales and marketing leadership and support personnel. In addition, our existing customers may be slower to adopt our services than we currently anticipate, which could adversely affect our results of operations and growth prospects.

We need to continue to improve our internal systems, processes and controls to effectively manage our operations and growth. We may not be able to successfully implement and scale improvements to our systems and processes in a timely or efficient manner or in a manner that does not negatively affect our operating results. For example, our systems and processes may not prevent or detect all errors, omissions or fraud, including any fraudulent activities conducted or facilitated by our employees or the providers. We may experience difficulties in managing improvements to our systems, processes and controls or in connection with third-party software, which could impair our ability to offer our platform to our customers in a timely manner, causing us to lose customers or increase our technical support costs.

As we continue to grow, including from the integration of employees and businesses acquired in connection with previous or future acquisitions, we may find it difficult to maintain important aspects of our corporate culture, which could negatively affect our profitability and our ability to retain and recruit qualified personnel who are essential for our future success. If we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy client requirements or maintain high-quality solutions. Additionally, we may not be able to expand and upgrade our systems and infrastructure to accommodate future growth.

Failure to effectively manage our growth could also lead us to over-invest or under-invest in development and operations, result in weaknesses in our infrastructure, systems or controls, give rise to operational mistakes, financial losses, loss of productivity or business opportunities and result in loss of employees and reduced productivity of remaining employees. Our growth is expected to require significant marketing and sales investments as well as focused capital expenditures and may divert financial resources from other projects such as the development of new products and services. If we are unable to effectively manage our growth, our expenses may increase more than expected, our revenues may not increase or may grow more slowly than expected and we may be unable to implement our business strategy. The quality of our services may also suffer, which could negatively affect our reputation and harm our ability to attract and retain customers.

Current or future litigation against us could be costly and time-consuming to defend.

We are subject, and in the future may become subject from time to time, to legal proceedings and claims that arise in the ordinary course of business. Litigation may result in substantial costs, settlement and judgments and may divert management’s attention and resources, which may substantially harm our business, financial condition and results of operations. Insurance may not cover such claims, provide sufficient payments to cover all of the costs to resolve one or more such claims and continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby leading analysts or potential investors to reduce their expectations of our performance, which could reduce the market price of our Common Stock.

We could experience losses or liability not covered by insurance.

Our business exposes us to risks that are inherent in the provision of digital health and remote, virtual healthcare. If customers or individuals assert liability claims against us, any ensuing litigation, regardless of outcome, could result in a substantial cost to us, divert management’s attention from operations, and decrease market acceptance of our products and services. We attempt to limit our liability to customers by contract; however, the limitations of liability set forth in the contracts may not be enforceable or may not otherwise protect us from liability for damages. Additionally, we may be subject to claims that are not explicitly covered by contract. We also maintain general liability coverage; however, this coverage may not continue to be available on acceptable terms, may not be available in sufficient amounts to cover one or more large claims against us, and may include larger self-insured retentions or exclusions for certain products. In addition, the insurer might disclaim coverage as to any future claim. A successful claim not fully covered by our insurance could have a material adverse impact on our liquidity, financial condition and results of operations.

We may become subject to professional liability claims, which could cause us to incur significant expenses, may require us to pay significant damages if not covered by insurance, and could adversely affect our business, financial condition and results of operations.

Our business entails the risk of professional liability claims against us and our affiliated professional entities. We and our affiliated professional entities have in the past and may in the future be subject to professional liability claims and, if these claims are successful, substantial damage awards. Although we maintain insurance covering medical malpractice claims in amounts that we believe are appropriate in light of the risks attendant to our business, we cannot predict the outcomes of medical malpractice cases and the effect that any claims of this nature, regardless of their ultimate outcome, could have on our business or reputation or on our ability to attract and retain customers. Professional liability insurance is expensive and insurance premiums may increase significantly in the future, particularly as we expand our services. As a result, adequate professional liability insurance may not be available to our providers or to us in the future at acceptable costs or at all.

Any claims made against us that are not fully covered by insurance could be costly to defend against, result in substantial damage awards against us and divert the attention of our management and our providers from our operations, which could have a material adverse effect on our business, financial condition and results of operations. In addition, any claims may adversely affect our business or reputation.

We will qualify as an emerging growth company as defined under the JOBS Act as well as a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Following the consummation of the Business Combinations, we will qualify an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates exceeds $700,000,000 as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of GigCapital2, Inc.’s initial public offering. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have not elected to opt out of such extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This may make comparison of our financial statements with another public company which is not an emerging growth company or is an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we will qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250,000,000 as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100,000,000 during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700,000,000 as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a publicly traded company following the consummation of the Business Combinations, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the applicable listing standards of NYSE. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on our personnel, systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting, which includes hiring additional accounting and financial personnel to implement such processes and controls. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience material weaknesses in our controls. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future.

Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of internal control over financial reporting that we will eventually be required to include in its periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Common Stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on NYSE. Our predecessor companies were not required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and were therefore not required to make a formal assessment of the effectiveness of control over financial reporting for that purpose. As a public company, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our annual report on Form 10-K for the year ended December 31, 2021. Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act or a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could cause a decline in the price of our Common Stock.

Changes in financial accounting standards may adversely affect our reported results of operations.

A change in accounting standards or practices, in particular with respect to revenue recognition, could adversely affect our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. For example, in May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which supersedes nearly all existing revenue recognition guidance under accounting principles generally accepted in the United States of America. Although the new standard permits early adoption, as a private company, Topic 606 will be effective for UpHealth for annual periods beginning after December 15, 2019, and interim reporting periods within annual reporting periods beginning after December 15, 2020. Accordingly, we will adopt Topic 606 for our annual reporting period beginning January 1, 2020, and interim reporting periods within the annual reporting period beginning January 1, 2021. We currently anticipate adopting the standard using the modified retrospective approach. We are in the process of evaluating the impact of the adoption of this new revenue standard on our consolidated financial statements. These and other changes to existing rules or the questioning of current practices may adversely affect our operating results. In addition, any difficulties in implementing this new revenue standard could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

Healthcare provider licensing and credentialing, a cost of providing professional services, can negatively impact our margins as we may incur increased expenses to utilize appropriately licensed and credentialed healthcare providers for consult demands, especially when expanding to new jurisdictions and new hospital customers.

A healthcare provider’s ability to perform digital health consults is dictated by where the healthcare provider is licensed to practice and with whom the healthcare provider is privileged to provide services. Governmental licensure and healthcare provider credentialing requirements take time to procure, often necessitating months of lead-time before a healthcare provider is able to practice in a particular jurisdiction or take consults for a particular hospital facility. Our ability to manage and anticipate healthcare provider need and prioritize licensing and credentialing could impact profit margins and expense management. As consult demands increase in areas where only a limited number of healthcare providers hold necessary licenses and credentials, those healthcare providers with appropriate licensing and credentialing to meet customer demands may assume additional overtime shifts or otherwise demand increased fees, thereby increasing our costs. Further, obtaining a license to practice medicine in a particular jurisdiction is at the discretion of the local state medical board or applicable international licensing body, and, as such, timing to achieve licensure in certain jurisdictions may be outside our ability to accomplish within expected time frames.

The estimates and assumptions on which our financial projections are based may prove to be inaccurate, which may cause our actual results to materially differ from such projections, and which may adversely affect our future profitability, cash flows and market price of our Common Stock.

UpHealth’s financial projections included in this prospectus are dependent on certain estimates and assumptions related to, among other things, growth assumptions that are inherently subject to significant uncertainties and contingencies, as well as, among other things, matters related specifically to the recent operational performance and anticipated development of our business, and are subject to significant economic, competitive, industry and other uncertainties, and may not be achieved in full, at all, or within projected timeframes. The financial projections also reflect numerous assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond our control. Furthermore, the financial projections do not take into account any circumstances or event occurring after the date they were prepared. The financial projections were not prepared with a view to public disclosure or complying with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information. UpHealth’s independent auditor has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the financial projections and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The financial projections were based on historical experience and on various other estimates and assumptions that our management believed to be reasonable under the circumstances and at the time they were made. There will be differences between actual and projected financial results, and actual results may be materially greater or materially less than those contained in the financial projections, especially in light of the increased difficulty in making such estimates and assumptions as a result of the COVID-19 pandemic. Any material variation between our financial projections and our actual results may adversely affect our future profitability, cash flows and market price of our Common Stock.

Our executive officers, directors, principal stockholders and their affiliates will have the ability to exercise significant influence over our company and all matters submitted to stockholders for approval.

Following the Closing, we expect our executive officers, directors and principal stockholders, together with their affiliates and related persons, to beneficially own shares of Common Stock representing a significant percentage of our capital stock. As a result, if these stockholders were to choose to act together, they would be able to influence our management and affairs and the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire. In addition, this concentration of ownership might adversely affect the market price of our Common Stock by:

•	delaying, deferring or preventing a change of control of us;

•	impeding a merger, consolidation, takeover or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be the sole source of gain for our stockholders.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, under the Glocal Loan Agreement (See “Certain Relationships and Related Party Transactions.”), we are currently restricted from paying cash dividends, and we expect these restrictions to continue in the future. In addition, the terms of any future debt agreements may continue to preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be the sole source of gain for our stockholders for the foreseeable future.

Risks Related to Government Regulation

Evolving government regulations may require increased costs or adversely affect our results of operations.

In a regulatory climate that is uncertain, our operations may be subject to scrutiny or reinterpretation under various laws and regulations. Healthcare is a highly regulated industry and subject to laws and regulations at the federal, state, and local level as well as evolving industry standards. Telehealth and other remote care delivery models, in particular, have experienced and will continue to experience frequently changing regulations that may differ substantially from jurisdiction to jurisdiction, including state by state. Compliance with current and future laws and regulations will likely require significant initial monetary and recurring expenses and could potentially require us to change our practices upon short notice, adding to the potential costs of compliance. These additional monetary expenditures may increase future overhead, which could have a material adverse effect on our results of operations.

We have identified what we believe are the areas of government regulation that, if changed, would be costly to us. These include: rules governing the practice of medicine by physicians; rules governing the practice of pharmacy; licensure standards for doctors, pharmacists and behavioral health professionals; laws limiting the corporate practice of medicine; fee-splitting, healthcare fraud and abuse laws; third party payor coverage and reimbursement rules; cybersecurity and privacy laws; laws and rules relating to the distinction between independent contractors and employees; prescribing of controlled substances via a remote encounter; fraud and abuse laws addressing financial relationships between healthcare entities and physicians or other referral sources; commercial and governmental payor billing; anti-kickback laws; provisions of free healthcare by the government; and tax and other laws. There could be laws and regulations applicable to our business that we have not identified or that, if changed, may be costly to us, and we cannot predict all the ways in which implementation of such laws and regulations may affect us.

In the jurisdictions in which we operate, we believe we are in compliance with all applicable laws, but, these laws and regulations are extremely complex and, in many cases, still evolving. If our operations are found to violate any of the foreign, federal, state or local laws and regulations which govern our activities, we may be subject to litigation, government enforcement actions, and applicable penalties associated with the violation, potentially including civil and criminal penalties, damages, fines, exclusion from participation in certain payor programs or curtailment of our operations. Compliance obligations under these various laws are oftentimes detailed and onerous, further contributing to the risk that we could be found to be out of compliance with particular requirements. The risk of being found in violation of these laws and regulations is further increased by the fact that in many cases, these laws have not been fully interpreted by the regulatory authorities or the courts, particularly with respect to new and emerging technologies and remote delivery of services, and may therefore be open to a variety of interpretations. In the event that we must remedy any compliance violations, we may be required to modify our services and products in a manner that undermines our solution’s attractiveness to our clients or providers or experts, we may become subject to fines or other penalties or, if we determine that the requirements to operate in compliance in such jurisdictions are overly burdensome, we may elect to terminate our operations in such places. In each case, our revenue may decline, and our business, financial condition and results of operations could be materially adversely affected.

The outbreak of the SARS-CoV-2 virus and the COVID-19 disease that it causes has evolved into a global pandemic. It is difficult to predict what impact the continued prevalence of COVID-19 will have on our business and resulting operations. At the same time, the U.S. federal and state governments have relaxed certain laws and regulations to combat the spread of the novel coronavirus, including removal of restrictions on the delivery and payment for remote healthcare services and the expansion of FDA’s enforcement discretion with respect to certain off-label uses of products that may benefit COVID-19 response and prevention efforts. These changes in the law are occurring quickly, are subject to varying interpretations, and are temporary in nature. We are closely following these changes and we are adapting our operations to quickly respond to the needs of our patients and our partners. We may interpret these changes differently than an applicable government regulator and may be subject to audits in the future. To the extent that any of our interpretations are found to be incorrect, we could be subject to enforcement action or overpayment liability. We may also need to quickly revert to past operations in the event that flexibilities resulting from the pandemic are removed and standard requirements are re-imposed. We are unable to predict the extent to which this pandemic will impact our business and operating results, including new information that may emerge concerning the virus and the actions to contain it or to treat COVID-19, among others.

Other legal, regulatory and commercial policy influences are subjecting our industry to significant changes, and we cannot predict whether new regulations or policies will emerge from U.S. federal or state governments, foreign governments, or third-party payors. Government and commercial payors may, in the future, consider healthcare policies and proposals intended to curb rising healthcare costs, including those that could significantly affect reimbursement for healthcare services. Future significant changes in the healthcare systems in the United States or elsewhere could also have a negative impact on the demand for our current and future services.

Additionally, the introduction of new services may require us to comply with additional, yet undetermined, laws and regulations. Compliance may require obtaining appropriate licenses or certificates, increasing our security measures and expending additional resources to monitor developments in applicable rules to ensure compliance. The failure to adequately comply with these future laws and regulations may delay or possibly prevent some of our products or services from being offered to customers, which could have a material adverse effect on our business, financial condition and results of operations.

The healthcare industry is highly regulated and is subject to changing political, legislative, regulatory and other influences. Existing and new laws and regulations affecting the healthcare industry could create unexpected liabilities for us, cause us to incur additional costs and restrict our operations. Many healthcare laws are complex, and their application to specific products and services may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the services that we provide. However, these laws and regulations may nonetheless be applied to our business. Our failure to accurately anticipate the application of these laws and regulations, or other failure to comply, could create liability for us, result in adverse publicity and materially affect our business, financial condition and results of operations.

In the U.S., we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur substantial penalties or be required to make significant changes to our operations or experience enforcement actions or adverse publicity, which could have a material adverse effect on our business, financial condition and results of operations.

The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payers, our contractual relationships with our providers, vendors and customers, our marketing activities and other aspects of our operations. Of particular importance are:

•

the federal physician self-referral law, commonly referred to as the Stark Law, that, subject to limited exceptions, prohibits physicians from referring Medicare patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibits the entity from billing Medicare for such designated health services;

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the federal Anti-Kickback Statute, which is an intent-based federal criminal statute that prohibits the knowing and willful offer, payment, provision, solicitation or receipt of any remuneration, directly or indirectly, in cash or in kind, for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act;

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the criminal healthcare fraud provisions of the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their implementing regulations, which we collectively refer to as HIPAA, and related rules that prohibit knowingly and willfully executing or attempting to execute a scheme or artifice to defraud any healthcare benefit program or to obtain by means of false, or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

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the federal False Claims Act that imposes civil liability, including through qui tam and civil whistleblower actions, against individuals or entities that knowingly present, or cause to be presented, false or fraudulent claims for payment to the federal government or knowingly making, or causing to be made, a false statement or record material to the payment of a false claim or avoiding, decreasing or concealing an obligation to pay money to the federal government;

•

the federal criminal statute on false statements relating to health care matters, which prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious, or fraudulent statements or representations in connection with the delivery of or payment for health care benefits, items or services;

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The Civil Monetary Penalties Law authorizes the imposition of civil monetary penalties, assessments and exclusion against an individual or entity based on a variety of prohibited conduct, including, but not limited to:

•

presenting, or causing to be presented, claims for payment to Medicare, Medicaid or other third-party payors that the individual or entity knows or should know are for an item or service that was not provided as claimed or is false or fraudulent;

•

offering remuneration to a Medicare or Medicaid beneficiary that the individual or entity knows or should know is likely to influence the beneficiary to order or receive health care items or services from a particular provider or supplier;

•	employing or contracting with an entity or individual excluded from participation in the federal health care programs;

•	violating the federal Anti-Kickback Statute;

•	making, using or causing to be made or used a false record or statement material to a false or fraudulent claim for payment for items and services furnished under a federal health care program;

•

making, using or causing to be made any false statement, omission or misrepresentation of a material fact in any application, bid or contract to participate or enroll as a provider of services or a supplier under a federal health care program; and

•	failing to timely report and return an overpayment owed to the federal government.

•

Substantial civil monetary penalties may be imposed under the federal Civil Monetary Penalties Law and may vary depending on the underlying violation. In addition, an assessment of not more than three times the total amount claimed for each item or service may also apply and a violator may be subject to exclusion from federal and state health care programs;

•

the federal Eliminating Kickbacks in Recovery Act of 2018 (EKRA), included as part of the Substance Use-Disorder Prevention that Promotes Opioid Recovery and Treatment (SUPPORT) for Patients and Communities Act (the “SUPPORT Act”), was signed into law on Oct. 24, 2018. The EKRA provisions, similar to the federal Anti-Kickback Statute, makes it a felony for certain entities (including substance abuse treatment centers, clinical treatment facilities and clinical laboratories) to engage in remunerative arrangements that induce or reward individuals or entities for the referral of patients to such facilities, unless an exception applies. EKRA applies regardless of payor source, including for services reimbursed exclusively through commercial insurance or self-paying patients. Violations of EKRA can lead to fines of not more than $200,000 and imprisonment of not more than 10 years, or both, for each occurrence” 18 U.S.C. 220(a);

•	reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare or Medicaid programs;

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similar state law provisions pertaining to anti-kickback, self-referral, fee-splitting, patient inducement and false claims issues, some of which may apply to items or services reimbursed by any payer, including patients and commercial insurers;

•

state laws that prohibit general business corporations, such as us, from practicing medicine, controlling physicians’ medical decisions or engaging in some practices such as splitting fees with physicians;

•	laws that regulate debt collection practices as applied to our debt collection practices;

•	a provision of the Social Security Act that imposes criminal penalties on healthcare providers who fail to disclose or refund known overpayments;

•

federal and state laws that prohibit providers from billing and receiving payment from Medicare and Medicaid for services unless the services are medically necessary, adequately and accurately documented and billed using codes that accurately reflect the type and level of services rendered;

•	federal and state laws and policies related to healthcare providers, licensure, certification, accreditation and related to the Medicare and Medicaid programs enrollment; and

•	federal and state laws and policies related to the practice of pharmacy, pharmacy licensure, and the prescribing and dispensing of pharmaceuticals and controlled substances.

In addition, the healthcare industry is required to comply with additional extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things:

•	licensure of health providers, certification of organizations and enrollment with government reimbursement programs;

•	necessity and adequacy of medical care;

•	relationships with physicians and other referral sources and referral recipients;

•	billing and coding for services;

•	properly handling overpayments;

•	quality of medical equipment and services;

•	qualifications of medical and support personnel;

•	confidentiality, maintenance, data breach, identity theft and security issues associated with health-related and personal information and medical records; and

•	communications with patients and consumers.

Because of the breadth of these laws and the narrowness of certain statutory and regulatory exceptions and safe harbors that may be available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Complying with these laws may prove costly. Failure to comply with these laws and other laws can result in civil and criminal penalties such as fines, damages, overpayment, recoupment, imprisonment, loss of enrollment status and exclusion from participation in federal healthcare programs, including Medicare and Medicaid. The risk of us being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Our failure to accurately anticipate the application of these laws and regulations to our business or any other failure to comply with regulatory requirements could create liability for us and negatively affect our business. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity.

To enforce compliance with the federal laws, the U.S. Department of Justice and the U.S. Department of Health and Human Services Office of Inspector General, or OIG, have recently increased their scrutiny of healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Telemedicine providers, in particular, have been subject to increased scrutiny by federal and state regulators and have resulted in significant enforcement actions. Dealing with investigations can be time- and resource-intensive and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. In addition, because of the potential for large monetary exposure under the federal False Claims Act, which provides for treble damages and penalties of $11,665 to $23,331 per false claim or statement for penalties assessed after June 19, 2020, and with respect to violations occurring after November 2, 2015, healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement or corporate integrity agreement. Notably, the government has been using its newly created authority under EKRA to pursue criminal enforcement actions against substance abuse treatment facilities for certain financial arrangements that were not subject to the federal Anti-Kickback Statute due to the absence of federal healthcare program reimbursement for services rendered by such facilities. EKRA’s statutory exceptions do not strictly mirror the safe harbors available under the federal Anti-Kickback Statute and in many instances, relationships that would otherwise comply with the federal Anti-Kickback Statute would nevertheless violate EKRA. EKRA grants authority to the U.S. Attorney General to promulgate additional exceptions, in consultation with the Secretary of HHS; however, the Attorney General has not yet done so. Notably, the OIG (the agency with authority to promulgate regulatory safe harbors under the federal Anti-Kickback Statute) does not have any authority over EKRA and the Attorney General does not have any particular expertise with healthcare fraud and abuse laws. Given this inexperience, there may be a substantial delay before any additional exceptions to EKRA are implemented. In the meantime, the U.S. Department of Justice is actively pursuing enforcement actions under EKRA. There is much uncertainty in how EKRA will be interpreted and applied and also, whether additional exceptions will be adopted in the future.

While we make every effort to comply with all applicable laws, we cannot rule out the possibility that the government or other third parties could interpret these laws differently and challenge our practices under one or more of these laws. The likelihood of allegations of non-compliance is increased by the fact that under certain federal and state laws applicable to our business, individuals, known as relators, may bring an action on behalf of the government alleging violations of such laws, and potentially be awarded a share of any damages or penalties ultimately awarded to the applicable government body.

The laws, regulations and standards governing the provision of healthcare services across the world including India and the U.S. may change significantly in the future. We cannot assure you that any new or changed healthcare laws, regulations or standards will not materially adversely affect our business. Further, we cannot assure you that a review of our business by judicial, law enforcement, regulatory or accreditation authorities will not result in a determination that could adversely affect our operations.

The healthcare industry in India is subject to laws, rules and regulations in the regions where we conduct our business or in which we intend to expand our operations.

Given our digital health centers are situated at multiple locations, we are subject to various and extensive local law, rules and regulations relating, among other things, to the setting up and operation of private medical care establishments. Health and safety laws and regulations in India are becoming increasingly stringent in the recent years, and it is possible that they will become significantly more stringent in the future. We may incur substantial costs in order to comply with current or future laws, rules and regulations. These current or future laws, rules and regulations may also impede our operations. Any non-compliance with the applicable laws, rules and regulations may subject us to regulatory action, including penalties and other civil or criminal proceedings, which may materially and adversely affect our business, prospects and reputation.

Our international operations pose certain risks to our business that may be different from risks associated with our domestic operations.

Our international business is subject to risks resulting from differing legal and regulatory requirements, political, social and economic conditions and unforeseeable developments in a variety of jurisdictions. We have one primary office globally and customers across more than nine countries worldwide. Our international operations are subject to particular risks in addition to those faced by our domestic operations, including:

•	uncertain legal and regulatory requirements applicable to digital health, technology services and solutions and prescription medication;

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multiple, conflicting and changing laws and regulations such as tax laws, privacy and data protection laws and regulations, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

•	our inability to replicate our domestic business structure consistently outside of the United States, especially as it relates to our contractual arrangement with affiliated professional entities;

•	the need to localize and adapt our solutions for specific countries, including translation into foreign languages and associated expenses;

•	potential loss of proprietary information due to misappropriation or laws that may be less protective of our intellectual property rights than U.S. laws or that may not be adequately enforced;

•

requirements of foreign laws and other governmental controls, including compliance challenges related to the complexity of multiple, conflicting and changing governmental laws and regulations, including employment, healthcare, tax, privacy and data protection laws and regulations;

•	data privacy laws that require that client data be stored and processed in a designated territory;

•	new and different sources of competition and laws and business practices favoring local competitors;

•

local business and cultural factors that differ from our normal standards and practices, including business practices that we are prohibited from engaging in by the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) and other anti-corruption laws and regulations;

•	changes to economic sanctions laws and regulations;

•	central bank and other restrictions on our ability to repatriate cash from international subsidiaries;

•	adverse tax consequences;

•	fluctuations in currency exchange rates, economic instability and inflationary conditions, which could make our solutions more expensive or increase our costs of doing business in certain countries;

•	limitations on future growth or inability to maintain current levels of revenues from international sales if we do not invest sufficiently in our international operations;

•	different pricing environments, longer sales cycles and longer accounts receivable payment cycles and collections issues;

•

difficulties in staffing, managing and operating our international operations, including difficulties related to administering our stock plans in some foreign countries and increased financial accounting and reporting burdens and complexities;

•	difficulties in coordinating the activities of our geographically dispersed and culturally diverse operations;

•

natural disasters, political and economic instability, including wars, terrorism, social or political unrest, including civil unrest, protests, and other public demonstrations, outbreaks of disease, pandemics or epidemics, boycotts, curtailment of trade, and other market restrictions; and

•

regulatory and compliance risks that relate to maintaining accurate information and control over activities subject to regulation under the FCPA, and comparable laws and regulations in other countries.

Our overall success in international markets depends, in part, on our ability to anticipate and effectively manage these risks and there can be no assurance that we will be able to do so without incurring unexpected costs. If we are not able to manage the risks related to our international operations, our business, financial condition and results of operations may be materially adversely affected.

Our failure to comply with the anti-corruption, trade compliance and economic sanctions laws and regulations of the United States and applicable international jurisdictions could materially adversely affect our reputation and results of operations.

We must comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, which may include the FCPA and the U.K. Bribery Act 2010 (the “Bribery Act”), as well as the laws of the countries where we do business. These laws and regulations apply to companies, individual directors, officers, employees and agents, and may restrict our operations, trade practices, investment decisions and partnering activities. Where they apply, the FCPA and the Bribery Act prohibit us and our officers, directors, employees and business partners acting on our behalf, including joint venture partners and agents, from corruptly offering, promising, authorizing or providing anything of value to public officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The Bribery Act also prohibits non-governmental “commercial” bribery and accepting bribes. As part of our business, we may deal with governments and state-owned business enterprises, the employees and representatives of which may be considered public officials for purposes of the FCPA and the Bribery Act.

We also are subject to the jurisdiction of various governments and regulatory agencies around the world, which may bring our personnel and agents into contact with public officials responsible for issuing or renewing permits, licenses or approvals or for enforcing other governmental regulations. In addition, some of the international locations in which we will operate lack a developed legal system and have elevated levels of corruption. Our business also must be conducted in compliance with applicable export controls and trade and economic sanctions laws and regulations, including those of the U.S. government, the governments of other countries in which we will operate or conduct business and various multilateral organizations. Such laws and regulations include, without limitation, those administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council and other relevant sanctions authorities. Our provision of services to persons located outside the United States may be subject to certain regulatory prohibitions, restrictions or other requirements, including certain licensing or reporting requirements. Our provision of services outside of the United States also exposes us to the risk of violating, or being accused of violating, anti-corruption, exports controls and trade compliance and economic sanctions laws and regulations. Our failure to successfully comply with these laws and regulations may expose us to reputational harm as well as significant sanctions, including criminal fines, imprisonment, civil penalties, disgorgement of profits, injunctions and suspension or debarment from government contracts, as well as other remedial measures. Investigations of alleged violations can be expensive and disruptive. Though we have implemented formal training and monitoring programs, we cannot assure compliance by our employees or representatives for which we may be held responsible, and any such violation could materially adversely affect our reputation, business, financial condition and results of operations.

As we expand our international operations, we will increasingly face political, legal and compliance, operational, regulatory, economic and other risks that we do not face or are more significant than in our domestic operations. Our exposure to these risks is expected to increase.

As we expand our international operations, we will increasingly face political, legal and compliance, operational, regulatory, economic and other risks that we do not face or that are more significant than in our domestic operations. These risks vary widely by country and include varying regional and geopolitical business conditions and demands, government intervention and censorship, discriminatory regulation, nationalization or expropriation of assets and pricing constraints. Our international products and services need to meet country-specific customer preferences as well as country-specific legal requirements, including those related to licensing, digital health, privacy, data storage, location, protection and security. Our ability to conduct digital health services internationally is subject to the applicable laws governing remote healthcare and the practice of medicine in such location, and the interpretation of these laws is evolving and vary significantly from country to county and are enforced by governmental, judicial and regulatory authorities with broad discretion. We believe we are in compliance with all applicable laws and regulations. We cannot, however, be certain that our interpretation of such laws and regulations is correct in how we structure our operations, our arrangements with physicians, services agreements and customer arrangements

Our international operations increase our exposure to, and require us to devote significant management resources to implement controls and systems to comply with the privacy and data protection laws of non-U.S. jurisdictions and the anti-bribery, anti-corruption and anti-money laundering laws of the United States (including the FCPA) and the United Kingdom (including the Bribery Act) and similar laws in other jurisdictions. Implementing our compliance policies, internal controls and other systems upon our expansion into new countries and geographies may require the investment of considerable management time and financial and other resources over a number of years before any significant revenues or profits are generated. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or employees, restrictions or outright prohibitions on the conduct of our business and significant brand and reputational harm. We must regularly reassess the size, capability and location of our global infrastructure and make appropriate changes, and must have effective change management processes and internal controls in place to address changes in our business and operations. Our success depends, in part, on our ability to anticipate these risks and manage these difficulties, and the failure to do so could have a material adverse effect on our business, operating results, financial position, brand, reputation and/or long-term growth.

Our international operations require us to overcome logistical and other challenges based on differing languages, cultures, legal and regulatory schemes and time zones. Our international operations encounter labor laws, customs and employee relationships that can be difficult, less flexible than in our domestic operations and expensive to modify or terminate. In some countries we are required to, or choose to, operate with local business partners, which requires us to manage our partner relationships and may reduce our operational flexibility and ability to quickly respond to business challenges.

Our business is subject to changes in medication pricing and is significantly impacted by pricing structures negotiated by industry participants.

Our platform aggregates and analyzes pricing data from a number of different sources. The discounted prices that we present through our platform are based in large part upon pricing structures negotiated by industry participants. We do not control the pricing strategies of pharmaceutical manufacturers, wholesalers, and pharmacy benefit managers (“PBMs”), each of which is motivated by independent considerations and drivers that are outside our control and has the ability to set or significantly impact market prices for different prescription medications. While we have contractual and non-contractual relationships with certain industry participants, such as PBMs and pharmaceutical manufacturers, these and other industry participants often negotiate complex and multi-party pricing structures, and we have no control over these participants and the policies and strategies that they implement in negotiating these pricing structures.

Pharmaceutical manufacturers generally direct medication pricing by setting medication list prices and offering rebates and discounts for their medications. List prices are impacted by, among other things, market considerations such as the number of competitor medications and availability of alternative treatment options. Wholesalers can impact medication pricing by purchasing medications in bulk from pharmaceutical manufacturers and then reselling such medications to pharmacies. PBMs generally impact medication pricing through their bargaining power, negotiated rebates with pharmaceutical manufacturers and contracts with different pharmacy providers and health insurance companies. PBMs work with pharmacies to determine the negotiated rate that will be paid at the pharmacy by consumers. Medication pricing is also impacted by health insurance companies and the extent to which a health insurance plan provides for, among other things, covered medications, preferred tiers for different medications and high or low deductibles.

Changes in the fee and pricing structures among industry participants, whether due to regulatory requirements, competitive pressures or otherwise, that reduce or adversely impact fees generated by PBMs would have an adverse effect on our ability to generate revenue and business. Due in part to existing pricing structures, we generate a small portion of our revenue through contracts with pharmaceutical manufacturers and other intermediaries. Changes in the roles of industry participants and in general pricing structures, as well as price competition among industry participants, could have an adverse impact on our business. For example, integration of PBMs and pharmacy providers could result in pricing structures whereby such entities would have greater pricing power and flexibility or industry players could implement direct-to-consumer initiatives that could significantly alter existing pricing structures, either of which would have an adverse impact on our ability to present competitive and low prices to consumers and, as a result, the value of our platform for consumers and our results of operations.

If reimbursement rates paid by third-party payers are reduced, if third-party payers otherwise restrain our ability to obtain or provide services to patients, or if governments introduce free healthcare provisions or create the provision of significantly different paradigms of delivery service, our business could be negatively impacted.

Private third-party payers pay for the services that we provide through our behavioral digital health consult and on-site division. If any commercial third-party payers reduce their reimbursement rates or elect not to cover some or all of our services, our business may be harmed. Third-party payers are also entering into sole source contracts with some healthcare providers, which could effectively limit our pool of potential customers.

Private third-party payers often use plan structures, such as narrow networks or tiered networks, to encourage or require customers to use in-network providers. In-network providers typically provide services through private third-party payers for a negotiated lower rate or other less favorable terms. Private third-party payers generally attempt to limit use of out-of-network providers by requiring customers to pay higher copayment and/or deductible amounts for out-of-network care. Additionally, private third-party payers have become increasingly aggressive in attempting to minimize the use of out-of-network providers by disregarding the assignment of payment from customers to out-of-network providers (i.e., sending payments directly to customers instead of to out-of-network providers), capping out-of-network benefits payable to customers, waiving out-of-pocket payment amounts and initiating litigation against out-of-network providers for interference with contractual relationships, insurance fraud and violation of state licensing and consumer protection laws. If we become out of network for insurers, our behavioral health business could be harmed and our behavioral health patient service revenue could be reduced because customers could stop using our services.

If reimbursement rates paid by federal or state healthcare programs are reduced or if government payers otherwise restrain our ability to obtain or provide services to customers, our business, financial condition and results of operation could be harmed.

A portion of our revenue comes from government healthcare programs, principally Medicare and Tricare. Payments from federal and state government programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review and federal and state funding restrictions, each of which could increase or decrease program payments, as well as affect the cost of providing service to patients. We are unable to predict the effect of recent and future policy changes on our operations. In addition, the uncertainty and fiscal pressures placed upon federal and state governments as a result of, among other things, deterioration in general economic conditions and the funding requirements from the federal healthcare reform legislation, may affect the availability of taxpayer funds for Medicare and Medicaid programs. Changes in government healthcare programs may reduce the reimbursement we receive and could adversely impact our business and results of operations.

As federal healthcare expenditures continue to increase, and state governments continue to face budgetary shortfalls, federal and state governments have made, and continue to make, significant changes in the Medicare and Medicaid programs. These changes include reductions in reimbursement levels and new or modified requirements related to Medicaid waivers. Some of these changes have decreased, or could decrease, the amount of money we receive for our services relating to these programs. In some cases, private third-party payers rely on all or portions of Medicare payment systems to determine payment rates. Changes to government healthcare programs that reduce payments under these programs may negatively impact payments from private third-party payers.

Our pharmacy and behavioral digital health businesses subject us to additional regulations; if we fail to comply, we could suffer penalties or be required to make significant changes to our operations.

Our pharmacy business is subject to extensive federal, state and local regulation. Pharmacies, pharmacists and pharmacy technicians are subject to a variety of federal and state statutes and regulations governing various aspects of the pharmacy business, including the distribution of drugs; operation of mail order pharmacies; licensure of facilities and professionals, including pharmacists, technicians and other healthcare professionals; packaging, storing, distributing, shipping and tracking of pharmaceuticals; repackaging of drug products; labeling, medication guides, and other consumer disclosures; interactions with prescribing professionals; compounding of prescription medications; counseling of patients; prescription transfers; advertisement of prescription products and pharmacy services; security; controlled substance inventory control and recordkeeping; and reporting to the U.S. Drug Enforcement Agency, the Food and Drug Administration (“FDA”), state boards of pharmacy, the U.S. Consumer Product Safety Commission and other state enforcement or regulatory agencies. Many states have laws and regulations requiring out-of-state mail-order pharmacies to register with that state’s board of pharmacy. In addition, the FDA inspects facilities in connection with procedures to effect recalls of prescription drugs. The Federal Trade Commission also has requirements for mail-order sellers of goods. The U.S. Postal Service (the “USPS”) has statutory authority to restrict the transmission of drugs and medicines through the mail to a degree that may have an adverse effect on our mail-order operations. The USPS historically has exercised this statutory authority only with respect to controlled substances. If the USPS restricts our ability to deliver drugs through the mail, alternative means of delivery are available to us. However, alternative means of delivery could be significantly more expensive. The U.S. Department of Transportation has regulatory authority to impose restrictions on drugs inserted into the stream of commerce. These regulations generally do not apply to the USPS and its operations. Any failure or perceived failure by us to comply with any applicable federal, state and local laws and regulations could have a material adverse effect on our business, financial condition and results of operations and may expose us to civil and criminal penalties.

We may be subject to fines, penalties and injunctions if we are determined to be promoting the use of products for unapproved uses.

Certain of the products available through our platform require approval by the FDA and are subject to the limitations placed by the FDA on the approved uses in the product prescribing information. Some of these products are prescribed by providers on the platform for “off-label” uses (i.e., for a use other than that specifically authorized by the FDA for the medication in question). While providers are legally permitted to prescribe medications for off-label uses, and although we believe our product promotion is conducted in material compliance with the FDA and other regulations, if the FDA determines that our product promotion constitutes promotion of an unapproved use of an approved product or of an unapproved product, the FDA could request that we modify our product promotion or subject us to regulatory and/or legal enforcement actions, including the issuance of a warning letter, injunction, seizure, civil fine and criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider the product promotion to constitute promotion of an unapproved use of an approved product or of an unapproved product, which could result in significant fines or penalties under other statutes, such as laws prohibiting false claims for reimbursement.

If we fail to comply with federal and state laws and policies governing claim submissions to government healthcare programs or commercial insurance programs, we may be subject to civil and criminal penalties or loss of eligibility to participate in government healthcare programs and contractual claims by commercial insurers.

We prepare and submit claims for professional services and certain of these claims are governed by federal and state laws with potential civil and criminal penalties for non-compliance. The HIPAA security, privacy and transaction standards also have a potentially significant effect on our integrated care management services, because such services must be structured and provided in a way that supports our customers’ HIPAA compliance obligations. Errors by us or our systems with respect to entry, formatting, preparation or transmission of claim information may be determined or alleged to be in violation of these laws and regulations. If our integrated care management services fail to comply with these laws and regulations, we may be subjected to federal or state government investigations and possible penalties may be imposed upon us, false claims actions may have to be defended, private payers may file claims against us and we may be excluded from Medicare, Medicaid or other government-funded healthcare programs. Further, our customers may seek contractual remedies and indemnification. Any investigation or proceeding related to these topics, even if unwarranted or without merit, could adversely affect demand for our services, could force us to expend significant capital, research and development and other resources to address the failure, and may have a material adverse effect on our business, results of operations and financial condition.

If we fail to comply with Medicare and Medicaid regulatory, guidance or policy requirements, we may be subjected to reduced reimbursement, overpayment demands or loss of eligibility to participate in these programs.

The Medicare and Medicaid programs are highly regulated, and unique requirements governing the reimbursement of professional services delivered using digital health are evolving and complicated. In addition, changes in government healthcare programs may reduce the reimbursement we receive and could adversely affect our business and results of operations. In particular, there is uncertainty regarding whether temporary waivers of certain Medicare conditions of participation and payment for many virtual care services and temporary expansions of the types of Medicare-covered services that can be provided remotely will continue or be made permanent. If we fail to comply with applicable reimbursement laws and regulations, reimbursement under these programs and participation in these programs could be adversely affected. Federal or state governments may also impose other sanctions on us for failure to comply with the applicable reimbursement regulations, including but not limited to recovering an overpayment. Failure to comply with these or future laws and regulations could limit our ability to provide digital health services to our customers.

Recent and frequent state legislative and regulatory changes specific to digital health consults may present us with additional requirements and state compliance costs, with potential operational impacts in certain jurisdictions.

In recent years, various government agencies, both domestic and international, have adopted an abundance of new legislation and regulations specific to digital health. In some cases, this legislation and regulation, typically targeting “direct-to-consumer” digital health consult and pharmacy service offerings rather than specialty consultative services, such as our acute digital health solutions, incorporates informed consent, modality, medical record and other requirements. Thus, where new legislation and regulations apply to our digital health solutions, we may incur costs to monitor, evaluate and modify operational processes for compliance. All such activities increase our costs and could, in certain circumstances, impact our ability to make available digital health services in a particular state.

Privacy, Cybersecurity, Technology and Intellectual Property

Our proprietary software may not operate properly, which could damage our reputation, give rise to claims against us or divert application of our resources from other purposes, any of which could harm our business.

Our proprietary technology platform provides customers and patients with the ability to, among other things, register for our services, request a visit (either scheduled or on demand) and communicate and interact with providers, and allows our providers to, among other things, chart patient notes, maintain medical records and conduct visits (via video, phone or the internet). Proprietary software development is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our proprietary software from operating properly. We are currently implementing software with respect to a number of new applications and services. If our solutions do not function reliably or fail to achieve member, partner or customer expectations in terms of performance, we may lose or fail to grow customer usage, partners and customers could assert liability claims against us, and partners and customers may attempt to cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain health network partners and enterprise customers.

Our business is subject to complex and evolving foreign laws and regulations regarding privacy, data protection and other matters relating to information collection.

There are numerous foreign laws, regulations and directives regarding privacy and the collection, storage, transmission, use, processing, disclosure and protection of personally identifiable information (“PII”) and other personal or customer data, the scope of which is continually evolving and subject to differing interpretations. We must comply with such laws, regulations and directives and we may be subject to significant consequences, including penalties and fines, for our failure to comply. For example, as of May 25, 2018, the General Data Protection Regulation (the “GDPR”) replaced the Data Protection Directive with respect to the processing of personal data in the European Economic Area (the “EEA”). The GDPR imposes several stringent requirements for controllers and processors of personal data, including, for example, higher standards for obtaining consent from individuals to process their personal data, more robust disclosures to individuals and a strengthened individual data rights regime, shortened timelines for data breach notifications, limitations on retention and secondary use of information, increased requirements pertaining to health data and pseudonymized (i.e., key-coded) data and additional obligations when we contract with third-party processors in connection with the processing of personal data. The GDPR provides that EU member states may make their own further laws and regulations limiting the processing of genetic, biometric or health data, which could limit our ability to use and share personal data or could cause our costs to increase and could harm our business and financial condition. Failure to comply with the requirements of the GDPR and the applicable national data protection laws of the EU member states may result in fines of up to €20,000,000 or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, and other administrative penalties. To comply with the data protection rules imposed by the GDPR we may be required to put in place additional mechanisms ensuring compliance. In addition, privacy laws are developing quickly in other jurisdictions where we operate, which impose similar accountability, transparency and security obligations. This may be onerous and adversely affect our business, financial condition, results of operations and prospects.

In addition, recent legal developments in Europe have created complexity and compliance uncertainty regarding certain transfers of information from the EEA to the United States. On July 16, 2020, the Court of Justice of the European Union issued its ruling in the case of the Irish Data Protection Commissioner v. Facebook Ireland and Maximillian Schrems (Case c-311/18). The ruling invalidated reliance on the EU-US Privacy Shield as a lawful means to transfer personal data from the EEA to the United States, while also affirming the EU Standard Contractual Clauses (“SCCs”) as a valid data transfer solution. The Court also held that data exporters and importers may need to employ supplementary measures when using SCCs depending on the nature of the transfer and the laws of the recipient country. After the ruling, the European Data Protection Board issued draft recommendations on the use of supplementary measures. Shortly thereafter, the European Commission issued new draft SCCs. We are analyzing these developments and their impact on our operations. If we are unable to transfer PII between and among countries and regions in which we operate, it could affect the manner in which we provide our services or could adversely affect our financial results. Furthermore, any failure, or perceived failure, by us to comply with or make effective modifications to our policies, or to comply with any federal, state or international privacy, data-retention or data-protection-related laws, regulations, orders or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, a loss of customer confidence, damage to our brand and reputation, and a loss of customers, any of which could have an adverse effect on our business. In addition, various federal, state and foreign legislative or regulatory bodies may enact new or additional laws and regulations concerning privacy, data-retention and data-protection issues, including laws or regulations mandating disclosure to domestic or international law enforcement bodies, which could adversely impact our business, our brand or our reputation with customers. For example, some countries have adopted laws mandating that PII regarding customers in their country be maintained solely in their country. Having to maintain local data centers and redesign product, service and business operations to limit PII processing to within individual countries could increase our operating costs significantly.

Like the U.S., India also does not have country level regulations and authorities to control data transfer and management. The most prominent provisions are contained in the Information Technology Act, 2000, that was amended by the Information Technology Amendment Act, 2008. In particular, Section 43A, which addresses ‘reasonable security practices and procedures’ is complemented by the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011 (“Personal Data Protection Rules”). The Personal Data Protection Rules prescribe directions for the collection, disclosure, transfer and protection of sensitive personal data by a company or any person acting on behalf of a company. Further, the Personal Data Protection Rules require every such company to provide a stipulated privacy policy, which is to be published on its website, for dealing with personal information, including sensitive personal data and ensuring security of all personal data collected by it.

The India Supreme Court, in a judgment delivered on August 24, 2017, held that the right to privacy is a fundamental right, following which, the GoI set up a Committee of Experts to examine issues around, and draft a legislation on data-protection in India. The committee submitted its final report and a draft Personal Data Protection Bill to the Ministry of Electronics and Information Technology. The draft of the Personal Data Protection Bill, 2019 (“Data Protection Bill”) has been introduced before the Lok Sabha on December 11, 2019, which is currently being referred to a joint parliamentary committee by the Parliament. The Data Protection Bill proposes a legal framework governing the processing of personal data, where such data has been collected, disclosed, shared or otherwise processed within India, as well as any processing of personal data by the State, Indian companies, Indian citizens or any person or body of persons incorporated or created under India law. The Data Protection Bill defines personal data and sensitive personal data, prescribes rules for collecting, storing and processing of such data and creates rights and obligations of data-subjects and processors.

Our use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our customer base and revenue.

Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of PII, including protected health information (“PHI”). These laws and regulations include HIPAA. HIPAA establishes a set of basic national privacy and security standards for the protection of PHI, by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services, which includes us.

HIPAA requires healthcare providers like us to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.

HIPAA imposes mandatory penalties for certain violations. Penalties for violations of HIPAA and its implementing regulations start at $119 per violation and are not to exceed $59,522 per violation, subject to a cap of $178,000,000 for violations of the same standard in a single calendar year. However, a single breach incident can result in violations of multiple standards. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts are able to award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

In addition, HIPAA mandates that the Secretary of Health and Human Services, or HHS, conduct periodic compliance audits of HIPAA covered entities or business associates for compliance with the HIPAA Privacy and Security Standards. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator.

HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of their unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA specifies that such notifications must be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually.

New health information standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which we must handle healthcare related data, and the cost of complying with standards could be significant. If we do not comply with existing or new laws and regulations related to PHI, we could be subject to criminal or civil sanctions.

In addition to HIPAA, certain of our operations may be subject to the regulations governing the protection patient records created by federally assisted programs for the treatment of substance use disorder (“SUD”) under 42 CFR Part 2 (the “Part 2 Rule”), implemented by the Substance Abuse and Mental Health Services Administration (“SAMHSA”). The Part 2 Rule requires additional confidentiality obligations related to SUD treatment records and generally speaking, restricts the disclosure of SUD treatment records without patient consent, other than as statutorily authorized in the context of a bona fide medical emergency, or for the purpose of scientific research, audit, or program evaluation, or based on an appropriate court order. On July 15, 2020, SAMHSA issued a final rule on the protection of SUD treatment records under the Part 2 Rule that aims to reduce delays and burdens in care coordination by more closely aligning Part 2 with the HIPAA Privacy Rule, while maintaining certain privacy protections specific to Part 2. This final rule was effective August 14, 2020. Nevertheless, we must ensure that SUD treatment records covered under Part 2 are afforded the additional legal protections mandated by Part 2.

Numerous other federal and state laws protect the confidentiality, privacy, availability, integrity and security of PII, including PHI. These laws in many cases are more restrictive than, and may not be preempted by, the HIPAA rules and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for us and our customers and potentially exposing us to additional expense, adverse publicity and liability. For example, the Federal Trade Commission uses its consumer protection authority to initiate enforcement actions in response to alleged privacy and data security violations and certain states have adopted privacy and security standards that a more restrictive than HIPAA and that apply to PII in addition to PHI. For instance, the California Consumer Privacy Act, or CCPA, which came into effect January 1, 2020, was recently amended and expanded by the California Privacy Rights Act (CPRA) passed on November 3, 2020. Most of the CPRA’s substantive provisions will not take effect until January 1, 2023, however, the CPRA’s expansion of the “Right to Know” impacts personal information collected on or after January 1, 2022. Companies must still comply with the CCPA during the ramp up period before CPRA goes into effect. The CCPA and CPRA, among other things, create new data privacy obligations for covered companies and provide new privacy rights to California residents, including the right to opt out of certain disclosures of their information. The CCPA also created a private right of action with statutory damages for certain data breaches, thereby potentially increasing risks associated with a data breach. It remains unclear what, if any, additional modifications will be made to the CPRA by the California legislature or how it will be interpreted.

In addition to the laws discussed above, we may see more stringent state and federal privacy legislation in 2021 and beyond, as the increased cyber-attacks during the pandemic have once again put a spotlight on data privacy and security in the U.S. and other jurisdictions. We cannot predict where new legislation might arise, the scope of such legislation, or the potential impact to our business and operations. This myriad of data privacy and security laws and regulations and the evolving regulatory landscape create complex compliance issues for us and our clients and potentially expose us to additional expense, adverse publicity and liability.

Because of the extreme sensitivity of the PII we store and transmit, the security features of our technology platform are very important. If our security measures, some of which are managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to sensitive client and customer data, including HIPAA-regulated PHI. As a result, our reputation could be severely damaged, adversely affecting customer and member confidence. Customers may curtail their use of, or stop using, our services or our customer base could decrease, which would cause our business to suffer. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions for violation of HIPAA and other applicable laws or regulations and significant costs for remediation, notification to individuals and for measures to prevent future occurrences. Any potential security breach could also result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to customers or other business partners in an effort to maintain our business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We outsource important aspects of the storage and transmission of client and patient information, and thus rely on third parties to manage functions that have material cybersecurity risks. We attempt to address these risks by requiring outsourcing subcontractors who handle client and customer information to sign business associate agreements contractually requiring those subcontractors to adequately safeguard PHI and PII to the same extent that applies to us and in some cases by requiring such outsourcing subcontractors to undergo third-party security assessments. In addition, we periodically hire third-party security experts to assess and test our security posture. However, we cannot assure you that these contractual measures and other safeguards will adequately protect us from the risks associated with the storage and transmission of customers’ proprietary and protected health information.

We also publish statements to our customers that describe how we handle and protect PHI and PII. If federal or state regulatory authorities or private litigants consider any portion of these statements to be untrue, we may be subject to claims of deceptive practices, which could lead to significant liabilities and consequences, including, without limitation, costs of responding to investigations, defending against litigation, settling claims and complying with regulatory or court orders.

We also send short message service, or SMS, text messages to potential end users who are eligible to use our service through certain customers and partners. While we obtain consent from or on behalf of these individuals to send text messages, federal or state regulatory authorities or private litigants may claim that the notices and disclosures we provide, or form of consents we obtain or our SMS texting practices, are not adequate. These SMS texting campaigns are potential sources of risk for class action lawsuits and liability for our company. Numerous class-action suits under federal and state laws have been filed in the past year against companies who conduct SMS texting programs, with many resulting in multi-million-dollar settlements to the plaintiffs. Any future such litigation against us could be costly and time-consuming to defend.

We rely on data center providers, Internet infrastructure, bandwidth providers, third-party computer hardware and software, other third parties and our own systems for providing services to our customers, and any failure or interruption in the services provided by these third parties or our own systems could expose us to litigation and negatively impact our relationships with customers, adversely affecting our brand and our business.

We serve all of our customers leveraging a multi-cloud architecture using four vendors: Armor Defense; AWS, Microsoft Azure, and Google. This architecture provides redundancy, cost savings, and reduces our reliance on one single vendor. The actual instances are geographically diverse to insulate our applications from local failures, and have an additional layer of redundancy provided by company managed data centers. While we control and have access to our servers, we do not control the operation of these facilities. The cloud vendors and the owners of our data center facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our cloud vendors or data center operators is acquired, we may be required to transfer our servers and other infrastructure to a new vendor or a new data center facility, and we may incur significant costs and possible service interruption in connection with doing so. Problems faced by our cloud vendors or third-party data center locations with the telecommunications network providers with whom we or they contract or with the systems by which our telecommunications providers allocate capacity among their customers, including us, could adversely affect the experience of our customers. Our cloud vendors or third-party data center operators could decide to close their facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy faced by our cloud vendors or third-party data centers operators or any of the service providers with whom we or they contract may have negative effects on our business, the nature and extent of which are difficult to predict.

Additionally, if our cloud or data centers vendors are unable to keep up with our growing needs for capacity, this could have an adverse effect on our business. For example, a rapid expansion of our business could affect the service levels at our cloud vendors or data centers or cause such cloud systems or data centers and systems to fail. Any changes in third-party service levels at our cloud vendors or data centers or any disruptions or other performance problems with our products and services could adversely affect our reputation and may damage our customers’ stored files or result in lengthy interruptions in our services. Interruptions in our services may reduce our revenue, cause us to issue refunds to customers for prepaid and unused subscriptions, subject us to potential liability or adversely affect customer renewal rates.

We also rely on computer hardware purchased or leased and software licensed from third parties in order to offer our services, including software from Google, , Microsoft, Apple, Audiocodes, Atlassian, Perforce, PMease and Redhat Corporation, and routers and network equipment from Cisco, Dell, Lenovo and Hewlett-Packard Company. These licenses are generally commercially available on varying terms. However, it is possible that this hardware and software may not continue to be available on commercially reasonable terms, or at all. Any loss of the right to use any of this hardware or software could result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated. These licenses are generally commercially available on varying terms. However, it is possible that this hardware and software may not continue to be available on commercially reasonable terms, or at all. Any loss of the right to use any of this hardware or software could result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated.

Our ability to deliver our internet-based and mobile-application based services depends on the development and maintenance of the infrastructure of the internet by third parties. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, bandwidth capacity and security. Our services are designed to operate without interruption. However, we may experience future interruptions and delays in services and availability from time to time. In the event of a catastrophic event with respect to one or more of our systems or those of our service providers, we may experience an extended period of system unavailability, which could negatively impact our relationship with customers, providers, partners, and suppliers.

We exercise limited control over third-party vendors, which increases our vulnerability to problems with technology and information services they provide. Interruptions in our network access and services may in connection with third-party technology and information services reduce our revenue, cause us to issue refunds to customers for prepaid and unused subscription services, subject us to potential liability or adversely affect client renewal rates. Although we maintain a security and privacy damages insurance policy, the coverage under our policies may not be adequate to compensate us for all losses that may occur related to the services provided by our third-party vendors. In addition, we may not be able to continue to obtain adequate insurance coverage at an acceptable cost, if at all.

If our security measures fail or are breached and unauthorized access to a customer’s data is obtained, our services may be perceived as insecure, we may incur significant liabilities, our reputation may be harmed and we could lose sales and customers.

Our services involve the storage and transmission of customers’ proprietary information, sensitive or confidential data, including valuable intellectual property and personal information of employees, customers and others, as well as the protected health information, or PHI, of our customers. Because of the extreme sensitivity of the information we store and transmit, the security features of our computer, network and communications systems infrastructure are critical to the success of our business. A breach or failure of our security measures, or the security of our data storage vendors, could result from a variety of circumstances and events, including third-party action, employee negligence or error, malfeasance, computer viruses, cyber-attacks by computer hackers, failures during the process of upgrading or replacing software and databases, power outages, hardware failures, telecommunication failures, user errors or catastrophic events. Information security risks have generally increased in recent years because of the proliferation of new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. As cyber threats continue to evolve, we may be required to expend additional resources to further enhance our information security measures and/or to investigate and remediate any information security vulnerabilities. If our or our vendors’ security measures fail or are breached, it could result in unauthorized persons accessing sensitive client data (including PHI), a loss of or damage to our data or an inability to access data sources or process data or provide our services to our customers. Such failures or breaches of our security measures, or our inability to effectively resolve such failures or breaches in a timely manner, could severely damage our reputation, adversely affect customer or investor confidence in us, and reduce the demand for our services from existing and potential customers. In addition, we could face litigation, damages for contract breach, monetary penalties or regulatory actions for violation of applicable laws or regulations and incur significant costs for remedial measures to prevent future occurrences and mitigate past violations. Although we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We may experience cybersecurity and other breach incidents that remain undetected for an extended period. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched, we may be unable to anticipate these techniques or to implement adequate preventive measures. If an actual or perceived breach of our security occurs, or if we are unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of our security measures could be harmed and we could lose sales, customers, which could have a material adverse effect on our business, operations, and financial results.

We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. Companies in the Internet and technology industries are increasingly bringing and becoming subject to suits alleging infringement of proprietary rights, particularly patent rights, and our competitors and other third parties may hold patents or have pending patent applications, which could be related to our business. These risks have been amplified by the increase in third parties, which we refer to as non-practicing entities, whose sole primary business is to assert such claims. Regardless of the merits of any intellectual property litigation, we may be required to expend significant management time and financial resources on the defense of such claims, and any adverse outcome of any such claim or the above referenced review could have a material adverse effect on our business, financial condition or results of operations. We expect that we may receive in the future notices that claim we or our customers using our products have misappropriated or misused other parties’ intellectual property rights, particularly as the number of competitors in our market grows and the functionality of applications amongst competitors overlaps. Any future litigation, whether or not successful, could be extremely costly to defend, divert our management’s time, attention and resources, damage our reputation and brand and substantially harm our business.

In addition, in most instances, we have agreed to indemnify our customers against certain third-party claims, which may include claims that our products infringe the intellectual property rights of such third parties. Our business could be adversely affected by any significant disputes between us and our customers as to the applicability or scope of our indemnification obligations to them. The results of any intellectual property litigation to which we may become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

•	cease offering or using technologies that incorporate the challenged intellectual property;

•	make substantial payments for legal fees, settlement payments or other costs or damages;

•	obtain a license, which may not be available on reasonable terms, to sell or use the relevant technology; or

•	redesign technology to avoid infringement.

If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims against us or any obligation to indemnify our customers for such claims, such payments or costs could have a material adverse effect on our business, financial condition and results of operations.

We are currently party to, and may enter into future, in-bound intellectual property license agreements. We may not be able to fully protect the intellectual property rights licensed to us or maintain those licenses. Our licensors may retain the right to prosecute and defend the intellectual property rights licensed to us, in which case we would depend on the ability of our licensors to obtain, maintain and enforce intellectual property protection for the licensed intellectual property. These licensors may determine not to pursue litigation against other companies or may pursue such litigation less aggressively than we would. In addition, such licenses may only provide us with non-exclusive rights, which could allow other third parties, including our competitors, to utilize the licensed intellectual property rights. Further, our in-bound license agreements may impose various diligence, commercialization, royalty or other obligations on us. Our licensors may allege that we have breached our license agreement with them, and accordingly seek to terminate our license, which could adversely affect our competitive business position and harm our business prospects.

Any failure to protect our intellectual property rights could impair our ability to protect our technology and our brand.

Our success depends in part on our ability to enforce our intellectual property and other proprietary rights. We rely upon a combination of patent, trademark, copyright, and trade secret laws, as well as license and access agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. Glocal currently has a pending patent application in India and plans to file for additional patents in the near future. In addition, we attempt to protect our intellectual property and proprietary information by requiring our employees, consultants and certain of our contractors to execute confidentiality and assignment of inventions agreements. These laws, procedures and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties may gain access to our proprietary information, develop and market solutions similar to ours or use trademarks similar to ours, each of which could materially harm our business. Unauthorized parties may also attempt to copy or obtain and use our technology to develop applications with the same functionality as our products, and policing unauthorized use of our technology and intellectual property rights is difficult and may not be effective. The failure to adequately protect our intellectual property and other proprietary rights could have a material adverse effect on our business, financial condition and results of operations.

Tax

Certain U.S. state tax authorities may assert that we have a state nexus and seek to impose state and local income taxes, which could adversely affect our results of operations.

We are currently operate in all fifty states. There is a risk that certain state tax authorities where we do not currently file a state income tax return could assert that we are liable for state and local income taxes based upon income or gross receipts allocable to such states. States are becoming increasingly aggressive in asserting a nexus for state income tax purposes. We could be subject to state and local taxation, including penalties and interest attributable to prior periods, if a state tax authority successfully asserts that our activities give rise to a nexus. Such tax assessments, penalties and interest may adversely affect our results of operations.

Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use or similar taxes for digital health services, which could adversely affect our results of operations.

We do not collect sales and use and similar taxes in any states for digital health services based on our belief that our services are not subject to such taxes in any state. Sales and use and similar tax laws and rates vary greatly from state to state. Additionally, we do not collect value-added tax or similar taxes in certain foreign jurisdictions based on our belief that our services are not subject to such taxes. Certain states or foreign jurisdictions in which we do not collect such taxes may assert that such taxes are applicable, which could result in tax assessments, penalties and interest with respect to past services, and we may be required to collect such taxes for services in the future. Such tax assessments, penalties and interest or future requirements may adversely affect our results of operations.

Risks Related to the Company and the Business Combinations

The Company has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. If the Company is unable to consummate a business combination, including the Business Combinations, its public stockholders may be forced to wait until after March 10, 2021 (or such later date as may arise if we amend our certificate of incorporation again to further extend the time that we have to consummate a business combination) before receiving distributions from the Trust Account.

The Company is a development stage blank check company, and as it has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. The Company has until March 10, 2021 to complete a business combination, unless we amend our certificate of incorporation again to further extend the time that we have to consummate a business combination. On February 2, 2021, we filed a preliminary proxy statement to request that our stockholders extend such deadline to June 10, 2021. The Company has no obligation to return funds to investors prior to such date unless (i) it consummates a business combination prior thereto or (ii) it seeks to amend its current amended and restated certificate of corporation prior to consummation of a business combination, and only then in cases where investors have sought to convert or sell their shares to the Company. Only after the expiration of this full time period will public security holders be entitled to distributions from the Trust Account if the Company is unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate their investment, public security holders may be forced to sell their public shares, rights or warrants, potentially at a loss. In addition, if the Company fails to complete an initial business combination by March 10, 2021 (or such later date as may arise if we amend our certificate of incorporation again to further extend the time that we have to consummate a business combination), there will be no Redemption Rights or liquidating distributions with respect to the rights and warrants, which will expire worthless, unless the Company amends its certificate of incorporation to extend its life and certain other agreements it has entered into.

We have no operating or financial history and our results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this prospectus.

We are a blank check company and we have no operating history and no revenues. This prospectus includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company for the year ended December 31, 2019 and the unaudited results of the Company for the three and nine months ended September 30, 2020, with the historical audited results of operations of UpHealth and Cloudbreak for the year ended December 31, 2019, the unaudited results of UpHealth for the three and nine months ended September 30, 2020 and the unaudited results of Cloudbreak for the nine months ended September 30, 2020, respectively, and gives pro forma effect to the Business Combinations as if it had been consummated on January 1, 2019. The unaudited pro forma condensed combined balance sheet of the post-combination company combines the historical balance sheets of the Company as of September 30, 2020, of UpHealth as of September 30, 2020 and of Cloudbreak as of September 30, 2020 and gives pro forma effect to the Business Combinations as if it had been consummated on September 30, 2020.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combinations and the acquisitions of UpHealth and Cloudbreak been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States and other jurisdictions, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an initial business combination by the applicable deadline, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third-party brings a claim against us that our Sponsor is unable to indemnify (as described herein)) and our warrants will expire worthless.

Following the consummation of the Business Combinations, our only significant asset will be our ownership interest in New UpHealth and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Following the consummation of the Business Combinations, we will have no direct operations and no significant assets other than our ownership of UpHealth and Cloudbreak. The UpHealth equity holders, the Cloudbreak equity holders, the directors and officers of UpHealth and the directors and officers of Cloudbreak and their respective affiliates will become stockholders of the post-combination company at that time. We will depend on UpHealth and Cloudbreak for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of UpHealth and Cloudbreak may limit our ability to obtain cash from UpHealth or Cloudbreak. The earnings from, or other available assets of, UpHealth or Cloudbreak may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

The ability of UpHealth or Cloudbreak to make distributions, loans and other payments to us for the purposes described above and for any other purpose may be limited by credit agreements to which UpHealth or Cloudbreak is party from time to time, including existing loans and security agreements described in “TTC Healthcare’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Cloudbreak’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and will be subject to the negative covenants set forth therein. Any loans or other extensions of credit to us from UpHealth or Cloudbreak will be permitted only to the extent there is an applicable exception to the investment covenants under these credit agreements. Similarly, any dividends, distributions or similar payments to us from UpHealth or Cloudbreak will be permitted only to the extent there is an applicable exception to the dividends and distributions covenants under these credit agreements.

Because we have no current plans to pay cash dividends on shares of Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your shares of Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Company’s Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in the Company’s Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.

There can be no assurance that New UpHealth Common Stock will be approved for listing on the NYSE or that New UpHealth will be able to comply with the continued listing standards of NYSE.

In connection with the closing of the Business Combinations, we intend to list New UpHealth’s Common Stock and warrants on the NYSE under the symbols “UPH” and “UPH.WS,” respectively. New UpHealth’s continued eligibility for listing may depend on the number of the Company’s shares that are redeemed. If, after the Business Combinations, the NYSE delists New UpHealth’s shares from trading on its exchange for failure to meet the listing standards, New UpHealth and its stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for New UpHealth’s securities;

•

a determination that New UpHealth Common Stock is a “penny stock” which will require brokers trading in New UpHealth Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of New UpHealth Common Stock;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The Company’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

As of January 31, 2021, the Company had $168,000,000 million in cash held in trust. As of September 30, 2020, the Company had a working capital of $545,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans, including the Business Combination Agreements. The Company cannot assure you that its plans to raise capital or to consummate an initial business combination, including the Business Combination Agreements, will be successful. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from its inability to consummate the Business Combinations or its inability to continue as a going concern.

Subsequent to the consummation of the Business Combinations, the post-combination company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although the Company has conducted due diligence on UpHealth and Cloudbreak, the Company cannot assure you that this diligence revealed all material issues that may be present in UpHealth’s or Cloudbreak’s business, as applicable, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Company’s, UpHealth’s and Cloudbreak’s control will not later arise. As a result, the post-combination company may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if the Company’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the Company’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on the post-combination company’s liquidity, the fact that the post-combination company reports charges of this nature could contribute to negative market perceptions about it or its securities. In addition, charges of this nature may cause the post-combination company to be unable to obtain future financing on favorable terms or at all.

Following the consummation of the Business Combinations, New UpHealth will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Following the consummation of the Business Combinations, New UpHealth will face increased legal, accounting, administrative and other costs and expenses as a public company that UpHealth and Cloudbreak do not incur as private companies. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, Public Company Accounting Oversight Board (the “PCAOB”) and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require New UpHealth to carry out activities neither UpHealth nor Cloudbreak has not done previously. For example, New UpHealth will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), New UpHealth could incur additional costs rectifying those issues, and the existence of those issues could adversely affect New UpHealth’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with New UpHealth’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the New UpHealth Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require New UpHealth to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

The Initial Stockholders have agreed to vote in favor of the Business Combinations, regardless of how the Company’s public stockholders vote.

Unlike some other blank check companies in which the initial stockholders agree to vote their Founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, the Initial Stockholders have agreed (i) to vote their shares in favor of any proposed business combination, including the Business Combinations, (ii) not to convert their shares in connection with a stockholder vote to approve a proposed initial business combination, and (iii) not to sell any such shares to the Company in a tender offer in connection with any proposed business combination. Our Initial Stockholders have agreed to vote their shares in favor of each of the UpHealth Business Combination Proposal and the Cloudbreak Business Combination Proposal. As a result, we would need only 5,837,560, or approximately 35%, of the 16,670,119 public shares, to be voted in favor of the Business Combination Agreements in order to have the Business Combinations approved. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if the Initial Stockholders agreed to vote their Founder Shares and Private Placement Shares in accordance with the majority of the votes cast by the Company’s public stockholders.

The unaudited pro forma condensed combined financial information included in this prospectus may not be indicative of what the Company’s actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this prospectus is presented solely for illustrative purposes only and is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the Business Combinations completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

If third parties bring claims against the Company, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.00 per share.

The Company’s placing of funds in trust may not protect those funds from third party claims against the Company. Although the Company has sought to have all vendors and service providers the Company engages and prospective target businesses the Company negotiated with execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Company’s public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with the Company, they may seek recourse against the Trust Account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of the Company’s public stockholders. If the Company is unable to complete a business combination and distribute the proceeds held in trust to the Company’s public stockholders, the Sponsor has agreed (subject to certain exceptions described elsewhere in this prospectus) that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, it may not be able to meet such obligation. Therefore, the per-share distribution from the Trust Account may be less than $10.00, plus interest, due to such claims.

Additionally, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against the Company’s which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in the Company’s bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, the Company may not be able to return to the Company’s public stockholders at least $10.00. The Sponsor may not have sufficient funds to satisfy its indemnity obligations, as its only assets are securities of the Company. The Company has not asked the Sponsor to reserve for such indemnification obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Company’s initial business combination, including the Business Combinations, and redemptions could be reduced to less than $10.00 per public share.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

The Company’s stockholders may be held liable for claims by third parties against the Company to the extent of distributions received by them.

The Company’s certificate of incorporation provides that it will continue in existence only until March 10, 2021, unless we amend our certificate of incorporation again to further extend the time that we have to consummate a business combination. If the Company has not completed a business combination by such date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the funds held in the Trust Account net of interest that may be used by the Company to pay its franchise and income taxes payable and up to $100,000 for dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and our Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against the Company which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by the Company’s stockholders. Furthermore, because GigCapital2 intends to distribute the proceeds held in the public shares to the Company’s public stockholders promptly after expiration of the time the Company has to complete an initial business combination, this may be viewed or interpreted as giving preference to the Company’s public stockholders over any potential creditors with respect to access to or distributions from the Company’s assets. Furthermore, our Board may be viewed as having breached their fiduciary duties to the Company’s creditors and/or may have acted in bad faith, and thereby exposing itself and the Company to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. The Company cannot assure you that claims will not be brought against it for these reasons.

Neither the Company nor its stockholders will have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total aggregate closing consideration in the event that any of the representations and warranties made by UpHealth or Cloudbreak in the Business Combinations, as applicable, ultimately proves to be inaccurate or incorrect.

The representations and warranties made by UpHealth, Cloudbreak and the Company to each other in the Business Combination Agreements will not survive the consummation of the Business Combinations. As a result, the Company and its stockholders will not have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total merger consideration if any representation or warranty made by UpHealth in the UpHealth Business Combination Agreement and Cloudbreak in the Cloudbreak Business Combination Agreement proves to be inaccurate or incorrect. Accordingly, to the extent such representations or warranties are incorrect, the Company would have no indemnification claim with respect thereto and its financial condition or results of operations could be adversely affected.

GigCapital2 may not have sufficient funds to satisfy indemnification claims of its directors and executive officers.

GigCapital2 has agreed to indemnify its officers and directors to the fullest extent permitted by law. However, GigCapital2’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and not to seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by GigCapital2 only if (i) GigCapital2 has sufficient funds outside of the Trust Account or (ii) GigCapital2 consummates an initial business combination. GigCapital2’s obligation to indemnify its officers and directors may discourage stockholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against GigCapital2’s officers and directors, even though such an action, if successful, might otherwise benefit GigCapital2 and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent GigCapital2 pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

If the Company does not file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If the Company does not file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of Common Stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, the Company cannot assure you that it will be able to do so. If the Company is unable to do so, the potential “upside” of the holder’s investment in the Company may be reduced or the warrants may expire worthless.

Even if the Company consummates the Business Combinations, there is no guarantee that the warrants will ever be in the money, and they may expire worthless and the terms of warrants may be amended.

The exercise price for the warrants is $11.50 per share of Common Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

In addition, the Company’s warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any other change. Accordingly, the Company may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although the Company’s ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of Common Stock purchasable upon exercise of a warrant.

The exercise price for our public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the public warrants are more likely to expire worthless.

The exercise price of our public warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a public warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the public warrants are less likely to ever be in the money and more likely to expire worthless.

The Company may amend the terms of the rights in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding rights.

The rights are issued in registered form under a right agreement between Continental Stock Transfer & Trust Company, as rights agent, and the Company. The right agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The right agreement requires the approval by the holders of at least 65% of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders.

Warrants will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Our public warrants are exercisable for 17,250,000 shares of Common Stock as part of our IPO at $11.50 per share. The additional shares of our Common Stock issued upon exercise of our warrants will result in dilution to the then existing holders of Common Stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.

Stockholders may not know immediately after the Special Meeting whether we have satisfied the closing condition that the Trust Account equal or exceed $150,000,000.

If we receive valid redemption requests from holders of public shares prior to the redemption deadline, we may, at our sole discretion, following the redemption deadline and until the Closing Date, seek and permit withdrawals by one or more of such holders of their redemption requests. We may select which holders to seek such withdrawals of redemption requests from based on any factors we may deem relevant, and the purpose of seeking such withdrawals may be to increase the funds held in the trust account, including where we otherwise would not satisfy the closing condition that the amount of cash or cash equivalents that we have from any source equals or exceeds $150,000,000. This process could take a number of days, and there may be a period of time after the special meeting and before the Closing when stockholders do not know whether we have satisfied this closing condition.

The Company has no obligation to net cash settle the rights or warrants.

In no event will the Company have any obligation to net cash settle the rights or warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the rights or warrants upon consummation of an initial business combination, including the Business Combinations, or exercise of the warrants. Accordingly, the rights and Warrants may expire worthless.

The Company’s ability to successfully effect the Business Combinations and to be successful thereafter will be totally dependent upon the efforts of its key personnel, including each of UpHealth’s and Cloudbreak’s key personnel, all of whom are expected to join the Company following the Business Combinations. While the Company intends to closely scrutinize any individuals it engages after the Business Combinations, it cannot assure you that its assessment of these individuals will prove to be correct.

The Company’s ability to successfully effect the Business Combinations is dependent upon the efforts of key personnel of UpHealth, Cloudbreak and of the Company, including Dr. Avi Katz, the Company’s Executive Chairman Dr. Chirinjeev Kathuria, Executive Chairman of UpHealth, Dr. Mariya Pylypiv, Vice Chairwoman of UpHealth, Ramesh Balakrishnan and Al Gatmaitan, UpHealth’s Co-Chief Executive Officers and Jamey Edwards, Cloudbreak’s Chief Executive Officer. Although the Company expects all of UpHealth’s and Cloudbreak’s key personnel to remain with the post-combination company following the Business Combinations, it is possible that the post-combination company will lose some key personnel, the loss of which could negatively impact the operations and profitability of the post-combination company. While the post-combination company intends to closely scrutinize any individuals it engages after the Business Combinations, it cannot assure you that its assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause the post-combination company to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect its operations.

The Company, UpHealth and Cloudbreak will be subject to business uncertainties and contractual restrictions while the Business Combinations are pending.

Uncertainty about the effect of the Business Combinations on employees and third parties may have an adverse effect on the Company, UpHealth and Cloudbreak. These uncertainties may impair our, UpHealth’s or Cloudbreak’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our, UpHealth’s or Cloudbreak’s business could be harmed.

We may waive one or more of the conditions to the Business Combinations.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combinations, to the extent permitted by our current amended and restated certificate of incorporation and bylaws and applicable laws. We may not waive the condition that our stockholders approve the Business Combinations.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreements may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreements or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the Closing, other events may occur that, pursuant to the Business Combination Agreements, would require the Company to agree to further amend the UpHealth Business Combination Agreement and amend the Cloudbreak Business Combination Agreement to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of UpHealth’s business, Cloudbreak’s business, a request by UpHealth to undertake actions that would otherwise be prohibited by the terms of the UpHealth Business Combination Agreement, a request by Cloudbreak to undertake actions that would otherwise be prohibited by the terms of the Cloudbreak Business Combination Agreement or the occurrence of other events that would have a material adverse effect on UpHealth’s or Cloudbreak’s business and would entitle the Company to terminate the Business Combination Agreements, as applicable. In any of such circumstances, it would be in the discretion of the Company, acting through the Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this prospectus may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this prospectus, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combinations has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combinations that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the UpHealth Business Combination Proposal and the Cloudbreak Business Combination Proposal, as applicable.

We, UpHealth and Cloudbreak will incur significant transaction and transition costs in connection with the Business Combinations.

We, UpHealth and Cloudbreak have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combinations and operating as a public company following the consummation of the Business Combinations. We, UpHealth and Cloudbreak may also incur additional costs to retain key employees. All expenses incurred in connection with the Business Combination Agreements and the transactions contemplated thereby (including the Business Combinations), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by the Company following the Closing.

The aggregate transaction expenses as a result of the Business Combinations are expected to be approximately $43,000,000. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the transaction expenses and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the transaction expenses.

Our Sponsor, certain members of our Board and our officers have interests in the Business Combinations that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the UpHealth Business Combination Proposal and the Cloudbreak Business Combination Proposal and approval of the other proposals described in this prospectus.

When considering our Board’s recommendation that our stockholders vote in favor of the approval of the UpHealth Business Combination Proposal and the Cloudbreak Business Combination Proposal, our stockholders should be aware that the directors and officers of the Company have interests in the Business

Combinations that may be different from, or in addition to, the interests of our stockholders. These interests include:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combinations;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the applicable deadline;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combinations;

•

the fact that Dr. Avi Katz, Dr. Raluca Dinu and Neil Miotto will remain as board members of the post-combination company and each shall be entitled to receive compensation for serving on the board of directors of the post-combination company; and

•

the fact that our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not consummated by the applicable deadline. Prior to GigCapital2’s initial public offering, our Founders purchased an aggregate of 4,307,500 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.0058 per share (as compared to the $10.00 per share price being used to determine the number of shares of Common Stock being issued to the UpHealth and Cloudbreak equity holders in the Business Combinations or at which the PIPE Investors have agreed to purchase Common Stock), with the Sponsor purchasing 4,018,987 Founder Shares, Northland Investment purchasing 173,108 Founder Shares and the EarlyBird Group purchasing 115,405 Founder Shares. Additionally, the Founders purchased from GigCapital2 an aggregate of 567,500 Private Placement Units at a price of $10.00 per unit simultaneously with the consummation of GigCapital2’s initial public offering for an aggregate purchase price of $5,675,000, with the Sponsor purchasing 481,250 Private Placement Units, Northland Investment purchasing 56,350 Private Placement Units and the EarlyBird Group purchasing 29,900 Private Placement Units. In addition, Northland concurrently purchased 120,000 Private Underwriter Shares at a price of $10.00 per share. Certain of GigCapital2’s directors and executive officers, including Dr. Avi Katz, Dr. Raluca Dinu, Neil Miotto, John Mikulsky and Gil Frostig, also have a direct or indirect economic interest in the 481,250 Private Placement Units and in the 4,018,987 Founder Shares owned by the Sponsor. The 4,018,987 Founder Shares owned by the Sponsor would have had an aggregate market value of $         based upon the closing price of $         per public share on the NYSE on                     , 2021, the most recent practicable date prior to the date of this prospectus. The 481,250 private placement units held by the Sponsor would have had an aggregate market value of $         based upon the closing price of $         per public unit on the NYSE on                     , 2021, the most recent practicable date prior to the date of this prospectus.

Our Initial Stockholders, including our Sponsor and our independent directors, hold a significant number of shares of our Common Stock. They will lose their entire investment in us if a business combination is not completed.

Our Initial Stockholders hold in the aggregate 4,995,000 Founder Shares, representing 23% of the total shares outstanding as of the date of this prospectus. The Founder Shares will be worthless if we do not complete a business combination by the applicable deadline.

The Founder Shares are identical to the shares of Common Stock included in the public units, except that: (i) the Founder Shares are subject to certain transfer restrictions; (ii) our Initial Stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed: (a) to waive their redemption rights with respect to their shares of Common Stock in connection with the completion of our Business Combinations; (b) waive their redemption rights with respect to their shares of Common Stock in connection with a stockholder vote to approve an amendment to our current amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of the IPO or to provide for redemption in connection with a business combination; and (c) to waive their rights to liquidating distributions from the Trust Account with respect to their Initial Stockholder Shares if we fail to complete our initial business combination by the applicable deadline (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial business combination by the applicable deadline.

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting each of UpHealth and Cloudbreak, completing a business combination with each of UpHealth and Cloudbreak and may influence their operation of the post-combination company following the Business Combinations. This risk may become more acute as the deadline of the applicable deadline for completing an initial business combination nears.

Our Sponsor, directors or officers or their affiliates may elect to purchase shares or warrants from public stockholders, which may influence a vote on a proposed Business Combinations and the other proposals described in this prospectus and reduce the public “float” of our Common Stock.

Our Sponsor, directors or officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our Business Combinations, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combinations and thereby increase the likelihood of obtaining stockholder approval of the Business Combinations or to satisfy closing conditions in the Business Combination Agreements regarding required amounts of cash or cash equivalents that we have from any source equal or exceeds certain thresholds where it appears that such requirements would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. This may result in the completion of our Business Combinations that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Common Stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on the NYSE or another national securities exchange or reducing the liquidity of the trading market for our Common Stock.

Stockholders of the post-combination company may not be able to enforce judgments entered by United States courts against certain of our officers and directors.

We are incorporated in the State of Delaware. However, following the Business Combinations, some of our directors and executive officers may reside outside of the U.S. As a result, stockholders of the post-combination company may not be able to effect service of process upon those persons within the U.S. or enforce against those persons judgments obtained in U.S. courts.

A market for the Company’s securities may not continue, which would adversely affect the liquidity and price of its securities.

Following the Business Combinations, the price of the post-combination company’s securities may fluctuate significantly due to the market’s reaction to the Business Combinations and general market and economic conditions. An active trading market for the Company’s securities following the Business Combinations may never develop or, if developed, it may not be sustained. In addition, the price of the post-combination company’s securities after the Business Combinations can vary due to general economic conditions and forecasts, the post-combination company’s general business condition and the release of the post-combination company’s financial reports. Additionally, if the post-combination company’s securities are not listed on, or become delisted from, the NYSE for any reason, and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange) or the post-combination company’s securities are not listed on the NYSE and are quoted on the OTC Bulletin Board, the liquidity and price of the post-combination company’s securities may be more limited than if the post-combination company’s securities were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

The ability to execute the post-combination company’s strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their shares in connection with the Business Combinations.

Depending upon the aggregate amount of cash consideration the Company would be required to pay for all shares of Common Stock that are validly submitted for redemption, the post-combination company may be required to increase the financial leverage the post-combination company’s business would have to support. This may negatively impact its ability to execute on its own future strategic plan and its financial viability.

If the post-combination company fails to introduce or acquire new products or services that achieve broad market acceptance on a timely basis, or if its products or services are not adopted as expected, the combined company will not be able to compete effectively.

The post-combination company will operate in a highly competitive, quickly changing environment, and the combined company’s future success depends on its ability to develop or acquire, and introduce new products and services that achieve broad market acceptance. The post-combination company’s ability to successfully introduce and market new products is unproven. Because the post-combination company will have a limited operating history and the market for its products, including newly acquired or developed products, is rapidly evolving, it is difficult to predict the combined company’s operating results, particularly with respect to any new products that it may introduce. The post-combination company’s future success will depend in large part upon its ability to identify demand trends in the market in which it will operate and quickly develop or acquire, and design, manufacture and sell, products and services that satisfy these demands in a cost-effective manner.

In order to differentiate the post-combination company’s products and services from competitors’ products, the post-combination company will need to increase focus and capital investment in research and development, including software development. If any products currently sold by, and services offered by, either UpHealth or Cloudbreak do not continue, or if the post-combination company’s new products or services fail to achieve widespread market acceptance, or if we are unsuccessful in capitalizing on opportunities in the market in which the post-combination company will operate, the post-combination company’s future growth may be slowed and its business, results of operations and financial condition could be materially adversely affected. Successfully predicting demand trends is difficult, and it is very difficult to predict the effect that introducing a new product or service will have on existing product or service sales. It is possible that the post-combination company may not be successful with its new products and services, and as a result the post-combination company’s future growth may be slowed and its business, results of operations and financial condition could be materially adversely affected. Also, the post-combination company’s may not be able to respond effectively to new product or service announcements by competitors by quickly introducing competitive products and services.

In addition, the post-combination company may acquire companies and technologies in the future. In these circumstances, the combined company may not be able to successfully manage integration of the new product and service lines with the combined company’s existing suite of products and services. If the post-combination company is unable to effectively and successfully further develop these new product and service lines, the post-combination company may not be able to increase or maintain sales (as compared to sales of UpHealth or Cloudbreak, as applicable, on a standalone basis), and the post-combination company’s gross margin (as compared to sales of UpHealth or Cloudbreak, as applicable, on a standalone basis) may be adversely affected.

Furthermore, the success of the post-combination company’s new products will depend on several factors, including, but not limited to, market demand costs, timely completion and introduction of these products, prompt resolution of any defects or bugs in these products, the post-combination company’s ability to support these products, differentiation of new products from those of the post-combination company’s competitors, market acceptance of these products, delays and quality issues in releasing new products and services. The occurrence of one or more of the foregoing factors may result in lower quarterly revenue than expected, and the post-combination company may in the future experience product or service introductions that fall short of its projected rates of market adoption.

If the post-combination company’s products and services fail to achieve and sustain sufficient market acceptance, the combined company’s revenue will be adversely affected.

The post-combination company’s success will depend on its ability to develop and market products and services that are recognized and accepted as reliable, enabling and cost-effective. Some potential customers of the combined company may already use products or services similar to what UpHealth and Cloudbreak currently offers and similar to what the post-combination company may offer in the future and may be reluctant to replace those products or services with what UpHealth and Cloudbreak currently offers or which the combined company may offer in the future. Market acceptance of the post-combination company’s products, services and technology will depend on many factors, including the post-combination company’s ability to convince potential customers that the post-combination company’s products, services and technology are an attractive alternative to existing products, services and technology. Prior to adopting the post-combination company’s products, services and technology, some potential customers may need to devote time and effort to testing and validating the post-combination company’s systems. Any failure of the post-combination company’s systems to meet these customer benchmarks could result in potential customers choosing to retain their existing systems or to purchase systems other than the combined company’s.

If the Business Combinations’ benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of the Company’s securities may decline.

If the benefits of the Business Combinations do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the Closing may decline. The market values of the Company’s securities at the time of the Business Combinations may vary significantly from their prices on the date the Business Combinations were executed, the date of this prospectus, or the date on which the Company’s stockholders vote on the Business Combinations.

In addition, following the Business Combinations, fluctuations in the price of the Company’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combinations, there has not been a public market for UpHealth’s or Cloudbreak’s stock and trading in the shares of Company Common Stock has not been active. Accordingly, the valuation ascribed to UpHealth, Cloudbreak and Company Common Stock in the Business Combinations may not be indicative of the price that will prevail in the trading market following the Business Combinations. If an active market for the Company’s securities develops and continues, the trading price of the Company’s securities following the Business Combinations could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond the Company’s control. Any of the factors listed below could have a material adverse effect on your investment in the Company’s securities and the Company’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of the Company’s securities may not recover and may experience a further decline.

Factors affecting the trading price of the Company’s securities following the Business Combinations may include:

•

actual or anticipated fluctuations in the post-combination company’s quarterly financial results or the quarterly financial results of companies perceived to be similar to the post-combination company;

•	changes in the market’s expectations about the post-combination company’s operating results;

•	success of competitors;

•	the post-combination company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to the post-combination company’s;

•	the post-combination company’s ability to market new and enhanced services and products on a timely basis;

•	changes in laws and regulations affecting the post-combination company’s business;

•	commencement of, or involvement in, litigation involving the Company;

•	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of the post-combination company’s securities available for public sale;

•	any major change in the board or management;

•	sales of substantial amounts of Common Stock by the post-combination company’s directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Company’s securities irrespective of its operating performance. The stock market in general and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Company’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress the Company’s stock price regardless of the Company’s business, prospects, financial condition or results of operations. A decline in the market price of the Company’s securities also could adversely affect the Company’s ability to issue additional securities and the Company’s ability to obtain additional financing in the future.

Following the Business Combinations, if securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding the Company’s securities adversely, the price and trading volume of the Company’s securities could decline.

The trading market for the post-combination company’s securities will be influenced by the research and reports that industry or securities analysts may publish about the post-combination company, its business, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, the post-combination company’s stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-combination company, change their recommendation regarding the post-combination company’s stock adversely, or provide more favorable relative recommendations about the post-combination company’s competitors, the price of the post-combination company’s securities would likely decline. If any analyst who may cover the post-combination company were to cease coverage of the post-combination company or fail to regularly publish reports on it, the post-combination company could lose visibility in the financial markets, which could cause its stock price or trading volume to decline.

The future sales of shares by existing stockholders may adversely affect the market price of the Company’s Common Stock.

Sales of a substantial number of shares of the Company’s Common Stock in the public market could occur at any time. If the Company’s stockholders sell, or the market perceives that the Company’s stockholders intend to sell, substantial amounts of the Company’s Common Stock in the public market, the market price of the Company’s Common Stock could decline.

Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of Common Stock as consideration in the Business Combinations. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

The issuance of the Common Stock in the Business Combinations will dilute the equity interest of our existing stockholders and may adversely affect prevailing market prices for our public shares and/or public warrants.

It is anticipated that, upon completion of the Business Combinations, assuming no redemptions: (i) the Company’s public stockholders will retain an ownership interest of approximately 13.6% in the post-combination company (not including shares beneficially owned by our Sponsor); (ii) the PIPE Investors will own approximately 2.32% of the post-combination company (such that public stockholders, including the PIPE Investors, will own approximately 15.92% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor) will own approximately 3.9% of the post-combination company; (iv) the former UpHealth equity holders will own approximately 73.0% of the post-combination company, assuming $86,200,000 of cash is used to repurchase UpHealth shares and (v) the former Cloudbreak equity holders will own approximately 7.12% of the post-combination company, assuming no cash is used to repurchase Cloudbreak Units. The ownership percentage with respect to the post-combination company following the Business Combinations does not take into account (i) warrants to purchase Common Stock that will remain outstanding immediately following the Business Combinations (ii) conversion of the Convertible Notes into shares of Common Stock or (iii) the issuance of any shares upon completion of the Business Combinations under the Incentive Plan. Depending on the number of public shares redeemed, our current stockholders could own a majority of the voting rights in the post-combination company, but would not have effective control over the post-combination company. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The NYSE may not list our securities on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

In connection with the Business Combinations, in order to obtain the listing of the post-combination company’s securities on the NYSE, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements. We will seek to have the post-combination company’s securities listed on the NYSE upon consummation of the Business Combinations. We cannot assure you that we will be able to meet all initial listing requirements. Even if the post-combination company’s securities are listed on the NYSE, we may be unable to maintain the listing of its securities in the future.

If we fail to meet the initial listing requirements and the NYSE does not list the post-combination company’s securities on its exchange, neither UpHealth nor Cloudbreak would not be required to consummate the Business Combinations. In the event that either UpHealth or Cloudbreak elected to waive this condition, and the Business Combinations were consummated without the post-combination company’s securities being listed on the NYSE or on another national securities exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the post-combination company’s securities were not listed on the NYSE, such securities would not qualify as covered securities and we would be subject to regulation in each state in which we offer our securities because states are not preempted from regulating the sale of securities that are not covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states.

Resales of the shares of Common Stock included in the stock consideration could depress the market price of our Common Stock.

We will have approximately 128,942,357 shares of Common Stock outstanding immediately following the Business Combinations, and there may be a large number of shares of Common Stock sold in the market following the completion of the Business Combinations or shortly thereafter. The shares held by the Company’s public stockholders are freely tradable. In addition, the Company will be obligated to register the resale of shares of Common Stock issued as merger consideration, which shares will become available for resale following the expiration of any applicable lockup period. We also expect that Rule 144 will become available for the resale of shares of our Common Stock that are not registered for resale once one year has elapsed from the date that we file the Current Report on Form 8-K following the Closing that includes the required Form 10 information that reflects we are no longer a shell company. Such sales of shares of Common Stock or the perception of such sales may depress the market price of our Common Stock.

The post-combination company may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

The post-combination company has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date the post-combination company sends the notice of redemption to the warrant holders. If and when the warrants become redeemable by the post-combination company, the post-combination company may exercise its redemption right even if the post-combination company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the Private Placement Warrants and warrants underlying the units issuable upon conversion of working capital loan will be redeemable by the post-combination company so long as they are held by their initial purchasers or their permitted transferees.

Anti-takeover provisions contained in the proposed Second Amended and Restated Certificate of Incorporation as well as provisions of Delaware law, could impair a takeover attempt.

The proposed Second Amended and Restated Certificate of Incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. The post-combination company is also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for the post-combination company’s securities. These provisions will include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders; and

•

the requirement that a meeting of stockholders may only be called by members of our Board or the stockholders holding a majority of our shares, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

These provisions, alone or together, could delay hostile takeovers and changes in control of New UpHealth or changes in the New UpHealth Board and New UpHealth’s management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding Common Stock from engaging in certain business combinations without approval of the holders of substantially all of New UpHealth Common Stock. Any provision of Amended and Restated Certificate of Incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of SOX; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following October 18, 2023, the fifth anniversary of our IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700,000,000 as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Common Stock less attractive because we rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, the post-combination company will be required to provide management’s assessment on internal controls commencing with the annual report for fiscal year ended December 31, 2022, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of UpHealth and Cloudbreak as privately-held companies. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-combination company are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-combination company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common

Stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

Activities taken by the Company’s affiliates to purchase, directly or indirectly, public shares will increase the likelihood of approval of the UpHealth Business Combination Proposal, the Cloudbreak Business Combination Proposal and the other Proposals and may affect the market price of the Company’s securities.

The Company’s Founders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of the Business Combinations. None of the Company’s Founders, directors, officers, advisors or their affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of the Company’s Founders, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such public shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by the Company’s Founders, directors, officers, advisors or their affiliates, or the price such parties may pay.

If such transactions are effected, the consequence could be to cause the Business Combinations to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the UpHealth Business Combination Proposal, the Cloudbreak Business Combination Proposal and other proposals and would likely increase the chances that such Proposals would be approved. If the market does not view the Business Combinations positively, purchases of public shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of the Company’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of the Company’s securities.

As of the date of this prospectus, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. The Company will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combinations Proposal or other proposals.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the Company’s business, investments and results of operations.

The Company is subject to laws, regulations and rules enacted by national, regional and local governments. In particular, the Company is required to comply with certain SEC, NYSE and other legal or regulatory requirements, including the NYSE upon the transfer of its listing. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the Company’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on the Company’s business and results of operations.

We have not registered the shares of Common Stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise public warrants, thus precluding such investor from being able to exercise its public warrants except on a cashless basis and potentially causing such public warrants to expire worthless.

We have not registered the shares of Common Stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of Common Stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the public warrants, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the public warrants are not registered under the Securities Act, we will be required to permit holders to exercise their public warrants on a cashless basis. However, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our Common Stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any public warrant, or issue securities or other compensation in exchange for the public warrants in the event that we are unable to register or qualify the shares underlying the public warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the public warrants is not so registered or qualified or exempt from registration or qualification, the holder of such public warrant shall not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of public units will have paid the full unit purchase price solely for the shares of Common Stock included in the public units. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We will use our best efforts to register or qualify such shares of Common Stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the IPO. However, there may be instances in which holders of our public warrants may be unable to exercise such public warrants but holders of our private warrants may be able to exercise such private warrants.

Our Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination.

Our Board did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combinations. In analyzing the Business Combinations, our Board and management conducted due diligence on each of UpHealth and Cloudbreak and researched the industry in which it operates and concluded that the Business Combinations were in the best interest of our stockholders. Accordingly, investors will be relying solely on the judgment of our Board in valuing each of UpHealth’s business and Cloudbreak’s business, and our Board may not have properly valued such business. The lack of a third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the proposed business combination or demand redemption of their shares for cash, which could potentially impact the ability to consummate the Business Combinations or the operations of the post-combination company.

The Company may be a “controlled company” within the meaning of the applicable rules of the NYSE and, as a result, may qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Upon the Closing, depending on the number of shares of Common Stock redeemed by the Company’s public stockholders, the former UpHealth equityholders and former Cloudbreak equityholders may control a majority of the voting power of the post-combination company’s outstanding Common Stock, and the Company may then be a “controlled company” within the meaning of applicable rules of the NYSE upon the Closing of the Business Combinations. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

•	that a majority of the board consists of independent directors;

•	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

•

that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

If available, the post-combination company may use these exemptions now or in the future. As a result, the post-combination company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

The Company’s proposed Second Amended and Restated Certificate of Incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the sole and exclusive forums for substantially all disputes between the Company and its stockholders, which could limit the Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, or employees.

Our Amended and Restated Certificate of Incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Exchange Act or the Securities Act, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Amended and Restated Certificate of Incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or employees which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. However, there is no assurance that a court would enforce the choice of forum provision contained in our Amended and Restated Certificate of Incorporation. If a court were to find such provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Amended and Restated Certificate of Incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The future exercise of registration rights may adversely affect the market price of our Common Stock.

Certain of our stockholders will have registration rights for restricted securities. We are obligated to register certain securities, including all of the shares of Common Stock held by the Initial Stockholders, shares of Common Stock received by certain significant UpHealth stockholders as part of the UpHealth Business Combination, shares of Common Stock received by certain significant Cloudbreak members as part of the Cloudbreak Business Combination. We are obligated to (i) file a resale “shelf” registration statement to register such securities (and any shares of UpHealth Common Stock and any Cloudbreak Units into which they may be exercised following the consummation of the Business Combinations) within 15 business days after of the Closing Date and (ii) use reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as reasonably practicable after the filing. Sales of a substantial number of shares of Common Stock pursuant to the resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock.

There is uncertainty regarding the U.S. federal income tax consequences of the redemption to the holders of our Common Stock.

There is some uncertainty regarding the U.S. federal income tax consequences to holders of our Common Stock who exercise their redemption rights. The uncertainty of tax consequences relates primarily to the individual circumstances of the taxpayer and include (i) whether the redemption results in a dividend or a sale taxable as capital gain, and (ii) whether such capital gain is “long-term” or “short-term.” Whether the redemption qualifies for sale treatment will depend largely on whether the holder owns (or is deemed to own) any shares of our Common Stock following the redemption, and if so, the total number of shares of our Common Stock held by the holder both before and after the redemption relative to all shares of our Common Stock outstanding both before and after the redemption. The redemption generally will be treated as a sale, rather than a dividend, if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in GigCapital2 or (iii) is “not essentially equivalent to a dividend” with respect to the holder. Due to the personal and subjective nature of certain of such tests and the absence of clear guidance from the IRS, there is uncertainty as to whether a holder who elects to exercise its redemption rights will be treated as receiving a dividend or recognizing capital gain.

Risks Related to the Redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combinations with which a substantial majority of our stockholders do not agree.

Our current amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (such that we are not subject to the SEC’s “penny stock” rules). However, the Business Combination Agreements provide that the obligation of each of UpHealth and Cloudbreak to consummate the Business Combinations, as applicable, is conditioned on the amount of cash or cash equivalents that we have from any source equals or exceeds $150,000,000. Furthermore, under the terms of the Convertible Note

Subscription Agreements, a condition to the closing of the transactions contemplated by those agreements is that at least $50,000,000 of the $150,000,000 is from the Trust Account. This scenario therefore gives effect to $50,000,000 being retained in the Trust Account. As a result, we may be able to complete our Business Combinations even though a portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates. Based on the amount of approximately $168,000,000 in our Trust Account as of January 31, 2021, 11,719,623 shares of Common Stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Business Combination Agreements. As of the date of this prospectus, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the UpHealth Business Combination Proposal, the Cloudbreak Business Combination Proposal or other proposals.

In the event the aggregate cash consideration we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination Agreements exceeds the aggregate amount of cash available to us, we may not complete the Business Combinations or redeem any shares, all shares of Common Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of 15% or more of Company Common Stock issued in the Company’s IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares issued in the Company’s IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, of 15% or more of the shares of Common Stock included in the units sold in the Company’s IPO. The Company refers to such shares in excess of an aggregation of 15% or more of the shares sold in the Company’s IPO as “Unredeemable Shares.” In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise Redemption Rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any Unredeemable Shares will reduce your influence over the Company’s ability to consummate the Business Combinations and you could suffer a material loss on your investment in the Company if you sell Unredeemable Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Unredeemable Shares if the Company consummates the Business Combinations. As a result, in order to dispose of such shares, you would be required to sell your stock in open market transactions, potentially at a loss. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

There is no guarantee that a stockholder’s decision whether to redeem their shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

The Company can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combinations or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combinations, may cause an increase in the Company’s share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder redeemed their shares.

Similarly, if a stockholder does not redeem their shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If the Company’s stockholders fail to comply with the redemption requirements specified in this prospectus, they will not be entitled to redeem their shares of Company Common Stock for a pro rata portion of the funds held in the Trust Account.

Holders of public shares are not required to affirmatively vote either for or against the UpHealth Business Combination Proposal, the Cloudbreak Business Combination Proposal or any other proposal in order to exercise their rights to redeem their shares for a pro rata portion of the Trust Account. In order to exercise their Redemption Rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to the Company’s transfer agent at least two (2) business days prior to the Special Meeting. Stockholders electing to redeem their shares will receive their pro rata portion the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s franchise and income taxes, calculated as of two (2) business days prior to the anticipated consummation of the Business Combination. See the section titled “Special Meeting of Company Stockholders—Redemption Rights” for additional information on how to exercise your Redemption Rights.

The Company’s stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their Redemption Rights prior to the deadline.

The Company’s public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things as fully described in the section titled “Special Meeting of Company Stockholders—Redemption Rights,” tender their certificates to the Company’s transfer agent or deliver their shares to the transfer agent electronically through the DTC at least two (2) business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and the Company’s transfer agent will need to act to facilitate this request. It is the Company’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because GigCapital2 does not have any control over this process or over the brokers, which the Company refers to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their Redemption Rights and thus will be unable to redeem their shares.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our Business Combinations, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with our Business Combinations describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to complete with these procedures, its shares may not be redeemed.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective amounts. We will not receive any of the proceeds from these sales.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 23, 2020, GigCapital2 announced the pending merger of a series of integrated merger transactions.

On November 23, 2020, GigCapital2, announced that it executed the UpHealth Business Combination Agreement.

Also, on November 23, 2020, GigCapital2 also announced that it executed the Cloudbreak Business Combination Agreement.

UpHealth has previously or contemporaneously entered into separate merger agreements with respect to the acquisitions by UpHealth of Behavioral Health Services, Innovations Group, Thrasys, and TTC Healthcare, and a share purchase agreement providing for the purchase of 99% or more of the equity interests of Glocal. All of these entities have been acquired or are probable of being acquired under US GAAP, and are therefore included in the pro forma financial statements contained herein.

The UpHealth Business Combination Agreement

Pursuant to the terms of the UpHealth Business Combination Agreement, GigCapital2 will acquire UpHealth through the statutory merger of UpHealth Merger Sub with and into UpHealth, with UpHealth surviving the merger as a wholly owned subsidiary of GigCapital2. At the effective time of the UpHealth Business Combination, each share of UpHealth common stock will be canceled and converted into the right to receive a number of shares of GigCapital2 Common Stock equal to the Exchange Ratio. The Exchange Ratio will be equal to the Aggregate Merger Consideration divided by the sum of the aggregate number of shares of UpHealth common stock issued and outstanding immediately prior to the effective time of the UpHealth Merger. The Aggregate Merger Consideration shall not exceed 99,000,000 shares of GigCapital2 Common Stock, subject to certain adjustments, less the Thrasys Incentive Amount. UpHealth and Innovations Group previously entered into a merger agreement for UpHealth to acquire Innovations Group. UpHealth also has previously entered into a share purchase agreement providing for the purchase of 99% or more of the equity interests of Glocal. The Aggregate Merger Consideration may be reduced by certain shares and debt assumption thresholds if the Innovations Group and Glocal acquisitions are not complete.

The Cloudbreak Business Combination Agreement

Pursuant to the terms of the Cloudbreak Business Combination Agreement (and any terms used in this paragraph that are not otherwise defined are as defined in the Cloudbreak Business Combination Agreement), GigCapital2 will acquire Cloudbreak through the statutory merger of Cloudbreak Merger Sub with and into Cloudbreak, with Cloudbreak surviving the merger as a wholly owned subsidiary of GigCapital2. At the effective time of the Cloudbreak Business Combination: (i) each Cloudbreak Unit (and the membership interests represented thereby) issued and outstanding immediately prior to the Closing shall be converted into the right to receive a number of shares of GigCapital2 Common Stock equal to the Common Unit Exchange Ratio; (ii) each Series A Preferred Unit (and the membership interests represented thereby) issued and outstanding immediately prior to the Closing shall be converted into the right to receive a number of shares of GigCapital2 Common Stock equal to the Preferred Unit Exchange Ratio (in addition to any Business Combination Share Adjustment to which each Series A Preferred Unit is entitled); and (iii) each option that is outstanding and unexercised immediately prior to the Closing, whether vested or unvested, shall be assumed by GigCapital2 and converted into an option to purchase a number of shares of GigCapital2 Common Stock in an amount set forth on the Allocation Schedule, which amount shall be equal to the product of (a) the number of Cloudbreak Units subject to such option, multiplied by (b) the Common Unit Exchange Ratio. Each holder of Exchanged Options shall also be entitled to any Business Combination Share Adjustment made pursuant to the

Cloudbreak Business Combination Agreement. Additionally, immediately prior to the Closing each common warrant shall convert into Common Units in accordance with their terms. The aggregate number of shares of GigCapital2 Common Stock issuable at the Closing, and upon the exercise of all Exchanged Options on a net exercise basis, shall equal 11,000,000 shares of GigCapital2 Common Stock.

Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting in accordance with ASC 805, with the Company treated as the legal acquirer. Under ASC 805, one of the UpHealth merger entities, Thrasys, was determined to be the ultimate accounting acquirer for the UpHealth mergers. The following tables set forth an unaudited pro forma condensed combined balance sheet as of September 30, 2020, and unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the twelve months ended December 31, 2019 (as adjusted for conforming presentation periods for Glocal, a March 31 year-end). The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the Business Combination as if it had occurred on that date. The pro forma balance sheet data is derived from the unaudited historical financial statements of GigCapital2 and the unaudited historical financial statements of the merger entities as of September 30, 2020. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2019 and for the nine months ended September 30, 2020 have been prepared to illustrate the effects of the Business Combination, as if it had occurred on January 1, 2019 and January 1, 2020, respectively. The pro forma condensed combined statement of comprehensive income (loss) operations data is derived from the audited financial statements of GigCapital2 for the year ended December 31, 2019, the unaudited financial statements of GigCapital2 for the nine months ended September 30, 2020, the audited financial statements of each of the UpHealth and Cloudbreak merger entities for the years ended December 31, 2019, and the unaudited financial statements of the UpHealth and Cloudbreak merger entities for the nine months ended September 30, 2020.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (i) directly attributable to the Business Combination, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined statements of operations reflect non-recurring transaction charges directly related to the Acquisition that the combined company has incurred in furtherance of consummation of the Business Combination, as well as transaction costs incurred, but not yet recorded, subsequent to September 30, 2020. Further, the tax rate used for these unaudited pro forma condensed combined financial statements is an estimated effective tax rate, which will likely vary from the actual effective rate in periods subsequent to the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the Business Combination been consummated prior to September 30, 2020, nor are they necessarily indicative of future results of operations. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. The fair value of each of the merger entities’ identifiable tangible and intangible assets acquired and liabilities assumed are based on preliminary estimates and are subject to adjustment as, and if, more information is obtained within twelve months of the consummation of the Business Combination. As of the date of filing of this Form S-4 to which the following unaudited pro forma condensed combined financial statements are attached, the Company has not completed the detailed valuation work necessary to finalize the required estimated fair values of the merger entities’ assets acquired and liabilities assumed and related allocation of purchase price. The purchase price allocation and related depreciation and amortization included in the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of preparing these unaudited pro forma condensed combined financial statements. Management anticipates that the values assigned to the assets acquired and liabilities assumed will be finalized during the one-year measurement period following the date of completion of the Business Combination. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. In addition, certain reclassifications have been made to the merger entities’ historical financial statements to conform to the presentation used in the Company’s historical financial statements. Such reclassifications had no effect on the merger entities’ previously reported financial position or results of operations.

The unaudited pro forma condensed combined financial statements do not include any adjustments for the anticipated benefits from cost savings or synergies of GigCapital2 and the merger entities’ operating as a combined company or for liabilities resulting from integration planning, as management is in the process of making these assessments. However, liabilities ultimately may be recorded for additional costs in subsequent periods related to all merger entity companies, including severance, relocation or retention costs related to employees of the merger entities, as well as other costs associated with integrating and/or restructuring the companies. The ultimate recognition of such costs and liabilities would affect amounts in the unaudited pro forma condensed combined financial statements, and such costs and liabilities could be material.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	audited historical financial statements of the Company as of December 31, 2019 and for the period from March 6, 2019 (date of inception) through December 31, 2019;

•

unaudited historical financial statements of the Company as of and for the nine months ended September 30, 2020 and included in GigCapital2’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2020;

•	audited historical consolidated financial statements of the merger entities as of and for the year ended December 31, 2019 (twelve months ended March 31, 2020 for Glocal); and

•	unaudited historical consolidated financial statements of the merger entities as of and for the nine months ended September 30, 2020.

The unaudited pro forma condensed combined financial statements have been prepared using two different levels of assumed redemptions of Common Stock:

•	Assuming No Redemption: This scenario assumes that no additional shares of Common Stock are redeemed; and

•

Assuming Maximum Redemption: This scenario assumes that 11,452,523 shares of Common Stock are redeemed for an aggregate payment of approximately $116,000,000 (based on the estimated per share redemption price of approximately $10.10 per share based on the fair value of marketable securities held in the Trust Account as of January 31, 2021 of approximately $168,000,000) from the Trust Account. The Business Combination Agreements provide that each of UpHealth’s and Cloudbreak’s obligation to consummate the Business Combinations, as applicable, is conditioned on the funds in the Trust Account being no less than an aggregate amount of $150,000,000. Furthermore, under the terms of the Convertible Note Subscription Agreements, a condition to the closing of the transactions contemplated by those agreements is that at least $50,000,000 of the $150,000,000 is from the Trust Account. This scenario therefore gives effect to $50,000,000 being retained in the Trust Account. This results in public share redemptions of 11,452,523 shares for aggregate redemption payments of $116,000,000.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENTS

AS OF SEPTEMBER 30, 2020

(dollars in thousands)

	GigCapital2, Inc. and Subsidiaries	UpHealth Holdings, Inc. and Subsidiaries	Scenario 1 (Assuming No Additional Redemption into Cash)			Scenario 2 (Assuming Maximum Redemption into Cash)
	Pro Forma	Pro Forma	Transaction Accounting Adjustments	Note	Pro Forma Combined Company	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(unaudited)	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,666	$13,357	$168,428	6(a)(1)	$417,451	$168,428	6(a)(1)	$299,023
			–	6(a)(2)		(118,428)	6(a)(2)
	–	–	28,500	6(a)(3)		28,500	6(a)(3)
	–	–	(36,750)	6(a)(4)		(36,750)	6(a)(4)
	–	–	242,250	6(a)(5)		242,250	6(a)(5)
Accounts receivable, net	4,685	11,660	–		16,345	–		16,345
Inventories, net	42	2,880	–		2,922	–		2,922
Accounts receivable, related parties	10	635	–		645	–		645
Prepaid expenses and other current assets	1,624	4,392	–		6,016	–		6,016

Total current assets	8,027	32,924	402,428		443,379	284,000		324,951
Property, plant and equipment, net	1,088	39,470	–		40,558	–		40,558
Construction work in progress	–	4,964	–		4,964	–		4,964
Goodwill	153,073	383,528	–		536,601	–		536,601
Trade names	3,925	2,160	–		6,088	–		6,085
Definite lived intangibles, net	–	46,760	–		46,760	–		46,760
Developed technology	5,800		–		5,800	–		5,800
Customer relationships, net	5,500	–	–		5,500	–		5,500
Operating Lease ROU	–	–	–		–	–		–
Finance Lease ROU	2,559	–	–		2,559	–		2,559
Deferred income taxes, net	–	423	–		423	–		423
Cash and marketable securities, held in Trust Account	168,428	–	(168,428)	6(a)(1)	–	(168,428)	6(a)(1)	–
Other assets	1,051	1,721	–		2,772	–		2,772

Total assets	$349,451	$511,950	$234,000		$1,095,401	$115,572		$976,973

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,120	$27,002	$32,402	6(a)(7)	$61,524	$32,402	6(a)(7)	$61,524
Dividends payable	–	–	–		–	–		–
Accrued liabilities	699	9,698	–		10,397	–		10,397
Accrued interest	–	8	–		8	–		8
Other current liabilities	6	481	–		487	–		487
Derivative liabilities, current portion	–	–	69,676	6(a)(8)	69,676	69,676	6(a)(8)	69,676
Operating lease liability, current portion	–	–			–	–		–
Finance lease liability, current portion	1,808	–			1,808	–		1,808
Current portion of long-term debt	11,000	7,159	–		18,159	–		18,159
Current portion of deferred revenue	775	3,094	–		3,869	–		3,869

Total current liabilities	16,408	47,442	102,078		165,928	102,078		165,928

	GigCapital2, Inc. and Subsidiaries	UpHealth Holdings, Inc. and Subsidiaries	Scenario 1 (Assuming No Additional Redemption into Cash)			Scenario 2 (Assuming Maximum Redemption into Cash)
	Pro Forma	Pro Forma	Transaction Accounting Adjustments	Note	Pro Forma Combined Company	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(unaudited)	(unaudited)
Long-term debt, net of current maturities	1,289	21,856	–		23,145	–		23,145
Revolver	7,253	265	–		7,518	–		7,518
Convertible Note	–	1,900	–		1,900	–		1,900
Convertible Senior Note	–	–	121,203	6(a)(9)	121,203	121,203	6(a)(9)	121,203
Debt Discount	–	–	(12,750)	6(a)(9)	(12,750)	(12,750)	6(a)(9)	(12,750)
Derivative liabilities, net of current portion	–	–	64,121	6(a)(10)	64,121	64,121	6(a)(10)	64,121
Paycheck Protection Program (“PPP”) & Economic Injury Disaster Loan (“EIDL”)	–	3,178	–		3,178	–		3,178
Notes to Sellers	16,947	64,250	(36,750)	6(a)(11)	44,447	(36,750)	6(a)(11)	44,447
Finance lease liability, net of current portion	582	–	–		582	–		582
Deferred revenue	–	–	–		–	–		–
Liability for pension and other post-retirement benefits	–	–	–		–	–		–
Other long-term obligations	–	2,113	–		2,113	–		2,113

Total liabilities	42,479	141,004	237,902		421,385	237,902		421,385

Common stock subject to possible redemption, 16,403,019 shares as of September 30, 2020 at a redemption value of $10.00 per share	163,972	–	(163,972)	6(a)(12)	–	(163,972)	6(a)(12)	–

Stockholders’ Equity:
Common stock	1	–	13,555	6(a)(13)	13,556	12,409	6(a)(13)	12,410
Preferred stock	–	–	–		–	–		–
Membership Units	–	–	–		–	–		–
Members’ equity	–	–	–		–	–		–
Additional paid-in capital	143,238	370,449	163,972	6(a)(14)	692,365	45,544	6(a)(14)	575,083
			28,500	6(a)(15)		28,500	6(a)(15)
			(239)	6(a)(16)		(239)	6(a)(16)
			(13,555)	6(a)(17)		(12,409)	6(a)(17)
Accumulated deficit	(239)	(7,243)	239	6(a)(18)	(39,645)	239	6(a)(18)	(39,645)
			(32,402)	6(a)(19)		(32,402)	6(a)(19)
Noncontrolling interest	–	7,740	–		7,740	–		7,740

Total stockholders’ equity	143,000	370,946	160,070		674,016	41,642		555,588

Total liabilities and stockholders’ equity	$349,451	$511,950	$234,000		$1,095,401	$115,572		$976,973

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENTS

AS OF SEPTEMBER 30, 2020

(dollars in thousands)

	GigCapital2, Inc. and Subsidiaries	Cloudbreak Health, LLC and Subsidiaries
	Historical September 30, 2020	Historical September 30, 2020	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(unaudited)	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$387	$1,917	$(638)	6(c)(3)	$1,666
Accounts receivable, net	–	4,685	–		4,685
Inventories, net	–	42	–		42
Accounts receivable, related parties	10	–	–		10
Prepaid expenses and other current assets	178	1,446	–		1,624

Total current assets	575	8,090	(638)		8,027
Property, plant and equipment, net	–	1,088	–		1,088
Goodwill	–	–	153,073	6(c)(1)	153,073
Trade names	–	–	3,925	6(c)(1)	3,925
Definite lived intangibles, net	–	–	–		–
Developed technology	–	5,792	8	6(c)(1)	5,800
Customer relationships, net	–	–	5,500	6(c)(1)	5,500
Operating Lease ROU	–	5,042	(5,042)	6(c)(2)	–
Finance Lease ROU	–	2,559	–		2,559
Deferred income taxes, net	–	–	–		–
Cash and marketable securities, held in Trust Account	174,285	–	(5,857)	6(c)(7)	168,428
Other assets	–	1,051	–		1,051

Total assets	$174,860	$23,622	$150,969		$349,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$25	$2,095	$–		$2,120
Dividends payable	–	–	–		–
Accrued liabilities	–	699	–		699
Accrued interest	–	–	–		–
Other current liabilities	6	–	–		6
Operating lease liability, current portion	–	1,016	(1,016)	6(c)(2)	–
Finance lease liability, current portion	–	1,808	–		1,808
Current portion of long-term debt	–	11,638	(638)	6(c)(3)	11,000
Current portion of deferred revenue	–	68	707	6(c)(1)	775

Total current liabilities	31	17,324	(947)		16,408
Long-term debt, net of current maturities	–	1,289	–	6(c)(3)	1,289
Revolver	–	7,253	–	6(c)(3)	7,253
Convertible notes	–	10,200	(10,200)	6(c)(3)	–
Accrued interest on convertible notes	–	6,747	(6,747)	6(c)(3)	–
Cumulative preferred stock dividends	–	6,331	(6,331)	6(c)(3)	–
Seller Notes Payable	–	–	16,947	6(c)(4)	16,947
Operating lease liability, net of current portion	–	4,743	(4,743)	6(c)(2)	–
Finance lease liability, net of current portion	–	582	–		582
Deferred revenue	–	–	–		–
Liability for pension and other post-retirement benefits	–	–	–		–
Other long-term obligations	–	–	–		–

Total liabilities	31	54,469	(12,021)		42,479

Common stock subject to possible redemption at $10.00 per share	169,829	–	(5,857)	6(c)(7)	163,972

Stockholders’ Equity:
Common stock	1	–	–		1
Preferred stock	–	15,000	(15,000)	6(c)(5)	–
Membership Units	–	10,879	(10,879)	6(c)(5)	–
Members’ equity	–	(56,726)	56,726	6(c)(5)	–
Additional paid-in capital	5,238	–	138,000	6(c)(6)	143,238
Retained earnings	(239)	–	–		(239)

Total stockholders’ equity	5,000	(30,847)	168,847		143,000

Total liabilities and stockholders’ equity	$174,860	$23,622	$150,969		$349,451

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENTS

AS OF SEPTEMBER 30, 2020

(dollars in thousands)

	Thrasys, Inc. and Subsidiaries (accounting acquirer)	UpHealth Holdings, Inc.	Behavioral Services, LLC and Subsidiaries	Innovations Group, Inc. and Subsidiaries	TTC Healthcare, Inc. and Subsidiaries	Glocal Healthcare Systems Private Limited (India) and Subsidiaries
	Historical September 30, 2020	Historical September 30, 2020	Historical September 30, 2020	Historical September 30, 2020	Historical September 30, 2020	Historical September 30, 2020	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,845	$–	$1,002	$3,129	$5,123	$258	$–		$13,357
Cash and cash equivalents, held in Trust Account	–	–	–	–	–	–	–		–
Accounts receivable, net	3,024	–	1,086	47	1,604	5,899	–		11,660
Inventories	–	–	140	2,436	–	304	–		2,880
Accounts receivable, related parties	–	–	16	15	–	604	–		635
Prepaid expenses and other current assets	3,058	–	28	517	131	658	–		4,392

Total current assets	9,927	–	2,272	6,144	6,858	7,723	–		32,924
Property, plant and equipment, net	107	–	65	8,205	487	24,603	6,003	6(b)(1)	39,470
Construction work in progress	–	–	–	–	–	4,954	10	6(b)(1)	4,964
Goodwill	–	–	–	–	13,299	424	369,805	6(b)(1)	383,528
Trade names	–	–	–	–	–	–	2,160	6(b)(1)	2,160
Definite lived intangibles, net	–	–	–	–	–	2,726	44,034	6(b)(1)	46,760
Customer relationships, net	–	–	–	–	–	–	–		–
In-process research & development, net	–	–	–	–	–	–	–		–
Deferred income taxes, net	–	423	–	–	–	–	–		423
Other assets	–	–	309	–	213	984	215	6(b)(1)	1,721

Total assets	$10,034	$423	$2,646	$14,349	$20,857	$41,414	$422,227		$511,950

	Thrasys, Inc. and Subsidiaries (accounting acquirer)	UpHealth Holdings, Inc.	Behavioral Services, LLC and Subsidiaries	Innovations Group, Inc. and Subsidiaries	TTC Healthcare, Inc. and Subsidiaries	Glocal Healthcare Systems Private Limited (India) and Subsidiaries
	Historical September 30, 2020	Historical September 30, 2020	Historical September 30, 2020	Historical September 30, 2020	Historical September 30, 2020	Historical September 30, 2020	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,349	$666	$488	$624	$435	$23,440	$–		$27,002
Dividends payable	–	–	–	–	–	–	–		–
Accrued liabilities	6,334	817	83	1,215	1,249	–	–		9,698
Accrued interest	–	–	–	–	–	8	–		8
Other current liabilities	–	–	–	–	481	–	–		481
Current portion of long-term debt	275	–	–	285	2,708	3,891	–		7,159
Current portion of deferred revenue	2,944	–	–	150	–	–	–		3,094

Total current liabilities	10,902	1,483	571	2,274	4,873	27,339	–		47,442
Long-term debt, net of current maturities	539	–	–	5,131	8,674	1,868	5,644	6(b)(2)	21,856
Revolver	265	–	–	–	–	–	–		265
Convertible notes	1,900	–	–	–	–	–	–		1,900
Accrued interest on convertible notes	–	–	–	–	–	–	–		–
Notes to Sellers	–	–	–	–	–	–	64,250	6(b)(3)	64,250
PPP & EIDL	–	–	1,234	–	1,944	–	–		3,178
Deferred revenue	–	–	–	–	–	–	–		–
Liability for pension and other post-retirement benefits	–	–	–	–	–	–	–		–
Other long-term obligations	742	–	–	–	1,222	149	–		2,113

Total liabilities	14,348	1,483	1,805	7,405	16,713	29,356	69,894		141,004

Common stock subject to possible redemption at $10.00 per share	–	–	–	–	–	–	–		–

Stockholders’ Equity:
Common stock	–	–	–	–	1	–	(1)	6(b)(4)	–
Preferred stock	–	–	–	–	1,898	–	(1,898)	6(b)(4)	–
Membership Units	–	–	–	–	–	–	–	6(b)(4)	–
Members’ equity	–	–	841	–	–	–	(841)	6(b)(4)	–
Additional paid-in capital	1,869	–	–	5	2,999	6,813	358,763	6(b)(5)	370,449
Retained earnings	(6,183)	(1,060)	–	6,251	(754)	3,500	(8,997)	6(b)(6)	(7,243)
Noncontrolling interest	–	–	–	688	–	1,745	5,307	6(b)(7)	7,740

Total stockholders’ equity	(4,314)	(1,060)	841	6,944	4,144	12,058	352,333		370,946

Total liabilities and stockholders’ equity	$10,034	$423	$2,646	$14,349	$20,857	$41,414	$422,227		$511,950

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(dollars in thousands)

	GigCapital2, Inc. and Subsidiaries	UpHealth Holdings, Inc. and Subsidiaries	Scenario 1 (Assuming No Additional Redemption into Cash)			Scenario 2 (Assuming Maximum Redemption into Cash)
	Pro Forma	Pro Forma	Transaction Accounting Adjustments	Note	Pro Forma Combined Company	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(unaudited)	(unaudited)
Revenues	$20,264	$66,275	$–		$86,539	$–		$86,539
Cost of goods and services (excluding depreciation and amortization)	10,576	20,058	–		30,634	–		30,634
Operating expenses					–			–
Selling, general and administrative	12,012	31,324	32,402	4(a)(1)	75,738	32,402	4(a)(1)	75,738
Research and development	–	5,588	–		5,588	–		5,588
Depreciation and amortization	2,835	7,887	–		10,722	–		10,722

	14,847	44,799	32,402		92,048	32,402		92,048

Operating income	(5,159)	1,418	(32,402)		(36,143)	(32,402)		(36,143)

Other income (expense)
Interest expense	5,279	2,673	11,953	4(a)(2)	38,979	11,953	4(a)(2)	38,979
			17,255	4(a)(3)		17,255	4(a)(3)
			1,819	4(a)(4)		1,819	4(a)(4)
Other expense	–	42	–		42	–		42
Other income, net, including interest income	(1,326)	(5,052)	–		(6,378)	–		(6,378)

	3,953	(2,337)	31,027		32,643	31,027		32,643

Income before income tax benefit (expense)	(9,112)	3,755	(63,429)		(68,786)	(63,429)		(68,786)
Income tax benefit (expense)	(269)	(40)			(309)			(309)

Net income (loss)	$(9,381)	$3,715	$(63,429)		$(69,095)	$(63,429)		$(69,095)
Less, income (loss) attributable to noncontrolling interest	–	252			252			252
Less: net income attributable to common stock subject to redemption	(571)		–		(571)	–		(571)

Income (loss) attributable to Company common shareholders	$(9,952)	$3,463	$(63,429)		$(69,918)	$(63,429)		$(69,918)

Earnings (loss) per share:
Basic	$(0.61)	$0.38			$(0.52)			$(0.56)
Diluted	$(0.61)	$0.38			$(0.52)			$(0.56)
Weighted average common shares outstanding:					–			–
Basic	16,218,968	9,000,000			135,512,863			124,060,340
Diluted	16,218,968	9,000,000			135,512,863			124,060,340
Dividends declared per share	$–				$–			$–

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands except share and per share amounts)

(Unaudited)

	GigCapital2, Inc. and Subsidiaries	Cloudbreak Health, LLC and Subsidiaries	Transaction Accounting Adjustments	Note	Pro Forma Combined GigCapital2
	Historical	Historical
	(unaudited)	(unaudited)
Revenues	$–	$20,264	$–		$20,264
Cost of goods and services (excluding depreciation and amortization)	–	10,576	–		10,576
Operating expenses					–
Selling, general and administrative	1,347	10,665	–	4(c)(1)	12,012
Research and development	–	–	–		–
Depreciation and amortization	–	3,146	(311)	4(c)(2)	2,835

	1,347	13,811	(311)		14,847

Operating loss	(1,347)	(4,123)	311		(5,159)

Other (income) expense
Interest expense	–	5,279		4(c)(3)- 4(c)(5)	5,279
Other expense	–	–			–
Other income, net, including interest income	(1,017)	(309)			(1,326)

	(1,017)	4,970	–		3,953

Loss before income taxes	(330)	(9,093)	311		(9,112)
Income tax benefit (expense)	(269)	–	–		(269)

Net income (loss)	$(599)	(9,093)	$311		$(9,381)
Less: net income attributable to common stock subject to redemption	(571)				(571)

Income (Loss) attributable to Company common shareholders	$(1,170)	$(9,093)	$311		$(9,952)

Earnings (loss) per share:
Basic	(0.22)	$(1.81)		4(c)(6)	$(0.61)
Diluted	(0.22)	$(1.81)		4(c)(6)	$(0.61)
Weighted average common shares/member units outstanding:
Basic	5,218,968	5,034,700	11,000,000	4(c)(7)	16,218,968
Diluted	5,218,968	5,034,700	11,000,000	4(c)(7)	16,218,968
Dividends declared per share	–	$–			$–

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(dollars in thousands)

	Thrasys, Inc. and Subsidiaries (accounting acquirer)	UpHealth Services, Inc.	Behavioral Services, LLC and Subsidiaries	Innovations Group, Inc. and Subsidiaries	TTC Healthcare, Inc. and Subsidiaries	Glocal Healthcare Systems Private Limited (India) and Subsidiaries	Transaction Accounting Adjustments	Note	Pro Forma Combined UpHealth
	Historical	Historical	Historical	Historical	Historical	Historical
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
					Successor
Revenues	$11,662	$–	$9,788	$21,259	$15,652	$7,914	$–			$66,275
Cost of goods and services (excluding depreciation and amortization)	1,141	–	7,038	9,958	–	1,921	–			20,058
Operating expenses
Selling, general and administrative	2,209	1,483	2,562	8,598	15,093	1,379	–	4(b)(1)		31,324
Research and development	5,588	–	–	–	–	–	–			5,588
Depreciation and amortization	20	–	6	389	89	1,033	6,350	4(b)(2)		7,887

	7,817	1,483	2,568	8,987	15,182	2,412	6,350			44,799

Operating income	2,704	(1,483)	182	2,314	470	3,581	(6,350)			1,418

Other income (expense)
Interest expense	262	–	–	194	473	1,744	–	4(b)(3)- 4(b)(5)		2,673
Other expense	–	–	–	42	–	–	–			42
Other income, net, including interest income	(1)	–	–	–	(10)	(5,041)	–			(5,052)

	261	–	–	236	463	(3,297)	–			(2,337)

Income before income tax benefit (expense)	2,443	(1,483)	182	2,078	7	6,878	(6,350)			3,755
Income tax benefit (expense)	–	423	–	–	(458)	(5)	–			(40)

Net income (loss)	$2,443	$(1,060)	$182	$2,078	$(451)	$6,873	$(6,350)			$3,715
Less, income (loss) attributable to noncontrolling interest	–	–	–	62	–	190	–			252

Income (loss) attributable to Company common shareholders	$2,443	$(1,060)	$182	$2,016	$(451)	$6,683	$–			$3,463

Earnings (loss) per share:
Basic	$0.40	(0.12)	N/A	4.24	(0.06)	13.56				$0.38
Diluted	$0.40	(0.12)	N/A	4.24	(0.06)	13.56				$0.38
Weighted average common shares outstanding:
Basic	6,124,226	9,000,000	–	475,000	8,000,000	492,904				9,000,000
Diluted	6,124,226	9,000,000	–	475,000	8,000,000	492,904				9,000,000
Dividends declared per share	$–	$–	$–	$–	$–	$–			$

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

EXCEPT AS TO GIGCAPITAL2, INC. WHICH IS FROM MARCH 6, 2019 (INCEPTION)

(dollars in thousands)

	GigCapital2, Inc. and Subsidiaries	UpHealth Holdings, Inc. and Subsidiaries	Scenario 1 (Assuming No Additional Redemption into Cash)			Scenario 2 (Assuming Maximum Redemption into Cash)
	Pro Forma	Pro Forma	Transaction Accounting Adjustments	Note	Pro Forma Combined Company	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(unaudited)	(unaudited)
Revenues	$30,130	$88,980	$–		$119,110	$–		$119,110
Cost of goods and services (excluding depreciation and amortization)	16,869	25,500	–		42,369	–		42,369
Operating expenses					–			–
Selling, general and administrative	16,456	41,997	–	5(a)(1)	58,453	–	5(a)(1)	58,453
Research and development	–	4,992			4,992			4,992
Depreciation and amortization	3,780	10,666	–	5(a)(2)	14,446	–	5(a)(2)	14,446

	20,236	57,655	–		77,891	–		77,891

Operating income	(6,975)	5,825	–		(1,150)	–		(1,150)

Other income (expense)
Interest expense	4,778	3,116	15,937	5(a)(3)	49,699	15,937	5(a)(3)	49,699
			23,427	5(a)(4)		23,427	5(a)(4)
			2,441	5(a)(5)		2,441	5(a)(5)
Other expense	–	83	–		83	–		83
Other income, net, including interest income	(2,292)	(2,280)	–		(4,572)	–		(4,572)

	2,486	919	41,805		45,210	41,805		45,210

Income before income tax benefit (expense)	(9,461)	4,906	(41,805)		(46,360)	(41,805)		(46,360)
Income tax benefit (expense)	(559)	(106)	–		(665)	–		(665)

Net income (loss)	$(10,020)	$4,800	$(41,805)		$(47,025)	$(41,805)		$(47,025)
Less: net income attributable to common stock subject to redemption	(1,006)		–		(1,006)	–		(1,006)

Income (loss) attributable to Company common shareholders	$(11,026)	$4,800	$(41,805)		$(48,031)	$(41,805)		$(48,031)

Earnings (loss) per share:
Basic	$(0.70)	$0.53			$(0.36)			$(0.39)
Diluted	$(0.70)	$0.53			$(0.36)			$(0.39)
Weighted average common shares outstanding:					–			–
Basic	15,836,966	9,000,000			135,029,122			123,516,697
Diluted	15,836,966	9,000,000			135,029,122			123,516,697
Dividends declared per share	$–	$–			$–			$–

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

EXCEPT AS TO GIGCAPITAL2, INC. WHICH IS FROM MARCH 6, 2019 (INCEPTION)

(dollars in thousands)

	GigCapital2, Inc. Historical December 31, 2019	Cloudbreak Health, LLC Historical December 31, 2019	Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(unaudited)	(unaudited)
Revenues	$–	$30,130	$–		$30,130
Cost of goods and services (excluding depreciation and amortization)	–	16,869	–		16,869
Operating expenses
Selling, general and administrative	954	15,502	–	5(b)(1)	16,456
Research and development		–			–
Depreciation and amortization	–	3,155	625	5(b)(2)	3,780

	954	18,657	625		20,236

Operating income	(954)	(5,396)	(625)		(6,975)

Other (income) expense
Interest expense	–	4,778		5(c)(3)- 5(c)(5)	4,778
Other expense	–	–			–
Other income, net, including interest income	(1,873)	(419)			(2,292)

	(1,873)	4,359	–		2,486

Income (loss) before income tax benefit (expense)	919	(9,755)	(625)		(9,461)
Income tax benefit (expense)	(559)	–	–		(559)

Net income (loss)	$360	(9,755)	$(625)		$(10,020)
Less, income (loss) attributable to common stock subject to redemption	(1,006)	–	–		(1,006)

Income (Loss) attributable to Company shareholders	$(646)	$(9,755)	$(625)		$(11,026)

Earnings (loss) per share:
Basic	$(0.13)	$(1.94)		4(c)(6)	$(0.70)
Diluted	$(0.13)	$(1.94)		4(c)(6)	$(0.70)
Weighted average common shares outstanding:
Basic	4,836,966	5,034,700	11,000,000		15,836,966
Diluted	4,836,966	5,034,700	11,000,000		15,836,966
Dividends declared per share	$–	$–			$–

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(dollars in thousands)

	Thrasys, Inc. and Subsidiaries (accounting acquirer)	UpHealth Holdings, Inc.	Behavioral Services, LLC and Subsidiaries	Innovations Group, Inc. and Subsidiaries	TTC Healthcare, Inc. and Subsidiaries		Glocal Healthcare Systems Private Limited (India) and Subsidiaries
	Historical	Historical	Historical	Historical	Historical September 5, 2019 through December 31, 2019	Historical January 1, 2019 through September 4, 2019	Historical March 31, 2020	Transaction Accounting Adjustments	Note	Pro Forma Combined UpHealth
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)		(unaudited)
					Successor	Predecessor
Revenues	13,892	–	12,528	28,830	6,729	17,944	9,057	–		88,980
Cost of goods and services (excluding depreciation and amortization)	1,457	–	8,822	14,298	–	–	923	–		25,500
Operating expenses										–
Selling, general and administrative	2,221	–	3,485	10,958	6,525	14,500	4,308	–	5(b)(1)	41,495
Research and development	4,992		–	–	–	–	–			4,992
Depreciation and amortization	30	–	18	234	51	111	1,405	8,817	5(b)(2)	10,666

	7,243	–	3,503	11,192	6,576	14,611	5,713	8,817		57,655

Operating income	5,192	–	203	3,340	153	3,333	2,421	(8,817)		5,825

Other income (expense)
Interest expense	735	–	–	9	222	–	2,150		5(b)(3)- 5(b)(5)	3,116
Other expense	21	–	–	62	–	–	–			83
Other income, net, including interest income	(4)	–	–	–	(121)	(19)	(2,136)	–		(2,280)

	752	–	–	71	101	(19)	14	–		919

Income from continuing operations	4,440	–	203	3,269	52	3,352	2,407	(8,817)		4,906
Income tax benefit (expense)	–	–	–	–	(106)	–	–	–		(106)

Net income (loss)	$4,440	$–	$203	$3,269	$(54)	$3,352	$2,407	$(8,817)		$4,800
Income (loss) attributable to Company common shareholders	$4,440	$–	$203	$3,269	$(595)	$3,352	$2,407			$4,800

Earnings (loss) per share:
Basic	$0.72	$–	$ N/A	$6.88	$(0.01)	$1.68	$4.88			$0.53
Diluted	$0.70	$–	$ N/A	$6.88	$(0.01)	$1.68	$4.88			$0.53
Weighted average common shares outstanding:
Basic	6,124,226	9,000,000	–	475,000	8,000,000	2,000,000	492,904	(17,092,130)		9,000,000
Diluted	6,309,752	9,000,000	–	475,000	8,000,000	2,000,000	492,904	(17,277,656)		9,000,000
Dividends declared per share	–

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X, as amended January 1, 2021. The historical financial information has been adjusted to give effect to the events that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the operating results of the combined company. The historical financial information of GigCapital2, UpHealth and Cloudbreak is presented in accordance with U.S. GAAP.

The acquisition accounting adjustments relating to the Acquisition are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to this preliminary purchase price allocation. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any anticipated benefits from cost savings or synergies that may result from the Acquisition or to any future integration costs. The unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the combined company following the Acquisition.

Certain reclassifications have been made to UpHealth’s historical financial statements to conform to the presentation required for U.S. GAAP. Such reclassifications had no effect on UpHealth’s previously reported financial position or results of operations.

Certain reclassifications have been made to Cloudbreak’s historical financial statements to conform to the presentation required for U.S. GAAP. Such reclassifications had no effect on Cloudbreak’s previously reported financial position or results of operations.

2. Calculation of Purchase Price

Pursuant to the UpHealth BCA, GigCapital2 will pay $990,000,000 to UpHealth and its shareholders in its equity plus certain cash and sellers notes payable at closing (net of $13,357,000 cash acquired) by issuing 99,000,000 shares of its common stock.

Pursuant to the Cloudbreak BCA, GigCapital2 will pay $110,000,000 to Cloudbreak and its equityholders plus certain cash and sellers notes payable at closing (net of $1,279,000 cash acquired) by issuing 11,000,000 shares of its common stock.

The calculation of the purchase price for the individual UpHealth and Cloudbreak mergers is as follows:

Note 2a. Calculation of Purchase Price—UpHealth Holdings, Inc. Merger with GigCapital2, Inc.

	Total Purchase Price
	UpHealth Holdings, Inc. (formerly GigCapital2, Inc.)	UpHealth Holdings, Inc.	GigCapital2, Inc.
(in thousands, except shares and per share amount)	As of September 30, 2020	As of September 30, 2020	As of September 30, 2020
Purchase price
Cash at close	$46,750	$35,750	$11,000

Notes payable to Seller	$65,500	$48,500	$17,000

Number of GigCapital2 common shares delivered	110,000	99,000	11,000
Multiplied by negotiated market price per share of GigCapital2 common stock	$10.00	$10.00	$10.00

Total value of GigCapital2 common shares delivered	$1,100,000	$990,000	$110,000
Less, cash acquired	(14,636)	(13,357)	(1,279)

Total Consideration Paid, Net of Cash	$1,197,614	$1,060,893	$136,721

Note 2b. Calculation of Purchase Price—Cloudbreak Health, LLC Merger with GigCapital2, Inc.

		As of September 30, 2020
(in thousands, except shares and per share amount)
Cash at close—deferred to Seller Notes until Global Merger		$–
Note payable to Seller		28,000
Number of GigCapital2 shares delivered	11,000
Multiplied by negotiated market price per share of GigCapital2 common stock	$10.00

Total value of GigCapital2 common shares delivered		$110,000

		138,000
Less, cash acquired		(1,279)

Total Consideration Paid, Net of Cash		$136,721

Note 2c. Calculation of Value—GigCapital2 Reverse Merger with UpHealth Merger Entities

			UpHealth Holdings, Inc. Merger Entities
		As of September 30, 2020	Thrasys, Inc. and Subsidiaries As of September 30, 2020	UpHealth Holdings, Inc. As of September 30, 2020	Behavioral Health Systems, Inc. and Subsidiaries As of September 30, 2020	Innovations Group, Inc. and Subsidiaries As of September 30, 2020	TTC Healthcare, Inc. and Subsidiaries As of September 30, 2020	Glocal Healthcare Systems Pvt. Ltd, (India) and Subsidiaries As of September 30, 2020
(in thousands, except shares and per share amount)
Purchase price
Cash at close—deferred to Seller Notes until Global Merger		$–	$–	$–	$–	$–	$–	$–
Note payable to Seller		84,250	20,000	–	1,000	30,000	11,250	22,000

Number of GigCapital2, Inc. common shares delivered		99,000	15,015	53,552	1,572	14,300	3,561	11,000
Multiplied by negotiated market price per share of GigCapital2 common stock	$10.00
Total value of GigCapital2 common shares delivered		$990,000	$150,150	$535,520	$15,720	$143,000	$35,610	$110,000

		1,074,250	170,150	535,520	16,720	173,000	46,860	132,000
Less, cash acquired		(13,357)	(3,845)	—	(1,002)	(3,129)	(5,123)	(258)

Total Consideration Paid, Net of Cash		$1,060,893	$166,305	$535,520	$15,718	$169,871	$41,737	$131,742

Note 2d. Calculation of Value—UpHealth Holdings, Inc. Merger with UpHealth Merger Entities

		UpHealth Holdings, Inc. Merger Entities
	As of September 30, 2020	Thrasys, Inc. and Subsidiaries As of September 30, 2020	UpHealth Holdings, Inc. and Subsidiaries As of September 30, 2020	Behavioral Health Systems, Inc. and Subsidiaries As of September 30, 2020	Innovations Group, Inc. and Subsidiaries As of September 30, 2020	TTC Healthcare, Inc. and Subsidiaries As of September 30, 2020	Glocal Healthcare Systems Pvt. Ltd, (India) and Subsidiaries As of September 30, 2020
(in thousands, except shares and per share amount)
Purchase price
Number of UpHealth Holdings, Inc. common shares delivered	9,000	1,365	4,868	143	1,300	324	1,000
Multiplied by negotiated market price per share of UpHealth Holdings, Inc. common stock on November 20, 2021	$41.6956
Total value of UpHealth, Inc. common shares delivered (adjusted for Thrasys deficit)	$371,365	$52,600	$203,241	$5,970	$54,276	$13,527	$41,750
Less, cash acquired	(13,357)	(3,845)	–	(1,002)	(3,129)	(5,123)	(258)

Total Consideration Paid, Net of Cash	$358,008	$48,755	$203,241	$4,968	$51,147	$8,404	$41,492

The initial seller cash to UpHealth sellers will be paid at consummation of the global merger but are recorded as notes to sellers here. They are initially reflected in the UpHealth Mergers as notes payable to sellers.

3. Preliminary Estimated Purchase Price Allocation

The following table sets forth a preliminary allocation of the purchase price to the UpHealth Merger entities’ identifiable tangible and intangible assets acquired and liabilities assumed by the Company:

Note 3a. Allocation of Purchase Price—Cloudbreak Merger with GigCapital2

Allocation of Purchase price:	(in thousands)
Accounts receivable	$4,685
Inventories	42
Prepaid expenses and other	1,446
Property and equipment	3,647
Identifiable intangible assets	15,225
Other assets	1,051
Goodwill	153,073

Total assets acquired	179,169

Accounts payable	2,095
Accrued expenses and other current liabilities	699
Deferred revenue	775
Debt	38,879

Total liabilities assumed	42,448

Net assets acquired	$136,721

Note 3b. Allocation of Purchase Price—UpHealth Holdings, Inc. with Merger Entities

		UpHealth Holdings, Inc. Merger Entities
		As of September 30, 2020
Note 3b. Allocation of Purchase Price—UpHealth Holdings Merger with UpHealth Merger Entities	Total Merger Entities	UpHealth Holdings, Inc. As of September 30, 2020	Behavioral Health Systems, Inc. As of September 30, 2020	Innovations Group, Inc. As of September 30, 2020	TTC Healthcare, Inc. As of September 30, 2020	Glocal Healthcare Systems Pvt. Ltd, (India) As of September 30, 2020
	As of September 30, 2020
Allocation of Purchase price:	(in thousands)
Accounts receivable	$9,256	$–	$1,102	$47	$1,604	$6,503
Inventories	2,895	–	140	2,451	–	304
Prepaid expenses and other	1,334	–	28	517	131	658
Identifiable intangible assets	48,920	–	250	8,425	775	39,470
Property and equipment	44,327	–	15	3,805	487	40,020
Other assets	1,721	–	311	–	426	984
Deferred taxes	423	423	–	–	–	–
Goodwill	383,528	–	16,677	192,031	66,277	108,543

Total assets acquired	492,404	423	18,523	207,276	69,700	196,482

Accounts payable	25,653	666	488	624	435	23,440
Accrued expenses and other current liabilities	3,853	817	83	1,215	1,730	8
Seller notes payable	64,250	–	1,000	30,000	11,250	22,000
Debt	31,379	–	1,234	5,416	13,326	11,403
Other noncurrent obligations	1,371	–	–	–	1,222	149
Deferred revenue	150	–	–	150	–	–
Noncontrolling interest	7,740	–	–	–	–	7,740

Total liabilities assumed	134,396	1,483	2,805	37,405	27,963	64,740

Net assets acquired	$358,008	$(1,060)	$15,718	$169,871	$41,737	$131,742

Property and equipment

Property, plant and equipment has been adjusted to its estimated fair value. The related depreciation and amortization costs are reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations, as if the business combination took place as of the beginning of the period, and as accumulated depreciation and amortization in the pro forma condensed combined balance sheet as if the business combination took place as of the balance sheet date.

Identifiable intangible assets

Preliminary identifiable intangible assets in the pro forma financial information consist of the assets shown in the table below. The amortization related to these intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations as if the business combination took place as of the beginning of the period, and as accumulated amortization in the pro forma condensed combined balance sheet as if the business combination took place as of the balance sheet date. The table below indicates the estimated fair value of the intangible assets and their estimated useful lives:

UpHealth Intangible Assets

	Approximate Fair Value	Estimated Useful Life
	(in thousands)	(in years)
Indefinite lived intangible assets—Trade Names	$2,150	–
Definite lived intangible assets—Technology and Intellectual Property	7,300	3.00
Definite lived intangible asset—Telemedicine	46,900	8.50

Total fair value of identifiable intangible assets	$56,350

Cloudbreak Intangible Assets

	Approximate Fair Value	Estimated Useful Life
	(in thousands)	(in years)
Indefinite lived intangible assets—Trade Names	$3,925	–
Definite lived intangible assets—Technology and Intellectual Property	5,800	8.0
Definite lived intangible asset—Customer relationships	5,500	5.0

Total fair value of identifiable intangible assets	$15,225

Goodwill represents the excess of the purchase price over the fair value of the underlying net assets acquired. Goodwill in these transactions are attributable to expected future growth in telemedicine and the synergies expected to be achieved from the combined operations of GigCapital2 and UpHealth and their subsidiaries.

Goodwill and all intangible assets identified in the purchase price allocation are expected to be deductible for tax purposes.

4. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2020

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been adjusted to reflect accrual of non-recurring transaction costs incurred after the date of these financial statements for probable acquisitions, but prior to the effective registration date in accordance with Rule 11-02(a)(6)(i)(A) and (i)(B). In compliance with Section 3330.3 of the SEC Financial Reporting Manual, Glocal’s nine months ended September 30, 2020 has been conformed to present comparable periods as the other merger entities using the overlay method. Since its fiscal year ends March 31, the first calendar quarter has been used as an overlay in both the twelve months ended March 31, and the nine-month period ended September 30.

As the Business Combination is being reflected as if it had occurred on January 1, 2019, the calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the shares issuable to the UpHealth Holdings equity holders in the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such redeemed shares for the entire period.

Diluted earnings per share excluded 15,906,719 shares for the nine months ended September 30, 2020 related to the conversion of qualified and nonqualified incentive plan equity instruments that vest and convert upon a change of control, with an exercise price per share greater than the average fair value, resulting in an anti-dilutive effect on diluted earnings per share. Diluted earnings per share also excluded 17,237,619 shares related to the exercise of SPAC public and private warrants with an exercise price greater than the average fair value, resulting in an anti-dilutive effect on diluted earnings per share. In addition, diluted earnings per share also excluded 22,173,913 shares for the nine months ended September 30, 2020 related to a convertible senior subordinated note which was considered anti-dilutive.

(a)	Global

1.	Accrued transaction costs incurred, which are not reflected in the historical financial statements, but were incurred through the date of this registration filing.

2.

Interest expense has been recorded on the Convertible Note as a transaction adjustment on the Global statement of operations for the nine months ended September 20, 2020, as if the Business Combination had been consummated on January 1, 2020.

3.

Accretion expense has been recorded on the Convertible Note as a transaction adjustment on the Global statement of operations for the nine months ended September 20, 2020, as if the Business Combination had been consummated on January 1, 2020.

4.

Amortization of the debt issuance costs on the Convertible Note as a transaction adjustment on the Global statement of operations for the nine months ended September 30, 2020, as if the Business Combination had been consummated on January 1, 2020.

(b)	UpHealth

1.

Accrued transaction costs incurred, which are not reflected in the historical financial statements, but were incurred through the date of this registration filing, have been recorded as transaction adjustments on the Global statement of operations for the nine months ended September 30, 2020.

2.	Depreciation and amortization have been recorded as transaction adjustments on the entity level statement of operations for the nine months ended September 30, 2020.

3.

Interest expense has been recorded on the Convertible Note as a transaction adjustment on the Global statement of operations for the nine months ended September 30, 2020, as if the Business Combination had been consummated on January 1, 2020.

4.

Accretion expense has been recorded on the Convertible Note as a transaction adjustment on the Global statement of operations for the nine months ended September 30, 2020, as if the Business Combination had been consummated on January 1, 2020.

5.

Amortization of the debt issuance costs on the Convertible Note as a transaction adjustment on the Global statement of operations for the nine months ended September 30, 2020, as if the Business Combination had been consummated on January 1, 2020.

(c)	GigCapital2

1.

Accrued transaction costs incurred, which are not reflected in the historical financial statements, but were incurred through the date of this registration filing, have been recorded as transaction adjustments on the Global statement of operations for the nine months ended September 30, 2020.

2.	Depreciation and amortization have been recorded as transaction adjustments on the entity level statement of operations for the nine months ended September 30, 2020.

3.

Interest expense has been recorded on the Convertible Note as a transaction adjustment on the Global statement of operations for the nine months ended September 30, 2020, as if the Business Combination had been consummated on January 1, 2020.

4.

Accretion expense has been recorded on the Convertible Note as a transaction adjustment on the Global statement of operations for the nine months ended September 30, 2020, as if the Business Combination had been consummated on January 1, 2020.

5.

Amortization of the debt issuance costs on the Convertible Note as a transaction adjustment on the Global statement of operations for the nine months ended September 30, 2020, as if the Business Combination had been consummated on January 1, 2020.

6.

In accordance with the two-class method, GigCapital2’s net income (loss) is adjusted for net income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, net loss per common share, basic and diluted, is calculated using only non-redemptive common stock. Post-combination, the calculation will no longer be governed by the two-class method of computing earnings per share.

7.

Prior to the Global merger, basic and diluted shares exclude 16,982,900 common shares potentially redeemable prior to consummation of a Business Combination in accordance with the contractual agreement of the SPAC.

5. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the twelve months ended December 31, 2019, except GigCapital2 which was incepted on March 6, 2019.

The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2019 has been adjusted to reflect accrual of non-recurring transaction costs incurred after the date of these financial statements for probable acquisitions, but prior to the effective registration date in accordance with Rule 11-02(a)(6)(i)(A) and (i)(B).

(a)	Global

1.	Accrued transaction costs incurred, which are not reflected in the historical financial statements, but were incurred after December 31, 2019 through the date of this registration filing.

2.

Depreciation and amortization have been recorded as transaction adjustments on the entity level statement of operations for the twelve months ended December 31, 2019, as if the Business Combination had been consummated on January 1, 2019.

3.

Interest expense has been recorded on the Convertible Note as a transaction adjustment on the Global statement of operations for the twelve months ended December 31, 2019, as if the Business Combination had been consummated on January 1, 2019.

4.

Accretion expense has been recorded on the Convertible Note as a transaction adjustment on the Global statement of operations for the twelve months ended December 31, 2019, as if the Business Combination had been consummated on January 1, 2019.

5.

Amortization of the debt issuance costs on the Convertible Note as a transaction adjustment on the Global statement of operations for the twelve months ended December 31, 2019, as if the Business Combination had been consummated on January 1, 2019.

(b)	UpHealth

1.

Accrued transaction costs incurred, which are not reflected in the historical financial statements, but were incurred through the date of this registration filing, have been recorded as transaction adjustments on the Global statement of operations for the twelve months ended December 31, 2019.

2.

Depreciation and amortization have been recorded as transaction adjustments on the entity level statement of operations for the twelve months ended December 31, 2019, as if the Business Combination had been consummated on January 1, 2019.

3.

Interest expense has been recorded on the Convertible Note as a transaction adjustment on the Global statement of operations for the twelve months ended December 31, 2019, as if the Business Combination had been consummated on January 1, 2019.

4.

Accretion expense has been recorded on the Convertible Note as a transaction adjustment on the Global statement of operations for the twelve months ended December 31, 2019, as if the Business Combination had been consummated on January 1, 2019.

5.

Amortization of the Debt Issuance Costs on the Convertible Note as a transaction adjustment on the Global statement of operations for the twelve months ended December 31, 2019, as if the Business Combination had been consummated on January 1, 2019

(c)	GigCapital2

1.

Accrued transaction costs incurred, which are not reflected in the historical financial statements, but were incurred through the date of this registration filing, have been recorded as transaction adjustments on the Global statement of operations for the twelve months ended December 31, 2019.

2.

Depreciation and amortization have been recorded as transaction adjustments on the entity level statement of operations for the twelve months ended December 31, 2019, as if the Business Combination had been consummated on January 1, 2019.

3.

Interest expense has been recorded on the Convertible Note as a transaction adjustment on the Global statement of operations for the twelve months ended December 31, 2019, as if the Business Combination had been consummated on January 1, 2019.

4.

Accretion expense has been recorded on the Convertible Note as a transaction adjustment on the Global statement of operations for the twelve months ended December 31, 2019, as if the Business Combination had been consummated on January 1, 2019.

5.

Amortization of the debt issuance costs on the Convertible Note as a transaction adjustment on the Global statement of operations for the twelve months ended December 31, 2019, as if the Business Combination had been consummated on January 1, 2019.

6. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

Scenario 1 assumes no stockholders of the Company exercise their redemption rights. To reflect the surrender of shares of UpHealth Holdings, Inc. (including shares resulting from the conversion of notes, warrants and preferred stock), transfer of the remaining shares of the Common Stock to permanent equity, and the issuance of 99,000,000 shares of Common Stock ($0.0001 par value) to the UpHealth Holdings shareholders, 3,000,000 shares of Common Stock ($0.0001 par value) to the PIPE investor, 890,873 shares of Common Stock ($0.0001 par value) for Public Rights Shares.

Scenario 2 assumes the maximum number of shares are redeemed into cash by the stockholders of the Company with a floor of $50 million. To reflect the surrender of shares of UpHealth Holdings, Inc., Capital Stock (including shares resulting from the conversion of notes, warrants and preferred stock), redemption of 11,452,523 shares of the Common Stock subject to redemption and the issuance of 99,000,000 shares of Common Stock ($0.0001 par value) to the UpHealth Holdings shareholders, 3,000,000 shares of Common Stock ($0.0001 par value) to the PIPE investor, 890,873 shares of Common Stock ($0.0001 par value) for Public Rights Shares.

(a)	Global

1.

Redemption of cash from trust account with accrued interest, in exchange for common stock. Reflects the release of $168,428,000 balance of the trust account as of September 30, 2020. All amounts held in the Trust Account are to be released upon the consummation of the Business Combination to either be used to satisfy the exercise of redemption rights or for use by UpHealth Holdings, Inc.

2.	Redemption of maximum number of shares from the Trust account leaving $50 million as required by the Convertible Notes agreement.

3.

Equity proceeds from PIPE investor, net of fees. Reflects the sale under a subscription agreement with the PIPE Investor of 3,000,000 shares at $10.00 per share for a total of $30.0 million, net of offering costs of $1.5 million.

4.	Repayment of seller notes deferred from UpHealth and GigCapital2 mergers.

5.

Debt proceeds from convertible note. Reflects the issuance of 6.25% Convertible Notes due in 2026 to the Convertible Note Investors totaling $255 million, the derivative liability for the conversion feature, mandatory and voluntary redemption and the interest make-whole provision and to reflect the debt discount resulting from the issuance of the convertible debt ($12.75 million). The Convertible Notes are convertible into Common Stock at a rate of 86.9565 shares per $1,000 of principal amount. The cash is net of fees which are recorded as debt discount.

6.	Redemption of proceeds from trust account, as noted in 6(a)(1).

7.	Accrued transaction costs incurred, which are not reflected in the historical financial statements, but were incurred through the date of this registration filing.

8.	Derivative liability from the Convertible Debt, current portion.

9.	Convertible Debt, shown net of derivative value discount. To be accreted to face value over the contractual life of the debt.

10.	Derivative liability from the Convertible Debt, noncurrent portion.

11.	Repayment of seller notes deferred from UpHealth and GigCapital2 mergers, as noted in 6(a)(4).

12.	Redemption of Common Stock subject to redemption as noted in 6(a)(1).

13.	Reclass additional paid-in capital to Common Stock, Par Value $0.0001 per common share.

14.	Reclass stock to additional paid-in capital from stock subject to redemption when redemption has expired,

15.	Equity proceeds from PIPE investor, net of fees as noted in 6(a)(3).

16.	Offset GigCapital2 accumulated deficit against additional paid in capital.

17.	Reclass additional paid-in capital to Common Stock, Par Value $0.0001 per common share.

18.	Eliminate GigCapital2 accumulated deficit to offset against additional paid-in capital.

19.	Accrued transaction costs as noted in 6(a)(7).

(b)	UpHealth

1.	Fair value step-up.

2.	Additional debt drawn to debt cap.

3.	Deferral of Seller cash payments to Global merger.

4.	Eliminate acquired target equity accounts.

5.	Adjust additional paid-in capital to purchase consideration plus equity from accounting acquirer (Thrasys) and legal parent (UpHealth Holdings, Inc.).

6.	Eliminate accumulated deficit accounts from target equity accounts.

7.	Adjust noncontrolling interest to fair value.

(c)	GigCapital2

1.	Fair value step-up.

2.	Remove lease assets and liabilities to conform with merged company EGC accounting elections.

3.	Pay off existing debt and record new draw on revolver.

4.	Deferral of Seller cash payments into Seller notes until Global merger.

5.	Eliminate acquired target equity accounts.

6.	Adjust additional paid-in capital to purchase consideration plus equity from accounting acquirer (Thrasys) and legal parent (UpHealth Holdings, Inc.).

7.	Reflects December 2020 redemption of shares subject to redemption.

PRO FORMA CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY

(in thousands except share amounts)

(unaudited)

	GigCapital2, Inc.			Cloudbreak LLC— Preferred Stock		Cloudbreak LLC— Membership Units			UpHealth Holdings, Inc. Common Shares			Scenario 1 (Assuming No Additional Redemptions into Cash)			Scenario 2 (Assuming Maximum Redemptions into Cash)
	Shares	Common Stock	APIC	Units	Preferred Stock	Units	Amount	Members Equity	Shares	Common Stock	APIC	Shares	Common Stock	APIC	Shares	Common Stock	APIC
Beginning Balance	5,262,100	$1	$5,238	3,000,000	$15,000	5,034,700	$10,879	$(56,726)	9,000,000	$90	$370,359	5,262,100	$526	$4,713	5,262,100	$526	$4,713
Surrender of Cloudbreak Preferred				(3,000,000)	$(15,000)												–
Surrender of Cloudbreak Member Units						(5,034,700)	$(10,879)	$56,726									–
Remaining Consideration for purchase												11,000,000	1,100	136,900	11,000,000	1,100	136,900
Reclassify accumulated deficit after reverse merger														(239)			(239)
Surrender of UpHealth Shares									(9,000,000)	$(90)	$(370,359)	99,000,000	9,900	360,549	99,000,000	9,900	360,549
Sale of additional GigCapital2 shares												3,000,000	300	28,200	3,000,000	300	28,200
Public rights converted to common shares												890,873	89	(89)	890,873	89	(89)
GigCapital2, Inc. public shares												16,403,019	1,640	162,332	4,950,496	495	45,049

Ending balance												135,555,992	$13,556	$692,365	124,103,469	$12,410	$575,083

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the Company’s financial condition and results of operations should be read in conjunction with the Company’s consolidated financial statements and notes to those statements included in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to the Company and its consolidated subsidiaries before the Business Combinations.”

Overview

We are a Private-to-Public Equity (PPE) company, also known as a blank check company or special purpose acquisition vehicle, incorporated in the State of Delaware and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities. We intend to effectuate our initial Business Combination using cash from the proceeds from the sale of units in our initial public offering (the “Offering”), the sale of the Private Placement Units to our Founders and the sale of the Private Underwriter Shares to one of our underwriters, both of which occurred simultaneously with the completion of the Offering, our common equity or any preferred equity that we may create in accordance with the terms of our charter documents, debt, or a combination of cash, common or preferred equity and debt. The units sold in the Offering each consisted of one share of Common Stock, one warrant to purchase one share of Common Stock, and one right to receive one-twentieth (1/20) of one share of Common Stock upon or consummation of our initial Business Combination. The Private Placement Units were substantially similar to the units sold in the Offering, but for certain differences in the warrants included in each of them. For clarity, the warrants included in the units are referred to herein as the “public warrants”, and the warrants included in the Private Placement Units are referred to herein as the “private warrants.” As set forth in Note 8—Subsequent Events of the Unaudited Condensed Financial Statements, on October 27, 2020, the Company announced that it had entered into a non-binding Letter of Intent for a Business Combination with Bolder Industries.

The issuance of additional shares of Common Stock or the creation of one or more classes of preferred stock during our initial business combination:

•	may significantly dilute the equity interest of investors in this offering who would not have pre-emption rights in respect of any such issue;

•

may subordinate the rights of holders of Common Stock if the rights, preferences, designations and limitations attaching to the preferred shares are senior to those afforded our shares of Common Stock;

•

could cause a change in control if a substantial number of shares of Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our shares of Common Stock.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial Business Combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if any document governing such debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our shares of Common Stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Common Stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We expect to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

We had until December 10, 2020 to complete a business combination. On December 8, 2020, after approval by our stockholders of the Extension Amendment at our annual meeting of stockholders, we filed the Extension Amendment to our current amended and restated certificate of incorporation to extend the date by which we have to consummate an initial business combination from December 10, 2020 to March 10, 2021. On February 2, 2021, we filed a preliminary proxy statement to request that our stockholders approve another extension to June 10, 2021. In connection with the Extension Amendment, an aggregate 579,881 shares of the Company’s Common Stock was redeemed, and approximately $5,856,798 was withdrawn out of the Trust Account to pay for such redemption leaving approximately $168.4 million remaining in our Trust Account to consummate a business combination.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. For the period from March 6, 2019 (date of inception) through September 30, 2020, our only activities have been organizational activities, those necessary to prepare for the Offering and to identify a target business for the Business Combinations. We do not expect to generate any operating revenues until after completion of our initial Business Combination. We expect to generate non-operating income in the form of interest income on cash and marketable securities held in the Trust Account at UBS Financial Services, Inc. in New York, New York with Continental Stock Transfer & Trust Company acting as trustee, which was funded after the Offering to hold an amount of cash and marketable securities equal to that raised in the Offering. Due to the recent impact from the COVID-19 pandemic that started in March 2020, many investors sold U.S. treasuries to meet their investment objectives, including but not limited to, the purchase of depressed equities, the forced sale by losses on other positions, and the need to settle short-term debts. This created volatility in the financial markets and reduced return on investments in U.S. treasury bills. As a result, we shifted our investment portfolio held in the Trust Account from U.S. treasury bills to money market funds in May 2020. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2020, we had a net loss of $330,234, which consisted of operating expenses of $361,005 and a provision for income taxes of $14,119 partially offset by interest income on marketable securities held in the Trust Account of $44,890. For the three months ended September 30, 2019, we generated net income of $259,608, which consisted of interest income on marketable securities held in the Trust Account of $933,853 that was partially offset by operating expenses of $395,583 and a provision for income taxes of $278,662. The decrease in interest income from marketable securities held in the Trust Account was primarily due to the decline in market value of these securities, which was a direct result from the pandemic as the financial markets came to terms with the damaging effects of the COVID-19 pandemic starting in March 2020 when investors rushed out of U.S. treasuries and into cash.

For the nine months ended September 30, 2020, we had a net loss of $599,011, which consisted of operating expenses of $1,346,525 and a provision for income taxes of $269,409 partially offset by interest income on marketable securities held in the Trust Account of $1,016,923. For the period from March 6, 2019 (Inception) through September 30, 2019, we generated net income of $230,806, which consisted of interest income on marketable securities held in the Trust Account of $1,151,957 that was partially offset by operating expenses of $577,407 and a provision for income taxes of $343,744.

For the period from March 6, 2019 (date of inception) through December 31, 2019, we had a net income of $360,451 which consisted of interest income on marketable securities held in the Trust Account of $1,872,701, which was partially offset by operating expenses of $953,436 and a provision for income taxes of $558,814.

Liquidity and Capital Resources

On June 10, 2019, we consummated the initial closing of the Offering with the delivery of 15,000,000 Units at a price of $10.00 per unit, generating gross proceeds of $150,000,000. Simultaneously with the initial closing of the Offering, we consummated the initial closing of the Private Placement with the sale of 492,500 Private Placement Units at a price of $10.00 per unit and the sale of 100,000 Private Underwriter Shares at a price of $10.00 per share, generating aggregated gross proceeds of $5,925,000.

On June 13, 2019, in connection with the underwriters’ exercise in full of their option to purchase an additional 2,250,000 units solely to cover over-allotments, if any, we consummated the sale of an additional 2,250,000 Units at a price of $10.00 per unit, generating gross proceeds of $22,500,000. Simultaneously with the closing of the sale of such additional units, the Company consummated the second closing of the Private Placement resulting in the sale of an additional 75,000 Private Placement Units at a price of $10.00 per unit and the sale of 20,000 Private Underwriter Shares at a price of $10.00 per share, generating aggregated gross proceeds of $950,000.

Following the initial and second closings of the Offering and the Private Placement, a total of $172,500,000 was placed in the Trust Account. We incurred $4,332,430 in offering related costs, including $3,450,000 of underwriting fees and $882,430 of other costs.

As of September 30, 2020, we held cash and marketable securities in the amount of $174,284,387 (including $2,889,624 of interest earned) in the Trust Account. The marketable securities consisted of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Interest income earned from the funds held in the Trust Account may be used by us to pay taxes. For the nine months ended September 30, 2020, we withdrew $727,119 from the interest earned on the Trust Account to pay tax obligations.

As of December 31, 2019, we held cash and marketable securities in the amount of $173,994,583 (including $1,872,701 of interest earned) in the Trust Account. The marketable securities consisted of U.S. treasury bills with a maturity of 180 days or less. Interest income earned from the funds held in the Trust Account may be used by us to pay taxes. For the period March 6, 2019 (date of inception) through December 31, 2019, we withdrew $378,118 from the interest earned on the Trust Account to pay tax obligations.

For the nine months ended September 30, 2020, cash used in operating activities was $1,916,197, consisting of a net loss of $599,011, interest earned on marketable securities held in the Trust Account of $1,016,923, and a decrease in net operating liabilities of $309,026, including timing of payments for our year-to-date income taxes of $180,696 and other payables of $118,016, that were partially offset by a decrease in net operating assets of $8,763, including other non-current assets of $33,327 that was partially offset by an increase in prepaid operating expenses of $16,438 and receivable from related parties of $8,126. For the period from March 6, 2019 (date of inception) through September 30, 2019, cash used in operating activities was $796,679, consisting of a net income of $230,806, change in net operating assets and liabilities of $124,472, and interest earned on marketable securities held in the Trust Account of $1,151,957.

For the period March 6, 2019 (date of inception) through December 31, 2019, cash used in operating activities was $1,477,400, consisting of a net income of $360,451, changes in operating assets and liabilities of $34,850, and interest earned on marketable securities held in the Trust Account of $1,872,701.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (which interest shall be net of taxes payable by us), to acquire a target business or businesses to complete our initial business combination and to pay our expenses relating thereto. We may withdraw interest to pay taxes. We estimate our annual franchise tax obligations to be approximately $200,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the Trust Account. To the extent that our capital stock is used in whole or in part as consideration to effect our initial Business Combination, the remaining proceeds held in the Trust Account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

As of September 30, 2020, we had cash of $387,430 held outside the Trust Account. We intend to raise additional funds to ensure the proceeds not held in the Trust Account will be sufficient to allow us to operate for at least 21 months from the closing date of the Offering (as described above in the Subsequent Events section), assuming that a business combination is not consummated during that time. Over this time period, we intend to use these funds primarily for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combinations.

As of December 31, 2019, we had cash of $1,576,508 held outside the Trust Account. We believe that the proceeds not held in the Trust Account will be sufficient to allow us to operate for at least 18 months from the closing date of the Offering, assuming that a Business Combination is not consummated during that time. Over this time period, we intend to use these funds primarily for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial Business Combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. In order to finance operating and/or transaction costs in connection with a Business Combination, our Sponsor, executive officers, directors, or their affiliates may, but are not obligated to, loan us funds. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units of the post-business combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Placement Units.

Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

On November 2, 2020, the Company filed a definitive proxy statement with the SEC, to invite the stockholders of the Company to attend the 2020 annual meeting Annual Meeting to be held on December 3, 2020. At the Annual Meeting, the stockholders voted on the Extension Amendment to extend the date by which the Company must consummate a business combination from December 10, 2020 to March 10, 2021 (the date which is 21 months from the closing date of the IPO). If the Company is unable to consummate its initial business combination by March 10, 2021, the Company shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of Common Stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining stockholders, as part of its plan of dissolution and liquidation. The mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. On February 2, 2021, we filed a preliminary proxy statement to request that our stockholders approve another extension amendment to June 10, 2021.

Off-Balance Sheet Arrangements

As of September 30, 2020 and December 31, 2019, we have not entered into any off-balance sheet financing arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

As of September 30, 2020 and December 31, 2019, we do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay our Sponsor a monthly fee of $20,000 for office space, administrative services and secretarial support. We began incurring these fees on June 6, 2019 and will continue to incur these fees monthly until the earlier of the completion of the Business Combinations or the liquidation of the Company.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a

Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Net Loss Per Common Share

Net loss per share of Common Stock is computed by dividing net loss by the weighted-average number of shares of Common Stock outstanding for the period. We apply the two-class method in calculating the net loss per common share. Shares of Common Stock subject to possible redemption as of September 30, 2020 have been excluded from the calculation of the basic net loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. When calculating our diluted net loss per share, we have not considered the effect of (i) the incremental number of shares of Common Stock to settle warrants sold in the Offering and Private Placement, as calculated using the treasury stock method; (ii) the contingently issuable shares associated with the rights sold in the Offering and Private Placement to receive one-twentieth (1/20) of one share of Common Stock upon the consummation of our initial business combination, and (iii) the insider shares issued to the former Chief Financial Officer representing 5,000 shares of Common Stock underlying restricted stock awards for the period they were outstanding. Since we were in net loss position during the periods after deducting net income attributable to Common Stock subject to redemption, diluted net loss per common share is the same as basic net loss per common share for the periods presented as the inclusion of all potential common shares outstanding would have been anti-dilutive.

In accordance with the two-class method, our net income (loss) is adjusted for net income that is attributable to Common Stock subject to redemption, as these shares only participate in the income of the Trust Account and not our losses. Accordingly, net loss per common share, basic and diluted, is calculated as follows:

	For the Three Months Ended September 30, 2020	For the Three Months Ended September 30, 2019	For the Nine Months Ended September 30, 2020	Period from March 6, 2019 (Inception) through September 30, 2019
Net income (loss)	$(330,234)	$259,608	$(599,011)	$230,806
Less: net income attributable to Common Stock subject to redemption	(23,492)	(501,474)	(570,688)	(618,595)

Net loss attributable to Common Stockholders	$(353,726)	$(241,866)	$(1,169,699)	$(387,789)

Weighted-average common shares outstanding, basic and diluted	5,245,947	5,223,704	5,218,968	4,675,325

Net loss per share common share, basic and diluted	$(0.07)	$(0.05)	$(0.22)	$(0.08)

Period from March 6, 2019 (Date of Inception) through December 31, 2019
Net income	$360,451
Less: net income attributable to common stock subject to redemption	(1,006,622)

Net loss attributable to common stockholders	$(646,171)

Weighted-average common shares outstanding, basic and diluted	4,836,966

Net loss per share common share, basic and diluted	$(0.13)

Common Stock subject to possible redemption

Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable Common Stock (including Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, Common Stock is classified as stockholders’ equity. Our Common Stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, as of September 30, 2020 and December 31, 2019, Common Stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of our condensed balance sheets.

Recent Accounting Pronouncements

We do not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our condensed financial statements.

UPHEALTH’S BUSINESS

Unless otherwise indicated or the context otherwise requires, references in this section to the “Company,” “we,” “us,” “our,” and other similar terms refer to New UpHealth (GigCapital2 immediately following the consummation of the Business Combinations and approval of the proposed Second Amended and Restated Certificate of Incorporation) and assumes the completion of UpHealth’s acquisition of Innovations Group and its purchase of the remaining equity interests of Glocal. See page 1 for a glossary of the terms used throughout this section.

Formation of UpHealth, Cloudbreak and New UpHealth

Please see page 9 for a summary of the proposed Business Combinations involving GigCapital2, Inc., UpHealth, and Cloudbreak.

UpHealth Services, Inc., an Illinois corporation and a wholly-owned subsidiary of UpHealth, was formed on November 5, 2019. It was formed for the purpose of effecting a combination of various companies engaged in digital medicine, and commenced negotiations with a number of companies, including those that are discussed below as having been acquired or that are pending acquisition targets of UpHealth. It became a subsidiary of UpHealth through a reorganization when UpHealth was formed on October 26, 2020 as a Delaware corporation. UpHealth then entered into a series of transactions to develop its business across four primary platforms, as further discussed below: (i) Integrated Care Management; (ii) Global Telehealth; (iii); Digital Pharmacy and (iv) Tech-Enabled Behavioral Health. UpHealth will become a subsidiary of New UpHealth upon closing of the UpHealth Business Combination.

Cloudbreak, a Delaware limited liability company, was formed on May 26, 2015 and will become a subsidiary of New UpHealth upon closing of the Cloudbreak Business Combination.

Completed and Pending UpHealth Acquisitions

Integrated Care Management

Thrasys, Inc. (“Thrasys”), a California corporation and wholly-owned subsidiary of UpHealth, was formed on March 11, 2002. Thrasys was acquired by UpHealth on November 20, 2020 pursuant to the terms and conditions of an Amended and Restated Plan of Merger between UpHealth and Thrasys in exchange for consideration in the form of a promissory note in the amount of $20,000,000 and shares of UpHealth.

Global Telehealth

Glocal Healthcare Systems Private Limited (“Glocal”), an India Company and a subsidiary of UpHealth, was formed on July 22, 2010 in the State of West Bengal, India. The acquisition of Glocal by UpHealth was structured to occur in several steps. The first step concluded on November 20, 2020 when UpHealth acquired approximately 43.46% of the outstanding equity share capital of Glocal pursuant to the terms and conditions of a Share Purchase Agreement between UpHealth, Glocal, and certain Glocal shareholders in exchange for consideration in the form of promissory notes and shares of UpHealth. The second step, which requires an additional investment by UpHealth of $3,000,000, will enable UpHealth to acquire additional shares of Glocal such that it will hold, in the aggregate, 90% or more of the outstanding equity share capital of Glocal. This second step is expected to be completed prior to the Closing of the Business Combinations but will require additional financing to be obtained by UpHealth. The final steps will occur following the Closing of the Business Combinations and UpHealth, as the majority shareholder, will, in conjunction with the remaining Glocal shareholders, take steps to increase UpHealth’s ownership in Glocal through the issuance of additional shares, the acquisition of remaining shares and/or any other manner acceptable to UpHealth and permitted under India law.

Digital Pharmacy

Innovations Group, Inc. (“Innovations Group”), a Utah corporation, which will become a wholly-owned subsidiary of UpHealth following the completion of UpHealth’s acquisition of Innovations Group, was formed on December 20, 2000. UpHealth and Innovations Group entered into an Agreement and Plan of Merger on November 2, 2020, as amended January 19, 2012, under which UpHealth will acquire all of the issued and outstanding shares of Innovations Group in exchange for consideration in the form of a promissory note in the amount of $30,000,000 and shares of UpHealth. Innovations Group’s primary subsidiary is MedQuest Pharmacy, Inc. (“MedQuest Pharmacy”), a Delaware corporation. Closing of the acquisition of Innovations Group is subject to the fulfillment of all necessary state licensure transfer or change of ownership regulatory requirements in connection with MedQuest Pharmacy’s operations, as well as satisfaction or waiver of customary conditions. This transaction is expected to occur prior to the Closing of the Business Combinations.

Tech-Enabled Behavioral Health

Behavioral Health Services, LLC (“BHS”), a Missouri limited liability company and wholly-owned subsidiary of UpHealth, was formed on December 7, 2016. BHS was acquired by UpHealth on November 20, 2020, pursuant to the terms and conditions of an Agreement and Plan of Merger between UpHealth and BHS in exchange for consideration in the form of a promissory note in the amount of $1,100,000 and shares of UpHealth.

TTC Healthcare, Inc. (“TTC Healthcare”), a Delaware corporation and a wholly-owned subsidiary of UpHealth, was formed on June 5, 2019. TTC Healthcare was acquired by UpHealth on January 25, 2021, pursuant to the terms and conditions of an Agreement and Plan of Merger between UpHealth and TTC Healthcare in exchange for consideration in the form of a promissory note in the amount of $12,699,088 and shares of UpHealth.

Business Overview

Our vision is to enable and power healthcare’s digital transformation by creating a single, integrated provider of best-in-class technologies and services essential to personalized, affordable and effective care globally. Our mission is to transform care delivery and support healthier communities through a simplified digital infrastructure that connects evidence-based care, coordinated workflows and health services. The companies that are or will become subsidiaries of UpHealth, as well as Cloudbreak, collectively offer patient-centric digital health technologies and tech-enabled services to manage health and integrate care across four capabilities at the center of population health management and telehealth: Integrated Care Management, Global Telehealth, Digital Pharmacy and Tech-Enabled Behavioral Health. Together, we believe that by integrating the value streams represented across these four capabilities, we will empower health systems, health plans, employers and government ministries to improve outcomes, quality, access and cost of healthcare as well as address critical unmet needs of patients, providers, payors and pharmacies. As of September 30, 2020, Cloudbreak and the companies that are or will become subsidiaries of UpHealth, had approximately 5,000,000 lives served in integrated care management in the United States, 1,800 U.S. healthcare venues and contracts with ten countries and filled an average of 850 prescriptions per day. We have carefully selected specific competencies, which we believe will allow us to provide a multifaceted approach to blending processes, services and technologies and enable our stakeholders to “practice” digital health.

Following the Closing, we will be organized across four strategic capabilities, each with a diverse set of partners and customers and each representing a large and fast growing market segment:

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Integrated Care Management. Our Integrated Care Management platform is powered by Thrasys’ Syntranet platform. SyntraNet creates virtual care communities across the continuum of care, integrates and organizes information, provides advanced population-based analytics and predictive models, and automates workflows across health plans, health systems, government agencies and community organizations. Clinical and community-based care teams use the platform to coordinate programs to address medical, behavioral health and social factors that affect the health of individuals and populations.

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Global Telehealth. Our Global Telehealth platform will have two divisions—domestic and international. Our domestic division will be powered by Cloudbreak, a leading provider of unified telemedicine solutions and digital health tools aimed at increasing access to healthcare and resolving health disparities across the care continuum. Cloudbreak has one of the largest installed user bases in the nation, performing more than 100,000 encounters per month on over 14,000 video endpoints at over 1,800 healthcare venues across the US. Through its integrated telehealth and language services, the platform serves as the digital front door to in-hospital care. Cloudbreak provides digital health infrastructure enabling its partners to ensure healthcare equity and implement unique, private-label telehealth strategies customized to their specific needs and markets. Our international division will be powered by Glocal, a platform that delivers comprehensive primary care and specialty consultations for a fraction of the cost today—opening access to care for individuals in North America, India, Southeast Asia and Africa. Its award-winning technologies and services are performing over 100.000 digital health encounters per month with contracts in place to increase nearly 10X by 2022.

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Digital Pharmacy. Our Digital Pharmacy will be powered by MedQuest Pharmacy, a leading full-service retail and compounding pharmacy licensed in all 50 U.S. states and the District of Columbia that dispenses patient-specific medications and ships direct to patients. It is capable of serving as a retail or national fulfillment center. Over the last five years, MedQuest Pharmacy has filled prescriptions for over 5,000 prescribers and over 65,000 different patients. Through the Innovations Group suite of companies, MedQuest Pharmacy also makes available lab services and testing, nutraceuticals, nutritional supplements, education for medical practitioners, and training for individuals and groups.

•	Tech-Enabled Behavioral Health. Our Tech-Enabled Behavioral Health capabilities are powered by TTC Healthcare and BHS, which together provide evidence-based and tech-enabled behavioral health and substance abuse services via onsite care delivery and telehealth. The division’s physician-led clinical model has a proven and successful approach to networking with a growing panel of providers, which is critically important in the largely underserved and understaffed field of mental health.

Our integrated digital health platform will go beyond one-off point solutions to connect multiple parts of the healthcare demand and service continuum. We intend to curate a system of care enabling personalized, evidence-based clinical decisions through integrated care management that oversees the entire patient experience to deliver better outcomes. We expect the result will be manageable costs, better outcomes, a dramatically improved care experience and a reduction in the huge disparities in access to healthcare that exist today.

We understand that the patients, providers, and payors we currently and in the future will serve, want and need more comprehensive, integrated solutions, but are at different points on their digital transformation journey. We seek to meet them where they are today to help them reshape healthcare delivery through the use of intelligent technology, workflows and service coordination. The technologies of the companies that will be a part of New UpHealth have been developed for more than 10 years by visionary and practical innovators, which we believe will position us to meet the significant demand for more comprehensive and advanced digital health solutions.

The highly scalable platform and infrastructure of these companies has allowed for the establishment of an expansive footprint both domestically and internationally. Domestically, the partners and customers of these companies span across more than 1,800 healthcare venues across the U.S. MedQuest Pharmacy has pharmacy licenses in all 50 U.S. states and the District of Columbia. Upon closing of the Business Combinations, we will serve the largest public health plan in the nation as well as thousands of physicians and post-acute sites. Internationally, Glocal has signed several country-wide contracts with government ministries across India, Southeast Asia and Africa that dramatically expand its reach, which we believe will make us a market leader in global telehealth, providing digital primary care and specialty consultations.

We believe that UpHealth will be one of the only profitable digital health public companies with truly global reach. Our planned business models across each of the capabilities of these companies range from traditional software as a service (“SaaS”), to contracted reoccurring revenues and volume-based fee-for-service care delivery.

Market Opportunity

We believe that the $8 trillion-dollar global healthcare market is broken, fragmented and in great need of change. According to government data, spending by all participants in the market, in the United States alone, was $4 trillion in 2019, representing 18% of GDP, this despite the U.S. trailing most other OECD nations in key health outcomes including life expectancy, infant mortality, and unmanaged diabetes.

The long-standing macro factors that are driving the landscape today and straining the current healthcare system include an increasingly aging population, growing prevalence of chronic illnesses, unsustainable and escalating costs and inequitable access to care. While these are not novel challenges, they are accelerating rapidly and exacerbating fundamental flaws in an inefficient healthcare system ill-equipped to provide the necessary services for all its constituents.

We believe there is a heightened demand for technology solutions that can improve care delivery and management of population health, eventually leading to the “practice” of digital health. We believe these advancements are leading to a convergence of people, information, technology, and connectivity to improve health care and health outcomes. We intend to reshape the landscape of the healthcare industry, positioning UpHealth as an indispensable partner to consumers/patients, providers and payors as they evolve to the practice of digital health.

Our offerings will be at the center of population health management and telehealth in four of the fastest growing digital healthcare markets:

Integrated Care Management. Our Integrated Care Management capability operates within the chronic care management market, a $346 billion global market in 2019 that is expected to grow at a 7.2% CAGR through 2024, according to an industry survey. Six out of ten adults in U.S. have a chronic disease and four out of ten have more than one condition, according to data from the Centers for Disease Control (“CDC”). Individuals living with chronic conditions are intensive users of health and social care services, and the associated costs tend to be significantly higher. In the U.S., 81% of hospital admissions, 91% of prescriptions and 76% of physician visits are attributable to managing chronic conditions, according to Modern Healthcare. Our Integrated Care Management capability is expected to grow 60% annually to over $45M in annual revenues in 2022 based on current contracts and expansion of scope as well as recently signed new agreements.

Global Telehealth. Supported by deregulation and broad societal shifts and accelerated by the COVID-19 pandemic, demand for and use of telehealth services is expanding rapidly. According to McKinsey’s “Telehealth: A quarter-trillion-dollar post-COVID-19 reality?”, up to $250 billion of current U.S. healthcare spend could potentially be virtualized through the acceleration of consumer and provider adoption beyond virtual urgent care. We believe telehealth enables more efficient allocation and utilization of finite clinical resources and appeals to both an aging population that requires more complex and chronic care as well as a younger generation that prefers digital technology to in-person visits. To meet the tremendous disparities in access to healthcare requires going beyond a tele consult. Our award-winning digital dispensary/clinic offering provides a full patient encounter complete with physical exam, diagnostic testing, and pharmacy dispensary in addition to a tele consult with the physician. This complete digital health encounter creates access to massive markets outside of the US for complete primary care and specialty consultations. The companies that will make up our Global Telehealth business have $80,000,000 in signed contract agreements to deliver services in 2021.

Digital Pharmacy. According to a 2019 Deloitte article, prescription drug sales are projected to grow at a 6.9% CAGR and reach $1.2 trillion in 2024. Pre-pandemic, there was a growing demand for mail-order medicines that coincided with increasing penetration of e-commerce and literacy regarding internet resources. Millennials in particular are highly reliant on online procurement for OTC medicines. This growth in adoption was accelerated rapidly in the wake of the COVID-19 pandemic. According to a recent McKinsey article, there was a 10x increase in online prescription volumes in the early part of 2020. With its recent facility expansion and the integration of eMedplus, its proprietary software and operating system, with Surescripts, our Digital Pharmacy capability will be poised to capitalize on this growth in demand while also serving as the pharmacy of choice across our broader platform.

Tech-Enabled Behavioral Telehealth. Behavioral health conditions consisting of mental and substance abuse disorders have societal, economic and healthcare system implications, all of which are amplified by the COVID-19 pandemic. Prior to the pandemic, one in two Americans had faced a mental or substance abuse disorder at some point in their lives according to McKinsey. Those coping with behavioral health conditions have medical spend that is two to four times higher than the rest of the population, according to recent data from McKinsey. Due to the relatively simplistic conversion from office visits to telepsych, we believe our tech-enabled Behavioral Health capability is well positioned to capture share in this fast-growing segment within telemedicine.

Impact of COVID-19

The promise of telemedicine, telehealth and now digital health have been long discussed as solutions to the pervasive issues challenging the effective delivery of healthcare around the world. However, the COVID-19 pandemic forced patients and providers alike to embrace digital health technologies at a more rapid pace and accelerated the digital transformation of healthcare to bridge local and digital care delivery and engage displaced patient populations. According to a McKinsey article, U.S. consumer adoption of telehealth grew from 11% in 2019 to 46% as of May 2020.

Major shifts in the market have enabled this transition, not only in regulations but also in technology, industry orientation, and reallocation of risk across the value chain, which have fundamentally altered the structure of the industry and basis of competition. Advancements in medical science, data and analytics, machine learning, networking technology, internet access, and the shift in consumer expectations driving business-to-consumer (“B2C”) models have all facilitated the transition to digital health technologies.

We believe there is work to be done in order to solidify the long-term shift to the “practice” of digital health and capitalize on the opportunity to virtualize $250 billion of U.S. healthcare spending annually. According to McKinsey, it will require new ways of working with a broad set of providers, step-change improvements in information exchange and broadening access and integration of technology. This is where we intend to position our business and how we aim to power the adoption of digital health solutions well beyond the pandemic.

Products & Services

UpHealth will reshape care delivery by offering patient-centric digital health technologies and tech-enabled services across four capabilities at the intersection of population health management and telehealth. These services are designed to integrate well with the needs of our major end-user customers. The union of these solutions within UpHealth will offer stakeholders a marketplace of products and services that they can choose from to best serve their transformation needs.

Integrated Care Management

The Integrated Care Management platform is powered by Thrasys’ SyntraNet technology platform and applications. SyntraNet is a configurable integrated health management platform that enables clinical- and community-based care teams to share information, coordinate care, manage utilization, and improve health outcomes and costs for individuals and populations—especially individuals with complex medical, behavioral health, and social needs.

SyntraNet creates virtual “care communities”—logical networks of organizations, care managers and service providers—that function as an integrated care team to deploy programs to improve health, quality, performance, efficiency, and costs.

Core features of the platform include the ability to:

•	Create virtual, cross-sector care communities

•	Integrate and organize information from a wide range of data sources

•	Gain insight into health, risks, and opportunities with advance analytics

•	Qualify and enroll groups into programs

•	Coordinate care teams across the continuum of care

•	Analyze and report on various measures of success.

SyntraNet includes a number of technology innovations: a unique architecture for connected care communities, a configurable software microservices architecture, workflow management with process graphs, expert-system based rules, advanced analytics and intelligence, and state-of-the-art frameworks for user interfaces across desktops and devices.

Thrasys has reinvested roughly $100,000,000 to develop its SyntraNet platform. It aims to add roughly 23,000,000 lives served by 2023 to support global initiatives to transform healthcare.

Our Integrated Care Management platform provides health plans and provider groups in value-based contracts the ability to manage health with new models of care. Our clients include the largest public health plan in the United States, one of the most extensive “whole person care” initiatives, and one of the fastest growing, value-based pharmacy benefit managers.

Revenue is derived from license fees, recurring subscription fees, and professional services for implementation.

Global Telehealth—U.S.-Based

Our domestic Global Telehealth offering will be delivered by Cloudbreak. Cloudbreak is dedicated to building solutions that address healthcare disparities impacting patients across the U.S. From telehealth visits to extended hospital stays, Cloudbreak’s digital solutions help patients and providers connect, build rapport and make healthcare encounters more meaningful. The platform’s goal is to enable patients to receive care at any time, any place, on any device, and in any language. For providers, Cloudbreak provides a digital health infrastructure enabling them to deliver care effectively based on their specific needs and markets.

Originally developed as the premier virtual language service, today Cloudbreak is a leading unified telehealth platform. As of September 30, 2020, Cloudbreak was performing more than 100,000 encounters per month on over 14,000 video endpoints at over 1,800 healthcare venues nationwide. From telepsychiatry, telestroke, tele-ICU, telesitting and other specialties to integrated language services, Cloudbreak’s innovative, secure platform overcomes both distance and language barriers to improve care, satisfaction and outcomes. It seamlessly integrates with a multitude of platforms including Zoom, Epic, and AmWell, among others. Cloudbreak has built one of the largest installed bases in the nation, simplifying how providers care for patients, putting a full care continuum at their fingertips 24/7 and enabling local healthcare systems to build their integrated telemedicine strategy.

At its core, Cloudbreak is a modularly configurable software engine that supports video and audio communications. That is coupled with its private and/or public-path networking infrastructure that securely links those in need of service to those offering those services. The Cloudbreak Consult allows providers to answer calls, place calls, care for patients, converse with the care team, and connect with a qualified interpreter – all from one location. Cloudbreak has expanded its operations to include other telemedicine use cases as well including tele-stroke, telepsychiatry, tele-urology, and tele-quarantine, among others, across its network of end points and leveraging the same platform’s infrastructure. Cloudbreak has also recently launched a home health virtual visit platform enabling empowering its healthcare system partners to see their patients remotely on any device, at anytime, anywhere the patient may be and in any language they may speak.

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Connect Anywhere—Virtual Visit Platform: Providers and patients can connect with a virtual consultation from anywhere, enabling the exchange of messages between providers and patients, and inviting other health professionals or family members to visit virtually and view medical history and/or care plans. Providers also have the ability to view their schedules and patients have the ability to view educational content and videos while waiting for their visit.

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Martti Interpretation: Cloudbreak’s core offering known as Martti (My Accessible Real-Time Trusted Interpreter), is a HIPAA-compliant video remote interpreting solution that puts qualified and certified medical interpreters at the fingertips of clinical care teams nationwide through our proprietary software platform. Cloudbreak pioneered the Video Remote interpreting industry in 2003, and today is a well recognized leader known for its ease of use, quality and customer service. Today, Cloudbreak supports more than 250 languages.

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Telehealth Interoperability: Cloudbreak has built specific integrations that allow hospital staff to initiate Cloudbreak sessions from their video platforms, enabling multi-specialty call capabilities into one video session, shared content and whiteboarding, and integrations with numerous hospital system EMR, PACS and RPM platforms. Cloudbreak has invested significantly in its interoperability capabilities and continues to be a leader in the market in providing access to its Video Medical solution on a rapidly growing platforms. Cloudbreak has not only integrated with EMRs but also with other telemedicine and communication solutions throughout the continuum of care.

Cloudbreak provides a unified telehealth experience that harmonizes disparate use cases, allowing providers to efficiently collaborate and communicate, regardless of end-point device or tech infrastructure. Cloudbreak has designed the platform to integrate the clinical and operational workflows of its partners, ensuring that the technology molds to how the clinical teams work, not the other way around. Platforms like Zoom, Teams and others are “point solution” video platforms with minimal workflow capabilities. Cloudbreak makes these platforms “smart” by embedding them in custom patient and provider experiences based on how a specific health system or medical group practices. By doing this, Cloudbreak’s solutions can be integrated into daily practice patterns with less friction, thus speeding up adoption as well as avoiding commoditization and allowing health systems, clinics and physicians to differentiate themselves in market based on their brand and how they practice.

Cloudbreak offers an expanding suite of telehealth use cases which are delivered upon multi-year recurring revenue contracts that have both a fixed minimum with upside attributable to usage-based fees. Its client base spans the entire healthcare continuum including hospitals and health systems, federally qualified healthcare clinics (FQHCs), urgent care centers, stand-alone clinics and medical practices, as well as, employers and schools.

Global Telehealth—International

UpHealth’s international Global Telehealth offerings are delivered by Glocal, which aims to deliver comprehensive primary care and specialty consultations for a fraction of the cost today. Glocal uses its award-winning technology architecture and onsite digital dispensaries and clinics to deliver highly effective care that can serve vulnerable rural and dense urban centers, while also meeting the needs of more affluent communities.

Glocal has used a three-pronged strategy to refine and execute its care delivery. First, it has implemented a lean design approach, thinking through de novo the intervention, process and infrastructure for care and removing non-value add steps that do not directly affect healthcare delivery or outcomes. Second, Glocal has employed evidence-based medicine, including only interventions that have evidence of effectiveness. Third, it has leveraged technology, including IoT and artificial intelligence, to improve diagnosis and management of diseases and to automate standard clinical processes to reduce costs and errors.

The Digital Dispensary/clinic solution has earned the UN Health Innovation Exchange Public Appreciation 2020 Award, the World Economic Forum 2020 Schwab Foundation Social Entrepreneur Award and the Frost & Sullivan Indian Telemedicine Customer Value 2020 Leadership Award.

Glocal’s spectrum of offerings can be grouped into three major components:

1.

Its digital primary care offerings, which feature leading digital health applications combined with physical IoT devices to deliver care. The digital health interface for patients and providers is driven by its HelloLyf App, a virtual on-demand clinic for identifying patients and automated TeleCRM. Glocal has also developed LitmusDx, a clinical decision support system for differential diagnosis, investigation and treatment protocols. LitmusDx is cloud-based, regularly updated and cross-checked to ensure the latest in evidence-based protocols. It is a semantic-based engine for accurate differential diagnosis covering over 960 diseases, 8,000 symptoms, 11,000 signs, 300 risk factors and 450 parameters. Over 440 treatment protocols are referenced, covering most diseases, and it has stored more than 50,000 prescription brands covering over 6,500 formulations. Lastly, it references more than 20,000 drug precautions which cover contraindications, drug interactions, adverse reactions and food & alcohol interactions to reduce medical errors.

2.

Glocal’s Digital Dispensaries, HelloLyf CX, are carefully engineered to deliver critical healthcare services in hard to reach locations where access to primary care and complementary services is constrained. It requires only about 250 sq. ft. of rented or owned space. It needs only nurses, while doctors are available virtually. It is a one-stop-shop where almost all tests can be done, all kinds of doctors accessed and medicines are dispensed.

Within each digital dispensary is Glocal’s LitmusMx, a primary health terminal with remote examination and instant diagnostics capabilities, and LitmusRx, an automated medicine dispenser that provides access for patients in remote cities and towns. LitmusMx accommodates a wide range of primary and emergency healthcare needs within a remarkably compact device. It facilitates a medical examination via a digital stethoscope, fetal Doppler, dermatoscope, Otoscope, Laryngoscope, and Nasalscope, in addition to taking blood pressure, temperature and other vitals.

LitmusRx is a remote controlled dispensing unit that electronically controls drug dispensing, scalable up to 120 SKUs. A prescription generated by the physician is automatically dispensed by the machine, designed to reduce medical errors around branding and dosage. LitmusRx also performs real-time inventory management, removing the need for manual audits and automating supply chain order levels.

3.

Glocal’s acute care hospitals have been designed and set up as eleven modular hospitals, each with a three-bed ER, twenty-bed ICU, four operating theatres (including one with Laminar Air Flow systems, 4Slice CT Scan, X Ray, Echo, Color Doppler, and Ultrasound), treadmill stress testing, two to four dialysis units, a complete clinical lab, pharmacy, general ward beds, and private rooms. These compact hospitals are compliant with local clinical establishment code norms, infection control systems, medical gas pipeline, national building codes and green building norms. They focus on all acute cases like trauma, neuro trauma, pacemaking, thrombolysis, acute surgeries, medical emergencies and also routine surgeries.

Delivering solutions in India, Southwest Asia, and Africa, Glocal offers virtual and local care spanning the continuum, delivering upon multi-year recurring revenue contracts that have both a fixed subscription component and volume-based revenue. These markets consist of billions of people representing rapid expansion opportunities. Glocal is expected to perform approximately 10 million digital encounters and tele consults by 2022 through existing signed contracts. End markets include government ministries, payors and stakeholders managing at-risk patient populations where access to care is a challenge.

Digital Pharmacy

The Digital Pharmacy business will be powered by Innovations Group through MedQuest Pharmacy, a full-service retail pharmacy that is licensed in all 50 U.S. states and the District of Columbia. It delivers both compounded and legend drugs, and is capable of either serving as a retail or national fulfillment center, as a personalized medication administration partner with prescribers, and as a lifestyle wellness direct-to-consumer offering. Its proprietary software and operating system, eMedplus, is EPCS Certified by the DEA and provides prescribers with a full-service prescription management system.

Also under the Innovations Group suite of services is Worldlink Medical, Inc., Medical Horizons, Inc., and Pinnacle Labs, Inc. (“MedQuest Testing Services”). Worldlink Medical, Inc. is the educational services arm of Innovations Group, providing CME educational courses accredited as a joint provider through the Accreditation Council for Continuing Medical Education (ACCME). Medical Horizons, Inc. specializes in customized formulations and contract dietary supplement and nutraceuticals manufacturing as an own label distributor with its brand NUTRAscriptives, as well as other brands. Its turnkey solutions include label design, printing and application; custom packaging; daily packs; a selection of capsule sizes and colors; and convenient auto-reorder services. It features a staff of experts that is committed to excellence and outstanding customer service. MedQuest Testing Services focuses specifically on facilitating diagnostic testing between lab companies, patients, and providers.

MedQuest Pharmacy is accredited and recognized by the Accreditation Commission for Health Care (ACHC) and its Pharmacy Compounding Accreditation Board (PCAB), among other high-quality providers and suppliers. MedQuest Pharmacy has achieved this elite level of quality by exceeding standards set by national accreditation bodies and quality-centered organizations. Having invested $3,800,000 in facility expansion, it is poised for growth with new capital directed to expanding its prescriber base via its integration with Surescripts and testing services with new and existing lab companies and relationships.

MedQuest Pharmacy’s direct pharmacy capabilities offer direct-to-patient shipping of both manufactured and compounded drugs. MedQuest Pharmacy has relationships with both prescribers and patients and filled an average of approximately 850 prescriptions per day in 2020. Over the last five years, MedQuest Pharmacy has filled prescriptions for over 5,000 prescribers and over 65,000 different patients. The business model is driven by cash-pay and prescription volume-based revenue generated by physician electronic prescription order entry, as well as traditional prescriber-patient-pharmacist interactions, mailed, verbal and faxed orders.

Tech-Enabled Behavioral Health

Our Behavioral Health business is anchored by TTC Healthcare and BHS, two high-quality, evidence-based behavioral health and substance abuse providers rapidly innovating in the virtual care space. While TTC Healthcare and BHS today operate largely independently, work is underway to integrate the substance abuse treatment expertise of TTC Healthcare with the adult behavioral health services of BHS to form a comprehensive model of care ready to scale to a national level.

We believe we are positioned to leverage the technology solutions found in the other divisions to reshape how behavioral and substance abuse care is delivered in the future. Examples include the full integration of the telehealth consult solution by Cloudbreak and the personalized medication regimens available through MedQuest Pharmacy. In addition, our physician-led clinical models have proven successful in growing a panel of providers which is critically important in the largely underserved and understaffed field of mental health.

TTC Healthcare’s treatment facilities are licensed by the Florida Department of Children and Family Services (DCF) and the Florida Agency for Healthcare Administration (AHCA), and maintain the industry’s most widely acknowledged accreditation by the Joint Commission. TTC Healthcare offers a complete continuum of care from our detoxification services, residential care, Partial Hospitalization Programs (PHP), intensive outpatient (IOP) and outpatient programs (OP). During the COVID-19 pandemic, outpatient programs have transitioned to a majority of visits that are virtual.

The Partial Hospitalization Program is a full day of clinical treatment in a structured environment, while the client is living in supportive housing that offers 24-hour supervision, nursing services, and an on-call therapist. PHP is an opportunity for the client to experience more structured clinical care, addressing their primary and secondary issues and diagnoses. Clients are able to attend 12-step or mental health support groups in the evenings as well as enjoy activities and recovery events on the weekends. Much like TTC Healthcare’s other treatment programs, each client has an individualized treatment plan that is unique to their needs and recovery goals.

An Intensive Outpatient Program is a transitional level of care where the client begins to reintegrate into normal life with less therapy time, but still with the full support of TTC Healthcare staff. Clients will collaborate with their therapists and peers on the best recovery practices and how to deal with triggers in the real world. How long a client participates in an intensive outpatient program varies depending on the needs of each individual and allows for a treatment schedule to be customized, fitting with the clients’ lives outside of treatment.

The Outpatient Program offers limited counseling sessions for clients on a weekly basis. Those who participate in the outpatient program live at home or in some type of sober living housing, which is one of the main differences between outpatient and inpatient care. The services offered are very similar, but the time spent in therapy sessions is less in outpatient care.

Finally, Medication-Assisted Treatment (MAT) involves a pharmacological approach to treating addiction,

primarily addiction to opioids, including heroin and prescription narcotics. These medications reduce the difficult physical symptoms surrounding withdrawal and help the individual remain engaged in treatment. MAT programs that combine medication, counseling and therapy are largely considered one of the strongest evidence-based modalities to combat addiction. This type of treatment ultimately complements an abstinence-based program. The recommendation for MAT is based on a thorough and individualized assessment of the person in treatment and their specific needs. Supportive medications can be a highly effective treatment model for opioid use disorders.

BHS is a Missouri-based mental health practice consisting of over fifty psychiatrists, nurse practitioners, psychologists and other mental health providers in four physical locations. BHS providers work in collaboration with multiple area hospital systems (both in leadership and clinical positions) to provide and direct inpatient treatment. BHS offers in-office, virtual, and in-patient treatment to an average of over 7,000 unique patients per month. 95% of outpatient and post-acute care consults are provided in a virtual manner since the COVID-19 outbreak. Common conditions treated by BHS practitioners include depression, bipolar disorder, attention disorders, schizophrenia, substance use disorders, posttraumatic stress disorder, Alzheimer’s disease and related disorders as well as personality disorders.

BHS providers are all state-licensed and most of its physicians are board-certified and provide comprehensive psychiatric treatment utilizing psycho-pharmacology, evidenced based psychotherapy as well as somatic treatments like Trans-Cranial Magnetic Stimulation and Electro-Convulsive Therapy. The variety of provider disciplines available within BHS allows for ready collaboration and consultation between practitioners.

BHS has established its own pharmacy service which specializes in psychiatric medications and the unique needs of these patients from both a clinical and payor perspective. This pharmacy is able to function efficiently from both its physical location as well as a virtual provider. Plans are to further integrate this service with the broader digital Pharmacy capabilities found in MedQuest Pharmacy.

Given the idiosyncratic nature of behavioral health reimbursement and credentialing BHS established its own in-house billing department (Reimbursement Solutions) several years ago. This has allowed for both more efficient payment for BHS clinicians and has also provided a billing service that has been successfully marketed to outside practices. This capability is available to leverage for third-party billing services across the divisions and companies.

The COVID-19 pandemic accelerated BHS’s plans to offer virtual visits and at this juncture the vast majority of patient encounters are being performed virtually. While the transition to virtual treatment had long been anticipated the pandemic led to BHS’s adoption of this format literally overnight. The flexibility of this new treatment format has been well received by both clinicians and providers. Virtual provision of psychiatric care has allowed an expansion of BHS’s patient base both from individuals as well as in long term care settings.

Product Integration Roadmap

A strategic product roadmap has been developed with the aim of further unifying the various products and services.

A unique competitive advantage is that customers will be able to access an increasingly unified platform of services and technologies while also focusing in one or more strategic markets such as Integrated Care Management and Digital Pharmacy with best in class solutions.

Operations

Our principal executive offices are located in Delray Beach, Florida. We also have centers of operation in California, Missouri and West Bengal, India, and following the closing of the Business Combinations, in Ohio and Utah. We intend to procure additional space as we add employees and expand geographically. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate any such expansion.

Our leadership team is comprised of industry experts and innovators with extensive healthcare, technology, and organizational knowledge. Our leaders have decades of experience founding, building and successfully scaling private and public companies. Our Board of Directors will be co-chaired by UpHealth founder and current Executive Chairman, Dr. Chirinjeev Kathuria, who will be joined upon the closing of the Business Combinations by GigCapital Global Executive Chairman and Founding Managing Partner, Dr. Avi Katz. We are led by Co-CEO’s Ramesh Balakrishnan and Al Gatmaitan. Our Integrated Care Management, Global Telehealth, Digital Pharmacy and Behavioral Health capabilities will continue to be led by the executive officers of the businesses that will comprise them. Key corporate services such as finance, human resources, sales, marketing and research and development will align under our leadership team.

As of December 31, 2020, (a) UpHealth had 279 employees, including 257 full-time employees, and 22 contractors, (b) Cloudbreak had 597 employees, including 170 full-time employees, and 427 contractors, (c) Innovations Group had 112 employees, including 92 full-time employees, and no contractors, and (d) TTC Healthcare had 189 employees, including 182 full-time employees, and 7 contractors, and (e) Glocal had 1,034 employees, including 254 full-time employees, and 780 contractors.

Key Performance Indicators

As a digital health technology and tech-enabled services company, we will measure several key performance indicators across our platform related to adoption and utilization by users. We believe that the following KPIs will impact our ability to improve the health of patients and help to inform how we manage operations:

•	Number of lives

Our mission is to transform care delivery and support healthier individuals and communities. We believe that our digital health technology and tech-enabled services supports this mission by empowering providers to deliver coordinated, personalized, affordable, and effective care globally to improve health outcomes. The number of lives served globally helps to assess our performance managing to that mission as well as our potential impact on the broader healthcare market.

•	Number of care venues

We believe that the number of care venues using our platform globally is an indicator of future revenue growth because we derive meaningful revenue from consultation, diagnostic and medication dispensing fees as well as device utilization in the care venues we serve. These venues also provide a base footprint unto which we can provide other products and services across our platform. A care venue represents a distinct physical location of a medical care site, hospital, or health system.

•	Number of prescribers and prescriptions filled

MedQuest Pharmacy filled an average of approximately 850 prescriptions per day in 2020. Over the last five years, MedQuest Pharmacy has filled prescriptions for over 5,000 prescribers and over 65,000 different patients. As a valued partner to prescribers, we believe both measures provide good insight into the level of penetration into the prescriber community.

•	Number of digital and virtual encounters globally

Because our service and utilization revenue will generally increase with the number of consultations, we believe the number of global (domestic and internationally) consultations provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We define core consultations as encounters as patients and provider utilizing our core services, including digital encounter teleconsults, and onsite consults.

We believe our operational performance will drive our financial results, which will be evaluated at the corporate and divisional level. Our key financial metrics to which we manage include bookings, revenue, EBITDA, and operating margin. As we expand our role as a partner for key stakeholders in the practice of digital health, we anticipate developing a set of shared performance indicators, such as impact on total cost of care, functional health of members and targeted populations and satisfaction level of the care experience by providers, customers, and payors.

Growth Opportunities

UpHealth has proven solutions with significant revenue and customer momentum, as well as numerous opportunities to achieve synergistic growth. Leading this transformational effort is an executive team, with world class academic and operational pedigrees, confident in their ability to lead change at the forefront of healthcare delivery. In addition to executing on the organic growth initiatives of each of the business lines, there are numerous synergistic opportunities ongoing as well as de novo product launches planned near-term.

Below are the levers through which we believe UpHealth will accelerate growth of the platform:

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Implement Executed/Signed Contracts. The companies that make up the Global Telehealth and Integrated Care Management lines have won meaningful contracts in 2020 that are expected to drive substantial new revenue in 2021 and beyond. Internationally, Glocal won contracts in Mali, Congo, Tanzania, Ghana, Ivory Coast, and Madhya Pradesh (India), which are expected to drive $154,200,000 in new revenue between 2021 and 2022. Domestically, Cloudbreak continued to expand its reach across U.S. health systems, with recent large and yet-to-be implemented wins at Yale New Haven Health, UCSF, and UCLA, resulting in approximately $6,000,000 in annualized bookings. Our Integrated Care Management business, which signs initial multi-year contract terms with sticky recurring revenue and annual renewals, has won and will implement $8,000,000 in new and expansion contracted revenue in 2021.

•

Drive New Bookings. The Global Telehealth and Integrated Care Management companies are involved in late-stage negotiations with health systems and government ministries to expand both domestically and internationally. We will continue to pursue these opportunities and leverage the strength and breadth of our combined platform to drive continued bookings growth. Additionally, several of our businesses have historically scaled conservatively and profitably, with minimal investment in sales and marketing. As a combined entity, we expect to meaningfully increase our investment in our go-to-market functions to capitalize on both synergies across the platform as well as take advantage of the accelerated adoption of telehealth and interest of the associated benefits for healthcare organizations.

•

Explore Synergistic Opportunities with Existing Clients. UpHealth provides a suite of products across the continuum of care for any entity managing complex patient populations. This allows UpHealth to become a strategic partner for health systems, government entities, and plans, providing services from integrated care management to digital pharmacy capabilities. We are positioned to offer the market a unique, multifaceted and integrated approach to processes, services and technologies spanning the continuum of care, creating a number of synergies across our businesses. As a customer uses UpHealth’s available solutions, the platform will be able to further utilize its growing network and dataset to help provide even better care to a greater population. For example, UpHealth’s care management, behavioral health and digital pharmacy capabilities now have the opportunity to leverage the 1,800+ U.S. healthcare venues that are currently utilizing the Company’s domestic telehealth services.

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Product, Service and Partner Expansion. Innovation leading to new products and services are continuously and intentionally planned. In 2021, MedQuest Pharmacy’s full-service compounding and retail Digital Pharmacy plans to add new lines of specialty focus such as dermatology as well as Pure Collectives, a nutraceutical supplements line. Additionally, our Behavioral Health capability plans to roll out Intensive Outpatient (IOP) services nationally. Innovative features of our International telemedicine digital dispensary and AI-guided-evidence-based care solution will be reengineered to enable introduction into U.S. and other developed international markets. Cloudbreak will continue to roll out specific teleconsult applications beyond telepsych and telestroke. Each of these initiatives are expected to provide meaningful revenue opportunities.

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Strategic Acquisition. We plan to supplement our organic growth strategy with select acquisitions to increase market share across our current capabilities, accelerate entry into new capabilities and expand offerings into new end markets. We plan to be strategic with respect to building our existing capabilities within the four core markets and channels. We will continue to evaluate and, where strategically appropriate, pursue acquisition opportunities that are complementary following the consummation of the Business Combinations.

Competition

The markets in which we participate are highly competitive, with increasing competition from new entrants and expansion by existing competitors. We view as our competitors those companies that currently, or in the future will, (i) develop and market digital health technology (devices and systems) or (ii) provide telehealth and expert medical services, such as the delivery of on-demand access to healthcare. Competition for developing and marketing digital health technology and the provision of telehealth focuses on, among other factors, technology, breadth and depth of functionality, range of associated care delivery services, operational experience, customer support, size of customer base, and reputation. As we have indicated, our platform operates across four major markets (Integrated Care Management, Global Telehealth, Digital Pharmacy, and Tech-enabled Behavioral Health) and our key competitors span those markets. Key competitors in the integrated care management sector include Health Catalyst, PointClickCare/Collective Medical, Medecision, ZeOmega, and MedHOK. Key competitors in the provision of telehealth and expert medical services domestically include Teladoc, AmWell, and SOC Telemed. Key competitors in the delivery of telehealth internationally include WeDoctor, Practo, and Doctolib. Key competitors in the Digital Pharmacy sector include Capsule, HIMS, Ro, Amazon, and CVS/Aetna. Key competitors in the Tech-Enabled Behavioral Health sector include Ontrak, Quartet Health, and Lyra Health.

In the health system market, electronic health record (“EHR”) companies could be considered competitors, but many have chosen to partner with the US-based telehealth offering by Cloudbreak and integrate Cloudbreak’s capabilities into their own products. Other companies have chosen to partner with Cloudbreak to embed its telehealth functionality within their EHR. Competition also comes from large communications software companies who offer an entry-level priced and simplified offering for telehealth. Newer competitors include companies who provide asynchronous chat communications. Competition may also increase from large technology companies that may wish to develop their own telehealth solutions, as well as from large retailers that seek to digitize their healthcare integrated offerings. With the emergence of COVID-19, we have also seen increased competition from consumer-grade video solutions. We believe that the breadth of our existing and planned client ecosystem, the depth of our technology platform, and our business-to-business focus on promoting existing healthcare brands and integrating freely with multiple platforms increases the likelihood that stakeholders seeking to develop telehealth solutions, both within and outside of healthcare, will choose instead to collaborate with us.

We expect to face intensifying competition from existing competitors in our particular capabilities, platforms looking to broaden their services offerings, and new entrants that introduce digital health services and software platforms or other technology. We currently face competition from a range of point solutions, including specialized software providers that are continuing to more deeply integrate their technology with care delivery services. In addition, large, well-financed healthcare providers have in some cases developed their own telemedicine services and technologies and may provide these solutions to their patients at discounted prices.

The principal competitive factors upon which we compete include:

•	consumer/provider/patient user acceptance, satisfaction and utilization;

•	continuous innovation of technologies and services, including an integrated platform that unifies the users’ experiences;

•	effectively building a brand and reputation;

•	building interoperable platforms that can connect with legacy enterprise and integrated care network infrastructures;

•	integrating into the workflows and processes of providers, payors and government entities;

•	reducing care delivery costs across multiple stakeholders;

•	enabling a suite of digital health tools from within existing customer workflows;

•	depth of expertise in care delivery of varying acuity, technology, sales and service;

•	scalability of our business models; and

•	operational execution abilities.

We believe that we are uniquely positioned on the basis of these factors and that the offerings of competitors do not comprehensively address the needs of key stakeholders across our key markets, or fail to do so at scale.

Competitive Advantage

We bring a set of attributes to market that we believe will continue to differentiate us across our major stakeholders and end markets. While there have been a number of recent innovations across one-off point solutions aimed at solving specific pain points, we believe they tend to lack a comprehensive approach to addressing broad challenges across the care continuum, and thus fail to fully solve healthcare disparities for all stakeholders. What is required is a combination of innovative technologies and technology-enabled services that are integrated within the workflows and core operating systems of payors, providers, and patients. We believe that the digital health platforms that thrive long term will be those that enable a hybrid model of care delivery, enhancing onsite care settings with an integrated digital infrastructure that provides virtual care access and engagement while also coordinating and connecting both community and clinical care teams within defined populations.

An Integrated Global Digital Health Platform Addressing Critical Market Needs

We will operate in the healthcare landscape across four large and high growth digital healthcare markets, providing a comprehensive care hub across multiple care settings. We aim to reshape healthcare delivery through integrated offerings that unite the healthcare ecosystem, enabling the “practice” of digital health. Together, these advancements are leading to a convergence of people, information, technology, and connectivity that improve healthcare and health outcomes through a more coordinated, data-driven, and personalized care experience. We seek to deliver on our vision of providing a guided care experience for patients and providers that is frictionless, engaging, and easy to use.

Our combined set of services and capabilities will address many needs for patients, health systems and payors unmet by point solutions. We believe patients will value a more convenient care experience plus their entire care story in one place, enabling whole-person care. Health systems are presented with the entire picture of care coordination across the system plus the entire ecosystem of post-acute and socially, enabling team-based care. Payors will realize a comprehensive suite of digital services and a bridge platform between their claims processing systems and the broader ecosystem, providing the connectivity and intelligence needed for effective management of members’ costs and outcomes.

We will simplify how providers care for patients, putting a full care continuum at their fingertips 24/7, and enabling local healthcare systems to build their integrated digital health strategy from a single point of entry like an iPad or personal phone. Our partners/customers are at different points on the spectrum of digital transformation and we meet them where they are on their transformation journey, paying particular attention to reshaping existing workflows internally and across multiple stakeholders. We believe this experience can only be provided seamlessly via integrated, coordinated care teams that rely on AI data driven analytics and support.

Expansive Reach across Domestic and International Markets

We are a global company, doing business in several geographies. As a result, we are not overexposed to the risks associated with any one country. Our roots are strong in North America, with our international base in India allowing us to target other high-growth areas internationally.

Domestically, we will have an expansive reach across more than 1,800 health care venues spanning the U.S. Our Integrated Care Management capabilities also provide a platform with advanced analytics and data insights for health plans, health systems (such as L.A. Care and Alameda County), government agencies, and community organizations across the U.S. Meanwhile, MedQuest Pharmacy’s Digital Pharmacy is licensed to ship to all 50 U.S. states and the District of Columbia and has cultivated considerable relationships with members of U.S. Congress as a leading voice for the compounded pharmaceutical industry. The overall platform has significant domestic reach across many facets of the U.S. healthcare industry.

Internationally, our Global Telemedicine capabilities are spreading rapidly. We saw significant contracts signed in 2020 across Africa, as well as further growth within India. The projected number of digital health encounters and virtual consults are expected to approach 10,000,000 by 2022. Glocal’s modular approach to primary care delivery in vulnerable communities in both rural and urban settings has driven strong interest from national health ministries and other organizations delivering care to areas with populations who have historically been subject to inequitable access of healthcare services. Leveraging our global footprint, we can continue to spread knowledge and insights gained in one area to our entire network, enabling more effective care in all parts of the world.

Below illustrates the reach across health systems, health plans and government ministries:

A Diverse Management Team of Industry Leaders

Our management team is made up of entrepreneurs and founders who have dedicated their lives to solving specific healthcare issues in the world today. We believe that this diverse group of leaders is uniquely equipped to lead the movement in reshaping care delivery to the “practice” of digital health which can improve global healthcare delivery. Continuous innovation, effective operations at scale, deep industry and technical knowledge combine to bring to life our vision of healthcare better for all.

Research and Development

Our ability to continue to differentiate and enhance our platform depends, in large part, on our capacity to continue to introduce new services, technologies, features, and functionality. Our founders as well as our executives and various employees have significant involvement in the development of new products. In addition, we utilize certain third-party development services to perform application development. We focus our research and development spend on developing new products and further enhancing the usability, functionality, reliability, performance and flexibility of our existing platform and products.

Facilities

Our principal executive offices, which we lease, are located at 14000 S Military Trail, Delray Beach, Florida 33484. We also have centers of operation in California, Ohio, Missouri, Utah, and West Bengal, India. With the exception of certain properties in India that are owned by Glocal, we lease all of our properties. We intend to procure additional space as we add employees and expand geographically. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate any such expansion.

U.S. Government Regulation

Our existing and planned operations are subject to comprehensive U.S. federal, state and local and international regulation in the jurisdictions in which we do business. Our ability to operate profitably will depend in part upon our ability, and that of our affiliated providers, to maintain all necessary licenses and to operate in compliance with applicable laws and rules. Those laws and regulations continue to evolve, and we therefore devote significant resources to monitoring developments in healthcare, data privacy and security, and medical practice laws and regulations. As the applicable laws and rules change, we are likely to make conforming modifications in our business processes from time to time. In some jurisdictions where we operate, neither our current nor our anticipated business model has been the subject of formal judicial or administrative interpretation. We cannot be assured that a review of our business by courts or regulatory authorities will not result in determinations that could adversely affect our operations or that the healthcare regulatory environment will not change in a way that impacts our operations.

In response to the COVID-19 pandemic, state and federal regulatory authorities loosened or removed a number of regulatory requirements in order to increase the availability and accessibility of telehealth services. For example, many state governors issued executive orders permitting out-of-state physicians and other health care professionals to practice in their state without any additional licensure or by using a temporary, expedited or abbreviated licensure process so long as they hold a valid license in another state. In addition, changes were made to the Medicare and Medicaid programs (through waivers and other regulatory authority) to increase access to telehealth services by, among other things, expanding coverage for telehealth services, removing geographic restrictions and originating site requirements, permitting the waiver of patient copayment responsibilities that may hinder access, allowing reimbursement for services performed by out-of-state providers, waiving federal responsibilities that may hinder access, waiving federal restrictions on the prescribing of controlled substances via telehealth, and eliminating prior authorization requirements. It is uncertain whether these COVID-19 related regulatory changes will remain in effect beyond the current public health emergency. However, there have been several developments that suggest at least some of the temporary measures may be extended, including an August 2020 executive order issued by President Trump that instructed the Department of Health and Human Services to review the temporary telehealth measures, particularly with respect to patients in rural areas and propose extensions and to review recommendations made by the Taskforce on Telehealth Policy, which, among other things, recommended eliminating unnecessary restrictions on telehealth across state lines, lifting restrictions on originating sites, and allowing telehealth for various types of clinicians and conditions, and the Calendar Year 2021 Physician Fee Schedule Final Rule issued by the Centers for Medicare and Medicaid Services in December 2020 that added more than 60 services to the Medicare telehealth list that will continue to be covered beyond the end of the current public health emergency (“PHE”) period.

Coverage for telehealth services by commercial payors vary, depending on the individual plan. We believe that a return to the status quo would not have a material negative impact on any commercial agreements we have entered into during 2020. Each of these agreements has a defined term and virtually none allow for immediate termination for convenience by the customer in question. For many health care companies engaging in telehealth, the most significant potential concern about returning to the status quo is reinstatement of certain Medicare rules and restrictions that limit reimbursement for telehealth visits provided to Medicare beneficiaries, such as limitations on the types of services covered and restricting telehealth coverage and reimbursement to only certain patients in rural areas. Significantly, the Centers for Medicare and Medicaid (“CMS”) added certain services to the permanent Medicare telehealth list to be reimbursed beyond the end of the PHE. However, permanent Medicare telehealth reimbursement beyond the PHE is limited to beneficiaries in rural areas located in a medical facility. Though COVID-19 waivers temporarily removed the rural and originating site limitations, CMS does not have statutory authority to pay for telehealth to beneficiaries outside of rural areas or to beneficiaries located in their homes (with some exceptions). Thus, for telehealth reimbursement to expand to non-rural beneficiaries beyond the PHE, legislative intervention would be needed to permanently expand telehealth reimbursement.

Telehealth Provider Licensing, Medical Practice, Certification and Related Laws and Guidelines

The practice of medicine is subject to various federal, state and local certification and licensing laws, regulations, approvals and standards, relating to, among other things, the adequacy of medical care, the practice of medicine (including the provision of remote care), equipment, personnel, mitigating potential conflicts of interests, operating policies and procedures and the prerequisites for the prescription of medication and ordering of tests. The application of some of these laws to telehealth is unclear, evolving and subject to differing interpretation. Many states have specific statutes and regulations addressing provision of medical care via telehealth modalities and requirements that must be met to do so. Generally, the services provided must fall within the scope of practice for the licensed professional per the particular state’s board licensing rules and regulations, and the same standard of care needs to be met as required for in-person care, and physicians must obtain informed consent from patients to the care provided and the virtual setting.

Physicians who provide professional medical services to a patient via telehealth must, in most instances, hold a valid license to practice medicine in the state in which the patient is located. We have established systems for ensuring that our affiliated physicians are appropriately licensed under applicable state law and that their provision of telehealth to our clients occurs in each instance in compliance with applicable rules governing state licensing requirements. Failure to comply with these laws and regulations could result in licensure actions against the physicians, our services being found to be non-reimbursable by payors, or prior payments being subject to recoupments and can give rise to civil, criminal or administrative penalties.

Generally, physicians providing services through telehealth must also use HIPAA-compliant technology. During the PHE, the Office of Civil Rights (“OCR”) is using discretion in collecting penalties for good faith use of telehealth, even if the services are not provided through a HIPAA-compliant secure platform. Thus, HIPAA compliance as related to the telehealth platform is less of a concern during the PHE but will be required long-term. Certain types of technology, such as audio-video synchronous technology, may be required for compliance with state laws and reimbursement depending on the type of service and the payor.

Pharmacy Laws and Regulations

MedQuest Pharmacy’s pharmacy business is subject to extensive federal, state and local regulation. Pharmacies, pharmacists and pharmacy technicians are subject to a variety of federal and state statutes and regulations governing various aspects of the pharmacy business, including the distribution of drugs; operation of mail order pharmacies; licensure of facilities and professionals, including pharmacists, technicians and other healthcare professionals; packaging, storing, distributing, shipping and tracking of pharmaceuticals; repackaging of drug products; labeling, medication guides, and other consumer disclosures; interactions with prescribing professionals; compounding of prescription medications; counseling of patients; prescription transfers; advertisement of prescription products and pharmacy services; security; controlled substance inventory control and recordkeeping; and reporting to the FDA, state boards of pharmacy, the U.S. Consumer Product Safety Commission and other state enforcement or regulatory agencies. Many states have laws and regulations requiring out-of-state mail-order pharmacies to register with that state’s board of pharmacy. In addition, the FDA inspects facilities in connection with procedures to effect recalls of prescription drugs. The Federal Trade Commission also has requirements for mail-order sellers of goods. The United States Postal Service (the “USPS”) has statutory authority to restrict the transmission of drugs and medicines through the mail to a degree that may have an adverse effect on our mail-order operations. The USPS historically has exercised this statutory authority only with respect to controlled substances. If the USPS restricts our ability to deliver drugs through the mail, alternative means of delivery are available to us. However, alternative means of delivery could be significantly more expensive. The U.S. Department of Transportation has regulatory authority to impose restrictions on drugs inserted into the stream of commerce. These regulations generally do not apply to the USPS and its operations.

Corporate Practice of Medicine Laws in the U.S.; Fee Splitting

The companies that will be part of New UpHealth following the closing of the Business Combination contract with physicians or physician-owned professional associations and professional corporations to provide them and their patients with access to our platform. These contractual relationships are subject to various state laws that prohibit fee splitting or the practice of medicine by lay entities or persons and that are intended to prevent unlicensed persons from interfering with or influencing a physician’s professional judgment. Activities other than those directly related to the delivery of healthcare may be considered an element of the practice of medicine in many states. Under the corporate practice of medicine restrictions of certain states, decisions and activities that may be performed by unlicensed individuals or entities and perceived as impacting the clinical decision-making of licensed professionals such as scheduling, policy and procedure development, contracting, setting rates and the hiring and management of clinical personnel may implicate the restrictions on the corporate practice of medicine. Similarly, certain compensation arrangements between licensed professionals and unlicensed individuals and entities can implicate state fee-splitting prohibitions, which prohibit providers from sharing a portion of their professional fees collected with third parties.

State corporate practice of medicine and fee splitting laws and rules vary from state to state and are not always consistent across states. In addition, these requirements are subject to broad interpretation and enforcement by state regulators. Some of these requirements may apply to us even if we do not have a physical presence in the state, based solely on our engagement of a provider licensed in the state or the provision of telehealth to a resident of the state. Thus, regulatory authorities or other parties, including our providers, may assert that, despite these arrangements, we are engaged in the corporate practice of medicine or that our contractual arrangements with affiliated physician groups constitute unlawful fee splitting. In such event, failure to comply could lead to adverse judicial or administrative action against us and/or our affiliated providers, civil, criminal or administrative penalties, receipt of cease and desist orders from state regulators, loss of provider licenses, the need to make changes to the terms of engagement of our providers that interfere with our business, and other materially adverse consequences.

U.S. Federal and State Fraud and Abuse Laws

Federal Stark Law

We are subject to the federal Physician Self-Referral Law, commonly known as the Stark Law. Where applicable, this law prohibits a physician from referring Medicare or Medicaid patients for “designated health services” such as laboratory and radiology services that are furnished at an entity if the physician or a member of such physician’s immediate family has a “financial relationship” (including an ownership interest or a compensation arrangement) with the entity, unless an exception applies. The Stark Law also prohibits the entity from billing Medicare or Medicaid for such designated health services. Sanctions for violating the Stark Law include denial of payment, civil monetary penalties of up to $25,820 per claim submitted and exclusion from the federal health care programs. Failure to refund amounts received as a result of a prohibited referral on a timely basis may constitute a false or fraudulent claim and may result in civil penalties and additional penalties under the federal False Claims Act (described below). The statute also provides for a penalty of up to $172,137 for a circumvention scheme. The Stark Law is a strict liability statute, which means proof of specific intent to violate the law is not required. In addition, the government and some courts have taken the position that claims presented in violation of various healthcare fraud and abuse statutes, including the Stark Law, can be considered a violation of the federal False Claims Act (described below) based on the contention that a provider impliedly certifies compliance with all applicable laws, regulations and other rules when submitting claims for reimbursement. A determination of liability under the Stark Law could have a material adverse effect on our business, financial condition and results of operations.

Federal Anti-Kickback Statute

We are also subject to the federal Anti-Kickback Statute. The Anti-Kickback Statute is a broadly worded, intent-based federal criminal statute that prohibits the knowing and willful offer, payment, provision, solicitation or receipt of any form of remuneration, directly or indirectly, in cash or in kind, in return for, or to induce, (i) the referral of a person for the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other federal health care programs or (ii) the purchasing, leasing or ordering or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other federal health care programs. Certain federal courts have held that the Anti-Kickback Statute can be violated if “one purpose” of a payment is to induce referrals. In addition, a person or entity does not need to have actual knowledge of this statute or specific intent to violate it to have committed a violation, making it easier for the government to prove that a defendant had the requisite state of mind or “scienter” required for a violation. Moreover, the government may assert that a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act, as discussed below. Violations of the federal Anti-Kickback Statute may result in civil monetary penalties up to $104,330 for each violation, plus up to three times the remuneration involved. Civil penalties for such conduct can further be assessed under the federal False Claims Act. Violations of the Federal Anti-Kickback Statute can also result in criminal penalties, including criminal fines of more than $100,000 and imprisonment of up to 10 years. Similarly, violations can result in exclusion from participation in the federal health care programs, including Medicare and Medicaid. Imposition of any of these remedies could have a material adverse effect on our business, financial condition and results of operations. Although there are a number of statutory exceptions and regulatory safe harbors to the federal Anti-Kickback Statute that protect certain common industry practices from prosecution, the exceptions and safe harbors are narrowly drawn, and arrangements may be subject to scrutiny or penalty if they do not fully satisfy all elements of an available exception or safe harbor. However, the failure of a financial relationship to meet all of the applicable safe harbor criteria does not necessarily mean that the particular arrangement violates the Anti-Kickback Statute.

Although we believe that our arrangements with physicians and other referral sources comply with current law and available interpretative guidance, as a practical matter, it is not always possible to structure our arrangements so as to fall squarely within an available safe harbor. Where that is the case, we cannot guarantee that applicable regulatory authorities will determine these financial arrangements do not violate the Anti-Kickback Statute or other applicable laws, including state anti-kickback laws (described below).

Federal False Claims Act

Both federal and state government agencies have continued civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies and their executives and managers. Although there are a number of civil and criminal statutes that can be applied to healthcare providers, a significant number of these investigations involve the federal False Claims Act, which imposes civil penalties against individuals or entities for, among other things, knowingly presenting, or causing to be presented, false or fraudulent claims for payment to a federal health care program or knowingly making using or causing to be made or used a false statement or record material to payment of a false claim or avoiding, decreasing or concealing an obligation to pay money to the federal government. Federal False Claims Act actions can be initiated not only by the government but also through civil whistleblower or qui tam lawsuits. Penalties for False Claims Act violations include fines ranging from $11,665 to $23,331 for each false claim or statement for penalties assessed after June 19, 2020, with respect to violations occurring after November 2, 2015, plus up to three times the amount of damages sustained by the federal government. A False Claims Act violation may provide the basis for exclusion from federal health care programs. There is also the federal criminal False Claims Act, which is similar to the federal civil False Claims Act and imposes criminal liability on those that make or present a false, fictitious or fraudulent claim to the federal government.

Foreign and State Fraud and Abuse Laws

There are state and foreign law equivalents of the above federal laws, such as the federal Anti-Kickback Statute and the federal False Claims Act. The scope of these laws and the interpretations of them vary by jurisdiction and are enforced by local courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any third party payor, including commercial insurers or to any payor, including to funds paid out of pocket by a patient. A determination of liability under such state fraud and abuse laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

Other Healthcare Laws

HIPAA established several separate criminal penalties for making false or fraudulent claims to insurance companies and other non-governmental payors of healthcare services. Under HIPAA, these two additional federal crimes are: “Healthcare Fraud” and “False Statements Relating to Healthcare Matters.” The Healthcare Fraud statute prohibits knowingly and willfully executing, or attempting to execute, a scheme or artifice to defraud any health care benefit program or to obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any health care benefit program in connection with the delivery of or payment for healthcare benefits, items, or services. A violation of this statute is a felony and may result in fines, imprisonment, or exclusion from federal health care programs. The False Statements Relating to Healthcare Matters statute prohibits knowingly and willfully falsifying, concealing, or covering up a material fact by any trick, scheme or device or making any materially false, fictitious, or fraudulent statement or representations, or making or using any materially false writing or document knowing the same to contain any materially false, fictitious, or fraudulent statement or entry in connection with the delivery of or payment for healthcare benefits, items, or services. A violation of this statute is a felony and may result in fines or imprisonment. This statute could be used by the government to assert criminal liability if a healthcare provider knowingly fails to refund a known overpayment. These provisions are intended to punish some of the same conduct in the submission of claims to private payors as the federal False Claims Act covers in connection with federal health care programs.

In addition, the federal Civil Monetary Penalties Law imposes civil administrative sanctions for, among other violations, inappropriate billing of services to the federal health care programs and employing or contracting with individuals or entities who are excluded from participation in the federal health care programs. Moreover, a person who offers or transfers to a Medicare or Medicaid beneficiary any remuneration, including waivers of copayments and deductible amounts (or any part thereof), that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider, practitioner or supplier of Medicare or Medicaid payable items or services may be liable for civil monetary penalties of up to $20,866 for each wrongful act. Moreover, in certain cases, providers who routinely waive copayments and deductibles for Medicare and Medicaid beneficiaries can also be held liable under the federal Anti-Kickback Statute and civil False Claims Act, which can impose additional penalties associated with the wrongful act. Although this prohibition applies only to federal health care program beneficiaries, the routine waivers of copayments and deductibles offered to patients covered by commercial payors may implicate applicable state laws related to, among other things, unlawful schemes to defraud, excessive fees for services, tortious interference with patient contracts, and statutory or common law fraud.

U.S. State and Federal Health Information Privacy and Security Laws

There are numerous U.S. federal and state laws and regulations related to the privacy and security of PII, including health information. In particular, HIPAA establishes privacy and security standards that limit the use and disclosure of PHI, and require the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity and availability of PHI in electronic form. Our health system clients, and our health plan clients are all regulated as covered entities under HIPAA. We are a business associate of our covered entity clients when we are working on behalf of our covered entity clients including our affiliated medical groups and also when we are providing technology services to those clients via our telehealth platform.

As a business associate, we are also directly regulated by HIPAA and are required to provide satisfactory written assurances to our covered entity clients through written business associate agreements that we will provide our services in accordance with HIPAA. Failure to comply with these contractual agreements could lead to loss of clients, contractual liability to our clients, and direct action by HHS, including monetary penalties. Violations of HIPAA may result in civil and criminal penalties. The civil penalties include civil monetary penalties of up to $59,552 per violation, not to exceed approximately $1,800,000 for violations of the same standard in a single calendar year (as of 2020, and subject to periodic adjustments for inflation), and in certain circumstances, criminal penalties with fines up to $250,000 per violation and/or imprisonment. However, a single breach incident can result in violations of multiple standards. Under the breach notification rule, covered entities must notify affected individuals without unreasonable delay in the case of a breach of unsecured PHI, which may compromise the privacy, security or integrity of the PHI. In addition, notification must be provided to HHS and the local media in cases where a breach affects more than 500 individuals. Breaches affecting fewer than 500 individuals must be reported to HHS on an annual basis. HIPAA also requires a business associate to notify its covered entity clients of breaches by the business associate.

State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states. While HIPAA does not create a private right of action that would allow individuals to sue in civil court for a HIPAA violation, its standards have been used as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing personal information. In addition, HIPAA mandates that HHS conduct periodic compliance audits of HIPAA covered entities and their business associates for compliance. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator. In light of the HIPAA Omnibus Final Rule, recent enforcement activity, and statements from HHS, we expect increased federal and state HIPAA privacy and security enforcement efforts.

HIPAA also required HHS to adopt national standards for electronic transactions that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. On January 16, 2009, HHS released the final rule mandating that everyone covered by HIPAA must implement ICD-10 for medical coding on October 1, 2013, which was subsequently extended to October 1, 2015 and is now in effect.

Many states in which we operate and in which our patients reside also have laws that protect the privacy and security of sensitive and personal information, including health information. These laws may be similar to or even more protective than HIPAA and other federal privacy laws. For example, the laws of the State of California, in which we operate, are more restrictive than HIPAA. Where state laws are more protective than HIPAA, we must comply with the state laws we are subject to, in addition to HIPAA. In certain cases, it may be necessary to modify our planned operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but, unlike HIPAA, some may afford private rights of action to individuals who believe their personal information has been misused. In addition, state laws are changing rapidly, and there is discussion of a new federal privacy law or federal breach notification law, to which we may be subject.

In addition to HIPAA and state health information privacy laws, we may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security acts or practices and deceptive statements about privacy and security and laws that place specific requirements on certain types of activities, such as data security and texting. The FTC and states’ attorneys general have brought enforcement actions and prosecuted some data breach cases as unfair and/or deceptive acts or practices under the FTC Act and similar state laws. FTC jurisdiction in data privacy and security cases is concurrent with the Office of Civil Rights’ jurisdiction with respect to HIPAA.

In recent years, there have been a number of well publicized data breaches involving the improper use and disclosure of PII and PHI. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials and provide credit monitoring services and/or other relevant services to impacted individuals. In addition, under HIPAA and pursuant to the related contracts that we enter into with our clients who are covered entities, we must report breaches of unsecured PHI to our clients following discovery of the breach. Notification must also be made in certain circumstances to affected individuals, federal authorities and others.

International Regulation

Our international operations are subject to different, and sometimes more stringent, legal and regulatory requirements, which vary widely by jurisdiction, including anti-corruption laws; economic sanctions laws; various privacy, insurance, tax, tariff and trade laws and regulations; corporate governance, privacy, data protection (including the EU’s General Data Protection Regulation which became effective in May 2018 across the EU, which would be applicable if we expand our operations into the EU), data mining, data transfer, labor and employment, intellectual property, consumer protection and investment laws and regulations; discriminatory licensing procedures; required localization of records and funds; and limitations on dividends and repatriation of capital. In addition, the expansion of our operations into foreign countries increases our exposure to the anti-bribery, anti-corruption and anti-money laundering provisions of U.S. law, including the FCPA, and corresponding foreign laws, including the UK Bribery Act.

The FCPA prohibits offering, promising or authorizing others to give anything of value to a foreign government official to obtain or retain business or otherwise secure a business advantage. We also are subject to applicable anti-corruption laws of the jurisdictions in which we operate. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions as well as other penalties, and the SEC and the DOJ have increased their enforcement activities with respect to the FCPA. The UK Bribery Act is an anti-corruption law that is broader in scope than the FCPA and applies to all companies with a nexus to the United Kingdom. Disclosures of FCPA violations may be shared with the UK authorities, thus potentially exposing companies to liability and potential penalties in multiple jurisdictions. We have internal control policies and procedures and conduct training and compliance programs for our employees to deter prohibited practices. However, if our employees or agents fail to comply with applicable laws governing our international operations, we may face investigations, prosecutions and other legal proceedings and actions which could result in civil penalties, administrative remedies and criminal sanctions.

We also are subject to regulation by the Office of Foreign Assets Control (“OFAC”). OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign countries and regimes, terrorists, international narcotics traffickers, those engaged in activities related to the proliferation of weapons of mass destruction, and other threats to the national security, foreign policy or economy of the United States. In addition, we may be subject to similar regulations in the non-U.S. jurisdictions in which we operate.

The healthcare industry in India is subject to laws, rules and regulations in the regions where we conduct our business or in which we intend to expand our operations. Given our digital health centers are situated at multiple locations, we are subject to various and extensive local law, rules and regulations relating, among other things, to the setting up and operation of private medical care establishments. Health and safety laws and regulations in India are becoming increasingly stringent in the recent years, and it is possible that they will become significantly more stringent in the future. India is also in the process of and has certain legislation pending regarding increased data privacy.

Intellectual Property

We own and use trademarks and service marks on or in connection with our services, including both unregistered common law marks and issued trademark registrations in several jurisdictions. In addition, we rely on certain intellectual property rights that we license from third parties and on other forms of intellectual property rights and measures, including trade secrets, know-how and other unpatented proprietary processes and nondisclosure agreements, to maintain and protect proprietary aspects of our products and technologies. We require our employees, consultants and certain of our contractors to execute confidentiality, agreements in connection with their employment or consulting relationships with us. We also require our employees and consultants to disclose and assign to us inventions conceived during the term of their employment or engagement while using our property or which relate to our business.

Glocal currently has a pending patent application in India and plans to file for additional patents in the near future. We do not currently consider any of these potential patents to be material to our business. We may continue to submit patent applications for new inventions and ideas we develop as well as monitor competitors in an effort to protect our intellectual property.

From time to time, we may become involved in legal proceedings relating to intellectual property arising in the ordinary course of our business, including oppositions to our applications for trademarks or patents, challenges to the validity of our intellectual property rights, and claims of intellectual property infringement. We are not presently a party to any such legal proceedings that, in the opinion of our management, would individually or taken together have a material adverse effect on our business, financial condition, results of operations or cash flows.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, in the opinion of our management, would individually or taken together have a material adverse effect on our business, financial condition, results of operations or cash flows. Regardless of outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity, reputational harm and other factors.

Glossary of Terms

•	ACHC: Accreditation Commission for Health Care

•	Chronic care: providing or concerned with long-term medical care lasting usually more than 90 days especially for individuals with chronic physical or mental impairment

•	CME: Continuing Medical Education

•	Compounded pharmacy: process used to create custom medications from base ingredients for patients

•	Dermatoscope: facilitates the visualization of subsurface skin structures that are not visible to the unaided eye

•	Differential diagnosis: process wherein a doctor differentiates between two or more conditions that could be behind a person’s symptoms

•	Digital healthcare: use of information and communications technologies in medicine and other health professions to manage illnesses and health risks and to promote wellness

•	EMR: Electronic Medical Record

•	EPCS: Electronic Prescriptions for Controlled Substances

•	Evidence-based care: is the conscientious use of current best evidence in making decisions about the care of individual patients or the delivery of health services

•	FCM: Foundation for Care Management

•	FCPA: Foreign Corrupt Practices Act

•	Fetal Doppler: hand-held ultrasound transducer used to detect the fetal heartbeat for prenatal care

•	FQHC: Federally qualified healthcare clinic

•	FTC: Federal Trade Commission

•	HHS: U.S. Department of Health and Human Services

•	HIPAA-compliant: medical processes in alignment with the Health Insurance Portability and Accountability Act of 1996 (HIPAA)

•	Integrated care: Collaboration between health professionals to provide complete treatment to patients and improve overall well-being.

•	Laryngoscope: medical device used to obtain a view of the larynx, a part of the throat

•	Manufactured pharmacy: process used to formulate and create commercially-available drugs

•	Nasalscope: medical device used to look at the nasal and sinus passages

•	OFAC: Office of Foreign Assets Control

•	OIG: Office of Inspector General

•	Otoscope: an instrument fitted with lighting and magnifying lens systems and used to facilitate visual examination of the auditory canal and eardrum

•	PACS: Picture Archive and Communication System

•	PCAB: Pharmacy Compounding Accreditation Board

•	PHI: Protected Health Information

•	PII: Personally Identifiable Information

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Population health management: refers to the process of improving clinical health outcomes of a defined group of individuals through improved care coordination and patient engagement supported by appropriate financial and care models

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Post-acute: includes rehabilitation or palliative services that beneficiaries receive after, or in some cases instead of, a stay in an acute care hospital. Depending on the intensity of care the patient requires, treatment may include a stay in a facility, ongoing outpatient therapy, or care provided at home

•	Primary care: care provided by physicians specifically trained for and skilled in comprehensive first contact and continuing care for persons with any undiagnosed sign, symptom, or health concern

•	RPM: Remote Patient Monitoring

•	Specialty consultations: allow a primary care physician to get information from specialists to improve the care of the patient

•	TeleCRM: automated customer relationship management

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Telehealth: the use of electronic information and telecommunications technologies to support and promote long-distance clinical health care, patient and professional health-related education, public health and health administration.

•	Tele-ICU: the use of health information exchanged from a hospital critical care unit to another site via electronic communications

•	Telemedicine: Telemedicine is the practice of medicine using technology to deliver care at a distance

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Telepsychiatry: a subset of telemedicine, involves providing a range of services including psychiatric evaluations, therapy (individual therapy, group therapy, family therapy), patient education and medication management

•	Telesitting: new class of clinical monitoring technologies that track patient activity and notify staff of any concerns or emergency situations

•	Telestroke: doctors who have advanced training in treating strokes can use technology to treat people who have had strokes in another location

•	Thrombolysis: also known as thrombolytic therapy, is a treatment to dissolve dangerous clots in blood vessels, improve blood flow, and prevent damage to tissues and organs.

CLOUDBREAK’S BUSINESS

For information about Cloudbreak as incorporated into New UpHealth, please see “Information About New UpHealth.”

UPHEALTH’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of UpHealth’s financial condition and results of operations should be read in conjunction with UpHealth’s consolidated financial statements and notes to those statements included in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to UpHealth and its consolidated subsidiaries before the Business Combinations.

Overview

UpHealth Services, Inc., a wholly-owned subsidiary of UpHealth, was formed on November 5, 2019. While established on November 5, 2019, operations effectively began January 1, 2020. It was formed for the purpose of effecting a combination of various companies engaged in digital medicine, and commenced negotiations with a number of companies, including those that are discussed below as having been acquired or that are pending acquisition targets of UpHealth. It became a subsidiary of UpHealth through a reorganization when UpHealth was formed on October 26, 2020 as a Delaware corporation. UpHealth then entered into a series of transactions to develop its business across four primary platforms, as further discussed in “Information about New UpHealth”: (i) Integrated Care Management; (ii) Global Telehealth; (iii); Digital Pharmacy and (iv) Tech-Enabled Behavioral Health. UpHealth will become a subsidiary of New UpHealth upon closing of the UpHealth Business Combination. Each of these transactions was completed in November 2020 or will be completed prior to the UpHealth Business Combination. See “Information about New UpHealth.”

Operating Results

As of September 30, 2020, UpHealth’s operating results consisted solely of accrued salaries for executives of $665,625 and professional fees of $817,013. These expenses will continue to accrue until the completion of the UpHealth Business Combination.

See “Unaudited Pro Forma Condensed Financial Information” and the subsequent “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the companies acquired or to be acquired by UpHealth for information on the operating results of these companies.

Liquidity and Capital Resources

UpHealth currently has no cash and has no debt or other liabilities other than with respect to the accrued expenses. Following the acquisitions discussed above, if cash on hand or the capital resources available to our subsidiaries are insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Arrangements

As of September 30, 2020, we have not entered into any off-balance sheet financing arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

As of September 30, 2020, we do not have any long-term debt, capital lease obligations, operating lease obligations or other long-term liabilities.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Income Taxes

UpHealth has elected to be treated as a C Corporation and files federal and state income tax returns. Deferred taxes are provided on the liability method whereby deferred income tax assets are recognized for deductible temporary differences, operating loss, tax credit carryforwards, and deferred income tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

UpHealth recognizes tax liabilities when it believes that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. The current portion of tax liabilities is included in other liabilities. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

Significant Accounting Standard Applicable In A Future Year

a.	Revenue Recognition

The FASB issued ASU 2014-09, Revenue from Contracts with Customers, (Topic 606) (ASU 2014-09), in May 2014. ASU 2014-09 sets forth a new five-step revenue recognition model that will require the use of more estimates and judgment. ASU 2014-09 will replace current revenue recognition requirements in Topic 605, Revenue Recognition, in its entirety. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and should be applied retrospectively in the year the ASU is first applied using one of two allowable application methods.

ASU 2014-09 is effective for UpHealth’s December 31, 2020 financial statements and thereafter. Management is currently evaluating the effect that ASU 2014-09 will have on the financial statements. UpHealth anticipates the implementation of ASU 2014-09 to have no significant impact on the statements.

b.	Leases

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. Under ASU 2016-02, lessees will be required to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASU 2016-02 was effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and will be applied using a modified retrospective approach.

THRASYS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following management’s discussion and analysis of Thrasys, Inc. (Thrasys”) in conjunction with (i) the audited consolidated financial statements of Thrasys as of December 31, 2019 and 2018 and for the years then ended and the related notes, and (ii) and the unaudited condensed consolidated financial statements of Thrasys as of September 30, 2020 and 2019 and for the nine months then ended and the related notes included elsewhere in this prospectus. This discussion should also be read in conjunction with the pro forma consolidated financial information in the section entitles “Unaudited Pro Forma Consolidated Financial Information.” The discussion below includes forward-looking statements about Thrasys’s business, operations and industry that are based on current expectations that are subject to uncertainties and unknown or changed circumstances. Thrasys’s actual results may differ materially from these expectations as a result of many factors, including those risks and uncertainties described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements.”

Overview

Thrasys, Inc. provides its customers with an advanced, comprehensive, and extensible technology platform—marketed under the umbrella “SyntraNet”—to manage health, quality of care, and costs—especially for individuals with complex medical, behavioral health, and social needs.

Thrasys focuses on both the United States and international markets. Our mission is to deploy innovative software and other technologies to transform the more than $8 trillion global healthcare industry to new models of care.

SyntraNet creates virtual, connected communities of care where cross-sector teams—physicians, nurses, care managers, community health workers, patients, families—from organizations participating in these communities can collaborate to manage health and coordinate the delivery of clinical, behavioral health, social and other services. The care community can be small—a single organization with internal care teams, or large—a county-wide network of multiple stakeholder organizations and agencies. Care communities can be connected in a distributed hierarchy of nodes to enable province and nation-wide networks of connected care.

SyntraNet is offered as a software as a service (“SaaS”) platform. Information, analytics, and applications are delivered to care team members on desktops, tablets and phones as needed. An advanced protected health information (“PHI”) framework controls access to information based on roles, rights, policies, and scope of consent.

The platform includes innovations in a number of areas: application and information models for connected care communities (an extension of multi-tenant architectures), integration and normalization of heterogeneous data sources, configurable software services and open application programming interfaces (“APIs”), advanced analytics and intelligence, scalable workflows and rules, protected health information management, and user interfaces ready for the proliferation of device types and interaction modes.

SyntraNet provides customers the ability to:

•	Integrate and normalize information across heterogeneous data sources to create 360-degree view of patients and members;

•	Deploy advanced analytics to gain insight into health risks for individuals and populations;

•	Qualify individuals and groups for enrollment into care management programs;

•	Manage programs with interdisciplinary teams, configurable rules and workflows, embedded intelligence, and guidelines; and

•	Monitor and measure critical success factors—outcomes, costs, quality, performance—and compliance with regulatory requirements.

Business Combination with UpHealth.

On November 20, 2020, Thrasys was acquired by UpHealth pursuant to the terms of an Amended and Restated Plan of Merger between the parties in exchange for consideration in the form of a promissory note in the amount of $20,000,000 and shares of UpHealth common stock.

Key Business Metrics

Revenue

Thrasys derives revenue broadly from the sales of products—with associated license, subscription, and hosting fees and of services largely to implement, configure, and extend the technology, and train and on-board users on the use of the platform and applications.

Licenses Fees. License revenues are typically associated with rights granted to customers to deploy a certain number of care communities of a certain size—usually measured as the total population of patients that can be included within a care community. In some instances, we have sized care communities based on users and providers.

License revenues are recognized based on the nature of the license provided, either fully on the date license rights are granted to the customer if there are no further performance obligations or ratably over the license term beginning on the effective date of each contract, the date license rights are granted to the customer. License fees are sometimes bundled with maintenance fees. Thrasys also licenses its technology platform and solutions to third-party solution providers to be bundled with other solutions and services.

Subscription Fees. Subscription fees are recurring fees charged for access to the platform and applications. Subscription fees are typically pegged to a measure of use—population size, number of providers, members enrolled in programs, number of members managed by applications, and so on. Subscription fees are anticipated to grow over time as the initiative for which SyntraNet is deployed grows over time. Subscription fees can also grow as customers subscribe to additional application features or launch additional programs.

Subscription fees typically include second-level support and hosting of SyntraNet is a secure, HIPAA-compliant cloud environment. In some contracts we have specifically identified hosting services as carrying separate fees.

Revenues from Subscription fees are recognized ratably over the subscription term. The Initial subscription term typically begins on the start of the contract, and is effective for a 36-month period, after which the subscription term renews in 12-month periods unless customers or we provide a notice of non-renewal in advance.

Services Fees. The majority of Thrasys contracts to provide professional services price these services based on time and materials. In some cases, we enter into professional services contracts where professional services fees are defined for specific milestones. Services revenues are recognized as services are rendered for contracts based on invoicing for time and materials.

License Conversion. License conversion revenues are associated with an agreement Thrasys entered into with Varian Medical Solutions (“Varian”) to license SyntraNet as the foundation for a new generation of oncology software solutions that Varian was introducing to market, including the product marketed by Varian as “360 Oncology.” The agreement allowed Thrasys to convert a loan from Varian to software licenses upon the completion of certain milestones, and on-going upgrades over a 3-year period after initial conversion of licenses. Thrasys has not entered into any similar contracts since 2014.

Growth Drivers

Thrasys is primarily a technology product company. Our goal is to continue to grow the percentage of revenue realized from license and subscription revenues. With each new type of customer or health initiative—a health system, a health plan, county agency, community-based organizations—we create a reference configuration of SyntraNet for that specific customer or initiative. The first new type of customer or initiative typically requires more professional services work than follow-on customers;

Whole Person Care. In October 2018, Thrasys was awarded a contract after a competitive bid process, by the County of Alameda to deploy SyntraNet as the technology foundation for an ambitious project to coordinate medical, behavioral health, and social services for high-risk Medicaid beneficiaries with “whole person” models of care. The project, now in its second phase, integrates information across clinical, behavioral health, housing, social services, emergency transportation, mortality, and other systems to create a comprehensive community health record (“CHR”) for residents of the County that can be accessed by a wide range of stakeholders engaged in the care of these individuals—hospitals, community health centers, public health plans, housing and homelessness programs, county agencies, and community-based organizations. This program has been a significant contributor to revenue growth in 2019 and 2020. The current contract term extends until the end of March 2022.

Medicare and Medicaid Beneficiaries. The Centers for Medicare and Medicaid Services (“CMS”) is the single largest payer for healthcare in the United States. Populations receiving healthcare coverage and benefits from CMS represent the fastest growing segment of healthcare, and some of the highest cost and highest risk populations. A critical market for the SyntraNet platform is states, counties, health plans, and health systems that are responsible for costs and outcomes related to the health of Medicare and Medicaid beneficiaries.

In July 2019, Thrasys was awarded a contract by the largest public health plan in the United States (L.A. Care Health Plan), after competitive evaluation of bids by market-leading vendors, to deploy SyntraNet as a next generation core platform to manage health for over 2,400,000 members, including Medicaid and Medicare-Medicaid dual-eligible beneficiaries. This contract has been a driver of growth in 2019 and 2020. The current contract term extends until July 2024.

The Medicaid program covers a broader range of health and long-term care services than most insurance programs and includes more than 20% of the US population. The Covid-19 pandemic, with its accompanying economic impacts, is accelerating growth of individuals eligible for Medicaid. Accounting for state and federal funds, Medicaid accounts for 26.5% of total state spending.

SyntraNet will also help L.A. Care Health Plan manage members in the Cal MediConnect program—a partnership between California’s Medi-Cal program and CMS to coordinate healthcare delivery for Californians dually eligible for both Medicare and Medi-Cal. The ultimate goal is improved care coordination, better health outcomes, and more efficient services delivery for this high-risk group.

Self-Insured Employers, Pharmacy Benefits. In early 2019, Thrasys replaced a market-leading vendor as the technology platform for EmpiRx Health, the industry’s only value-based pharmacy benefits management company. EmpiRx Health helps self-insured employers manage pharmacy benefits for members using clinical and financial strategies. EmpiRx Health is an example of Thrasys’ ability to help another kind of managed care organization—self-insured employers—transition to improved strategies to manage health for members. With the help of SyntraNet EmpiRx has delivered substantial savings to its clients and dramatically improved medication adherence rates.

Impact to Revenue of Non-Renewal of Subscription Term/Termination.

The value of subscription fees realized from each customer is dependent on growth of specific customer initiatives. Some customer programs grow, and some decline largely due to changes in available funding or sustainability of specific programs. We typically set a floor for subscription fees.

We periodically evaluate the economics of servicing customers where the initial projections on which contract terms were negotiated have changed substantially. The evaluation may lead to renegotiated contract terms, or in some cases, a mutual decision not to renew or terminate the contract. Review of contracts in 2019 and 2020 resulted in certain terminations from customers and decisions by Thrasys to not renew certain contracts.

Operating Expenses

Cost of Sales. Cost of sales for Thrasys include: (a) costs related to hosting SyntraNet in a HIPAA-compliant cloud environment; (b) costs of third-party product licenses embedded with SyntraNet; and (c) costs of a core professional services team. Gross margins for Thrasys solutions remain greater than 85%, although we anticipate these margins to decline as we build additional capacity for professional services ahead of the deployment of large projects. Added compliance requirements for security infrastructure is likely to add some additional costs for hosting services. We also anticipate added costs for third-party licenses that will be added as we expand the scope and footprint of the technology platform.

Hosting Infrastructure. Thrasys’s technology and solutions are designed to be agnostic to any particular cloud services provider. Currently customer environments are hosted through contracts with two cloud service providers. We anticipate capabilities of cloud service providers to grow, and costs to become increasingly competitive. We will continue to evaluate offerings in the marketplace to determine the optimum mix of security, reliability, scalability, and performance to meet our customer needs.

Hosting infrastructure costs for Thrasys are related to the number and size of environments we deploy for customers and also on the service level agreements (“SLAs”) negotiated with customers. As the average size of our customers continues to grow, we expect hosting infrastructure costs to grow as a percentage of revenue.

Third-Party Product Licenses. SyntraNet embeds certain third-party technology components to support some of its technology capabilities. Embedded third-party technologies include components licensed under certain open source software (“OSS”) licenses. We do not embed any OSS licenses that jeopardize the commercialization of technology, nor do we require that solutions embedding these licensed technologies in turn be placed under some open source initiative. Third-party components also include technologies licensed by commercial vendors. These components typically provide capabilities available from other vendors, and are not therefore a source of risk for the platform in case a specific commercial vendor is unable to continue to license the specific technology component.

Professional Services Team. Thrasys’s professional services team works closely with the product team, and is best understood as an “A-team” created to lead showcase implementations. Our goal is to keep the professional services team small, to focus it on deploying reference customers, and to facilitate on-boarding and coaching of systems integration partners.

Research and Development (R&D). Thrasys continues to invest in R&D. The core R&D team consists of a small team of very experienced software developers. Beginning in 2019, we added considerable capacity to a consulting group with whom we have been working for over ten years. The team, based in Chicago, functions much like our own team. The consulting arrangement allows us certain flexibility with costs. An allocation of R&D costs across the core and consultant team is shown below. We anticipate bringing the consultant team in-house early next year.

R&D Team Composition

	Nine Months Ended Sep 30		Fiscal Year Ended Dec 31
	2020	2019	2019	2018
R&D
R&D (Salaries + Benefits + Tax	$2,692,323	$1,917,356	$2,597,133	$2,449,790
R&D Consultants	2,645,205	1,775,503	2,395,006	413,678
Software	250,000

TOTAL R&D	5,587,527	3,692,859	4,992,139	2,863,468
% Consultants	47.34%	48.08%	47.98%	14.45%

We expect that the scale and composition of R&D costs will change over the next 2—3 years. We are targeting consultants’ costs to represent where we were at the end of fiscal year 2018, about 14% of total R&D spend

Sales and Marketing. Sales and marketing expenses has ranged between 1.5%—2.5% of revenue. Sales and marketing has also been constrained by our decision to fund operations organically with customer revenue. Sales and marketing includes an internal team and contracts with business development consultants to generate and qualify leads. With our merger with UpHealth we are planning the launch of a coordinated marketing campaign, including press releases with customers, to scale visibility and publicity to our technologies and success

General and Administrative (G&A). G&A is comprised of compensation and benefits expense, and other administrative costs such as facilities expenses, professional fees, and network and IT services.

Other matters—Impact of Covid-19

On January 30, 2020, the World Health Organization (WHO) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally. On March 11, 2020, the WHO classified the COVID-19 outbreak as a pandemic, and on March 25, 2020, the US government reached a stimulus package deal. The full impact of the COVID-19 outbreak continues to evolve, and likewise, the full impact of the pandemic on Thrasys’s financial condition, liquidity, and future results of operations is uncertain. Management is actively monitoring the global situation and its impact on its financial condition, liquidity, operations, vendors, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, Thrasys is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, of liquidity for fiscal year 2020, or beyond.

On March 27, 2020, the CARES Act was enacted into law. The CARES Act is a tax and spending package intended to provide economic relief to address the impact of the COVID-19 pandemic. The CARES Act includes several significant income and other business tax provisions that, among other things, provides for non-income tax-related relief such as refundable employee retention tax credits and the deferral of the employer-paid portion of social security taxes. Thrasys continues to evaluate the various provisions of the CARES Act and their impact on its consolidated financial statements as a whole, but Thrasys does not anticipate the impact for the full fiscal year 2020 would be material to the consolidated financial statements.

RESULTS OF OPERATIONS

Nine months ended September 30, 2020 compared with Nine Months ended September 30, 2019

	Nine Months Ended September 30
	2020	2019
REVENUES
License revenues	$6,658,020	$4,195,179
Services revenues	5,004,413	6,090,518
Royalty revenues	0	430,769

TOTAL REVENUES	11,662,433	10,716,466
OPERATING EXPENSES
Cost of Sales	1,141,350	1,125,514
Research & Development	5,587,527	3,692,859
Sales & Marketing	180,235	230,179
General & Administrative	2,028,306	1,144,753
Depreciation expense	20,429	22,504

TOTAL OPERATING EXPENSES	8,957,847	6,215,809
INCOME FROM OPERATIONS	2,704,586	4,500,657
OTHER INCOME (EXPENSE):
Interest income	733	2,537
Interest expense	(261,850)	(460,138)
Other expense	0	(20,800)

	(261,117)	(478,401)
INCOME BEFORE INCOME TAXES	2,443,469	4,022,256
INCOME TAXES	0	0
NET INCOME	$2,443,469	$4,022,256

The following table sets forth the amount of the consolidated results of operations for the nine months ended September 30, 2020 and 2019 as a percentage of total revenues.

	Nine Months Ended September 30
	2020	2019
REVENUES
License revenues	57.1%	39.1%
Services revenues	42.9%	56.8%
Royalty revenues	–	4.1%

TOTAL REVENUES	100%	100%
OPERATING EXPENSES
Cost of Sales	9.8%	10.5%
Research & Development	47.9%	34.5%
Sales & Marketing	1.5%	2.1%
General & Administrative	17.4%	10.7%
Depreciation	.2%	.2%

TOTAL OPERATING EXPENSES	76.8%	58.0%

INCOME FROM OPERATIONS	23.2%	42.0%
OTHER INCOME (EXPENSE)
Interest income	–	–
Interest expense	(2.2)%	(4.3)%
Other Expense	–	(.1)%

INCOME BEFORE INCOME TAXES	21.0%	37.6%
INCOME TAXES	–	–
NET INCOME	21.0%	37.6%

Comparison of the nine months ended September 30, 2020 and 2019

	Nine Months Ended September 30
	2020	2019	$ Change	% Change
REVENUES
License Revenues	$6,658,020	$4,195,179	$2,462,841	58.7%
Services Revenues	5,004,413	6,090,518	(1,086,105)	(17.8)%
Royalty Revenues	–	430,769	(430,769)	(100)%

TOTAL REVENUES	$11,662,433	10,716,466	945,967	8.8%

OPERATING EXPENSES
Cost of Sales	1,141,350	1,125,514	15,836	1.4%
Research & Development	5,587,527	3,692,859	1,874,668	50.8%
Sales & Marketing	180,235	230,179	(49,944)	(21.7)%
General & Administrative	2,028,306	1,144,753	883,553	77.2%
Depreciation	20,429	22,504	(2,075)	9.2%

TOTAL OPERATING EXPENSES	$8,957,847	$6,215,809	$2,742,038	44.1%
INCOME FROM OPERATIONS	$2,704,586	$4,500,657	(1,796,071)	(40.0)%

OTHER INCOME (EXPENSE)
Interest income	733	2,537	(1,804)	(71.1)%
Interest expense	(261,850)	(460,138)	198,288	43.1%
Other expense	–	(20,800)	20,800	100%

INCOME BEFORE INCOME TAXES	2,443,469	4,022,256	(1,578,787)	(39.3)%
INCOME TAXES	–	–
NET INCOME	$2,443,469	$4,022,256	$(1,578,787)	(39.3)%

Revenue

In the nine months ended September 30, 2020, revenues increased $945,967 compared to the same period in the prior year. The increase was due to an increase in license revenues of $2,500,000, primarily as a result of new contracts with a public health plan and the County of Alameda, offset by declines of $1,100,000 in services revenues and $430,769 in royalty revenues due to ending of royalty payments from Varian, and the completion of the Varian agreement.

Operating Expenses

In the nine months ended September 30, 2020, operating expenses increased approximately $2,700,000 compared to the same period in the prior year. Cost of sales and sales and marketing were substantially the same for both years. Research and Development increased approximately $1,900,000 in 2020 as a result of accelerating the product roadmap and adding capacity to the core R&D team. General and Administrative expense increased $883,553 in 2020 due to increases in professional fees, recruiting and network and IT services.

Other Income (Expense)

In the nine months ended September 30, 2020, interest income decreased $1,804 from the same period in the prior year. Interest expense decreased $198,288 due to lower loan balances.

Year ended December 31, 2019 compared with year ended December 31, 2018

The following table sets forth the amount of the consolidated results of operations for the years ended December 31, 2019 and 2018.

	Fiscal Year Ended December 31
	2019	2018
REVENUES
License revenues	$4,933,226	$8,000,224
Services revenues	8,527,521	1,291,588
Royalty revenues	430,769	738,462

TOTAL REVENUES	13,891,516	10,030,274
OPERATING EXPENSES
Cost of Sales	1,456,736	1,216,238
Research & Development	4,992,139	2,863,468
Sales & Marketing	340,468	128,641
General & Administrative	1,880,430	1,393,102
Depreciation expense	30,311	32,129

TOTAL OPERATING EXPENSES	8,700,084	5,633,578
INCOME FROM OPERATIONS	5,191,432	4,396,696
OTHER INCOME (EXPENSE):
Interest income	3,516	3,830
Interest expense	(734,607)	(210,132)
Other income/(expense)	(20,800)	10,800

	(751,891)	(195,502)
INCOME BEFORE INCOME TAXES	4,439,541	4,201,194
INCOME TAXES	0	1,800
NET INCOME	$4,439,541	$4,199,394

The following table sets forth the amount of the consolidated results of operations for the years ended December 31, 2019 and 2018 as a percentage of total revenue:

	Year Ended December 31,
	2019	2018
REVENUES
License revenues	35.5%	79.8%
Services revenues	61.4%	12.9%
Royalty revenues	3.1%	7.3%

TOTAL REVENUES	100%	100%
Operating Expenses
Cost of Sales	10.5%	12.1%
Research & Development	35.9%	28.5%
Sales & Marketing	2.5%	1.3%
General & Administrative	13.5%	13.9%
Depreciation	.2%	.4%

TOTAL OPERATING EXPENSES	62.6%	56.2%
INCOME FROM OPERATIONS	37.4%	43.8%
OTHER INCOME (EXPENSE)
Interest income	n/a	n/a
Interest expense	(5.2)%	2.1%
Other income/(Expenses)	(.2)%	.1%

INCOME BEFORE INCOME TAXES	32.0%	41.9%
INCOME TAXES	–	n/a
NET INCOME	32.0%	41.9%

Comparison of the years ended December 31, 2019 and 2018

	Year Ended December 31
	2020	2019	$ Change	% Change
REVENUES
License Revenues	$4,933,226	$8,000,224	$(3,066,998)	(38.3)%
Services Revenues	8,527,521	1,291,588	7,235,933	560.2%
Royalty Revenues	430,769	738,462	(307,693)	41.7%

TOTAL REVENUES	13,891,516	10,030,274	3,861,242	38.5%

OPERATING EXPENSES
Cost of Sales	1,456,736	1,216,238	240,498	19.8%
Research & Development	4,992,139	2,863,468	2,128,671	74.3%
Sales & Marketing	340,468	128,641	211,827	164.7%
General & Administrative	1,880,430	1,393,102	487,328	35.0%
Depreciation	30,311	32,129	(1,818)	5.7%

TOTAL OPERATING EXPENSES	8,700,084	5,633,578	3,066,506	54.4%
INCOME FROM OPERATIONS	$5,191,432	$4,396,696	794,736	18.1%

OTHER INCOME (EXPENSE)
Interest income	3,516	3,830	(314)	(8.2)%
Interest expense	(734,607)	(210,132)	524,475	249.6%
Other expense	(20,800)	10,800	10,000	92.6%

INCOME BEFORE INCOME TAXES	4,439,541	4,201,194	238,347	5.7%
INCOME TAXES	–	1,800	(1,800)	(100)%

NET INCOME	$4,439,541	$4,199,394	$240,147	5.7%

Revenue

In 2019, revenues increased by approximately $3,900,000 compared to 2018. This was due to an increase in services revenues of $7,200,000, primarily due to a new contract with the County of Alameda for whole person care, offset by a decrease in license revenues of approximately $3,000,000 due to the decrease of the loan to license conversion revenue from Varian, and a decrease in royalty revenues of $307,693, due to decrease in amortization of the Varian contract.

Operating Expenses

In 2019, operating expenses increased by approximately $3,100,000 from 2018. Cost of sales increased by $240,498, primarily due to an increase in product licenses. Research and Development increased by $2,100,000 due to increasing capacity with a consulting group. Sales and marketing increased by $211,827 primarily due to an increase in business development services. General and administrative increased by $487,328 primarily due to a customer write-off recorded and an increase in network and IT services.

Other Income and Expense

In 2019, interest expense increased by $524,475 compared to 2018 primarily due to increased debt balances over the course of the year.

Liquidity and Capital Resources

Thrasys had cash of $ 3,844,950 as of September 30, 2020, $ 1,900,875 as of September 30, 2019, $1,619,098 as of December 31, 2019, and $ 120,359 as of December 31, 2018.

Thrasys has relationships with two major U.S. commercial banks where it maintains cash accounts. Thrasys does not have any bank accounts overseas.

Thrasys believes its cash, cash flows from operations and availability of borrowings will be sufficient to support its planned operations for at least the next 12 months.

Since inception, Thrasys has financed its operations through internally generated cash from operations, equity from investors, issuance of convertible notes and long-term debt.

Thrasys’ long-term cash needs primarily include working capital requirements and investments to accelerate business growth. There are a number of factors that may negatively impact its available sources of funds in the future including the ability to generate cash from operations and obtain additional equity or debt financing. The amount of cash generated from operations is dependent upon factors such as the successful execution of Thrasys’ business strategies and worldwide economic conditions.

Thrasys may opportunistically raise debt capital or equity capital, subject to market and other conditions, to refinance its existing capital structure at a lower cost of capital and extend the maturity period of certain debt. If additional financing is required from outside sources, Thrasys may not be able to raise it on terms acceptable to it or at all. If Thrasys is unable to raise additional capital when desired, Thrasys’ business, operating results and financial condition may be adversely affected.

Since inception, Thrasys has raised $1,803,285 as of September 30, 2020 through issuance of common stock to investors and employees ($1,803,285 as of September 30, 2019, December 31, 2019, and December 31, 2018).

Long-Term Debt

Related Party Long-Term Debt

Long term loans. Thrasys has notes payable to a stockholder totaling $539,000 at September 30, 2020 ($1,114,000 at December 31, 2019) with a due date of October 1, 2021. The accrued interest payable was $562,951 at September 30, 2020 and $459,493 at December 31, 2019. The interest rates on the notes are between 10% to 12% per annum and notes totaling $500,000 were secured by a pledge of all license fees and royalties receivable by Thrasys from its agreements with customers for sale or license of Thrasys’ products. Thrasys also issued warrants to two of the note holders as part of the debt transaction that allows one note holder to purchase $1,490,304 worth of Common Stock and another note holder to purchase $500,000 of Common Stock and 2,600 shares of Common Stock upon occurrence of certain events. A payment on the notes of $500,000 was made in October, 2020 and all warrants were exercised or expired in connection with the acquisition of Thrasys by UpHealth.

Convertible Notes. Thrasys issued five convertible notes to a minority stockholder totaling $1,900,000 at September 30, 3030 and December 31, 2019. The notes were convertible to common stock at the earlier of maturity date of December 31, 2021 or at the next equity financing or on a change in control, or initial public offering, at a price determined by the Board of Directors of Thrasys. The interest rate on the notes varied from 5% per annum on notes totaling $1,150,000 and 6.25% on notes totaling $750,000. The accrued interest payable was $595,308 at September 30, 2020 and $507,425 at December 31, 2019. These notes were converted in connection with the acquisition of Thrasys by UpHealth.

Other Long-term debt.

In April 2020, Thrasys participated in the Paycheck Protection Program (“PPP”) and obtained a loan in the amount of $530,500. The proceeds received were used to pay for certain payroll and operating expenses of Thrasys. The note carries an interest rate of 1%, is unsecured, and is required to be repaid in full by April 2022.

Under the terms of the PPP, payments are deferred for a period of time and all or a part of the proceeds of the loan may be forgiven under certain conditions, as defined in the term note agreement. Thrasys has applied for forgiveness for the entire amount of the loan and is awaiting a decision from the SBA.

Cash Flows

Comparison of the nine months ended September 30, 2020 and 2019

The following table summarizes cash flows for the periods indicated:

Cash Flows

	Nine Months Ended September 30		Fiscal Year Ended December 31
	2020	2019	2019	2018
CASH FLOW
Net Cash from Operating Activities	$2,311,334	$2,426,610	$2,355,813	$(515,466)
Net Cash from Investing Activities	(50,250)	(6,094)	(6,094)	(12,583)
Net Cash from Financing Activities	(35,232)	(640,000)	(850,980)	466,294

NET INCREASE IN CASH/CASH EQUIVALENTS	2,225,852	1,780,516	1,498,738	(61,755)

•

In the nine months ended September 30, 2020, cash provided by operating activities was $2,311,334 and consisted primarily of net income of $2,443,469, adjusted for $20,429 of one non-cash item (depreciation and amortization expense) and remaining cumulative changes in operating assets and liabilities.

•

In the nine months ended September 30, 2019, cash provided by operating activities was $2,426,610 and consisted primarily of net income of $4,022,256 adjusted for $22,504 of one non-cash item (depreciation and amortization expense) and remaining cumulative changes in operating assets and liabilities.

•	In the nine months ended September 30, 2020, cash used by investing activities was $50,250 and consisted $50,250 of purchase of property and equipment.

•	In the nine months ended September 30, 2019, cash used by investing activities was $6,094 and consisted $6,094 of purchase of property and equipment.

•

In the nine months ended September 30, 2020, cash used in financing activities was $35,232 and consisted primarily of $540,500 increase in debt and $575,000 repayment of debt and $732 loan to a minority shareholder.

•	In the nine months ended September 30, 2019, cash used in financing activities was $640,000 and consisted of $640,000 repayment of debt.

Comparison of the Years Ended December 31, 2019 and 2018

The following table summarizes cash flows for the periods indicated:

Cash Flows

	Nine Months Ended September 30		Fiscal Year Ended December 31
	2020	2019	2019	2018
CASH FLOW
Net Cash from Operating Activities	$2,311,334	$2,426,610	$2,355,813	$(515,466)
Net Cash from Investing Activities	(50,250)	(6,094)	(6,094)	(12,583)
Net Cash from Financing Activities	(35,232)	(640,000)	(850,980)	466,294

NET INCREASE IN CASH/CASH EQUIVALENTS	2,225,852	1,780,516	1,498,738	(61,755)

•

In 2019, cash provided by operating activities was $2,355,813 and consisted primarily of net income of $4,439,541 adjusted for $30,311 in non-cash items, and remaining cumulative changes in operating assets and liabilities.

•

In 2018, cash used in operating activities was $515,466 and consisted primarily of the net income of $4,199,394 adjusted for $32,129 in non-cash items and remaining cumulative changes in operating assets and liabilities.

•	In 2019, cash used in investing activities was $6,094 primarily consisting of purchase of property and equipment.

•	In 2018, cash used in investing activities, was $12,583 primarily consisting of purchase of property and equipment.

•	In 2019, cash used in financing activities was $850,980, primarily consisting of repayment of debt.

•

In 2018, cash provided by financing activities was $466,294, primarily consisting of increase of $464,000 of long-term debt, increase of $350,000 in convertible notes, repayment of $315,000 of debt, and loan to a minority shareholder of $32,706.

Contractual Obligations and Other Commitments

The following table summarizes the non-cancelable contractual obligations as of September 30, 2020:

($ in millions)		Payments due by period
	Total	2020	2021	2022	Thereafter
Contractual Obligations
Related Party Loans(1)	$539,000	$–	$39,000	$–	–
Convertible Notes(2)	1,900,000	–	–	–	–
PPP Loan(3)	530,500	262,500	262,500	–	–
Operating Lease	581,866	80,348	331,035	170,483	–

TOTAL	$3,551,366	$342,848	$1,132,535	$170,483	–

(1)	$500,000 was prepaid in October 2020.
(2)	Notes were converted in connection with the acquisition by UpHealth.
(3)	Thrasys has applied for forgiveness of the PPP loan.

Off-Balance Sheet Arrangements

During 2018, 2019 and the nine months ended September 30, 2020, Thrasys did not have any relationships with any entities or financial partnerships, such as structure finance or special purposes entities established for the purpose of facilitating off-balance sheet arrangements or other purposes.

Seasonality

Thrasys’ results are affected by the business cycles of its customer base, which generally results in stronger revenue in the fourth quarter of the financial year. Thrasys believes this variability is largely due to the market’s demand for its customers’ and/or business partners’ services due to higher levels of purchasing activity in the holiday season. As a result of its historically higher portion of sales in the fourth quarter of each year, its cost of revenue increases during such period relative to any increase in revenue. The increase in cost of revenue and other impacts of seasonality may affect profitability in a given quarter.

Taxes

Thrasys elected as of January 1, 2009, to be treated as an S-Corporation for federal and California income tax purposes. No provision has been made for federal income taxes since these taxes are the responsibility of the stockholders. The state of California imposes a 1.5% tax on the taxable income of S-Corporations.

Deferred tax assets and liabilities are recorded for future tax consequences attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, including methods of accounting for revenue recognition, accrued expenses, depreciation, and net operating losses.

Thrasys has adopted Financial Accounting Standards Board guidance on uncertainty in income taxes. Management evaluated Thrasys’s tax positions and concluded that Thrasys had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, Thrasys is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2016. The provision for income taxes consists of California franchise taxes.

During February 2015, the Internal Revenue Service (IRS) audited the Thrasys 2008 and 2009 tax returns for the proper year of inclusion of a $15,000,000 long-term capital gain on the sale of certain rights to Siemens Medical Solutions, Inc. The IRS has asserted that the Company owes C Corporation tax of $5,000,000 for 2008 or in the alternative the Company owes C Corporation tax of $5,000,000 for 2009 as a Built in Gain.

The matter is currently pending before the US Tax Court Docket 11565-15. There are related cases for some of the shareholders for additional income taxes due if the gain is moved to 2009. In 2018 the IRS filed a motion for Summary Judgment and in Thrasys, Inc. v. Commissioner (T.C. Memo 2018-199) filed December 4, 2018, Thrasys prevailed and the motion was denied.

In January 2020, Thrasys filed a Motion for Summary judgment arguing that either the gain was properly reported in 2010 and all taxes have been paid or in the alternative it should have been taxable in 2009 with no Built in Gains tax. The Internal Revenue Service has objected, and the case is pending a decision to be issued imminently. If Thrasys prevails there may be a nominal amount of additional tax due for 2008 but no additional income taxes due. If Thrasys does not prevail, the case may have to proceed to trial.

All attorney fees have been accrued. If additional income taxes are imposed there will be interest charged at approximately 4% per year compounded annually most likely from 2010 or ten years for interest of about $2,400,000.

The California tax has been paid on the transaction. The IRS has not asked that penalties be imposed. Thrasys estimates that it has a very high probability of prevailing in the case, even if it proceeds to a trial. Thrasys believes that it is probable that there will be additional taxes and interest imposed of approximately $200,000 not including attorney fees and expenses. Thrasys has accrued for $200,000 in its financial statements.

See Note 7 to the Notes to the Thrasys, Inc. Financial Statements for the Years Ended December 31, 2019 and 2018 for additional information.

Critical Accounting Policies and Estimates

The consolidated financial statements are prepared in accordance with U.S. GAAP applicable for an “emerging growth company” as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. In particular, an emerging growth company can delay the adoption of certain accounting standards until those standards would apply to private companies. Thrasys availed itself of an extended transition period for complying with new or revised accounting standards and, as a result, did not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for public companies.

Preparation of these financial statements requires Thrasys to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. Thrasys bases the estimates on historical experience and on various other assumptions that it believes to be reasonable. In many instances, Thrasys could have reasonably used different accounting estimates and in other instances changes in the accounting estimates are reasonably likely to occur from period to period. Actual results could differ significantly from the estimates. To the extent that there are material differences between these estimates and actual results, the future financial statement presentation, financial condition, results of operations and cash flows will be affected. Thrasys believes that the accounting policies discussed below are critical to understanding the historical and future performance, as these policies relate to the more significant areas involving the judgments and estimates.

Revenue Recognition

Thrasys derives its revenues mainly from subscription revenues, which are comprised of subscription fees from customers accessing Thrasys’s cloud computing services; services revenues; royalty income; support and maintenance and sale of intellectual property assets. Thrasys commences revenue recognition when (1) here is persuasive evidence of an arrangement; (2) the service has been or is being provided to the customer; (3) the collection of the fees is reasonably assured; and (4) the amount of fees to be paid by the customer is fixed or determinable.

Multiple Deliverable Arrangements—Thrasys enters into arrangements with multiple deliverables that generally include subscription, set up, and professional services. If the deliverables have standalone value upon delivery, Thrasys accounts for each deliverable separately. Multiple-deliverables included in an arrangement are separated into different units of accounting and the arrangement consideration is allocated to the identified separate units based on a relative selling price hierarchy. Thrasys determines the relative selling price for a deliverable based on its vendor-specific objective evidence of selling price (“VSOE”), if available, or its best estimate of selling price (“BESP”), if VSOE is not available. Thrasys has determined that third-party evidence of selling price (‘TPE”) is not a practical alternative due to differences in its service offerings compared to other parties and the availability of relevant third-party pricing information. The amount of revenue allocated to delivered items is limited by contingent revenue, if any.

Thrasys determined BESP by considering its overall pricing objectives and market conditions. Significant pricing practices considered include discounting practices, the size and volume of transactions, the customer demographic, the geographic area where services are sold, price lists, its go-to-market strategy, historical standalone sales, and contract prices. The determination of BESP is made through consultation with and approval by Thrasys management, taking into consideration the go-to-market strategy. As market strategies evolve, Thrasys may modify its pricing practices in the future, which could result in changes in relative selling prices, including both VSOE and BESP.

Deferred Revenue—Deferred revenue primarily consists of billings in advance of revenue recognition from subscription services described above and is recognized as the revenue recognition criteria are met. The deferred revenue balance does not represent the total contract value of annual or multi-year, non-cancelable subscription agreements. Thrasys generally invoices customers in annual or quarterly installments.

Stock-Based Compensation

Thrasys has a stock-based compensation plan and grants stock options and restricted stock awards to employees. Thrasys’s stock-based compensation is estimated at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period of the award. To date, the fair value of the options and restricted stock awards used have not been significant and, accordingly, not recorded. Determining the appropriate fair value and calculating the fair value of stock-based awards requires judgment, including estimating stock price volatility, forfeiture rates, expected dividends, and expected life.

Thrasys calculates the fair value of each option award on the date of grant under the Black-Scholes option pricing model using certain assumptions. For non-employee consultants, Thrasys revalues the unvested options at each vesting period.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases, which supersedes ASC Topic 840, Leases, and creates a new topic, ASC Topic 842, Leases. This update requires lessees to recognize a lease liability and a lease asset for all leases, including operating leases, with a term greater than 12 months on its balance sheet. The update also expands the required quantitative and qualitative disclosures surrounding leases. This update is effective for fiscal years beginning after December 15, 2021, with earlier adoption permitted. This update will be applied using a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. Thrasys is currently evaluating the effect of this update on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses, which provides financial statement users with information about expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. To achieve this objective, the amendments in this update replace the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The update is effective for fiscal years beginning after December 15, 2021, with earlier adoption permitted. This update will be applied using a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (a modified-retrospective approach). Thrasys is currently evaluating the effect of this update on its consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718). This update expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. This update is effective for all periods beginning after December 15, 2019. Thrasys is currently evaluating the effect of this update on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Accounting Standards Codification or ASC 606). ASC 606 supersedes the revenue recognition requirements in ASC 605, Revenue Recognition (ASC 605), and requires the recognition of revenue as promised goods or services are transferred to customers in an amount that reflects the consideration which the entity expects to be entitled to in exchange for those goods or services. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer. Collectively, we refer to ASC 606 and Subtopic 340-40 as the “new standard.” Thrasys adopted the new standard as of December 31, 2020, utilizing the modified retrospective method of adoption by applying the new standard to the periods impacted post-adoption. The guidance was applied to contracts that are not substantially complete as of the date of initial application in accordance with practical expedient ASC 606-10-65-1(h).

Qualitative and Quantitative Disclosures About Market Risk

Interest Rate Risk

Interest rates are highly sensitive to many factors include international economic and political considerations, as well as other factors beyond Thrasys’ control. Interest rate risk is the exposure to loss resulting from changes in the level of interest rates and the spread between different interest rates. Thrasys does not believe there is material exposure to market risk from changes in interest rates on its long-term debt.

Foreign Currency Risk

Thrasys’ consolidated financial statements are presented in U.S. dollars while the functional currency of Thrasys is also U.S. dollars. Thrasys does not have any direct foreign currency risks as it does not have assets in foreign currencies and does not have any receivables in foreign currency. It has one contract in which it acquires licenses prices in Euros. Obligations against this contract will be completed as of the end of December 31, 2020.

GLOCAL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following management’s discussion and analysis in conjunction with (i) the unaudited condensed consolidated financial statements of Glocal as of September 30, 2020 and the six months then ended and the related notes included elsewhere in this document; (ii) the audited consolidated financial statements of Glocal as of March 31, 2020 and 2019 and for the years then ended and the related notes; and (iii) “Unaudited Pro Forma Condensed Combined Financial Information”. The discussion below includes forward-looking statements about Glocal’s business, operations and industry that are based on current expectations that are subject to uncertainties and unknown or changed circumstances. Glocal’s actual results may differ materially from these expectations as a result of many factors, including those risks and uncertainties described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements.”

Overview

Glocal is a technology and process-based healthcare platform providing its customer comprehensive primary care and specialty consultations for a fraction of the cost through telemedicine, digital dispensaries and technology-based hospital centers. It has pioneered the development of Semantic Algorithm and AI based Clinical Decision Support System called LitmusDX that helps deliver healthcare through telemedicine on its platform Hellolyf, Digital Dispensaries through a telemedicine terminal called LitmusMX and the Litmus RX an automated medicine dispenser, and smart Glocal hospitals. Glocal started its operation from India but has successfully spread internationally and is now in 10 countries.

Glocal was set up in 2010 and is a social venture that seeks to bring state of art healthcare to the rural population in India through an integrated model of block level comprehensive primary and secondary care hospitals, digital dispensaries and technology. Glocal has dramatically brought down the cost of healthcare service delivery to patients. The hospitals have adopted a collaborative approach with the local healthcare ecosystem in each new location, establishing a strong presence. Glocal has 11 operating hospitals in India and has sold 241 digital dispensaries by March 31, 2020. The technology-based solution has also attracted the international market and has extended its presence to more than 10 countries through signed contracts and MoUs.

Glocal’s vision is to make quality healthcare accessible to everyone, especially primary healthcare, using a technology & process-based platform. There are three billion people in South Asia, East Asia and Africa that have patchy access to doctors, laboratories and medicines or the access is too expensive. Besides these areas, rural areas and remote regions across the world even in the developed world face the same problem. Even the most advanced areas with good facilities face delays in accessing healthcare and have high overheads. By integrating telemedicine with IoT based remote examination and instant investigation using Point of Care Technologies, Glocal has created one of the most advanced digital primary care systems in the world.

Glocal’s model has been tested at a run rate of over half a million patients a year and is contracted for over 10,000,000 patients per year. It has been awarded by the UN’s Innovation Exchange (HIEx2020) with the Public Appreciation Award 2020 as a cutting-edge technology to meet the Sustainable Development Goals of the UN. Glocal has more than 1,650,000 customers and business partners worldwide across with no single customer representing more than 10% of revenues. Glocal’s customers are located in regions in India, Southwest Asia and Africa. Glocal primarily generates revenue of 85% from India and the remainder from Africa and East Asia.

For the six months ended September 30, 2020, 85% of revenues came from hospitals and 15% have come from Digital Dispensaries. Although Glocal continues to expand by introducing new solutions, the breadth and stability of its existing customers provide it with a solid base of revenue upon which it can continue to innovate and make investment to strengthen its product portfolio, expand its global presence, and in particular in India, Asia and Africa.

Glocal services are aimed towards three major end points of healthcare which are essential for Universal Healthcare Coverage.

AFFORDABILITY: The total cost of healthcare must be brought down to $60 per capita or whatever is the average cost, which is the recommended norm for low income countries. This includes what is called primary, secondary & tertiary healthcare.

ACCESS: Primary & Acute care must be available within 5 and 50 Km of every person’s residence and access must be 24 Hrs.

ACCOUNTABILITY: Health outcomes must be measurable and show steady improvement. A major problem is fragmentation of healthcare whereby a patient has to go to three different nits for simple primary healthcare alone—doctor, Laboratory & pharmacy. There is also lack of care continuum between primary and higher order healthcare interventions.

Hellolyf CX Digital Dispensary is selected by United Nations AID (“UNAID”) as a cutting edge technology solution to reach UN Sustainable Development Goals. Unlike other telemedicine centers we see today, Glocal Digital Dispensary is an innovative hybrid brick and mortar center, which provides complete primary and emergency healthcare solutions such as consultation, confirmatory tests, and medicines from a single point through the use of two path-breaking technological solutions, Litmus MX and Litmus RX.

Litmus MX is used for recording vitals of the patient, consultation with a Doctor over video conferencing from miles away and for routine card based point-of-care tests and also contains a fully automatic Biochemistry Analyser analyzing 25 Blood parameters in 12 minutes. The software may also suggest investigations. If the doctor agrees he/she can order further rapid tests such as for dengue or malaria for which kits are available. When the doctor selects a prescription, the machine talks to the dispenser which shells out the required dosages of the medicines. Theoretically, the algorithm can be fine-tuned to arrive at a final diagnosis and prescription on its own.

Litmus RX is an automated medicine dispensing unit which dispenses the medicine prescribed by the Doctor, while the prescription is being printed. In addition to these solutions is one of the world’s top ten end-to- end Clinical Decision Support System (“CDSS”), named Litmus DX, along with a web interface, named HelloLyf, which integrates practice management with diagnostic algorithms, investigation interpretation, treatment protocols, drug safety checks and electronic medical records.

Its web based Telemedicine platform (Hellolyf.com) provides world-class telemedicine solutions which allows patients anywhere to consult with any doctor safely. The relay and IP addressing is done through STUN and TURN servers.

During the COVID-19 pandemic, Glocal’s innovative solution Hellolyf CX has successfully used Ultra Violet C light disinfection, acrylic separation and positive air pressure to create the first line of defense of health workers and patients against all forms of infectious and contagious diseases including covid-19.

Glocal Telemedicine/Digital Dispensary has been functional in India mainly through the government and are primarily housed in the government facilities providing services which are free to the beneficiaries. After successful implementation of projects in the Indian states of Rajasthan, Odisha West Bengal, Glocal now has won an order to set-up 550+ digital Dispensaries in the Indian State of Madhya Pradesh. With this the tally adds up to 750+ nodes across India with the government.

Glocal has 78% of revenue from India and 22% of revenue through exports in 12 months ending March 2020. For revenue in India, Glocal is exposed to fluctuations of the currencies in which its transactions are denominated. Specifically, a material portion of Glocal revenues are denominated in INR.

FACTORS AFFECTING THE INDUSTRY AND COMPARABILITY OF RESULTS

Glocal’s revenues dipped during COVID-19, especially during the April to June quarter due to physical touch points and the impact of lockdowns. However, those have stabilized. There has been a delay in shipping orders due to logistics slowdown. While the contracts are covered by force majeure clauses, the risk of cancellation of contracts has not risen but revenue growth has been delayed. Order book has seen a huge increase which is likely to continue, overall, the pandemic seems to have increased the value of Glocal. Covid-19 remains fluid and order fulfillment may be impacted by logistics bottlenecks.

Glocal moved to a revenue sharing model where it partnered to run and operate hospitals. The group is operating four hospitals by its own and five hospitals under revenue sharing arrangements. During the period of April 2020 to September 2020, two of its hospitals were requisitioned temporarily by the respective state governments for COVID-19 response. This has resulted in reduction in revenue in September 2020, however improvement in margins and profitability. The group is also focusing now on the B2B models where the Hellolyf/HelloyfCX /digital dispensaries are sold to B2B partners/customers, who operate them with a revenue share to Glocal. This also results in lower revenues but higher margins.

See “Information about New UpHealth” for a discussion of the acquisition by UpHealth of equity interests in Glocal.

Key Business Metrics

Revenue

Glocal’s revenue is generated primarily from hospitals including pharmacy and medicines and sale of digital dispensaries and transaction fees per telemedicine consult.

Cost of Revenue and Gross Profit

Cost of revenue consists primarily of costs of operating hospitals including cost for purchase of medicines and professional fees/doctor fees and cost for digital dispensary.

Gross profit is equal to the revenue less cost of revenue associated with operating the hospital and cost of digital dispensary.

Operating Expenses

Glocal’s operating expenses include advertisement and sales promotion expense, general and administrative expense including employee expenses and depreciation and amortization.

Sales and Marketing Expense

Sales and marketing expense is comprised of compensation, benefits related to Glocal’s sales personnel, along with travel expenses and expenses related to advertising, marketing programs and events.

General and Administrative Expense

General and administrative expense is comprised other administrative costs such as facilities expenses, professional fees, employee expenses and travel expenses.

RESULTS OF OPERATIONS

Six months ended September 30, 2020 compared with Six Months ended September 30, 2019

The following table sets forth the amount of interim consolidated results of operations for the six months ended September 30, 2020 and 2019 ($ in thousands):

	Six Months ended September 30,
Interim consolidated results of operations data	2020	2019
Revenues, net	$3,457	$3,017
Cost of revenue	(1,145)	(1,492)
Gross profit	2,312	1,525
Operating expenses:
Selling and marketing expenses	67	181
Depreciation and amortization	683	674
General and administrative expenses	837	1,297

Total operating expenses	1,587	2,152
Operating income	725	(627)

Other income (expenses):
Interest expense	(1,154)	(1,105)
Other income	3,012	182

Total other income (expenses):	1,858	(923)

Income before income tax expense	2,583	(1,550)
Income tax benefit (charge)	–	2

NET INCOME	$2,583	$(1,548)

Net Income attributable to non-controlling interest	58	(136)
Net Income available to owners of parent	$2,525	(1,412)

The following table sets forth the amount of the consolidated results of operations for the six months ended September 30, 2020 and 2019 as a percentage of total revenue:

	Six Months ended September 30,
	2020	2019
Revenues, net	100.0%	100.0%
Cost of revenue	(33.1%)	(49.5%)
Gross profit	66.9%	50.5%

Operating expenses:
Selling and marketing expenses	1.94%	6.0%
Depreciation and amortization	19.76%	22.3%
General and administrative expenses	24.21%	43.0%

Total operating expenses	45.9%	71.3%
Operating income	21.0%	(20.8%)

Other income (expenses):
Interest expense	(33.4%)	(36.6%)
Other income	87.1%	6.0%

Total other income (expenses):	53.7%	(30.6%)
Income before income tax expense	74.7%	(51.4%)

Income tax benefit (charge)	0.0%	0.1%

NET INCOME	74.7%	(51.5%)

Net Income attributable to non-controlling interest	1.7%	(4.5%)
Net Income available to owners of parent	73.0%	(47.0%)

Comparison of the six months ended September 30, 2020 and 2019

($ in thousands)	Six Months ended September 30,
Consolidated results of operations data	2020	2019	$ Change	% Change
Revenues, net	$3,457	$3,017	$440	14.6%
Cost of revenue	(1,145)	(1,492)	(347)	(23.3%)
Gross profit	2,312	1,525	787	51.6%
Operating expenses:
Selling and marketing expenses	67	181	(114)	(63.0%)
Depreciation and amortization	683	674	9	1.3%
General and administrative expenses	837	1,297	(460)	(35.5%)

Total operating expenses	1,587	2,152	(565)	(26.2%)
Operating income	725	(627)	1,402	215.6%

Other income (expenses):
Interest expense	(1,154)	(1,105)	(49)	(4.4%)
Other income	3,012	182	2,830	1,554.9%

Total other income (expenses):	1,858	(923)	2,781	301.3%

Income before income tax expense	2,583	(1,550)	4,133	266.4%
Income tax benefit (charge)	–	2	(2)	(100.0%)

NET INCOME	$2,583	$(1,548)	$4,131	266.9%

Net Income attributable to non- controlling interest	58	(136)	194	142.6%
Net Income available to owners of parent	2,525	(1,412)	3,937	278.8%

Revenue

In the six months ended September 2020, revenue increased by $440 thousand, compared to the six months ended September 2019. Of this total revenue increase, $55 thousand was attributable to inpatient and outpatient-related treatment services revenue at Glocal Hospitals and $9 thousand was attributable to increase in Software part. The balance represent other revenues. The increases in inpatient and outpatient-related treatment services revenue and in software services revenues were primarily attributable to the effects of increased utilization of hospitals beds stemming from Swasthya Saathi and ABNHM (Government Social Health Insurance Schemes) demand. Increased revenues from Digital Health Software revenues were due to new contracts in the year.

Operating Expenses

In the six months ended September 2020, selling and marketing expenses decreased by $1,114 thousand, compared to the six months ended September 2019, and general and administrative expenses decreased by $460 thousand compared to the six months ending September 2019. The decrease was primarily attributable to the shift from self-operating to revenue sharing arrangement in the hospitals reducing these expenses and also due to outsourcing of manpower costs in digital dispensaries to operating partners on a per transaction model.

In the six months ended September 2020, depreciation expenses increased by $9 thousand compared to the six months ended September 2019 due to normal addition of capital related purchases. As Glocal is shifting to more and more B2B business, it is becoming less capital intensive. Future growth is likely to come from its digital side and therefore is likely to be more capital efficient.

Other Income (Expense)

In the six months ended September 2020, interest expense decreased by $45 thousand compared to the six months ended September 2019 due to payment of principal in prior year. The interest is attributable to the secured and unsecured loans. Other income in the six months ended September 2020 increased by $2,830 thousand compared to the six months ended September 2019 due to NCDs issued to Essential Capital Consortium BV Netherlands being waived as a consequence of COVID response and written off.

Twelve months ended March 31, 2020 compared with Twelve months ended March 31, 2019

The following table sets forth the results of operations for the twelve months ended March 31, 2020 and 2019 ($ in thousands):

	Twelve months ended March 31,
Consolidated Results of Operations	2020	2019
Revenues, net	$9,057	$7,221
Cost of revenue	(2,956)	(4,243)
Gross profit	6,101	2,978

Operating expenses:
Selling and marketing expenses	232	422
Depreciation and amortization	1,309	1,183
General and administrative expenses	2,275	4,805

Total operating expenses	3,816	6,410
Operating income	2,285	(3,432)

Other income (expenses):
Interest expense	(2,198)	(2,823)
Other income	2,136	57

Total other income (expenses):	(62)	(2,766)

Income before income tax expense	2,223	(6,198)
Income tax benefit (charge)	(1,468)	666

NET INCOME	$755	$(5,532)

Net Income attributable to non-controlling interest	(3)	(474)
Net Income available to owners of parent	$758	(5,058)

The following table sets forth the amount of the consolidated results of operations for the twelve months ended March 31, 2020 and 2019 as a percentage of total revenue:

	Twelve months ended March 30,
	2020	2019
Revenues, net	100.0%	100.0%
Cost of revenue	(32.6%)	(58.8%)
Gross profit	67.4%	41.2%
Operating expenses:
Selling and marketing expenses	2.6%	5.8%
Depreciation and amortization	14.4%	16.4%
General and administrative expenses	25.1%	66.5%

Total operating expenses	42.1%	88.7%
Operating income	25.3%	(47.5%)

Other income (expenses):
Interest expense	(24.3%)	(39.1%)
Other income	23.6%	0.8%

Total other income (expenses):	0.7%	(38.3%)
Income before income tax expense	24.6%	(85.8%)

Income tax benefit (charge)	(16.2%)	9.2%

NET INCOME	8.4%	(76.6%)

Net Income attributable to non-controlling interest	(0.0%)	(6.5%)
Net Income available to owners of parent	8.4%	(70.1%)

Comparison of the Twelve months ended March 31, 2020 and 2019

($ in thousands)	Twelve months ended March 31,
Consolidated results of operations data	2020	2019	$ Change	% Change
Revenues, net	$9,057	$7,221	$1,836	25.4%
Cost of revenue	(2,956)	(4,243)	1,287	(30.3%)
Gross profit	6,101	2,978	3,123	104.9%

Operating expenses:
Selling and marketing expenses	232	422	(190)	(45.0%)
Depreciation and administrative expenses	1,309	1,183	126	10.7%
General and administrative expenses	2,275	4,805	(2,530)	(52.7%)

Total operating expenses	3,816	6,410	(2,594)	(40.5%)
Operating income	2,285	(3,432)	5,717	166.6%

Other income (expenses):
Interest expense	(2,198)	(2,823)	(625)	(22.1%)
Other income	2,136	57	2,079	3,647.4%

Total other income (expenses):	(62)	(2,766)	2,704	97.8%

Income before income tax expense	2,223	(6,198)	8,421	135.87%
Income tax benefit (charge)	(1,468)	666	(2,134)	320.4%

NET INCOME	$755	$(5,532)	$6,287	113.6%

Net Income attributable to non-controlling interest	(3)	(474)	471	99.4%
Net Income available to owners of parent	758	(5,058)	5,816	115.0%

Revenue

In the year ended March 31, 2020, revenue increased by $1,836 thousand, compared to the prior year. Of this total revenue increase, $ 2,170 thousand was attributable to increase in software part and a decrease of $374 thousand was attributable to inpatient and outpatient due to shift of certain self-operated hospitals to revenue sharing arrangements. Increased revenues from digital health software revenues were due to new contracts entered during the year.

Operating Expenses

In the year ended March 31, 2020, selling and marketing expenses decreased by $190 thousand, compared to the prior year and general and administrative expenses decreased by $ 2,530 thousand compared to the prior year. The decrease was primarily attributable to the shift from self-operating to revenue sharing arrangement in the hospitals reducing these expenses and also due to outsourcing of manpower costs in digital dispensaries to operating partners on a per transaction model.

In the year ended March 31, 2020, depreciation expenses increased by $126 thousand compared to the prior year due to capital related purchases.

Other Income (Expense)

In the year ended March 31, 2020, interest expense decreased by $625 thousand compared to the prior year due to payment of principal in prior year. The interest is attributable to the secured and unsecured loans. Other income in the year ending March 31, 2020 increased by $ 2,079 thousand compared to the prior year due to provisions written off that are no longer needed and old liabilities written off.

Income Tax Expense

In the year ended March 31, 2020, Glocal has utilized brought forward losses of $ 4,926 thousand from earlier years resulting in reversal of deferred tax asset and income tax charge of $ 1,468 thousand.

LIQUIDITY AND CAPITAL RESOURCES

Glocal funds its short- and long-term liquidity needs through a combination of cash on hand, cash flows generated from operations, and borrowings under credit facilities. Glocal’s management regularly monitors certain liquidity measures to monitor performance. Glocal believes its cash, cash flows from operations and availability of borrowings will be sufficient to support its planned operations for at least the next 12 months.

Cash Flows

Comparison of the six months ended September 30, 2020 and 2019

The following table summarizes cash flows for the periods indicated ($ in thousands):

	Six Months ended September 30,
	2020	2019
Net cash provided by operating activities	$950.1	$564.4
Net cash used in investing activities	(20.0)	(431.4)
Net cash used in financing activities	(790.3)	(655.1)

Net increase/(decrease) in cash	$139.8	$(522.1)

In the six months ended September 30, 2020, net cash provided by operating activities was $950.1 thousand, up from $564.4 thousand for the six months ended September 30, 2019, primarily consisting of an increase in operating profits, before working capital changes from $47 thousand to $ 1,408.6 thousand and working capital changes from $467.2 thousand to $(463.6) thousand from six months ended September 30, 2019 to six months ended September 30, 2020 respectively.

In the six months ended September 30, 2020, cash used in investing activities was $20 thousand, primarily consisting of the purchase of property, plant and equipment and intangible assets of $49.8 thousand and the proceeds of bank deposits with maturity more than three months of $30 thousand. In the six months ended September 30, 2019, cash used in investing activities was $431.4 thousand, primarily consisting of the purchase of property, plant and equipment and intangible assets of $379.8 thousand and investment in bank deposits with maturity more than three months of $59 thousand.

In the six months ended September 30, 2020, cash used in financing activities was $790.3 thousand, primarily consisting of the repayment of borrowings (net of any receipts) of $ 656.6 thousand and finance costs paid of $133.7 thousand. In the six months ended September 30, 2019, cash used in financing activities was $655.1 thousand, primarily consisting of repayment of borrowings (net of any receipts) of $ 275.3 thousand and finance costs paid of $379.7 thousand.

Comparison of the twelve months ended March 31, 2020 and 2019

The following table summarizes cash flows for the periods indicated ($ in thousands):

	Twelve months ended March 31,
	2020	2019
Net cash provided by operating activities	$1,373	$1,829
Net cash used in investing activities	(1,005)	(2,249)
Net cash used in financing activities	(849)	873

Net increase/(decrease) in cash	$481	$453

In the twelve months ended March 31, 2020, net cash provided by operating activities was $1,373 thousand, down from $1,829 thousand for the twelve months ended March 31, 2019. This is primarily due to an increase in operating profits, before working capital changes from $(559.1) thousand to $ 3,852 thousand and working capital changes from $ 2,482.4 thousand to $(2,495.3) thousand from twelve months ended March 31, 2019 to the twelve months ended March 31, 2020 respectively.

In the twelve months ended March 31, 2020, cash used in investing activities was $1,005 thousand, primarily consisting of the purchase of property, plant and equipment and intangible assets of $985.5 thousand, investments in bank deposits with maturity more than three months of $8.9 thousand. In the twelve months ended March 31, 2019, cash used in investing activities was $2,249 thousand, primarily consisting of the purchase of property, plant and equipment and intangible assets of $2,422.8 thousand, proceeds in bank deposits with maturity more than three months of $122.8 thousand.

In the twelve months ended March 31, 2020, cash used in financing activities was $849 thousand, primarily consisting of the repayment of borrowings (net of any receipts) of $ 537.7 thousand and finance costs paid of $311.6 thousand. In the twelve months ended March 31, 2019, cash provided by financing activities was $873 thousand, primarily consisting of the proceeds of borrowings (net of any repayments) of $ 3,298.1 thousand and finance costs paid of $2,493.5 thousand.

Contractual Obligations

Long-term financial obligations as of September 30, 2020 and 2019, excluding obligations due under purchase agreements, consisted of the following ($ in thousands):

	As of September 30, 2020		As of September 30, 2019	Maturity	Contractual Interest rate	Nominal Interest Rate
						As of September 30, 2020	As of September 30, 2019
Non-convertible debenture	$	NIL	$2,884	5th May 2019 & 5th November 2019	13.55%	13.55%	13.55%

Term loan from banks		$12,923	$13,415	Refer Note 4(b) of audited financials	Refer Note 4(b) of audited financials	Vary from 11.15% to 12.75%	Vary from 11.15% to 12.55%

Term loan from SIDBI		$677	$777	31st March 2025 (96 monthly installments from April 2017)	PLR plus 1.5% p.a.	12.5%	13%

Term loan from SDC.		$2,141	$2,222	March 2022	6%	6%	6%

Term loan from Caspian		$1,359	$1,654	December 31, 2020	15%	15%	15%

Term loan from Blacksoil		$370	$385	31st August 2021 (tenor extended by 12 months)	16.25%		16.25%

Equipment loan		$602	$724	Refer Note 4(g) of audited financials	Refer Note 4(g) of audited financials

Total Financial Liabilities		$18,071	$22,059

Long-term financial obligations as of March 31, 2020 and 2019, excluding obligations due under purchase agreements, consisted of the following ($ in thousands):

	As of March 31, 2020	As of March 31, 2019	Maturity	Contractual Interest rate	Nominal Interest Rate
					As of March 31, 2020	As of March 31, 2019
Non-convertible debenture	$2,715	$2,938	5th May 2019 & 5th November 2019	13.55%	13.55%	13.55%

Term loan from banks	$12,631	$13,785	Refer Note 4(b) of audited financials	Refer Note 4(b) of audited financials	Rates vary from 11.15%-12.75%	Rates vary from 11.15%-12.55%

Term loan from SIDBI	$669	$812	31st March 2025 (96 monthly installments from April 2017)	PLR plus 1.5% p.a.	12.5%	13%

Term loan from SDC.	$2,092	$2,266	March 2022	6%	6%	6%

Term loan from Caspian	$1,328	$1,438	December 31, 2020	15%	15%	15%

Term loan from blacksoil	$362	$834	31st August 2020 (monthly instalments from 30th November 2018)	16.25%	16.25%	16.25%

Critical Accounting Policies and Estimates

Preparation of these financial statements requires Glocal to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. The estimates are based on historical experience and on various other assumptions that it believes to be reasonable. In many instances, Glocal could have reasonably used different accounting estimates and in other instances changes in the accounting estimates are reasonably likely to occur from period to period. Actual results could differ significantly from the estimates. To the extent that there are material differences between these estimates and actual results, the future financial statement presentation, financial condition, results of operations and cash flows will be affected. Glocal believes that the accounting policies discussed below are critical to understanding the historical and future performance, as these policies relate to the more significant areas involving the judgments and estimates.

Revenue Recognition

Glocal derives its revenue primarily from rendering medical and healthcare services. Income from medical and healthcare services comprise income from hospital services and sale of pharma products.

Revenue from hospital and digital consultancy services to patients is recognized as revenue when the related services are rendered unless significant future uncertainties exist. Revenue is also recognized in relation to the services rendered to the patients who are undergoing treatment/observation on the Statement of Financial Position date to the extent of services rendered.

Revenue from sale of medicine and medical consumables within hospital premises is recognized on sale of medicines and similar products to the buyer. The amount of revenue recognized is net of sales returns and trade discounts.

Revenue from digital dispensary is recognized when risk and reward of ownership have been transferred to the customer and accepted by the customer, the sale price is fixed or determinable and collectability is reasonably assured.

Unbilled revenue represents value of medical and healthcare services rendered to the patients but not invoiced as at the Statement of Financial Position date.

Liabilities written back

The group assesses its payment of its liabilities at reporting date and write back liabilities that is no longer required and same is recorded in other income.

Research and Development Expenses

Glocal capitalizes the internal and external cost incurred after technological feasibility for application development. Other costs including research phase are expensed as incurred by the group.

Employee Benefit

The costs of the defined benefit plans granted to employees charged to the income statement are determined by actuarial calculation.

Preference Shares

Series A preference shares are classified as Mezzanine as they are redeemable at the option of the holder in absence of an IPO event/strategic sale not under the control of Glocal. Subsequent to the balance sheet date, the investor have waived the redemption rights.

Other preference shares are classified as equity as there is no contractual obligation to deliver cash or any other financial asset, and will or may be settled in its own equity instruments.

Transaction costs are deducted from equity, net of associated income tax.

Business Combination

In accordance with ASC Topic 805, “Business combination”, Glocal uses the acquisition method of accounting for all business combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their fair values as of the closing date of the acquisition. Glocal measures the fair values of the acquired assets and liabilities assumed on the closing date which is the date on which Glocal transfers the purchase consideration or definitive control agreement is signed and achieves the control of the acquiree. Intangible assets acquired in a business combination are recognized and reported apart from goodwill if they meet the criteria specified in ASC Topic 805.

Acquisition-related costs are recognized as period costs, as incurred, except the costs to issue debt or equity securities which are reduced from the fair value of instruments issued.

Transaction that results in increase or decrease in a group’s/parents ownership interest in a subsidiary without the loss of control are accounted as equity transaction.

Income Taxes

Glocal accounts for income taxes in accordance with the asset and liability approach. Deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for net operating loss and tax credit carryforwards. Deferred tax amounts are determined by using the enacted tax rates expected to be in effect when the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance reduces the deferred tax assets to the amount that is more likely than not to be realized.

Glocal recognizes the effect of uncertain income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Glocal records interest and penalties related to uncertain tax positions in the provision for income taxes in the consolidated statements of operations.

Foreign Currency Translation

The functional currency of Glocal is the INR.

Accordingly, the subsidiaries remeasure monetary assets and liabilities at period-end exchange rates, while non-monetary items are remeasured at historical rates. Revenue and expense accounts are remeasured at the average exchange rate in effect during the year. Remeasurement adjustments are recognized in the consolidated statements of operations as other income or expense in the year of occurrence. Foreign currency transaction gains and losses were insignificant for all periods presented.

For subsidiaries where the functional currency is a foreign currency, adjustments resulting from translating the financial statements into INR are recorded as a component of accumulated other comprehensive income (loss) in stockholders’ equity. Monetary assets and liabilities denominated in a foreign currency are translated into INR at the exchange rate on the balance sheet date.

Revenue and expenses are translated at the weighted average exchange rates during the period. Equity transactions are translated using historical exchange rates. Foreign currency transaction gains and losses are included in other income (expense), net in the consolidated statements of operations.

Comprehensive Income (Loss)

Comprehensive income (loss) refers to net income (loss) and other revenue, expenses, gains and losses that, under generally accepted accounting principles, are recorded as an element of stockholders’ equity but are excluded from the calculation of net income (loss).

Cash and Cash Equivalents

Glocal considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents.

As at 30 September 2020 restricted cash includes deposits restricted as to usage under lien to banks for guarantees given by Glocal amounting to USD 31,125 (30 September, 2019: USD 32,309) and USD 13,583 (30 September 2019 USD 14,100) lien with Black Soil. As per Accounting Standards Update No. 2016-18 (ASU 2016-18) “Restricted Cash—Statement of Cash Flows (Topic 230)”, the restricted cash and restricted cash equivalents is included within cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows.

Accounts Receivable and Allowance for Doubtful

Accounts receivable are recorded net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on Glocal’s assessment of its ability to collect on customer accounts receivable. Glocal regularly reviews the allowance by considering certain factors such as historical experience, credit quality, age of accounts receivable balances and other known conditions that may affect a customer’s ability to pay. In cases where Glocal is aware of circumstances that may impair a specific customer’s ability to meet their financial obligations, a specific allowance is recorded against amounts due from the customer which reduces the net recognized receivable to the amount Glocal reasonably believe will be collected. Glocal writes-off accounts receivable against the allowance when a determination is made that the balance is uncollectible and collection of the receivable is no longer being actively pursued.

Impairment or disposal of long-lived assets

Glocal accounts for impairment losses on long-lived asset in accordance with ASC 360-“Property, plant and equipment”. Glocal reviews long-lived asset for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Glocal measures recoverability of assets to be held and used by a comparison of the carrying value of an asset to undiscounted future net cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Fair value of long-lived assets, including identifiable intangible assets, is determined either by using the discounted cash flow method or for assets to be disposed of at their net realizable value which includes an estimate for any potential costs to dispose.

Fair Value of Financial Instruments

Glocal applies fair value accounting for all financial instruments on a recurring basis. Glocal’s financial instruments, which include cash, cash equivalents, accounts receivable and accounts payable are recorded at their carrying amounts, which approximate their fair values due to their short-term nature. Restricted cash is long-term in nature and consists of cash in a savings account, hence its carrying amount approximates its fair value. All marketable securities are considered to be available-for-sale and recorded at their estimated fair values. Unrealized gains and losses for available-for-sale securities are recorded in other comprehensive income (loss). In valuing these items, Glocal uses inputs and assumptions that market participants would use to determine their fair value, utilizing valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

Impairments are considered to be other than temporary if they are related to deterioration in credit risk or if it is likely that the security will be sold before the recovery of its cost basis. Realized gains and losses and declines in value deemed to be other than temporary are determined based on the specific identification method and are reported in other income (expense), net.

The accounting guidance for fair value provides a framework for measuring fair value, clarifies the definition of fair value, and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value as follows:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•

Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•

Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Off-Balance Sheet Arrangements

During the six months ended September 30, 2020, September 30, 2019 ,Glocal did not have any relationships with any entities or financial partnerships, such as structure finance or special purposes entities established for the purpose of facilitating off-balance sheet arrangements or other purposes.

Seasonality

Glocal’s results are affected by the season demand for health services which generally results in stronger revenue in the fourth quarter of the financial year. Glocal believes this variability is largely due to its customers’ increased demand for healthcare services following the holiday season. As a result of Glocal’s historically higher portion of sales in the fourth quarter of each year, its cost of revenue increases during such period relative to any increase in revenue. The increase in cost of revenue and other impacts of seasonality may affect profitability in a given quarter.

Recent Accounting Pronouncements Not Yet Adopted

The FASB issued ASU 2014-09, Revenue from Contracts with Customers, (Topic 606) (ASU 2014-09), in May 2014. ASU 2014-09 sets forth a new five-step revenue recognition model that will require the use of more estimates and judgment. ASU 2014-09 will replace current revenue recognition requirements in Topic 605, Revenue Recognition, in its entirety. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and should be applied retrospectively in the year the ASU is first applied using one of two allowable application methods.

ASU 2014-09 is effective for Glocal’s December 31, 2020 financial statements and thereafter. Management is currently evaluating the effect that ASU 2014-09 will have on Glocal’s financial statements. Glocal anticipates the implementation of ASU 2014-09 to have no significant impact on Glocal’s consolidated financial statements. Glocal anticipates the implementation of ASU 2014-09 to have no significant impact on Glocal’s consolidated financial statements.

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. Under ASU 2016-02, lessees will be required to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASU 2016-02 was effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019 and will be applied using a modified retrospective approach.

In November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 325), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (ASU 2019-10). ASU 2019-10 finalizes various effective date delays for private companies applying the credit losses, leases and hedging standards. As a result of ASU 2019-10, Glocal’s effective date of ASU 2016-02 is deferred. ASU 2016-02 is now effective for Glocal’ December 31, 2021 consolidated financial statements. Management is currently evaluating the effect that ASU 2016-02 will have on Glocal’s consolidated financial statements. Glocal expects to record total right-of-use assets and related operating lease obligations based on the present value of future payments upon adoption, with no material impact to the consolidated statement of operations.

Qualitative and Quantitative Disclosures About Market Risk

Interest Rate Risk

Interest rates are highly sensitive to many factors include international economic and political considerations, as well as other factors beyond Glocal’s control. Interest rate risk is the exposure to loss resulting from changes in the level of interest rates and the spread between different interest rates. Glocal’s interest rates on the bank borrowings through banks and financial institution is at fixed rate except for loan from SIDBI which is based on Prime Lending Rate, plus an applicable margin 1.50. Glocal does not believe there is material exposure to market risk from changes in interest rates on debt.

TTC HEALTHCARE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The accompanying consolidated financial statements include the accounts of TTC Healthcare, Inc. and Subsidiaries (the “Successor”) and Transformations Treatment Center, Inc. and Affiliates (“Transformations” or the “Predecessor”). The Successor was organized on June 5, 2019. On September 5, 2019, the Successor entered into an equity purchase agreement to acquire 100% of the outstanding shares of Transformations Treatment Center, Inc.; Integrity Way, Inc.; Pinnacle Testing, Inc.; Summit Detox, Inc.; Freedom Now, Inc.; and Supportive Healthcare, Inc. In September 2019, the Successor also formed a new wholly-owned subsidiary, Wrigley Healthcare Services, Inc. As the effective dates of the equity purchase agreement and the related credit agreements are September 5, 2019, the initial date of the successor’s consolidated financial statements is reflected as of September 5, 2019 and is considered the date of inception. The Successor’s and Predecessor’s fiscal year is the calendar year. The consolidated Transformations will hereafter be referred to as “TTC Healthcare.”

You should read the following management’s discussion and analysis in conjunction with (i) the audited consolidated financial statements of Transformations as of December 31, 2019 and 2018 and for the years then ended and the related notes, and (ii) and the unaudited condensed consolidated financial statements of TTC Healthcare as of September 30, 2020 and 2019 and for the nine months then ended and the related notes included elsewhere in this prospectus. This discussion should also be read in conjunction with the pro forma consolidated financial information in the section entitles “Unaudited Pro Forma Consolidated Financial Information.” The discussion below includes forward-looking statements about TTC Healthcare’s business, operations and industry that are based on current expectations that are subject to uncertainties and unknown or changed circumstances. TTC Healthcare’s actual results may differ materially from these expectations as a result of many factors, including those risks and uncertainties described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements.”

Overview

TTC Healthcare provides inpatient and outpatient substance abuse and mental health treatment services for individuals with drug and alcohol addiction and other behavioral health issues. TTC Healthcare offers a complete continuum of care from its detoxification services, residential care, Partial Hospitalization Programs (PHP), intensive outpatient (IOP) and outpatient programs (OP). During the COVID-19 pandemic, outpatient programs have transitioned to a majority of visits that are virtual.

In addition to inpatient and outpatient substance abuse treatment services, TTC Healthcare performs screenings, uranalysis, diagnostic laboratory services, and provides physician services to clients. TTC Healthcare operates seven (7) facilities located in Delray Beach, Florida, including inpatient substance abuse treatment facilities, standalone outpatient centers and sober living facilities focused on delivering effective clinical care and treatment solutions. In March 2020, TTC Healthcare formed Transformations Mending Fences, LLC to provide mental health and substance abuse disorder treatment, including equine therapy, to patients. Operations began in 2021.

Impact of Covid-19. The direct and indirect impacts of the current COVID-19 outbreak on TTC Healthcare customers, vendors, operations, and financing arrangements are currently unknown, as is the duration and severity of any impacts it may experience. There has been a reduction in patients partially due to certain states imposing travel bans and quarantines. Management is currently unable to quantify the effects that this situation will have on its operations and financial position; however, they may be significant.

In the following tables, revenue is disaggregated by significant service provided, all of which are recognized over time for nine months ended September 30, 2019 and September 30, 2020, and the twelve months ended December 31, 2019 and December 31, 2018.

Key Business Metrics

Revenue

TTC Healthcare generates revenue primarily through services provided to clients in both inpatient and outpatient treatment settings. TTC Healthcare bills third-party payors weekly for the services provided in the prior week. Client related services, such as inpatient and outpatient programs, are generally recognized over time as the performance obligation is satisfied at the estimated net realizable value amount from clients, third-party payors and others for services provided. TTC Healthcare receives the majority of payments from commercial payors at out-of-network rates. Client service revenue is recorded at established billing rates less adjustments to estimate net realizable value. Provisions for estimated third party payor reimbursements are provided in the period related services are rendered and adjusted in future periods when actual reimbursements are received. A significant or sustained decrease in reimbursement rates could have a material adverse effect on operating results.

TTC Healthcare provides diagnostic laboratory testing services for its clients which are recognized over time as the performance obligation is satisfied at the estimated net realizable value amount from clients, third-party payors and others for services provided. Diagnostic laboratory service revenue is recorded at established billing rates less adjustments to estimate net realizable value. Provisions for estimated third party payor reimbursements are provided in the period related services are rendered and adjusted in future periods when actual reimbursements are received.

Prior to admission, insurance coverage, as applicable, is verified and the client self-pay amount is determined. TTC Healthcare accounts for any client self-pay on a cash basis as collectability cannot or could not be reasonably assured. Revenue is/was recognized when collection is made. In some instances, clients will make a deposit for the services to be rendered. These prepaid payments are included in accrued liabilities in the accompanying consolidated balance sheets and revenue related to these payments is deferred and recognized over the period services are provided. TTC Healthcare does not recognize revenue for any amounts not collected from the client.

For the period ended September 30, 2020, TTC Healthcare had two significant third-party payors who accounted for approximately 55% of total net revenues for the period. For the period ended December 31, 2019, TTC Healthcare had two significant third-party payors who accounted for approximately 52% of total net revenues.

Operating Expenses

TTC Healthcare’s operating expenses include sales and marketing expense as well as general and administrative expense, transactions costs and depreciation.

•	Selling, General, and Administrative Expense

Selling costs include expenses related to advertising, marketing programs and events. General and administrative expense is comprised of compensation and benefits of clinical and administrative personnel, including variable incentive pay, and other administrative costs such as facilities expenses, including rental expenses, professional fees, and travel expenses.

•	Depreciation Expense

TTC Healthcare’s operations are not capital intensive. Depreciation expense relates to the annual depreciation of office equipment, furniture and fixtures, vehicles, and purchased software.

•	Transaction Expenses

Transaction expenses relate solely to the direct costs incurred in connection with the September 5, 2019 business combination discussed above.

Other Income and Expenses

TTC Healthcare’s other income and expenses primarily relates to interest on a term not and revolving line of credit.

Income Taxes

TTC Healthcare, effective with the business combination on September 5, 2019 has elected to be treated as a C Corporation and files federal and state income taxes. Prior to the transaction, the Predecessor, with the consent of its stockholder, elected to be taxed as an S Corporation under provisions of the Code. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate shares of the Predecessor’s taxable income. Therefore, no liability or provision for federal income taxes has been included in these consolidated financial statements. The Predecessor was subject to certain state taxes in jurisdictions where taxes were assessed. TTC Healthcare files taxes in the United States and the State of Florida.

FACTORS AFFECTING COMPARABILITY OF RESULTS

Recent Acquisitions

On September 5, 2019, the Successor entered into an Equity Purchase Agreement (“Purchase Agreement”) to acquire 100% of the outstanding shares of Transformations Treatment Center, Inc.; Integrity Way, Inc.; Pinnacle Testing, Inc.; Summit Detox, Inc.; Freedom Now, Inc.; and Supportive Healthcare, Inc. (Predecessor). TTC Healthcare also formed a new wholly-owned subsidiary, Wrigley Healthcare Services, Inc during the fourth quarter 2019.

Business Combination with UpHealth

TTC Healthcare was acquired by and became a wholly-owned subsidiary of UpHealth on January 25, 2021 pursuant to the terms and conditions of an Agreement and Plan of Merger between UpHealth and TTC Healthcare in exchange for consideration in the form of a promissory note in the amount of $12,699,088, and shares of UpHealth.

RESULTS OF OPERATIONS

Nine Months ended September 30, 2020 compared with Nine Months ended September 30, 2019

The following table sets forth the amount of consolidated results of operations for the nine months ended September 30, 2020 and 2019 ($ in thousands):

Consolidated results of operations data	Nine Months ended September 30,
	2020	2019
Revenues, net	$15,652	$19,067
Operating expenses:
Selling, general, and administrative	15,093	15,863
Depreciation	89	122
Transaction expenses(1)	–	367

Total operating expenses	15,182	16,352
Operating income (loss)	470	2,715

Other income (expenses):
Interest expense(2)	(473)	(51)
Other income	11	19

Total other income (expenses):	(463)	(32)

Income (loss) before income tax expense	7	2,683
Income tax benefit	17	74

NET INCOME (LOSS)	$(24)	$2,757

(1)

For the nine months ended September 30, 2020, TTC Healthcare did not incur transaction expenses. For nine months ended September 30, 2019, the transaction expenses related to the acquisition by the Successor, which was executed on September 5, 2019.

(2)

As part of the business combination that occurred on September 5, 2019, TTC Healthcare entered into a line of credit and term note with a bank. For the nine months ended September 30, 2020, TTC Healthcare incurred $473 thousand in interest expense. For nine months ended September 30, 2019, TTC Healthcare only incurred $51 thousand in amortization expense, representing only a partial month of interest.

The following table sets forth the amount of the consolidated results of operations for the nine months ended September 30, 2020 and 2019 as a percentage of total revenue:

	Nine Months ended September 30,
	2020	2019
Revenues, net	100.0%	100.0%
Operating expenses:
Selling, general, and administrative	96.4%	83.2%
Depreciation	0.6%	0.6%
Transaction expenses	0.0%	1.9%

Total operating expenses	97.0%	85.7%
Operating income (loss)	3.0%	14.3%

Other income (expenses):
Interest expense	(3.0%)	(0.3%)
Other income	0.1%	0.1%

Total other income (expenses):	(2.9%)	(0.3%)
Income (loss) before income tax expense	0.1%	14.1%

Income tax expense (benefit)	(0.1%)	0.4%

NET INCOME (LOSS)	(0.2%)	14.5%

Comparison of the nine months ended September 30, 2020 and 2019

($ in thousands)	Nine Months ended September 30,
Consolidated results of operations data	2020	2019	$ Change	% Change
Revenues, net	$15,652	$19,067	$(3,416)	(17.9%)
Operating expenses:
Selling, general, and administrative	15,093	15,863	(771)	(4.9%)
Depreciation	89	122	(32)	(26.5%)
Transaction expenses	–	367	(367)	(100.0%)

Total operating expenses	15,182	16,352	(1,170)	(7.2%)
Operating income (loss)	470	2,715	(2,246)	(82.7%)

Other income (expenses):
Interest expense	(473)	(51)	(422)	823.5%
Other income	11	19	(8)	(43.8%)

Total other income (expenses):	(463)	(32)	(430)	1325.3%

Income (loss) before income tax expense	7	2,683	(2,676)	(99.8%)
Income tax expense (benefit)	(17)	74	(57)	(77.2%)

NET INCOME (LOSS)	$24	$2,757	$(2,733)	(99.1%)

Revenue

In the nine months ended September 30, 2020, revenue decreased by $3,416 thousand, compared to the same period last year. This decrease was primarily attributable to a decline in referrals from the U.S. Department of Veterans Affairs’ Community Care Network in connection with the assignment of TPA responsibilities from

TriWest to Optum and to a reduction in partial hospitalization reimbursement rates from a number of payors, including Tricare.

Operating Expenses

In the nine months ended September 30, 2020, selling, general, and administrative expenses decreased by $771 thousand, compared to the same period last year. The decrease was primarily attributable to the reduction in revenues and the related variable expenses.

TTC Healthcare is not capital intensive based upon the nature of operations. In the nine months ended September 30, 2020, depreciation expenses decreased by $32 thousand compared to the same period last year.

In 2019, TTC Healthcare incurred transaction costs associated with the September 5, 2019 business combination. There were no such costs in 2020.

Other Income (Expense)

In the nine months ended September 30, 2020, interest expense increased by $422 thousand compared to the same period last year. Prior to September 5, 2019, TTC Healthcare had no long-term debt. The interest is attributable to a line of credit and a term note that were issued as part of the business combination noted above. Other income remained insignificant, increasing $9 thousand.

Income Tax Benefit

In the nine months ended September 30, 2020 and 2019 income tax benefit decreased $57 thousand to a benefit of $17 thousand for the nine months ended September 30, 2020. As TTC Healthcare was previously an S Corporation and is now taxed as a C Corporation (effective September 5, 2019), TTC Healthcare has entity level taxes reported (both current and deferred). TTC Healthcare had filed its December 31, 2019 income tax return on a cash basis. In 2020, TTC Healthcare will be electing a tax change in accounting method to be taxed on an accrual basis. As a result, the deferred differences between cash basis and accrual basis will be considered taxable income over a four-year period beginning in 2020.

Year ended December 31, 2019 compared with year ended December 31, 2018

The following table sets forth the amount of the consolidated results of operations for the years ended December 31, 2019 and 2018 ($ in thousands).

	Twelve Months ended December 31,
Consolidated results of operations data	2019	2018
Revenues, net	$24,673	$27,504
Operating expenses:
Selling, general, and administrative	20,658	22,530
Depreciation	162	248
Transaction expenses(1)	367	–

Total operating expenses	21,186	22,778
Operating income	3,487	4,727

Other income (expenses):
Interest expense	(223)	–
Other income	140	56

Total other income (expenses):	(83)	56

Income before income tax expense	3,404	4,783
Income tax expense	(106)	–

NET INCOME	$3,298	$4,783

(1)

For the year ended December 31, 2018, TTC Healthcare did not incur transaction expenses. For the twelve months ended December 31, 2019, the transaction expenses related to the acquisition by the Successor, which was executed on September 5, 2019. There were no such transactions for the twelve months ended December 31, 2018.

(2)

As part of the business combination that occurred on September 5, 2019, TTC Healthcare entered into a line of credit and term note with a bank. For the twelve months ended December 31, 2019, TTC Healthcare incurred $223 thousand in interest expense. There was no long-term debt and thus no interest expense for the twelve months ended December 31, 2018.

(3)

Effective with the business combination on September 5, 2019, TTC Healthcare elected to be treated as a C Corporation and files federal and state income taxes. Prior to the transaction, the Predecessor, with the consent of its stockholder, elected to be taxed as an S Corporation under provisions of the Code. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate shares of the Predecessor’s taxable income. Therefore, no liability or provision for federal income taxes has been included in these consolidated financial statements. The Predecessor was subject to certain state taxes in jurisdictions where taxes were assessed.

The following table sets forth the amount of the consolidated results of operations for the years ended December 31, 2019 and 2018 as a percentage of total revenue:

	Twelve Months ended December 31,
	2019	2018
Revenues, net	100.0%	100.0%
Operating expenses:
Selling, general, and administrative	83.7%	82.0%
Depreciation	0.7%	0.9%
Transaction expenses	1.5%	0.0%

Total operating expenses	85.9%	82.9%
Operating income	14.1%	17.1%

Other income (expenses):
Interest expense	(0.9%)	0.0%
Other income	0.6%	0.2%

Total other income (expenses):	(0.3%)	0.2%

Income before income tax expense	13.8%	17.3%

Income tax expense	(0.4%)	0.0%

NET INCOME	13.4%	17.3%

Comparison of the Fiscal Years Ended December 31, 2019 and 2018

($ in thousands)	Twelve Months ended December 31,
Consolidated results of operations data	2019	2018	$ Change	% Change
Revenues, net	$24,673	$27,504	$(2,831)	(10.3%)
Operating expenses:
Selling, general, and administrative	20,658	22,530	(1,872)	(8.3%)
Depreciation	162	248	(86)	(34.7%)
Transaction expenses	367	–	367	100.0%

Total operating expenses	21,186	22,985	(1,799)	(7.8%)
Operating income	3,487	4,727	(1,240)	(26.2%)

Other income (expenses):
Interest expense	(223)	–	(223)	100.0%
Other income	140	56	84	149.7%

Total other income (expenses):	(83)	56	(139)	(247.1%)

Income before income tax expense	3,404	4,783	(1,379)	(28.8%)
Income tax expense	(106)	–	(106)	100.0%

NET INCOME	$3,298	$4,783	$(1,485)	(31.0%)

Revenue

In 2019, revenue decreased by $2,831 thousand, compared to 2018. Of this total revenue decrease, $1,881 thousand was attributable to declines in detoxification-related services revenues at Summit Detox, Inc. The declines in inpatient and outpatient-related treatment services revenue and in detoxification-related services revenues were primarily attributable to the effects of reduced volumes stemming from changes in referral patterns following the enactment of various regulatory stipulations in the Florida market and from periodic interruptions in referrals from the Department of Veterans Affairs. Increased competition in the Florida market for detoxification-related services also adversely impacted revenues at Summit Detox, Inc. The $1,175 thousand decrease in diagnostic related laboratory testing services was primarily attributable to reduced testing volumes tied to reduced patient volumes and to a significant reduction in out-of-network reimbursement rates for various diagnostic testing services.

Operating Expenses

In 2019, selling, general, and administrative expenses decreased by $1,872 thousand, compared to the 2018 period. The decrease was primarily attributable to the reduction in revenues and the related variable expenses and to the full-year effect of significant headcount reductions enacted in August 2018.

TTC Healthcare is not capital intensive based upon the nature of operations. In 2019, depreciation expenses decreased by $86 thousand compared to 2018 due to less need for capital related purchases.

In 2019, TTC Healthcare incurred transaction costs associated with the September 5, 2019 business combination. There were no such costs in 2018.

Other Income (Expense)

In 2019, interest expense increased by $223 thousand. Prior to September 5, 2019, TTC Healthcare had no long-term debt. The interest is attributable to a line of credit and a term note that were issued as part of the business combination noted above. Other income in general is insignificant. The increase of $84 thousand relates to proceeds receive from a settlement.

Income Tax Expense

In 2019, income tax expense increased $106 thousand. As TTC Healthcare was previously an S Corporation and is now taxed as a C Corporation (effective September 5, 2019), TTC Healthcare has entity level taxes reported (both current and deferred) at December 31, 2019 solely for the income from September 5, 2019 to December 31, 2020. As TTC Healthcare has also qualified to be a cash basis taxpayer, and as there was an increase in the collection of receivables, there was an increase in taxable income for the period September 9, 2019 through December 31, 2019.

Liquidity and Capital Resources

As of September 30, 2020, TTC Healthcare had $5,100,000 of cash ($0.55 and $1,300,000 as of December 31, 2019 and September 31, 2019, respectively). As of December 31, 2019, TTC Healthcare had $550,000 of cash ($3,690,000 as of December 31, 2018).

TTC Healthcare believes its cash, cash flows from operations and availability of borrowings will be sufficient to support its planned operations for at least the next 12 months.

TTC Healthcare finances its operations through a combination of internally generated cash from operations and from borrowings under TTC Healthcare bank facility. TTC Healthcare’s long-term cash needs primarily include meeting debt service requirements, working capital requirements and capital expenditures. There are a number of factors that may negatively impact its available sources of funds in the future including the ability to generate cash from operations, obtain additional financing or refinance existing short-term debt obligations. The amount of cash generated from operations is dependent upon factors such as the successful execution of TTC Healthcare’s business strategies and worldwide economic conditions. The amount of debt available under future financings is dependent on TTC Healthcare’s ability to maintain adequate cash flow for debt service and sufficient collateral, and general financial conditions in TTC Healthcare’s market.

TTC Healthcare may opportunistically raise debt capital, subject to market and other conditions, to refinance its existing capital structure at a lower cost of capital and extend the maturity period of certain debt. Additionally, TTC Healthcare may also raise debt capital for strategic opportunities which may include acquisitions of additional companies, and general corporate purpose. If additional financing is required from outside sources, TTC Healthcare may not be able to raise it on terms acceptable to it or at all. If TTC Healthcare is unable to raise additional capital when desired, TTC Healthcare’s business, operating results and financial condition may be adversely affected.

TTC Healthcare has a revolving credit line facility with maximum borrowings allowed of $1,750,000, which has been fully utilized as of September 30, 2020. As of December 31, 2019, it had utilized $250 thousand of its credit line facility. Amounts drawn under the credit line facility are secured by substantially all of TTC Healthcare’s assets.

Long-term financial obligations, excluding obligations due under purchase agreements, consisted of the following ($ in thousands):

	Outstanding Balance				Nominal Interest Rate
Loan	As of September 30, 2020	As of September 30, 2019	Maturity	Contractual Interest Rate	As of September 30, 2020	As of September 30, 2019
Term loan(1)	$9,800	$10,800	September 2022	LIBOR + 4.00% or 3.50%	4.45%	5.52%
Paycheck protection program loans(2)	1,944	–	April 2022	1.00%	1.00%	N/A
Unamortized debt issuance costs	(169)	(207)	September 2024	N/A	N/A	N/A

Total carrying value of long-term debt	$11,576	$10,593

(1)

On September 5, 2019, the Successor entered into an Equity Purchase Agreement (“Purchase Agreement”) to acquire 100% of the outstanding shares of Transformations Treatment Center, Inc.; Integrity Way, Inc.; Pinnacle Testing, Inc.; Summit Detox, Inc.; Freedom Now, Inc.; and Supportive Healthcare, Inc. The transaction was financed with capital contributions and a term note, as listed above. The term note is secured by substantially all assets.

(2)

In April 2020, five of TTC Healthcare’s subsidiaries received proceeds from term notes from the United States Small Business Administration (“SBA”) under the Paycheck Protection Program (“PPP”) available as part of the Coronavirus Aid, Relief, and Economic Securities Act (“CARES Act”). The proceeds received by TTC Healthcare’s subsidiaries were $1,944,352, which will be used to pay for certain payroll and operating expenses of the subsidiaries. The note carries an interest rate of 1%, is unsecured, and is required to be repaid in full by April 2022. Payments on the note are deferred until February 2021. Under the terms of the PPP, all or a part of the proceeds of the loan may be forgiven under certain conditions, as defined in the term note agreement.

Cash Flows

The following tables summarize cash flows for the periods indicated ($ in thousands):

	Nine Months ended September 30,
	2020	2019
Net cash provided by operating activities	$1,342	$4,246
Net cash used by investing activities	(155)	(13,199)
Net cash provided by financing activities	3,387	7,020

Net increase/(decrease) in cash	$4,573	$(1,933)

	Twelve Months ended December 31,
	2019	2018
Net cash provided by operating activities	$4,168	$7,790
Net cash used in investing activities	(13,199)	(15)
Net cash provided by (used in) financing activities	6,386	(8,503)

Net decrease in cash	$(2,645)	$(728)

In the nine months ended September 30, 2020, cash provided by operating activities was $2,034 thousand, primarily consisting of net income of $24 thousand and $265 thousand of non-cash items (depreciation, deferred tax adjustments and debt issuance cost amortization) and accretion of contingent consideration offset by assets that overall decreased $1,562 thousand (primarily receivables) and liabilities increased $183 thousand.

In the nine months ended September 30, 2019, cash provided by operating activities was $4,246 thousand, primarily consisting of net income of $2,757 thousand and $72 thousand of non-cash items (depreciation, deferred tax adjustments and debt issuance cost amortization). Assets overall decreased $1,116 thousand and liabilities increased $445 thousand.

In the nine months ended September 30, 2020, cash used by investing activities was $155 thousand, primarily consisting of cash paid to acquire property and equipment.

In the nine months ended September 30, 2019, cash used by investing activities was $13,193 thousand, primarily consisting of cash paid as part of the business combination on September 5, 2019.

In the nine months ended September 30, 2020, cash provided by financing activities was $3,387 thousand, primarily consisting of $1,944 thousand net proceeds from borrowing on PPP loans, $1,500 thousand of proceeds from the revolving line of credit funds, and $822 thousand of advances from related parties less payments on advances from related parties of $25 thousand and $105 thousand of preferred stock dividends.

In the nine months ended September 30, 2019, cash provided by financing activities was $7,020 thousand, primarily consisting of $10,800 thousand net proceeds from borrowing on a term loan, $500 thousand of proceeds from the revolving line of credit funds, $3,000 thousand in proceeds from the issuance of common stock, $755 thousand of capital contributions, and $125 thousand in advances from related parties, less $211 thousand in debt issuance costs paid and $7,949 in dividends and distributions.

In 2019, cash provided by operating activities was $4,168 thousand. In 2019, cash provided by operating activities consisted primarily of the net income of $3,298 thousand and $190 thousand of non-cash items (depreciation, deferred tax adjustments and debt issuance cost amortization) offset by assets that overall decreased $463 thousand and liabilities increased by $217 thousand.

In 2018, cash provided by operating activities was $7,790 thousand. In 2018, cash provided by operating activities consisted primarily of the net income of $4,783 thousand and $248 thousand of non-cash items (depreciation) offset by assets that overall decreased $2,879 thousand and liabilities decreased $120 thousand.

In 2019, cash used by investing activities was $13,199 thousand, primarily consisting of cash paid as part of the business combination on September 5, 2019.

In 2018, cash used by investing activities was $15 thousand, primarily consisting of cash paid to acquire property and equipment.

In 2019, cash provided by financing activities was $6,386 thousand, primarily consisting of $10,800 thousand net proceeds from borrowing on a term loan, $250 thousand of proceeds from the revolving line of credit funds, $3,000 thousand in proceeds from the issuance of common stock, $755 thousand of capital contributions, and $125 thousand in advances from related parties, less $250 thousand in payments on a term note, $211 thousand in debt issuance costs paid and $7,983 in dividends and distributions.

In 2018, cash used in financing activities was $8,503 thousand, primarily consisting of $1,100 thousand of capital contributions less $9,603 in distributions.

Debt Instruments

During September 2019, TTC Healthcare entered into a loan and security agreement (the “Agreement”) with a bank that allowed for maximum borrowings of $1,750,000 on a revolving line of credit and a $10,800,000 term loan. The revolving line of credit expires in September 2022, with the option to extend for a total of two years by two separate one year extensions. The revolving line of credit and term loan are subject to certain restrictive covenants and are collateralized by substantially all the assets of the Successor, as defined in the Agreement. At September 30, 2020, TTC Healthcare was not in compliance with the restrictive covenants. On November 23, 2020, TTC Healthcare entered into a forbearance agreement with the bank. Under the terms of the agreement, the bank agrees to forbear from the exercise of the bank’s remedies of existing events of default, upon certain conditions being met. The forbearance period is effective until July 31, 2021.

In April 2020, TTC Healthcare received proceeds from a term note from the United States Small Business Administration (“SBA”) under the Paycheck Protection Program (“PPP”) available as part of the Coronavirus Aid, Relief, and Economic Securities Act (“CARES Act”). The proceeds received by the Company were $1,944 thousand which will be used to pay for certain payroll and operating expenses of the Company. The note carries an interest rate of 1%, is unsecured, and is required to be repaid in full by April 2022. Payments on the note are deferred until February 2021. Under the terms of the PPP, all or a part of the proceeds of the loan may be forgiven under certain conditions, as defined in the term note agreement.

See Note E to the TTC Healthcare Notes to Consolidate Financial Statement for additional information on long-term debt.

Contractual Obligations and Other Commitments

The following table summarizes the non-cancelable contractual obligations as of September 30, 2020 as derived from the audited consolidated financial statements of TTC Healthcare as of that date. (in thousands)

	Payment due by period
	Total	2021	2022-2023	2024-2025	Thereafter
Term Loan	$9,800	$1,000	$2,000	$2,000	$4,800
PPP Loans(1)	$1,944	$642	$642
Operating lease obligations	$6,477	$1,367	$2,784	$2,326

Total	$18,221	$3,009	$5,426	$4,326	$4,800

(1)	TTC Healthcare has applied for and received forgiveness for $660 thousand of the PPP loans. Applications have been made for the forgiveness of the remaining $1,284 thousand.

Off-Balance Sheet Arrangements

During the periods presented, TTC Healthcare did not have any relationships with any entities or financial partnerships, such as structure finance or special purposes entities established for the purpose of facilitating off-balance sheet arrangements or other purposes.

Related Party Transaction

TTC Healthcare has a management agreement with a related party. Management fee expenses paid were approximately $150,000 and $16,667 for the periods from January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019, respectively. At September 30, 2020 and December 31, 2019, there were unpaid management fees of $133,333 and 0, respectively. There were no management fees for the period from January 1, 2019 through September 4, 2019.

Advances from a related party were $847,251 and $25,000 at September 30, 2020 and December 31, 2019. The advances are noninterest-bearing and are not expected to be repaid within the next year.

Seasonality

TTC Healthcare’s results are affected by the season demand for substance use disorder and other mental health services which generally results in stronger revenue in the second quarter of the financial year. TTC Healthcare believes this variability is largely due to its customers’ increased demand for healthcare services following the holiday season. As a result of TTC Healthcare’s historically higher portion of sales in the second quarter of each year, its cost of revenue increases during such period relative to any increase in revenue. The increase in cost of revenue and other impacts of seasonality may affect profitability in a given quarter.

Critical Accounting Policies and Estimates

Preparation of these financial statements requires TTC Healthcare to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. TTC Healthcare bases the estimates on historical experience and on various other assumptions that it believes to be reasonable. In many instances, TTC Healthcare could have reasonably used different accounting estimates and in other instances changes in the accounting estimates are reasonably likely to occur from period to period. Actual results could differ significantly from the estimates. To the extent that there are material differences between these estimates and actual results, the future financial statement presentation, financial condition, results of operations and cash flows will be affected. TTC Healthcare believes that the accounting policies discussed below are critical to understanding the historical and future performance, as these policies relate to the more significant areas involving the judgments and estimates.

Revenue Recognition

Information on subsidiaries revenues is as follows:

Transformations Treatment Center, Inc.

Transformations Treatment Center, Inc. provides all-inclusive Partial Hospitalization Programs, Outpatient Programs, and Stabilization and Outpatient Programs. Services related to these programs include psychiatric and psychotherapy services and procedures. TTC Healthcare has determined that the services performed in relation to the program represent a single performance obligation. Transformations Treatment Center, Inc. satisfies its performance obligation over time as the program is administered and recognizes client service revenue accordingly.

Summit Detox, Inc.

Summit Detox, Inc. provides an all-inclusive, inpatient detoxification program. Services related to this program include psychiatric and psychotherapy services and procedures and medication-assisted treatment. TTC Healthcare has determined that the services performed in relation to the program represent a single performance obligation. Summit Detox, Inc. satisfies its performance obligation over time as the program is administered and recognizes client service revenue accordingly.

Pinnacle Testing, Inc.

Pinnacle Testing, Inc. provides diagnostic laboratory toxicology services to clients of TTC Healthcare. Services include uranalysis and other drug screening and testing procedures. Pinnacle Testing, Inc. satisfies its performance obligation over time as the program is administered and recognizes client service revenue accordingly.

The remaining entities provide support services to the three operating entities. All related party transactions are eliminated.

Significant Judgment—Determination of Transaction Price

TTC Healthcare recognizes revenue from third-party payors over time as services are provided based on our estimate of the amount that third-party payors will pay for the services performed. TTC Healthcare estimates the net realizable value of revenue by adjusting gross client charges using an expected realization and applying that discount to gross client charges. A significant or sustained decrease in collection rates could have a material adverse effect on TTC Healthcare’s operating results. There is no assurance that TTC Healthcare will be able to maintain or improve historical collection rates in future reporting periods.

Estimates of net realizable value are subject to significant judgment and approximation by management. It is possible that actual results could differ from the historical estimates management has used to help determine the net realizable value of revenue. If actual collections either exceed or are less than the net realizable value estimates, the records a revenue adjustment, either positive or negative, for the difference between the estimate of the receivable and the amount actually collected in the reporting period in which the collection occurred.

Impairment of Long-Lived Assets

TTC Healthcare evaluates long-lived assets, including property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset or an asset group to estimated undiscounted future net cash flows expected to be generated by the asset or asset group. If such evaluation indicates that the carrying amount of the asset or the asset group is not recoverable, any impairment loss would be equal to the amount the carrying value exceeds the fair value. There was no impairment during for the nine months ended September 30, 2020 or 2019 or the twelve months ended December 31, 2019 or 2018.

Recent Accounting Pronouncements Not Yet Adopted

The FASB issued ASU 2014-09, Revenue from Contracts with Customers, (Topic 606) (ASU 2014-09), in May 2014. ASU 2014-09 sets forth a new five-step revenue recognition model that will require the use of more estimates and judgment. ASU 2014-09 will replace current revenue recognition requirements in Topic 605, Revenue Recognition, in its entirety. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and should be applied retrospectively in the year the ASU is first applied using one of two allowable application methods.

ASU 2014-09 is effective for TTC Healthcare’s December 31, 2020 financial statements and thereafter. Management is currently evaluating the effect that ASU 2014-09 will have on TTC Healthcare’s financial statements. TTC Healthcare anticipates the implementation of ASU 2014-09 to have no significant impact on the consolidated financial statements. TTC Healthcare anticipates the implementation of ASU 2014-09 to have no significant impact on the consolidated financial statements.

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. Under ASU 2016-02, lessees will be required to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASU 2016-02 was effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019 and will be applied using a modified retrospective approach.

In November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 325), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (ASU 2019-10). ASU 2019-10 finalizes various effective date delays for private companies applying the credit losses, leases and hedging standards. As a result of ASU 2019-10, TTC Healthcare’s effective date of ASU 2016-02 is deferred. ASU 2016-02 is now effective for TTC Healthcare’s December 31, 2021 consolidated financial statements. Management is currently evaluating the effect that ASU 2016-02 will have on TTC Healthcare’s consolidated financial statements. TTC Healthcare expects to record total right-of-use assets and related operating lease obligations based on the present value of future payments as disclosed in Note J of the consolidated financial statements on the consolidated balance sheet upon adoption, with no material impact to the consolidated statement of operations.

Qualitative and Quantitative Disclosures About Market Risk

Interest Rate Risk

Interest rates are highly sensitive to many factors include international economic and political considerations, as well as other factors beyond TTC Healthcare’s control. Interest rate risk is the exposure to loss resulting from changes in the level of interest rates and the spread between different interest rates. TTC Healthcare’s interest rates on the bank borrowings held by a commercial bank is at the London Interbank Offered Rate (LIBOR), plus an applicable margin between 3.50-4.00%. TTC Healthcare does not believe there is material exposure to market risk from changes in interest rates on debt

INNOVATION GROUP’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following management’s discussion and analysis in conjunction with (i) “Unaudited Pro Forma Condensed Combined Financial Information”; (ii) the unaudited condensed consolidated financial statements of Innovations Group, Inc. as of September 30, 2020 and September 30, 2019 and for the nine month periods then ended and the related notes included elsewhere in this document; and (iii) the audited consolidated financial statements of Innovations Group, Inc. as of December 31, 2019 and 2018 and for the years then ended and the related notes. The discussion below includes forward-looking statements about Innovations Group, Inc.’s business, operations and industry that are based on current expectations that are subject to uncertainties and unknown or changed circumstances. Innovations Group, Inc.’s actual results may differ materially from these expectations as a result of many factors, including those risks and uncertainties described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements.”

OVERVIEW

Innovations Group, Inc. (“Innovations Group”) is the parent company of the following wholly-owned operating subsidiaries: MedQuest Pharmacy, Inc. (“MedQuest Pharmacy”), WorldLink Medical, Inc (“WorldLink Medical”), Medical Horizons, Inc. (“Medical Horizons”), and Pinnacle Labs, Inc. (doing business as MedQuest Testing Services).

MedQuest Pharmacy is a leading full-service retail and compounding pharmacy licensed in 50 states and the District of Columbia that dispenses patient-specific medications and ships directly to patients. It delivers both compounded and legend (also referred to as manufactured) drugs and is capable of serving as a retail or national fulfillment center, as a personalized medication administration partner with prescribers, and as a lifestyle wellness direct-to-consumer offering. Its proprietary software and operating system, eMedplus, is EPCS Certified by the DEA and provides prescribers with a full-service prescription management system. In January 2020, eMedplus was integrated with Surescripts, allowing any user of the Surescripts platform to prescribe medications dispensed by MedQuest Pharmacy.

Also under the Innovations Group suite of services is Worldlink Medical, Medical Horizons, and MedQuest Testing Services. Worldlink Medical is the educational services arm of Innovations Group, providing CME educational courses accredited as a joint provider through the Accreditation Council for Continuing Medical Education (ACCME). Medical Horizons specializes in customized formulations and contract dietary supplement and nutraceuticals manufacturing as an own label distributor with its brand NUTRAscriptives, as well as other brands. Its turnkey solutions include label design, printing and application; custom packaging; daily packs; a selection of capsule sizes and colors; and convenient auto-reorder services. It features a staff of experts that is committed to excellence and outstanding customer service. MedQuest Testing Services focuses specifically on facilitating diagnostic testing between lab companies, such as LabCorp and Quest Diagnostics, patients, and providers.

MedQuest Pharmacy is accredited and recognized by the Accreditation Commission for Health Care (ACHC) and its Pharmacy Compounding Accreditation Board (PCAB), among other high-quality providers and suppliers. MedQuest Pharmacy has achieved this elite level of quality by exceeding standards set by national accreditation bodies and quality-centered organizations.

Innovations Group’s operations are run from a 43,000 square foot facility in North Salt Lake, Utah and it has the ability to expand another 40,000 to 80,000 square feet (depending on if parking is underground) at the same location. In 2019, MedQuest Pharmacy invested approximately $3,800,000 in a facility expansion to construct a new lab of approximately 4,500 square feet, add over 5,300 square feet of additional space on its second floor for its fulfillment operations, and complete related facility upgrades. The expansion significantly increased

MedQuest Pharmacy’s production capacity. The new lab is fully operational, and MedQuest Pharmacy has the ability to also use its original lab to increase production to support its planned growth.

In addition, to expanding its prescriber base via its integration with Surescripts and testing services with new and existing lab companies and relationships, MedQuest Pharmacy plans to add new lines of specialty focus, including dermatology products in 2021, allowing it to offer its new product lines to existing customers while also expanding its customer base to include the dermatology ecosystem. Medical Horizons also plans to launch Pure Collectives, an e-commerce platform to allow providers to sell Medical Horizons’ nutraceutical supplements line to their patients. Patients will have the ability to order Medical Horizons’ nutraceutical supplements line directly from their provider through Pure Collectives. The order will be sent to Medical Horizons and Medical Horizons will ship it directly to the patient, with the patient paying the provider and Medical Horizons billing the provider directly for the products provided.

MedQuest Pharmacy’s direct pharmacy capabilities offer direct-to-patient shipping of both manufactured and compounded drugs. MedQuest Pharmacy has relationships with both prescribers and patients and filled an average of approximately 850 prescriptions per day in 2020. Over the last five years, MedQuest Pharmacy has filled prescriptions for over 5,000 prescribers and over 65,000 different patients. The business model is driven by cash-pay and prescription volume-based revenue generated by physician electronic prescription order entry, as well as traditional prescriber-patient-pharmacist interactions, mailed, verbal and faxed orders.

The tables below show the revenue generated by each subsidiary (with sales of compounded versus manufactured drugs broken out for MedQuest Pharmacy) during the nine months ended September 30, 2020 and 2019 and twelve months ended December 31, 2019 and 2018.

	Nine Months Ended September 30,
	2020		2019
	Amount	Percent	Amount	Percent
MedQuest Pharmacy—Compounding	$10,742,701	50.53%	$10,179,532	47.39%
MedQuest Pharmacy—Manufactured	7,849,866	36.93%	9,039,214	42.08%
Medical Horizons	1,440,729	6.78%	1,223,769	5.70%
MTS	45,418	0.21%	87,944	0.41%
WorldLink	1,180,041	5.55%	949,148	4.42%

Total Revenue, net of returns and allowances(1)	$21,258,755	100.0%	$21,479,607	100.0%

	Twelve Months Ended December 31,
	2019		2018
	Amount	Percent	Amount	Percent
MedQuest Pharmacy—Compounding	$10,321,726	35.80%	$12,518,183	44.94%
MedQuest Pharmacy—Manufactured	15,071,133	52.28%	12,305,754	44.18%
Medical Horizons	1,693,389	5.87%	1,659,421	5.96%
MTS	117,083	0.41%	57,656	0.21%
WorldLink	1,626,510	5.64%	1,311,589	4.71%

Total Revenue, net of returns and allowances(1)	$28,829,841	100.0%	$27,852,603	100.0%

(1)

Excludes revenue from B-17 Partners, LLC, a variable interest real estate entity, in which Innovations Group has a controlling financial interest, of $312,000 and $273,000 in the nine months ended September 30, 2020 and 2019, respectively, and $364,000 and $278,000 in the twelve months ended December 31, 2019 and 2018, respectively. See the “Factors Affecting Comparability of Results” section for additional information regarding B-17 Partners, LLC.

Impact of COVID-19

Innovations Group’s operations have not been significantly impacted by the current COVID-19 outbreak, but management continues to monitor the situation. Certain additional costs have been incurred to procure personal protective equipment and enhance sanitation of its facility. No impairments were recorded as of the consolidated balance sheet dates presented; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, Innovation Group’s results of operations, cash flows, and financial condition could be negatively impacted in the future. The extent, if any, of the impact cannot be reasonably estimated at this time.

KEY BUSINESS METRICS

Revenue

Innovations Group’s revenue is generated primarily from the sale of prescription medications directly to patients and through the sale of products and services to providers. The majority of the customer revenue is billed and collected before the medications and products are shipped from the facility. See above for a summary of revenue generated by each subsidiary of Innovations Group during the nine months ended September 30, 2020 and 2019 and twelve months ended December 31, 2019 and 2018. MedQuest Pharmacy is Innovation Group’s largest subsidiary in terms of revenue and generates approximately 60% of its revenue from sales of compounded medications and approximately 40% of its revenue from sales of manufactured medications.

Cost of Revenue and Gross Profit

Cost of revenue consists primarily of costs of raw ingredients and materials to compound various drugs and supplements, and the cost of manufactured product purchased directly from the distributors for resale. MedQuest Pharmacy purchases these items through a large industry distributor with many suppliers and also sources supplies directly with manufacturers. MedQuest Pharmacy is also able to leverage the size of its operations to purchase larger quantities of certain ingredients and materials at lower prices.

Gross profit is equal to the revenue less cost of revenue associated with dispensing of the medications, products and services to Innovations Group’s customers. Overall, the gross profit margin on sales of compounded medications is two to three times the gross profit margin on its sales of manufactured drugs. There are, however, additional labor costs included in operating expenses related to compounded drugs.

Operating Expenses

Innovations Group’s operating expenses include:

Selling Expenses—All sales related expenses primarily related to compensation and benefits of sales personnel and related expenses.

General and Administrative Expenses—Comprised of compensation and benefits of the pharmacy and administrative personnel as well as other administrative costs such as facilities expenses, including rental expenses, professional fees, credit card fees, travel expenses, and communication expenses.

Depreciation Expense—related to the facility improvements, lab equipment, office equipment and furniture and fixtures.

FACTORS AFFECTING COMPARABILITY OF RESULTS

B-17 Partners, LLC

The consolidated financial statements include the results of Innovations Group, its four wholly-owned subsidiaries discussed above, and a variable interest real estate entity, B-17 Partners, LLC (“B-17”), in which

Innovations Group has a controlling financial interest. Innovation Group’s major shareholder owns B-17. Innovations Group is the primary beneficiary of B-17. This determination was based on the fact that Innovations Group absorbs a majority of B-17’s expected losses and receives a majority of its expected residual returns. B-17 was formed for the purpose of acquiring and holding real estate. It owns the building leased by Innovations Group for its corporate headquarters. In accordance with Accounting Standard Update 2015-02, Consolidation (Topic 810) Amendments to the Consolidation Analysis, B-17 is considered a variable interest entity. All material intercompany transactions and balances have been eliminated in consolidation. B-17 will no longer be a variable interest entity following UpHealth’s acquisition of Innovations Group.

The assets, liabilities, and expenses of B-17 have been included in Innovation Group’s consolidated financial statements. As of September 30, 2020 and 2019, respectively, amounts included in unaudited consolidated assets were cash ($422,000 and $272,000), property and equipment ($4,377,000 and $3,866,000) and other assets ($23,000 and $15,000). Consolidated liabilities included notes payable ($4,135,000 and $3,326,000). Consolidated expenses included primarily interest and depreciation ($250,000 and $237,000). Revenues for the nine months ending September 30, 2020 and 2019, of $312,000 and $273,000, respectively, were eliminated in consolidation. As of December 31, 2019 and 2018, respectively, amounts included in consolidated assets were cash ($88,000 and $190.000), property and equipment ($4,484,000 and $3,965,000) and other assets ($15,000 and $16,000). Consolidated liabilities included notes payable ($3,307,000 and $3,379,000). Consolidated expenses included primarily interest and depreciation ($316,000 and $236,000). Revenues of $364,000 in 2019 and $278,000 in 2018 were eliminated in consolidation. Innovations Group guarantees the notes payable of B-17. Apart from that amount, creditors and beneficial holders of B-17 have no recourse to the assets or general credit of the Innovations Group.

Income Tax Expense

Innovations Group and its subsidiaries are treated as S-Corporations under the Internal Revenue Code and thus all tax expense is incurred at the shareholder level. As a result, there are no accruals for income taxes or related income tax expense. Innovations Group and its subsidiaries will no longer be S-Corporations following UpHealth’s acquisition of Innovations Group.

Business Combination with UpHealth

Innovations Group and UpHealth entered into an Agreement and Plan of Merger on November 2, 2020, under which UpHealth will acquire all of the issued and outstanding shares of Innovations Group in exchange for consideration in the form of a promissory note in the amount of $30,000,000 and shares of UpHealth. Closing of the acquisition of Innovations Group is subject to the fulfillment of all necessary state licensure transfer or change of ownership regulatory requirements in connection with MedQuest Pharmacy’s operations, as well as satisfaction or waiver of customary conditions. This transaction is expected to occur prior to the Closing of the Business Combinations.

RESULTS OF OPERATIONS

Nine Months ended September 30, 2020 compared with Nine Months ended September 30, 2020

The following table sets forth the amount of consolidated results of operations for the nine months ended September 30, 2020 and 2019:

	Nine Months ended September 30,
Consolidated results of operations data	2020		2019		$ Change	% Change
Revenue, net of returns and allowances	$21,258,755	100.0%	$21,479,607	100.0%	$(220,852)	(1.0%)
Cost of sales	9,958,260	46.8%	10,612,438	49.4%	(654,178)	(6.2%)

Gross profit	11,300,495	53.2%	10,867,169	50.6%	433,326	4.0%
Operating expenses	8,987,226	42.3%	8,362,066	38.9%	625,160	7.5%

Operating income	2,313,269	10.9%	2,505,103	11.7%	(191,834)	(7.7%)
Nonoperating expense:
Interest expense	193,692	0.9%	134,301	0.6%	59,391	44.2%
Other expense	41,837	0.2%	33,147	0.2%	8,690	26.2%

Total nonoperating expense	235,529	1.1%	167,448	0.8%	68,081	40.7%
Net Income	2,077,740	9.8%	2,337,655	10.9%	(259,915)	(11.1%)
Less: Income attributable to non-controlling interest	61,822	0.3%	35,664	0.2%	26,158	73.3%
Net income attributable to Innovations Group, Inc.	$2,015,918	9.5%	$2,301,991	10.7%	$(286,073)	(12.4%)

Revenue

In the nine months ended September 30, 2020, revenue decreased by $220,852, compared to the same period last year. This decrease was primarily related to the brief disruption related to adjustments in response to the COVID-19 pandemic.

Cost of Sales and Gross Profit

In the nine months ended September 30, 2020, cost of sales decreased by $654,178, compared to the same time period last year. The decrease in cost of sales was primarily attributable to purchasing chemicals and other materials in higher quantities leading to lower costs of chemicals and materials used in the MedQuest Pharmacy’s compounding operations.

In addition to MedQuest Pharmacy’s principal business activities, it provides shipping of final product to customers. Shipping and handling costs are recorded in cost of sales as they are incurred. Total shipping and handling costs were $1,325,000 and $1,262,000, for the nine months ended September 30, 2020 and 2019, respectively.

In the nine months ended September 30, 2020, gross profit increased by $433,326, compared to the same time period last year. Gross profit as a percentage of revenue, or gross margin, increased from 50.6% for the nine months ended September 30, 2019 to 53.2% for the nine months ended September 30, 2020. The increase in gross profit and gross margin was primarily attributable to the reduction in cost of sales as indicated above.

Operating Expenses

In the nine months ended September 30, 2020, operating expenses increased by $625,160, compared to the same time period last year. The increase in operating expenses were attributable primarily in two areas. The first was the increase of expenses (such as depreciation and ongoing maintenance expenses) related to the new lab constructed during 2019 and the related facility upgrades and equipment to operate the new lab. Second, payroll and related payroll costs increase related to both the hiring of additional employees as MedQuest Pharmacy continues to expand its management and pharmacy teams and increased salaries for existing employees.

Nonoperating Expenses

In the nine months ended September 30, 2020, non-operating expenses increased by $68,081, compared to the same time period last year. The increase in in non-operating expenses was primarily attributable to the increase in interest expense associated with the financing of the expansion of the facility.

Net Income

In the nine months ended September 30, 2020, net income attributable to Innovations Group decreased by $259,915, compared to the same time period last year, due to the increased operating and nonoperating expenses discussed above.

Year ended December 31, 2019 compared with year ended December 31, 2018

The following table sets forth the amount of the consolidated results of operations for the years ended December 31, 2019 and 2018.

	Twelve Months ended December 31,
Consolidated results of operations data	2019		2018		$ Change	% Change
Revenue, net of returns and allowances	$28,829,841	100.0%	$27,852,603	100.0%	$977,238	3.5%
Cost of sales	14,297,936	49.6%	14,696,031	52.8%	(398,095)	(2.7%)

Gross profit	14,531,905	50.4%	13,156,572	47.2%	1,375,333	10.5%
Operating expenses	11,192,295	38.8%	10,265,813	36.9%	926,482	9.0%

Operating income	3,339,610	11.6%	2,890,759	10.4%	448,851	15.5%
Nonoperating expense:
Interest expense	183,269	0.6%	131,168	0.5%	52,101	39.7%
Other expense	103,578	0.4%	65,320	0.2%	38,258	58.6%

Total nonoperating expense	286,847	1.0%	196,488	0.7%	90,359	46.0%
Net Income	3,052,763	10.6%	2,694,271	9.7%	358,492	13.3%
Less: Income attributable to non-controlling interest	48,430	0.2%	41,927	0.2%	6,503	15.5%
Net income attributable to Innovations Group, Inc.	$3,004,333	10.4%	$2,652,344	9.5%	$351,989	13.3%

Revenue

In the twelve months ended December 31, 2019, revenue increased by $977,238, compared to the same period ending December 31, 2018. The year-over-year increase was primarily a result of increased sales prices, coupled with nominal growth in prescription volume from existing physicians as well as new physicians bringing additional patient prescriptions to MedQuest Pharmacy. With the completion of its new lab and facility expansion, coupled with growth into new product lines and Pure Collectives discussed above, Innovations Group expects increased volumes in 2021.

Cost of Sales and Gross Profit

In the twelve months ended December 31, 2019, cost of sales decreased by $398,095, compared to the same period ending December 31, 2018. This decrease represents similar purchasing savings as indicated above during the nine months ended September 30, 2020. There were also additional decreases that resulted in the difference in the mix of various sales of drugs and supplements that resulted in some net lower costs related to sales. This will vary from period to period.

In addition to MedQuest Pharmacy’s principal business activities, it provides shipping of final product to customers. Shipping and handling costs are recorded in cost of sales as they are incurred. Total shipping and handling costs were $1,962,000 and $1,933,000, for the twelve months ended December 31, 2019 and 2018, respectively.

In the twelve months ended December 31, 2019, gross profit increased by $1,375,333, compared to the same period ending December 31, 2018. Gross profit as a percentage of revenue, or gross margin, increased from 47.2% for the twelve months ended December 31, 2018 and 50.4% for the twelve months ended December 31, 2018. These increases were the result of the combination of the year-over-year increase in revenue coupled with the decrease on our costs of sales from 2018 to 2019.

Operating Expenses

In the twelve months ended December 31, 2019, operating expenses increased by $926,482, compared to the same period ending December 31, 2018. This increase was attributed primarily to the enhancement and increase in our team structure related to pharmacy management, quality control and compliance, along with additional pharmacy technicians providing for additional customer service and bandwidth in our compounding labs. This also resulted in additional programing enhancements, pharmacy law training and education programs for our pharmacy team.

Nonoperating Expenses

In the twelve months ended December 31, 2019, nonoperating expenses increased by $90,359, compared to the same period ending December 31, 2018. The increase in nonoperating expenses was primarily attributable to non-cash losses resulting from abandonment of various leasehold improvements (fixed assets) in order to provide for reconfiguration of our pharmacy space and to provide for the new compounding lab and the increase in interest expense associated with the financing of the expansion of the facility.

Net Income

In the twelve months ended December 31, 2019, net income attributable to Innovations Group increased by $358,492, compared to the same time period last year, due to the increased gross profit, partially offset by increased operating and nonoperating expenses discussed above.

Liquidity and Capital Resources

As of September 30, 2020, Innovations Group had $3,129,036 in cash (compared to $2,199,018 and $2,999,897 as of December 31, 2019 and September 30, 2019, respectively, and $2,512,692 as of December 31, 2018).

Innovations Group’s sales are almost exclusively cash sales resulting in positive cash flow from operations. This has allowed Innovations Group to operate without financing or debt for several years up through most of 2019. In connection with the construction of its new lab, purchases of equipment, and related improvements and systems, Innovations Group entered into an equipment credit line in 2019 and then converted that loan of $1,342,000 into a term loan in March 2020. Innovations Group also entered into an operating credit line at the same time providing $500,000 in additional funds as needed. During the nine months ended September 30, 2020, Innovations Group did not use the operating credit line.

On May 9, 2020 Innovations Group received a Paycheck Protection Program term note through a bank totaling $1,174,000, the terms of which are summarized in note (3) in the table below.

Innovations Group believes with its current cash position and expected positive cash flow on a month-to-month basis along with the availability through the operating credit line, it has sufficient funds to provide for ongoing support of its operations.

Long-term financial obligations, excluding obligations due under purchase agreements, consisted of the following:

	Outstanding Balance
Loan	As of September 30, 2020	As of December 31, 2019	Maturity
Equipment Line of Credit / Term Loan(1)	$1,281,867	$1,379,418	February 2027
Operating Line of Credit(2)	–	–	March 2021
Paycheck Protection Loan(3)	1,174,000	–	(3)

Total carrying value of long-term debt	$2,455,867	$1,379,418

(1)

In March 2019, Innovations Group entered into a $1,500,000 equipment line of credit with a financial institution. Interest was payable monthly at a fixed rate of 5.00%. In March 2020, the entire balance outstanding on the line of credit converted to a seven-year fixed rate note. The note is payable in monthly principal installments ranging from $14,000 to $19,000 plus interest at 4.09% through maturity in February 2027. The note is secured by specific equipment.

(2)

In March 2019, Innovations Group also entered a $500,000 operating line of credit with a financial institution. The line of credit requires interest payments monthly at a rate of 5.00% and is secured by substantially all assets of Innovations Group. The line expired in March 2020 and was renewed with substantially the same terms through March 2021.

(3)

On May 9, 2020 Innovations Group received a Paycheck Protection Program term note through a bank totaling $1,174,000. The note was pursuant to the Coronavirus Aid, Relief, and Economic Security (CARES) Act’s Paycheck Protection Program. The note structure required officers of Innovations Group to certify certain statements that permitted Innovations Group to qualify for the loan and provides loan forgiveness for up to all of the borrowed amount if Innovations Group uses the loan proceeds for the permitted loan purposes described in the note agreement. Innovations Group has the right to repay any amount outstanding at any time without penalty. The portion not forgiven, if any, under the terms of the original agreement, will require Innovations Group to pay back this amount in full in 24 monthly payments with interest at 1.00% from the time SBA denies forgiveness. As of November 30, 2020, the bank has processed and approved the forgiveness application. The application was then submitted that same day to the SBA for their review and forgiveness approval and Innovations Group is currently awaiting their decision. No assurance is provided that Innovations Group will obtain forgiveness of the PPP Loan in whole or in part.

In addition to the long-term financial obligations of Innovations Group described above, Innovations Group guarantees two notes payable of B-17. In March 2019, B-17 entered into a fifteen-year, 5.12% real estate loan. The loan proceeds of $3,432,000 were used to purchase the building used for Innovation Group’s headquarters. Monthly principal and interest payments are $20,344 plus a lump sum payment $1,926,000 due at maturity. In March 2020, B-17 entered into a ten-year, 3.091% real estate loan secured by a second trust deed on the real estate. The loan proceeds of $900,000 were used for the purpose of financing the additions to the building during 2019. Monthly payments of principal and interest are $5,053 plus a lump sum payment of $524,932 at maturity.

Cash Flows

Nine Months ended September 30, 2020 compared with Nine Months ended September 30, 2020

The following statements summarize the cash flows for the period indicated:

	Nine Months ended September 30,
	2020	2019
Net cash provided by operating activities	$2,089,588	$3,177,874
Net cash provided by (used in) investing activities	(377,737)	(1,743,688)
Net cash provided by (used in) financing activities	392,167	(946,981)

Net increase/(decrease) in cash	$2,104,018	$487,205

In the nine months ended September 30, 2020, cash provided by operating activities was $2,089,588, a decrease of $1,088,286 compared to the prior year period, primarily due to working capital changes, including an increase in inventory (in part due to MedQuest Pharmacy investing in purchasing larger quantities of certain raw materials, allowing for lower per unit prices) and prepaid expenses and other current assets, partially offset by an increase in accrued expenses.

In the nine months ended September 30, 2020, cash used in investing activities was $377,737, compared to cash used in investing activities of $1,743,688 during the same period in the prior year due to purchases of property, equipment, and other fixed assets related to Innovations Group’s 2019 expansion of its existing facility, as discussed above.

In the nine months ended September 30, 2020, cash provided by financing activities was $392,167, compared to cash used in financing activities of $946,981 during the same period in the prior year. The year-over-year change was primarily due to increased net borrowings.

Year ended December 31, 2019 compared with year ended December 31, 2018

The following statements summarize the cash flows for the period indicated:

	Twelve Months ended December 31,
	2019	2018
Net cash provided by operating activities	$3,882,025	$2,676,752
Net cash provided by (used in) investing activities	(3,809,455)	(4,355,717)
Net cash provided by (used in) financing activities	(386,244)	1,094,651

Net increase/(decrease) in cash	$(313,674)	$(584,314)

In the twelve months ended December 31, 2019, cash provided by operating activities was $3,882,025, an increase of $1,205,273 compared to the prior year period, primarily due increased net income and working capital changes, including a decrease in inventory and prepaid expenses and other current assets and an increase in accounts payable.

In the twelve months ended December 31, 2019, cash used in investing activities was $3,809,455 (primarily related to MedQuest Pharmacy’s expansion of its existing facility), compared to cash used in investing activities of $4,355,717 (primarily related to B-17’s purchase of the land and building that it currently leases to Innovations Group) during the same period in the prior year.

In the twelve months ended December 31, 2019, cash used in financing activities was $386,244, compared to cash provided by financing activities of $1,094,651 during the same period in the prior year, primarily due to increased borrowings in 2019 by B-17 under the real estate loans discussed above.

Off-Balance Sheet Arrangements

During 2018, 2019 and the nine months ended September 30, 2020, Innovations Group did not have any relationships with any entities or financial partnerships, such as structure finance or special purposes entities established for the purpose of facilitating off-balance sheet arrangements or other purposes.

Seasonality

Innovations Group’s operations are not materially impacted by seasonality.

Critical Accounting Policies and Estimates

Summary of Significant Accounting Policies

Use of Estimates

Innovations Group prepares the financial statements in accordance with accounting principles generally accepted in the United States of America, which requires management to use its judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the consolidated financial statements and the reported amounts of expenses during the reported period. These assumptions and estimates could have a material effect on the financial statements. Actual results may differ materially from those estimates. Innovations Group’s management periodically reviews estimates on an ongoing basis based on information currently available, and changes in facts and circumstances may cause Innovations Group to revise these estimates.

Inventory

Inventory is measured at the lower of cost or net realizable value; where net realizable value is considered to be the estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal and shipping. For inventory, cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors (such as expiration dates) in evaluating net realizable value.

Revenue Recognition

Revenue from the sale of prescriptions and supplements is recognized at the time of shipment to, or pick-up by, the customer and when all obligations under the contract have been fulfilled, risk of ownership has been transferred and collectability is reasonably assured. Customers prepayments, primarily for seminars and webinars, are recorded as unearned revenue until the event has occurred and the services are provided.

Innovations Group charges and collects sales tax, when applicable, and records the sales tax as an accrued liability due to the taxing authority.

Upcoming Accounting Pronouncements

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for Innovations Group’s year ending December 31, 2020. The ASU permits application of the new revenue recognition guidance using one of two retrospective application methods. Innovations Group plans to apply the standard using the modified retrospective method but does not anticipate the impact of the adoption of the guidance to have a significant impact.

Leases

In the normal course of operations, Innovations Group leases equipment under long-term, non-cancelable operating lease agreements. In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (“Topic 842”) (“ASU 2016-02”). The new standard is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet, except for leases with a term of 12 months or less, which permits a lessee to make an accounting policy election by class of underlying asset not to recognize lease assets and liabilities.

At inception, lessees must classify leases as either finance or operating based on five criteria. Balance sheet recognition of finance and operating leases is similar, but the pattern of expense recognition in the income statement, as well as the effect on the classification of cash flows within the statement of cash flows, differs depending on the lease classification. Also, certain qualitative and quantitative disclosures are required to enable users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. Topic 842 is effective for annual reporting periods beginning after December 15, 2021.

Originally, Topic 842 required all entities to use a modified retrospective transition approach that is intended to maximize comparability and be less complex than a full retrospective approach. Under the modified retrospective approach, Topic 842 is effectively implemented as of the beginning of the earliest comparative period presented in an entity’s financial statements. ASU 2018-11 amended Topic 842 so that entities may elect not to recast their comparative periods in transition and allows entities to change their date of initial application to the beginning of the period of adoption. In doing so, the entity would (1) apply Topic 840 in the comparative periods; (2) provide the disclosures required by Topic 840 for all periods that continue to be presented in accordance with Topic 840; and (3) recognize the effects of applying Topic 842 as a cumulative-effect adjustment to retained earnings as of January 1, 2022. Subsequent ASU’s were issued that provided additional clarification and guidance on the application of Topic 842.

Innovations Group expects to use the package of practical expedients that will allow it to not reassess: (1) whether any expired or existing contracts are or contain leases; (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. Innovations Group also will use the practical expedient as described above to reflect the adoption of Topic 842 as of January 1, 2022, without recasting prior periods. Innovations Group does not expect to recognize a material adjustment to retained earnings upon adoption. The new lease standard is expected to have a significant effect on Innovations Group financial statements as a result of Innovation Group’s operating leases, as disclosed in Note 6 to Innovations Group’s consolidated financial statements included elsewhere in this document , that will be reported on the balance sheet at adoption. Upon adoption, Innovations Group will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

BEHAVIORAL HEALTH SERVICES’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The accompanying consolidated financial statements include the accounts of Behavioral Health Services, LLC and its subsidiaries: Psych Care Consultants, LLC.; BHS Pharmacy, LLC; and Reimbursement Solutions, LLC. which are 100% wholly-owned (collectively, hereafter referred to as the “BHS”).

You should read the following management’s discussion and analysis in conjunction with (i) “Unaudited Pro Forma Condensed Combined Financial Information”; (ii) the unaudited condensed consolidated financial statements of BHS as of September 30, 2020 and September 30, 2019 and for the nine month periods then ended and the related notes included elsewhere in this document; and (iii) the audited consolidated financial statements of BHS as of December 31, 2019 and 2018 and for the years then ended and the related notes. The discussion below includes forward-looking statements about BHS’ business, operations and industry that are based on current expectations that are subject to uncertainties and unknown or changed circumstances. BHS’ actual results may differ materially from these expectations as a result of many factors, including those risks and uncertainties described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements.”

Overview

Psych Care Consultants, LLC, BHS Pharmacy, LLC and Reimbursement Solutions, LLC are wholly-owned subsidiaries of Behavioral Health Services, LLC (a holding company). Psych Care Consultants, LLC is a medical group that has four medical offices located in the St. Louis Metropolitan area (Missouri) and provides psychiatric and mental health services. BHS Pharmacy, LLC provides retail pharmacy services specializing in behavioral health through services such as medication management, screenings, online portals, and delivery. BHS Pharmacy, LLC is able to function efficiently from both its physical location as well as a virtual provider. Reimbursement Solutions, LLC provides billing services for Psych Care Consultants, LLC (which has allowed for more efficient payment for BHS clinicians) and third-party customers. Services include billings, collections, verification of benefits, authorization, and credentialing.

The tables below show the revenue generated by each subsidiary during the nine months ended September 30, 2020 and 2019 and twelve months ended December 31, 2019 and 2018.

	Nine Months ended September 30,
	2020		2019
	Amount	Percent	Amount	Percent
Psych Care Consultants, LLC	$6,671,421	68.16%	$6,265,463	67.34%
BHS Pharmacy, LLC	2,849,942	29.12%	2,800,396	30.10%
Reimbursement Solutions, LLC	266,950	2.73%	237,983	2.56%

Total Revenues, net	$9,788,313	100.00%	$9,303,842	100.00%

	Twelve Months ended December 31
	2019		2018
	Amount	Percent	Amount	Percent
Psych Care Consultants, LLC	$8,416,567	67.18%	$7,737,364	68.87%
BHS Pharmacy, LLC	3,777,432	30.15%	3,182,862	28.33%
Reimbursement Solutions, LLC	334,465	2.67%	314,731	2.80%

Total Revenues, net	$12,528,464	100.00%	$11,234,957	100.00%

BHS is a result of providers recognizing the increasing need for quality behavioral and neurological health services. BHS provides its patients and providers with a reliable platform where a provider can address their patients’ needs efficiently with an infrastructure built to support the providers and address patient needs. This infrastructure consists of medical offices placed strategically for the convenience of providers and patients and trained staff to assist providers and patients in delivery of quality health services that is timely and efficient, provide prescription dispensing for patients that is convenient to maintain compliance, and assist providers with billing and collection services through Reimbursement Solutions, LLC.

BHS’ vision is to be the behavioral and neurological health provider which best aligns with its patients’ behavioral and neurological health requirements and a trusted provider. This requires a combination of security, compliance and integration capabilities that protects the integrity and privacy of BHS’ patients’ and providers’ transactions and includes other key features such as ease of provisioning, quality of service, high availability for scaling, embedded regulatory compliance, monitoring and reporting. To set itself apart from its competition, BHS focuses on creating a reliable platform that can efficiently address patient needs with quality service through an infrastructure that supports the needs of its individual providers.

BHS has over fifty providers, consisting of eighteen medical doctors, thirteen nurse practitioners two psychologists, and twenty therapists in four physical locations. BHS providers work in collaboration with multiple area hospital systems (both in leadership and clinical positions) to provide and direct inpatient treatment. BHS’ business is generated by various referral sources developed over the years by BHS providers and their presence in the market for over twenty-five years. BHS offers in-office, virtual, and in-patient treatment to an average of over 7,000 unique patients per month. 95% of outpatient and post-acute care consults are provided in a virtual manner since the COVID-19 outbreak. Common conditions treated by BHS practitioners include depression, bipolar disorder, attention disorders, schizophrenia, substance use disorders, posttraumatic stress disorder, Alzheimer’s disease and related disorders as well as personality disorders.

BHS providers are all state-licensed and physicians are mostly board-certified and provide comprehensive psychiatric treatment utilizing psycho-pharmacology, evidenced based psychotherapy as well as somatic treatments like Trans-Cranial Magnetic Stimulation and Electro-Convulsive Therapy. The variety of provider disciplines available within BHS allows for ready collaboration and consultation between practitioners.

In addition, BHS is supported by over fifty office staff professionals across its four offices. BHS Pharmacy, LLC operates out of one of the offices, with one pharmacist and one pharmacy technician. Reimbursement Solutions, LLC employs over fifteen billing and collection professionals.

BHS plans to leverage the telehealth infrastructure it has established, which was in part accelerated as a result of the COVID-19 pandemic, to expand the reach of its services to patients in rural areas as well as replicate its model in other metropolitan areas.

Impact of COVID-19.

The full direct and indirect impacts of the current COVID-19 outbreak on BHS’ customers, vendors, operations, and financing arrangements are currently unknown, as is the duration and severity of any impacts that it may experience. Management does not believe that the effects of the pandemic have had a significant negative impact BHS’ operations, but is currently unable to quantify the effects that this situation could have on its operations and financial position.

The COVID-19 pandemic accelerated BHS’ plans to offer virtual visits and at this juncture the vast majority of patient encounters are being performed virtually. The flexibility of this new treatment format has been well received by both clinicians and providers. Virtual provision of psychiatric care has allowed an expansion of BHS’ patient base both from individuals as well as in long-term care settings. Certain additional costs have been incurred to procure personal protective equipment and to enhance sanitation of facilities.

Key Business Metrics

Revenue

BHS generates revenue by providing psychiatric and mental health services, retail pharmacy services, and billing services. Medical taxonomies which are covered by Psych Care Consultants LLC include Psychiatric/Mental Health, Psychologist, Family, Clinical Child & Adolescent, Clinical, Psychiatric/Mental Health, Child & Adolescent, Psychiatric/Mental Health, Adult, Specialist, Psychiatry and others. Although the underlying tasks will vary by service and by patient, medical professionals perform inquiries, obtain vital statistics, perform certain lab tests, administer therapy, and provide any additional goods and services as necessary depending on the information obtained.

The tables below show the approximate mix of clients and third-party payor net revenues for the nine-months ended September 30, 2020 and 2019 and net receivables as of September 30, 2020 and December 31, 2019. The majority of BHS’ net revenues are generated from commercial and other third-party payors. BHS does not have any significant contraction of revenue or accounts receivables generated from any commercial or third-party payor. The patient’s insurance company pays a specified amount per outpatient visit based on payment classification codes. As it relates to pharmaceutical services, BHS Pharmacy, LLC generates revenue by the sale of prescribed pharmaceutical medication to its patients. Reimbursement Solutions, LLC provides billing services which include billings, collections, verification of benefits, authorization, and credentialing.

	2020		2019
	September 30	September 30	September 30	December 31
	Net revenues	Accounts Receivable	Net revenues	Accounts Receivable
Commercial and other third party payors	81.1%	87.8%	80.0%	90.3%
Patient self-pays	16.2%	2.7%	17.4%	2.8%
Billing service customers	2.7%	9.5%	2.6%	6.9%

	100.0%	100.0%	100.0%	100.0%

	December 31, 2019		December 31, 2018
	Net revenues	Accounts Receivable	Net revenues	Accounts Receivable
Commercial and other third party payors	82.3%	90.3%	82.0%%	89.3%
Patient self-pays	15.2%	2.8%	17.9%	2.8%
Billing service customers	2.5%	6.9%	0.1%	7.9%

	100.0%	100.0%	100.0%	100.0%

Cost of Goods Sold and Gross Profit

Cost of revenue consists of pharmaceutical medications sold to patients. BHS primarily purchases pharmaceutical medications through a large industry distributor with many suppliers, but also purchases some directly from other suppliers.

Gross profit is equal to the revenue less cost of revenue associated with delivering the pharmaceutical medications to BHS’ customers.

Operating Expenses

BHS’ operating expenses include provider compensation, selling, general and administrative expense, and depreciation.

Provider Compensation Expense—Provider compensation expenses include guaranteed payments to BHS’ healthcare providers, including medical doctors in psychiatry, psychologists, nurse practitioners, and clinical social workers. BHS has adopted an incentive-based compensation plan with provider agreements that compensate the providers based upon a percentage of revenue generated and ultimately collected for services provided.

Selling, General, and Administrative Expense—Selling costs include expenses related to advertising, marketing programs and events. General and administrative expense is comprised of compensation and benefits of administrative personnel, including variable incentive pay, and other administrative costs such as facilities expenses, including rental expenses, professional fees, and travel expenses.

Depreciation Expense—BHS’ operations are not capital intensive. Depreciation expense relates to the annual depreciation of office equipment, office furniture, medical equipment, and purchased software.

FACTORS AFFECTING COMPARABILITY OF RESULTS

BHS was acquired by UpHealth on November 20, 2020, pursuant to the terms and conditions of an Agreement and Plan of Merger between UpHealth and BHS in exchange for consideration in the form of a promissory note in the amount of $1.1 million and shares of UpHealth.

RESULTS OF OPERATIONS

Nine Months ended September 30, 2020 compared with Nine Months ended September 30, 2019

The following table sets forth the amount of consolidated results of operations for the nine months ended September 30, 2020 and 2019 ($ in thousands) (numbers may not add up due to rounding):

	Nine Months ended September 30,
Consolidated results of operations data	2020	2019
Revenues, net	$9,788	$9,304
Cost of goods sold	2,612	2,492

Gross profit	7,176	6,812

Operating expenses:
Provider compensation	4,426	4,083
Selling, general, and administrative	2,563	2,487
Depreciation	6	5

Total operating expenses	6,994	6,574

NET INCOME	$182	$237

The following table sets forth the amount of the consolidated results of operations for the nine months ended September 30, 2020 and 2019 as a percentage of total revenue:

	Nine Months ended September 30,
	2020	2019
Revenues, net	100.0%	100.0%
Cost of goods sold	26.7%	26.8%

Gross profit	73.3%	73.2%

Operating expenses:
Provider compensation	45.2%	44.9%
Selling, general, and administrative	26.2%	26.7%
Depreciation	0.1%	0.1%

Total operating expenses	71.5%	70.7%

NET INCOME	1.9%	2.5%

Comparison of the nine months ended September 30, 2020 and 2019

($ in thousands)	Nine Months ended September 30,
Consolidated results of operations data	2020	2019	$ Change	% Change
Revenues, net	$9,788	$9,304	$484	5.2%
Cost of goods sold	2,612	2,492	120	4.8%

Gross profit	7,176	6,812	364	5.4%

Operating expenses:
Provider compensation	4,426	4,083	342	8.4%
Selling, general, and administrative	2,563	2,487	76	3.1%
Depreciation	6	5	1	16.1%

Total operating expenses	6,994	6,574	419	6.4%

NET INCOME	$182	$237	$(54)	(23.2%)

Revenue

BHS generates revenue by providing psychiatric and mental health services. retail pharmacy services, and billing services. In the nine months ended September 30, 2020, revenue increased by $484 thousand, compared to the same period last year. This increase was primarily attributable to organic growth in operations, primarily as a result of volume growth (both as a result of an increase its total providers as well as an increase in patients seen by existing providers) as well as reimbursement rate increases.

Cost of Goods Sold and Gross Profit

Cost of goods sold solely relates to pharmaceuticals sold. In the nine months ended September 30, 2020, cost of goods sold increased by $120 thousand, compared to the same period last year, primarily due to additional sales due to organic growth.

In the nine months ended September 30, 2020, gross profit increased by $364 thousand, or 5.4% compared to the same period last year due to additional sales due to organic growth.

Operating Expenses

In the nine months ended September 30, 2020, provider compensation increased by $342 thousand, or 8.4%. The increase is primarily attributable to the increase in net revenues. As provider compensation is related to phycological services, it will typically change with revenues.

Selling, general and administrative expenses increased by $76 thousand, or 3.1%, compared to the same period last year. The increase is mainly as a result of increased variable expenses compared to previous period due to organic growth.

BHS is not capital intensive based upon the nature of operations. In the nine months ended September 30, 2020, depreciation expenses increased by $1 thousand, or 20% compared to the same period last year.

Year ended December 31, 2019 compared with year ended December 31, 2018

The following table sets forth the amount of consolidated results of operations years ended December 31, 2019 and 2018 ($ in thousands) (numbers may not add up due to rounding):

	Twelve Months ended December 31,
Consolidated results of operations data	2019	2018
Revenues, net	$12,528	$11,235
Cost of goods sold	3,385	2,925

Gross profit	9,144	8,310

Operating expenses:
Provider compensation	5,437	4,947
Selling, general, and administrative	3,486	3,336
Depreciation and amortization	18	17

Total operating expenses	8,940	8,300
Operating income (loss)	203	10

Loss on investment	–	(70)

NET INCOME (LOSS)	$203	$(60)

The following table sets forth the amount of the consolidated results of operations for the years ended December 31, 2019 and 2018 as a percentage of total revenue:

	Twelve Months ended December 31,
	2019	2018
Revenues, net	100.0%	100.0%
Cost of goods sold	27.0%	26.0%

Gross profit	73.0%	74.0%

Operating expenses:
Provider compensation	43.4%	44.0%
Selling, general, and administrative	27.8%	29.7%
Depreciation and amortization	0.1%	0.2%

Total operating expenses	71.4%	73.9%
Operating income (loss)	1.6%	0.1%

Loss on investment	0.0%	(0.6%)
NET INCOME (LOSS)	1.6%	(0.5%)

Comparison of the Fiscal Years Ended December 31, 2019 and 2018

($ in thousands)	Twelve Months ended December 31,
Consolidated results of operations data	2019	2018	$ Change	% Change
Revenues, net	$12,528	$11,235	$1,293	11.5%
Cost of goods sold	3,385	2,925	460	15.7%

Gross profit	9,144	8,310	834	10.0%

Operating expenses:
Provider compensation	5,437	4,947	490	9.9%
Selling, general, and administrative	3,486	3,336	150	4.5%
Depreciation and amortization	18	17	1	4.1%

Total operating expenses	8,940	8,300	640	7.7%
Operating income (loss)	203	9	194	2,105.0%

Loss on investment	–	(70)	70	(100.0%)

NET INCOME (LOSS)	$203	$(60)	$263	(436.7%)

Revenue

In 2019, revenue increased by $1,293 thousand, or 11.5%, compared to 2018. This increase was primarily attributable to organic growth in activity, primarily as a result of volume growth (both as a result of an increase its total providers as well as an increase in patients seen by existing providers) as well as reimbursement rate increases.

Cost of Goods Sold and Gross Profit

In 2019, cost of goods sold increased by $460 thousand, or 15.7%, compared to 2018. The increase in cost of goods sold was primarily attributable to the increase in pharmacy sales.

Operating Expenses

In 2019, provider compensation increased by $490 thousand, or 9.9%, compared to 2018. The increase is primarily attributable to the increase in net revenues. As provider compensation is related to services, it will typically change with revenues.

In 2019, selling, general and administrative expenses increased by $150 thousand, or 4.5% compared to 2018. The increase is mainly as a result of increased variable expenses compared to previous period due to organic growth.

BHS is not capital intensive based upon the nature of operations. In 2019, depreciation expenses decreased by $1 thousand, or 5.9% compared to 2018.

Liquidity and Capital Resources

As of September 30, 2020, BHS had $1,002 thousand of cash ($111 thousand and $382 thousand as of December 31, 2019 and September 30, 2019, respectively). As of December 31, 2019, BHS had $111 thousand of cash ($162 thousand as of December 31, 2018). The increased cash balances as of September 30, 2020 were primary a result of the proceeds from BHS’ Paycheck Protection Program (“PPP”) loan and proceeds received from the U.S. Department of Health and Human Services available as part of the CARES Act Provider Relief Fund (“PRF”), both of which are discussed below.

BHS believes its cash and cash flows from operations will be sufficient to support its planned operations for at least the next twelve months.

BHS finances its operations through internally generated cash from operations. BHS’ long-term cash needs primarily include meeting working capital requirements and capital expenditures. There are a number of factors that may negatively impact its available sources of funds in the future including the ability to generate cash from operations and obtain additional financing. The amount of cash generated from operations is dependent upon factors such as the successful execution of BHS’ business strategies and economic conditions in healthcare industry in the United States.

In April 2020, BHS received proceeds from a term note from the United States Small Business Administration (“SBA”) under the PPP available as part of the Coronavirus Aid, Relief, and Economic Securities Act (“CARES Act”). The proceeds received by BHS of $1,005 thousand were used to pay for certain payroll and operating expenses of BHS and related entities. The note carries an interest rate of 1%, is unsecured, and is required to be repaid in full by April 2022. Under the terms of the PPP, payments are deferred for a period of time and all or a part of the proceeds of the loan may be forgiven under certain conditions, as defined in the term note agreement. BHS has not yet submitted its forgiveness application, but BHS expects the loan to be forgiven based on the regulations published as of now. However, no assurance is provided that BHS will obtain forgiveness of the PPP loan in whole or in part.

In April and July 2020, BHS received proceeds aggregating $229 thousand from the U.S. Department of Health and Human Services available as part of the CARES Act PRF. The proceeds are to be used to fund healthcare related expenses attributable to the coronavirus. BHS will be subject to reporting requirements, and funds made available through the PRF may be subject to recoupment if certain conditions are not met, such as failure to treat a certain number of patients suffering from the coronavirus.

Long-term financial obligations, excluding obligations due under purchase agreements, consisted of the following ($ in thousands):

	Outstanding Balance				Nominal Interest Rate
Loan	As of September 30, 2020	As of September 30, 2019	Maturity	Contractual Interest Rate	As of September 30, 2020	As of September 30, 2019
Paycheck protection program loan	$1,005	$–	April 2022	1.00%	1.00%	N/A
Provider relief funds	229	–	N/A	1.00%	N/A	N/A

Total carrying value of long-term obligations	$1,234	$–

At December 31, 2019 and 2019, BHS had no outstanding long-term financing obligations.

Liquidity

BHS funds its short- and long-term liquidity needs through a combination of cash on hand and cash flows generated from operations. BHS’ management regularly monitors certain liquidity measures to monitor performance.

Cash Flows

Comparison of the nine months ended September 30, 2020 and 2019

The following table summarizes cash flows for the periods indicated ($ in thousands):

	Nine Months ended September 30,
	2020	2019
Net cash (used in) provided by operating activities	$(97)	$240
Net cash used in investing activities	(285)	(20)
Net cash provided by financing activities	1,274	–

Net increase in cash	$891	$220

In the nine months ended September 30, 2020, cash used in operating activities was $97 thousand, compared to cash provided by operating activities of $240 thousand for the September 30, 2019. The year-over-year change was primarily due to decreased net income and working capital changes, including an increase in patient receivables and a decrease in accounts payable, due to timing and as a function of BHS’ organic growth.

In the nine months ended September 30, 2020, cash used by investing activities was $285 thousand, primarily consisting of cash paid to acquire property and equipment and advances to related parties of $9 thousand and $276 thousand, respectively. The advances to related parties were transfers of PPP loan funds to related entities as one PPP loan was obtained for all affiliates. In the nine months ended September 30, 2019, cash used by investing activities was $20 thousand, primarily consisting of cash paid to acquire property and equipment and advances to related parties of $3 thousand and $16 thousand, respectively.

In the nine months ended September 30, 2020, cash provided by financing activities was $1,274 thousand, consisting of $1,005 thousand of net proceeds from borrowing on PPP loans, $229 thousand of provider relief funds, and $40 thousand of capital contributions from new limited liability company members. In the nine months ended September 30, 2019, there were no financing activities.

Comparison of the Years Ended December 31, 2019 and 2018

The following table summarizes cash flows for the periods indicated ($ in thousands):

	Twelve Months ended December 31,
	2019	2018
Net cash provided by (used in) operating activities	$(25)	$167
Net cash provided by (used in) investing activities	(26)	(5)
Net cash provided by financing activities	–	–

Net increase/(decrease) in cash	(51)	162

In the twelve months ended December 31, 2019, cash used in operating activities was $25 thousand, compared to cash provided by operating activities of $167 thousand for the twelve months ended December 31, 2018. The year-over-year change was primarily due to a decrease in accounts payable as a result of timing of payments.

In the twelve months ended December 31, 2019, cash used in investing activities was $26 thousand, consisting of $3 thousand for cash paid to acquire property and $23 thousand of advances made to related parties. In the twelve months ended December 31, 2018, cash used in investing activities was $5 thousand, consisting of

$45 thousand of cash paid to acquire property, partially offset by collections of $40 thousand of previous advances to related parties.

In twelve months ended December 31, 2019 and 2018, there were no financing activities.

Contractual Obligations and Other Commitments

The following tables summarize the non-cancelable contractual obligations as of September 30, 2020 and December 31, 2019 as derived from the consolidated financial statements of BHS as of such date. The table should be read in connection with the footnotes describing certain events occurring after September 30, 2020 ($ in thousands). The change in lease amounts due in upcoming periods between December 31, 2019 and September 30, 2020 is a result of several leases expiring in 2020, which are now on a month-to-month basis.

		Payment due by period
	Total	2020	2021-2022	2023-2024	Thereafter
PPP Loan and Provider Relief Funds(1)
Operating lease obligations	$338	$257	$81	$–	$–

Total	$338	$257	$81	$–	$–

		Payment due by period
	Total	2020	2021-2022	2023-2024	Thereafter
PPP Loan and Provider Relief Funds(1)
Operating lease obligations	$645	$372	$273	$–	$–

Total	$645	$372	$273	$–	$–

(1)

Under the terms of the PPP, all or part of the PPP loan may be forgiven under certain circumstances. BHS is subject to reporting requirements and may be required to repay a portion of the PRF funds received, if certain conditions are not met, as defined by the terms and conditions of the PRF.

Off-Balance Sheet Arrangements

During the periods presented, BHS did not have any relationships with any entities or financial partnerships, such as structure finance or special purposes entities established for the purpose of facilitating off-balance sheet arrangements or other purposes.

Related Party Transactions

BHS has made advances to related parties. The advances are unsecured, due on demand, noninterest-bearing and are not expected to be repaid within the next year. Amounts due from related parties aggregated $304,358, $27,936, $5,459 at September 30, 2020, December 31, 2019, and December 31, 2019, respectively. During the twelve months ended December 31, 2018, BHS wrote off $67,280 of previous amounts due from a related party that was deemed uncollectable. There were no such write-offs in twelve months ended December 31, 2019 or the nine months ended September 30, 2020.

BHS leases various facilities with related parties in accordance with the terms of operating lease agreements that expired at various dates during 2020. Certain of the leases were renewed for another one-year term (with multiple leases expiring now on December 31, 2021) and others are now on a month-to-month basis. These leases require monthly payments ranging from $3,234 to $13,362. Total rent expense under related party agreements was approximately $231,000 for each of the nine month periods ended September 30, 2020 and 2019 and approximately $305,000 and $308,000 for the twelve month periods ended December 31, 2019 and 2018, respectively. See Note H to the BHS Notes to Consolidated Financial Statements for additional information on the leases.

BHS makes guaranteed payments to related parties. Guaranteed payments aggregated $4,425,587 and $4,082,906 for the nine months ended September 30, 2020 and 2019, respectively, and $5,436,760 and $5,247,071 for the twelve month periods ended December 31, 2019 and 2018, respectively. There were no unpaid guaranteed payments at September 30, 2020 or 2019 or December 31, 2019 or 2018.

Seasonality

BHS is generally not exposed to seasonal business fluctuations except for some decreased activity during the holiday seasons in November and December, and those are not material in the volume of patient encounters and provider availability.

Critical Accounting Policies and Estimates

The consolidated financial statements are prepared in accordance with U.S. GAAP. The most significant accounting policies are located in Note A. Preparation of these financial statements requires BHS to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. BHS bases the estimates on historical experience and on various other assumptions that it believes to be reasonable. In many instances, BHS could have reasonably used different accounting estimates and in other instances changes in the accounting estimates are reasonably likely to occur from period to period. Actual results could differ significantly from the estimates. To the extent that there are material differences between these estimates and actual results, the future financial statement presentation, financial condition, results of operations and cash flows will be affected. BHS believes that the accounting policies discussed below are critical to understanding the historical and future performance, as these policies relate to the more significant areas involving the judgments and estimates.

Revenue Recognition

Revenue is generally recognized when goods or services are provided and are reported at estimated net realizable amounts due from insurance companies, preferred provider and health maintenance organizations (i.e., third party payors) and patients for services rendered, net of contractual and other adjustments.

A significant amount of BHS’ patients are insured under third-party payor agreements. The services provided are attached to the patient’s fee schedule based on the insurance the patient has at the time the service is provided. Therefore, the revenue that is recorded by the billing system is based on cash received amounts expected to be received and adjustments from insurance companies on estimate of benefits.

Recent Accounting Pronouncements Not Yet Adopted

The FASB issued ASU 2014-09, Revenue from Contracts with Customers, (Topic 606) (ASU 2014-09), in May 2014. ASU 2014-09 sets forth a new five-step revenue recognition model that will require the use of more estimates and judgment. ASU 2014-09 will replace current revenue recognition requirements in Topic 605, Revenue Recognition, in its entirety. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and should be applied retrospectively in the year the ASU is first applied using one of two allowable application methods.

ASU 2014-09 is effective for BHS’ December 31, 2020 financial statements and thereafter. Management is currently evaluating the effect that ASU 2014-09 will have on BHS’ financial statements. BHS anticipates the implementation of ASU 2014-09 to have no significant impact on BHS’ consolidated financial statements.

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. Under ASU 2016-02, lessees will be required to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASU 2016-02 was effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and will be applied using a modified retrospective approach.

In November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 325), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (ASU 2019-10). ASU 2019-10 finalizes various effective date delays for private companies applying the credit losses, leases and hedging standards. As a result of ASU 2019-10, BHS’ effective date of ASU 2016-02 is deferred. ASU 2016-02 is now effective for BHS’ December 31, 2021 consolidated financial statements. Management is currently evaluating the effect that ASU 2016-02 will have on BHS’ consolidated financial statements. BHS expects record total right-of-use assets and related operating lease obligations based on the present value of future lease payments (as disclosed in Note F of the fiscal year 2019 audit) on the consolidated balance sheet upon adoption, with no material impact to the consolidated statement of operations.

CLOUDBREAK’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following management’s discussion and analysis in conjunction with (i) “Selected Consolidated Historical Financial and Other Information of Cloudbreak,” (ii) the unaudited consolidated financial statements of Cloudbreak Health, LLC as of and for the nine months ended September 30, 2020 and 2019 and the related notes included elsewhere in this prospectus and (iii) the audited consolidated financial statements of Cloudbreak Health, LLC as of and for the years ended December 31, 2019 and 2018 and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. Unless otherwise indicated or the context otherwise requires, references in this section to “Cloudbreak,” “we,” “our,” “us” and other similar terms refer to Cloudbreak and its consolidated subsidiaries before the Business Combinations.

Overview

Cloudbreak is a leading unified telemedicine and video medical interpretation solutions provider. Cloudbreak’s platform offers tele-interpretation (video and audio medical interpreting), telepsyciatry, telestroke, teleurology, and other specialties, all with integrated language services for Limited English Proficient and Deaf/Hard-of-Hearing patients.

FACTORS AFFECTING COMPARABILITY OF RESULTS

Stock-Based Compensation

Cloudbreak maintains performance incentive plans under which incentive and nonqualified member unit options are granted primarily to employees and nonemployee consultants. Cloudbreak accounts for unit-based awards under ASC Topic 718-10, Stock-Based Compensation, and requires the recognition of compensation expense, using a fair-value based method, for costs related to all unit-based payments including member unit options. ASC Topic 718-10 requires companies to estimate the fair value of unit-based payment awards on the date of grant using an option-pricing model. Cloudbreak accounts for equity instruments issued to nonemployees in accordance with the provisions of ASC Topic 505-50, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

Key Business Metrics

Revenue

Cloudbreak’s revenue is generated primarily from subscription and usage-based fees earned from the provision of language services and telemedicine software to large healthcare enterprises, as well as small and medium-sized customers. Revenue can be billed in advance or in arrears depending on the term of the agreement; for the majority of customers revenue is invoiced on a monthly basis in advance and then adjusted for actual usage in the following month. Revenue is recognized when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the fee is fixed or determinable, (iii) collection is reasonably assured, and (iv) delivery has occurred or services have been rendered. Cloudbreak’s primary source of revenue is the sale of subscription based minute packages of medical interpretation services. Cloudbreak also records ancillary revenue from the sale of its MARTTI devices and Information Technology services that include installation and training on the MARTTI’s. Cloudbreak’s subscription arrangements provide customers the right to access its hosted software applications. Customers do not have the right to take possession of Cloudbreak’s software during the hosting arrangement. Cloudbreak recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue Recognition. Contracts for customers generally have a term of three years and the first year is non-cancellable. These contracts generally provide the customer with a monthly level of usage, and provide the rate at which the customer must pay for usage above the monthly subscription amount.

For these services, Cloudbreak recognizes the monthly fee as revenue each month. Should a customer’s usage of Cloudbreak’s services exceed the monthly allowance level, revenue is recognized for such excess in the period of usage. The monthly volume subscription and support and usage fees are recognized as revenue during the period in which the services are rendered. Cloudbreak periodically enters into multiple-element service arrangements that include providing hardware, connectivity, installation and training, occasionally at no cost.

Cost of Revenue and Gross Profit

Cost of revenue primarily consists of costs related to supporting and hosting Cloudbreak’s product offerings and delivering services. These costs include salaries, benefits, incentive compensation and stock-based compensation. Costs of revenue include the cost of maintaining Cloudbreak’s data centers, customer support team and Cloudbreak’s professional services staff, in addition to third-party service provider costs such as data center and networking expenses, allocated overhead, amortization of capitalized internal-use software development costs and intangible assets and depreciation expense. In addition to the costs associated with delivering services, costs of revenue also include the cost of purchased equipment inventory sold to customers.

Gross profit is equal to the revenue less cost of revenue associated with delivering the language and telemedicine services to Cloudbreak’s customers.

Operating Expenses

Cloudbreak’s operating expenses include sales and marketing expense, payroll and insurance expenses for corporate employees, general and administrative expense, technology support and subscription costs and depreciation and amortization.

Salaries and Wages

Sales and marketing expense is comprised of compensation and benefits of administrative personnel, including variable incentive pay and stock-based compensation.

General and Administrative Expense

General and administrative expense is comprised of administrative costs such as facilities expenses, professional fees, sales and marketing expenses, technology expenses, and insurance related expenses. Sales and marketing expense is comprised primarily of sales related compensation, variable incentive compensation, travel expenses, and other expenses related to advertising, marketing programs and events. Technology expenses consist primarily of subscription support and maintenance expenses.

Depreciation and Amortization Expense

Depreciation and amortization expense is comprised primarily of the amortization of Cloudbreak’s investment in its platform used to provide telehealth services including video language services.

Income Taxes

Cloudbreak has been established as a limited liability company. All income or losses of Cloudbreak and income tax consequences related thereto are passed through its members. Accordingly, Cloudbreak does not record any provision for income taxes or deferred income taxes in its financial statements.

RESULTS OF OPERATIONS

For the Nine Months ended September 30, 2020 compared with Nine Months ended September 30, 2019

The following table sets forth the amount of consolidated results of operations for the nine months ended September 30, 2020 and 2019:

	Nine Months ended September 30,
Consolidated results of operations data	2020	2019
Revenues	$20,264,420	$24,746,894
Cost of Revenues	$10,576,034	$14,443,293
Gross Profit	$9,688,386	$10,303,601

Operating Expenses:
Depreciation and Amortization	$3,146,410	$2,387,394
Salaries and Wages	$4,282,225	$4,735,865
General and Administrative	$6,383,128	$7,345,690
Total Operating Expenses	$13,811,763	$14,468,949
Loss from Operations	$(4,123,377)	$(4,165,348)

Other Income (Expense)
Interest Expense	$(5,279,269)	$(3,544,345)
Other income, net	$0	$79,632
Rental income	$309,412	$261,873
Total Other Expense, net	$(4,969,857)	$(3,202,840)
Net Loss	$(9,093,234)	$(7,368,188)
Net loss per unit	$(1.81)	$(1.46)
Weighted average units outstanding	5,034,700	5,034,700

The following table sets forth the amount of the consolidated results of operations for the nine months ended September 30, 2020 and 2019 as a percentage of total revenue:

	Nine Months ended September 30,
Consolidated results of operations data	2020	2019
Revenues	100%	100%
Cost of Revenues	52.2%	58.4%
Gross Profit	47.8%	41.6%

Operating Expenses:
Depreciation and Amortization	15.5%	9.6%
Salaries and Wages	21.1%	19.1%
General and Administrative	31.5%	29.7%
Total Operating Expenses	68.2%	58.5%
Loss from Operations	(20.3)%	(16.8)%

Other Income (Expense)
Interest Expense	(26)%	14.3%
Other income, net	0.0%	0.3%
Rental Income	1.5%	1.1%
Total Other Expense, net	(24.5)%	(12.9)%
Net Loss	(44.9)%	(29.3)%

Comparison of the Nine Months ended September 30, 2020 and 2019

	Nine Months ended September 30,
Consolidated results of operations data	2020	2019	$ Change	% Change
Revenues	$20,264,420	$24,746,894	$(4,482,474)	(18.1)%
Cost of Revenues	$10,576,034	$14,443,293	$(3,867,259)	(26.8)%
Gross Profit	$9,688,386	$10,303,601	$(615,215)	(6.0)%

Operating Expenses:
Depreciation and Amortization	$3,146,410	$2,387,394	$759,016	31.8%
Salaries and Wages	$4,282,225	$4,735,865	$(453,640)	(9.6)%
General and Administrative	$6,383,128	$7,345,690	$(962,562)	(13.1)%
Total Operating Expenses	$13,811,763	$14,468,949	$(657,186)	(4.5)%
Loss from Operations	$(4,123,377)	$(4,165,348)	$41,971	(1.0)%

Other Income (Expense)
Interest Expense	$(5,279,269)	$(3,544,345)	$1,734,924	48.9%
Other income, net	$0	$79,632	$(79,632)	(100.0)%
Rental income	$309,412	$261,873	$47,539	18.2%
Total Other Income, net	$(4,969,857)	$(3,202,840)	$(1,767,107)	(55.2)%
Net Loss	$(9,093,234)	$(7,368,188)	$(1,725,046)	(23.4)%
Net loss per unit	(1.81)	(1.46)	0.35	(24)%
Weighted average units outstanding	5,034,700	5,034,700	—	—

Revenue

For the nine months ended September 30, 2020, revenue decreased by $4,500,000, compared to the same period in 2019. This decrease was primarily attributable to loss of key customers in late 2019, including the loss of our largest customer at the time which accounted for approximately 65.9% of the decrease, and the effects of COVID-19 on the healthcare industry.

Cost of Revenue and Gross Profit

For the nine months ended September 30, 2020, cost of revenue decreased by $3,900,000, or 26.8%, compared to the same period in 2019. The decrease in cost of revenue was primarily attributable to a decrease in revenue over the same period, as well as the effects of several cost improvement initiatives, including employing staffing strategies that lowered the cost of service while increasing the utilization of interpreters during COVID-19. For the nine months ended September 30, 2020, gross profit decreased by $600,000, or 6%, compared to the same period in 2019. The decrease in gross profit was primarily attributable to decrease in revenue.

Operating Expenses

For the nine months ended September 30, 2020, operating expenses decreased by $700,000, compared to the same period in 2019. The decrease in operating expenses was primarily attributable to reduction in administrative staff as a result of a loss of customer revenue and to a lesser extent due to COVID-19.

For the nine months ended September 30, 2020, insurance expenses decreased by $300,000, compared to the same period in 2019. The decrease in insurance expenses was primarily attributable to reduction in staff resulting from loss of customers and the effects of COVID-19, however, rates for insurance premiums rose for Cloudbreak offsetting some of this decrease. For the nine months ended September 30, 2020, general and administrative expenses decreased by $1,000,000, compared to the same period in 2019. The decrease in general and administrative expenses was primarily attributable to reduction in staff resulting from loss of customers, which reduced certain expenses, including, salesforce expenses, office supplies and insurance.

For the nine months ended September 30, 2020, technology expenses increased by $500,000, compared to the same period in 2019. The increase in technology expenses was primarily attributable to support costs and subscription expenses for technologies supporting operations incurred due to overlapping costs of platforms and additional support provided.

For the nine months ended September 30, 2020, professional fees decreased by $50,000, compared to the same period in 2019. The decrease in professional fees was primarily attributable to increased need for legal services due to new contracts and employee related matters during 2019.

For the nine months ended September 30, 2020, rent expenses increased by $100,000 , compared to the same period in 2019. The decrease in rent expenses was primarily attributable to increase in CAM4 charges and a reduction in sub lease income from sub tenants in Los Angeles.

Other Expense, Net

For the nine months ended September 30, 2020, other expense, net increased by $1,800,000 from $3,200,000 in the nine months ended September 30, 2019 to $5,000,000 for the nine months ended September 30, 2020. This increase was mainly due to an increase in borrowing of $10,800,000.

Year ended December 31, 2019 compared with year ended December 31, 2018

The following table sets forth the amount of the consolidated results of operations for the years ended December 31, 2019 and 2018.

	Year ended December 31,
Consolidated results of operations data	2019	2018
Revenues	$30,129,805	$30,595,285
Cost of Revenues	$16,868,950	$16,995,891
Gross Profit	$13,260,855	$13,599,394

Operating Expenses:
Depreciation and Amortization	$3,155,410	$2,644,772
Salaries and Wages	$5,950,497	$6,281,426
General and Administrative	$9,551,442	$9,680,638
Total Operating Expenses	$18,657,349	$18,612,836
Loss from Operations	$(5,396,494)	$(5,013,442)

Other Income (Expense)
Interest Expense	$(4,777,973)	$(2,058,809)
Other income, net	$79,632	$(247,792)
Rental Income	$339,895	$138,041
Total Other Expense, net	$(4,358,446)	$(2,168,560)
Net Loss	$(9,754,940)	$(7,182,002)
Net loss per unit	$(1.94)	$(1.43)
Weighted average units outstanding	5,034,700	5,034,700

The following table sets forth the amount of the consolidated results of operations for the years ended December 31, 2020 and 2019 as a percentage of total revenue:

	Year ended December 31,
Consolidated results of operations data	2019	2018
Revenues	100%	100%
Cost of Revenues	56.0%	55.6%
Gross Profit	44.0%	44.4%

Operating Expenses:
Depreciation and Amortization	10.5%	8.6%
Salaries and Wages	19.7%	20.5%
General and Administrative	31,7%	31.7%
Total Operating Expenses	61.9%	60.8%
Loss from Operations	(17.9)%	(16.4)%

Other Income (Expense)
Interest Expense	(15.9)%	(6.7)%
Other income, net	0.3%	(0.8)%
Rental Income	1.1%	0.5%
Total Other Expense, net	(14.5)%	(7.1)%
Net Loss	(32.4)%	(23.5)%

Comparison of the Fiscal Years Ended December 31, 2019 and 2018

	Year ended December 31,
Consolidated results of operations data	2019	2018	$ Change	% Change
Revenues	$30,129,805	$30,595,285	$(465,480)	(1.5)%
Cost of Revenues	$16,868,950	$16,995,891	$(126,941)	(0.7)%
Gross Profit	$13,260,855	$13,599,394	$(338,539)	(2.5)%

Operating Expenses:
Depreciation and Amortization	$3,155,410	$2,644,772	$510,638	19.3%
Salaries and Wages	$5,950,497	$6,281,426	$(339,929)	(5.3)%
General and Administrative	$9,551,442	$9,686,638	$(135,196)	(1.4)%
Total Operating Expenses	$18,657,349	$18,612,836	$44,513	0.2%
Loss from Operations	$(5,396,494)	$(5,013,442)	$(383,052)	7.6%

Other Income (Expense)
Interest Expense	$(4,777,973)	$(2,058,809)	$(2,719,164)	132.1%
Other income, net	$79,632	$(247,792)	$327,424	(132.1)%
Rental Income	$339,895	$138,041	$201,854	146.2%
Total Other Expense, net	$(4,358,446)	$(2,168,560)	$(2,189,886)	100.1%
Net Loss	$(9,754,940)	$(7,182,002)	$(2,572,938.00)	35.8%
Net loss per unit	$(1.94)	$(1.43)	$(0.51)	35.7%
Weighted average units outstanding	5,034,700	5,034,700	—	0.0%

Revenue

In 2019, revenue decreased by $466,000, or 1.5%, compared to 2018. This decrease was primarily attributable to loss of one of Cloudbreak’s largest customers in late 2019, net of new business developed.

Cost of Revenue and Gross Profit

In 2019, cost of revenue decreased by $127,000, or 0.7%, compared to 2018. The decrease in cost of revenue was primarily attributable to decrease in revenue, however Cloudbreak was able to significantly reduce the cost to provide service by sourcing lower cost labor in certain languages. As a result of these initiatives, in 2019, gross profit decreased by $300,000 , or 2.5%, compared to 2018.

Operating Expenses

In the twelve months ended December 31, 2019, operating expenses increased by $45,000, compared to the same period last year. The increase in operating expenses was primarily attributable to reduction in staff resulting from loss of customer revenue and a tight management on general and administrative expenses.

For the twelve months ended December 31, 2019, insurance expenses increased by $77,000, compared to the same period in 2018. The increase in insurance expenses was primarily attributable to reduction in staff resulting from loss of customers, however, rates for insurance premiums rose for Cloudbreak offsetting much of this decrease.

For the twelve months ended December 31, 2019, general and administrative expenses decreased by $135,000, compared to the same period in 2018. The decrease in general and administrative expenses was primarily attributable to reduction in staff and related expenses resulting from loss of customers and the effects of COVID-19.

For the twelve months ended December 31, 2019, technology expenses increased by $200,000, compared to the same period in 2018. The increase in technology expenses was primarily attributable to support costs and subscription expenses for technologies supporting operations and continued work on Cloudbreak’s platform of services.

For the twelve months ended December 31, 2019, professional fees increased by $105,000, compared to the same period last year. The increase in professional fees was primarily attributable to increased need for legal services.

For the twelve months ended December 31, 2019, rent expenses increased by $167,100, compared to the same period last year. The increase in rent expenses was primarily attributable to increase in CAM charges and new leased office space in Puerto Rico and Minnesota.

Other Expense, Net

In 2019, other expense, net increased by $2,200,000, compared to 2018 from $2,170,000 to $4,360,000. This increase was mainly due to an increase in borrowings of $6,650,000.

Liquidity and Capital Resources

Revolving Line Of Credit

In November 2018, the Company entered into a new agreement with a financial institution to borrow up to $15,000,000 (the “New LOC”). The line is available to be drawn down on until November 21, 2021. In January 2020, the Company modified this line of credit agreement, which reduced the maximum borrowing to $12,000,000. As of September 30, 2020 and December 31, 2019, the New LOC had an outstanding balance of $7,253,325 and $9,699,500, respectively, and amounts available to be drawn of $4,746,675 and $5,300,500, respectively. The New LOC accrues interest at a per annum rate equal to the greater of 5.25% or the Prime Referenced Rate (3.25% and 4.75% as of September 30, 2020 and December 31, 2019, respectively) plus the applicable margin. The applicable margin is 1.25% per annum. As of both September 30, 2020 and December 31, 2019, the applicable interest rate is 6.50% per annum.

The New LOC is secured by all personal property of the Company as well as by 100% of all outstanding equity interest in the Company. The New LOC lender’s security interest on such personal property assets is senior to the security interest granted by Company to secure the obligations under the Term Credit Facility and the security interest granted by Company to secure the obligations under the convertible notes. The Company was not in compliance at December 31, 2019; however, the Company obtained an agreement from the bank which waived the event of default. Accordingly, it was classified as non-current on the accompanying unaudited consolidated balance sheets. The Company was also not in compliance at September 30, 2020, but no waiver has been obtained. Accordingly, it was classified as current on the accompanying unaudited consolidated balance sheets. There were no penalties incurred as a result of this event of non-compliance.

In January 2020, the Company modified the New LOC credit agreement. The modification waived an event of default based on the Company’s non-compliance with certain financial and non-financial covenants. The modification also amended the existing financial and non-financial covenants.

Convertible Notes Payable To Related Party

In June 2017, the Company entered into a convertible note payable agreement with the preferred unit investor in the amount of $5,000,000. The note accrues interest at a rate of 8.0% per annum and is due on February 15, 2023. The note is collateralized by a security interest in all personal property assets of the Company. Such security interest is junior in priority to the security interest granted to the lender under the New LOC and to the security interest granted to the lender under the Term Credit Facility. The note is also subordinated in payment to the obligations owing under the New LOC and the Term Credit Facility.

The note was issued with a warrant agreement to purchase 526,312 shares of common units of the Company at a price of $0.01 per share. The warrant is exercisable from the date of issuance and there is no expiry. As of September 30, 2020 and December 31, 2019, this warrant has not been exercised and remains outstanding. If the entire note is converted, the warrant is automatically cancelled. The warrant includes certain anti-dilution provisions to adjust the number of warrant units to protect the purchase rights granted under the warrant, as well as price protection provisions to adjust the exercise price for certain equity issuances. A debt discount related to this note in the amount of $1,939,552 was recognized upon grant. The discount is amortized over the life of the note. Amortization expense related to the debt discount on this note was $303,275 and $481,362 for the nine months ended September 30, 2020 and 2019, respectively, and was included in interest expense on the unaudited consolidated statements of operations.

The Company incurred debt issuance costs of $198,091 during the year ended December 31, 2017 related to this note; of which $30,263 and $49,523 was amortized during the nine months ended September 30, 2020 and 2019, respectively.

In April 2019, the Company entered into another convertible note payable agreement with the preferred unit investor in the amount of $5,000,000. $2,000,000 of this note was borrowed at initial closing in April 2019 and $3,000,000 was subsequently borrowed in September 2019. The note accrues interest at a rate of 8.0% per annum and is due on February 15, 2023. The note is collateralized by a security interest in all personal property assets of the Company. Such security interest is junior in priority to the security interest granted to the lender under the New LOC and to the security interest granted to the lender under the Term Credit Facility. The note is also subordinated in payment to the obligations owing under the New LOC and the Term Credit Facility. This note also includes a mandatory fee upon repayment as described: on any date of any full or partial repayment of the Note(s), in addition to the repayment of the then outstanding principal and accrued interest, the Company will also pay: (i) on or before the date that is 90 days after the Closing Date, defined as the date after purchase and sale of the initial note is closed, (the “First Period”), a repayment fee in an amount equal to the product of: (y) .25 multiplied by (z) the then outstanding principal balance of the Notes, (ii) after the First Period but on or before December 31, 2019 (the “Second Period”), a repayment fee in an amount equal to the product of: (y) .50 multiplied by (z) the then outstanding principal balance of the Notes, and (iii) at any time after the Second Period, a repayment fee in an amount equal to the product of: (y) 1.00 multiplied by (z) the then outstanding principal balance of the Notes. As a result of this provision, the Company recorded $2,225,000 and $1,875,000 of additional interest expense during the nine months ended September 30, 2020 and 2019, respectively, and accrued interest payable of $5,000,000 and $2,150,000 at September 30, 2020 and December 31, 2019, respectively.

Both convertible notes contain an optional conversion feature upon a “Qualified Financing”, which is defined as the closing of the sale of equity securities of the Company in which the Company receives aggregate gross sale proceeds of not less than $5,000,000. Upon the closing of a Qualified Financing, provided that such closing date occurs prior to (i) such note’s maturity date and (ii) the prepayment in full of the outstanding balance under such note pursuant to Section 3 of the applicable note, the noteholder may, in its sole discretion (the “Conversion Option”), convert all or any portion of the outstanding balance of such note, including the principal amount then outstanding and all accrued but unpaid interest thereon (the “Convertible Balance”), into the number of Conversion Securities, defined as new securities issued in the Qualified Financing (and which must be senior to or pari passu with its then existing securities with respect to rights, preferences and privileges), obtained by dividing (i) the amount of the Convertible Balance which the Noteholder has elected to convert pursuant to the Conversion Option by (ii) the product of (a) the price per share paid by the purchasers of the New Securities, defined as the series or class of securities issued in connection with a Qualified Financing, sold in such Qualified Financing and (b) eighty percent (80%). The Company determined that these contingent conversion features were not considered derivative liabilities and did not require bifurcation. As the related contingency had not occurred as of September 30, 2020 and 2019, the Company has not calculated the intrinsic value for these convertible features as of those dates.

In January 2020, both convertible notes were amended to extend the maturity date to February 15, 2023.

Debt

In January 2020, the Company entered into a credit agreement with a third party lender for a term credit facility in the amount of $10,000,000 (“Term Credit Facility”). The obligations under the Term Credit Facility accrue interest at a rate ranging from 12.00%—13.25% dependent on the Company’s eligibility in any given quarter. Interest is either payable in cash quarterly with all unpaid interest and principal due upon any of the following dates: (i) maturity date in January 2023; (ii) a Liquidity Event, defined as a change of control or an initial public offering; (iii) the date of any prepayment; or (iv) such other time when amount becomes due and payable based on the agreement, or payable in kind, whereby the interest shall automatically be added to the principal balance of the loan and the sum will continue to accrue interest at the specified interest rate. For the nine months ended September 30, 2020, the Company has incurred $719,732 of paid-in-kind interest.

The note is collateralized by a security interest in all personal property assets of the Company. Such security interest is junior in priority to the security interest granted to the lender under the New LOC but senior in priority to the security interest granted to the noteholders under the convertible notes. The obligations under the Term Credit Facility are also subordinated in payment to the obligations owing under the New LOC.

In connection with the funding of the Term Credit Facility, a warrant was issued entitling the lender to purchase 2% of all issued and outstanding units of the Company’s common units on a fully diluted basis, all fully vested, at an exercise price of $0.01 per share. The warrant is exercisable from the date of issuance and there is no expiry. The warrant also allows the Lender to purchase 2% of any units issued in connection with the conversion of the notes to the preferred unit investor.

As of September 30, 2020, this warrant has not been exercised and remains outstanding. A debt discount related to Term Credit Facility in the amount of $656,727 was recognized upon grant based on the relative fair value of the warrant. The discount is amortized over the life of the note. Amortization expense related to the debt discount on this note was $149,801 for the nine months ended September 30, 2020 and was included in interest expense on the unaudited consolidated statements of operations. The Company also incurred debt issuance costs of $241,130 related to this note; of which $55,002 was amortized during the nine months ended September 30, 2020.

The Term Credit Facility contains certain financial covenants, of which the Company was not in compliance as of September 30, 2020. Accordingly, it was classified as current on the accompanying unaudited consolidated balance sheets. There were no penalties incurred as a result of this event of non-compliance.

In May 2020, the Company was granted a loan in the aggregate amount of approximately $2,900,000, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020. The loan accrues interest at a rate of 1% per annum. Equal principal and interest payments are due monthly beginning seven months from disbursement until maturity in May 2022. As these funds will be mainly utilized for payroll within the established limits, the Company expects a significant portion, if not all, of the loan to be forgiven, but there can be no assurance with respect to this matter.

In August 2017, the Company entered into a convertible note purchase agreement in the amount of $200,000. The note is payable on the earlier of the 5th anniversary of issue date (August 30, 2022) or occurrence of Event of Default, as defined in the agreement. The note contains two contingent conversion features.

The first conversion feature is a mandatory conversion upon Qualified Financing, which is defined as the closing of the sale of equity securities of the Company in which the Company receives aggregate gross sale proceeds of not less than $500,000. If there is a Qualified Financing prior to the Maturity Date, the entire Principal Amount of Note hereunder shall be automatically converted, effective as of the date of closing of the Qualified Financing, into membership units issued in the Qualified Financing (the “Qualified Financing Units”) at a conversion price in an amount equal to eighty percent (80%) of the price per Unit of the Qualified Financing Units sold by the Company in the Qualified Financing.

The second conversion feature is an optional conversion upon (i) the Maturity Date, (ii) any Event of Default or (iii) a Liquidity Event before the Maturity Date and prior to a Qualified Financing. If not previously repaid or converted, the entire outstanding Principal Amount, at the option of the Holder, can be converted into Common Units at a price per unit equal to the lowest cash price per unit for which such Capital Stock has been issued. The number of shares of Capital Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire Principal Amount of this Note by (ii) the lowest cash price per share for which such Capital Stock has been issued.

Due to the adjustable nature of the conversion feature, the Company recorded this as a derivative liability. However, the Company determined the fair value of the conversion feature on the issuance date, and each subsequent reporting date, was $0, so there was no discount or derivative liability recorded.

CASH FLOWS

Comparison of the Nine Months ended September 30, 2019 and 2019

The following table summarizes cash flows for the periods indicated $( in thousands):

	Nine Months ended September 30,
	2020	2019
Net cash used in operating activities	$(4,605,677)	$(1,652,606)
Net cash used by investing activities	$(2,090,046)	$(1,642,272)
Net cash provided by financing activities	$8,322,228	$4,682,577
Effect of exchange rate changes on cash and cash equivalents	$0	$0
Net increase in cash and cash equivalents	$1,626,505	$1,387,699

For the Nine months ended September 30, 2020, cash used in operating activities was $4,605,677, primarily consisting of net loss of $9,093,234 adjusted for $5,032,387 of non-cash items. Non-cash items consist primarily of $3,146,410 of depreciation and amortization expense, $653,847 of non-cash lease expense, $719,732 of non-cash interest expense and $71,965 of employee stock based compensation. This also included a loss of $2,769,830 of net cumulative changes in operating assets and liabilities.

For the Nine months ended September 30, 2019, cash used in operating activities was $1,652,606, primarily consisting of net loss of $3,202,840 adjusted for $3,967,123 of non-cash items. Non-cash items consist primarily of $2,387,394 of depreciation and amortization expense, $684,284 of non-cash lease expense and $83,987 of employee stock based compensation. This also included $1,748,459 of net cumulative changes in operating assets and liabilities.

For the Nine months ended September 30, 2020, cash used by investing activities was $2,090,046, primarily consisting of the purchase of property and equipment for corporate and customer use as well as development expenses related to the improvement of Cloudbreak’s products and services.

For the Nine months ended September 30, 2019, cash used by investing activities was $1,642,272, primarily consisting of the purchase of property and equipment for corporate and customer use as well as development expenses related to the improvement of Cloudbreak’s products and services.

For the Nine months ended September 30, 2020, cash provided by financing activities was $8,322,228, primarily consisting of $12,659,146 net proceeds from borrowing on company’s line of credit and new debt. This was offset by payments to existing sources of debt of $4,336,918.

For the Nine months ended September 30, 2019, cash provided by financing activities was $4,682,577, primarily consisting of $6,532,532 net proceeds from borrowing on company’s line of credit and new debt. This was offset by payments to existing sources of debt of $1,849,955.

Comparison of the Years Ended December 31, 2019 and 2018

The following table summarizes cash flows for the periods indicated:

	Year ended December 31,
	2019	2018
Net cash used in operating activities	$(2,401,579)	$(1,543,428)
Net cash used by investing activities	$(1,694,895)	$(2,262,751)
Net cash provided by financing activities	$3,523,397	$3,511,187
Effect of exchange rate changes on cash and cash equivalents	$0	$0
Net decrease in cash and cash equivalents	$(573,077)	$(294,992)

In 2019, cash used in operating activities was $2,401,579, primarily consisting of net loss of $9,754,940 adjusted for $5,421,394 of non-cash items. Non-cash items consist primarily of $3,155,410 of depreciation and amortization expense, $899,673 of non-cash lease expense and $92,032 of employee stock based compensation. This also included $2,216,063 of net cumulative changes in operating assets and liabilities.

In 2018, cash used in operating activities was $1,543,428, primarily consisting of net loss of $7,182,002 adjusted for $5,383,450 of non-cash items. Non-cash items consist primarily of $2,644,772 of depreciation and amortization expense, $879,009 of non-cash lease expense and $489,001 of employee stock based compensation. This also included $255,124 of net cumulative changes in operating assets and liabilities.

In 2019, cash used by investing activities was $1,694,895, primarily consisting of the purchase of property and equipment for corporate and customer use as well as development expenses related to the improvement of Cloudbreak’s products and services.

In 2018, cash used by investing activities was $2,262,751, primarily consisting of the purchase of property and equipment for corporate and customer use as well as development expenses related to the improvement of Cloudbreak’s products and services.

In 2019, cash provided by financing activities was $3,523,397, primarily consisting of $5,939,505 net proceeds from borrowing on company’s line of credit and new debt. This was offset by payments to existing sources of debt of $2,416,108.

In 2018, cash provided by financing activities was $3,511,187, primarily consisting of $8,760,000 net proceeds from borrowing on company’s line of credit and new debt. This was offset by payments to existing sources of debt of $5,248,813.

Critical Accounting Policies and Estimates

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements are presented on the accrual basis of accounting. The summary of significant accounting policies presented below is designed to assist in understanding Cloudbreak’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Principles of Consolidation

The consolidated financial statements include the accounts of Cloudbreak LLC and its wholly-owned subsidiaries, Language Access Network, LLC and Carenection, LLC. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

On an ongoing basis, management evaluates its estimates, including those related to the collectability of customer accounts receivable, revenue recognition, the estimated useful lives of long-lived assets, when technological feasibility is achieved for our products, unit-based compensation, warrant discount, and conversion features associated with convertible notes. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and cash equivalents with original maturities of 90 days or less. All cash equivalents are carried at cost, which approximates fair value. At times, such amounts may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

Accounts Receivable

Accounts receivable is stated at the amount management expects to collect from outstanding balances after discounts, bad debts, and sales allowance taking into account credit worthiness of customers and history of collection. Management provides for probable uncollectible amounts through a charge to earnings and an increase to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a reduction of trade accounts receivable. The allowance for doubtful accounts was $534,477 and $174,272 at December 31, 2019 and 2018, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (FIFO) method. As of December 31, 2019 and 2018, inventory consists of MARTTI devices, additional batteries, and carts for the MARTTI’s. For units in inventory, the MARTTI’s are purchased from two vendors and shipped to Cloudbreak in Columbus, Ohio, where the units are imaged, then shipped to end users. MARTTI’s are only purchased when ordered by customers, typically at the inception of a new interpretation service contract. Provisions for slow moving or obsolete inventory are charged to other expense and are permanent reductions to the carrying value of inventory.

Property and Equipment

Property and equipment are stated at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are five years for computer and related equipment, and seven years for furniture and fixtures. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.

Software and Website Development Costs

In accordance with Accounting Standards Codification (“ASC”) 985, Software, software development costs related to software to be sold, leased, or marketed as part of a product or process are capitalized subsequent to the establishment of technological feasibility, which is demonstrated by the completion of a detailed program design or working model, if no program design is completed. The useful life of software development costs related to Cloudbreak’s current software was determined to be five years from the date the software was placed in service. Costs associated with maintenance and minor enhancements to the features and functionality of Cloudbreak’s software are expensed as incurred. GAAP requires that annual amortization expense of the capitalized software development costs be the greater of the amounts computed using the ratio of gross revenue to a product’s total current and anticipated revenues, or the straight-line method over the product’s estimated economic life.

In accordance with ASC 350, Intangibles—Goodwill and Other, Cloudbreak also capitalizes eligible website development costs incurred during the application development stage. Costs associated with maintenance and minor enhancements to the features and functionality of Cloudbreak’s website are expensed as incurred. The useful life of website development costs was determined to be three years from the date the website was placed in service.

Impairment of Long-Lived Assets

Cloudbreak reviews its long-lived assets, primarily consisting of property and equipment, and software and website development costs, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. For the years ended December 31, 2019 and 2018, there has been no such impairment.

Net Loss per Common Unit

Cloudbreak reports basic loss per unit in accordance with Financial Accounting Standards Board (“FASB”) ASC 260, Earnings Per Share. Basic loss per unit is computed using the weighted average number of common units outstanding during the reporting period. Diluted earnings per unit is computed using the weighted average number of common units outstanding plus the effect of dilutive securities during the reporting period. Any potentially dilutive securities that have an anti-dilutive impact on the per unit calculation are excluded. During periods in which Cloudbreak reports a net loss, diluted weighted average units outstanding are equal to basic weighted average units outstanding because the effect of the inclusion of all potentially dilutive securities would be anti-dilutive. As of December 31, 2019 and 2018, there were no potentially dilutive securities excluded from the calculation of diluted loss per common unit due to a loss for those periods. For the years ended December 31, 2019 and 2018, respectively, Cloudbreak’s potentially dilutive shares, which include outstanding unit options and warrants have not been included in the computation of diluted net loss per share as the result would have been anti-dilutive. The table below reflects potentially dilutive securities for the years ended December 31, 2019 and 2018:

	2019	2018
Unit options outstanding	1,941,150	1,941,150
Warrants	526,312	526,312
Shares to be issued upon conversion of notes payable	–	–

Total	2,467,462	2,467,462

Fair Value of Financial Instruments

Cloudbreak follows the guidance of the FASB ASC 820-10, with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

•	Level 1 inputs: Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•	Level 2 inputs: Level 2 inputs are from other than quoted market prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs: Level 3 inputs are unobservable and should be used to measure fair value to the extent that observable inputs are not available.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

Trade accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses are reported on the balance sheet at carrying value, which approximates fair value due to the short-term maturities of these instruments. Management believes that that the carrying value of debt instruments, other than related party notes payable and loans to officers, also approximates fair value based on current market indicators, such as prevailing market rates and short-term maturities of certain financial instruments.

Management believes it is not practical to estimate the fair value of related party notes payable and loans to officers because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

The common unit warrant issued with a convertible note was valued using the Black Scholes valuation model (see Note 14). The conversion feature in convertible notes payable which required bifurcation as a derivative liability was valued using the Monte Carlo valuation model and had a fair value of $0 on the issuance date and each subsequent reporting date (see Note 15). Management believes these models are the best available techniques for valuing these instruments. Aside from the conversion feature in convertible notes payable, Cloudbreak had no other recurring or nonrecurring fair value measurements for assets and liabilities at December 31, 2019 and 2018.

Convertible Notes Payable and Derivative Instruments

Cloudbreak has adopted the provisions of Accounting Standards Update (“ASU”) 2017-11 to account for the down round features of warrants issued with private placements effective as of January 1, 2018. In doing so, warrants with a down round feature previously treated as derivative liabilities in the consolidated balance sheet and measured at fair value are henceforth treated as equity, with no adjustment for changes in fair value at each reporting period.

Cloudbreak accounts for conversion options embedded in convertible notes in accordance with ASC 815, which generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free-standing derivative financial instruments. Derivative financial instruments, as defined in the FASB ASC 815, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g., interest rate, security price or other variable), require no initial net investment and permit net settlement. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40.

Cloudbreak accounts for conversion options embedded in non-conventional convertible notes, which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, Cloudbreak records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Derivative financial instruments may be free-standing or embedded in other financial instruments. Based on this guidance, Cloudbreak determined that the convertible feature did not meet the criteria for classification as equity. Accordingly, Cloudbreak bifurcated the conversion feature and recorded it in liabilities at its estimated fair value. Derivative financial instruments, such as the conversion feature, are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets, with any change in fair value recognized as a component of other income (expense), net in the statements of operations. Cloudbreak did not record a derivative liability for the optional convertible feature in convertible notes payable as the fair value was $0 on the issuance date and each subsequent reporting date (see Note 15). We estimated the fair value of the conversion feature at December 31, 2019 and 2018 using the Monte Carlo valuation model.

Concentration of Credit Risk

Financial instruments, which potentially subject Cloudbreak to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable.

Cloudbreak performs ongoing credit evaluations of its customers’ financial performance and generally requires no collateral from customers. No individual customer accounted for more than 10% of Cloudbreak’s accounts receivable balance as of the years ended December 31, 2019 and 2018. No individual customer accounted for more than 10% of Cloudbreak’s gross revenues for the year ended December 31, 2019 and one customer accounted for approximately 17% of Cloudbreak’s gross revenue for the year ended December 31, 2018.

Cloudbreak purchases its products on credit terms from vendors across the United States. For the years ended December 31, 2019 and 2018, there were no significant supplier concentrations. As of December 31, 2019 and 2018, one vendor comprised 14% and two vendors comprised 42% of total accounts payable, respectively.

Revenue Recognition

Cloudbreak derives the majority of its revenues from the sale of subscription-based fixed monthly minute and variable rate per unit of service medical language interpretation services. Cloudbreak also records ancillary revenue from the sale or lease of MARTTI devices and from the provision of information technology services that include connectivity and ongoing support of the MARTTI software platform. Cloudbreak accounts for revenue from contracts with customers, which comprises 100% of its revenue, through the following steps:

1.	Identification of the contract with a customer

2.	Identification of the performance obligations in the contract

3.	Determination of the transaction price

4.	Allocation of the transaction price to the performance obligations in the contract

5.	Recognition of revenue when, or as, Cloudbreak satisfies a performance obligation

Generally, Cloudbreak’s medical language interpretation and information technology services are invoiced monthly. Fixed monthly minute medical language interpretation subscription and information technology services fees are invoiced in advance in the period preceding the service. Variable rate per unit medical language interpretation and information technology services fees (including overage fees related to minutes used by the customer in excess of the fixed monthly minute subscription) are invoiced monthly in arrears. Sale of MARTTI devices is generally invoiced at contract execution (50%) and upon the delivery of the devices to the customer (50%). MARTTI device leases are invoiced monthly in advance in the period preceding the usage. Invoiced amounts are typically due within 30 days of the invoice date.

Cloudbreak has selected the Output Method for recognizing revenues related to fixed medical language interpretation and information technology services fees. Due to the stand-ready nature of the services provided, Cloudbreak recognizes these fees monthly on a straight-line basis over the term of the contract.

Variable consideration received for medical language interpretation services, information technology services and for the lease of MARTTI devices is based on a fixed per item charge applied to a variable quantity. Variable consideration for Cloudbreak’s services is recognized over time in accordance with the “right to invoice” practical expedient and therefore is not subject to revenue constraint evaluation.

Revenue related to the sale of MARTTI devices is recognized at a point in time upon delivery of the devices to the customer.

Cloudbreak may enter into multiple component services arrangements that bundle the pricing for the lease of MARTTI devices with information technology services. Often, the pricing bundle may also include medical language interpretation services. When an equipment lease is bundled with services, allocation of the transaction price consideration between the lease and non-lease components of the lease is required. Cloudbreak has determined that the consideration allocated to the lease components in its bundled multiple component services arrangements is not material to the financial statements.

Revenue is measured as the amount of consideration Cloudbreak expects to receive in exchange for transferring products or providing services. Revenue is recognized when Cloudbreak satisfies its performance obligations under the contract by transferring the promised product or service to its customer. Cloudbreak’s contracts generally do not include any material significant financing components.

Cloudbreak typically satisfies its performance obligations when the products are transferred and services are provided to its customers. The majority of Cloudbreak’s performance obligations are satisfied over time. Cloudbreak typically satisfies its performance obligations as the customer receives and consumes the benefits of the medical language interpretation services, information technology services and the use of the MARTTI devices. Performance obligations for the sale of the MARTTI devices are satisfied when control of the devices is transferred to Cloudbreak’s customers.

Cloudbreak has established a contract liability for billings or payments received in advance of when revenue recognition criteria are met. This contract liability is classified as deferred revenue in the consolidated balance sheets.

Neither the type of service sold nor the location of sale significantly impacts the nature, amount, timing, or uncertainty of revenue and cash flows.

Cost of Revenue

For both LAN and Carenection, cost of revenue primarily consists of costs related to supporting and hosting Cloudbreak’s product offerings and delivering services. These costs include salaries, benefits, incentive compensation and unit-based compensation. Costs of revenue include the cost of maintaining Cloudbreak’s data centers, customer support team and Cloudbreak’s professional services staff, in addition to third-party service provider costs such as data center and networking expenses, allocated overhead, amortization of capitalized internal-use software development costs and intangible assets and depreciation expense. In addition to the costs associated with delivering services, costs of revenue also include the cost of purchased equipment inventory sold to customers.

Advertising and Marketing Expense

Advertising and marketing expenses are included in general and administrative expenses within the consolidated statements of operations and are expensed when incurred. Costs associated with advertising and marketing expense were $138,524 and $99,851 for the years ended December 31, 2019 and 2018, respectively, and is included in general and administrative expenses on the consolidated statements of operations.

Unit-Based Compensation

Cloudbreak maintains performance incentive plans under which incentive and nonqualified member unit options are granted primarily to employees and nonemployee consultants. Cloudbreak accounts for unit-based awards to both employees and nonemployees under ASC Topic 718-10, Stock-Based Compensation, and requires the recognition of compensation expense, using a fair-value based method, for costs related to all unit-based payments including member unit options. ASC Topic 718-10 requires companies to estimate the fair value of unit-based payment awards on the date of grant using an option-pricing model.

Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. Cloudbreak’s chief operating decision maker is the chief executive officer. Cloudbreak and the chief executive officer view Cloudbreak’s operations and manage its business as one reportable segment with different operating segments.

Recently Adopted Accounting Standards

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” The standards update outlines a single comprehensive model for an entity to utilize to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that will be received in exchange for the goods and services. The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. Cloudbreak has elected to adopt the new standard effective January 1, 2018, the first day of Cloudbreak’s fiscal year, and has applied the new standard to all contracts not completed as of that date. Cloudbreak adopted the new standard using the full retrospective method and elected applicable practical expedients on adoption. Upon the full retrospective adoption of Topic 606, Cloudbreak has implemented the appropriate net revenue recognition methodology with regard to one of its contractual arrangements where Cloudbreak is acting as an agent. The change in recognition methodology resulted in a reclassification from cost of sales to net sales of $3,913,003 and $1,501,310 for the years ended December 31, 2018 and 2019, respectively, as shown in the following tables:

	For the Year ended December 31, 2018
	As reported under ASC 605	Effect of Topic 606 Adoption	As reported under ASC 606
Consolidated Statements of Operations
Net sales	$34,510,405	$(3,915,120)	$30,595,285
Cost of sales	$20,911,011	$(3,915,120)	$16,995,891
Gross profit	$13,599,394	$–	$13,599,394

	For the Year ended December 31, 2019
	As reported under ASC 605	Effect of Topic 606 Adoption	As reported under ASC 606
Consolidated Statements of Operations
Net sales	$31,630,910	$(1,501,105)	$30,129,805
Cost of sales	$18,370,055	$(1,501,105)	$16,868,950
Gross profit	$13,260,855	$–	$13,260,855

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” This new standard introduces a new lease model that requires the recognition of lease assets and lease liabilities on the balance sheet and the disclosure of key information about leasing arrangements. The recognition, presentation and measurement of lease related items in the financial statements will depend on whether the lease is classified as a finance or operating lease. In addition, the new guidance requires disclosures regarding the amount, timing and uncertainty of cash flows arising from leases. Subsequent to ASU 2016-02, the FASB issued related ASUs, including ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which provides for another transition method in addition to the modified retrospective approach required by ASU No. 2016-02. This option allows entities to initially apply the new leases standard at the adoption date and recognize a cumulative adjustment to the opening balance of retained earnings in the period of adoption. Cloudbreak adopted the new standard with an effective date of January 1, 2019 which is the beginning of its reporting year ending December 31, 2019. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. Cloudbreak has elected to apply the transition requirements at January 1, 2018, which is the beginning of the earliest comparative period presented. This approach will result in any leases existing at, or entered into after, the beginning of the earliest period presented being reported in accordance with ASC Topic 842.

The new standard provides for a number of optional practical expedients. Cloudbreak has elected the package of practical expedients permitted under the transition guidance within the new standard which does not require Cloudbreak to reassess prior conclusions regarding whether contracts are or contain a lease, lease classification and initial direct lease costs. Additionally, Cloudbreak has elected the practical expedient (including for those leases for which Cloudbreak is a lessee) to use hindsight in determining the lease term (that is, when considering lessee options to extend or terminate the lease or to purchase the underlying asset) and in assessing impairment of Cloudbreak’s right-of-use (ROU) assets. Cloudbreak elected the practical expedient pertaining to land easements.

The new lease standard provides several optional policy elections for an entity’s ongoing accounting. Generally, Cloudbreak has elected the policy to not separate lease and non-lease components in arrangements whereby Cloudbreak is the lessee. Cloudbreak has elected to exclude short-term leases (with original lease terms of twelve months or less) from the balance sheet.

Cloudbreak has elected to use the portfolio approach, as the lessee, to combine like leases into one portfolio of leases. Cloudbreak’s leases (as a lessee) for their personal property fit the definition of a portfolio in this context as they have similar commencement dates, length of terms or other contract terms.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), which addresses the complexity of accounting for certain financial instruments with down round features and addresses the difficulty of navigating Topic 480 because of the existence of extensive pending content in the ASC as a result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. This update applies to all entities that issue financial instruments that include down round features and entities that present earnings per share in accordance with Topic 260. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2018. Cloudbreak adopted the provisions of this standard effective January 1, 2018, using the modified retrospective method. The adoption of this accounting standard did not have a material effect on Cloudbreak’s audited consolidated financial statements.

Stock based compensation

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718). The amendments in this update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. Prior to this update, Topic 718 applied only to share-based transactions to employees. Consistent with the accounting requirements for employee share-based payment awards, nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. Cloudbreak adopted ASU 2018-07 as of December 31, 2018. The adoption of this accounting standard did not have a material effect on Cloudbreak’s audited consolidated financial statements.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost, including trade receivables. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of forward-looking information to calculate credit loss estimates. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. These changes may result in more timely recognition of credit losses. ASU 2019-10 amended the effective date for ASU 2016-13 for smaller reporting companies to be annual reporting periods beginning after December 15, 2021. Cloudbreak is currently evaluating the impact of adopting this guidance.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments. ASU 2020-06 eliminates certain models that require separate accounting for embedded conversion features, in certain cases. Additionally, among other changes, the guidance eliminates certain of the conditions for equity classification for contracts in an entity’s own equity. The guidance also requires entities to use the if-converted method for all convertible instruments in the diluted earnings per share calculation and include the effect of share settlement for instruments that may be settled in cash or shares, except for certain liability-classified share-based payment awards. This guidance is effective for Cloudbreak beginning in the first quarter of 2022 and must be applied using either a modified or full retrospective approach. Early adoption is permitted, but no earlier than annual periods beginning after December 15, 2020. Cloudbreak is currently evaluating the impact of adopting this guidance.

Qualitative and Quantitative Disclosures About Market Risk

We are exposed to a variety of market and other risks, including the effects of changes in interest rates, and inflation, as well as risks to the availability of funding sources, hazard events, and specific asset risks.

Interest Rate Risk

The market risk inherent in our financial instruments and our financial position represents the potential loss arising from adverse changes in interest rates. As of September 30, 2020, and December 31, 2019, we have interest bearing debt of $7,253,325 and $9,699,505, respectively. Our New LOC is a variable rate loan that accrues interest at a variable rate of interest based on the Prime Referenced Rate, plus the applicable margin. As of September 30, 2020, the calculated interest rate is 6.5%.

A one percent (1%) increase in interest rates in our variable rate indebtedness would result in approximately $70,000 in additional annual interest expense.

Inflation Risk

We do not believe that inflation has had, or currently has, a material effect on its business.

Foreign Currency Risk

There was no material foreign currency risk for nine-months ended September 30, 2020 and the years ended December 31, 2019 and 2018. Our activities to date have been limited to and were conducted in the United States.

MANAGEMENT

Management and Board of Directors

Upon the consummation of the Business Combinations, the business and affairs of the post-combination company will be managed by or under the direction of the Board of Directors of the post-combination company. The directors and executive officers of the post-combination company upon consummation of the Business Combinations will include the following.

Name	Age	Position
Dr. Chirinjeev Kathuria	56	Co-Chairman of the Board of Directors
Dr. Avi S. Katz	62	Co-Chairman of the Board of Directors
Dr. Raluca Dinu	47	Director
Dr. Mariya Pylypiv	32	Director
Neil Miotto	74	Director Chair of the Audit Committee
Independent Director		Director
Independent Director		Director
Independent Director		Director
Independent Director		Director
Dr. Alfonso W. Gatmaitan	60	Co-Chief Executive Officer
Dr. Ramesh Balakrishnan	66	Co-Chief Executive Officer
Martin S. A. Beck	54	Chief Financial Officer
Syed Sabahat Azim	46	Chief Executive Officer, International
Jamey Edwards	46	Chief Operating Officer

Information about Anticipated Executive Officers and Directors Upon the Closing of the Business Combinations

Upon the Closing of the Business Combinations, the Company will increase the size of our Board from six directors to nine directors. The Board of Directors of the post-combination company will be comprised of Dr. Avi S. Katz, Dr. Raluca Dinu, Dr. Chirinjeev Kathuria, Neil Miotto and Dr. Mariya Pylypiv and four additional independent directors (under NYSE rules) to be designated by a majority of Dr. Avi S. Katz, Dr. Raluca Dinu, Dr. Chirinjeev Kathuria and Dr. Mariya Pylypiv.

Dr. Chirinjeev Kathuria. Upon the Closing of the Business Combinations, Dr. Kathuria will serve as the Co-Chairman of our Board of Directors. Dr. Kathuria is an Indian-American investor, businessperson, and philanthropist. He is the co-founder of UpHealth and several other companies. Dr. Kathuria co-founded Ocean Biomedical in January 2019 and serves as the Chairman of its Board of Directors, a position he has held since inception. Ocean Biomedical is a biotech company that partners with leading scientists and research institutions to accelerate the translation of new discoveries into breakthrough medicines. Dr. Kathuria also co-founded AIRO Group in March 2020 and serves as the Chairman of its Board of Directors, a position he has held since inception. AIRO Group offers an end-to-end solution for the next generation of avionics, manned and unmanned mobility, and multi-modal transportation for defense and commercial markets. In addition, Dr. Kathuria co-founded New Generation Power in February 2009 and American Teleradiology NightHawks, Inc. in March 2003. American Teleradiology NightHawks, Inc. merged with NightHawk Radiology Holdings, Inc. and the combined company went public on NASDAQ in October 2006. Dr. Kathuria served as a director of The X-Stream Networks Inc. from March 1998 to March 2000, an internet service provider which was sold to Liberty Surf Group S.A. and subsequently went public on the Paris Stock Exchange. Dr. Kathuria has also been involved in space exploration, and was the Founding Director of MirCorp in January 1999, the first commercial company to privately launch and fund manned space programs. Dr. Kathuria ran for U.S. Senate in Illinois, becoming the first Indian-American to run for the U.S. Senate in U.S. history, in a race that included eventual winner, President Barack Obama. Dr. Kathuria received a Bachelor of Science degree and Doctor of Medicine degree from Brown University and a Master of Business Administration degree from Stanford University. The Company believes that Dr. Kathuria is qualified to serve as the Co-Chairman of the Board of Directors based on his historic knowledge of UpHealth, vision for company growth and his leadership and managerial experience.

Dr. Avi S. Katz. Dr. Avi S. Katz has served as our Executive Chairman of our Board of Directors since March 2019, and from that time until August 2019, was also our Chief Executive Officer, President and Secretary. In March 2019, Dr. Katz founded the Company. The Company completed its initial public offering in June 2019, in which it sold 17,250,000 units at a per unit price of $10.00, with each unit consisting of one share of our Common Stock, one warrant to purchase one share of our Common Stock, and one right to receive one-twentieth (1/20) of one share of our Common Stock, generating aggregate proceeds of $172,500,000. Upon the consummation of the Business Combinations, Dr. Katz will transition to being the Co-Chairman of our Board of Directors. He has also served as the Executive Chairman of the Board of Directors, Chief Executive Officer, President and Secretary of GigCapital3, Inc. since February 2020 and as the Executive Chairman of the Board of Directors of GigCapital4, Inc. since its inception in December 2020. He is also the Founding Managing Member of GigFounders, LLC, a Founding Managing Member of GigManagement, LLC and the Manager of our Sponsor, as well as GigAcquisitions, LLC (the sponsor of GigCapital) and GigAcquisitions3, LLC (the sponsor of GigCapital3, Inc.). Dr. Katz has spent approximately 33 years in international executive positions within the TMT industry working for privately held start-ups, middle-cap companies and large enterprises. In these roles, Dr. Katz has been instrumental in launching and accelerating entities, building teams, large scale fund-raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. In October 2017, Dr. Katz founded GigCapital, a Private-to-Public Equity (PPE) company formed for the purpose of acquiring a company in the technology industry. GigCapital completed its initial public offering in December 2017, in which it sold 14,375,000 units at price of $10.00 per unit, with each unit consisting of one share of GigCapital common stock, three-quarters (3/4) of one warrant to purchase one share of GigCapital common stock and one right to receive one-tenth (1/10) of one share of GigCapital common stock, generating aggregate proceeds of $143,750,000, and, at that time, was listed on the NYSE under the symbol “GIG.” On February 22, 2019, after intensive screening of more than 400 companies worldwide, GigCapital entered into a stock purchase agreement to acquire Kaleyra S.p.A. at a transaction enterprise value of $187,000,000 with combined cash and/or promissory note consideration of $15,000,000. Kaleyra S.p.A. is a global company specialized in providing mobile messaging services for financial institutions and companies of all sizes. The transaction closed on November 25, 2019, and GigCapital was renamed Kaleyra, Inc. and listed on the NYSE American stock exchange under the symbol “KLR” at that time. Dr. Katz has served as the Executive Chairman of Kaleyra, Inc. since the consummation of the transaction in November 2019. Dr. Katz is also the co-founder of Cognizer, a software company specializing in deeplearning powered natural language artificial intelligence, and was the Executive Chairman of Cognizer’s board of directors from its inception in December 2018 until August 2020. Prior to forming GigCapital, Dr. Katz dedicated 10 years to bootstrap, develop and manage GigPeak (NYSE American: formerly GIG), originally known as GigOptix, Inc. He served as Chairman of the Board, Chief Executive Officer and President of GigPeak from its inception in 2007 until its sale in April 2017 to IDT for $250,000,000 in cash, GigPeak provided semiconductor integrated circuits and software solutions for high-speed connectivity and video compression. While Dr. Katz was at GigPeak’s helm, the company completed 10 M&A deals. From 2003 to 2005, Dr. Katz was the Chief Executive Officer, President, and member of the board of directors of Intransa, Inc., which at the time provided full-featured, enterprise-class IP-based Storage Area Networks. From 2000 to 2003, Dr. Katz was the Chief Executive Officer and a member of the board of directors of Equator Technologies, which at the time sought to commercialize leading edge programmable media processing platform technology for the rapid design and deployment of digital media and imaging products. Equator Technologies was sold to Pixelworks, Inc. for $110,000,000 in 2005. Dr. Katz has held several leadership positions over the span of his career within the technology industry since serving as Member of Technical Staff at AT&T Bell Laboratories in the 1980s, and has made numerous angel investments in high-tech companies around the world. Dr. Katz is a graduate of the Israeli Naval Academy and holds a B.Sc. and Ph.D. in Semiconductors Materials from the Technion (Israel Institute of Technology). He is a serial entrepreneur, holds many U.S. and international patents, has published many technical papers and is the editor of a number of technical books. Dr. Katz is married to Dr. Dinu, one of our directors, and our President and Chief Executive Officer.

Dr. Raluca Dinu. Dr. Raluca Dinu joined our Board of Directors in March 2019 and has served as our President and Chief Executive Officer since August of 2019. She has also served as a director of GigCapital3, Inc. since February 2020 and as the President, Chief Executive Officer, Secretary and a director of GigCapital4, Inc. since its inception in December 2020. From April 2017 to May 2019, Dr. Dinu was the Vice President and General Manager of Integrated Device Technology, Inc. (Nasdaq: IDTI) (“IDT”)’s Optical Interconnects Division. Prior to that, she held several executive-level positions at GigPeak, including Executive Vice President and Chief Operation Officer from 2008 until it was acquired by IDT in April 2017, and before that, as its Executive Vice President of Global Sales and Marketing from August 2015 to April 2016, and as its Senior Vice President of Global Sales and Marketing from December 2014 to August 2015. From February 2014 to September 2017, Dr. Dinu was a member of the Board of Directors of Brazil-Photonics, in Campinas, Brazil, a joint venture that GigPeak established with the Centro de Pesquisa e Desenvolvimento em Telecomunicações. From 2001 to 2008, Dr. Dinu was VP of Engineering at Lumera (NASDAQ: LMRA). Lumera was acquired by GigPeak in 2008, and Dr. Dinu joined GigPeak at that time. Dr. Dinu holds a B.Sc. in Physics and Ph.D. in Solid State Condensed Matter Physics from the University of Bucharest, and an Executive-MBA from Stanford University. Dr. Dinu is married to Dr. Katz, our Executive Chairman of our Board of Directors.

Dr. Mariya Pylypiv. Upon the Closing of the Business Combinations, Dr. Pylypiv will be a member of our Board of Directors. She is the co-founder of UpHealth and currently serves as the Vice Chairwoman and Secretary of the Board. She will also act as the Chief Strategy Officer of New UpHealth. Since January 2018, Dr. Pylypiv has been responsible for the development of UpHealth’s business and corporate strategies along with leading successful completion of several acquisitions. Dr. Pylypiv has worked for Sikich LLC since March 2018. Prior to that, she was in charge of operations and trading and development of global absolute return long/short market-neutral equity strategies for Acrospire Investment Management LLC from February 2016 to March 2018, most recently serving as Vice President of Investment Banking and Corporate Development Vice President. Dr. Pylypiv held a role as a Quantitative Research Analyst for Rotella Capital Management from July 2014 to January 2016 developing research strategies and overseeing fund operation and trading activities. Dr. Pylypiv holds B.A. and M.A. degrees in Accounting from Precarpathian National University, B.A. and M.A. degrees in International Economics and Tourism from Ternopil National Economic University and a Ph.D. from Purdue University. The Company believes that Dr. Pylypiv is qualified to serve on the Board of Directors based on her historic knowledge of UpHealth and her leadership and managerial experience.

Neil Miotto. Neil Miotto joined the Board of Directors in March 2019. He also joined the board of directors of GigCapital3, Inc. in February 2020. Mr. Miotto became a member of the board of directors of GigCapital in October 2017 and has continued in that role after that company became Kaleyra, Inc. In addition, Mr. Miotto served on the board of directors of Micrel, Inc. prior to its sale to Microchip Technology Inc. in May 2015, and on the board of directors of GigPeak from 2008 until its sale to IDT in April 2017. He currently serves on the board of directors of Cognizer, a position he has held since March 2019. Mr. Miotto is a financial consultant and a retired assurance partner of KPMG LLP where he was a partner for twenty-seven years until his retirement in September 2006. Since his retirement from KPMG Mr. Miotto has provided high level financial consulting services to companies in need of timely accounting assistance and in serving on public company boards. He is deemed to be a ‘financial expert’ under SEC and NYSE rules. While at KPMG Mr. Miotto focused on serving large public companies. Mr. Miotto also served as an SEC reviewing partner while at KPMG. He is a member of the American Institute of Certified Public Accountants. He holds a Bachelor of Business Administration degree from Baruch College, of The City University of New York.

Dr. Alfonso (Al) Gatmaitan, DSc. Upon the Closing of the Business Combinations, Dr. Gatmaitan will serve as our Co-Chief Executive Officer.—Since November 2019, Dr. Gatmaitan has served as the CEO and a board member of UpHealth Services, Inc. which became a subsidiary of UpHealth following a reorganization in October 2020, and since October 2020, he has served as the Co-CEO and a board member of UpHealth. He served in various capacities during the formation of UpHealth Services from January 2018 to November 2019. A hospital president at age 31, Dr. Gatmaitan was named the Under 40 Executive of the Year by the Indiana Chapter of the American College of Healthcare Executives. Over a total of 32 years Dr. Gatmaitan enjoyed increasingly challenging roles including serving as the founding President of a new hospital built from a green field and as President of a $450,000,000 community-based hospital and medical group system. Most recently Dr. Gatmaitan served as the Chief Operating Officer for Indiana University Health, a $6.3B integrated delivery system with an owned health plan, from January 2016 to December 2018. Dr. Gatmaitan holds a master’s degree in health administration from Indiana University and is a Doctor of Science in Healthcare Leadership from the University of Alabama at Birmingham. He is also a Fellow in the American College of Healthcare Executives and has served as an Executive in Residence for The Health Management Academy, a peer learning company of leading health systems and industry executives.

Dr. Ramesh Balakrishnan. Upon the Closing of the Business Combinations, Dr. Balakrishnan will serve as our Co-Chief Executive Officer. Dr. Ramesh Balakrishnan has served as Co-Chief Executive Officer of UpHealth since November 2020 and Chief Executive Officer of Thrasys, Inc., a subsidiary of UpHealth that delivers technology platforms and applications for integrated care management, since March 2002. Dr. Balakrishnan founded Thrasys, Inc. in 2002, and has since been responsible for raising initial investments, hiring the core business and technology team, defining the product roadmap, closing over $100,000,000 in customer contracts, negotiating and executing strategic agreements with Siemens Health Care, Varian Medical Solutions, and overseeing growth and strategy for the company. Prior to founding Thrasys, Inc., Dr. Balakrishnan co-founded ePropose, Inc., a technology company that pioneered a unique technology for collaboration, in 1998. ePropose, Inc. was merged into a joint venture with Cargill, Inc.—the world’s largest privately held company—in 2001. From 1997 to 1999, Dr. Balakrishnan was Vice President of Software at Asyst Technologies where he was responsible for overall P&L for the software division, and the launch of innovative solutions for the global semiconductor industry. Asyst Technologies’ customers represented some of the largest semiconductor fabrication plants in the world including Taiwan Semiconductor Manufacturing Corporation.—Prior to joining Asyst Technologies, Dr. Balakrishnan was Director of Applications from 1995 to 1997 at Measurex Corporation, a company that delivered mission critical real-time control systems for discrete and continuous manufacturing. At Measurex, in various roles, Dr. Balakrishnan developed and introduced market leading products in the US, Europe, Asia, Japan, and the Americas. Dr. Balakrishnan holds Ph.D. and M.Sc. degrees from Stanford University and a B.Eng. degree from the University of Madras. He was also a recipient of the very competitive national science talent scholarship awarded by the Government of India for promising science scholars. Dr. Balakrishnan holds 14 domestic and international patents in various areas of technology.

Martin S. A. Beck. Upon the Closing of the Business Combinations, Mr. Beck will serve as our Chief Financial Officer. Mr. Beck has served as a Managing Director at Sikich Corporate Finance, LLC since October 2018 and as the Founder and President of Rewi Enterprises, LLC since 2003. Mr. Beck served as a co-founder and Managing Director of MAT Capital, LLC from October 2009 to January 2016. Mr. Beck was a Director at Macquarie Capital Advisors from January 2007 to August 2009 where he focused on Mergers and Acquisitions and principal transactions. Before then, beginning in May 2000, Mr. Beck was an Executive Director at J.P. Morgan, where he specialized in Mergers and Acquisitions in the industrials sectors. Mr. Beck also served as Managing Director of Weichai Power Co. from October 2009 to May 2015, where he led International Corporate Development. Mr. Beck received a Masters of Business Administration from New York University, a J.D. from Northwestern University School of Law, and a Bachelor of Arts in Economics from Princeton University.

Dr. Sabahat S. Azim. Upon the Closing of the Business Combinations, Dr. Azim will serve as our Chief Executive Officer of International Operations. Dr. Azim is a doctor, former Indian Administrative Service officer and social entrepreneur who has been involved in healthcare for a long time. He is the founder Glocal Healthcare Systems Private Limited (“Glocal”) and has served as its Chief Executive Officer and a Director of Glocal since September 2010. Under Dr. Azim’s stewardship, Glocal has set up and is operating twelve integrated multi-specialty hospitals, over 250 Digital Dispensaries and a large telemedicine network in India and eight other countries. He also served the Indian Government from September 2000 to July 2006 in various positions, including the Secretary to the Chief Minister and Director of IT. Prior to this, he founded Sahaj e-Village Ltd – a pan India digital connect enterprise that created 18,000 Common Service Centers across India’s villages bridging the digital divide. Dr. Azim has been declared Social Entrepreneur of the Year 2020 by the World Economic Forum’s Schwab Foundation for Social Enterprise. His innovation, HellolyfCX Digital Dispensary, was awarded the Public Appreciation Award 2020 by UN Innovation at the Health Innovation Exchange HIEx2020 as the most innovative technology to meet the Sustainable Development Goals of UN. He is a member of FICCI Health Services Committee, member of Health Sector Skills Council, Consultative committee on Ayushman Bharat and many others. He is a member of Airtel Customer Advisory Board (one of India’s largest Telecom players) and is a member of the Strategic Advisory Council of India Alliance—A Welcome Trust UK and Government of India Department of Biotechnology Initiative that makes grants for R&D. He is also a non-executive director at Kimberlite Social Infra Private Limited, an affiliate Glocal. He is an alumnus of JN Medical College, AMU, Aligarh, LBSNAA Mussoorie and IIM Ahmedabad.

Jamey Edwards. Jamey Edwards has served as CEO & Co-Founder of Cloudbreak Health (and its predecessor company The Language Access Network, LLC) since January of 2008 and will serve as UpHealth’s Chief Operations Officer. He led Cloudbreak’s rapid growth from industry pioneer to one of the leading companies in digital health, continuing to launch new and innovative solutions targeted towards delivering on its mission to humanize healthcare. Prior to Cloudbreak, Mr. Edwards was the CEO of Emergent Medical Associates (“EMA”) and presided over its growth from local emergency room group to the leading group in the Southwest United States growing revenue 10x during his tenure to over $150,000,000 annually. Prior to EMA, Mr. Edwards was an investment banking and private equity professional for over 10 years with experience spanning KPMG, Caltius Private Equity & Lehman Brothers. Mr. Edwards sits on the Board of the American Red Cross of Los Angeles, the Partners in Care Foundation, Pinksocks.life and the Executive Leadership team of the American Heart Association of Los Angeles. He is an industry influencer, thought leader and speaker recognized as a HIMSS Changemaker in 2019/20, an 3x Ernst & Young Entrepreneur of Year Finalist (2013, 2014 & 2017) and a top 40 Healthcare Transformer by MM&M magazine. Mr. Edwards holds a BS in Organizational Behavior and an MBA in Entrepreneurship from Cornell University.

Classified Board of Directors

In accordance with our certificate of incorporation, our Board is not classified as all directors are elected to one-year terms on an annual basis.

As discussed above, in connection with the Business Combinations, our Board will be reconstituted and initially be comprised of nine members, who will be voted upon by the stockholders at the Special Meeting. Our Board believes it is in the best interests of the Company for the Board to be classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms. If Proposal No. 3 is approved at the Special Meeting, each Class I director, consisting of Messrs. Miotto,             , and             will have a term that expires at the post-combination company’s annual meeting of stockholders in 2022, each Class II director, consisting of Drs. Dinu and Pylypiv, and             , will have a term that expires at the post-combination company’s annual meeting of stockholders in 2023 and each Class III director, consisting of Drs. Katz and Kathuria             and             , will have a term that expires at the post-combination company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Committees of the Board of Directors

The standing committees of our Board currently consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees will report to the New UpHealth Board as they deem appropriate and as the New UpHealth Board may request. The composition, duties and responsibilities of these committees are set forth below. The New UpHealth Board may also convene additional committees as necessary and in accordance with the organizational documents of the post-combination company.

Audit Committee

The audit committee is responsible for, among other matters:

•

assisting the New UpHealth Board in the oversight of (i) the accounting and financial reporting processes of the Company and the audits of the financial statements of Company, (ii) the preparation and integrity of the financial statements of the Company, (iii) the compliance by the Company with financial statement and regulatory requirements, (iv) the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firms, and (v) the qualifications and independence of the Company’s independent registered public accounting firms;

•

reviewing with each of the internal and independent registered public accounting firms the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;

•

reviewing and discussing with management and internal auditors the Company’s system of internal control and discuss with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;

•

reviewing and discussing with management, internal auditors and independent registered public accounting firm the Company’s financial and critical accounting practices, and policies relating to risk assessment and management;

•

receiving and reviewing reports of the independent registered public accounting firm discussing (i) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, (ii) all alternative treatments of financial information within U.S. GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

•

reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•

reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

•

discussing with management and the independent registered public accounting firm any changes in Company’s critical accounting principles and the effects of alternative U.S. GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;

•	reviewing material pending legal proceedings involving the Company and other contingent liabilities;

•

meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

•

reviewing and approving all transactions between the Company and related parties or affiliates of the officers of the Company requiring disclosure under Item 404 of Regulation S-K prior to the Company entering into such transactions;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;

•

reviewing periodically with the Company’s management, the independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.

Upon consummation of the Business Combinations, we anticipate our audit committee will consist of Messrs. Miotto,             and             , each of whom qualifies as an independent director according to the rules and regulations of the SEC and NYSE with respect to audit committee membership. We anticipate that Mr. Miotto will serve as chairman of the audit committee. Each member of the audit committee is financially literate and our Board has determined that Mr. Miotto qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Our Board has adopted a written charter for the audit committee, which will be available on our corporate website at             upon the completion of the Business Combinations. The information on our website is not part of this prospectus.

Compensation Committee

The compensation committee is responsible for, among other matters:

•	reviewing the performance of the Chief Executive Officer and executive management;

•	assisting the New UpHealth Board in developing and evaluating potential candidates for executive positions (including Chief Executive Officer);

•

reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and setting Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and the Company’s philosophy;

•	approving the salaries, bonus and other compensation for all executive officers;

•	reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

•	reviewing and discussing with the New UpHealth Board and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;

•	reviewing and making recommendations concerning executive compensation policies and plans;

•	reviewing and recommending to the New UpHealth Board the adoption of or changes to the compensation of the Company’s directors;

•	reviewing and approving the awards made under any executive officer bonus plan, and providing an appropriate report to the New UpHealth Board;

•

reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Board, acting as the “Plan Administrator” for equity-based and employee benefit plans;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees;

•	reviewing periodic reports from management on matters relating to the Company’s personnel appointments and practices;

•	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•	issuing an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable SEC rules and regulations;

•	annually evaluating the Committee’s performance and the committee’s charter and recommending to the New UpHealth Board any proposed changes to the charter or the committee; and

•

undertaking all further actions and discharging all further responsibilities imposed upon the committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.

Upon consummation of the Business Combinations, we anticipate our compensation committee will consist of Messrs.             ,             and             , each of whom qualifies as an independent director according to the rules and regulations of NYSE with respect to compensation committee membership. We anticipate that             will serve as chairman of the compensation committee. Our Board has adopted a written charter for the compensation committee, which will be available on our corporate website at         upon the completion of the Business Combinations. The information on our website is not part of this prospectus.

Nominating and Governance Committee

The compensation committee is responsible for, among other matters:

•	developing and recommending to the New UpHealth Board the criteria for appointment as a director;

•	identifying, considering, recruiting and recommending candidates to fill new positions on the Board;

•	reviewing candidates recommended by stockholders;

•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

•	recommending director nominees for approval by the New UpHealth Board and election by the stockholders at the next annual meeting.

The nominating and governance committee has not established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Upon consummation of the Business Combinations, we anticipate our nominating and governance committee will consist of Messrs.             ,             and             , each of whom qualifies as an independent director according to the rules and regulations of the SEC and NYSE with respect to nominating and governance committee membership. We anticipate that             will serve as chairman of the nominating and governance committee. We expect that our Board will adopt a written charter for the nominating and governance committee, which will be available on our corporate website at             upon the completion of the Business Combinations. The information on our website is not part of this prospectus.

Code of Ethics

We have adopted a Code of Ethics applicable to our management team and employees in accordance with applicable federal securities laws. We have previously filed copies of our Code of Ethics and the charter for each of our committees. You can review those documents, as well as our other publicly filed documents, by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Communications with the Board of Directors

Following the completion of the Business Combinations, interested parties wishing to communicate with the New UpHealth Board or with an individual member or members of the New UpHealth Board may do so by writing to the New UpHealth Board or to the particular member or members of the New UpHealth Board, and mailing the correspondence to UpHealth, Inc., c/o             . Each communication should set forth (i) the name and address of the stockholder as it appears in our register, and if the shares of our Common Stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our Common Stock that are owned of record by the record holder and beneficially by the beneficial owner.

Post-Combination Company Executive Compensation

The following disclosure concerns the compensation of individuals who will serve as the Company’s named executive officers and directors following the completion of the Business Combinations.

Summary Compensation Table

The table below sets forth the 2019 and 2020 annual compensation levels of the two co-principal executive officers who will serve as Co-Chief Executives of the post-combination company, the principal executive officer of the international operations of the post-combination company and the next two most highly compensated officers. The compensation totals and individual amounts reflect the compensation of such officers of UpHealth and Cloudbreak, as applicable, during 2019 and 2020. In fiscal year 2021, such totals and amounts may change based, on among other things, changes to the terms of the employment of such persons.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Dr. Alfonso W. Gatmaitan,(3)	2020	$0	$0	$0	$0
Co-Chief Executive Officer and President	2019	$0	$0	$0	$0

Dr. Ramesh Balakrishnan,(2)	2020	$240,000	$250,000	$39,509	$529,509
Co-Chief Executive Officer	2019	$240,000	$0	$39,509	$279,509

Martin S.A. Beck,(3)	2020	$0	$0	$0	$0
Chief Financial Officer	2019	$0	$0	$0	$0

Jamey Edwards,	2020	$300,000	$0	$34,434	$334,434
Chief Operating Officer	2019	$300,000	$0	$32,115	$332,115

Dr. Syed Sabahat Azim,(4)	2020	$30,589	$0	$34,170	$64,760
Chief Executive Officer, International	2019	$31,297	$0	$34,961	$66,257

(1)

Neither Dr. Gatmaitan nor Mr. Beck received any compensation during 2020 or 2019. However, pursuant to the terms of the offer letters between each such individual and UpHealth Services, Inc., they will be paid 2020 accrued salary amounts (Dr. Gatmaitan—$300,000 (January 1, 2020 through December 31, 2020) and Mr. Beck—$196,875 (February 15, 2020 through December 31, 2020)), upon the closing of the UpHealth Business Combination. In addition, Dr. Gatmaitan will be paid a signing bonus of $50,000 upon the closing of the UpHealth Business Combination. Dr. Gatmaitan and Mr. Beck are also entitled to the following public company transaction success bonuses: (i) Dr. Gatmaitan (total of $500,000 to be paid as follows (subject to Dr. Gatmaitan being employed by UpHealth Services, Inc. UpHealth Holdings, Inc., or a successor entity as of such date): $150,000, $150,000, $150,000, and $50,000 on the dates that are six months, eighteen months, thirty months, and forty-two months following the closing of the UpHealth Business Combination, respectively, and (ii) Mr. Beck ($225,000 upon closing of the UpHealth Business Combination).

(2)

“All Other Compensation” for Dr. Balakrishnan consisted of the following in each of 2020 and 2019: $23,237 for premium payments for additional life insurance, $15,000 for company vehicle and vehicle expenses, and $1,272 for home office internet. “All Other Compensation” for Dr. Azim consisted of the following for 2020 and 2019: $8,249 and $8,450 for house rent allowance, $131 and $135 for transport allowance, and $25,748 and $26,376 for rural posting allowance, respectively.

(3)

The employment offer letters between each Dr. Gatmaitan and Mr. Beck and UpHealth Services, Inc., include the following severance provisions: If the individual’s employment is terminated without Cause (as defined in the offer letter) or for Good Reason (as defined in the offer letter), such individual is entitled to the following: (a) base salary for one year; (b) payment of any bonus earned during prior fiscal years, but not yet paid; and (c) accelerated vesting of all outstanding rights for stock, warrants, or other equity ownership interests (vesting occurs on one-year anniversary of termination date, unless termination is within two years following a Change in Control (as defined in the offer letter), in which case vesting occurs on termination date). In addition, in the event of the death or Disability (as defined in the offer letter) of the individual, accelerated vesting of all outstanding rights for stock, warrants, or other equity ownership interests to the date of termination of employment due to death or Disability. The employment offer letter between Dr. Balakrishnan’s employment agreement and Thrasys, Inc. does not include severance provisions. Dr. Azim is not a party to an employment agreement.

(4)

2020 and 2019 salary and “All Other Compensation” for Dr. Azim was converted based on the exchange rate reported by the U.S. Federal Reserve Board on December 31, 2020 of 1 USD to 73.0100 Indian Rupees and December 31, 2019 of 1 USD to 71.3600 Indian Rupees, respectively.

Compensation Philosophy and Objectives Following the Business Combinations

Following the Closing of the Business Combinations, the post-combination company intends to develop an executive compensation program that is consistent with UpHealth’s and Cloudbreak’s, as applicable, existing compensation policies and philosophies, which are designed to align compensation with the post-combination company’s business objectives and the creation of stockholder value, while enabling the post-combination company to attract, motivate and retain individuals who contribute to the long-term success of the post-combination company.

Decisions on the executive compensation program will be made by the compensation committee of the Board, which will be established at the Closing of the Business Combinations. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

The Company anticipates that decisions regarding executive compensation will reflect a belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The Company anticipates that the compensation committee will seek to implement the compensation policies and philosophies by linking a significant portion of the post-combination company’s executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

The Company anticipates that compensation for the post-combination company’s executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.

Employment Agreements

It is expected that the post-combination company will enter into new employment agreements with the named executive officers identified under the subsection above entitled “Post-Combination Company Executive Compensation,” subject to the terms of any existing employment agreements or severance agreements with UpHealth and Cloudbreak, and that these employment agreements will be reviewed annually by the compensation committee to the extent recommended upon advice and counsel of its advisors.

Annual Bonuses

The post-combination company intends to use annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The post-combination company expects that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers. Following the end of each year, it is expected that the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. For 2022, it is expected that the post-combination company will establish an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.

Equity-Based Awards

If the Incentive Plan Proposal is approved, the post-combination company intends to use equity-based awards to reward long-term performance of the named executive officers. The post-combination company believes that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of its named executive officers with the interests of its stockholders and serve to motivate and retain the individual named executive officers. Any awards would be made in accordance with the executive compensation program discussed in the section entitled “Management After the Business Combinations—Post-Combination Company Executive Compensation—Compensation Philosophy and Objectives Following the Business Combinations”, including the recommendations of management relating thereto.

Other Compensation

The post-combination company expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. The post-combination company also expects to continue to provide certain perquisites to its named executive officers, subject to the compensation committee’s ongoing review.

Deductibility of Executive Compensation

Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer, the chief financial officer, the three other most highly paid executive officers of a publicly traded corporation, and anyone previously subject to Section 162(m). The Company expects the policy of the post-combination company will be to consider the tax impact of its compensation arrangements as one factor, among others, in evaluating and determining the structure, implementation, and amount of awards paid to its executive officers. However, to retain highly skilled executives and remain competitive with other employers, the compensation committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the post-combination company and its stockholders, and maintaining tax deductibility will not be the sole consideration taken into account in determining what compensation arrangements are in our and our stockholders’ best interests. The right to grant compensation that is not deductible is expressly reserved, and the post-combination company may do so.

Director Compensation Following this Business Combinations

Following the completion of the Business Combinations, the post-combination company’s compensation committee will determine the annual compensation to be paid to the members of our Board.

EXECUTIVE COMPENSATION

The Company

The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2019.

Compensation of our Executive Officers and Directors

As we are a special purpose acquisition company, formed for the purpose of effecting a business combination, our primary objective with respect to executive and director compensation is to retain the executives and directors to help identify and close a business combination.

Commencing on the date that our securities were first listed on NYSE through the earlier of consummation of our initial business combination and our liquidation, we will pay our Sponsor a total of $20,000 per month, which funds were used to pay for office space, utilities, secretarial and administrative services. This arrangement was agreed to by an affiliate of our Executive Chairman for our benefit and is not intended to provide such affiliate of our Executive Chairman compensation in lieu of a salary. We believed that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services.

On March 20, 2019, we entered into a Strategic Services Agreement with Tara McDonough, our former Vice President and Chief Financial Officer, which was effective through August 12, 2019, Ms. McDonough’s last day providing services for the Company. Ms. McDonough was paid at an hourly rate of $200 per hour. Ms. McDonough was paid a total of $41,950 pursuant to her Strategic Services Agreement. On August 6, 2019, we entered into a Strategic Services Agreement with Brad Weightman, our current Vice President and Chief Financial Officer, pursuant to which Mr. Weightman was paid $10,000 per month. We entered into an Amended and Restated Strategic Services Agreement, effective as of June 30, 2020, with Mr. Weightman, pursuant to which, Mr. Weightman is paid up to $10,000 per month.

Following are the tabular disclosures of our executive officer and director compensation:

Management Compensation

Name and principal position	Year	Salary	Bonus	Stock Awards		Option Awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation		Total
Dr. Avi S. Katz, Executive Chairman of the Board of Directors and Former President and Chief Executive Officer (Principal Executive Officer)	March 6, 2019 (Date of Inception) through December 31, 2019	$–	$–	$–		$–	$–	$–	$45,000	(1)	$45,000
	2020								$51,000	(1)	51,000
Dr. Raluca Dinu, Director and President and Chief Executive Officer (Principal Executive Officer)	March 6, 2019 (Date of Inception) through December 31, 2019	–	–	–		–	–	–	54,000	(1)	54,000
	2020	–	–	–		–	–	–	66,000	(1)	66,000
Brad Weightman, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 6, 2019 (Date of Inception) through December 31, 2019	50,000	–	–		–	–	–	–		50,000
	2020	62,250	–	–		–	–	–	–		62,250
Tara McDonough, Former Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 6, 2019 (Date of Inception) through December 31, 2019	41,950	–	–	(2)	–	–	–	–		41,950
	2020	–	–	–		–	–	–	–		–

(1)

Advisory fees were paid to directors for board committee service and administrative and analytical services, including certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations.

(2)

5,000 restricted common stock shares were granted on June 10, 2019 to Ms. Tara McDonough. The shares underlying the Company’s restricted stock awards were subject to forfeiture if a business combination is not completed or if the individual resigns or is terminated for cause prior to the completion of a business combination. As the shares are subject to forfeiture, no compensation expense was recorded in the financial statements. As Ms. McDonough resigned on August 12, 2019, Ms. McDonough’s 5,000 shares were cancelled.

Independent Director Compensation

Name	Year	Fees earned or paid in cash	Stock Awards	Option Awards	Nonequity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation(1)	Total
Neil Miotto, Independent Director and Chairman of the Audit Committee	March 6, 2019 (Date of Inception) through December 31, 2019	$–	$–	$–	$–	$–	$45,000	$45,000
	2020	–	–	–	–	–	51,000	51,000
John Mikulsky, Independent Director and Chairman of the Compensation Committee	March 6, 2019 (Date of Inception) through December 31, 2019	–	–	–	–	–	36,000	36,000
	2020	–	–	–	–	–	36,000	36,000
Gil Frostig, Independent Director	March 6, 2019 (Date of Inception) through December 31, 2019	–	–	–	–	–	36,000	36,000
	2020	–	–	–	–	–	36,000	36,000

(1)

Advisory fees were paid to directors for board committee service and administrative and analytical services, including certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations.

Except as set forth above, no compensation was paid to our Sponsor, or management team, or any of their respective affiliates, prior to or in connection with the consummation of our initial business combination. Additionally, these individuals are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors review on a quarterly basis all payments that were made to our Sponsor, management team or our or their affiliates.

Members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended, to the Board of Directors for determination, either by a committee constituted solely by independent directors or by a majority of the independent directors on our Board.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

After the completion of the Business Combinations, Dr. Katz, Dr. Dinu and Mr. Miotto will serve on the Board of the post-combination company and each shall be entitled to receive compensation for serving on the Board of the post-combination company. The amount of such compensation is not known at the time, as it will be up to the directors of the post-combination company following completion of the Business Combinations to determine executive and director compensation. Any compensation to be paid to the post-combination company’s officers will be determined, or recommended, to its board for determination, either by a committee constituted solely by independent directors or by a majority of the independent directors on such board.

UpHealth

Summary Compensation Table

The table below sets forth the annual compensation levels for 2019 and 2020 for the existing executive officers of UpHealth who will continue either as directors or executive officers of New UpHealth, using their existing titles. The compensation totals and individual amounts reflect the compensation of such officers of UpHealth for 2019 and 2020, the date of this prospectus. In fiscal year 2021, such totals and amounts may change based, on among other things, changes to the terms of the employment of such persons.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(2)	Total ($)
Dr. Chirinjeev Kathuria,	2020	$0	$0	$0	$0
Executive Chairman	2019	$0	$0	$0	$0

Dr. Mariya Pylypiv,	2020	$0	$0	$0	$0
Vice Chairwoman and Chief Strategy Officer	2019	$0	$0	$0	$0

Dr. Alfonso W. Gatmaitan,(3)	2020	$0	$0	$0	$0
Co-Chief Executive Officer and President	2019	$0	$0	$0	$0

Dr. Ramesh Balakrishnan,	2020	$240,000	$250,000	$39,509	$529,509
Co-Chief Executive Officer	2019	$240,000	$0	$39,509	$279,509

Martin S.A. Beck,(3)	2020	$0	$0	$0	$0
Chief Financial Officer	2019	$0	$0	$0	$0

Dr. Syed Sabahat Azim,(4)	2020	$30,589	$0	$34,170	$64,760
Chief Executive Officer of Glocal Healthcare Systems Private Limited	2019	$31,297	$0	$34,961	$66,257

(1)

None of Dr. Kathuria, Dr. Pylypiv, Dr. Gatmaitan, or Mr. Beck received any compensation during 2020 or 2019. However, pursuant to the terms of the offer letters between each such individual and UpHealth Services, Inc., these individuals will be paid 2020 accrued salary amounts (Dr. Kathuria—$200,000, Dr. Pylypiv—$200,000, Dr. Gatmaitan—$300,000, or Mr. Beck—$196,875), upon the closing of the UpHealth Business Combination. In addition, Dr. Gatmaitan will be paid a signing bonus of $50,000 upon the closing of the UpHealth Business Combination. Dr. Gatmaitan and Mr. Beck are also entitled to the following public company transaction success bonuses: (a) Dr. Gatmaitan (total of $500,000 to be paid as follows (subject to Dr. Gatmaitan being employed by UpHealth Services, Inc. UpHealth Holdings, Inc., or a successor entity as of such date): $150,000, $150,000, $150,000, and $50,000 on the dates that are six months, eighteen months, thirty months, and forty-two months following the closing of the UpHealth Business Combination, respectively, and (b) Mr. Beck ($225,000 upon closing of the UpHealth Business Combination.

(2)

“All other compensation” for Dr. Balakrishnan consisted of the following in each of 2020 and 2019: $23,237 for premium payments for additional life insurance, $15,000 for company vehicle and vehicle expenses, and $1,272 for home office internet. All Other Compensation for Dr. Azim consisted of the following for 2020 and 2019: $8,249 and $8,450 for house rent allowance, $131 and $135 for transport allowance, and $25,748 and $26,376 for rural posting allowance, respectively.

(3)

The employment offer letters between each Dr. Gatmaitan and Mr. Beck and UpHealth Services, Inc., include the following severance provisions: If the individual’s employment is terminated without Cause (as defined in the offer letter) or for Good Reason (as defined in the offer letter), such individual is entitled to the following: (a) base salary for one year; (b) payment of any bonus earned during prior fiscal years, but not yet paid; and (c) accelerated vesting of all outstanding rights for stock, warrants, or other equity ownership interests (vesting occurs on one-year anniversary of termination date, unless termination is within two years following a Change in Control (as defined in the offer letter), in which case vesting occurs on termination date). In addition, in the event of the death or Disability (as defined in the offer letter) of the individual, accelerated vesting of all outstanding rights for stock, warrants, or other equity ownership interests to the date of termination of employment due to death or Disability. Neither the employment offer letter between Dr. Pylypiv and UpHealth Services, Inc. or the employment agreement between Dr. Balakrishnan and Thrasys, Inc. include severance provisions. Dr. Azim is not a party to an employment agreement.
(4)

2020 and 2019 salary and “all other compensation” for Dr. Azim was converted based on the exchange rate reported by the U.S. Federal Reserve Board on December 31, 2020 of 1 USD to 73.0100 Indian Rupees and December 31, 2019 of 1 USD to 71.3600 Indian Rupees, respectively.

Cloudbreak

Summary Compensation Table

The table sets forth the annual compensation for 2019 and 2020 for the existing executive officer of Cloudbreak who will become an executive officer of New UpHealth upon the closing of the Business Combinations, using his existing title. The compensation totals and amounts reflect the compensation of such officer of Cloudbreak for 2019 and 2020. In fiscal year 2021, such totals and amounts may change based, on among other things, changes to the terms of the employment of such persons.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Jamey Edwards	2020	$300,000	$0	$34,433.64	$334,433.64
Chief Executive Officer of Cloudbreak	2019	$300,000	$0	$32,114.88	$332,114.88

DESCRIPTION OF SECURITIES

The following summary of the material terms of the post-combination company’s securities following the Business Combinations is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the Business Combinations.

General

The proposed Second Amended and Restated Certificate of Incorporation authorizes the issuance of 300,000,000 shares of Common Stock, $0.0001 par value per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable (i) both (a) in connection with the Business Combinations pursuant to the Business Combination Agreements and (b) the PIPE Investment and (ii) upon conversion of the Convertible Notes will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the Special Meeting, there were              shares of Common Stock outstanding, held of record by approximately              holders of Common Stock, no shares of preferred stock outstanding and 17,817,500 warrants outstanding held of record by approximately              holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the proposed Second Amended and Restated Certificate of Incorporation, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.

Our Board is currently elected each year at our annual meeting of stockholders. We held our annual meeting of stockholders for the 2020 fiscal year on December 8, 2020, at which time we elected our current directors. If our stockholders approve the Second Amended and Restated Certificate of Incorporation at the Special Meeting, our Board will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

In the event of a liquidation, dissolution or winding up of the Company after the Business Combinations, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common Stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable by us) upon the completion of the Business Combinations, subject to the limitations described in this prospectus.

Our stockholders have no conversion, preemptive or other subscription rights. Public stockholders who sell or convert their stock into their share of the Trust Account still have the right to convert the rights and exercise the warrants that they may hold.

Preferred Stock

There are no shares of preferred stock outstanding. Our proposed Second Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. No shares of preferred stock are being issued or registered in connection with the Business Combinations. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. However, the underwriting agreement for the Company’s IPO prohibits the Company, prior to the Business Combinations, from issuing preferred stock which participates in any manner in the proceeds of the Trust Account, or which votes as a class with the Common Stock on the Business Combinations. The Company is permitted under the terms of our current amended and restated certificate of incorporation to issue some or all of the preferred stock to effect the Business Combinations, however, the Business Combination Agreements do not contemplate any such issuance of preferred stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although the Company does not currently intend to issue any shares of preferred stock, the Company cannot assure you that the Company will not do so in the future.

Warrants

There are 17,817,500 warrants outstanding, of which 17,250,000 are public warrants and 567,500 are Private Placement Warrants. Each whole warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time after the completion of the Business Combinations. Only whole warrants are exercisable. The public warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of the Business Combinations, or earlier upon redemption.

No public warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the public warrants is not effective within 90 days from the closing of the Business Combinations, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

The Private Placement Warrants are identical to the public warrants except that such Private Placement Warrants will be exercisable for cash (even if a registration statement covering the issuance of the warrant shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Founders or their affiliates.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (excluding the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the 30-day redemption period; and

•

if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the warrant shares underlying the warrants to be so redeemed is then effective and a current prospectus relating to those warrant shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, it may exercise our redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and the Company issues a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the shares of Common Stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company calls the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In making such determination, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants to be so exercised, and the difference between the exercise price of the warrants and the fair market value by (y) the fair market value.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value of such share. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with the Business Combinations, (d) as a result of the repurchase of shares of Company Stock if the Business Combinations are presented to the stockholders of the Company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete the Business Combinations, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by Company stockholders as provided for in the proposed Second Amended and Restated Certificate of Incorporation or as a result of the repurchase of shares of Common Stock by us if the Business Combinations are presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

Dividends

The Company has not paid any cash dividends on our Common Stock to date and does not intend to pay cash dividends prior to the completion of our Business Combinations. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our Business Combinations. The payment of any cash dividends subsequent to our Business Combinations will be within the discretion of our New UpHealth Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if the Company incurs any indebtedness, our ability to declare dividends may be limited by restrictive covenants the Company may agree to in connection therewith.

Election of Directors

The New UpHealth Board will remain divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except with respect to the election of directors at the special meeting pursuant to The Election of Directors Proposal, Class I directors will be elected to an initial one-year term (and three-year terms subsequently), the Class II directors will be elected to an initial two-year term (and three-year terms subsequently) and the Class III directors will be elected to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our Transfer Agent, Rights Agent and Warrant Agent

The Transfer Agent for our Common Stock, rights agent for our rights and warrant agent for our warrants is Continental Stock Transfer & Trust Company. The Company has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, rights agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Our current amended and restated certificate of incorporation contains certain requirements and restrictions that will apply to the Company until the completion of the Company’s initial business combination, which would be the Business Combinations if consummated. Prior to the consummation of the initial business combination, these provisions cannot be amended without the approval of the holders of at least 65% of the Common Stock then outstanding. The approval of the Charter Amendment Proposals only require the approval by the holders of a majority of the Common Stock as this amendment would occur concurrent with the completion of the initial business combination. Our Initial Stockholders, who collectively beneficially own 23% of the issued and outstanding Common Stock, will participate in any vote to amend our current amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our current amended and restated certificate of incorporation provides, among other things, that:

•

our public stockholders have the opportunity to redeem, if such holders elect to do so, all or a portion of their public shares upon the completion of our initial business combination, which would be the Business Combinations if consummated, at a per-share price which is payable in cash and, in the event the public shares are redeemed are in connection with a stockholder vote on the proposed initial business combination, such as the Business Combinations, is equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two (2) business days prior to the consummation of the initial business combination, including interest not previously released to the Company to pay its taxes, by (b) the total number of then outstanding public shares.

•

unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to our current amended and restated certificate of incorporation and subject to lawfully available funds therefor, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination, which would be the Business Combinations if consummated. Our current amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about such initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, it will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

•

if the Company seeks stockholder approval, we will complete our initial business combination, which would be the Business Combinations if consummated, only if a majority of the shares of Common Stock voting at a stockholder meeting are voted in favor of the business combination. However, the participation of our Founders, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination.

•

if the Company seeks stockholder approval of our initial business combination and it does not conduct redemptions in connection with the Business Combinations pursuant to the tender offer rules, our current amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in the Company’s IPO. However, the Company would not be restricting our stockholders’ ability to vote all of their shares for or against the Business Combinations.

If our stockholders approve the Charter Proposals, our proposed Second Amended and Restated Certificate of Incorporation will provide that the New UpHealth Board will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at three or more annual meetings. Furthermore, because the New

UpHealth Board will be classified, directors may be removed only with cause by a majority of our outstanding shares.

In addition, the proposed Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders

The proposed Second Amended and Restated Certificate of Incorporation provide that special meetings of our stockholders may be called only by the Chairman of the Board, our Chief Executive Officer or the New UpHealth Board pursuant to a resolution adopted by a majority of the New UpHealth Board. Stockholders of New UpHealth will not be eligible and will have no right to call a special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. The proposed Second Amended and Restated Certificate of Incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Company of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Securities Eligible for Future Sale

The Company has 21,665,119 shares of Common Stock outstanding as of the date hereof. Of these shares, 16,670,119 public shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act (“Rule 144”). All of the remaining 4,995,000 outstanding shares (including all 567,500 Private Placement Units and their component shares) are, and any shares of Common Stock issued to the PIPE Investors or upon conversion of the Convertible Notes will be, restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Initial Stockholders will be able to sell their Founder Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after the Company has completed the Business Combinations.

Registration Rights Agreement

On June 5, 2019, the Company entered into a Registration Rights Agreement with the Sponsor, the Underwriters and Insiders. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the Registration Rights Agreement.

PIPE Subscription Agreement

Under the terms of the PIPE Subscription Agreements, the Company agreed to file the PIPE Resale Registration Statement registering for resale under the Securities Act all of the PIPE Shares acquired by the Subscribers by the PIPE Resale Registration Filing Deadline, and the Company shall use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the PIPE Resale Registration Statement) following the PIPE Resale Registration Filing Deadline. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the PIPE Resale Registration Statement, and to be supplemented and amended to the extent necessary to ensure that such PIPE Resale Registration Statement is available or, if not available, that another registration statement is available for the resale of the Subscribed Shares, until the earliest of (i) the date on which the PIPE Shares may be resold without volume or manner of sale limitations pursuant to Rule , (ii) the date on which such PIPE Shares have actually been sold and (iii) the date which is two years after the Closing.

Notwithstanding anything to the contrary in the PIPE Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the PIPE Resale Registration Statement, and from time to time to require the PIPE Investor not to sell under the PIPE Resale Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the New UpHealth Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the PIPE Resale Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the PIPE Resale Registration Statement would be expected, in the reasonable determination of the New UpHealth Board, upon the advice of legal counsel, to cause the PIPE Resale Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not delay or suspend the PIPE Resale Registration Statement on more than two occasions or for more than sixty consecutive calendar days, or more than ninety total calendar days, in each case during any twelve-month period.

Convertible Note Subscription Agreements

The Company shall be obligated to register the shares issuable upon conversion of the Convertible Notes. The Company agreed that, by the Convertible Note Resale Registration Filing Deadline, the Company will file with the SEC the Convertible Note Resale Registration Statement registering the resale of the shares of Common Stock issuable upon conversion of the Convertible Notes, and the Company shall use its commercially reasonable efforts to have the Convertible Note Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Convertible Note Resale Registration Statement) following the Convertible Note Resale Registration Filing Deadline. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Convertible Note Resale Registration Statement, and to be supplemented and amended to the extent necessary to ensure that such Convertible Note Resale Registration Statement is available or, if not available, that another registration statement is available for the resale of the Convertible Note

Registrable Securities, until the earliest of (i) the date on which the Convertible Note Registrable Securities may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which such Convertible Note Registrable Securities have actually been sold and (iii) the date which is three years after the Closing.

Notwithstanding anything to the contrary in the Convertible Note Subscription Agreements, the Company shall be entitled to delay or postpone the effectiveness of the Convertible Note Resale Registration Statement, and from time to time to require any Note Investor not to sell under the Convertible Note Resale Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the New UpHealth Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Convertible Note Resale Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Convertible Note Resale Registration Statement would be expected, in the reasonable determination of the New UpHealth Board, upon the advice of legal counsel, to cause the Convertible Note Resale Registration Statement to fail to comply with applicable disclosure requirements.

Section 203 of the DGCL

New UpHealth will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	the New UpHealth Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the New UpHealth Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Listing of Securities

The Company intends to apply to continue the listing of our Common Stock and warrants on NYSE under the symbols “UPH” and “UPH WS” respectively, upon the Closing. Our units, which currently are traded on NYSE under the symbol “GIX.U” will cease to be traded upon Closing and, instead, such units will be separated into the public shares and public warrants, which will trade as independent securities as described above.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our Common Stock as of the record date (pre-Business Combinations) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combinations (post-Business Combinations), assuming that no additional public shares of the Company are redeemed, and alternatively the maximum number of shares of the Company are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our current officers and directors;

•	each person who will become a named officer or director of the post-combination company; and

•	all officers and directors of the Company, as a group, and of the post-combination company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our Common Stock pre-Business Combinations is based on              shares of Common Stock (including Founder Shares) issued and outstanding as of                     , 2021.

The expected beneficial ownership of shares of Common Stock post-Business Combinations assuming none of the public shares are redeemed has been determined based upon the following: (i) that no public stockholders exercise their redemption rights (no redemptions scenario), (ii) that none of the investors set forth in the table below has purchased or purchases shares of Common Stock (pre- or post-Business Combinations), (iii) that 94,200,198 shares of Common Stock are issued to the former UpHealth equity holders, (iv) that 9,186,164 shares of Common Stock are issued to the former Cloudbreak equity holders and (v) there will be an aggregate of 128,942,357 shares of the post-combination company’s Common Stock issued and outstanding at Closing.

The expected beneficial ownership of shares of Common Stock post-Business Combinations assuming the maximum number of public shares have been redeemed has been determined based on the following: (i) that holders of 11,719,623 public shares exercise their redemption rights (maximum redemption scenario), (ii) that none of the investors set forth in the table below has purchased or purchases shares of Common Stock (pre- or post-Business Combinations), (iii) that 94,200,198 shares of Common Stock are issued to the former UpHealth equity holders, (iv) that 9,186,164 shares of Common Stock are issued to the former Cloudbreak equity holders and (v) there will be an aggregate of 117,222,734 shares of the post-combination company’s Common Stock issued and outstanding at Closing.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock or warrants beneficially owned by them.

After the Business Combinations
	Before the Business Combinations		Assuming No Further Redemption		Assuming Maximum Redemption
	Number of Shares	Approximate %	Number of Shares	Approximate %	Number of Shares	Approximate %
Name and Address of Beneficial Owner

*	Less than one percent.
(1)	.
(2)
(3)
(4)
(5)

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of up to 3,000,000 shares of common stock. The Selling Stockholders may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of common stock held by each Selling Stockholder immediately prior to the sale of the shares of common stock in this offering, the number of shares of our common stock that may be sold by each Selling Stockholder under this prospectus and that each Selling Stockholder will beneficially own after this offering. For purposes of the table below, we have assumed that (i) none of the holders of public shares elect to redeem their shares in connection with the Special Meeting, (ii) the Business Combinations are approved by the GigCapital2 stockholders, (iii) the PIPE Investment closes immediately prior to the Closing, (iv) the Closing occurs, (v) after termination of this offering none of the shares of common stock covered by this prospectus will be beneficially owned by the Selling Stockholders and (vi) the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Stockholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. In the event the Business Combinations are not approved by GigCapital2 stockholders or the other conditions precedent to the consummation of the Business Combinations are not met, then the PIPE Shares will not be issued and GigCapital2 will seek to withdraw the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement.

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
Name and Address of Beneficial Owner	Number	%(1)	Number	Number	%
Entities affiliated with Olympus Peak Asset Management LP(2)	125,000	*	125,000	–	–
Entities affiliated with Hudson Bay Capital Management LP(3)
LMR Master Fund(4)	150,000	*	150,000	–	–
Context Partners Master Fund L.P.(5)	100,000	*	100,000	–	–
CVI Investments Inc.(6)	100,000	*	100,000	–	–
III Term Credit Hub Fund Ltd.(7)	75,000	*	75,000	–	–
Entities affiliated with Water Island Capital, LLC(8)
Entities affiliated with Altium Capital Management, LP(9)	100,000	*	100,000	–	–
Equitec Specialists LLC(10)	75,000	*	75,000	–	–
Harbert Stoneview Master Fund, Ltd.(11)				–
OMNI Partners(12)	500,000	*	500,000	–	–
Entities affiliated with Monashee Investment Management, LLC(13)	500,000	*	500,000	–	–
Oppenheimer & Co. Inc.(14)

*	Represents beneficial ownership of less than 1%.
(1)
(2)

(3)
(4)
(5)
(6)
(7)
(8)
(9)
(10)
(11)
(12)
(13)
(14)

Listing of Common Stock

We intend to apply to continue the listing of the post-combination company’s common stock on the NYSE under the symbols “UPH” upon the Closing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Related Party Transactions

Founder Shares

During the period from March 6, 2019 (date of inception) to March 12, 2019, the Sponsor and Northland Investment purchased 2,500,000 shares of Common Stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or $0.01 per share. In April 2019, the Company effected a stock dividend of 0.493 shares of Common Stock for each outstanding share of Common Stock, resulting in the Sponsor and Northland Investment holding an aggregate of 3,732,500 shares of its Common Stock. Subsequently, the Sponsor and Northland Investment sold 68,041 shares and 31,959 shares, respectively, to EarlyBird and the EarlyBird Group collectively for an aggregate purchase price of $670, or $0.0067 per share. In June 2019, the Company effected a stock dividend of 0.1541 shares of Common Stock for each outstanding share of Common Stock, resulting in the Sponsor, Northland Investment, EarlyBird and the EarlyBird Group holding an aggregate of 4,307,500 shares of its Common Stock as of December 31, 2019. The Founder Shares are identical to the Common Stock included in the Units sold in the IPO except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.

Private Placement

The Founders purchased from the Company an aggregate of 492,500 Private Placement Units at a price of $10.00 per unit in a private placement that occurred simultaneously with the completion of the initial closing of the IPO. The Founders also purchased from the Company an aggregate of 75,000 Private Placement Units at a price of $10.00 per unit in a private placement that occurred simultaneously with the completion of the second closing of the IPO with the exercise of the over-allotment option. Among the Private Placement Units, 481,250 units were purchased by the Sponsor, 29,900 units were purchased by EarlyBird, and 56,350 units were purchased by Northland Investment. Each Private Placement Unit consists of one share of the Company’s Common Stock, $0.0001 par value, one Warrant, and one right to receive one-twentieth of a share of Common Stock upon the consummation of the Company’s initial Business Combination. Warrants will be exercisable for $11.50 per share, and the exercise price of the Warrants may be adjusted in certain circumstances.

One of the Company’s underwriters, Northland, purchased 100,000 Private Underwriter Shares, at a purchase price of $10.00 per share in a private placement that occurred simultaneously with the completion of the initial closing of the IPO. Northland also purchased from the Company an aggregate of 20,000 Private Underwriter Shares at a price of $10.00 per share in a private placement that occurred simultaneously with the completion of the second closing of the IPO with the exercise of the over-allotment option. The Private Underwriter Shares are identical to the shares of Common Stock included in the Private Placement Units.

The Company’s Founders and underwriters have agreed not to transfer, assign or sell any of their Founder Shares, Private Placement Units, shares or other securities underlying such Private Placement Units, or Private Underwriter Shares until the earlier of (i) twelve months after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Company’s initial business combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial business combination that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Unlike the Warrants included in the Units sold in the IPO, if held by the original holder or its permitted transferees, the warrants included in the Private Placement Units are not redeemable by the Company and subject to certain limited exceptions, will be subject to transfer restrictions until one year following the consummation of the Business Combinations. If the warrants included in the Private Placement Units are held by holders other than the initial holders or their permitted transferees, the warrants included in the Private Placement Units will be redeemable by the Company and exercisable by holders on the same basis as the Warrants included in the IPO.

If the Company does not complete a Business Combination, then a portion of the proceeds from the sale of the Private Placement Units and all of the proceeds from the sale of the Private Underwriter Shares will be part of the liquidating distribution to the public stockholders.

Sponsor Promissory Note

The Company entered into a promissory note agreement with the Sponsor under which $99,937 was loaned to the Company for the payment of expenses related to the IPO. The promissory note was non-interest bearing, unsecured and was repaid in full on June 20, 2019.

Lock-up Agreements

Subject to certain limited exceptions, our Founders and each of our management team have agreed not to transfer, assign or sell any of Founder Shares, Private Placement Units or any securities underlying the Private Placement Units (including the Private Placement Shares) until the date that is one year after the date of the consummation of our initial business combination. Notwithstanding the foregoing, (1) if the last sale price of our Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after our initial business combination, or (2) if we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, then the private shares will be released from the lock-up. Notwithstanding the foregoing, during the lockup period, the Founders and our management team may transfer, assign or sell any of the aforenamed securities (1) amongst the Founders and their affiliates, to our management team, or to any affiliate or family member of any of our management team, (2) in the case of an entity, as a distribution to its partners, stockholders or members upon its liquidation, (3) in the case of an individual, (i) by bona fide gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of such person, or (iii) pursuant to a qualified domestic relations order, (4) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (5) through private sales or transfers made in connection with the consummation of our initial business combination at prices no greater than the price at which such securities were originally purchased or (6) to us for no value for cancellation in connection with the consummation of our initial business combination; provided , that, in each such case (except clause (6), these transferees (the “Permitted Transferees”) would be subject to the same restrictions and other agreements of our initial stockholders with respect to any such securities.

Working Capital Loans

In order to meet our working capital needs, the Founders, executive officers and directors, or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. Up to $1,500,000 of such loans may be convertible into additional units of the post-business combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Placement Units.

On December 19, 2020, we issued a convertible unsecured promissory note (the “Working Capital Note”) in the aggregate principal amount of $300,000 to our Sponsor. We issued the Working Capital Note in consideration for a loan from the Sponsor to fund our working capital requirements between now and March 10, 2021. The Working Capital Note was issued to provide us with additional working capital and will not be deposited into our trust account. The Working Capital Note is convertible at the Sponsor’s election upon the consummation of the Business Combinations. Upon such election, the Working Capital Note will convert, at a price of $10.00 per unit into units identical to the private placement units issued in connection with our IPO. The Working Capital Note bears no interest and is repayable in full upon the consummation of our Business Combinations.

Registration Rights Agreement

On June 5, 2019, the Company entered into a Registration Rights Agreement with its Founders, Northland and Ms. McDonough. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the Registration Rights Agreement. Upon cancellation of Ms. McDonough’s insider shares following her resignation, effective as of August 12, 2019, she was no longer subject to the terms and conditions set forth in the Registration Rights Agreement.

Services Agreement

The Company agreed to pay $20,000 a month for office space, administrative services and secretarial support to an affiliate of the Sponsor, GigFounders, LLC. Services commence on June 6, 2019, the date the securities were first listed on the New York Stock Exchange and will terminate upon the earlier of the consummation by the Company of an initial business combination or the liquidation of the Company.

Strategic Services Agreements

On March 20, 2019 we entered into a Strategic Services Agreement with Tara McDonough, our former Vice President and Chief Financial Officer, which was effective through August 12, 2019, Ms. McDonough’s last day providing services for the Company. Ms. McDonough was paid at an hourly rate of $200 per hour. Ms. McDonough was paid a total of $41,950 pursuant to her Strategic Services Agreement. On August 6, 2019, we entered into a Strategic Services Agreement with Brad Weightman, our current Vice President and Chief Financial Officer. Mr. Weightman is paid $10,000 per month.

An affiliate of our Sponsor, GigFounders, LLC, has agreed that, commencing on the effective date of the registration statement, June 5, 2019, through the earlier of our consummation of our initial business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay it an aggregate of $20,000 per month for these services. Dr. Avi S. Katz, our Executive Chairman of the Board of Directors, is the manager of our Sponsor, and is also the managing member of GigFounders, LLC. In addition, he and Mr. Miotto, one of our independent directors, are the members of GigFounders, LLC, of which 90% is owned by Dr. Katz and the remaining 10% is owned by Mr. Miotto, and that partnership has a financial and voting interest in our Sponsor that entitles this partnership to participate in any economic return that the Sponsor receives for its investment in GigCapital2 in accordance with terms negotiated with the other holders of financial and voting interests in our Sponsor. Mr. Miotto’s minority interest in GigFounders, LLC is passive as he does not participate in the governance of GigFounders, LLC. In addition, Mr. Mikulsky and Frostig, our other two independent directors, each have a financial and voting interest in our Sponsor that entitles each of them to participate in any economic return that the Sponsor receives for its investment in GigCapital2 in accordance with terms negotiated with the other holders of financial and voting interests in our Sponsor. Accordingly, they will benefit from the transaction to the extent of their interest in our Sponsor. The arrangement that we have with GigFounders, LLC is solely for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the San Francisco Bay Area, that the fee charged by our Sponsor is at least as favorable as we could have obtained from an unaffiliated person.

Our IPO prospectus and charter provided that we had until December 10, 2020 (the date which was 18 months after the consummation of the IPO) to complete a Business Combination; however, our stockholders voted to extend this date to March 10, 2021. On February 2, 2021, we filed a preliminary proxy statement to request that our stockholders approve another extension amendment to June 10, 2021.

Other than the foregoing, and advisory fees paid to directors for board committee service and administrative and analytical services, including certain activities on our behalf, such as identifying and investigating possible business targets and business combinations, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to the Sponsor, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of a Business Combination (regardless of the type of transaction that it is). However, such individuals will receive the repayment of any loans from the Sponsor, executive officers and directors for working capital purposes and reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

After a Business Combination, members of our management team who remain with the combined company may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a Business Combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

The Company’s Related Party Transactions Following the Business Combinations

Agreements with Affiliates of UpHealth

Following the UpHealth Business Combination, certain of the existing agreements described under “UpHealth Related Party Transactions” will continue in effect.

UpHealth Related Party Transactions

Management Services Agreement

On September 5, 2019, TTC Healthcare, TTC Healthcare Partners, LLC (“Partners”), and Rewi Enterprises, LLC (“Rewi”) entered into a Management Services Agreement (the “MSA”). Martin S. A. Beck, who will serve as our Chief Financial Officer upon the Closing of the Business Combinations, is the sole member of Rewi. Mr. Beck transferred his shares in UpHealth Holdings, Inc. to Rewi on November 2, 2020. Mr. Beck is the Chairman of TTC Healthcare and the Manager and President of Rewi. Pursuant to the MSA, Rewi provides certain advisory services to TTC Healthcare, including analyzing and advising on opportunities for, and structuring and negotiating, operational arrangements, financings and investments and identifying, analyzing, and advising on potential dispositions, exit opportunities, and prospective purchases. In consideration for these services, Rewi is paid an annual management fee equal to the greater of 5.0% of TTC Healthcare’s trailing twelve month EBITDA and $500,000, which is payable on a monthly basis. Upon completion by TTC Healthcare of any Transaction (as defined in the MSA), Rewi is also paid an advisory fee of 3.50% of the Aggregate Gross Consideration (as defined in the MSA). Management fee expenses paid were approximately $150,000 and $16,667 for the periods from January 1, 2020 through September 30, 2020 and September 5, 2019 through September 30, 2019, respectively. At September 30, 2020 and December 31, 2019, there were unpaid management fees of $133,333 and $0, respectively. There were no management fees for the period from January 1, 2019 through September 4, 2019.

Indebtedness

On December 2, 2016, Glocal and Kimberlite Social Infra Private Limited (“Kimberlite”) entered into a Loan Agreement (the “Glocal Loan Agreement”) for an up to INR 15,00,00,000 unsecured loan for business purposes. Dr. Sabahat S. Azim, who will serve as our Chief Executive Officer of International Operations upon the Closing of the Business Combinations, is a shareholder of Kimberlite (44% ownership interest), and Dr. Azim and his wife are the sole directors of Kimberlite. Kimberlite is also a shareholder of Glocal (2.12% ownership interest). The loan is repayable upon demand. Pursuant to the terms of the Glocal Loan Agreement, the interest rate may be mutually decided by the parties on or before the repayment of the loan. As of January 22, 2021, the outstanding principal amount of the loan was INR 2,77,57,494 (also the largest aggregate amount of principal outstanding between January 1, 2020 and January 22, 2021). No interest or principal was paid between January 1, 2020 and January 22, 2021.

Registration Rights and Lock-Up Agreement

In connection with the closing of the UpHealth Business Combination, certain existing UpHealth Stockholders will enter into the UpHealth Registration Rights and Lock-Up Agreement.

Agreements with Affiliates of Cloudbreak

Following the Cloudbreak Business Combination, certain of the existing agreements described under “Cloudbreak Related Party Transactions” will continue in effect.

Cloudbreak Related Party Transactions

In connection with the closing of the Cloudbreak Business Combination, certain existing Cloudbreak equityholders will enter into the Cloudbreak Registration Rights and Lock-Up Agreement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our common stock who are initial purchasers of such common stock pursuant to this offering and hold the common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our common stock and any consideration received by a holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

•	persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•	tax-exempt entities;

•	controlled foreign corporations; and

•	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute

“qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our common stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax.

The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Stockholders of up to 3,000,000 shares of common stock, par value $0.0001 per share, which are to be issued in a private placement in connection with, and as part of the consideration for, the Business Combinations. In the event the Business Combinations are not approved by GigCapital2 stockholders or the other conditions precedent to the consummation of the Business Combinations are not met, then the PIPE Shares will not be issued and GigCapital2 will seek to withdraw the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement.

We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders.

Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with the sale of shares of our common stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The legality of shares of Common Stock offered by the prospectus will be passed upon for the Company by DLA Piper LLP (US).

EXPERTS

The financial statements of GigCapital2, Inc. as of December 31, 2019 and for the period from March 6, 2019 (date of inception) to December 31, 2019 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Thrasys, Inc. as of and for the years ended December 31, 2019 and 2018 included in this prospectus have been so included in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Glocal Healthcare Systems Private Limited as of and for the years ended March 31, 2020 and 2019 included in this prospectus have been so included in reliance on the report of D. K. Chhajer & Co., an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of TTC Healthcare, Inc. (Successor) and Transformations Treatment Center, Inc. (Predecessor) as of and for the years ended December 31, 2019 and 2018 included in this prospectus have been so included in reliance on the report of Plante & Moran, PLLC, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Innovations Group, Inc. as of and for the years ended December 31, 2019 and 2018 included in this prospectus have been so included in reliance on the report of Plante & Moran, PLLC, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Behavioral Health Services, LLC as of and for the years ended December 31, 2019 and 2018 included in this prospectus have been so included in reliance on the report of Plante & Moran, PLLC, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Cloudbreak Health, LLC as of and for the years ended December 31, 2019 and 2018 included in this prospectus have been so included in reliance on the report of Hall & Company Certified Public Accountants and Consultants, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this prospectus or if you have questions about the Business Combinations or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:

GigCapital2, Inc.

1731 Embarcadero Road, Suite 200

Palo Alto, CA 94303

Tel: (650) 276-7040

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Telephone: (212) 929-5500 (Call Collect)

or

Call Toll-Free: (800) 322-2885

E-mail: proxy@mackenziepartners.com

If you are a stockholder of the Company and would like to request documents, please do so by one week prior to the Special Meeting, in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this prospectus relating to the Company has been supplied by the Company, and all such information relating to UpHealth and Cloudbreak has been supplied by UpHealth and Cloudbreak, as applicable. Information provided by either the Company, UpHealth or Cloudbreak does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combinations, the Company, UpHealth or Cloudbreak that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this prospectus speaks only as of the date of this prospectus, unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

GigCapital2, Inc.—Financial Statements as of December 31, 2019 and for the period from March 6, 2019 (Date of Inception) through ended December 31, 2019	F-5

Report of Independent Registered Public Accounting Firm	F-6

Balance Sheet as of December 31, 2019	F-7

Statement of Operations and Comprehensive Income for the period from March 6, 2019 (Date of Inception) through December 31, 2019	F-8

Statement of Stockholders’ Equity for the period from March 6, 2019 (Date of Inception) through December 31, 2019	F-9

Statement of Cash Flows for the period from March 6, 2019 (Date of Inception) through December 31, 2019	F-10

Notes to Financial Statements	F-11

GigCapital2, Inc.—Condensed Financial Statements as of and for the period ended September 30, 2020	F-24

Condensed Balance Sheets for September 30, 2020 and December 31, 2019	F-26

Condensed Statements of Operations and Comprehensive Income (Loss) for the Three Months Ended September 30, 2020 and 2019, for the Nine Months Ended September 30, 2020 and for the period from March 6, 2019 (Date of Inception) through September 30, 2019

F-27

Condensed Statements of Stockholders’ Equity	F-28

Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2020 and for the period from March 6, 2019 (Date of Inception) through September 30, 2019	F-29

Notes to Condensed Financial Statements as of and the period ended September 20, 2020	F-30

UpHealth Services, Inc.—Financial Statements as of and for the period ended September 30, 2020	F-44

Balance Sheet as of September 30, 2020	F-46

Statement of Operations and Accumulated Deficit for the period January 1, 2020 through September 30, 2020	F-47

Notes to Financial Statements	F-48

Thrasys, Inc.—Financial Statements as of and for the years ended December 31, 2019 and 2018 and Report of Independent Registered Public Accounting Firm	F-53

Report of Independent Registered Public Accounting Firm	F-55

Balance Sheets as of December 31, 2018 and 2019	F-56

Statements of Operations for the Years Ended December 31, 2019 and 2018	F-57

Statements of Stockholders’ Equity	F-58

Statements of Cash Flows for the Years Ended December 31, 2019 and 2018	F-59

Notes to Financial Statements Years Ended December 31, 2019 and 2018	F-60

Thrasys, Inc.—Financial Statements for the nine months ended September 30, 2020 and September 30, 2019	F-75

Balance Sheets as of September 30, 2020 and December 31, 2019	F-77

Statements of Operations for the Nine Months Ended 30, 2020 and 2019	F-78

Statements of Stockholders’ Equity	F-79

Statements of Cash Flows for the Nine Months Ended September 20, 2020 and 2019	F-80

Notes to Financial Statements	F-81

Glocal Healthcare Systems Private Limited—Consolidated Financial Statements as of and for the years ended March 31, 2020 and 2019	F-97

Independent Auditor’s Report	F-99

Consolidated Balance Sheets as at March 31, 2020	F-101

Consolidated Statement of Profit and Loss for the Years Ended March 31, 2020 and 2019	F-102

Consolidated Cash Flow Statement for the Years Ended March 31, 2020 and 2019	F-103

Notes to Consolidated Financial Statements	F-104

Glocal Healthcare Systems Private Limited—Consolidated Financial Statements as of and for the periods ended September 30, 2020 and 2019	F-157

Consolidated Balance Sheet as at September 30, 2020 and 2019	F-159

Consolidated Statement of Profit and Loss for the Six Months Ended September 30, 2020 and 2019	F-160

Consolidated Cash Flow Statement for the Six Months Ended 30 September 2020	F-161

Notes to Consolidated Financial Statements	F-163

TTC Healthcare, Inc. (Successor) and Transformations Treatment Center, Inc. (Predecessor)—Consolidated Financial Statements and Independent Auditors’ Report as of and for the years ended December 31, 2019 and 2018

F-210

Independent Auditor’s Report	F-212

Consolidated Balance Sheets as of December 31, 2019 and 2018	F-214

Consolidated Statements of Operations for the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2019 through December 31, 2018	F-215

Consolidated Statements of Changes in Stockholder’s Equity for the periods January 1, 2018 through December 31, 2018, January 1, 2019 through September 4, 2019, and September 5, 2019 through December 31, 2019

F-216

Consolidated Statements of Cash Flows for the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018	F-218

Notes to Consolidated Financial Statements	F-220

TTC Healthcare, Inc .(Successor) and Transformations Treatment Center, Inc. (Predecessor)—Consolidated Financial Statements as of and for the periods ended September 30, 2020 and 2019	F-237

Consolidated Balance Sheets as of September 30, 2020 and December 31, 2019	F-240

Consolidated Statements of Operations for the period January 1, 2020 through September 20, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019	F-242

Consolidated Statements of Changes in Stockholder’s Equity for the period January 1, 2020 through September 20, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

F-243

Consolidated Statements of Cash Flows for the period January 1, 2020 through September 20, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019	F-245

Notes to Consolidated Financial Statements	F-248

Innovations Group, Inc.—Consolidated Financial Statements as of and for the years ended December 31, 2019 and 2018	F-265

Independent Auditor’s Report	F-267

Consolidated Balance Sheets as of December 31, 2019 and 2018	F-268

Consolidated Statements of Operations for the Years Ending December 31, 2019 and 2018	F-269

Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2019 and 2018	F-270

Consolidated Statements of Cash Flows for the Years Ending December 31, 2019 and 2018	F-271

Notes to Consolidated Financial Statements	F-272

GIGCAPITAL2, INC.

Financial Statements as of December 31, 2019 and for the period from March 6, 2019

(Date of Inception) through ended December 31, 2019

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of GigCapital2, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of GigCapital2, Inc. (a Delaware corporation) (the “Company”) as of December 31, 2019, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the period from March 6, 2019 (date of inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for period from March 6, 2019 (date of inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that GigCapital2, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BPM LLP

We have served as the Company’s auditor since 2019.

San Jose, California

March 30, 2020

GIGCAPITAL2, INC.

Balance Sheet

December 31, 2019
ASSETS
Current assets
Cash	$1,576,508
Prepaid expenses	161,609
Receivable from related party	1,952

Total current assets	1,740,069
Cash and marketable securities held in Trust Account	173,994,583
Other non-current assets	33,327

TOTAL ASSETS	$175,767,979

LIABILITIES, COMMON STOCK SUBJECT TO REDEMPTION AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$142,613
Payable to related parties	16,649
Other current liabilities	180,696

Total liabilities	339,958

Commitments and contingencies (Note 5)
Common stock subject to possible redemption, 17,042,802 shares at a redemption value of $10.00 per share	170,428,020

Stockholders’ equity
Preferred stock, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	–
Common stock, par value of $0.0001 per share; 100,000,000 shares authorized; 5,202,198 shares issued and outstanding(1)	520
Additional paid-in capital	4,639,030
Retained earnings	360,451

Total stockholders’ equity	5,000,001

TOTAL LIABILITIES, COMMON STOCK SUBJECT TO REDEMPTION AND STOCKHOLDERS’ EQUITY	$175,767,979

(1)

Share amounts have been retroactively restated to reflect the stock dividend of 1,232,500 shares of common stock in April 2019 and the stock dividend of 575,000 shares of common stock in June 2019 (see Note 4).

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL2, INC.

Statement of Operations and Comprehensive Income

Period from March 6, 2019 (Date of Inception) through December 31, 2019
Revenues	$–
General and administrative expenses	953,436

Loss from operations	(953,436)
Other income
Interest income on cash and marketable securities held in Trust Account	1,872,701

Income before provision for income taxes	919,265
Provision for income taxes	558,814

Net income and comprehensive income	$360,451

Net loss attributable to common stockholders	$(646,171)

Weighted-average common shares outstanding, basic and diluted	4,836,966

Net loss per share common share, basic and diluted(1)	$(0.13)

(1)

Share amounts have been retroactively restated to reflect the stock dividend of 1,232,500 shares of common stock in April 2019 and the stock dividend of 575,000 shares of common stock in June 2019 (see Note 4).

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL2, INC.

Statement of Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Retained Earnings	Stockholders’ Equity
	Shares	Amount
Balance as of March 6, 2019 (Date of Inception)	–	$–	$–	$–	$–
Sale of common stock to Founders at $0.005804 per share(1)	4,307,500	431	24,569	–	25,000
Sale of common stock to Founders in private placement at $10 per share	567,500	57	5,674,943	–	5,675,000
Sale of common stock to underwriters at $10 per share	120,000	12	1,199,988	–	1,200,000
Issuance of insider shares for no consideration	5,000	1	(1)	–	–
Cancellation of insider shares	(5,000)	(1)	1	–	–
Sale of common stock in IPO, net of offering costs	17,250,000	1,725	168,165,845	–	168,167,570
Shares subject to redemption	(17,042,802)	(1,705)	(170,426,315)	–	(170,428,020)
Net income	–	–	–	360,451	360,451

Balance as of December 31, 2019	5,202,198	$520	$4,639,030	$360,451	$5,000,001

(1)

Share amounts have been retroactively restated to reflect the stock dividend of 1,232,500 shares of common stock in April 2019 and the stock dividend of 575,000 shares of common stock in June 2019 (see Note 4).

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL2, INC.

Statement of Cash Flows

Period from March 6, 2019 (Date of Inception) through December 31, 2019
OPERATING ACTIVITIES
Net income	$360,451
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(1,872,701)
Change in operating assets and liabilities:
Prepaid expenses	(161,609)
Receivable from related party	(1,952)
Other non-current assets	(33,327)
Accounts payable	34,393
Payable to related parties	16,649
Other current liabilities	180,696

Net cash and cash equivalents used in operating activities	(1,477,400)

INVESTING ACTIVITIES
Investment of cash in Trust Account, net	(172,500,000)
Cash withdrawn from Trust Account	378,118

Net cash and cash equivalents used in investing activities	(172,121,882)

FINANCING ACTIVITIES
Proceeds from sale of common stock to Founders	25,000
Borrowing from related party	99,937
Repayment of borrowing from related party	(99,937)
Proceeds from sale of Private Placement Units	5,675,000
Proceeds from sale of common stock to underwriters	1,200,000
Proceeds from sale of Units, net of underwriting discounts paid	169,050,000
Payment of offering costs	(774,210)

Net cash and cash equivalents provided by financing activities	175,175,790

Net increase in cash and cash equivalents during period	1,576,508
Cash and cash equivalents, beginning of period	–

Cash and cash equivalents, end of period	$1,576,508

SUPPLEMENTAL DISCLOSURES
Cash paid for income taxes	$378,118

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Offering costs included in accounts payable	$108,220

Change in value of common stock subject to possible redemption	$2,260,450

The accompanying notes are an integral part of these financial statements.

GIGCAPITAL2, INC.

Notes to Financial Statements

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

GigCapital2, Inc. (the “Company”) was incorporated in Delaware on March 6, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of December 31, 2019, the Company had not commenced any operations. All activity for the period from March 6, 2019 (date of inception) through December 31, 2019 relates to the Company’s formation and the initial public offering (the “Offering”), as described in Note 3, and identifying a target Business Combination, as described below. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor, GigAcquisitions2, LLC, a Delaware limited liability company (the “Sponsor”), together with one of the underwriters, EarlyBirdCapital, Inc. (“EarlyBird”) and certain affiliates and employees of EarlyBird (the “EarlyBird Group”), and Northland Gig 2 Investment LLC, a Delaware limited liability company (“Northland Investment”) collectively make up the founders of the Company (the “Founders”).

On June 5, 2019, the initial registration statement on Form S-1, as amended, filed in connection with the Offering, and the subsequent registration statement on Form S-1 filed by the Company pursuant to Section 462(b) of the Securities Act to register additional securities, also in connection with the Offering, were declared effective. The Company concurrently entered into an underwriting agreement on June 5, 2019 to conduct the Offering, the initial closing of which was consummated on June 10, 2019 with the delivery of 15,000,000 units (the “Units”). The Units sold in the Offering consisted of the securities described in Note 3. The Offering generated gross proceeds of $150,000,000.

Simultaneously with the initial closing of the Offering, the Company consummated the initial closing of a private placement sale (the “Private Placement”) of 492,500 units (the “Private Placement Units”), at a price of $10.00 per unit, to its Founders, and 100,000 shares of its common stock (the “Private Underwriter Shares”), at a price of $10.00 per share, to Northland Securities, Inc. (“Northland”), an affiliate of Northland Investment. The Private Placement Units consisted of the securities described in Note 4. The initial closing of the Private Placement generated gross proceeds of $5,925,000.

Following the initial closing of the Offering, net proceeds in the amount of $147,000,000 from the sale of the Units and proceeds in the amount of $3,000,000 from the sale of Private Placement Units, for a total of $150,000,000, were placed in a trust account (“Trust Account”) which is described further below.

On June 13, 2019, in connection with the underwriters’ exercise in full of their option to purchase an additional 2,250,000 Units solely to cover over-allotments, if any (the “over-allotment option”), the Company consummated the sale of an additional 2,250,000 Units at $10.00 per unit. Simultaneously with the closing of the sale of the additional Units, the Company consummated a second closing of the Private Placement, resulting in the sale of an additional 75,000 Private Placement Units at $10.00 per unit to the Founders, and an additional 20,000 Private Underwriter Shares at $10.00 per share to Northland. Following the closings, an additional $22,500,000 of net proceeds were placed in the Trust Account.

GIGCAPITAL2, INC.

Notes to Financial Statements

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

Transaction costs amounted to $4,332,430, consisting of $3,450,000 of underwriting fees and $882,430 of offering costs. The Company’s remaining cash after payment of the offering costs will be held outside of the Trust Account for working capital purposes.

The Trust Account

The funds in the Trust Account have been invested only in U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds from the Offering outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses on acquisition targets and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of 100% of the shares of common stock included in the units sold in the Offering (the “public shares”) if the Company is unable to complete a Business Combination within 18 months from the closing of the Offering on June 10, 2019; or (iii) the redemption of the public shares in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete its initial Business Combination within 18 months from the closing of the Offering on June 10, 2019.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less taxes payable on interest earned at the time the Company signs a definitive agreement in connection with the Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable or (ii) provide stockholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to redeem their shares to the Company in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required

GIGCAPITAL2, INC.

Notes to Financial Statements

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

by New York Stock Exchange rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of a Business Combination. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. As a result, such shares of common stock have been recorded at their redemption amount and classified as temporary equity. The amount held in the Trust Account as of December 31, 2019 was $173,994,583 which represents cash and short-term investments of $172,500,000 from the sale of 17,250,000 Units at $10.00 per unit and $1,872,701 of interest income earned on these holdings, less $378,118 withdrawn from the interest earned on the Trust Account to pay tax obligations.

The Company will have 18 months from June 10, 2019, the closing date of the Offering, to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining stockholders, as part of its plan of dissolution and liquidation. The Founders, Northland and the Company’s former Chief Financial Officer, Ms. McDonough, who received 5,000 shares of common stock (the “insider shares”), have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the Founders, Northland or Ms. McDonough or any of the Company’s officers, directors or affiliates acquired shares of common stock after the Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period. As a result of Ms. McDonough’s resignation effective as of August 12, 2019, Ms. McDonough forfeited her insider shares.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit.

Going Concern Consideration

As of December 31, 2019, the Company had $1,576,508 in cash and working capital of $1,400,111. Further, the Company has no present revenue, its business plan is dependent on the completion of a financing and it expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GIGCAPITAL2, INC.

Notes to Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Net Loss Per Share of Common Stock

Net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. The Company applies the two-class method in calculating the net loss per common share. Shares of common stock subject to possible redemption as of December 31, 2019 have been excluded from the calculation of the basic net loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. When calculating its diluted net loss per share, the Company has not considered the effect of (i) the incremental number of shares of common stock to settle warrants sold in the Offering and Private Placement, as calculated using the treasury stock method; (ii) the contingently issuable shares associated with the rights sold in the Offering and Private Placement to receive one-twentieth of one share of common stock upon the consummation of the Company’s initial Business Combination; and (iii) the insider shares issued to the former Chief Financial Officer representing 5,000 shares of common stock underlying restricted stock awards for the period they were outstanding. Since the Company was in a net loss position during the periods after deducting net income attributable to common stock subject to redemption, diluted net loss per common share is the same as basic net loss per common share for the period.

GIGCAPITAL2, INC.

Notes to Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reconciliation of Net Loss Per Common Share

In accordance with the two-class method, the Company’s net loss is adjusted for net income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, net loss per common share, basic and diluted, is calculated as follows:

Period from March 6, 2019 (Date of Inception) through December 31, 2019
Net income	$360,451
Less: net income attributable to common stock subject to redemption	(1,006,622)

Net loss attributable to common stockholders	$(646,171)

Weighted-average common shares outstanding, basic and diluted	4,836,966

Net loss per share common share, basic and diluted	$(0.13)

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that at times may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.

Cash and Marketable Securities Held in Trust Account

As of December 31, 2019, the assets held in the Trust Account consisted of U.S. Treasury Bills and cash.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed federally insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the balance sheet primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GIGCAPITAL2, INC.

Notes to Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Offering Costs

Offering costs in the amount of to $4,332,430 consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Offering. Offering costs were charged to stockholders’ equity and recorded in additional paid-in capital as a reduction to the gross proceeds received upon completion of the Offering.

Common Stock Subject to Possible Redemption

Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2019, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Stock-based Compensation

Stock-based compensation related to restricted stock awards are based on fair value of common stock on the grant date. The shares underlying the Company’s restricted stock awards are subject to forfeiture if these individuals resign or are terminated for cause prior to the completion of the Business Combination. Therefore, the related stock-based compensation will be recognized upon the completion of a Business Combination, unless the related shares are forfeited prior to a Business Combination occurring.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

GIGCAPITAL2, INC.

Notes to Financial Statements

3. OFFERING

On June 10, 2019, the Company completed the initial closing of the Offering whereby the Company sold 15,000,000 Units at a price of $10.00 per Unit. On June 13, 2019, the Company completed the second closing of the Offering with the exercise of the over-allotment option with the consummation of the sale of an additional 2,250,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, one warrant to purchase one share of common stock (the “Warrants”), and one right to receive one-twentieth (1/20) of one share of common stock upon consummation of the initial Business Combination (the “Rights”). Warrants will be exercisable for $11.50 per share, and the exercise price of the Warrants may be adjusted in certain circumstances as discussed in Note 6.

On June 26, 2019, the Company announced that the holders of the Company’s Units may elect to separately trade the securities underlying such Units which commenced on July 1, 2019. Any Units not separated will continue to trade on the New York Stock Exchange under the symbol “GIX.U”. Any underlying shares of common stock, warrants and rights that are separated will trade on the New York Stock Exchange under the symbols “GIX,” “GIX.WS” and “GIX.RT,” respectively.

4. RELATED PARTY TRANSACTIONS

Founder Shares

During the period from March 6, 2019 (date of inception) to March 12, 2019, the Sponsor and Northland Investment purchased 2,500,000 shares of common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or $0.01 per share. In April 2019, the Company effected a stock dividend of 0.493 shares of common stock for each outstanding share of common stock, resulting in the Sponsor and Northland Investment holding an aggregate of 3,732,500 shares of its common stock. Subsequently, the Sponsor and Northland Investment sold 68,041 shares and 31,959 shares, respectively, to EarlyBird and the EarlyBird Group collectively for an aggregate purchase price of $670, or $0.0067 per share. In June 2019, the Company effected a stock dividend of 0.1541 shares of common stock for each outstanding share of common stock, resulting in the Sponsor, Northland Investment, EarlyBird and the EarlyBird Group holding an aggregate of 4,307,500 shares of its common stock as of December 31, 2019. The Founder Shares are identical to the common stock included in the Units sold in the Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.

Private Placement

The Founders purchased from the Company an aggregate of 492,500 Private Placement Units at a price of $10.00 per unit in a private placement that occurred simultaneously with the completion of the initial closing of the Offering. The Founders also purchased from the Company an aggregate of 75,000 Private Placement Units at a price of $10.00 per unit in a private placement that occurred simultaneously with the completion of the second closing of the Offering with the exercise of the over-allotment option. Among the Private Placement Units, 481,250 units were purchased by the Sponsor, 29,900 units were purchased by EarlyBird, and 56,350 units were purchased by Northland Investment. Each Private Placement Unit consists of one share of the Company’s common stock, $0.0001 par value, one Warrant, and one right to receive one-twentieth of a share of common stock upon the consummation of the Company’s initial Business Combination. Warrants will be exercisable for $11.50 per share, and the exercise price of the Warrants may be adjusted in certain circumstances as described in Note 6.

One of the Company’s underwriters, Northland, purchased 100,000 Private Underwriter Shares, at a purchase price of $10.00 per share in a private placement that occurred simultaneously with the completion of the initial

GIGCAPITAL2, INC.

Notes to Financial Statements

4. RELATED PARTY TRANSACTIONS (Continued)

closing of the Offering. Northland also purchased from the Company an aggregate of 20,000 Private Underwriter Shares at a price of $10.00 per share in a private placement that occurred simultaneously with the completion of the second closing of the Offering with the exercise of the over-allotment option. The Private Underwriter Shares are identical to the shares of common stock included in the Private Placement Units.

The Company’s Founders and underwriters have agreed not to transfer, assign or sell any of their Founder Shares, Private Placement Units, shares or other securities underlying such Private Placement Units, or Private Underwriter Shares until the earlier of (i) twelve months after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Company’s initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Unlike the Warrants included in the Units sold in the Offering, if held by the original holder or its permitted transferees, the warrants included in the Private Placement Units are not redeemable by the Company and subject to certain limited exceptions, will be subject to transfer restrictions until one year following the consummation of the Business Combination. If the warrants included in the Private Placement Units are held by holders other than the initial holders or their permitted transferees, the warrants included in the Private Placement Units will be redeemable by the Company and exercisable by holders on the same basis as the Warrants included in the Offering.

If the Company does not complete a Business Combination, then a portion of the proceeds from the sale of the Private Placement Units and all of the proceeds from the sale of the Private Underwriter Shares will be part of the liquidating distribution to the public stockholders.

Registration Rights

On June 5, 2019, the Company entered into a Registration Rights Agreement with its Founders, Northland and Ms. McDonough. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the Registration Rights Agreement. Upon cancellation of Ms. McDonough’s insider shares following her resignation, effective as of August 12, 2019, she was no longer subject to the terms and conditions set forth in the Registration Rights Agreement.

Underwriters Agreement

The Company granted the underwriters a 45-day option to purchase up to 2,250,000 additional Units to cover any over-allotments, at the Offering price less deferred underwriting discounts and commissions. On June 13, 2019, the underwriters elected to fully exercise their over-allotment option to purchase 2,250,000 Units at a purchase price of $10.00 per unit.

The Company paid an underwriting discount of $0.20 per Unit to the underwriters.

GIGCAPITAL2, INC.

Notes to Financial Statements

4. RELATED PARTY TRANSACTIONS (Continued)

Administrative Services Agreement and Other Agreements

The Company agreed to pay $20,000 a month for office space, administrative services and secretarial support to an affiliate of the Sponsor, GigFounders, LLC. Services commence on June 6, 2019, the date the securities were first listed on the New York Stock Exchange and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company.

Related Party Loan

The Company entered into a promissory note agreement with the Sponsor under which $99,937 was loaned to the Company for the payment of expenses related to the Offering. The promissory note was non-interest bearing, unsecured and was repaid in full on June 20, 2019.

5. COMMITMENTS AND CONTINGENCIES

Business Combination Marketing Agreement

The Company engaged its underwriters as advisors to assist it in holding meetings with its stockholders to discuss the potential Business Combination and the Target Business’s attributes, introduce it to potential investors that are interested in purchasing its securities in connection with the potential Business Combination, assist it in obtaining stockholder approval for the Business Combination and assist it with its press releases and public filings in connection with the Business Combination. Pursuant to that agreement, the Company will pay the underwriters a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the Offering, including any proceeds from the exercise of the over-allotment options.

6. STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company includes up to 100,000,000 shares. Holders of the Company’s common stock are entitled to one vote for each share of common stock. As of December 31, 2019, there were 5,202,198 shares of common stock issued and outstanding and not subject to possible redemption (of which there are 17,042,802 such shares outstanding as of December 31, 2019).

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of December 31, 2019, there were no shares of preferred stock issued and outstanding.

Warrants

Warrants will be exercisable for $11.50 per share, and the exercise price and number of Warrant shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation of the Company. In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising

GIGCAPITAL2, INC.

Notes to Financial Statements

6. STOCKHOLDERS’ EQUITY (Continued)

purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Company’s Founders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of its initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading-day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 18-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the Warrants during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant agreement. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders.

Under the terms of the Warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination, for the registration of the shares of common stock issuable upon exercise of the Warrants included in the Units.

As of December 31, 2019, there were 17,817,500 warrants outstanding.

Rights

Each holder of a right will receive one-twentieth (1/20) of one share of common stock upon consummation of an initial Business Combination, even if the holder of such right redeemed all shares of common stock held by it in connection with an initial Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of an initial Business Combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in the Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement therefore will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis, and each holder of a right will be required to affirmatively convert its rights in order to receive the 1/20 share underlying each right (without paying any additional consideration) upon consummation of a Business Combination. More specifically, the right holder

GIGCAPITAL2, INC.

Notes to Financial Statements

6. STOCKHOLDERS’ EQUITY (Continued)

will be required to indicate its election to convert the rights into underlying shares as well as to return the original rights certificates to the Company.

If the Company is unable to complete an initial Business Combination within 18 months from the closing date of the Offering and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver shares of common stock to the holders of the rights upon consummation of an initial Business Combination. Additionally, in no event will the Company be required to net cash settle the rights.

As of December 31, 2019, there were 17,817,500 rights outstanding.

Stock-based Compensation

The 5,000 shares issued to Ms. McDonough, the Company’s former Chief Financial Officer, were forfeited upon her resignation in August 2019. Since an initial Business Combination did not occur prior to the forfeiture of these shares, no stock-based compensation expense was recorded in the Company’s statement of operations and comprehensive income.

7. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	December 31, 2019
Assets:
Cash and marketable securities held in Trust Account	1	$173,994,583

GIGCAPITAL2, INC.

Notes to Financial Statements

8. INCOME TAX

The sources of income before provision for income taxes are as follows for the period from March 6, 2019 (date of inception) through December 31, 2019:

Period from March 6, 2019 (Date of Inception) through December 31, 2019
Domestic	$919,265
Foreign	–

Total	$919,265

The provision for income taxes was comprised of the following for the period from March 6, 2019 (date of inception) through December 31, 2019:

Period from March 6, 2019 (Date of Inception) through December 31, 2019
Current:
Federal	$393,267
State and local	165,547
Foreign	–

Total Current	558,814

Deferred:
Federal	–
State and local	–
Foreign	–

Total deferred income tax expense	–

Total provision for income taxes	$558,814

Reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows:

Period from March 6, 2019 (Date of Inception) through December 31, 2019
Statutory income tax expense	$193,046
State income taxes, net of federal	64,198
Other permanent items	5,336
Valuation allowance on start-up costs	296,234

Provision for income taxes	$558,814

GIGCAPITAL2, INC.

Notes to Financial Statements

8. INCOME TAX (Continued)

For the period from March 6, 2019 (date of inception) through December 31, 2019, the effective tax rate differs from the U.S. statutory rate primarily due to the valuation allowance on the Start-up Costs and tax expense associated with nondeductible permanent adjustments.

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities as of December 31, 2019 were as follows:

December 31, 2019
Deferred Tax Assets:
Start-up costs	$296,234
Valuation allowance	(296,234)

Net deferred tax assets (liabilities)	$–

As of December 31, 2019, the Company has recorded a valuation allowance of $296,234 to offset deferred tax assets related to its start-up costs. As of December 31, 2019, the Company has no unrecognized tax benefits for which a liability should be recorded. The Company records interest and penalties associated with unrecognized tax benefits as a component of tax expense. As of December 31, 2019, the Company has not accrued interest or penalties on unrecognized tax benefits, as there is no position recorded as of 2019. No changes to the uncertain tax position balance are anticipated within the next 12 months, and are not expected to materially impact the financial statements.

GigCapital2, Inc.

Condensed Financial Statements as of and for the period ended September 30, 2020

Condensed Balance Sheets for September 30, 2020 and December 31, 2019	F-26

Condensed Statements of Operations and Comprehensive Income (Loss) for the Three Months Ended September 30, 2020 and 2019, for the Nine Months Ended September 30, 2020 and for the period from March 6, 2019 (Date of Inception) through September 30, 2019

F-27

Condensed Statements of Stockholders’ Equity	F-28

Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2020 and for the period from March 6, 2019 (Date of Inception) through September 30, 2019	F-29

Notes to Condensed Financial Statements as of and the period ended September 20, 2020	F-30

GIGCAPITAL2, INC.

Condensed Balance Sheets

(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash	$387,430	$1,576,508
Prepaid expenses	178,047	161,609
Receivable from related parties	10,078	1,952

Total current assets	575,555	1,740,069
Cash and marketable securities held in Trust Account	174,284,387	173,994,583
Other non-current assets	–	33,327

TOTAL ASSETS	$174,859,942	$175,767,979

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$24,597	$142,613
Payable to related parties	6,185	16,649
Accrued liabilities	150	–
Other current liabilities	–	180,696

Total liabilities	30,932	339,958

Commitments and contingencies (Note 5)
Common stock subject to possible redemption, 16,982,900 and 17,042,802 shares as of September 30, 2020 and December 31, 2019, respectively, at a redemption value of $10.00 per share	169,829,000	170,428,020

Stockholders’ equity
Preferred stock, par value of $0.0001 per share; 1,000,000 shares authorized; none issued or outstanding	–	–
Common stock, par value of $0.0001 per share; 100,000,000 shares authorized; 5,262,100 and 5,202,198 shares issued and outstanding as of September 30, 2020 and December 31, 2019	526	520
Additional paid-in capital	5,238,044	4,639,030
Retained earnings (accumulated deficit)	(238,560)	360,451

Total stockholders’ equity	5,000,010	5,000,001

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$174,859,942	$175,767,979

The accompanying notes are an integral part of these condensed financial statements.

GIGCAPITAL2, INC.

Condensed Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	For the Three Months Ended September 30, 2020	For the Three Months Ended September 30, 2019	For the Nine Months Ended September 30, 2020	Period from March 6, 2019 (Inception) through September 30, 2019
Revenues	$–	$–	$–	$–
General and administrative expenses	361,005	395,583	1,346,525	577,407

Loss from operations	(361,005)	(395,583)	(1,346,525)	(577,407)
Other income
Interest income on cash and marketable securities held in Trust Account	44,890	933,853	1,016,923	1,151,957

Income (loss) before provision for income taxes	(316,115)	538,270	(329,602)	574,550
Provision for income taxes	14,119	278,662	269,409	343,744

Net income (loss) and comprehensive income (loss)	$(330,234)	$259,608	$(599,011)	$230,806

Net loss attributable to common stockholders	$(353,726)	$(241,866)	$(1,169,699)	$(387,789)

Weighted-average common shares outstanding, basic and diluted	5,245,947	5,223,704	5,218,968	4,675,325

Net loss per share common share, basic and diluted	$(0.07)	$(0.05)	$(0.22)	$(0.08)

The accompanying notes are an integral part of these condensed financial statements.

GIGCAPITAL2, INC.

Condensed Statements of Stockholders’ Equity

(Unaudited)

	Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)
Three Months Ended September 30, 2020	Shares	Amount			Stockholders’ Equity
Balance as of June 30, 2020	5,229,076	$523	$4,907,807	$91,674	$5,000,004
Shares subject to redemption	33,024	3	330,237		330,240
Net loss	–	–	–	(330,234)	(330,234)

Balance as of September 30, 2020	5,262,100	$526	$5,238,044	$(238,560)	$5,000,010

	Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)
Three Months Ended September 30, 2019	Shares	Amount			Stockholders’ Equity
Balance as of June 30, 2019	5,237,624	$524	$5,028,286	$(28,802)	$5,000,008
IPO offering costs	–	–	(85,000)	–	(85,000)
Cancellation of insider shares	(5,000)	(1)	1	–	–
Shares subject to redemption	(17,461)	(1)	(174,609)	–	(174,610)
Net income	–	–	–	259,608	259,608

Balance as of September 30, 2019	5,215,163	$522	$4,768,678	$230,806	$5,000,006

	Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)
Nine Months Ended September 30, 2020	Shares	Amount			Stockholders’ Equity
Balance as of December 31, 2019	5,202,198	$520	$4,639,030	$360,451	$5,000,001
Shares subject to redemption	59,902	6	599,014	–	599,020
Net loss	–	–	–	(599,011)	(599,011)

Balance as of September 30, 2020	5,262,100	$526	$5,238,044	$(238,560)	$5,000,010

	Common Stock		Additional Paid-In Capital
Period from March 6, 2019 (Inception) through September 30, 2019	Shares	Amount		Accumulated Deficit	Stockholders’ Equity
Balance as of March 6, 2019 (Inception)	–	$–	$–	$–	$–
Sale of common stock to Founders at $0.005804 per share	4,307,500	431	24,569	–	25,000
Sale of common stock to Founders in private placement at $10 per share	567,500	57	5,674,943	–	5,675,000
Sale of common stock to underwriters at $10 per share	120,000	12	1,199,988	–	1,200,000
Issuance of Insider shares for no consideration	5,000	1	(1)	–	–
Cancellation of insider shares	(5,000)	(1)	1	–	–
Sale of common stock in Initial Public Offering, net of offering costs	17,250,000	1,725	168,165,845	–	168,167,570
Shares subject to redemption	(17,029,837)	(1,703)	(170,296,667)	–	(170,298,370)
Net income	–	–	–	230,806	230,806

Balance as of September 30, 2019	5,215,163	$522	$4,768,678	$230,806	$5,000,006

The accompanying notes are an integral part of these condensed financial statements.

GIGCAPITAL2, INC.

Condensed Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30, 2020	Period from March 6, 2019 (Inception) through September 30, 2019
OPERATING ACTIVITIES
Net income (loss)	$(599,011)	$230,806
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(1,016,923)	(1,151,957)
Change in operating assets and liabilities:
Prepaid expenses	(16,438)	(187,100)
Receivable from related parties	(8,126)	(30,054)
Other non-current assets	33,327	(53,368)
Accounts payable	(118,016)	96,632
Payable to related parties	(10,464)	–
Accrued liabilities	150	5,000
Other current liabilities	(180,696)	293,362

Net cash and cash equivalents used in operating activities	(1,916,197)	(796,679)

INVESTING ACTIVITIES
Investment of cash in Trust Account	–	(172,500,000)
Cash withdrawn from Trust Account	727,119	71,590

Net cash and cash equivalents provided by (used in) investing activities	727,119	(172,428,410)

FINANCING ACTIVITIES
Proceeds from sale of common stock to Founders	–	25,000
Borrowing from related party	–	99,937
Repayment of borrowing from related party	–	(99,937)
Proceeds from sale of Private Placement Units	–	5,675,000
Proceeds from sale of common stock to underwriters	–	1,200,000
Proceeds from sale of Units, net of underwriting discounts paid	–	169,050,000
Payment of offering costs	–	(689,210)

Net cash and cash equivalents provided by financing activities	–	175,260,790

Net change in cash and cash equivalents during period	(1,189,078)	2,035,701
Cash and cash equivalents, beginning of period	1,576,508	–

Cash and cash equivalents, end of period	$387,430	$2,035,701

SUPPLEMENTAL DISCLOSURES
Cash paid for income taxes	$462,238	$50,382

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Offering costs included in accounts payable	$–	$193,220

Change in value of common stock subject to possible redemption	$(599,020)	$2,130,800

The accompanying notes are an integral part of these condensed financial statements.

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

GigCapital2, Inc. (the “Company”) was incorporated in Delaware on March 6, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of September 30, 2020, the Company had not commenced any operations. All activity for the period from March 6, 2019 (date of inception) through September 30, 2020 relates to the Company’s formation and the initial public offering (the “Offering”), as described in Note 3, and identifying a target Business Combination, as described below. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor, GigAcquisitions2, LLC, a Delaware limited liability company (the “Sponsor”), together with one of the underwriters, EarlyBirdCapital, Inc. (“EarlyBird”) and certain affiliates and employees of EarlyBird (the “EarlyBird Group”), and Northland Gig 2 Investment LLC, a Delaware limited liability company (“Northland Investment”) collectively make up the founders of the Company (the “Founders”).

On June 5, 2019, the initial registration statement on Form S-1, as amended, filed in connection with the Offering, and the subsequent registration statement on Form S-1 filed by the Company pursuant to Section 462(b) of the Securities Act to register additional securities, also in connection with the Offering, were declared effective. The Company concurrently entered into an underwriting agreement on June 5, 2019 to conduct the Offering, the initial closing of which was consummated on June 10, 2019 with the delivery of 15,000,000 units (the “Units”). The Units sold in the Offering consisted of the securities described in Note 3. The Offering generated gross proceeds of $150,000,000.

Simultaneously with the initial closing of the Offering, the Company consummated the initial closing of a private placement sale (the “Private Placement”) of 492,500 units (the “Private Placement Units”), at a price of $10.00 per unit, to its Founders, and 100,000 shares of its common stock (the “Private Underwriter Shares”), at a price of $10.00 per share, to Northland Securities, Inc. (“Northland”), an affiliate of Northland Investment. The Private Placement Units consisted of the securities described in Note 4. The initial closing of the Private Placement generated gross proceeds of $5,925,000.

Following the initial closing of the Offering, net proceeds in the amount of $147,000,000 from the sale of the Units and proceeds in the amount of $3,000,000 from the sale of Private Placement Units, for a total of $150,000,000, were placed in a trust account (“Trust Account”) which is described further below.

On June 13, 2019, in connection with the underwriters’ exercise in full of their option to purchase an additional 2,250,000 Units solely to cover over-allotments, if any (the “over-allotment option”), the Company consummated the sale of an additional 2,250,000 Units at $10.00 per unit. Simultaneously with the closing of the sale of the additional Units, the Company consummated a second closing of the Private Placement, resulting in the sale of an additional 75,000 Private Placement Units at $10.00 per unit to the Founders, and an additional 20,000 Private Underwriter Shares at $10.00 per share to Northland. Following the closings, an additional $22,500,000 of net proceeds were placed in the Trust Account.

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

Transaction costs amounted to $4,332,430, consisting of $3,450,000 of underwriting fees and $882,430 of offering costs. The Company’s remaining cash after payment of the offering costs will be held outside of the Trust Account for working capital purposes.

The Trust Account

The funds in the Trust Account have been invested only in U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds from the Offering outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses on acquisition targets and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of 100% of the shares of common stock included in the units sold in the Offering (the “public shares”) if the Company is unable to complete a Business Combination within 18 months from the closing of the Offering on June 10, 2019; or (iii) the redemption of the public shares in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete its initial Business Combination within 18 months from the closing of the Offering on June 10, 2019.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a target business (“Target Business”). As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less taxes payable on interest earned at the time the Company signs a definitive agreement in connection with the Business Combination). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable or (ii) provide stockholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to redeem their shares to the Company in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by New York Stock Exchange rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of a Business Combination. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. As a result, such shares of common stock have been recorded at their redemption amount and classified as temporary equity. The amount held in the Trust Account as of September 30, 2020 was $174,284,387 which represents cash and marketable securities of $172,500,000 from the sale of 17,250,000 Units at $10.00 per unit and $2,889,624 of interest income earned on these holdings, less $1,105,237 withdrawn from the interest earned on the Trust Account to pay tax obligations.

The Company will have 18 months from June 10, 2019, the closing date of the Offering, to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining stockholders, as part of its plan of dissolution and liquidation. The Founders, Northland and the Company’s former Chief Financial Officer, Ms. McDonough, who received 5,000 shares of common stock (the “insider shares”), have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the Founders, Northland or Ms. McDonough or any of the Company’s officers, directors or affiliates acquired shares of common stock after the Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period. As a result of Ms. McDonough’s resignation effective as of August 12, 2019, Ms. McDonough forfeited her insider shares.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed interim financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 2020, and the results of operations and cash flows for

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations.

The accompanying unaudited condensed interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with SEC on March 30, 2020, which contains the audited financial statements and notes thereto. The condensed financial information as of December 31, 2019 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.

The financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. As of September 30, 2020, the Company had $387,430 in cash and working capital of $544,623. Further, the Company expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company plans to address this uncertainty by raising additional capital and/or completing its Business Combination. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Net Loss Per Share of Common Stock

Net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. The Company applies the two-class method in calculating the net loss per common share. Shares of common stock subject to possible redemption as of September 30, 2020 have been excluded from the calculation of the basic net loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. When calculating its diluted net loss per share, the Company has not considered the effect of (i) the incremental number of shares of common stock to settle warrants sold in the Offering and Private Placement, as calculated using the treasury stock method; (ii) the contingently issuable shares associated with the rights sold in the Offering and Private Placement to receive one-twentieth (1/20) of one share of common stock upon the consummation of the Company’s initial Business Combination; and (iii) the insider shares issued to the former Chief Financial Officer representing 5,000 shares

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

of common stock underlying restricted stock awards for the period they were outstanding. Since the Company was in a net loss position during the periods after deducting net income attributable to common stock subject to redemption, diluted net loss per common share is the same as basic net loss per common share for the periods presented as the inclusion of all potential common shares outstanding would have been anti-dilutive.

Reconciliation of Net Loss Per Common Share

In accordance with the two-class method, the Company’s net income (loss) is adjusted for net income that is attributable to common stock subject to redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, net loss per common share, basic and diluted, is calculated as follows:

	For the Three Months Ended September 30, 2020	For the Three Months Ended September 30, 2019	For the Nine Months Ended September 30, 2020	Period from March 6, 2019 (Inception) through September 30, 2019
Net income (loss)	$(330,234)	$259,608	$(599,011)	$230,806
Less: net income attributable to common stock subject to redemption	(23,492)	(501,474)	(570,688)	(618,595)

Net loss attributable to common stockholders	$(353,726)	$(241,866)	$(1,169,699)	$(387,789)

Weighted-average common shares outstanding, basic and diluted	5,245,947	5,223,704	5,218,968	4,675,325

Net loss per share common share, basic and diluted	$(0.07)	$(0.05)	$(0.22)	$(0.08)

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash balances that at times may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.

Cash and Marketable Securities Held in Trust Account

As of September 30, 2020, the assets held in the Trust Account consisted of money market funds and cash.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed federally insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the condensed balance sheets primarily due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Offering Costs

Offering costs in the amount of $4,332,430 consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Offering. Offering costs were charged to stockholders’ equity and recorded in additional paid-in capital as a reduction to the gross proceeds received upon completion of the Offering.

Common Stock Subject to Possible Redemption

Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of September 30, 2020, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.

Stock-based Compensation

Stock-based compensation related to restricted stock awards are based on fair value of common stock on the grant date. The shares underlying the Company’s restricted stock awards are subject to forfeiture if these individuals resign or are terminated for cause prior to the completion of the Business Combination. Therefore, the related stock-based compensation will be recognized upon the completion of a Business Combination, unless the related shares are forfeited prior to a Business Combination occurring.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The amount paid for interest and penalties during the quarter ended September 30, 2020 was $724, which was related to 2019 income taxes. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed financial statements.

3. OFFERING

On June 10, 2019, the Company completed the initial closing of the Offering whereby the Company sold 15,000,000 Units at a price of $10.00 per Unit. On June 13, 2019, the Company completed the second closing of the Offering with the exercise of the over-allotment option with the consummation of the sale of an additional 2,250,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, one warrant to purchase one share of common stock (the “Warrants”), and one right to receive one-twentieth (1/20) of one share of common stock upon consummation of the initial Business Combination (the “Rights”). Warrants will be exercisable for $11.50 per share, and the exercise price of the Warrants may be adjusted in certain circumstances as discussed in Note 6.

On June 26, 2019, the Company announced that the holders of the Company’s Units may elect to separately trade the securities underlying such Units which commenced on July 1, 2019. Any Units not separated will continue to trade on the New York Stock Exchange under the symbol “GIX.U”. Any underlying shares of common stock, Warrants and Rights that are separated will trade on the New York Stock Exchange under the symbols “GIX,” “GIX WS” and “GIX RT,” respectively.

4. RELATED PARTY TRANSACTIONS

Founder Shares

During the period from March 6, 2019 (date of inception) to March 12, 2019, the Sponsor and Northland Investment purchased 2,500,000 shares of common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or $0.01 per share. In April 2019, the Company effected a stock dividend of 0.493 shares of common stock for each outstanding share of common stock, resulting in the Sponsor and Northland Investment holding an aggregate of 3,732,500 shares of its common stock. Subsequently, the Sponsor and Northland Investment sold 68,041 shares and 31,959 shares, respectively, to EarlyBird and the EarlyBird Group collectively for an aggregate purchase price of $670, or $0.0067 per share. In June 2019, the Company effected a stock dividend of 0.1541 shares of common stock for each outstanding share of common stock, resulting in the Sponsor, Northland Investment, EarlyBird and the EarlyBird Group holding an aggregate of 4,307,500 shares of its common stock as of September 30, 2020. The Founder Shares are identical to the common stock

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

4. RELATED PARTY TRANSACTIONS (Continued)

included in the Units sold in the Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.

Private Placement

The Founders purchased from the Company an aggregate of 492,500 Private Placement Units at a price of $10.00 per unit in a private placement that occurred simultaneously with the completion of the initial closing of the Offering. The Founders also purchased from the Company an aggregate of 75,000 Private Placement Units at a price of $10.00 per unit in a private placement that occurred simultaneously with the completion of the second closing of the Offering with the exercise of the over-allotment option. Among the Private Placement Units, 481,250 units were purchased by the Sponsor, 29,900 units were purchased by EarlyBird, and 56,350 units were purchased by Northland Investment. Each Private Placement Unit consists of one share of the Company’s common stock, $0.0001 par value, one Warrant, and one right to receive one-twentieth (1/20) of a share of common stock upon the consummation of the Company’s initial Business Combination. Warrants will be exercisable for $11.50 per share, and the exercise price of the Warrants may be adjusted in certain circumstances as described in Note 6.

One of the Company’s underwriters, Northland, purchased 100,000 Private Underwriter Shares, at a purchase price of $10.00 per share in a private placement that occurred simultaneously with the completion of the initial closing of the Offering. Northland also purchased from the Company an aggregate of 20,000 Private Underwriter Shares at a price of $10.00 per share in a private placement that occurred simultaneously with the completion of the second closing of the Offering with the exercise of the over-allotment option. The Private Underwriter Shares are identical to the shares of common stock included in the Private Placement Units.

The Company’s Founders and underwriters have agreed not to transfer, assign or sell any of their Founder Shares, Private Placement Units, shares or other securities underlying such Private Placement Units, or Private Underwriter Shares until the earlier of (i) twelve months after the completion of the Company’s initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the Company’s initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Unlike the Warrants included in the Units sold in the Offering, if held by the original holder or its permitted transferees, the Warrants included in the Private Placement Units are not redeemable by the Company and subject to certain limited exceptions, will be subject to transfer restrictions until one year following the consummation of the Business Combination. If the Warrants included in the Private Placement Units are held by holders other than the initial holders or their permitted transferees, the Warrants included in the Private Placement Units will be redeemable by the Company and exercisable by holders on the same basis as the Warrants included in the Offering.

If the Company does not complete a Business Combination, then a portion of the proceeds from the sale of the Private Placement Units and all of the proceeds from the sale of the Private Underwriter Shares will be part of the liquidating distribution to the public stockholders.

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

4. RELATED PARTY TRANSACTIONS (Continued)

Registration Rights

On June 5, 2019, the Company entered into a Registration Rights Agreement with its Founders, Northland and Ms. McDonough. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the Registration Rights Agreement. Upon cancellation of Ms. McDonough’s insider shares following her resignation, effective as of August 12, 2019, she was no longer subject to the terms and conditions set forth in the Registration Rights Agreement.

Underwriters Agreement

The Company granted the underwriters a 45-day option to purchase up to 2,250,000 additional Units to cover any over-allotments, at the Offering price less deferred underwriting discounts and commissions. On June 13, 2019, the underwriters elected to fully exercise their over-allotment option to purchase 2,250,000 Units at a purchase price of $10.00 per unit.

The Company paid an underwriting discount of $0.20 per Unit to the underwriters.

Administrative Services Agreement and Other Agreements

The Company agreed to pay $20,000 a month for office space, administrative services and secretarial support to an affiliate of the Sponsor, GigFounders, LLC. Services commence on June 6, 2019, the date the securities were first listed on the New York Stock Exchange and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company.

5. COMMITMENTS AND CONTINGENCIES

Business Combination Marketing Agreement

The Company engaged its underwriters as advisors to assist it in holding meetings with its stockholders to discuss the potential Business Combination and the Target Business’s attributes, introduce it to potential investors that are interested in purchasing its securities in connection with the potential Business Combination, assist it in obtaining stockholder approval for the Business Combination and assist it with its press releases and public filings in connection with the Business Combination. Pursuant to that agreement, the Company will pay the underwriters a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the Offering, including any proceeds from the exercise of the over-allotment options.

6. STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company includes up to 100,000,000 shares. Holders of the Company’s common stock are entitled to one vote for each share of common stock. As of September 30, 2020, there were

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

6. STOCKHOLDERS’ EQUITY (Continued)

5,262,100 shares of common stock issued and outstanding and not subject to possible redemption. There were 16,982,900 shares of common stock subject to possible redemption issued and outstanding as of September 30, 2020.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s Board of Directors (the “Board”). As of September 30, 2020, there were no shares of preferred stock issued and outstanding.

Warrants

Warrants will be exercisable for $11.50 per share, and the exercise price and number of Warrant shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation of the Company. In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s Board, and in the case of any such issuance to the Company’s Founders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of its initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading-day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 18-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the Warrants during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the Warrant agreement. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders.

Under the terms of the Warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

6. STOCKHOLDERS’ EQUITY (Continued)

Combination, for the registration of the shares of common stock issuable upon exercise of the Warrants included in the Units.

As of September 30, 2020, there were 17,817,500 Warrants outstanding.

Rights

Each holder of a right will receive one-twentieth (1/20) of one share of common stock upon consummation of an initial Business Combination, even if the holder of such right redeemed all shares of common stock held by it in connection with an initial Business Combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of an initial Business Combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in the Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement therefore will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis, and each holder of a right will be required to affirmatively convert its rights in order to receive the one-twentieth (1/20) share underlying each right (without paying any additional consideration) upon consummation of a Business Combination. More specifically, the right holder will be required to indicate its election to convert the rights into underlying shares as well as to return the original rights certificates to the Company.

If the Company is unable to complete an initial Business Combination within 18 months from the closing date of the Offering and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver shares of common stock to the holders of the rights upon consummation of an initial Business Combination. Additionally, in no event will the Company be required to net cash settle the rights.

As of September 30, 2020, there were 17,817,500 rights outstanding

Stock-based Compensation

The 5,000 shares issued to Ms. McDonough, the Company’s former Chief Financial Officer, were forfeited upon her resignation in August 2019. Since an initial Business Combination did not occur prior to the forfeiture of these shares, no stock-based compensation expense was recorded in the Company’s condensed statements of operations and comprehensive income (loss).

7. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

7. FAIR VALUE MEASUREMENTS (Continued)

fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs which are supported by little or no market activity and which are significant to the fair value of the assets or liabilities.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of September 30, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	September 30, 2020
Assets:
Cash and marketable securities held in Trust Account	1	$174,284,387

The marketable securities held in the Trust Account are considered trading securities as they are generally used with the objective of generating profits on short-term differences in price and therefore, the realized and unrealized gain and loss are recorded in the condensed statements of operations and comprehensive income (loss) for the periods presented.

8. SUBSEQUENT EVENTS

Recent Developments

On October 27, 2020, the Company and Waste to Energy Partners LLC (dba Bolder Industries) (“Bolder Industries”) issued a joint press release announcing that the Company and Bolder Industries have entered into a non-binding letter of intent (the “Letter of Intent”) for a Business Combination. Under the terms of the Letter of Intent, the Company and Bolder Industries intend to negotiate a definitive agreement that they may enter into pursuant to which the Company would acquire Bolder Industries, with the existing equity holders of Bolder Industries receiving securities of the Company that would constitute a majority of the Company’s securities. Whether the parties enter into a definitive agreement is subject to a number of conditions, including the completion of due diligence to the Company’s satisfaction.

In addition, the Company’s initial public offering (“IPO”) prospectus and Amended and Restated Certificate of Incorporations (the “Charter”), provides that the Company initially has until December 10, 2020 (the date which is 18 months after the consummation of the IPO) to complete a Business Combination. Although the Company has made substantial progress towards entering into a definitive agreement for a Business Combination, including the entry into the Letter of Intent with Bolder Industries, the Board currently believes that there will not be sufficient time before December 10, 2020 to complete a Business Combination, whether with Bolder Industries or with another company. As a result, on November 2, 2020, the Company filed a

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

8. SUBSEQUENT EVENTS (Continued)

definitive proxy statement with the SEC, to invite the stockholders of the Company to attend the 2020 annual meeting (the “Annual Meeting”) to be held on December 3, 2020. At the Annual Meeting, the stockholders will vote to amend (the “Extension Amendment”) the Charter to extend the date by which the Company must consummate a Business Combination (the “Extension”) from December 10, 2020 to March 10, 2021 (the date which is 21 months from the closing date of the IPO) (the “Extended Date”). In addition, the stockholders will vote (i) to elect five directors to serve as directors on the Company’s Board until the 2021 annual meeting of stockholders or until their successors are elected and qualified; (ii) to ratify the selection of the Board’s Audit Committee of BPM LLP (“BPM”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020; and (iii) to consider such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

In connection with the Extension Amendment, if approved by the requisite vote of stockholders, public stockholders may elect to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to such approval, including interest earned on the trust account deposits (which interest shall be net of taxes payable), divided by the number of then outstanding public shares (the “Election”). However, the Company may not redeem the Company’s public shares in an amount that would cause our net tangible assets to be less than $5,000,001. If the Extension Amendment is approved by the requisite vote of stockholders, the remaining holders of public shares will retain the opportunity to have their public shares redeemed in conjunction with the consummation of a Business Combination, subject to any limitations set forth in the Company’s Charter, as amended. In addition, public stockholders who vote for the Extension Amendment and do not make the Election would be entitled to have their shares redeemed for cash if the Company has not completed a business combination by the Extended Date.

The Company estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $10.10 at the time of the annual meeting. The closing price of the Company’s common stock on November 11, 2020, was $10.08. The Company cannot assure stockholders that they will be able to sell their shares of the Company’s common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

If the Extension Amendment proposal is not approved and the Company does not consummate a Business Combination by December 10, 2020, as contemplated by the Charter, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, and subject to having lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and after setting aside up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights or warrants, which will expire worthless in the event the Company winds up.

GIGCAPITAL2, INC.

Notes to Unaudited Condensed Financial Statements

(Unaudited)

8. SUBSEQUENT EVENTS (Continued)

The affirmative vote of 65% of the Company’s outstanding common stock will be required to approve the Extension Amendment.

The Board fixed the close of business on October 26, 2020 as the record date for determining the Company’s stockholders entitled to receive notice of and vote at the annual meeting and any adjournment thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the annual meeting or any adjournment thereof.

UpHealth Services, Inc.

Financial Statements as of and for the period ended September 30, 2020

Balance Sheet as of September 30, 2020	F-46

Statement of Operations and Accumulated Deficit for the period January 1, 2020 through September 30, 2020	F-47

Notes to Financial Statements	F-48 -F-52

UpHealth Services, Inc.

BALANCE SHEET (Unaudited)

September 30, 2020

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Deferred compensation	$665,625
Accrued expenses	817,013

Total current liabilities	1,482,638

STOCKHOLDERS’ EQUITY
Common stock, $0 par value; 10,000,000 authorized, issued, and outstanding	–
Accumulated deficit	(1,482,638)

(1,482,638)

$–

The accompanying notes are an integral part of this statement.

UpHealth Services, Inc.

STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT (Unaudited)

For the period January 1, 2020 through September 30, 2020

Operating expenses
Salaries	$665,625
Professional fees	817,013

NET LOSS	1,482,638
Retained earnings, January 1, 2020	–

Accumulated deficit, September 30, 2020	$1,482,638

The accompanying notes are an integral part of this statement.

UpHealth Services, Inc.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Nature of Business

UpHealth Services, Inc. (the “Company”) is a holding company incorporated on November 5, 2019 and established to raise capital and pursue opportunities for investment and acquisition in various healthcare entities, primarily those that bring technology and services to efficiently and profitably manage chronic and complex care, including behavioral health and substance abuse, while also serving the demands for easy access to personalized primary care.

While established on November 5, 2019, operations effectively began January 1, 2020.

2. Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

3. Income Taxes

The Company has elected to be treated as a C Corporation and files federal and state income tax returns. Deferred taxes are provided on the liability method whereby deferred income tax assets are recognized for deductible temporary differences, operating loss, tax credit carryforwards, and deferred income tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company recognizes tax liabilities when the Company believes that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. The current portion of tax liabilities is included in other liabilities. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

4. Fair Value of Financial Instruments

The carrying amounts of financial instruments, including deferred compensation and accrued expenses approximate fair value due to the short maturity of these instruments.

5. Significant Accounting Standard Applicable In A Future Year

a. Revenue Recognition

The Financial Accounting Standards Board (FASB) has issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, (Topic 606) (ASU 2014-09), in May 2014. ASU 2014-09 sets forth a

UpHealth Services, Inc.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

new five-step revenue recognition model that will require the use of more estimates and judgment. ASU 2014-09 will replace current revenue recognition requirements in Topic 605, Revenue Recognition, in its entirety. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019 and should be applied retrospectively in the year the ASU is first applied using one of two allowable application methods.

ASU 2014-09 is effective for the Company’s December 31, 2020 financial statements and thereafter. Management is currently evaluating the effect that ASU 2014-09 will have on the Company’s financial statements. The Company anticipates the implementation of ASU 2014-09 to have no significant impact on the Company’s financial statements.

b. Leases

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. Under ASU 2016-02, lessees will be required to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASU 2016-02 was effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and will be applied using a modified retrospective approach.

In November 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 325), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (ASU 2019-10). ASU 2019-10 finalizes various effective date delays for private companies applying the credit losses, leases and hedging standards. As a result of ASU 2019-10, the Company’s effective date of ASU 2016-02 is deferred. ASU 2016-02 is now effective for the Company’s December 31, 2022 financial statements. Management is currently evaluating the effect that ASU 2016-02 will have on the Company’s financial statements. The Company expects to record total right-of-use assets and related operating lease obligations based on the present value of future lease payments for the lease entered into subsequent to year end as disclosed in Note E on the balance sheet upon adoption, with no material impact to the statement of operations.

NOTE B—DEFERRED COMPENSATION

Several key employees have employment agreements which among other conditions, set base salary and incentives. Salaries earned under the employment agreements are to accrue until such time as the Company has completed a successful capital raise, which the Company anticipates completing in 2021. Accrued unpaid compensation at September 30, 2020 aggregated $665,625.

Under the terms of the employment agreements, the key employees are also entitled to success bonuses upon the completion of an initial public offering, as defined in the individual employees’ agreements.

UpHealth Services, Inc.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020

NOTE C—INCOME TAXES

Deferred income taxes consist of the following at September 30, 2020.

Deferred tax assets before valuation allowance	$422,626
Valuation allowance	(422,626)

Deferred tax assets after valuation allowance	$–

Deferred tax liabilities	–

Net deferred tax assets and liabilities	$–

Deferred income taxes result primarily from significant temporary differences between income for financial reporting purposes and taxable income. These differences arose from federal and state net operating losses of $1,482,638. The federal net operating losses have no expiration date and the state net operating losses expire after 12 years. As of September 30, 2020, the Company does not believe it is probable it will generate taxable income sufficient to realize these deferred tax assets and accordingly, has recorded a valuation allowance against these assets.

Company has no income tax expense or benefit for the period from January 1, 2020 through September 30, 2020 as losses were incurred and a valuation allowance was recorded on the resulting deferred tax asset, as noted above.

NOTE D—RISKS AND UNCERTAINTIES

1. Contingencies

From time to time, the Company may be subjected to claims or lawsuits which arise in the ordinary course of business. Management is not aware of any claims or lawsuits and no provision has been made in the accompanying financial statements for any potential settlement or judgement costs at September 30, 2020.

1. COVID 19

The entire direct and indirect impacts of the current COVID-19 outbreak on the Company’s vendors, operations, and financing arrangements are currently unknown, as is the duration and severity of any impacts that the Company may experience. The Company has been able to remain active in its pursuit of a capital raise as well as the pursuit of mergers and acquisitions. Management does not believe that the effects of the pandemic have had a significant negative impact on the Company’s operations.

NOTE E—CASH FLOWS INFORMATION

As the Company has yet to complete a capital raise as of September 30, 2020, no statement of cash flows is presented in these financial statements.

NOTE F—SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 22, 2021, the date that these financial statements were available to be issued. Management has determined that no events or transactions have occurred subsequent to the balance sheet date, other than those events noted below, that require disclosure in the financial statements.

UpHealth Services, Inc.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020

NOTE F—SUBSEQUENT EVENTS (Continued)

a. UpHealth Holdings, Inc. Merger

On October 26, 2020, the Company entered into a merger agreement with UpHealth Holdings, Inc. whereby UpHealth Holdings, Inc. was deemed the surviving entity. Each shareholder of the Company exchanged their outstanding common stock for common stock in UpHealth Holdings, Inc. All other disclosed subsequent events below are in relation to the newly merged company.

b. Special Purpose Acquisition Company Proposed Business Combination

On November 20, 2020, the newly merged company entered into a business combination agreement with GigCapital2, Inc., a publicly traded special purpose acquisition company (SPAC) and its wholly owned subsidiary UpHealth Merger Sub, Inc. whereby the newly merged company will merge with UpHealth Merger Sub, Inc., with UpHealth Holdings, Inc. deemed to be the surviving entity. The newly merged company will receive a promissory note for future cash consideration, as well as closing cash consideration and common stock interests in GigCapital2, Inc., as defined in the business combination agreement. The merger will be completed upon a shareholder vote of GigCapital2, Inc. shareholders through a Form S-4 filed with the Securities and Exchange Commission (SEC), which is expected in 2021.

c. Other Completed Mergers

On November 20, 2020 the newly merged company, through the formation of various subsidiaries, as part of merger agreements, acquired 100% of the membership interests of Behavioral Health Services, LLC, a Missouri-based behavioral healthcare company, and 100% of the common stock of Thrasys, Inc., an information technology healthcare company, in exchange for a promissory note for future cash consideration, as defined in the merger agreements, and common stock interests in UpHealth Holdings, Inc. These mergers could be unwound in the event that GigCapital2, Inc. does not have the SEC declare a Form S-4 registration statement effective in 2021.

d. Stock Purchase Agreement

On November 20, 2020 the Company entered into a stock purchase agreement with Glocal Healthcare Systems Private Limited (“Glocal”), an India-based healthcare company, to acquire 43.46% of Glocal in exchange for a promissory note for future cash consideration, as defined in the stock purchase agreement, and common stock interests in UpHealth Holdings, Inc. This stock purchase agreement could be unwound in the event that GigCapital2, Inc. does not have the SEC declare a Form S-4 registration statement effective in 2021.

e. Proposed Mergers

On October 30, 2020 the Company, through the formation of a subsidiary, entered into a merger agreement to acquire 100% of the common stock of TTC Healthcare, Inc., a Florida-based substance abuse and mental health treatment company, in exchange for a promissory note for future cash consideration, as defined in the merger agreement, and common stock interests in UpHealth Holdings, Inc.

On November 2, 2020 the Company, through the formation of a subsidiary, entered into a merger agreement to acquire 100% of the common stock of Innovations Group, Inc. (d/b/a MedQuest), a Utah-based pharmacy

UpHealth Services, Inc.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020

NOTE F—SUBSEQUENT EVENTS (Continued)

company, in exchange for a promissory note for future cash consideration, as defined in the merger agreement, and common stock interests in UpHealth Holdings, Inc.

As of the date of this report, these mergers have not been finalized.

f. Operating Lease

In November 2020, the Company entered into an operating sublease agreement with a related party for office space located in Delray Beach, Florida, with monthly rental payments of $6,500, expiring in November 2023.

As of September 30, 2020, future minimum lease payments under this operating lease are as follows:

Year	Total
2020	$13,000
2021	78,000
2022	78,000
2023	65,000

$234,000

THRASYS, INC.

Financial Statements as of and for the Years Ended December 31, 2019 and 2018

and Report of Independent Registered Public Accounting Firm

Plante & Moran, PLLC Suite 600 8181 E. Tufts Avenue Denver, CO 80237 Tel: 303.740.9400 Fax. 303.740.9009 plantemoran.com

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Thrasys, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Thrasys, Inc. (the “Company”) as of December 31, 2019 and 2018, the related statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

Denver, Colorado

January 11, 2021

1 Balance Sheets

AS OF DECEMBER 31, 2019 AND 2018
ASSETS	2019	2018
CURRENT ASSETS:
Cash	$1,619,098	$120,359
Accounts receivable	1,628,551	766,505
Prepaid expenses and other	41,146	26,560

Total current assets	3,288,795	913,424
PROPERTY AND EQUIPMENT, net	77,622	101,839
DEPOSITS AND OTHER LONG TERM ASSETS	2,823,609	19,374

	$6,190,026	$1,034,637

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$641,384	$712,985
Accrued liabilities	5,384,345	2,745,702
Deferred revenue	1,752,632	3,155,419
Current portion of long-term debt	0	500,000

Total current liabilities	7,778,361	7,114,106

RELATED PARTY LONG-TERM DEBT, net of discount and current portion	1,114,000	1,442,276
CONVERTIBLE NOTES PAYABLE TO RELATED PARTY	1,900,000	1,878,750
DERIVATIVE LIABILITY RELATED TO CONVERTIBLE DEBT	668,000	327,000

Total liabilities	11,460,361	10,762,132

STOCKHOLDERS’ DEFICIT:
Common stock, no par value, 20,000,000 shares authorized	1,863,031	1,845,412
Accumulated deficit	(7,133,366)	(11,572,907)

Total stockholders’ deficit	(5,270,335)	(9,727,495)
	$6,190,026	$1,034,637

The accompanying notes are an integral part of these financial statements for the years ended December 31, 2019 and 2018.

2 Statements of Operations

YEARS ENDED DECEMBER 31, 2019 AND 2018
	2019	2018
REVENUES
License revenues	$4,933,226	$8,000,224
Services revenues	8,527,521	1,291,588
Royalty revenues	430,769	738,462

TOTAL REVENUES	13,891,516	10,030,274

OPERATING EXPENSES
Cost of Sales	1,456,736	1,216,238
Research & Development	4,992,139	2,863,468
Sales & Marketing	340,468	128,641
General & Administrative	1,880,430	1,393,102
Depreciation expense	30,311	32,129

TOTAL OPERATING EXPENSES	8,700,084	5,633,578

INCOME FROM OPERATIONS	5,191,432	4,396,696

OTHER INCOME (EXPENSE):
Interest income	3,516	3,830
Interest expense	(734,607)	(210,132)
Other income/(expense)	(20,800)	10,800

	(751,891)	(195,502)

INCOME BEFORE INCOME TAXES	4,439,541	4,201,194

INCOME TAXES	0	1,800

NET INCOME	$4,439,541	$4,199,394

Basic earnings per share	$0.72	$0.69
Diluted earnings per share	$0.70	$0.67

The accompanying notes are an integral part of these financial statements for the years ended December 31, 2019 and 2018.

3 Statements of Stockholders’ Equity

	Common Stock		Additional Paid in Capital	Total Common Stock	Accumulated Deficit	Total Stockholders Equity
	Shares	Amount
Balance at December 31, 2017	6,024,226	$1,786,285	$78,365	$1,864,650	$(15,772,301)	$(13,907,651)
Issuance of Common stock	100,000	10,000		10,000		10,000
Options and warrants expense			3,468	3,468		3,468
Loan to a shareholder		(32,706)		(32,706)		(32,706)
Net Income					4,199,394	4,199,394

Balance at December 31, 2018	6,124,226	1,763,579	81,833	$1,845,412	(11,572,907)	(9,727,495)
Options and warrants expense			18,599	18,599		18,599
Loan to a shareholder		(980)		(980)		(980)
Net Income					4,439,541	4,439,541

Balance at December 31, 2019	6,124,226	$1,762,599	$100,432	$1,863,031	$(7,133,366)	$(5,270,335)

The accompanying notes are an integral part of these financial statements for the years ended December 31, 2019 and 2018.

4 Statements of Cash Flows

YEARS ENDED DECEMBER 31, 2019 AND 2018
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$4,439,541	$4,199,394
Adjustments from Net Income:
Depreciation expense	30,311	32,129
Options and warrant expense	18,599	3,468
Amortization of debt discount	21,724	28,321
Non-cash expense relating to exercise of stock options		10,000
Change in fair value of derivative liability related to convertible debt	341,000	(146,000)
Changes In:
Accounts receivable	(1,286,277)	54,498
Prepaid expenses and other assets	(2,394,589)	(469,424)
Deferred revenue	(1,402,787)	(4,616,681)
Accounts payable and Accrued expenses	2,588,291	388,829

Net cash provided (used) by operating activities	2,355,813	(515,466)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,094)	(12,583)

Net cash used by investing activities	(6,094)	(12,583)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	0	464,000
Repayment of debt	(850,000)	(315,000)
Proceeds from issuance of Convertible notes	0	350,000
Loan to a minority shareholder	(980)	(32,706)
Proceeds from issuance of Common stock	0	0

Net cash provided/(used) by financing activities	(850,980)	466,294

NET INCREASE (DECREASE) IN CASH	1,498,739	(61,755)
CASH, beginning of year	120,359	182,114

CASH, end of year	$1,619,098	$120,359

Supplemental cash flow information:
Interest paid	36,552	62,500
Taxes paid	0	1,800

The accompanying notes are an integral part of these financial statements for the years ended December 31, 2019 and 2018.

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.1 Nature of Business

Thrasys, Inc. (“Thrasys” or the “Company”), provides its customers with an advanced, comprehensive, and extensible technology platform—marketed under the umbrella “SyntraNet”—to manage health, quality of care, and costs—especially for individuals with complex medical, behavioral health, and social needs.

We have one operating and reportable segment, which is at the consolidated Company level. Our Chief Executive Officer manages our operations on a consolidated basis for purposes of assessing performance and allocating resources.

The Company focuses on both the United States and international markets. The Company’s mission is to deploy innovative software and other technologies to transform the more than $8 trillion global healthcare industry to new models of care.

SyntraNet creates virtual, connected communities of care where cross-sector teams—physicians, nurses, care managers, community health workers, patients, families—from organizations participating in these communities can collaborate to manage health and coordinate the delivery of clinical, behavioral health, social and other services. The care community can be small—a single organization with internal care teams, or large—a county-wide network of multiple stakeholder organizations and agencies. Care communities can be connected in a distributed hierarchy of nodes to enable province and nation-wide networks of connected care.

SyntraNet is offered as a software as a service (“SaaS”) platform. Information, analytics, and applications are delivered to care team members on desktops, tablets and phones as needed. An advanced protected health information (“PHI”) framework controls access to information based on roles, rights, policies, and scope of consent.

The platform includes innovations in a number of areas: application and information models for connected care communities (an extension of multi-tenant architectures), integration and normalization of heterogeneous data sources, configurable software services and open application programming interfaces (“APIs”), advanced analytics and intelligence, scalable workflows and rules, protected health information management, and user interfaces ready for the proliferation of device types and interaction modes.

SyntraNet provides customers the ability to:

•	Integrate and normalize information across heterogeneous data sources to create 360-degree view of patients and members;

•	Deploy advanced analytics to gain insight into health risks for individuals and populations;

•	Qualify individuals and groups for enrollment into care management programs;

•	Manage programs with interdisciplinary teams, configurable rules and workflows, embedded intelligence, and guidelines;

•	Monitor and measure critical success factors—outcomes, costs, quality, performance—and compliance with regulatory requirements;

The Company’s customers include value-added resellers, health systems, health plans, physician groups, and accountable care and care management organizations. SyntraNet is built on a state-of-the-art technology platform hosted in a secure HIPAA-compliant cloud. Information, applications, and analytics are delivered to users on desktops, browsers, tablets, and phones.

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

1.2 Accounts Receivable

Accounts receivables are carried at original invoice less an estimate for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance by regularly evaluating individual customer receivables and considering a customer’s financial condition and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. As of December 31, 2019 and 2018, the management determined that no allowance for doubtful accounts was necessary.

An account receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 60 days. Management monitors the receivable, pursues all available methods of collecting the balance due. The Company does not charge interest on outstanding account receivables. Unbilled accounts receivable as of December 31, 2019 and 2018 were $32,643 and $456,874, respectively.

1.3 Prepaid expenses and other

Prepaid licenses and prepaid expenses that relate to a future accounting period or future customer projects are carried at cost under Prepaid expenses and other. These will be expensed in the relevant future accounting periods.

1.4 Property and equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes, based on useful lives of three to seven years.

Information technology equipment	Three years
Office furniture & other equipment	Seven years

1.5 Long lived asset impairment

Recoverability of the carrying value of long-lived assets is evaluated under the provisions of ASC Topic 360, Property, Plant, and Equipment, whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. There were no impairments necessary during the years ended December 31, 2019 and December 31, 2018.

1.6 Revenue Recognition

The Company derives its revenues mainly from:

•	Subscription revenues, which are comprised of subscription fees from customers accessing the Company’s cloud computing services

•	Services revenues

•	Royalty income

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

•	Support and maintenance

•	Sale of intellectual property assets

The Company commences revenue recognition when all of the following conditions are satisfied:

•	There is persuasive evidence of an arrangement;

•	The service has been or is being provided to the customer;

•	The collection of the fees is reasonably assured; and

•	The amount of fees to be paid by the customer is fixed or determinable

1.7 Software License Revenues

License revenues are recognized based on the nature of the license provided, either fully on the date license rights are granted to the customer if there are no further obligations or ratably over the contract term beginning on the commencement date of each contract, which is the date license rights are granted to the customer. If an entity does not have vendor-specific objective evidence of selling price (“VSOE”) of fair value for all elements within multiple-element software arrangements, revenue can be recognized using the residual method, provided VSOE of fair value exists for any undelivered elements of the arrangement. If VSOE does not exist for any undelivered elements in a contract, the revenue is recognized ratably over the life of the contract. License fees are sometimes bundled with maintenance fees. The Company also licenses its technology platform and solutions to third-party solution providers to be bundled with other solutions and services.

1.8 Subscription Revenues

Subscription revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date the Company’s service is made available to customers. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. The Company’s subscription service arrangements are non-cancelable and do not contain refund-type provisions.

1.9 Services Revenues

The majority of the Company’s professional services contracts are on a time and material basis. When these services are not combined with subscription revenues as a single unit of accounting, as discussed below, revenues are recognized as the services are rendered for time and material contracts, and when the milestones are achieved and accepted by the customer for fixed price contracts. Training revenues, set-up fees and configuration fees are recognized as the services are completed.

1.10 Loan conversion to License

Please see Section 6 below regarding a contract with Varian Systems where a loan was converted to license and such license revenues were recognized by the Company over the performance period. The Company has not entered into similar contracts since 2014.

1.11 Support and Maintenance Revenues

Support and Maintenance revenues are recognized over the term of maintenance contracts.

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

1.12 Multiple Deliverable Arrangements

The Company enters into arrangements with multiple deliverables that generally include subscription, set up, and professional services. If the deliverables have standalone value upon delivery, the Company accounts for each deliverable separately.

Subscription services have standalone value as such services are often sold separately. In determining whether professional services have standalone value, the Company considers the following factors for each professional services agreement: availability of the services from other vendors, the nature of the professional services, the timing of when the professional services contract was signed in comparison to the subscription service start date, and the contractual dependence of the subscription service on the customer’s satisfaction with the professional services work. To date, the Company has concluded that all of the professional services included in multiple deliverable arrangements executed have standalone value.

Multiple-deliverables included in an arrangement are separated into different units of accounting and the arrangement consideration is allocated to the identified separate units based on a relative selling price hierarchy. The Company determines the relative selling price for a deliverable based on its VSOE, if available, or its best estimate of selling price (“BESP”), if VSOE is not available. The Company has determined that third-party evidence of selling price (‘TPE”) is not a practical alternative due to differences in its service offerings compared to other parties and the availability of relevant third-party pricing information. The amount of revenue allocated to delivered items is limited by contingent revenue, if any.

For certain professional services, the Company has established VSOE, as a consistent number of standalone sales of this deliverable have been priced within a reasonably narrow range. The Company has not established VSOE for its subscription services due to lack of pricing consistency, the introduction of new services and other factors. Accordingly, the Company uses its BESP to determine the relative selling price.

The Company determined BESP by considering its overall pricing objectives and market conditions. Significant pricing practices considered include the Company’s discounting practices, the size and volume of the Company’s transactions, the customer demographic, the geographic area where services are sold, price lists, its go-to-market strategy, historical standalone sales, and contract prices. The determination of BESP is made through consultation with and approval by the Company’s management, taking into consideration the go-to-market strategy. As the Company’s go-to-market strategies evolve, the Company may modify its pricing practices in the future, which could result in changes in relative selling prices, including both VSOE and BESP.

1.13 Deferred Revenue

Deferred revenue primarily consists of billings in advance of revenue recognition from subscription services described above and is recognized as the revenue recognition criteria are met. The deferred revenue balance does not represent the total contract value of annual or multi-year, non-cancelable subscription agreements. The Company generally invoices customers in annual or quarterly installments.

1.14 Income Taxes

The Company has elected as of January 1, 2009, to be treated as an S-Corporation for federal and California income tax purposes. No provision has been made for federal income taxes since these taxes are the responsibility of the stockholders. The state of California imposes a 1.5% tax on the taxable income of S-Corporations.

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred tax assets and liabilities are recorded for future tax consequences attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, including methods of accounting for revenue recognition, accrued expenses, depreciation, and net operating losses.

The Company has adopted Financial Accounting Standards Board guidance on uncertainty in income taxes. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2016.

1.15 Cash and Cash equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value due to the short-term nature of these investments.

1.16 Credit Risk

At December 31, 2019 and 2018, the Company had balances at two banks. At various times, bank balances may exceed Federally insured limits; however, management does not believe that there is significant credit risk associated with bank balances.

1.17 Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. At December 31, 2019 and 2018, the Company uses estimates for the derivative liability relating to convertible debt, accrual for contingent tax liability, fair value of stock options and warrants. Actual results could differ from those estimates.

1.18 Fair Value of Financial Instruments

The 2019 and 2018 balance sheets include the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and debt. No events have occurred since the issuance of the debt that would materially impact its fair value, the fair value of the debt is determined to be equal to the carrying cost as of December 31, 2019 and 2018. The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value because of the relatively short period of time between the origination of these instruments and expected realization.

The Company follows authoritative guidance on accounting for fair value measurements and disclosures, which address how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under U.S. generally accepted accounting principles.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance related to fair value measures establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

Level Input	Input Definition
Level 1	Inputs are unadjusted quoted prices for identical assets or liabilities in active markets at the measurement date.
Level 2	Inputs other than quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data at the measurement date.
Level 3	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

When quoted prices in active markets for identical assets are available, the Company uses these quoted market prices to determine the fair value of financial assets and classifies these assets as Level 1. In other cases where a quoted market price for identical assets in an active market is either not available or not observable, the Company obtains the fair value from a third-party vendor that uses pricing models, such as matrix pricing, to determine fair value. These financial assets would then be classified as Level 2. In the event quoted market prices for similar assets were not available, the Company would determine fair value using broker quotes or an internal analysis of each investment’s financial statements and cash flow projections. In these instances, financial assets would be classified based upon the lowest level of input that is significant to the valuation. Thus, financial assets might be classified in Level 3 even though there could be some significant inputs that may be readily available.

The fair value of the derivative liability relating to convertible debt is primarily based on Level 3 inputs as described above. The Company estimated the fair value of derivative liability relating to convertible debt using the following inputs:

Years Ending December 31	2019	2018
Expected stock price at maturity assuming risk neutral Geometric Brownian Motion Simulation	$2.8686	$1.6368
Estimated term (in years)	2 years	0.41 years
Interest rate	1.58%	2.52%
Expected volatility	47.5	55.0

Changes in the fair value of the derivative liability relating to convertible debt for the years ended December 31, 2019 and 2018 are as follows:

Fair value of derivative liability relating to convertible debt

Amount
Balance at December 31, 2017	$473,000
Decrease in fair value	(146,000)
Balance at December 31, 2018	327,000
Increase in fair value	341,000

Balance at December 31, 2019	$668,000

1.19 Stock Based Compensation

The Company has a stock-based compensation plan and grants stock options and restricted stock awards to employees. The Company’s stock-based compensation is estimated at the grant date based on the fair value of

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the award and is recognized as expense ratably over the requisite service period of the award. Determining the appropriate fair value and calculating the fair value of stock-based awards requires judgment, including estimating stock price, volatility, forfeiture rates, expected dividends, and expected life.

The fair value of each stock option grant was estimated on the date of grant using the Black- Scholes option pricing model with the following assumptions and fair value per share:

Years Ending December 31	2019	2018
Stock price per share	$1.62	$0.09
Option period (in years)	10 years	10 years
Estimated term (in years)	6.7 years	6.7 years
Interest rate	2.1%	2.8%
Expected volatility	60.0	60.0

The fair value of the stock price is determined annually by the board of directors with input from management based upon information available at the time of the valuation. Given the absence of a public trading market of Company stock, the board of directors has exercised reasonable judgment and considered numerous factors to determine the best estimate of the fair value of Company stock. These factors include historical operating and financial performance, current business conditions and projections, and history and stage of development.

The Company’s current estimate of volatility is based on the volatility of comparable public companies. To the extent volatility of the Company’s stock price increases in the future, the Company’s estimate of the fair value of options granted in the future could increase, thereby increasing stock-based compensation expense in future periods.

The computation of expected lives is based on expectations of future employee behavior. The interest rate for periods within the expected life of the award is based on the U.S. Treasury yield curve in effect at the time of grant. In addition, the Company applies an expected forfeiture rate when amortizing stock-based compensation expense.

1.20 Software Development Costs

The Company does not capitalize its ongoing costs of developing its software, which consists primarily of personnel costs. Capitalization of software development costs is only required upon the establishment of technological feasibility of the product. New product versions are released on a regular basis and the time between establishing technological feasibility and product release is very short. As a result, amounts that would qualify for capitalization are not significant.

1.21 Research and Development Costs

Research and development costs are expensed as incurred and were $4,992,139 and $2,863,468 for the years ended December 31, 2019 and 2018 respectively.

1.22 Earnings per Share

Basic earnings per share is calculated by dividing net income by the number of issued and outstanding Common shares of the Company. Diluted earnings per share is calculated by dividing net income by the number of fully diluted shares of the Company including issued and outstanding Common Shares, issued and unexercised stock options and issued and unexercised warrants.

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

1.23 Recently Issued Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, Leases, which supersedes ASC Topic 840, Leases, and creates a new topic, ASC Topic 842, Leases. This update requires lessees to recognize a lease liability and a lease asset for all leases, including operating leases, with a term greater than 12 months on its balance sheet. The update also expands the required quantitative and qualitative disclosures surrounding leases. This update is effective for fiscal years beginning after December 15, 2021, with earlier adoption permitted. This update will be applied using a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The Company is currently evaluating the effect of this update on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses, which provides financial statement users with information about expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. To achieve this objective, the amendments in this update replace the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The update is effective for fiscal years beginning after December 15, 2021, with earlier adoption permitted. This update will be applied using a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (a modified-retrospective approach). The Company is currently evaluating the effect of this update on its consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718). This update expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. This update is effective for all periods beginning after December 15, 2019. The Company is currently evaluating the effect of this update on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Accounting Standards Codification or ASC 606). ASC 606 supersedes the revenue recognition requirements in ASC 605, Revenue Recognition (ASC 605), and requires the recognition of revenue as promised goods or services are transferred to customers in an amount that reflects the consideration which the entity expects to be entitled to in exchange for those goods or services. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs— Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer. Collectively, we refer to ASC 606 and Subtopic 340-40 as the “new standard.” The Company will adopt the new standard as of December 31, 2020, utilizing the modified retrospective method of adoption by applying the new standard to the periods impacted post-adoption. The guidance will be applied to contracts that are not substantially complete as of the date of initial application in accordance with practical expedient ASC 606-10-65-1(h). The impact of adoption will be calculated and reported as of January 1, 2020. Use of this method will require dual-GAAP accounting and reporting capabilities in prior periods to calculate the impact of adoption on the opening equity balance as of January 1, 2020 and Thrasys will provide a reconciliation of legacy to new GAAP revenue in the footnotes to the financial statements.

Under the modified retrospective transition method, Thrasys will be able to elect to apply the Standard retrospectively either to all contracts at the date of initial application or only to contracts that are not completed at the date of initial application, and be required to disclose whether the Company has applied this guidance to all contracts at the date of initial application or only to contracts that are not completed as of that date.

Under this method and for contracts that were modified before the beginning of the earliest reporting period presented in accordance with the Standard, Thrasys will not need to retrospectively restate the contract for

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

contract modifications in accordance with ASC 606-10-25-12 through 25-13. Instead, Thrasys will reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented in accordance with the Standard when identifying the satisfied and unsatisfied performance obligations, determining the transaction price and allocating the transaction price to the satisfied and unsatisfied performance obligations.

2 PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2019 and 2018

	2019	2018
Computer equipment	$121,312	115,218
Furnitures & Fixtures	86,152	86,152
Other Equipment	91,992	91,992
Artwork	13,000	13,000

	312,456	306,362
Less accumulated depreciation	234,834	204,523

Total	$77,622	101,839

Depreciation expense related to property and equipment was $30,311 and $32,129 for the years ended December 31, 2019 and 2018, respectively, and is included in operating expenses in the Statements of Operations.

3 ACCRUED LIABILITIES

Accrued liabilities as of December 31, 2019 and 2018 were:

	2019	2018
Accrued legal expenses	$299,988	$205,574
Accrued consulting fees	$1,343,678	$1,343,677
Accrued software licenses	$2,099,740	$0
Accrued interest on debt	$966,918	$659,887
Accrued tax liability	$200,000	$200,000
Other accruals	$474,021	$336,564

Total	$5,384,345	$2,745,702

4 RELATED PARTY LONG-TERM DEBT

The Company has notes payable to a stockholder totaling $1,114,000 at December 31, 2019 ($1,464,000 at December 31, 2018) with a due date of October 1, 2021. The accrued interest payable was $459,493 at December 31, 2019 and $256,212 at December 31, 2018. The interest on the notes was between 10% to 12% per annum and notes totaling $1,000,000 were secured by a pledge of all license fees and royalties receivable by the Company from its agreements with customers for sale or license of the Company’s products. The Company also issued warrants to two of the note holders as part of the debt transaction that allows one note holder to purchase $1,404,928 worth of Common Stock and another note holder to purchase $500,000 of Common Stock and 2,600 shares of Common Stock upon occurrence of certain events.

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

4 RELATED PARTY LONG-TERM DEBT (Continued)

The fair value of each warrant grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions and fair value per share:

Years Ending December 31	2019
Stock price per share	$1.62
Warrant period (in years)	6 years
Estimated term (in years)	6 years
Interest rate	2.1%
Expected volatility	60.0

See Note 12 for additional details on the warrants.

5 RELATED PARTY CONVERTIBLE NOTES

The Company has issued five convertible notes to a minority stockholder totaling $1,900,000 at December 31, 2019 ($1,900,000 at December 31, 2018). The notes are convertible to common stock at the earlier of maturity date of December 31, 2021 or at the next equity financing or on a change in control, or initial public offering, at a price determined by the Board of Directors of the Company. The interest rate on the notes varied from 5% per annum on notes totaling $1,150,000 and 6.25% on notes totaling $750,000. The accrued interest payable was $507,425 at December 31, 2019 and $403,675 at December 31, 2018.

The Company concluded that the conversion option required bifurcation due to the lack of a fixed number of shares into which the debt is convertible. Accordingly, the Company completed a valuation of the conversion option and accounted for a derivative liability of $248,000 in 2013 when the first convertible notes were issued and amortized this amount as interest expenses during 2013 and 2014. The Company revalues the derivative liability quarterly and the difference is booked as expense or income at each revaluation period. The Company booked an interest expense of $341,000 in 2019 (interest income of $197,000 in 2018) as part of the year-end revaluation of this derivative.

The derivative liability (a Level 3 fair value measurement) relating to the convertible note was $668,000 and $327,000 as of 2019 and 2018 respectively. See Note 13 for subsequent events related to the convertible debt.

6 VARIAN AGREEMENT

In 2014, the Company entered into a software license and enhancement agreement with Varian Medical Systems International A.G. and Varian Medical Systems, Inc. (Varian).

The agreement granted Varian a development license for a collaboration period at no fee with an option for Varian to convert the development license to a perpetual license with an automatic conversion to perpetual license if the contract terms are met. The Agreement also provided for royalty payable to the Company on any sales of products that incorporated the Company’s technology.

The Company also entered into a loan agreement with Varian under which the Company borrowed a total of $10,000,000 in three different tranches during 2014 and 2015 and accrued interest at 10% annual interest. Varian exercised its option in July 2016 to convert the development license into perpetual license and the loan of $10,000,000 plus accrued interest of $1,776,712 until conversion date, were set off against perpetual license fees payable by Varian to the Company. Varian was also granted 36 months’ exclusivity period from conversion where the Company agreed to provide updates and maintenance and also not offer the technology to other companies in the field of Oncology. In May 2017, the Company and Varian entered into an amendment of

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

6 VARIAN AGREEMENT (Continued)

the Agreement wherein Varian paid $1,600,000 to the Company as full and final settlement of all their royalty obligations under the Agreement.

The Company recognized the full sum of $13,376,712 over the 36 months’ exclusivity period from July 2016 to July 2019.

7 PROVISION FOR INCOME TAXES

The provision for income taxes consists of California franchise taxes.

The net deferred income tax asset as of December 31, 2019 and 2018 consists of:

	2019	2018
Deferred tax assets	1,447,967	1,351,369
Less valuation allowance	(1,447,967)	(1,351,369)

	0	0

The deferred tax assets as of December 31, 2019 and 2018 are research and development credits and net operating loss carryforwards. The Company has established a full valuation allowance against the deferred tax assets because management cannot yet conclude that it is more likely than not that the deferred tax assets will be realized in the future.

The Company has state research and development tax credit and net operating loss carryforwards of approximately $14,973,415 and $14,447,166 expiring through December 31, 2039, as of December 31, 2019 and 2018, respectively.

During February 2015, the Internal Revenue Service (IRS) audited the Company’s 2008 and 2009 tax returns for the proper year of inclusion of a $15,000,000 long-term capital gain on the sale of certain rights to Siemens Medical Solutions, Inc. The Company had originally reported the gain on its 2010 S Corporation tax return matching the year of inclusion for financial accounting purposes. The state level corporate level tax was paid to California and the gain was passed through to its shareholders. The IRS has asserted that the Company owes C Corporation tax of $5,000,000 for 2008 or in the alternative the Company owes C Corporation tax of $5,000,000 for 2009 as a Built in Gain.

The matter is currently pending before the US Tax Court Docket 11565-15. There are related cases for some of the shareholders for additional income taxes due if the gain is moved to 2009. In 2018 the IRS filed a motion for Summary Judgment and in Thrasys, Inc. v. Commissioner (T.C. Memo 2018-199) filed December 4, 2018, Thrasys prevailed and the motion was denied.

In January 2020, the Company filed a Motion for Summary judgment arguing that either the gain was properly reported in 2010 and all taxes have been paid or in the alternative it should have been taxable in 2009 with no Built in Gains tax. The Internal Revenue Service has objected, and the case is pending a decision to be issued imminently. If the Company prevails there may be a nominal amount of additional tax due for 2008 but no additional income taxes due. If the Company does not prevail, the case may have to proceed to trial.

All attorney fees have been accrued. If additional income taxes are imposed there will be interest charged at approximately 4% per year compounded annually most likely from 2010 or ten years for interest of about $2,400,000. The California tax has been paid on the transaction. The IRS has not asked that penalties be imposed. The Company estimates that it has a very high probability of prevailing in the case, even if it proceeds

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

7 PROVISION FOR INCOME TAXES (Continued)

to a trial. The Company believes that it is probable that there will be additional taxes and interest imposed of approximately $200,000 not including attorney fees and expenses. The Company has accrued for $200,000 in the financial statements and this is included in Table 3 (Accrued Liabilities).

8 RETIREMENT PLANS

The Company has a 401(k) profit sharing plan that covers substantially all employees. Participants may contribute a portion of their compensation subject to limitations imposed by the Internal Revenue Code. The plan allows for discretionary contributions by the Company, determined annually by the Board of Directors. For the years ended December 31, 2019 and 2018, there were no discretionary contributions.

9 COMMITMENTS AND CONTINGENCIES

9.1 Facility Lease

The Company leases its facilities in San Francisco. The lease expires in June 2022. The lease requires monthly rent of $19,374 plus utilities, maintenance and property taxes. Rent increases annually. Rent expense for the years ended December 31, 2019 and 2018 was $314,701 and $302,940, respectively.

Minimum facility rentals for future years are summarized as follows:

Years Ending December 31	Amount
2020	$321,393
2021	331,035
2022	170,483

$822,911

9.2 Indemnification

Certain of the Company’s agreements require the Company to indemnify its customers from any claim or finding of intellectual property infringements, as well as from any losses incurred relating to breach of representations, failure to perform, or specific events as outlined within the particular contract. The Company has not received any claims or estimated the maximum potential amount of indemnification liability under these agreements and has no liabilities recorded for these agreements.

9.3 Warranty

The Company generally provides a warranty for its software products and services to its customers. The Company’s products are generally warranted to perform substantially as described in the associated product documentation or a period of 90 days. The Company has not provided for a warranty accrual because, to date, the Company’s warranty expense has not been significant and future warranty expense is not expected to be significant.

9.4 Contingencies

Estimates for resolution of legal and other contingencies are accrued when losses are probable and reasonably estimable in accordance with ASC Topic 450, Contingencies. Aside from the previously disclosed tax matter, the Company currently has no material pending litigation or other contingencies.

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

10 DEPOSITS AND OTHER LONG TERM ASSETS

The Company entered into an agreement with a German company for purchase of Compliant IHE products during 2019 for use in an international project where the Company has been awarded the prime contract by the customer. The total value of the licenses was $2,804,235 out of which $704,495 was paid during 2019. The balance amount of $2,099,740 is payable by the Company during 2020 in 10 equal monthly installments. The Company has accrued $2,099,740 in the financial statements and is included in Table 3 (Accrued Liabilities). The international project has not commenced and hence the software licenses have been included in Deposits and other long term assets section in the Balance Sheet.

11 MAJOR CUSTOMERS

The Company grants credit to its customers. For the year ended December 31, 2019, three customers accounted for approximately 45%, 22%, and 20% of total revenues. At December 31, 2019, two customers accounted for 50% and 38% of total accounts receivable of the Company.

For the year ended December 31, 2018, three customers accounted for approximately 46%, 13%, and 11% of total revenues. At December 31, 2018, three customers accounted for 34%, 31% and 30% of total accounts receivable of the Company.

12 STOCKHOLDERS’ EQUITY

12.1 Common Stock

The Company has 6,124,226 shares of no par value Common stock issued and outstanding as of December 31, 2019 and 2018. The Company did not issue any new Common stock during the year ended December 31, 2019 whereas the Company issued 100,000 new shares of Common stock during the year ended December 31, 2018.

12.2 Equity Incentive Plan

Under the 2002 Equity Incentive Plan, the Company grants incentive and nonqualified options to its employees, directors, and consultants, as provided by the Plan. The Board of Directors designated 1,000,000 shares of common stock for the plan. The plan expires September 2022.

Options may be granted at prices not less than 85% of the estimated fair value of the common stock on the date of grant for non-qualified options (100% for incentive stock options), as determined by the Board of Directors. The options vest over a period of up to four years from the date of grant and are exercisable for a period up to ten years from the option grant date. Under the Plan, the Board of Directors have the authority to make exceptions to both the pricing and vesting guidelines mentioned above.

Certain other information for the year ended December 31, 2019 and 2018 for stock options is as follows:

	2019		2018
	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at January 1	29,000	$1.15	29,000	$1.15
Granted	7,500	0.10	–	–
Exercised	–	–	–	–
Forfeited/expired	–	–	–	–

Outstanding at December 31	36,500	0.93	29,000	1.15

Exercisable at December 31	36,500	$0.93	29,000	$1.15

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

12 STOCKHOLDERS’ EQUITY (Continued)

At December 31, 2019 and 2018, options outstanding had a weighted average remaining contractual term of 4.78 and 4.54 years and an intrinsic value of $25,030 and $0, respectively. The stock options expense was $11,550 and $3,468 for 2019 and 2018, respectively.

12.3 Warrants

The following warrants were outstanding as of 2019 and 2018:

	2019		2018
	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at January 1	147,026	$0.54	147,026	$0.54
Granted	2,000		–	–
Exercised	–	–	–	–
Forfeited/expired	–	–	–	–

Outstanding at December 31	149,026	0.54	147,026	0.54

Exercisable at December 31	149,026	$0.54	147,026	$0.54

The warrants expense was $7,049 and $0 for 2019 and 2018 respectively.

13 SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through January 11, 2021, the date at which the financial statements were available to be issued.

On January 30, 2020, the World Health Organization (WHO) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally. On March 11, 2020, the WHO classified the COVID-19 outbreak as a pandemic, and on March 25, 2020, the US government reached a stimulus package deal. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report, and likewise, the full impact of the pandemic on the Company’s financial condition, liquidity, and future results of operations is uncertain. Management is actively monitoring the global situation on its financial condition, liquidity, operations, vendors, industry, and workforce. Despite the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company has not experienced any material impact on its results of operations, financial condition, of liquidity for fiscal year 2020, or beyond.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Securities Act (“CARES Act”), was enacted into law. The CARES Act is a tax and spending package intended to provide economic relief to address the impact of the COVID-19 pandemic. The CARES Act includes several significant income and other business tax provisions that, among other things, provides for non-income tax-related relief such as refundable employee retention tax credits and the deferral of the employer-paid portion of social security taxes. The Company continues to evaluate the various provisions of the CARES Act and their impact on its consolidated financial statements as a whole, but the Company does not anticipate the impact for the full fiscal year 2020 could be material to the consolidated financial statements.

In April 2020, the Company obtained a United States government subsidy of $530,500 under the Paycheck Protection Program (PPP). The PPP is a United States government temporary program created with the intent to

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2019 AND 2018

13 SUBSEQUENT EVENTS (Continued)

provide a subsidy to assist businesses in keeping employees employed during the pandemic. The PPP loan may not need to be repaid if certain requirements are met. Under the CARES Act, as modified, any amounts not forgiven will be required to be repaid over a term having a minimum of five years and a maximum maturity of 10 years from the date on which the borrower applies for forgiveness. The loan carries a 1% interest rate. The Company has applied for forgiveness for the entire amount of the loan and is awaiting decision from Small Business Administration as of the date of this report.

On November 3, 2020, the Company entered into an agreement with certain parties for the sale of substantially all of the assets and equity of the Company. The agreement was subject to certain closing conditions, which were met subsequently and the transaction closed on November 20, 2020. The convertible notes totaling $1,900,000 plus accrued interest of $599,805 were converted into the Company’s Common stock at $10 per share. A total of 36,500 stock options were exercised by the employees at the closing of the transaction. The Company also issued 4,066,000 restricted stock units to the Company’s employees and consultants at the closing of the transaction. A total of 228,370 warrants were exercised by warrant holders at the closing of the transaction.

THRASYS, INC.

Financial Statements for the nine months ended September 30, 2020 and September 30, 2019

1 Balance Sheets

AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019

	2020	2019
ASSETS	(unaudited)
CURRENT ASSETS:
Cash	$3,844,950	$1,619,098
Accounts receivable	3,023,612	1,628,551
Prepaid expenses and other	234,669	41,146

Total current assets	7,103,231	3,288,795
PROPERTY AND EQUIPMENT, net	107,443	77,622
DEPOSITS AND OTHER LONG TERM ASSETS	2,823,609	2,823,609

	$10,034,283	$6,190,026

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,348,730	$641,384
Accrued liabilities	6,334,304	5,384,345
Deferred revenue	2,943,839	1,752,632
Current portion of long-term debt	275,250	0
Total current liabilities	10,902,123	7,778,361

RELATED PARTY LONG-TERM DEBT, net of discount and current portion	539,000	1,114,000
OTHER LONG-TERM DEBT	265,250	0
CONVERTIBLE NOTES PAYABLE TO RELATED PARTY	1,900,000	1,900,000
DERIVATIVE LIABILITY RELATED TO CONVERTIBLE DEBT	742,000	668,000

Total liabilities	14,348,373	11,460,361

STOCKHOLDERS’ DEFICIT:
Common stock, no par value, 20,000,000 shares authorized	1,868,807	1,863,031
Accumulated deficit	-6,182,897	-7,133,366

Total stockholders’ deficit	-4,314,090	-5,270,335
	$10,034,283	$6,190,026

The accompanying notes are an integral part of these financial statements

2 Statements of Operations

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(unaudited)

	NINE MONTHS ENDED SEPTEMBER 30,
	2020	2019

REVENUES
License revenues	$6,658,020	$4,195,179
Services revenues	5,004,413	6,090,518
Royalty revenues	0	430,769

TOTAL REVENUES	11,662,433	10,716,466

OPERATING EXPENSES
Cost of Sales	1,141,350	1,125,514
Research & Development	5,587,527	3,692,859
Sales & Marketing	180,235	230,179
General & Administrative	2,028,306	1,144,753
Depreciation expense	20,429	22,504

TOTAL OPERATING EXPENSES	8,957,847	6,215,809

INCOME FROM OPERATIONS	2,704,586	4,500,657

OTHER INCOME (EXPENSE):
Interest income	733	2,537
Interest expense	(261,850)	(460,138)
Other expense	0	(20,800)

	(261,117)	(478,401)

INCOME BEFORE INCOME TAXES	2,443,469	4,022,256

INCOME TAXES	0	0

NET INCOME	$2,443,469	$4,022,256

Basic earnings per share	$0.40	$0.66
Diluted earnings per share	$0.39	$0.64

The accompanying notes are an integral part of these financial statements

3 Statements of Stockholders’ Equity

	Common Stock
	Shares	Amount	Additional Paid in Capital	Total Common Stock	Accumulated Deficit	Total Stockholders Equity

Balance at December 31, 2019	6,124,226	$1,762,599	$100,432	$1,863,031	$(7,133,366)	$(5,270,335)

Loan to a shareholder		(242)		(242)		(242)

Distributions declared					(675,000)	(675,000)

Net Income					1,276,950	1,276,950

Balance at March 31, 2020 (unaudited)	6,124,226	1,762,357	100,432	$1,862,789	(6,531,416)	(4,668,627)

Loan to a shareholder		(243)		(243)		(243)

Distributions declared					(612,000)	(612,000)

Net Income					898,707	898,707

Balance at June 30, 2020 (unaudited)	6,124,226	$1,762,114	$100,432	$1,862,546	$(6,244,709)	$(4,382,163)

Options and warrants expense			6,508	6,508		6,508

Loan to a shareholder		(247)		(247)		(247)

Distributions declared					(206,000)	(206,000)

Net Income					267,812	267,812

Balance at September 30, 2020 (unaudited)	6,124,226	$1,761,867	$106,940	$1,868,807	$(6,182,897)	$(4,314,090)

	Common Stock
	Shares	Amount	Additional Paid in Capital	Total Common Stock	Accumulated Deficit	Total Stockholders Equity

Balance at December 31, 2018	6,124,226	$1,763,579	$81,833	$1,845,412	$(11,572,907)	$(9,727,495)

Net Income					1,104,501	1,104,501

Balance at March 31, 2019 (unaudited)	6,124,226	1,763,579	81,833	$1,845,412	(10,468,406)	(8,622,994)

Options and warrants expense			18,599	18,599		18,599

Net Income					1,353,555	1,353,555

Balance at June 30, 2019 (unaudited)	6,124,226	$1,763,579	$100,432	$1,864,011	$(9,114,851)	$(7,250,840)

Net Income					1,564,200	1,564,200

Balance at September 30, 2019 (unaudited)	6,124,226	$1,763,579	$100,432	$1,864,011	$(7,550,651)	$(5,686,640)

The accompanying notes are an integral part of these financial statements

4 Statements of Cash Flows

NINE MONTHS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

	NINE MONTHS ENDED SEPTEMBER 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$2,443,469	$4,022,256
Adjustments from Net Income:
Depreciation expense	20,429	22,504
Options and warrants expense	6,508	18,599
Amortization of debt discount	0	16,293
Change in fair value of liability relating to convertible debt	74,000	255,750
Changes In:
Accounts receivable	(1,395,061)	(516,179)
Prepaid expenses and other assets	(193,522)	(81,703)
Deferred revenue	1,191,207	(1,135,885)
Accounts payable and Accrued expenses	164,304	(175,025)

Net cash provided by operating activities	2,311,334	2,426,610

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(50,250)	(6,094)

Net cash used by investing activities	(50,250)	(6,094)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	540,500	0
Repayment of debt	(575,000)	(640,000)
Loan to a minority shareholder	(732)	0

Net cash used by financing activities	(35,232)	(640,000)

NET INCREASE IN CASH	2,225,852	1,780,516
CASH, beginning of year	1,619,098	120,359

CASH, end of the period	3,844,950	1,900,875

Supplemental cash flow information:
Interest paid	$0	3,455
Distributions declared	$1,493,000	$0

The accompanying notes are an integral part of these financial statements

NOTES TO FINANCIAL STATEMENTS

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.1 Nature of Business

Thrasys, Inc. (“Thrasys” or the “Company”), provides its customers with an advanced, comprehensive, and extensible technology platform—marketed under the umbrella “SyntraNet”—to manage health, quality of care, and costs—especially for individuals with complex medical, behavioral health, and social needs.

We have one operating and reportable segment, which is at the consolidated company level. Our Chief Executive Officer manages our operations on a consolidated basis for purposes of assessing performance and allocating resources.

The Company focuses on both the United States and international markets. The Company’s mission is to deploy innovative software and other technologies to transform the more than $8 trillion global healthcare industry to new models of care.

SyntraNet creates virtual, connected communities of care where cross-sector teams—physicians, nurses, care managers, community health workers, patients, families—from organizations participating in these communities can collaborate to manage health and coordinate the delivery of clinical, behavioral health, social and other services. The care community can be small—a single organization with internal care teams, or large—a county-wide network of multiple stakeholder organizations and agencies. Care communities can be connected in a distributed hierarchy of nodes to enable province and nation-wide networks of connected care.

SyntraNet is offered as a software as a service (“SaaS”) platform. Information, analytics, and applications are delivered to care team members on desktops, tablets and phones as needed. An advanced protected health information (“PHI”) framework controls access to information based on roles, rights, policies, and scope of consent.

The platform includes innovations in a number of areas: application and information models for connected care communities (an extension of multi-tenant architectures), integration and normalization of heterogeneous data sources, configurable software services and open application programming interfaces (“APIs”), advanced analytics and intelligence, scalable workflows and rules, protected health information management, and user interfaces ready for the proliferation of device types and interaction modes.

SyntraNet provides customers the ability to:

•	Integrate and normalize information across heterogeneous data sources to create 360-degree view of patients and members;

•	Deploy advanced analytics to gain insight into health risks for individuals and populations;

•	Qualify individuals and groups for enrollment into care management programs;

•	Manage programs with interdisciplinary teams, configurable rules and workflows, embedded intelligence, and guidelines;

•	Monitor and measure critical success factors—outcomes, costs, quality, performance—and compliance with regulatory requirements;

The Company’s customers include value added resellers, health systems, health plans, physician groups, and accountable care and care management organizations. SyntraNet is built on a state-of-the-art technology platform hosted in a secure HIPAA-compliant cloud. Information, applications, and analytics are delivered to users on desktops, browsers, tablets, and phones.

NOTES TO FINANCIAL STATEMENTS

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The accompanying unaudited financial statements of the Company have been prepared as though they were required to be in accordance with Rule 10-01 of Regulation S-X for interim financial statements, however, they do not include all information and footnotes required by United States generally accepted accounting principles (“GAAP”) for complete financial statements. The information furnished herein reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the period ended September 30, 2020 are not necessarily indicative of the results that will be realized for the year ending December 31, 2020 or any other period. The balance sheet as of December 31, 2019 has been derived from our audited financial statements as of that date. For further information, refer to our audited financial statements and notes thereto included for the year ended December 31, 2019.

1.2 Accounts Receivable

Accounts receivables are carried at original invoice less an estimate for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance by regularly evaluating individual customer receivables and considering a customer’s financial condition and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. As of September 30, 2020 and December 31, 2019, the management determined that no allowance for doubtful accounts was necessary.

An account receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 60 days. Management monitors the receivable, pursues all available methods of collecting the balance due. The Company does not charge interest on outstanding account receivables. Unbilled accounts receivable as of September 30, 2020 and December 31, 2019 were $0 and $32,643, respectively.

1.3 Prepaid expenses and Other

Prepaid licenses and prepaid expenses that relate to a future accounting period or future customer projects are carried at cost under Prepaid expenses and Other. These will be expensed in the relevant future accounting periods.

1.4 Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes, based on useful lives of three to seven years.

Information technology equipment	Three years
Office furniture & other equipment	Seven years
Vehicles	Seven years

1.5 Long lived asset impairment

Recoverability of the carrying value of long-lived assets is evaluated under the provisions of ASC Topic 360, Property, Plant, and Equipment, whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. There were no impairments necessary during the nine months ended September 30, 2020 and year ended December 31, 2019.

NOTES TO FINANCIAL STATEMENTS

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

1.6 Revenue Recognition

The Company derives its revenues mainly from:

•	Subscription revenues, which are comprised of subscription fees from customers accessing the Company’s cloud computing services

•	Services revenues

•	Royalty income

•	Support and maintenance

•	Sale of intellectual property assets

The Company commences revenue recognition when all of the following conditions are satisfied:

•	There is persuasive evidence of an arrangement;

•	The service has been or is being provided to the customer;

•	The collection of the fees is reasonably assured; and

•	The amount of fees to be paid by the customer is fixed or determinable

1.7 Software License Revenues

License revenues are recognized based on the nature of the license provided, either fully on the date license rights are granted to the customer if there are no further obligations or ratably over the contract term beginning on the commencement date of each contract, which is the date license rights are granted to the customer. If an entity does not have VSOE of fair value for all elements within multiple-element software arrangements, revenue can be recognized using the residual method, provided VSOE of fair value exists for any undelivered elements of the arrangement. If VSOE does not exist for any undelivered elements in a contract, the revenue is recognized ratably over the life of the contract. License fees are sometimes bundled with maintenance fees. The Company also licenses its technology platform and solutions to third-party solution providers to be bundled with other solutions and services.

1.8 Subscription Revenues

Subscription revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date the Company’s service is made available to customers. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. The Company’s subscription service arrangements are non-cancelable and do not contain refund-type provisions.

1.9 Services Revenues

The majority of the Company’s professional services contracts are on a time and material basis. When these services are not combined with subscription revenues as a single unit of accounting, as discussed below, revenues are recognized as the services are rendered for time and material contracts, and when the milestones are achieved and accepted by the customer for fixed price contracts. Training revenues, set-up fees and configuration fees are recognized as the services are completed.

NOTES TO FINANCIAL STATEMENTS

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

1.10 Loan conversion to License

Please see Section 6 below regarding a contract with Varian Systems where a loan was converted to license and such license revenues were recognized by the Company over the performance period. The Company has not entered into similar contracts since 2014.

1.11 Support and Maintenance Revenues

Support and Maintenance revenues are recognized over the term of maintenance contracts.

1.12 Multiple Deliverable Arrangements

The Company enters into arrangements with multiple deliverables that generally include subscription, set up, and professional services. If the deliverables have standalone value upon delivery, the Company accounts for each deliverable separately.

Subscription services have standalone value as such services are often sold separately. In determining whether professional services have standalone value, the Company considers the following factors for each professional services agreement: availability of the services from other vendors, the nature of the professional services, the timing of when the professional services contract was signed in comparison to the subscription service start date, and the contractual dependence of the subscription service on the customer’s satisfaction with the professional services work. To date, the Company has concluded that all of the professional services included in multiple deliverable arrangements executed have standalone value.

Multiple-deliverables included in an arrangement are separated into different units of accounting and the arrangement consideration is allocated to the identified separate units based on a relative selling price hierarchy. The Company determines the relative selling price for a deliverable based on its vendor-specific objective evidence of selling price (“VSOE”), if available, or its best estimate of selling price (“BESP”), if VSOE is not available. The Company has determined that third-party evidence of selling price (‘TPE”) is not a practical alternative due to differences in its service offerings compared to other parties and the availability of relevant third-party pricing information. The amount of revenue allocated to delivered items is limited by contingent revenue, if any.

For certain professional services, the Company has established VSOE, as a consistent number of standalone sales of this deliverable have been priced within a reasonably narrow range. The Company has not established VSOE for its subscription services due to lack of pricing consistency, the introduction of new services and other factors. Accordingly, the Company uses its BESP to determine the relative selling price.

The Company determined BESP by considering its overall pricing objectives and market conditions. Significant pricing practices considered include the Company’s discounting practices, the size and volume of the Company’s transactions, the customer demographic, the geographic area where services are sold, price lists, its go-to-market strategy, historical standalone sales, and contract prices. The determination of BESP is made through consultation with and approval by the Company’s management, taking into consideration the go-to-market strategy. As the Company’s go-to-market strategies evolve, the Company may modify its pricing practices in the future, which could result in changes in relative selling prices, including both VSOE and BESP.

NOTES TO FINANCIAL STATEMENTS

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

1.13 Deferred Revenue

Deferred revenue primarily consists of billings in advance of revenue recognition from subscription services described above and is recognized as the revenue recognition criteria are met. The deferred revenue balance does not represent the total contract value of annual or multi-year, non-cancelable subscription agreements. The Company generally invoices customers in annual or quarterly installments.

1.14 Income Taxes

The Company has elected as of January 1, 2009, to be treated as an S-Corporation for federal and California income tax purposes. No provision has been made for federal income taxes since these taxes are the responsibility of the stockholders. The state of California imposes a 1.5% tax on the taxable income of S-Corporations.

Deferred tax assets and liabilities are recorded for future tax consequences attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, including methods of accounting for revenue recognition, accrued expenses, depreciation, and net operating losses.

The Company has adopted Financial Accounting Standards Board guidance on uncertainty in income taxes. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2016.

1.15 Cash and Cash equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value due to the short-term nature of these investments.

1.16 Credit Risk

At September 30, 2020 and December 31, 2019, the Company had balances at two banks. At various times, bank balances may exceed Federally insured limits; however, management does not believe that there is significant credit risk associated with bank balances.

1.17 Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company uses estimates for the derivative liability relating to convertible debt, accrual for contingent tax liability, fair value of stock options and warrants. Actual results could differ from those estimates.

1.18 Fair Value of Financial Instruments

The September 30, 2020 and December 31, 2019 balance sheets include the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and debt. No events have occurred since the issuance of the debt that would materially impact its fair value, the fair value of the debt is

NOTES TO FINANCIAL STATEMENTS

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

determined to be equal to the carrying cost as of September 30, 2020 and December 31, 2019. The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value because of the relatively short period of time between the origination of these instruments and expected realization.

The Company follows authoritative guidance on accounting for fair value measurements and disclosures, which address how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under U.S. generally accepted accounting principles.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance related to fair value measures establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

Level Input	Input Definition
Level 1	Inputs are unadjusted quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs other than quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

When quoted prices in active markets for identical assets are available, the Company uses these quoted market prices to determine the fair value of financial assets and classifies these assets as Level 1. In other cases where a quoted market price for identical assets in an active market is either not available or not observable, the Company obtains the fair value from a third-party vendor that uses pricing models, such as matrix pricing, to determine fair value. These financial assets would then be classified as Level 2. In the event quoted market prices for similar assets were not available, the Company would determine fair value using broker quotes or an internal analysis of each investment’s financial statements and cash flow projections. In these instances, financial assets would be classified based upon the lowest level of input that is significant to the valuation. Thus, financial assets might be classified in Level 3 even though there could be some significant inputs that may be readily available.

NOTES TO FINANCIAL STATEMENTS

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The fair value of the derivative liability relating to convertible debt is primarily based on Level 3 inputs as described above. The Company estimated the fair value of derivative liability relating to convertible debt using the following inputs:

Nine months ended September 30,	2020	2019
Expected stock price at maturity assuming risk neutral Geometric Brownian Motion Simulation	$10.00	$2.8686
Estimated term (in years)	1.25 years	2 years
Interest rate	0.12%	1.58%
Expected volatility	65	47.5

Changes in the fair value of the derivative liability relating to convertible debt for the nine months ended September 30, 2020 and year ended December 31, 2019 are as follows:

Fair value of derivative liability relating to convertible debt

Amount
Balance at December 31, 2018	$327,000
Increase in fair value	341,000
Balance at December 31, 2019	668,000
Increase in fair value	74,000

Balance at September 30, 2020	$742,000

1.19 Stock Based Compensation

The Company has a stock-based compensation plan and grants stock options and restricted stock awards to employees. The Company’s stock-based compensation is estimated at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period of the award. Determining the appropriate fair value and calculating the fair value of stock-based awards requires judgment, including estimating stock price, volatility, forfeiture rates, expected dividends, and expected life.

The fair value of each stock option grant was estimated on the date of grant using the Black -Scholes option pricing model with the following assumptions and fair value per share:

Nine months ended September 30,	2019
Stock price per share	$1.62
Option period (in years)	10 years
Estimated term (in years)	6.7 years
Interest rate	2.1%
Expected volatility	60.0

The fair value of the stock price is determined annually by the board of directors with input from management based upon information available at the time of the valuation. Given the absence of a public trading market of Company stock, the board of directors has exercised reasonable judgment and considered numerous factors to determine the best estimate of the fair value of Company stock. These factors include historical operating and financial performance, current business conditions and projections, and history and stage of development.

NOTES TO FINANCIAL STATEMENTS

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company’s current estimate of volatility is based on the volatility of comparable public companies. To the extent volatility of the Company’s stock price increases in the future, the Company’s estimate of the fair value of options granted in the future could increase, thereby increasing stock-based compensation expense in future periods.

The computation of expected lives is based on expectations of future employee behavior. The interest rate for periods within the expected life of the award is based on the U.S. Treasury yield curve in effect at the time of grant. In addition, the Company applies an expected forfeiture rate when amortizing stock-based compensation expense.

1.20 Software Development Costs

The Company does not capitalize its ongoing costs of developing its software, which consists primarily of personnel costs. Capitalization of software development costs is only required upon the establishment of technological feasibility of the product. New product versions are released on a regular basis and the time between establishing technological feasibility and product release is very short. As a result, amounts that would qualify for capitalization are not significant.

1.21 Research and Development Costs

Research and development costs are expensed as incurred and were $5,587,527 and $3,692,859 for the nine months ended September 30, 2020 and 2019 respectively.

1.22 Earnings per Share

Basic earnings per share is calculated by dividing net income by the number of issued and outstanding Common shares of the Company. Diluted earnings per share is calculated by dividing net income by the number of fully diluted shares of the Company including issued and outstanding Common Shares, issued and unexercised stock options and issued and unexercised warrants.

1.23 Recently Issued Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, Leases, which supersedes ASC Topic 840, Leases, and creates a new topic, ASC Topic 842, Leases. This update requires lessees to recognize a lease liability and a lease asset for all leases, including operating leases, with a term greater than 12 months on its balance sheet. The update also expands the required quantitative and qualitative disclosures surrounding leases. This update is effective for fiscal years beginning after December 15, 2021, with earlier adoption permitted. This update will be applied using a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The Company is currently evaluating the effect of this update on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses, which provides financial statement users with information about expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. To achieve this objective, the amendments in this update replace the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The update is effective for fiscal years beginning after December 15, 2021, with earlier adoption permitted. This update will be applied using a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (a modified-retrospective approach). The Company is currently evaluating the effect of this update on its consolidated financial statements.

NOTES TO FINANCIAL STATEMENTS

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718). This update expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. This update is effective for all periods beginning after December 15, 2019. The Company is currently evaluating the effect of this update on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Accounting Standards Codification or ASC 606). ASC 606 supersedes the revenue recognition requirements in ASC 605, Revenue Recognition (ASC 605), and requires the recognition of revenue as promised goods or services are transferred to customers in an amount that reflects the consideration which the entity expects to be entitled to in exchange for those goods or services. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer. Collectively, we refer to ASC 606 and Subtopic 340-40 as the “new standard.” The Company will adopt the new standard as of December 31, 2020, utilizing the modified retrospective method of adoption by applying the new standard to the periods impacted post-adoption. The guidance will be applied to contracts that are not substantially complete as of the date of initial application in accordance with practical expedient ASC 606-10-65-1(h). The impact of adoption will be calculated and reported as of January 1, 2020. Use of this method will require dual-GAAP accounting and reporting capabilities in prior periods to calculate the impact of adoption on the opening equity balance as of January 1, 2020 and Thrasys will provide a reconciliation of legacy to new GAAP revenue in the footnotes to the financial statements.

Under the modified retrospective transition method, Thrasys will be able to elect to apply the Standard retrospectively either to all contracts at the date of initial application or only to contracts that are not completed at the date of initial application, and be required to disclose whether the Company has applied this guidance to all contracts at the date of initial application or only to contracts that are not completed as of that date.

Under this method and for contracts that were modified before the beginning of the earliest reporting period presented in accordance with the Standard, Thrasys will not need to retrospectively restate the contract for contract modifications in accordance with ASC 606-10-25-12 through 25-13. Instead, Thrasys will reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented in accordance with the Standard when identifying the satisfied and unsatisfied performance obligations, determining the transaction price and allocating the transaction price to the satisfied and unsatisfied performance obligations.

2 PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2020 and December 31, 2019:

	2020	2019
Computer equipment	$121,311	121,311
Furnitures & Fixtures	86,152	86,152
Other Equipment	91,993	91,993
Vehicles	50,250	–
Artwork	13,000	13,000

	362,706	312,456
Less accumulated depreciation	255,263	234,834

Total	$107,443	77,622

NOTES TO FINANCIAL STATEMENTS

2 PROPERTY AND EQUIPMENT (Continued)

Depreciation expense related to property and equipment was $20,429 and $22,504 for the nine months ended September 30, 2020 and 2019, respectively, and is included in operating expenses in the Statements of Operations.

3 ACCRUED LIABILITIES

Accrued liabilities as of September 30, 2020 and December 31, 2019 were:

	2020	2019
Accrued legal expenses	$328,268	$299,988
Accrued consulting fees	$1,343,678	$1,343,678
Accrued software licenses	$1,259,845	$2,099,740
Accrued interest on debt	$1,148,260	$966,918
Accrued tax dividend distribution for shareholders	$1,493,000	0
Accrued tax liability	$200,000	$200,000
Other accruals	$571,253	$474,021

Total	$6,334,304	$5,384,345

4 RELATED PARTY LONG-TERM DEBT

The Company has notes payable to a stockholder totaling $539,000 at September 30, 2020 ($1,114,000 at December 31, 2019) with a due date of October 1, 2021. The accrued interest payable was $562,951 at September 30, 2020 and $459,493 at December 31, 2019. The interest on the notes was between 10% to 12% per annum and notes totaling $500,000 were secured by a pledge of all license fees and royalties receivable by the Company from its agreements with customers for sale or license of the Company’s products. The Company also issued warrants to two of the note holders as part of the debt transaction that allows one note holder to purchase $1,490,304 worth of Common Stock and another note holder to purchase $500,000 of Common Stock and 2,600 shares of Common Stock upon occurrence of certain events.

The fair value of each warrant grant was estimated on the date of grant using the Black -Scholes option pricing model with the following assumptions and fair value per share:

Nine months ended September 30,	2020	2019
Stock price per share	$2.78	$1.62
Warrant period (in years)	5 years	6 years
Estimated term (in years)	5 years	6 years
Interest rate	0.3%	2.1%
Expected volatility	60.0	60.0

See Note 12 for additional details on the warrants.

5 RELATED PARTY CONVERTIBLE NOTES

The Company has issued five convertible notes to a minority stockholder totaling $1,900,000 at September 30, 2020 and December 31, 2019. The notes are convertible to common stock at the earlier of maturity date of December 31, 2021 or at the next equity financing or on a change in control, or initial public offering, at a price determined by the Board of Directors of the Company. The interest rate on the notes varied from 5% per annum on notes totaling $1,150,000 and 6.25% on notes totaling $750,000. The accrued interest payable was $595,308 at September 30, 2020 and $507,425 at December 31, 2019.

NOTES TO FINANCIAL STATEMENTS

5 RELATED PARTY CONVERTIBLE NOTES (Continued)

The Company concluded that the conversion option required bifurcation due to the lack of a fixed number of shares into which the debt is convertible. Accordingly, the Company completed a valuation of the conversion option and accounted for a derivative liability of $248,000 in 2013 when the first convertible notes were issued and amortized this amount as interest expenses during 2013 and 2014. The Company revalues the derivative liability quarterly and the difference is booked as expense or income at each revaluation period.

The derivative liability (a Level 3 fair value measurement) relating to the convertible note was $742,000 as of September 30, 2020 and $668,000 as of December 31, 2019. See Note 13 for subsequent events related to the convertible debt.

6 VARIAN AGREEMENT

In 2014, the Company entered into a software license and enhancement agreement with Varian Medical Systems International A.G. and Varian Medical Systems, Inc. (Varian).

The agreement granted Varian a development license for a collaboration period at no fee with an option for Varian to convert the development license to a perpetual license with an automatic conversion to perpetual license if the contract terms are met. The Agreement also provided for royalty payable to the Company on any sales of products that incorporated the Company’s technology.

The Company also entered into a loan agreement with Varian under which the Company borrowed a total of $10,000,000 in three different tranches during 2014 and 2015 and accrued interest at 10% annual interest. Varian exercised its option in July 2016 to convert the development license into perpetual license and the loan of $10,000,000 plus accrued interest of $1,776,712 until conversion date, were set off against perpetual license fees payable by Varian to the Company. Varian was also granted 36 months’ exclusivity period from conversion where the Company agreed to provide updates and maintenance and also not offer the technology to other companies in the field of Oncology. In May 2017, the Company and Varian entered into an amendment of the Agreement wherein Varian paid $1,600,000 to the Company as full and final settlement of all their royalty obligations under the Agreement.

The Company recognized the full sum of $13,376,712 over the 36 months’ exclusivity period from July 2016 to July 2019.

7 PROVISION FOR INCOME TAXES

The provision for income taxes consists of California franchise taxes.

The net deferred income tax asset as of December 31, 2019 consists of:

2019
Deferred tax assets	1,447,967
Less valuation allowance	(1,447,967)

0

The deferred tax assets as of December 31, 2019 are research and development credits and net operating loss carryforwards. The Company has established a full valuation allowance against the deferred tax assets because management cannot yet conclude that it is more likely than not that the deferred tax assets will be realized in the future.

NOTES TO FINANCIAL STATEMENTS

7 PROVISION FOR INCOME TAXES (Continued)

The Company has state research and development tax credit and net operating loss carryforwards of approximately $14,973,415, expiring through December 31, 2039, as of December 31, 2019.

During February 2015, the Internal Revenue Service (IRS) audited the Company’s 2008 and 2009 tax returns for the proper year of inclusion of a $15,000,000 long-term capital gain on the sale of certain rights to Siemens Medical Solutions, Inc. The Company had originally reported the gain on its 2010 S Corporation tax return matching the year of inclusion for financial accounting purposes. The state level corporate level tax was paid to California and the gain was passed through to its shareholders. The IRS has asserted that the Company owes C Corporation tax of $5,000,000 for 2008 or in the alternative the Company owes C Corporation tax of $5,000,000 for 2009 as a Built in Gain.

The matter is currently pending before the US Tax Court Docket 11565-15. There are related cases for some of the shareholders for additional income taxes due if the gain is moved to 2009. In 2018 the IRS filed a motion for Summary Judgment and in Thrasys, Inc. v. Commissioner (T.C. Memo 2018-199) filed December 4, 2018, Thrasys prevailed and the motion was denied.

In January 2020, the Company filed a Motion for Summary judgment arguing that either the gain was properly reported in 2010 and all taxes have been paid or in the alternative it should have been taxable in 2009 with no Built in Gains tax. The Internal Revenue Service has objected, and the case is pending a decision to be issued imminently. If the Company prevails there may be a nominal amount of additional tax due for 2008 but no additional income taxes due. If the Company does not prevail, the case may have to proceed to trial.

All attorney fees have been accrued. If additional income taxes are imposed there will be interest charged at approximately 4% per year compounded annually most likely from 2010 or ten years for interest of about $2,400,000. The California tax has been paid on the transaction. The IRS has not asked that penalties be imposed. The Company estimates that it has a very high probability of prevailing in the case, even if it proceeds to a trial. The Company believes that it is probable that there will be additional taxes and interest imposed of approximately $200,000 not including attorney fees and expenses. The Company has accrued for $200,000 in the financial statements and this is included in Table 3 (Accrued Liabilities).

8 RETIREMENT PLANS

The Company has a 401(k) profit sharing plan that covers substantially all employees. Participants may contribute a portion of their compensation subject to limitations imposed by the Internal Revenue Code. The plan allows for discretionary contributions by the Company, determined annually by the Board of Directors. For the nine months ended September 30, 2020 and 2019, there were no discretionary contributions.

9 COMMITMENTS AND CONTINGENCIES

9.1 Facility Lease

The Company leases its facilities in San Francisco. The lease expires in June 2022. The lease requires monthly rent of $19,374 plus utilities, maintenance and property taxes. Rent increases annually. Rent expense for the nine months ended September 30, 2020 and 2019 was $242,599 and $236,692, respectively.

NOTES TO FINANCIAL STATEMENTS

9 COMMITMENTS AND CONTINGENCIES (Continued)

Minimum facility rentals for future years are summarized as follows:

Amount
2020 (remaining)	$80,348
2021	331,035
2022	170,483

$581,866

9.2 Indemnification

Certain of the Company’s agreements require the Company to indemnify its customers from any claim or finding of intellectual property infringements, as well as from any losses incurred relating to breach of representations, failure to perform, or specific events as outlined within the particular contract. The Company has not received any claims or estimated the maximum potential amount of indemnification liability under these agreements and has no liabilities recorded for these agreements.

9.3 Warranty

The Company generally provides a warranty for its software products and services to its customers. The Company’s products are generally warranted to perform substantially as described in the associated product documentation or a period of 90 days. The Company has not provided for a warranty accrual because, to date, the Company’s warranty expense has not been significant and future warranty expense is not expected to be significant.

9.4 Contingencies

Estimates for resolution of legal and other contingencies are accrued when losses are probable and reasonably estimable in accordance with ASC Topic 450, Contingencies. Aside from the previously disclosed tax matter, the Company currently has no material pending litigation or other contingencies.

10 DEPOSITS AND OTHER LONG TERM ASSETS

The Company entered into an agreement with a German company for purchase of Compliant IHE products during 2019 for use in an international project where the Company has been awarded the prime contract by the customer. The total value of the licenses was $2,804,235 out of which $1,544,390 and $704,495 was paid as of September 30, 2020 and December 31, 2019, respectively. The balance amount as of September 30, 2020 of $1,259,845 is payable by the Company before December 31, 2020. The Company has accrued $1,259,845 and $2,099,740 as of September 30, 2020 and December 31, 2019, respectively, in the financial statements and is included in Table 3 (Accrued Liabilities). The international project has not commenced and hence the software licenses have been included in Deposits and other long term assets section in the Balance Sheet.

11 MAJOR CUSTOMERS

The Company grants credit to its customers. For the nine months ended September 30, 2020, three customers accounted for approximately 35%, 32%, and 25% of total revenues. At September 30, 2020, two customers accounted for 52% and 32% of total accounts receivable of the Company.

NOTES TO FINANCIAL STATEMENTS

11 MAJOR CUSTOMERS (Continued)

For the nine months ended September 30, 2019, three customers accounted for approximately 45%, 25%, and 14% of total revenues. At December  31, 2019, two customers accounted for 50% and 38% of total accounts receivable of the Company.

12 STOCKHOLDERS’ EQUITY

12.1 Common Stock

The Company has 6,124,226 shares of no par value Common stock issued and outstanding as of September 30, 2020 and December 31, 2019. The Company did not issue any new Common stock during the nine months ended September 30, 2020 and September 30, 2019.

12.2 Equity Incentive Plan

Under the 2002 Equity Incentive Plan, the Company grants incentive and nonqualified options to its employees, directors, and consultants, as provided by the Plan. The Board of Directors designated 1,000,000 shares of common stock for the plan. The plan expires September 2022.

Options may be granted at prices not less than 85% of the estimated fair value of the common stock on the date of grant for non-qualified options (100% for incentive stock options), as determined by the Board of Directors. The options vest over a period of up to four years from the date of grant and are exercisable for a period up to ten years from the option grant date. Under the Plan, the Board of Directors have the authority to make exceptions to both the pricing and vesting guidelines mentioned above.

Certain other information for the nine months ended September 30, 2020 and 2019 for stock options is as follows:

	2020		2019
	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at January 1	36,500	$0.93	29,000	$1.15
Granted	–	–	7,500	0.10
Exercised	–	–	–	–
Forfeited/expired	–	–	–	–

Outstanding at September 30	36,500	0.93	36,500	0.93

Exercisable at September 30	36,500	$0.93	36,500	$0.93

At September 30, 2020 and December 31, 2019, options outstanding had a weighted average remaining contractual term of 4.03 years and 4.78 years and an intrinsic value of $67,370 and $25,030, respectively. The stock options expense was $0 and $11,550 for the nine months ended September 30, 2020 and 2019 respectively.

NOTES TO FINANCIAL STATEMENTS

12 STOCKHOLDERS’ EQUITY (Continued)

12.3 Warrants

The following warrants were outstanding for the nine months ended September 30, 2020 and 2019:

	2020		2019
	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at January 1	149,026	$0.54	147,026	$0.54
Granted	7,479	0.55	2,000	–
Exercised	–	–	–	–
Forfeited/expired	–	–	–	–

Outstanding at December 31	156,505	0.55	149,026	0.54

Exercisable at December 31	156,505	$0.55	149,026	$0.54

The warrants expense was $6,508 and $7,049 for the nine months ended September 30, 2020 and 2019 respectively.

13 SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through January 12, 2021, the date at which the financial statements were available to be issued.

On January 30, 2020, the World Health Organization (WHO) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally. On March 11, 2020, the WHO classified the COVID-19 outbreak as a pandemic, and on March 25, 2020, the US government reached a stimulus package deal. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report, and likewise, the full impact of the pandemic on the Company’s financial condition, liquidity, and future results of operations is uncertain. Management is actively monitoring the global situation on its financial condition, liquidity, operations, vendors, industry, and workforce. Despite the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company has not experienced any material impact on its results of operations, financial condition, of liquidity for fiscal year 2020, or beyond.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Securities Act (“CARES Act”), was enacted into law. The CARES Act is a tax and spending package intended to provide economic relief to address the impact of the COVID-19 pandemic. The CARES Act includes several significant income and other business tax provisions that, among other things, provides for non-income tax-related relief such as refundable employee retention tax credits and the deferral of the employer-paid portion of social security taxes. The Company continues to evaluate the various provisions of the CARES Act and their impact on its consolidated financial statements as a whole, but the Company does not anticipate the impact for the full fiscal year 2020 could be material to the consolidated financial statements.

NOTES TO FINANCIAL STATEMENTS

13 SUBSEQUENT EVENTS (Continued)

On November 3, 2020, the Company entered into an agreement with certain parties for the sale of substantially all of the assets and equity of the Company. The agreement was subject to certain closing conditions, which were met subsequently and the transaction closed on November 20, 2020. The convertible notes totaling $1,900,000 plus accrued interest of $599,805 were converted into the Company’s Common stock at $10 per share. A total of 36,500 stock options were exercised by the employees at the closing of the transaction. The Company also issued 4,066,000 restricted stock units to the Company’s employees and consultants at the closing of the transaction. A total of 228,370 warrants were exercised by warrant holders at the closing of the transaction.

Glocal Healthcare Systems Private Limited

Consolidated Financial Statements as of and for the years ended March 31, 2020 and 2019

D. K. CHHAJER & CO. CHARTERED ACCOUNTANTS	NILHAT HOUSE 11, R. N. MUKHERJEE ROAD GROUND FL., KOLKATA- 700 001 PHONES: 033-2262 7280 / 2262 7279 TELE-FAX : 033 2230-6106 E-mail.: dkchhaJer @gmall . com kolkata@dkc lndla.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Glocal Healthcare Systems Private Limited

Report on the Audit of the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Glocal Healthcare Systems Private Limited and its subsidiaries, which comprise the consolidated balance sheet as of March 31, 2019 and March 31, 2020, and the related consolidated statements of profit and loss and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with generally accepted accounting principles in India; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Glocal Healthcare Systems Private Limited and its subsidiaries as of March 31, 2019 and March 31, 2020, and their consolidated financial performance and their consolidated cash flows for the years then ended in accordance with generally accepted accounting principles in India.

Emphasis of Matter

(i)

As discussed in Note 1 (x) to the financial statements, the Company has incurred losses in its initial stage of operations resulting in net liquidity constraints. Management’s evaluation of the events and conditions and management’s plans to mitigate these matters are also described in Note 1 (x). Our opinion is not modified with respect to this matter.

(ii)

The management has discussed in Note 42 of the financial statements regarding the uncertainties and the management’s assessment of the financial impact due to the lock-down and other restrictions and conditions related to the COVID-19 pandemic situation, for which a definitive assessment of the impact is highly dependent upon circumstances / developments as they evolve in the subsequent periods. Our opinion is not modified with respect to this matter.

(iii)

Generally accepted accounting principles in India vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 41 to the consolidated financial statements. Our opinion is not modified with respect to this matter.

D. K. Chhajer & Co.

UDIN: 20017483AAAAEP8861

Kolkata

30th December, 2020

Glocal Healthcare Systems Private Limited

Consolidated Balance Sheet as at 31 March 2020

Amount in USD

	Note	31 March 2020	31 March 2019
EQUITY AND LIABILITIES
Shareholders’ funds
Share capital	2	6,812,652	6,812,652
Reserves and surplus	3	713,832	(1,001,696)

		7,526,484	5,810,956
Minority interest	34	1,728,427	1,705,624
Non-current liabilities
Long-term borrowings	4	1,578,912	13,281,012
Long-term provisions	5	129,685	111,200

		1,708,597	13,392,212
Current liabilities
Short-term borrowings	6	3,892,608	3,943,193
Trade payables	7
—total outstanding dues of micro enterprises and small enterprises		–	–
—total outstanding dues of creditors other than micro enterprises and small enterprises		1,471,145	2,418,496
Other current liabilities	8	23,834,963	13,901,348
Short-term provisions	5	7,651	8,769

		29,206,367	20,271,806

TOTAL		40,169,875	41,180,599

ASSETS
Non-current assets
Goodwill	9	459,982	598,136
Property, plant and equipment	10	24,378,417	27,108,428
Intangible assets	11	2,865,890	2,991,695
Capital work-in-progress		4,637,925	4,390,896
Deferred tax assets	30	–	–
Long-term loans and advances	12	1,125,061	1,137,008
Other non-current assets	13	20,626	54,393

		33,487,901	36,280,556
Current assets
Inventories	14	269,296	259,664
Trade receivables	15	4,719,956	3,257,573
Cash and bank balances	16	171,867	621,199
Short-term loans and advances	17	1,008,242	418,651
Other current assets	18	512,613	342,956

		6,681,974	4,900,043

TOTAL		40,169,875	41,180,599

Significant accounting policies	1

The notes referred to above form an integral part of the consolidated financial statements.

As per our report of even date attached

For D.K. CHHAJER & CO. Chartered Accountants Firm’s Registration Number: 304138E	For and on behalf of the Board of Directors

Tapan K Mukhopadhyay Partner	Dr. Syed Sabahat Azim Director	Richa Sana Azim Director
Membership No.: 017483	DIN: 03122895	DIN: 02609003

Place: Kolkata Date: 30th December 2020

Glocal Healthcare Systems Private Limited

Consolidated Statement of Profit and Loss for the year ended 31 March 2020

Amount in USD

	Note	For the year ended 31 March 2020	For the year ended 31 March 2019
Revenue from operations	19	9,057,344	7,220,982
Other income	20	2,136,145	57,205

Total revenue		11,193,489	7,278,187

Expenses
Purchase	21	961,711	1,239,083
Course operating expenses	22	–	–
Changes in inventories	23	(38,620)	(50,666)
Employee benefits expense	24	1,437,745	2,167,548
Finance costs	25	2,150,174	2,778,598
Depreciation and amortisation	26	1,404,801	1,183,020
Other expenses	27	2,870,913	4,427,102

Total expenses		8,786,723	11,744,683

Profit/(Loss) before tax		2,406,766	(4,466,496)

Income tax expense
Current tax		–	6,123
Deferred tax	30	–	–

Profit/(Loss) after tax (before adjustment of minority interest)		2,406,766	(4,472,620)

Minority Interest		22,802	(462,252)

Profit/(Loss) for the year		2,383,964	(4,010,368)

Earnings/(loss) per equity share [nominal value of share INR 10 each (Previous year INR 10 each)]	28
Basic		4.84	(8.14)
Diluted		0.09	(8.14)
Significant accounting policies	1

The notes referred to above form an integral part of the consolidated financial statements.

As per our report of even date attached

For D.K. CHHAJER & CO. Chartered Accountants Firm’s Registration Number: 304138E	For and on behalf of the Board of Directors

Tapan K Mukhopadhyay Partner	Dr. Syed Sabahat Azim Director	Richa Sana Azim Director
Membership No.: 017483	DIN: 03122895	DIN: 02609003

Place: Kolkata Date: 30th December 2020

Glocal Healthcare Systems Private Limited

Consolidated Cash Flow Statement for the year ended 31 March 2020

Amount in USD

		31 March 2020	31 March 2019
A.	Cash flow from operating activities
	Profit/(Loss) before tax	2,406,766	(4,466,496)
	Adjustments for :
	Depreciation and amortisation	1,404,801	1,183,020
	Provisions/liabilities no longer required written back	(2,109,763)	(41,727)
	Interest income	–	(12,513)
	Finance costs	2,150,174	2,778,598

		1,445,212	3,907,377
	Operating cash flow before working capital changes	3,851,977	(559,120)
	Adjustments for:
	(Increase) in trade and other receivables/advances	(2,817,928)	847,409
	Decrease in inventories	(9,631)	35,257
	Increase in trade payables, other liabilities and provisions	332,248	1,599,791

		(2,495,312)	2,482,457
	Cash (used in) operations	1,356,665	1,923,337
	Income taxes refund (net)	16,628	(94,462)

	Net cash (used in) operating activities (A)	1,373,293	1,828,874
B.	Cash flow from investing activities
	Purchase or construction of property, plant and equipment and intangible assets and movement in capital work in progress and capital advances and capital creditors	(985,522)	(2,422,765)
	Proceeds from sale of property, plant & equipment	–	10,929
	Bank deposits (having original maturity of more than 3 months)	(8,958)	122,810
	Interest received	(10,231)	40,082

	Net cash (used in) investing activities (B)	(1,004,711)	(2,248,945)
C.	Cash flow from financing activities
	Acquisition of minority interest	–	69,839
	Proceeds from borrowings (net)	(537,770)	3,298,150
	Principal payments under finance lease	–	(987)
	Finance costs paid	(311,595)	(2,493,507)

	Net cash provided by financing activities (C)	(849,365)	873,495

	Net (decrease) in cash and cash equivalent (A+B+C)	(480,782)	453,425
	Cash and cash equivalents at the beginning of the year	592,684	139,258

	Cash and cash equivalents at the end of the year (Refer Note (i) below)	111,902	592,683

	Notes:
(i)	Components of cash and cash equivalent (refer note 16)
	Cash on hand	32,083	41,300
	Balance with banks
	On current accounts	71,853	551,025
	On deposit accounts (with original maturity of 3 months or less)	7,965	359

		111,901	592,684

The above cash flow statement has been prepared under the ‘Indirect Method’ as set out in the Accounting

(ii)	Standard 3 on Cash Flow Statement (AS 3 ) specified under Section 133 of the Companies Act, 2013 read with Rule 7 of the Companies (Accounts) Rules, 2014.

The notes referred to above form an integral part of the consolidated financial statements.

As per our report of even date

For D.K. CHHAJER & CO. Chartered Accountants Firm’s Registration Number: 304138E	For and on behalf of the Board of Directors

Tapan K Mukhopadhyay Partner	Dr. Syed Sabahat Azim Director	Richa Sana Azim Director
Membership No.: 017483	DIN: 03122895	DIN: 02609003

Place: Kolkata Date: 30th December 2020

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

Group information

Glocal Healthcare Systems Private Limited (“the Company” or “the Holding Company” or “the hospital”) was incorporated on 22 July 2010 as a private limited company under the Companies Act, 1956 to set up a chain of modern hospitals across rural India. The Company is primarily engaged in business of rendering medical and health care services. As part of its business activities, the Company holds interests in its subsidiaries and Limited Liability Partnerships (LLPs) firms through which it manages and operates a networks of hospitals across rural India.

The Company, its subsidiaries and LLPs, over which the Company exercise control (jointly referred to as the ‘Group’ herein under), considered in these consolidated financial statements are:

Subsidiary Companies

S.No	Name of the subsidiaries	Country of incorporation	Percentage of ownership interest as at 31 March 2020	Percentage of ownership interest as at 31 March 2019
1	GHSPL Multispeciality Hospital & Trauma Centre Private Limited	India	100%	100%
2	Ficus Health-Infra Private Limited	India	100%	100%

Subsidiary - Limited Liability Partnership firms (over which the Company exercise control)

S.No	Name of the subsidiaries	Country of incorporation	Percentage of ownership interest as at 31 March 2020		Percentage of ownership interest as at 31 March 2019
			Capital contribution ratio	Profit sharing ratio	Capital contribution ratio	Profit sharing ratio
1	GHSPL AMRO Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
2	GHSPL BEGUSARAI Healthcare LLP	India	95.00%	95.00%	95.00%	95.00%
3	GHSPL BGLP Super Speciality Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
4	GHSPL FATEHPUR Super Speciality Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
5	GHSPL JEYPORE Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
6	GHSPL SAMBHAV KNJ Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
7	GHSPL MLD Super Speciality Healthcare LLP	India	63.00%	78.00%	63.00%	78.00%
8	GHSPL MUZF Super Speciality Healthcare LLP	India	42.00%	62.00%	42.00%	62.00%
9	GHSPL SAMBHAV RP Healthcare LLP	India	83.33%	96.00%	83.33%	96.00%
10	GHSPL SAMBHAV BSP Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
11	GHSPL JAUNPUR Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
12	GHSPL JSPR Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
13	GHSPL BEM Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

Subsidiary - Limited Liability Partnership firms (over which the Company exercise control) (Continued)

S.No	Name of the subsidiaries	Country of incorporation	Percentage of ownership interest as at 31 March 2020		Percentage of ownership interest as at 31 March 2019
			Capital contribution ratio	Profit sharing ratio	Capital contribution ratio	Profit sharing ratio
14	GHSPL AMBEDKAR SCAN Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
15	GHSPL ARA Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
16	GHSPL ASNSL Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
17	GHSPL FRBD Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
18	GHSPL MDPR Super Speciality Healthcare LLP	India	92.00%	98.00%	92.00%	98.00%
19	GHSPL SHRNPR Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
20	GHSPL SJPR Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
21	GHSPL STP Super Speciality Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
22	GHSPL SW Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
23	GHSPL DGHR Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
24	GHSPL DNBD Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
25	GHSPL GYA Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
26	GHSPL PRN Super Speciality Healthcare LLP	India	60.00%	76.00%	60.00%	76.00%
27	GHSPL DARBHANGA Super Speciality Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
28	GHSPL BALASORE Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
29	GHSPL BASTI Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
30	GHSPL VARANASI Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
31	GHSPL PURI Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
32	GHSPL CNTA Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
33	GHSPL JHRSD Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
34	GHSPL ALIGR Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

Subsidiary - Limited Liability Partnership firms (over which the Company exercise control) (Continued)

S.No	Name of the subsidiaries	Country of incorporation	Percentage of ownership interest as at 31 March 2020		Percentage of ownership interest as at 31 March 2019
			Capital contribution ratio	Profit sharing ratio	Capital contribution ratio	Profit sharing ratio
35	GHSPL BHNGAR Super Speciality Healthcare LLP	India	56.00%	89.00%	56.00%	89.00%
36	GHSPL MRBD Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
37	GHSPL SMBL Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
38	GHSPL KNPR Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
39	GHSPL Patna Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
40	GHSPL Dhubri Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%

(This space is intentionally left blank)

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

1 Significant accounting policies

The accounting policies set out below have been applied consistently to the periods presented in these consolidated financial statements.

(a) Basis of preparation of consolidated financial statements:

The consolidated financial statements (“CFS”) have been prepared to comply in all material aspects with applicable accounting principles in India, the applicable Accounting Standards prescribed under Section 133 of the Companies Act, 2013 (‘Act’) read with Rule 7 of the Companies (Accounts) Rules, 2014, read with Companies (Accounting Standards) Amendment Rules, 2016 applicable with effect from 1 April 2016, the provisions of the Act (to the extent notified) and other accounting principles generally accepted in India, to the extent applicable and in particular Accounting Standard 21 (AS 21)—‘Consolidated Financial Statements’. The CFS has been prepared on an accrual basis and under the historical cost convention.

The consolidated financial statements are presented in Indian Rupees, in the same format as that adopted by the parent Group for its standalone financial statements. The consolidated financial statement of the group is prepared in reporting currency as USD for the specific purpose of transaction with Uphealth Holdings, INC (Refer Note 39) and for the purpose of filing with SEC for their upcoming IPO. The functional currency and reporting currency for statutory reporting in India is INR. The financial line items of Profit and Loss have been converted using average INR/USD conversion rate for the respective financial year, balance sheet items have been converted using spot INR/USD conversion rate as on the reporting date. Opening balances as on 1st April 2018 has been converted using spot INR/USD conversion rate as on 1st April 2018 except for equity is continued at historical rate. Any differences arising out of the conversion has been debited/credited to Foreign Currency Translation Reserve

(b) Principles of consolidation

The CFS have been prepared on the following basis:

(i) Subsidiary companies are consolidated on a line-by-line basis by adding together the book values of the like items of assets, liabilities, income and expenses, after eliminating all significant intragroup balances and intra-group transactions and also unrealized profits or losses in accordance with Accounting Standard 21—“Consolidated Financial Statements”. The results of operations of a subsidiary are included in the consolidated financial statements from the date on which the parent subsidiary relationship comes into existence.

(ii) The difference between the cost to the Group of its investment in the subsidiary and its proportionate share in the equity of the subsidiary as at the date of acquisition of stake is recognised as goodwill or capital reserve, as the case may be. Goodwill is tested for impairment at the end of each accounting year or if there is any indication of impairment. For impairment, the carrying value of goodwill is compared with the present value of discounted cash flows of the respective subsidiaries and loss, if any, is adjusted to the carrying value of the goodwill.

(iii) Minorities’ interest in net profits/losses of the subsidiary for the year is identified and included in the income in order to arrive at the net income attributable to the shareholders of the Group. Their share of net assets is identified and presented in the consolidated balance sheet separately. Where accumulated losses attributable to the minorities are in excess of their share of losses as per the contractual agreement, the same are accounted for by the holding Group.

(iv) As far as possible, the CFS are prepared using uniform accounting policies for like transactions and other events in similar circumstances and are presented, to the extent possible, in the same manner as the Group’s

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

1 Significant accounting policies (Continued)

separate financial statements, Where it is not practicable to use uniform accounting policies, differences in accounting policies are disclosed separately in accordance with AS 21 (Consolidated Financial Statements).

(v) The financial statements of the group entities used for the purpose of consolidation are drawn up to the same reporting date as that of the Group i.e. year ended 31 March 2020. In case where the subsidiaries are registered under the Limited Liability Partnership Act, 2008 (LLP Act), financial statements for them have been prepared as per the LLP Act.

(c) Use of estimates

The preparation of consolidated financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make judgments, estimates and assumptions that affect the application of accounting policies and reported amounts of assets, liabilities, income and expenses and the disclosure of contingent liabilities on the date of the consolidated financial statements. Actual results could differ from those estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Any revision to accounting estimates is recognised prospectively in current and future periods.

(d) Current—non-current classification

All assets and liabilities have been classified as current or non-current as per the Group’s normal operating cycle. Based on the nature of services and the time between the providing services and their realisation in cash and cash equivalents, the Group has ascertained its operating cycle as 12 months for the purpose of current - non current classification of assets and liabilities.

Assets

An asset is classified as current when it satisfies any of the following criteria:

(a) it is expected to be realised in, or is intended for sale or consumption in, the Group’s normal operating cycle;

(b) it is held primarily for the purpose of being traded;

(c) it is expected to be realised within 12 months after the reporting date; or

(d) it is cash or cash equivalent unless it is restricted from being exchanged or used to settle a liability for at least 12 months after the reporting date.

All other assets are classified as non-current.

Current assets include the current portion of non-current financial assets.

Liabilities

A liability is classified as current when it satisfies any of the following criteria:

(a) it is expected to be settled in the Group’s normal operating cycle;

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

1 Significant accounting policies (Continued)

(b) it is held primarily for the purpose of being traded;

(c) it is due to be settled within 12 months after the reporting date; or

(d) the Group does not have an unconditional right to defer settlement of the liability for at least 12 months after the reporting date. Terms of a liability that could, at the option of the counterparty, result in its settlement by the issue of equity instruments do not affect its classification.

All other liabilities are classified as non-current.

Current liabilities include current portion of non-current financial liabilities.

(e) Revenue recognition

The Group derives its revenue primarily from rendering medical and healthcare services. Income from medical and healthcare services comprise income from hospital services and sale of pharma products.

Revenue from hospital and digital consultancy services to patients is recognised as revenue when the related services are rendered unless significant future uncertainties exist. Revenue is also recognised in relation to the services rendered to the patients who are undergoing treatment/observation on the balance sheet date to the extent of services rendered.

Revenue from sale of medicine and medical consumables within hospital premises is recognised on sale of medicines and similar products to the buyer. The amount of revenue recognised is net of sales returns and trade discounts.

Revenue from digital dispensary set-up is recognised when risk and reward of ownership have been transferred to the customer and accepted by the customer, the sale price is fixed or determinable and collectability is reasonably assured.

Unbilled revenue represents value of medical and healthcare services rendered to the patients but not invoiced as at the balance sheet date.

Interest is recognised on time proportion basis taking into account the amount outstanding and the interest rate applicable.

Dividend income is recognised when the right to receive payment is established.

Income from loyalty card sales are recognised when the related services are rendered to the patients.

(f) Liabilties Written back

The group assesses its payment of its liabilities at reporting date and write back liabilities that is no longer required and same is recorded in other income.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

1 Significant accounting policies (Continued)

(g) Property, plant and equipment(PPE)

Land and building:

Land and buildings are initially recognised at cost. Freehold land (except land under capital work in progress) is subsequently carried at the revalued amount less accumulated impairment losses. Buildings are subsequently carried at the revalued amounts less accumulated depreciation and accumulated impairment losses.

Land and buildings are revalued by independent professional valuers on once in a 5 year basis and whenever their carrying amounts are likely to differ materially from their revalued amounts. When an asset is revalued, any accumulated depreciation at the date of revaluation is eliminated against the gross carrying amount of the asset. The net amount is then restated to the revalued amount of the asset. In case of revaluation of PPE, any increase in net book value arising on revaluation is credited to revaluation surplus, except to the extent that it reverses a revaluation decrease of the same asset previously recognised as a charge in the Statement of Profit and Loss, in which case the increase is credited to the Statement of Profit and Loss. A decrease in net book value arising on revaluation is recognised as a charge in the Statement of Profit and Loss, except to the extent it offsets an existing surplus on the same asset recognised in the revaluation reserve, in which case the decrease is recognised directly in that reserve.

Other property, plant and equipment

All other items of property, plant and equipment are initially recognised at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses.

Components of costs

The cost of an item of property, plant and equipment initially recognized includes its purchase price and any cost that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

Borrowing costs are interest and other cost (including exchange differences arising from foreign currency

(h) Depreciation

Depreciation on Property, plant and equipment (PPE) is provided on the straight-line method over the useful lives of assets prescribed in Schedule II of the Companies Act 2013. Depreciation for assets purchased /sold during a period is proportionately charged.

Leasehold land is amortised on a straight line basis over the the period of lease, i.e. 33 years.

(i) Intangible assets

Goodwill

Goodwill arising on acquisition of business is measured at cost less any accumulated amortisation and accumulated impairment loss. Goodwill is tested for impairment annually.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

1 Significant accounting policies (Continued)

Acquired intangible assets

Intangible assets that are acquired by the Group are measured initially at cost. After initial recognition, an intangible asset is carried at its cost less any accumulated amortisation and any accumulated impairment loss.

Internally generated intangible assets

Internally generated goodwill is not recognised as an asset. With regard to other internally generated intangible assets:

•

Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognised in the Consolidated Statement of Profit and Loss as incurred.

•

Development activities involve a plan or design for the production of new or substantially improved products or processes. Development cost is capitalised only if the development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Group intends to and has sufficient resources to complete development and to use the asset. The expenditure capitalised includes the cost of materials, direct labour, overhead costs that are directly attibutable to preparing the asset for its intended use, and directly attributable borrowing costs (in the same manner as in the case of property, plant & equipment). Other development expenditure is recognised in Consolidated Statement of Profit and Loss as incurred.

(j) Amortisation

Goodwill generated on acquistion of business is amortised over a period of 5 years.

Intangible assets are amortised in Consolidated Statement of Profit or Loss over their estimated useful lives, from the date that they are available for use based on the expected pattern of consumption of economic benefits of the asset. Accordingly, at present, these are being amortised on straight line basis.

Computer software, content development and license is amortised over its useful life of 5 years to 10 years as estimated by management. Amortisation on additions/deletions is provided on pro-rata basis in the year of purchase/disposal.

(k) Government grants

Government grants / subsidies received towards specific property, plant and equipment (PPE) have been deducted from the gross value of the concerned PPE and grant / subsidies received during the year towards revenue expenses have been shown as other operating income in the Statement of Profit and Loss.

Government grants are not recognised until there is reasonable assurance that the Group will comply with the conditions attached to them and that the grants will be received.

(l) Impairment of property, plant & equipment and intangible assets

The carrying amounts of assets are reviewed at each Consolidated Balance Sheet date in accordance with Accounting Standard 28 on ‘Impairment of Assets’ prescribed in the Rule 7 of the Companies (Accounts) Rules, 2014, to determine whether there is any indication of impairment. If any such indication exists, the assets recoverable amounts are estimated at each reporting date. For the purpose of impairment testing, assets are grouped together into the smallest group of assets (cash generating unit or CGU) that generates cash inflows

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

1 Significant accounting policies (Continued)

from continuing use that are largely independent of the cash inflows of other assets or CGUs. An impairment loss is recognised whenever the carrying amount of an asset or the cash generating unit of which it is a part exceeds the corresponding recoverable amount. Impairment losses are recognised in the Consolidated Statement of Profit and Loss. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the assets carrying amount does not exceed the carrying amount that would have been determined net of depreciation or amortisation, if no impairment loss had been recognised.

(m) Inventories

Inventories comprising of medicines and consumables are carried at lower of cost and realisable value. Cost comprise purchase price and all incidental expenses incurred in bringing the inventory to its present location and condition. In determining the cost, weighted average cost method is used.

Stores and spares consists of surgical instruments, linen, crockery and cutlery are valued at cost(using FIFO method). Based on the estimated life of 3 years, 1/3rd of value of stores and spares are charged to Consolidated Statement of Profit and Loss every year.

(n) Foreign currency transaction

Foreign exchange transactions are recorded at the exchange rate prevailing on the dates of the transactions. Year end monetary assets and liabilities denominated in foreign currencies are translated at the year-end foreign exchange rates. Exchange differences arising on settlements/ year end translations are recognised in the Consolidated Statement of Profit and Loss for the year in which they arise.

(o) Operating leases

Lease payments under an operating lease arrangements are recognised as expense in the Consolidated Statement of Profit and Loss on a straight line basis over the period of lease.

(p) Investments

Investments that are readily realisable and intended to be held for not more than a year from the date of acquisition are classified as current investments. All other investments are classified as long-term investments. However, that part of long term investments which is expected to be realised within 12 months after the reporting date is also presented under ‘current assets’ as “current portion of long term investments” in consonance with the current and non-current classification scheme of Schedule III.

Long-term investments (including current portion thereof) are carried at cost less any other-than-temporary diminution in value, determined separately for each individual investment.

Current investments are carried at the lower of cost and fair value. The comparison of cost and fair value is done separately in respect of each category of investments.

Any reductions in the carrying amount and any reversals of such reductions are charged or credited to the Consolidated Statement of Profit and Loss.

Profit or loss on sale of investments is determined on the basis of carrying amount of investments disposed off.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

1 Significant accounting policies (Continued)

(q) Employee benefits

The Group’s obligations towards various employee benefits have been recognised as follows:

Short-term employee benefits

Employee benefits payable wholly within twelve months of receiving employee services are classified as short-term employee benefits. These benefits include salaries, bonus and ex-gratia. The undiscounted amount of short-term employee benefits to be paid in exchange for employee services is recognised as an expense as the related service is rendered by employees.

Post employment benefits Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays specified contributions to a separate entity and has no obligation to pay any further amounts. The Group makes specified monthly contributions towards employee provident fund to Government administered provident fund scheme which is a defined contribution plan. The Group’s contribution is recognised as an expense in the Consolidated Statement of Profit and Loss during the period in which the employee renders the related service.

Defined benefit plans

The Group’s gratuity benefit scheme is defined benefit plans. The Group’s net obligation in respect of a defined benefit plan is calculated by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods, that benefit is discounted to determine its present value. Any unrecognised past service costs are deducted. The calculation of the Group’s obligation under the plan is performed annually by an independent actuary using the projected unit credit method carried out at the balance sheet date.

The Group recognises all actuarial gains and losses arising from defined benefit plan immediately in the Consolidated Statement of Profit and Loss. All expenses related to defined benefit plan are recognised in employee benefits expense in the Consolidated Statement of Profit and Loss.

Compensated Absences

The employees can carry-forward a portion of the unutilised accrued compensated absences and utilise it in future service periods or receive cash compensation on termination of employment. Since the compensated absences do not fall due wholly within twelve months after the end of the period in which the employees render the related service and are also not expected to be utilized wholly within twelve months after the end of such period, the benefit is classified as a long-term employee benefit. The Group records an obligation for such compensated absences in the period in which the employee renders the services that increase this entitlement. The obligation is measured on the basis of independent actuarial valuation using the projected unit credit method.

Termination benefits

Termination benefits are recognised as an expense when, as a result of a past event, the Group has a present obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

1 Significant accounting policies (Continued)

(r) Taxation

Income-tax expense comprises current tax (i.e. amount of tax for the period determined in accordance with the income-tax law) and deferred tax charge or credit (reflecting the tax effects of timing differences between accounting income and taxable income for the period). Income-tax expense is recognised in the Consolidated Statement of Profit and Loss.

Current tax is measured at the amount expected to be paid to (recovered from) the taxation authorities, using the applicable tax rates and tax laws. Deferred tax is recognised in respect of timing differences between taxable income and accounting income i.e. differences that originate in one period and are capable of reversal in one or more subsequent periods. The deferred tax charge or credit and the corresponding deferred tax liabilities or assets are recognised using the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax assets are recognised only to the extent there is reasonable certainty that the assets can be realised in future; however, where there is unabsorbed depreciation or carried forward loss under taxation laws, deferred tax assets are recognised only if there is a virtual certainty supported by convincing evidence that sufficient future taxable income will be available against which such deferred tax assets can be realised. Deferred tax assets are reviewed as at each balance sheet date and written down or written-up to reflect the amount that is reasonably/virtually certain (as the case may be) to be realised.

Minimum Alternative Tax (‘MAT’) under the provisions of the Income-tax Act, 1961 is recognised as current tax in the Statement of Profit and Loss. The credit available under the Act in respect of MAT paid is recognised as an asset only when and to the extent there is convincing evidence that the Group will pay normal income tax during the period for which the MAT credit can be carried forward for set-off against the normal tax liability. MAT credit recognised as an asset is reviewed at each balance sheet date and written down to the extent the aforesaid convincing evidence no longer exists.

(s) Provisions and contingent liabilities

A provision is created when there is a present obligation as a result of a past event that probably requires an outflow of resources and a reliable estimate can be made of the amount of the obligation. A disclosure for a contingent liability is made when there is a possible obligation or a present obligation that may, but probably will not, require an outflow of resources. When there is a possible obligation or a present obligation in respect of which the likelihood of outflow of resources is remote, no provision or disclosure is made. Contingent assets are neither recognised nor disclosed in the financial statements. However, contingent assets are assessed continually and if it is virtually certain that an inflow of economic benefits will arise, the asset and related income are recognised in the period in which the change occurs.

(t) Earnings/(loss) per share

Basic earnings/ (loss) per share is calculated by dividing the net profit/(loss) for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year. Diluted earnings per share are computed using the weighted average number of equity and dilutive potential equity shares outstanding during the year, except where the results would be anti-dilutive.

(u) Discount on issue of debentures

Discount on issue of debentures and expenditure incurred in connection with such issue are amortised over the term of the debentures in proportion to the principal amount outstanding.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

1 Significant accounting policies (Continued)

(v) Cash and cash equivalents

Cash and cash equivalents in the cash flow statement comprise cash at bank and in hand and short term investements with original maturity of three months or less.

(w) Cash flow statement

Cash flows are reported using indirect method, whereby net profits before tax is adjusted for the effects of transactions of a non-cash nature and any deferrals or accruals of past or future cash receipts or payments. The cash flows from regular revenue generating, investing and financing activities of the Group are segregated.

(x) Going Concern

The group consolidated financial statements have been prepared on the basis that the group will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. The group have incurred losses till year end March 31, 2019 and have delays in repayment of loan. The Company is under discussion with the bank for extension, however due to the COVID situation, there has been delay in approvals from Bank, the management expects to receive the approvals for extension in certain period of time shortly. The Group has earned profits for year end March 31, 2020 and also expects to earn profits in subsequent years based on the management projections and contracts entered. The Group also have received guarantee for the creditors of $35,000,000 from Uphealth, Inc. as part of the share purchase agreement dated October 22, 2020 (Refer note 39). With the positive cash flows from operation and the transaction with Uphealth, Inc., the management believes that there are no concerns towards near term access to capital and meeting its obligations.

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Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

2 Share capital

				Amount in USD
	31 March 2020		31 March 2019
	Number of shares	Amount	Number of shares	Amount
Authorised
Equity shares of INR 10 each	13,500,000	2,075,515	13,500,000	2,075,515
Preference shares of INR 100 each	5,000,000	7,687,092	5,000,000	7,687,092
Preference shares of Re. 1 each	3,200,000	49,197	3,200,000	49,197

	21,700,000	9,811,805	21,700,000	9,811,805

Issued, subscribed and paid up
Equity Shares
Equity shares of INR 10 each	492,904	104,371	492,904	104,371

Preferred Stock
0.001% Compulsorily Convertible Cumulative Preference Shares—Series A of INR 100 each	240,777	508,086	240,777	508,086
0.001% Compulsorily Convertible Cumulative Preference Shares—Series C of INR 100 each	254,936	406,102	254,936	406,102
0.001% Compulsorily Convertible Cumulative Preference Shares—Series C1 of INR 100 each	157,234	243,565	157,234.00	243,565
8% Compulsorily Convertible Cumulative Preference Shares of INR 100 each	3,499,588	5,550,528	3,499,588	5,550,528

Total	4,645,439	6,812,652	4,645,439	6,812,652

a) Reconciliation of the shares outstanding at the beginning and at the end of the year:
Equity shares of INR10 each fully paid up
At the commencement and at the end of the year	492,904	104,371	492,904	104,371
Shares issued during the year	–	–	–	–

At the end of the year	492,904	104,371	492,904	104,371

0.001% Compulsorily Convertible Cumulative Preference Shares—Series A
At the commencement and at the end of the year	240,777	508,086	240,777	508,086
Shares converted into equity shares during the year	–	–	–	–

At the end of the year	240,777	508,086	240,777	508,086

0.001% Compulsorily Convertible Cumulative Preference Shares—Series C
At the commencement and at the end of the year	254,936	406,102	254,936	406,102
Shares issued during the year	–	–	–	–

At the end of the year	254,936	406,102	254,936	406,102

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

2 Share capital (Continued)

				Amount in USD
	31 March 2020		31 March 2019
	Number of shares	Amount	Number of shares	Amount
0.001% Compulsorily Convertible Cumulative Preference Shares - Series C1
At the commencement and at the end of the year	157,234	243,565	157,234	243,565
Shares issued during the year	–	–	–	–

At the end of the year	157,234	243,565	157,234	243,565

8% Compulsorily Convertible Cumulative Preference Shares
At the commencement of the year	3,499,588	5,550,528	3,499,588	5,550,528
Shares issued during the year	–	–	–	–

At the end of the year	3,499,588	5,550,528	3,499,588	5,550,528

b) Shares held by holding company:

The Company does not have a holding company.

c) Details of shareholders holding more than 5% are as follows

	Number of shares	% of shares held	Number of shares	% of shares held
Equity shares of INR 10 each fully paid up held by
Dr. Syed Sabahat Azim	154,000	31.24	154,000	31.24
Mrs. Richa Sana Azim	154,000	31.24	154,000	31.24
Mr. M. Damodaran	52,855	10.72	52,855	10.72
Elevar Equity Mauritius	52,555	10.66	52,555	10.66

0.001% Compulsorily Convertible Cumulative Preference Shares - Series A
Elevar Equity Mauritius	146,616	60.89	146,616	60.89
Sequoia Capital India Investment Holdings III	94,161	39.11	94,161	39.11

0.001% Compulsorily Convertible Cumulative Preference Shares - Series C
Elevar Equity Mauritius	125,774	49.34	125,774	49.34
Sequoia Capital India Investment Holdings III	62,887	24.67	62,887	24.67
Mr. M. Damodaran	45,311	17.77	45,311	17.77
Kimberlite Social Infra Private Limited	20,964	8.22	20,964	8.22

0.001% Compulsorily Convertible Cumulative Preference Shares - Series C1
Elevar Equity Mauritius	157,234	100	157,234	100

8% Compulsorily Convertible Cumulative Preference Shares
SIDBI Trustee Company Limited A/C Samridhi	3,499,588	100	3,499,588	100

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

2 Share capital (Continued)

d) Rights, preferences and restrictions in respect of each class of shares including restrictions on the distribution of dividends and the repayment of capital:

i) The Company has a single class of equity shares. Each holder of equity share is entitled to one vote per share, when present in person on a show of hands. In case of poll, each holder of equity shares shall be entitled to vote in proportion to his paid-up equity share capital.

In the event of liquidation of the Company, the holders of equity shares will be entitled to receive any of the remaining assets of the Company, after distribution of all preferential amounts. The distribution will be in proportion to the number of equity shares held by the shareholders.

ii) The Company has a class of preference shares referred to as “0.001% Compulsorily Convertible Cumulative Preference Shares—Series A” having a par value of INR 100 each. These preference shares carry a pre-determined cumulative dividend rate of 0.001% p.a. on the subscription amount. The holders of preference shares may convert the preference shares in whole or part into equity shares at any time before January 13, 2026 at the rate of one (01) fully paid up equity share per one (01) preference share. The preference shares, or any of them, if not converted earlier, shall automatically convert into equity shares at the then applicable conversion rate, (i) two (02) days prior to the filing of the draft red herring prospectus in connection with the occurrence of the Qualified IPO, or (ii) on January 13, 2026, whichever may be earlier. The Company shall and the founders shall cause the Company to undertake a Qualified IPO (‘IPO’) at a price equal to the fair market value or a strategic sale, in the event the Company fails to complete the qualified IPO or strategic sale, the investor shall have the right, to call or buyback of all or part of the investor shares by the Company whether through one or more successive buyback offer at fair value. The buyback is subject to the meeting the conditions as provided by Companies Act 2013. The agreement is subsequently been amended on December 11, 2020 which provides the investor had no point in time intent to exercise such buyback rights and based on the addendum letter, such buyback rights may be deemed to have been removed from the shareholders agreement.

iii) The Company has a class of preference shares referred to as “0.001% Compulsorily Convertible Cumulative Preference Shares—Series C” having a par value of INR100 each. These preference shares carry a pre-determined cumulative dividend rate of 0.001% p.a. on the subscription amount or such higher percentage as declared in respect of the holders of equity shares. The holders of the preference shares may convert the preference shares in whole or part into equity shares at any time before December 31, 2030 at the rate of one (01) fully paid up equity share per one (01) preference share. The preference shares, or any of them, if not converted earlier, shall automatically convert into equity shares, (i) two (02) days prior to the filing of the draft red herring prospectus in connection with the occurrence of the Qualified IPO, or (ii) on January 13, 2026, whichever may be earlier.

iv) The Company has a class of preference shares referred to as “0.001% Compulsorily Convertible Cumulative Preference Shares—Series C1” having a par value of INR100 each. These preference shares carry a pre-determined cumulative dividend rate of 0.001% p.a. in addition, if the holders of equity shares or any other class of shares (other than shares held by SIDBI) are proposed to be paid dividend in excess of 0.001% , the holders of Series C1- Compulsorily Convertible Cumulative Preference Shares shall be entitled to dividend at such higher rate. The holders of the Series C1-Compulsorily Convertible Cumulative Preference Shares may convert at 1:1 in whole or part into equity shares at any time before 19 years from the date of issuance.

v) The Company has a class of preference shares referred to as “8% Compulsorily Convertible Cumulative Preference Shares”, having a par value of INR 100 each alloted on 24 September 2013 and 13 August 2014.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

2 Share capital (Continued)

These preference shares carry a pre-determined cumulative dividend rate of 8% p.a. on the capital for the time being paid up on the subscribed preference shares. The Company and/or the promoters or their nominees may on or before the October 31, 2018, or such later date as agreed by the investors after giving notice of at least thirty (30) days to the investor, buy back/redeem/purchase the preference shares held by the investor either in full or in part at any time during the tenure of this Agreement. In case the Company/Promoters have not bought back/reedemed/purchased the subscription preference shares, the Company shall convert the outstanding preference shares at an pre-agreed IRR of 16%, this is later amended in agreement dated March 31, 2017, In the event the PAT for the Financial Year ending March 31, 2018 is negative (i.e. there is a loss), the conversion of the Outstanding Preference Shares (issued as per the SSHA) into Equity Shares shall be at the par value of the Equity Shares. The Companies have a negative PAT in year end March 31, 2018 and hence the preference shares are convertible at 1:1 ratio. There is subsequent round of preference shares issued as per agreement dated March 31, 2017 at similar terms.

3 Reserves and surplus

	31 March 2020	31 March 2019
Securities premium account	8,320,698	8,320,698
Revaluation surplus	10,128,170	10,128,170
General reserve	331,361	331,361
Foreign Currency Translation reserve	(2,576,594)	(1,908,158)
Surplus in Statement of Profit and Loss
At the commencement of the year	(17,873,766)	(13,863,398)
Add: Profit/(Loss) for the year	2,383,964	(4,010,368)

Balance as at the end of the year	(15,489,802)	(17,873,766)

Total reserves and surplus	713,832	(1,001,696)

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Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

4 Long-term borrowings

					Amount in USD
		Non-current portion		Current portion*
	Secured/ unsecured	31 March 2020	31 March 2019	31 March 2020	31 March 2019
204,540 (previous year: 204,540) 13.55% non-convertible debentures of INR 1,000 each	Secured	–	–	2,715,433	2,940,868
Less: Discount on issue of debenture to the extent not written off or adjusted		–	–	–	2,713

		–	–	2,715,433	2,938,155

Term loans from Banks	Secured	–	10,297,067	12,630,603	3,487,525
Term loan from Small Industries Development Bank of India	Secured	561,155	718,898	107,534	93,457
Term loan from National Skill Development Corporation	Secured	695,997	1,129,351	1,396,354	1,136,706
Term loan from Caspian Impact Investments Private Limited	Unsecured	–	359,449	1,327,580	1,078,347
Term loan from Blacksoil capital Private
Limited	secured	–	245,079	362,333	588,477
Equipment loan	Secured	321,760	531,167	237,157	297,165

		1,578,912	13,281,012	18,776,995	9,619,832

*	Amount disclosed under Other current liabilities - Note 8

(a) Secured non-convertible debenture

(i)

The Company had issued 13.55% redeemable non-convertible debenture of face value of INR 1,000 each agreegating to INR 204,540,000 (USD 2,715,433) at a discount of 0.95% on face value on 19 March 2016 to Essential Capital Consortium BV on private placement basis. These debentures are redeemable at par in two equal instalments of INR 102,270,000 (USD 1,478,574) each on 5 May 2019 and 5 November 2019 and in case put option is exercised by debenture holder, the total balance of INR 204,540,000 (USD 287,172) has to be repaid on any date not earlier than 11 February 2019. Interest is payable semi annually at the rate of 13.55% per annum (net of withholding tax) on interest payment dates or earlier in case upon the exercise of the put option (interest payment starting from 5 May 2016 and ending on 5 November 2019 and in case put option is exercised, starting from 5 May 2016 and ending on 11 February 2019 ) as per Mortagage Cum Debenture Trust Deed dated 4 February 2016.

(ii)	These debentures are secured by way of a second ranking and continuing charge by way of registered mortgage on the;

(a) immovable secured properties i.e rights in relation to;

(i) piece and parcel of garden land at Sonamukhi (District: Bankura) together with all buildings, constructions and plant and machinery erected thereon, both present and future.

(ii) piece and parcel of land at Bolpur (District: Birbhum) together with all buildings, constructions and plant and machinery erected thereon, both present and future.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

4 Long-term borrowings (Continued)

(iii) piece and parcel of land at Behrampore (District: Murshidabad) together with all buildings, constructions and plant and machinery erected thereon, both present and future.

(iv) rooftop of one-storied building, ground floor stalls and rear vacant land at Dubrajpur (District: Birbhum) together with all buildings, constructions and plant and machinery erected thereon, both present and future

(v) office space together with all constructions and plant and machinery erected thereon at Ecospace, New Town Rajarhat (Kolkata)

(b) movable assets in relation to hospitals at Sonamukhi (District: Bankura), Dubrajpur (District: Birbhum), Behrampur (District: Bankura), Bolpur (District: Birbhum) and head office at Ecospace, New Town Rajarhat (Kolkata).

(iii)

In view of contribution of company in the field of medicine especially during the COVID situation, USAID has decided to approve grant by paying off its debts towards Essential Capital Consortium (ECC). The grant has approved as on date of signing off balance sheet and ROC filing ahs been completed in June 2020.

(b) Term loans from Allahabad Bank

(i)	Term loan from Allahabad Bank amounting to INR 952,256,998 (USD 12,641,978) [previous year INR 958,730,792 (USD 13,784,592)] is secured by ;

(a) For term loan I and II: First and exclusive charge by way of equitable mortgage on freehold land of Sonamukhi Unit, Bolpur Unit and Berhampore Unit and leasehold land of Dubrajpur Unit and construction thereon including hospital building, staff quarters etc (both present and future). Further, first and exclusive charge by way of hypothecation of plant and machineries, furniture and fixtures, entire computer systems, software packages, hardware, vehicles and other fixed assets both moveable and immovable of the respective five units and administrative office of the Company (both present and future). Second charge on the entire current assets of the five units and administrative office of the Company (both present and future).

(b) For term loan III,IV & V: 1. First Charge by way of Equitable Mortgage on land and building for the proposed 10 hospitals under LLPs i.e. Amroha Unit, Krishnanagar Unit, Jeypore Unit,, Muzzafarpur Unit, Bhagalpur Unit, Medinipur Unit, Malda Unit, Fatehpur Unit, Basti Unit and Bhangar Unit and construction thereon including hospital building, staff quarters, offices etc. (both present and future)

2. First Charge by way of Hypothecation of plant and machineries, furniture and fixtures, entire computer systems, software packages, hardware, vehicles, hospital equipments and other fixed assets both moveable and immovable of the proposed 10 hospitals under LLPs (both present and future)

3. Assignment of free cash-flows available to the Company as its share in the LLPs

Second charge on the entire current assets of the 10 hospitals operated by LLPs (Both present and future). Personal guarantee of two Directors, Dr. Syed Sabahat Azim and Mrs. Richa Sana Azim.

(ii)

Interest on the above Term Loan-I, II & III carries an interest of 1 year MCLR plus 3.10% p.a. at monthly rests and is payable as and when due. And Term Loan IV and V carries an interest of 1 year MCLR plus 4.10% p.a. at monthly rests and is payable as and when due.

(iii)	The Company has been disputing the EMIs being deducted by Allahabad bank since 2017 in respect to hospital projects that have not achieved COD especially as the disbursal also started late. The Bank

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

4 Long-term borrowings (Continued)

and the Company are entering into a restructuring proposal to resolve this issue. The Techno Economic viability report with positive recommendation has been submitted by Dun & Bradstreet which was appointed by bank to examine and report on the viability and Independent Credit Rating has been given by the approved rating agency. It is expected that the restructuring process will be completed in 2021. During this time the loan has been classified by the Bank as technical NPA pending closure of restructuring process.

(c) Term loan from Small Industries Development Bank of India (SIDBI)

(i)	Term loan from SIDBI amounting to INR 50,900,000 (USD 675,738) [previous year INR56,500,000 (USD 812,355) ] is secured by:

(a) First charge by way of mortgage of leasehold rights of the borrower in favour of SIDBI over immovable properties and measuring 34.188 decimal and situated at Thana no.557, Tauji no.827,3665,3666 Khata no,134,1 & 5, Khasra no,912,914 and 913, Mauza Keshave, Anchal Barauni, Begusarai, Bihar together with building & structure thereon, both present and future owned by the LLP.

(b) Hypothecation of all the movables acquired / to be acquired under the project including the movables, plant, machinery, spares, tools & accessories, office equipments, computers, furniture and fixtures situated at 34.188 decimal situated at Thana no.557, Tauji no.827,3665,3666 Khata no,134,1 & 5, Khasra no,912,914 and 913, Mauza Keshave, Anchal Barauni, Begusarai, Bihar.

(c) Personal guarantee of Dr. Syed Sabahat Azim and corporate guarantee of Glocal Healthcare Systems Private Limited (partner in the LLP).

(ii)	Above term loan carries an interest of SIDBI’s Prime Lending Rate (PLR) plus 1.50%, at monthly rests and is payable as and when applied.

(d) Term loan from National Skill Development Corporation

(i)	Term loan from National Skill Development Corporation amounting to INR 157,606,322 (USD 2,092,351) [previous year : INR 157,606,322 (USD 2,266,057)] is secured by:

(a) Charge on the movable, immovable acquired assets and receivables including revenue from franchisee arrangements, earnings from training programs.

(b) Deeds of hypothecation to be executed as and when assets are acquired and intimation forwarded to NSDC.

The term loan has been sanctioned for INR 189,000,000 (USD 2,500,000) and is to be disbursed in five instalments. The period of loan is ten years with two years moratorium on interest and principal from the date of first disbursement of the loan, final repayment by Q4 of the year 2021-22. The loan is repayable on quarterly basis, after moratorium period, as per the repayment schedule given in the loan agreement. The Company has not repaid of principal and interest as per the repayment schedule. Principal and interest is outstanding from fourth quarter of the financial year ended 31 March 2017 till date. The current skilling structure has resulted in pendencies for the Company and hence the Company has approached NSDC for changes in the structure. The rate of interest being charged is simple interest of 6% p.a. payable on a quarterly basis after the interest-free moratorium period of two years from the date of first disbursement of the loan.

(ii)	The rate of interest being charged is simple interest of 6% p.a. payable on a quarterly basis after the interest-free moratorium period of two years from the date of first disbursement of the loan.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

4 Long-term borrowings (Continued)

(e) Term loan from Caspian Impact Investments Pvt. Ltd.

(i)	Term loan from Caspian Impact Investments Pvt. Ltd. amounting to INR 100,000,000 (USD 1,327,580) [previous year: INR 100,000,000 (USD 1,437,796)] is unsecured and other terms are:

(a) Carries an interest rate of 15% p.a.

(b) Purpose is to finance working capital.

(c) At the end of the tenor of the credit facility or upon prepayment of credit facility,whichever is earlier the borrower shall pay such additional interest that resulting in the overall XIRR of 18% on the entire credit facility from the First Disbursement date untill the repayment date.

(d) Additionally the lender shall have the option but not an obligation to convert whole or part of the unpaid amount under the Credit Facility and/or invest additional amount cumulatively upto a maximum of INR 100,000,000 (USD 1,327,580) at the share price of the next round of equity investment immediately after the execution date for subscription of shares whether equity or preference.

(e) As per revised schedule dt. April 24, 2020 entire loan will be repaid on December 31, 2020 and interest will be charged on monthly rest.

As per revised repayment schedule there is no continuing overdue as on date of signing of balance sheet.

(f) Equipment loan

(i)	Equipment loan from India Infoline Finance Limited amounting to INR 11,356,719 (USD 150,770) [previous year: INR 13,548,550 (USD 198,400)] consists of:

(i) Rs 8,529,123 (previous year: Rs 8,529,123) secured by way of exclusive hypothecation charge over equipments being financed and personal guarantee of two Directors, Dr. Syed Sabahat Azim and Mrs. Richa Sana Azim. This equipment loan has been sanctioned with limit of INR 13,541,350 and at the margin of 11%. This loan is repayable in 72 equated monthly instalments starting from 15 January 2016. Interest on equipment loan carries an interest rate of 13% p.a.

(ii) Rs 5,019,427 (previous year: INR 5,019,427) secured by way of exclusive hypothecation charge over equipments being financed and personal guarantee of two Directors, Dr. Syed Sabahat Azim and Mrs. Richa Sana Azim. This equipment loan has been sanctioned with limit of INR 6,942,000 at the margin of 11%. This loan is repayable in 72 equated monthly instalments starting from 1 August 2016. Interest on equipment loan carries an interest rate of 13.01% p.a.

(ii)

Equipment loan from India Infoline Finance Limited taken in the books of GHSPL Amroha Super Speciality Healthcare LLP amounting to INR 5,822,799 (USD 77,302) [previous year: INR 7,524,662 (USD 108,189)] is secured by way of exclusive hypothecation charge over equipments being financed and personal guarantee of Dr. Syed Sabahat Azim and Mrs. Richa Sana Azim (Directors of Glocal Healthcare Systems Pvt ltd.- partner in LLP). This equipment loan has been sanctioned with a limit of INR 11,738,210 (USD 155,834) and at the margin of 11%. This loan is repayable in 72 equated monthly instalments of INR 150,100 (USD 2220) starting from 15 January 2016, INR 213,750 (USD 3,138) starting from 15 January 2017 and INR 260,450 (USD 3,899) starting from 15 February 2017. Equipment loan carries an interest at the rate of 13% p.a.

(iii)	Equipment loan from India Infoline Finance Limited taken in the books of GHSPL Sambhav KNJ Healthcare LLP amounting to INR 8,040,442 (USD 106,743) [previous year: INR 10,971,843 (USD

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

4 Long-term borrowings (Continued)

157,753)] is secured by way of exclusive hypothecation charge over equipments being financed and personal guarantee of Dr. Syed Sabahat Azim and Mrs. Richa Sana Azim (Directors of Glocal Healthcare Systems Pvt ltd.- partner in LLP). This equipment loan has been sanctioned with a limit of INR17,048,720 and at the margin of 11%. This loan is repayable in 72 monthly installments of INR 201,500 (USD 2,980) starting from 15 January 2016 and INR 383,000 (USD 5,623) starting from 15 January 2017. Equipment loan carries an interest at the rate of 13% p.a.

(iv)

Equipment loan from India Infoline Finance Limited taken in the books of GHSPL MUZF Super Speciality Healthcare LLP amounting to INR 9,305,242 (USD 123,535) [previous year: INR 12,837,321 (USD 184,574) is secured by way of exclusive hypothecation charge over equipments being financed and personal guarantee of Dr. Syed Sabahat Azim and Mrs. Richa Sana Azim (Directors of Glocal Healthcare Systems Pvt ltd.- partner in LLP). This equipment loan has been sanctioned with a limit of INR 21,587,395 (USD 286,590) and at the margin of 11%. This loan is repayable in 72 monthly installments of INR 272,500 (USD 4,073) starting from 15 February 2016 and INR 480,000 (USD 7,047) starting from 15 January 2017. Equipment loan carries an interest at the rate of 13% p.a.

(v)

Equipment loan from Dewan Housing Finance Limited taken in the books of GHSPL BGLP Super Speciality Healthcare LLP amounting to INR 2,459,836 (USD 32,656) [previous year: INR 4,529,609 (USD 65,127 )] is secured by way of exclusive hypothecation charge over equipments being financed and personal guarantee of Dr. Syed Sabahat Azim and Mrs. Richa Sana Azim (Directors of Glocal Healthcare Systems Pvt ltd.- partner in LLP). This equipment loan has been sanctioned with a limit of INR 9,999,591 (USD 132,753) and at the margin of 11%. This loan is repayable in 60 monthly installments of INR 224,991 starting from March 2016. Equipment loan carries an interest at the rate of 12.50% p.a.

(vi)

Equipment loan from Dewan Housing Finance Limited taken in the books of GHSPL Jeypore Healthcare LLP amounting to INR 2,693,833 (USD 35,763) [previous year: INR 4,916,556 (USD 70,690) is secured by way of exclusive hypothecation charge over equipments being financed and personal guarantee of two Directors of Glocal Healthcare Systems Private Limited- partner, Dr. Syed Sabahat Azim and Mrs. Richa Sana Azim. This equipment loan has been sanctioned with a limit of INR 10,011,423 (USD 132,910). This loan is repayable in 60 equated monthly instalments of INR 225,257 (USD 3,396) starting from April 2016. Equipment loan carries an interest at the rate of 12.50% p.a.

(vii)

Equipment loan from India Infoline Finance Limited taken in the books of GHSPL Begusarai Healthcare LLP amounting to INR 2,421,567 (USD 32,148) [previous year: INR 3,282,710 (USD 47,199)] is secured by way of exclusive hypothecation charge over equipments being financed and personal guarantee of Dr. Syed Sabahat Azim and Mrs. Richa Sana Azim [Directors of GHSPL (partner in the LLP)]. This equipment loan has been sanctioned with a limit of INR 5,226,970 (USD 69,392). This loan is repayable in 72 monthly installments (including first 12 months as principle moratoriam) starting from 15 January, 2016. Equipment loan carries an interest of 13% p.a

(g) Term loan from Blacksoil Capital Private Limited

Term loan from Black Soil Private Limited amounting to INR 27,272,723 (USD 362,067) [previous year: INR 57,945,543 (USD 833,139)] is unsecured and other terms are:

(a) Carries an interest rate of 16.25% p.a.

(b) The loan of INR 75,000,000 (USD 995,685) has been sanctioned for business purpose.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

4 Long-term borrowings (Continued)

(c) The facility is secured by way of hypothecation created in favour of Black Soil Private Limited over following:

(i) a first & exclusive charge over inventory.

(ii) a first & exclusive charge on the Identified Receivables accuring to the borrowers, both present & future.

(iii) if the DSRA in the form of fixed deposit, then first & exclusive charge on DSRA.

(d) Loan is to be repaid in 22 equated monthly installment of INR 3,409,091 (USD 45,258) starting from 30th November, 2018 till 31st August, 2020.

(e) In light of the stress in the financial sector caused by the COVID-19 pandemic, the Tenure shall stand extended by 12 (twelve) months starting from September, 2020. The extension has come after the reporting date.

(f) There is no continuing overdue as on date of signing of balance sheet

(h) Loan from Hero Fincorp

(i)	Term loan amounting to Nil (previous year Nil) is secured by:

(a) Exclusive charge over land & building and entire equipment of Begusarai Hospital immovable properties and measuring 34.188 decimal and situated at Thana no.557, Tauji no. 827, 3665, 3666 Khata no,134,1 & 5, Khasra no,912,914 and 913, Mauza Keshave, Anchal Barauni, Begusarai, Bihar together with building & structure thereon, both present and future owned by the LLP.

(b) Exclusive charge on cash flow of the company

(c) Escrow of routing of receivables from digital dispensaries openend in Odisha

(d) Personal guarantee of Dr. Syed Sabahat Azim, Richa Sana Azim and corporate guarantee of Glocal Healthcare Systems Private Limited (partner in the LLP).

(ii)

The term loan has been sanctioned for INR 70,000,000 (USD 929,306) as working capital loan & INR 60,000,000 (USD 796,548) as term loan for capex requirements- production & expansion of digital dispensary business and takeover of existing term loan from SIDBI & IIFL respectively.

(iii)	Above term loan is carries an interest of Hero Fincorp Prime Lending Rate @ 13% p.a. at monthly rests

(i) Overdue payment of loan

Particulars	Principal Amount	( IN USD) Interest Amount	Period
Allahabad Bank Loan
TL-1	394,117	226,182	1.Principal Amount due from June 2018 2.Interest amount due from March 2019
TL-2	256,965	152,985
TL-3	491,216	344,725	1.Principal Amount due from June 2018 2.Interest amount due from January 2019
TL-4	373,050	390,837	1.Principal Amount due from July 2018 2.Interest amount due from January 2019
TL-5	1,059,409	778,657	1. Principal & Interest due from Janurary’2019 to March 2020

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

4 Long-term borrowings (Continued)

Particulars	Principal Amount	( IN USD) Interest Amount	Period
Caspian Impact Investments Private Limited (Refer point “f” above)	331,895	33,278	Feruary 2019 to March 2020
Blacksoil Capital Private Limited (Refer point “h” above)	135,775	12,393	January 2019 to March 2020
National Skill Development Corporation (NSDC)	346,783	130,903	April 2019 to March 2020
Small Industries Development Bank Ltd.	15,931	15,912	January 2020 to February 2020
Total	3,405,142	5,491,013

There is no continuing overdue in respect of loan from Caspian Impact Investments Private limited & Black soil Private Limited as on date of signing of balance sheet.

(k) As per circular DOR.No.BP.BC.47/21.04.048/2019-20 dated March 27, 2020 regulatory measures were announced by RBI to mitigate the burden of debt servicing brought about by disruptions on account of COVID-19 pandemic by granting a moratorium of three months on payment of all instalments falling due between March 1, 2020 and May 31, 2020. Further, this relief is extended till August 31, 2020 and this pacakage has been taken up the company and installments has been rescheduled accordingly.

5 Provisions

				Amount in USD
	Long-term		Short-term
	31 March 2020	31 March 2019	31 March 2020	31 March 2019
Provision for employee benefits
Gratuity Compensated	78,161	66,285	3,322	3,683
Absences	51,524	44,916	2,471	3,073

	129,685	111,200	5,793	6,756

Other provisions
Provision for Income
Tax	–	–	1,859	2,013

	–	–	1,859	2,013

	129,685	111,200	7,651	8,769

5.1

Actuarial valaution has not been done for non-operative LLP’s and LLP’s which are given on O&M or where there are no employees as on March 31, 2020. Hence, for those LLP’s closing balance is taken as it is from March 31, 2019. Name of LLP’s for whom Acturial valuation was done in March 31, 2019 but not done in March 31, 2020 as as follows:

a.	GHSPL JEYPORE Healthcare LLP

b.	GHSPL SAMBHAV KNJ Healthcare LLP

c.	GHSPL MUZF Super Speciality Healthcare LLP

d.	GHSPL MDPR Super Speciality Healthcare LLP

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

6 Short-term borrowings

	31 March 2020	31 March 2019
Cash credit facilities from bank (secured)	1,117,699	1,336,656
Unsecured loan
- loan from Hero Fincorp Ltd	929,306	431,339
- loan from related party (refer note 35)	373,962	406,005
- loan from directors (refer note 35)	20,312	28,468
- loan from others	1,451,329	1,740,725

	3,892,608	3,943,193

6.1(i)

Cash credit facilities from Allahabad Bank has been sanctioned with a limit of INR 50,000,000 (USD 663,790) (for working capital requirement of the five existing operational hospitals of the Company with a margin of 25%) and is secured by first and exclusive charge of hypothecation of all the current assets of the five units and administrative office of the Company (both present and future). Further, secured by (along with bank guarantee) second charge on land and building, plant and machineries and other fixed assets of the five existing operational hospitals under the Company’s direct ownership (both present and future). The cash credit facilitities carry an interest rate of one year MCLR plus 3.10% p.a. computed on a monthly basis on the actual amount utilised and are repayable as and when due.

(ii)

During the financial year ended 31 March 2020, the Group has availed cash credit facilities from Allahabad Bank for Amroha, Krishnanagar, Jeypore, Begusarai, Bhagalpur, Medinapur, Malda, Bhangar, Basti and Muzafarpur LLP’s. Cash Credit from Allahabad Bank has been sanctioned with a limit of INR 30,000,000 (USD 398,287.15) and is secured by stock (margin of 25% on stocks and 40% on book debts upto 90 days old). The cash credit facilities carry an interest rate of 1 year Allahabad Bank MCLR + 4.10% p.a. computed on a monthly basis on the actual amount utilised and are repayable on demand.

(iii)

The company has been disputing the EMIs being deducted by Allahabad bank since 2017 in respect to hospital projects that have not achieved COD especially as the disbursal also started late. The Bank and the company are entering into a restructuring proposal to resolve this issue. The Techno Economic viability report with positive recommendation has been submitted by Dun & Bradstreet which was appointed by bank to examine and report on the viability and Independent Credit Rating has been given by the approved rating agency. It is expected that the restructuring process will be completed in 2021. During this time the loan has been classified by the Bank as NPA pending closure of restructuring process.

6.2	Interest free loan taken from directors and related parties are repayable on demand.

6.3	a. Loan taken from others is repayable on demand.

b.	Loan taken from others carries an interest rate of 12% to 15% p.a. (except for three parties)

6.4	Loan from Hero Fincorp

(i)	Term loan amounting to INR 70,000,000 (USD 929,306) [previous year INR 30,000,000 (USD 431,339)] is secured by:

(a) Exclusive charge over land & building and entire equipment of Begusarai Hospital immovable properties and measuring 34.188 decimal and situated at Thana no.557, Tauji no.827,3665,3666 Khata no,134,1 & 5, Khasra no,912,914 and 913, Mauza Keshave, Anchal Barauni, Begusarai, Bihar together with building & structure thereon, both present and future owned by the LLP.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

6 Short-term borrowings (Continued)

(b) Exclusive charge on cash flow of the company

(c) Escrow of routing of receivables from digital dispensaries openend in Odisha

(d) Personal guarantee of Dr. Syed Sabahat Azim, Richa Sana Azim and corporate guarantee of Glocal Healthcare Systems Private Limited (partner in the LLP).

(ii)

The term loan has been sanctioned for INR 70,000,000 (USD 929,306) as working capital loan & INR 60,000,000 (USD 862,678) as term loan for capex requirements- production & expansion of digital dispensary business and takeover of existing term loan from SIDBI & IIFL respectively. The term loan facility for takeover of loan from SIDBI & IIFL has not been availed and hence got expired. So the charge created against immovable property is still lying with SIDBI.

(iii)	Above term loan is carries an interest of Hero Fincorp Prime Lending Rate @ 13% p.a. at monthly rests

(iv)	The repayment of loan has not started yet.

(v)

As per circular DOR.No.BP.BC.47/21.04.048/2019-20 dated March 27, 2020 regulatory measures were announced by RBI to mitigate the burden of debt servicing brought about by disruptions on account of COVID-19 pandemic by granting a moratorium of three months on payment of all instalments falling due between March 1, 2020 and May 31, 2020. Further, this relief is extended till August 31, 2020 and this pacakage has been taken up the company and installments has been rescheduled accordingly.

7 Trade payables

	31 March 2020	31 March 2019
Total outstanding dues of micro enterprises and small enterprises	–	–
Total outstanding dues of creditors other than micro enterprises and small enterprises	1,471,145	2,418,496

	1,471,145	2,418,496

7.1	For dues to micro and small suppliers, refer to note 31

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

8 Other current liabilities

	31 March 2020	31 March 2019
Current maturities of long-term debts (refer note 4)	18,776,995	9,619,832
Interest accrued and due on term loans	2,275,228	596,171
Interest accrued and due on cash credit	145,101	–
Interest accrued and due on equipment loan	32,465	19,072
Interest accrued and due on other loan	118,523	–
Interest accrued but not due on debentures	–	158,953
Interest accrued but and due on debentures	182,050	–
Creditors for capital goods	178,446	717,026
Employee benefits payable	539,903	911,934
Advance from TPA & Customers	431,960	431,339
Partner’s Current A/c	17,259	18,691
Statutory dues payable
Provident fund	274,585	176,766
Professional tax	12,484	10,175
Employee state insurance payable	166,695	150,015
Tax deducted at source payable	327,555	457,415
Goods and services tax payable	88,504	207,322
Unearned revenue	131,424	341,605
Advance from patients and others	7,220	35,623
Other liabilities/ payables	128,565	49,409

	23,834,963	13,901,348

i. Major clients of the company are ESIC, PSU’s and various other government departments. There has been major delay in receipt of payment from their side which is creating challenges for the company to meet its operational expenses which includes statutory obligations also.

8.1	Due to this financial crunch there has been continuing delay in payment of statutory dues on the part of the company.

ii. As per Income Tax Act tax is to be deducted on payment or credit whichever is earlier, ignoring the fact whether payment has been made or not. Hence, TDS liability is deposited in respect of those to whom payment has been made.

8.2	Advance receipt of INR 30 mm from S.S Earth Moving Mining was for setup of dispensary setup in their mining area. But no space was allocated to us by them, hence setup is not done.

8.3	Advance include amount received from African medical supply for supply of Digital Dispensary setup but due to COVID outbreakup same couldnot be fulfilled

8.4

Regarding interest accrued and due on term loan taken from Allahabad bank,the company has been disputing the EMIs being deducted by the bank since 2017 in respect to hospital projects, that have not achieved COD especially as the disbursal also started late. The Bank and the company are entering into a restructuring proposal to resolve this issue. The Techno Economic viability report with positive recommendation has been submitted by Dun & Bradstreet which was appointed by bank to examine and report on the viability and Independent Credit Rating has been given by the approved rating agency. It is expected that the restructuring process will be completed in 2021. During this time the loan has been classified by the Bank as technical NPA pending closure of restructuring process. As the account has been declared technical NPA by the bank so no interest has been charged by the bank but following the concept of mercantile system of accounting interest on term loan from Allahabad Bank

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

8 Other current liabilities (Continued)

and interest on cash credit limit has been calculated and charged in expenses. This interest has been classified as Interest accured and due under other current liabilities.

9 Goodwill

	31 March 2020	31 March 2019
Opening balance	598,136	639,580
Amortisation of Goodwill	(95,982)	–
Forex Adjustment	(42,172)	(41,444)

Closing balance	459,982	598,136

12 Long-term loans and advances

	31 March 2020	31 March 2019
(Unsecured and considered good)
To parties other than related parties
(a) Capital advances	544,996	559,029
(b) Security deposits	166,558	179,882

	711,553	738,911
(c) Other loans and advances
TDS receivables	413,507	398,097

	413,507	398,097

	1,125,061	1,137,008

13 Other non-current assets

	31 March 2020	31 March 2019
(Unsecured and considered good)
Bank deposits (due to mature after 12 months from the reporting date) [refer note 16]*	19,289	47,989
Balance with government authorities	661	716
Interest accrued on bank deposits	41	4,999
Interest accrued on electricity deposits	636	688

	20,626	54,393

14 Inventories

(Valued at lower of cost and net realisable value)
Stock of digital dispensary	51,168	–
Stock of medicines and medical consumables	214,162	247,135
Stores and spares	3,966	12,529

	269,296	259,664

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

15 Trade receivables

Receivables outstanding for a period exceeding six months from the date they become due for payment

(a) Unsecured and considered good	1,520,746	2,289,379
(b) Doubtful	434,940	471,048
Less: Provision for doubtful receivables	(434,940)	(471,048)

	1,520,746	2,289,379
Other receivables
(a) Unsecured, considered good	3,199,210	968,194

	4,719,956	3,257,573

16 Cash and bank balances

	31 March 2020	31 March 2019
Cash and cash equivalents
Cash on hand	32,083	41,300
Balance with banks:
On current accounts	71,853	551,025
On deposit accounts (with original maturity of 3 months or less)	7,965	359

	111,901	592,684
Other bank balances:
Deposits in banks with maturity of more than 3 months but less than 12 months*	59,965	28,515

	171,867	621,199

*	Bank deposits of USD 13,276 (31 March 2019: USD 14,378) have been pledged with Black Soil as security for term loan
*	Bank deposits of USD 30,421 (31 March 2019: USD 44,323) have been given as cash margin to banks for issuing bank guarantees to government authorities.

17 Short-term loans and advances

(Unsecured and considered good)
To parties other than related parties
Security deposits	37,376	40,479
Prepaid expenses	2,652	3,378
Advance for supply of goods and services	493,214	221,913
Advance to doctors	26,339	14,513
Advances to employees	396,399	99,368
Advances to others	52,262	39,000

	1,008,242	418,651

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

18 Other current assets

(Unsecured and considered good)
Interest accrued on bank deposits	16,261	6,030
Government grant receivable	492,567	309,455
Unbilled revenue	3,786	27,472

	512,613	342,956

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

10 Property, Plant & Equipment

	Freehold land	Leasehold land	Buildings	Electrical equipment	Medical & surgical equipments	Furniture and fixtures	Vehicles	Office equipment	Computers and accessories	Total
Gross block
As at 1 April 2018	6,058,520	32,426	20,286,052	930,781	4,066,207	684,259	13,958	190,944	347,028	32,610,176
Adjustments	–	–	–	–	–	–	–	–	–	–
Additions	–	–	112,135	491	20,382	3,451	–	350	2,418	139,225
Disposals	–	–	–	–	13,390	284	–	89	–	13,763
Forex Adjustment	(392,584)	(2,101)	(1,318,141)	(60,329)	(290,491)	(45,009)	(904)	(12,560)	(22,565)	(2,144,684)

As at 31 March 2019	5,665,936	30,325	19,080,046	870,943	3,809,487	642,984	13,054	178,824	326,881	30,618,480

As at 1 April 2019	5,665,936	30,325	19,080,046	870,943	3,809,487	642,984	13,054	178,824	326,881	30,618,480
Adjustment	–	–	–	–	–	–	–	–	–	–
Additions	–	–	–	16,981	52,856	1,683	–	1,750	1,651	74,921
Discard/Disposals	–	–	–	–	–	–	–	–	–	–
Forex Adjustment	(434,327)	(2,325)	(1,462,597)	(67,414)	(294,045)	(49,353)	(1,001)	(13,775)	(25,121)	(2,349,956)

As at 31 March 2020	5,231,609	28,001	17,617,449	820,510	3,568,298	595,315	12,053	166,799	303,411	28,343,444

Accumulated depreciation
As at 1 April 2018	–	3,588	1,339,858	239,065	741,386	254,169	7,055	95,186	236,580	2,916,887
Depreciation for the year	–	1,156	316,919	92,589	287,994	57,194	1,485	10,054	43,809	811,200
Accumulated depreciation on disposals	–	–	–	–	2,692	83	–	59	–	2,834
Forex Adjustment	–	(270)	(97,089)	(18,491)	(62,668)	(18,486)	(505)	(6,610)	(16,749)	(220,869)

As at 31 March 2019	–	4,474	1,559,688	313,163	969,404	292,960	8,035	98,688	263,640	3,510,052

As at 1 April 2019	–	4,474	1,559,688	313,163	969,404	292,960	8,035	98,688	263,640	3,510,052
Depreciation for the year	–	1,074	296,259	84,338	274,743	52,971	838	8,730	33,945	752,899
Accumulated depreciation on disposals	–	–	–	–	–	–	–	–	–	–
Forex Adjustment	–	(384)	(130,914)	(27,238)	(84,841)	(24,487)	(648)	(7,900)	(21,511)	(297,923)

As at 31 March 2020	–	5,164	1,725,033	370,263	1,159,306	321,444	8,225	99,519	276,075	3,965,028

Net block
31 March 2019	5,665,936	25,851	17,520,358	557,779	2,840,084	350,024	5,019	80,135	63,240	27,108,428

31 March 2020	5,231,609	22,837	15,892,417	450,247	2,408,992	273,870	3,828	67,280	27,336	24,378,417

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

11 Intangible assets

Amount in USD

	Computer software (internally generated platform/applications)	Computer software	Trademark	Content development	Total
Gross block
As at 1 April 2018	2,206,079	495,707	246	468,139	3,170,171
Additions	1,203,852	–	–	–	1,203,852
Deletions	–	–	–	–
Forex Adjustment	(181,955)	(32,121)	(16)	(30,335)	(244,427)

As at 31 March 2019	3,227,976	463,586	230	437,804	4,129,596

As at 1 April 2019	3,227,976	463,586	230	437,804	4,129,596
Additions (refer note)	663,573	–	–	–	663,573
Deletions	–	–	–	–	–
Forex Adjustment	(272,877)	(35,537)	(18)	(33,560)	(341,991)

As at 31 March 2020	3,618,673	428,050	212	404,244	4,451,178

Amortisation
As at 1 April 2018	401,396	239,159	111	191,378	832,044
Amortisation for the year	219,398	61,881	48	90,493	371,820
Deletions	–	–	–	–	–
Forex Adjustment	(33,118)	(17,502)	(9)	(15,333)	(65,962)

As at 31 March 2019	587,676	283,538	150	266,538	1,137,902

As at 1 April 2019	587,676	283,538	150	266,538	1,137,902
Amortisation for the year	414,315	57,490	44	84,071	555,920
Deletions	–	–	–	–
Forex Adjustment	75,249	(79,225)	(56)	(104,503)	(108,534)

As at 31 March 2020	1,077,240	261,804	138	246,106	1,585,288

Net block
31 March 2019	2,640,301	180,048	80	171,266	2,991,695
31 March 2020	2,541,433	166,246	74	158,137	2,865,890

HeloLYF application is internally developed by the company and it’s been recognized by the UN, WEF etc. The Company have incurred cost for further developments and enhancements in the current year. The company is generating revenue from sale of the licences. The Company has capitalised the expense incurred post the technical feasibility of the application is established and the company would receive economic benefits through the licencing to the customers.

In the current year Rs. 48,067,844 (USD 638,139) has been capitalised towards new added features and upgradation in the software. The application is amortised over a period of 5 years based on estimated useful by management.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

19 Revenue from operations

		Amount in USD
	31 March 2020	31 March 2019
Sale of services:
Income from hospital services	4,534,912	4,909,053
Income from training fees	–	17,622
Income from digital dispensary consultancy	1,226,063	964,183
Income from consultancy	–	10,448

Sale of goods:
Sale of pharmacy/ medicines	746,317	930,339
Sale of digital dispensary (net of Sales return USD 545,714 (31 March 2019: 365,378))	2,191,804	21,510

Other operating revenue:
Income from government grant	256,771	352,077
Miscellaneous income	101,477	15,751

	9,057,344	7,220,982

19.1

During the year company has entered into revenue sharing arrangement, the contractual arrangement is on principal to principal basis for hospital at Bolpur, Sonamukhi, Malda, Jeypore & Mednipore. These hospitals were earlier operated by Company itself. The non-refundable deposit is recognised as revenue at time of entering into contract and include under income from hospital services.

19.2

Income from government grant represents interest and tax subsidy from government of Bihar under Bihar Industrial Investment Promotion Act, 2016. Interest subsidy is available to GHSPL Muzafarpur Healthcare LLP, GHSPL Bhaglpur Healtcare LLP & GHSPL Begusari Healthcare LLP on the term loan availed by the LLP from Allahabad Bank & State Industrial Development Bank of India.

20 Other income

Interest on bank deposits	6,994	9,956
Interest on income tax refund	18,521	2,556
Provision/ liability no longer required written back	2,109,763	41,727
Miscellaneous income	868	2,966

	2,136,145	57,205

21 Purchases

		Amount in USD
	31 March 2020	31 March 2019
Medicines and medical consumables	898,589	1,094,256
Purchase of digital dispensary	63,122	144,826

	961,711	1,239,083

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

22 Course operating expenses

Training cost/ professional fees	–	–
Fooding and lodging	–	–
Externship expenses	–	–

	–	–

23 Changes in inventories

Inventory at the beginning of the year	237,285	204,744
Inventory at the end of the year	275,905	255,410

	(38,620)	(50,666)

24 Employee benefits expense

Salaries, wages and bonus	1,291,639	1,962,288
Contribution to provident and other funds	110,974	178,045
Staff welfare expenses	35,132	27,215

	1,437,745	2,167,548

25 Finance costs

	31 March 2020	31 March 2019
Interest expense on:
- debenture	38,743	448,909
- term loan	1,918,935	1,825,196
- other loan	93,988	126,817
- Cash credit	144,621	130,832
- finance lease	–	109
Other borrowing costs	530,982	517,794

	2,727,269	3,049,659
Less: Borrowing costs capita lised to qualifying assets	(577,095)	(271,061)

	2,150,174	2,778,598

25.1

Interest expenses has been calculated as per contractual term mentioned in sanction letter of Banks/ Financial Intitutions. The company is in discussion with Allahabad Bank for restructuring and other financial institutions for rescheduling of the repayment terms. The management beliefs that no penal interest will be charged by the banks & financial institution and hence no provision has been recognised in the statement of profit & loss.

26 Depreciation and amortisaton

Depreciation of property, plant and equipment (PPE	752,899	811,200
Amortisation of Goodwill	95,982	–
Amortisation of intangible assets	555,920	371,820

	1,404,801	1,183,020

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

27 Other expenses

	31 March 2020	Amount in USD 31 March 2019
Consumption of stores and spares	6,445	46,321
Housekeeping expenses	95,406	146,309
Assets/Receivable written off	7,015	–
Power and fuel	176,237	337,314
Rates and taxes	30,818	27,634
Rent (refer note 36)
- equipments	3,918	58,294
- others	94,755	150,103
Patient food expenses	68,707	108,387
Professional fees:
- to doctors	1,579,504	2,320,968
- to others	13,482	8,226
Repairs to building	72,581	52,990
Repairs to surgical/medical equipments/machinery	47,845	44,960
Repairs to others	8,222	12,425
Payment to auditors *	26,329	24,555
Travelling and conveyance expenses	168,930	325,064
Advertisement and sales promotion	231,583	422,016
Testing expenses	60,538	90,702
Printing and stationery	30,137	60,508
Telephone and communication expenses	60,786	44,474
Miscellaneous expenses	87,675	145,850

	2,870,913	4,427,102

*	Payment to auditors

As auditor
Statutory audit	21,501	19,503
Tax audit	3,313	5,052
Reimbursement of Expenses	1,515	–

	26,329	24,555

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

28 Earnings/ (loss) per share

	31 March 2020	Amount in USD 31 March 2019
Particulars
(Loss) attributable to equity shareholders (a)	2,383,964	(4,010,368)
Less: Dividend on cumulative compulsorily convertible preference shares and tax thereon (b)	1,976,118	1,199,941
Net (loss) adjusted for the effects of dilutive potential equity shares for calculation of diluted EPS [(c) = (a) - (b)]	407,846	(5,210,308)
Weighted average number of equity shares of face value of INR 10 each outstanding during the year (used for calculating Basic EPS) (d)	492,904	492,904
Add: Effect of potential equity shares to be issued under Compulsory	4,152,535	652,947
Convertible Preference Shares (e)
Weighted average number of equity shares of face value of INR 10 each outstanding during the year (used for calculating Diluted EPS) [(f) = (d) + (e)]	4,645,439	1,145,851
Basic earnings per share of INR 10 each [(g)= (a)/(d)]	4.84	(8.14)
Diluted earnings per share of INR 10 each [(h) = (c)/(f)]**	0.09	(8.14)

**

Considering the impact of weighted average number of potential equity shares on account of compulsorily convertible preference shares in computation of Diluted EPS for F.Y 2018-19, the same becomes Anti-Dilutive. Accordingly Diluted EPS is equal to Basic EPS as shown above for the F.Y.2018-19.

29 Contingent liability and commitments

	31 March 2020	31 March 2019
(to the extent not provided for)
(a) Claims against the company not acknowledged as debts
(i) Bank guarantee	156,570	235,385
(ii) Claims not acknowledged as debts (in respect of compensation demanded by the patients/ their relatives for deficiency in service)	106,777	115,642
(iii) Arrear dividends on cumulative convertible preference shares (net of tax) from the date of issue to balance sheet date	1,107,958	1,199,941
(iv) Others claims against the company not acknowledged as debts	–	–
- Income tax matters	295,874	320,437

	1,667,179	1,871,405

(b) Commitments:
(i) Estimated amount of contracts remaining to be executed on capital account and not provided for	9,617	114,405

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

30 Deferred tax asset/ (liability)

	31 March 2020	Amount in USD 31 March 2019
Deferred tax liability
Difference between net book value of depreciable assets as per books and written down value as per Income tax Act, 1961	(3,990,796)	(4,301,893)

Deferred tax asset
Provision for employee benefits	50,613	78,997
Losses carried forward in tax returns (including current year Business losses & Unabsorbed Depreciation)	8,001,724	10,499,935
Provision for doubtful receivables	113,084	70,389
Others	595,529	78,550

	8,760,951	10,727,871

Deferred tax asset/(liability) recognised (to the extent of deferred tax liability above)	–	–

Note: As per Accounting Standard 22 on Accounting for taxes on income, the Group would have deferred tax assets as at 31 March 2020 primarily comprising of carried forward losses and unabsorbed depreciation under tax laws. However in the absence of virtual certainty of realisation of this asset, the management is of the view that it is prudent not to recognise deferred tax asset as at 31 March 2020. Accordingly, the net deferred tax asset of USD 4,770,155 (31 March 2019 USD 6,425,978) is not recognised in the financial statements as at 31 March 2020.

31 There are no Micro, Small & Medium Enterprises, to whom the Company owes dues, which are outstanding for more than 45 days as 31 March 2020. The information as required to be disclosed under the Micro, Small and Medium Enterprises Development Act, 2006 (MSMED) has been determined to the extent such parties have been identified on the basis of information available with the Company.

	31 March 2020	31 March 2019
(a) The principal amount and the interest due thereon remaining unpaid to micro and small suppliers at the end of each accounting year

- Principal	Nil	Nil
- Interest	Nil	Nil

(b) The amount of interest paid by the buyer in terms of section 16 of the Micro, Small and Medium Enterprises Development Act, 2006, along with the amount of the payment made to the supplier beyond the appointed day during each accounting year;

	Nil	Nil

(c) The amount of interest due and payable for the period of delay in making payment (which have been paid but beyond the appointed day during the year) but without adding the interest specified under MSMED;

	Nil	Nil

(d) The amount of interest accrued and remaining unpaid at the end of each accounting year;	Nil	Nil

(e) The amount of further interest remaining due and payable even in the succeeding years, until such date when the interest dues above are actually paid to the small enterprise for the purpose of disallowance as a deductible expenditure under Section 23 of MSMED.

	Nil	Nil

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

32 Employee benefits

Defined contribution plans

The Group makes contributions, determined as a specified percentage of employee salaries, in respect of qualifying employees towards Provident fund, which is a defined contribution plan. The Group has no obligations other than to make the specified contributions.

The contributions are charged to the Statement of Profit and Loss as they accrue. The amount recognised as an expense towards contribution to Provident fund for the year aggregated to USD 84667 (previous year USD 82047).

Defined benefit plan

The group operates one post-employment defined benefit plan for gratuity. The gratuity plan entitles an employee, who has rendered at least five years of continuous service, to receive one-half month’s salary for each year of completed service at the time of retirement/exit. Refer Note 5.1.

			Amount in USD
Sl. No.	Particulars	31 March 2020 Gratuity (unfunded)	31 March 2019 Gratuity (unfunded)
(i)	Net Asset / (liability) recognised in Consolidated Balance Sheet as at the
	Present value of defined obligation at year end	75,724	69,968
	Fair value of plan assets at year end
	Net Asset / (liability) recognised in the consolidated balance sheet	(75,724)	(69,968)
(ii)	Components of employer expense
	Current service costs	19,071	26,864
	Interest costs	4,559	6,589
	Actuarial loss/(gain) recognised	(6,118)	(46,762)
	Past service cost	–	55
	Expense recognised in the Consolidated Statement of Profit and Loss The gratuity expenses have been recognised in ‘Employee benefits expense’ under note 24	17,511	(13,254)

(iii)	Change in defined benefit obligations
	Obligation at beginning of the year	63,773	88,530
	Service cost	19,071	26,864
	Past service cost	–	55
	Interest cost	4,559	6,589
	Actuarial loss/(gain) recognised	(6,118)	(46,762)
	Benefits paid	–	–
	Defined benefit obligation at end of the year	75,724	69,968

(iv)	Assumptions
	Discount rate	7.70%	7.70%
	Salary increase	6.5% to 10%	6.5% to 10%
	Mortality rate	IALM 06-08 Ultimate	IALM 06-08 Ultimate
	Withdrawal rate	2.00% to 7.20% p.a.	2.00% to 7.20% p.a.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

32 Employee benefits (Continued)

Amount in USD
Sl. No.	Particulars	31 March 2020 Gratuity (unfunded)	31 March 2019 Gratuity (unfunded)

(v)	The estimates of future salary increases, considered in actuarial valuation, take into account inflation, seniority, promotions and other relevant factors.

(vi)	Discount rate is based on the prevailing market yield of Indian Government securities as at the year end for the estimated term of the obligation. The calculation of the defined benefit obligation is sensitive to the mortality assumptions.

Sl. No	Particulars	31 March 2020	31 March 2019	31 March 2018	31 March 2017	31 March 2016
(vii)	Experience history - Amount of current and previous four years
	Defined benefit obligation at the end of the year	75,724	69,968	88,530	71,529	48,956
	Plan assets at the end of the year	–	–	–	–	–
	Surplus/(deficit)	(75,724)	(69,968)	(88,530)	(71,529)	(48,956)
	Experience gain/(loss) adjustment on plan liabilities	25,124	27,210	13,215	14,691	10,894
	Actuarial (gain)/loss due to change in assumption	(31,008)	(32,283)	(35,950)	–	–
	Experience (gain)/loss adjustment on plan assets	–	–	–	–	–

33 Disclosure under Section 186 of the Companies Act 2013

The operations of the Group are classified as ‘infrastructure facilities’ as defined under Schedule VI to the Act. Accordingly, the disclosure requirements specified in sub-section 4 of Section 186 of the Act in respect of loans given, investment made or guarantee given or security provided and the related disclosures on purposes/ utilisation by recipient companies, are not applicable to the Group.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

34 Minority interest

The following table summarises the information relating to Group’s subsidiaries and the carrying value of minority interests:

			Amount in USD
Name of the LLPs	Minority % 31 March 2020	Minority % 31 March 2019	31 March 2020	31 March 2019
GHSPL BEGUSARAI Healthcare LLP	5%	5%	30,168	23,506
GHSPL BGLP Super Speciality Healthcare LLP	35%	35%	344,304	303,399
GHSPL FATEHPUR Super Speciality Healthcare LLP	35%	35%	37,148	37,148
GHSPL JEYPORE Healthcare LLP	35%	35%	396,836	409,385
GHSPL SAMBHAV KNJ Healthcare LLP	35%	35%	75,317	114,676
GHSPL MLD Super Speciality Healthcare LLP	22%	22%	90,740	44,578
GHSPL MUZF Super Speciality Healthcare LLP	38%	38%	453,144	476,402
GHSPL MDPR Super Speciality Healthcare LLP	2%	2%	58,753	54,513
GHSPL PRN Super Speciality Healthcare LLP	24%	24%	190,007	190,007
GHSPL BHNGAR Super Speciality Healthcare LLP	11%	11%	52,008	52,008

			1,728,427	1,705,624

35 Related Party disclosures in accordance with Accounting Standard 18 prescribed under Section 133 of the Companies Act, 2013 (‘Act’) read with Rule 7 of the Companies (Accounts) Rules, 2014.

(a) List of Related parties

(i) Key management personnel

Dr. Syed Sabahat Azim

Mrs. Richa Sana Azim

Mr. Gautam Chowdhury

Mr. Ashutosh Kumar Shrivastava

Mr. Paresh Singhal

(ii) Partner in Limited Liability Partnership firms

Dr. Hemant Kumar (partner in GHSPL Begusarai Healthcare LLP)

Dr. Mahesh Kumar (partner in GHSPL BGLP Super Speciality Healthcare LLP)

Mr. Ragaba Mohapatro (partner in GHSPL Jeypore Healthcare LLP)

Dr. Mahmudul Hassan (partner in GHSPL MUZF Super Speciality Healthcare LLP)

Sumaiyah Hassan (partner in GHSPL MUZF Super Speciality Healthcare LLP)

Heena Bazmi (partner in GHSPL MUZF Super Speciality Healthcare LLP)

Sambhav Learning Private Limited (partner in GHSPL Sambhav KNJ Healthcare LLP and GHSPL SAMBHAV RP Healthcare LLP)

Ratan Guha (partner in GHSPL MDPR Super Speciality Healthcare LLP)

Shahnaz Begum (partner in GHSPL BHNGAR Super Speciality Healthcare LLP)

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

35 Related Party disclosures in accordance with Accounting Standard 18 prescribed under Section 133 of the Companies Act, 2013 (‘Act’) read with Rule 7 of the Companies (Accounts) Rules, 2014. (Continued)

Mohammed Jamal Khan (partner in GHSPL BHNGAR Super Speciality Healthcare LLP)

Mohammad Amjad Khan (partner in GHSPL BHNGAR Super Speciality Healthcare LLP)

Mohammad Akbar Khan (partner in GHSPL BHNGAR Super Speciality Healthcare LLP)

Good Deal Mercantile Pvt Ltd (partner in GHSPL PRN Super Speciality Healthcare LLP)

Jinia Dasgupta (partner in GHSPL MLD Super Speciality Healthcare LLP)

Suraj Agarwal (partner in GHSPL MLD Super Speciality Healthcare LLP)

Ankush Agarwala (partner in GHSPL MLD Super Speciality Healthcare LLP)

Sairal Agarwal (partner in GHSPL MLD Super Speciality Healthcare LLP)

Rahul Agarwala (partner in GHSPL MLD Super Speciality Healthcare LLP)

(iii) Enterprise over which directors have significant influence

Kimberlite Social Infra Private Limited

(iv) Relative of key managerial personel

Ms. Sarwat Azim (Sister of Dr. Syed Sabahat Azim)

Sampa Guha(Relative Of Ratam Guha)

Transaction with related parties during the year

						Amount in USD
Sl. No.	Particulars	Key management personnel and their relatives		Enterprise over which directors have significant influence		Partners in LLP
		2019-20	2018-19	2019-20	2018-19	2019-20	2018-19
1 Remuneration
	Dr. Syed Sabahat Azim	65,271	70,257	–	–
	Mrs. Richa Sana Azim	47,121	50,720	–	–
	Gautam Chowdhury	52,379	56,380
	Mr. Ashutosh Kumar Shrivastava	–	31,322

2 Short-term borrowings (taken)
	Kimberlite Social Infra Private Limited	–	–	200,862	–
	Mrs. Richa Sana Azim	–	743
	Sampa Guha (relative of partner- Ratan Guha)					49,234	29,422

3 Short-term borrowings- repaid
	Kimberlite Social Infra Private Limited	–	–	794	–
	Mrs. Richa Sana Azim	6,212	–
	Gautam Chowdhury	9,443	11,858

4 Contribution Received
	Dr Mahmudul Hassan						22,289
	Sumaiyah Hassan						17,831

5 Advance for supply of goods & services
	Ragaba Mohapatro					1,380

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

35 Related Party disclosures in accordance with Accounting Standard 18 prescribed under Section 133 of the Companies Act, 2013 (‘Act’) read with Rule 7 of the Companies (Accounts) Rules, 2014. (Continued)

Balances outstanding at the end of the year

						Amount in USD
Sl. No.	Particulars	Key management personnel and their relatives		Enterprise over which directors have significant influence		Partners in LLP
		2019-20	2018-19	2019-20	2018-19	2019-20	2018-19
1 Remuneration payable
	Dr. Syed Sabahat Azim	41,457	42,613	–	–
	Mrs. Richa Sana Azim	50,208	27,553	–	–
	Gautam Chowdhury
	Mr. Ashutosh Kumar Shrivastava

2 Short-term borrowings
	Kimberlite Social Infra Private Limited	–	–	368,503	190,724
	Richa Sana Azim	11,948	19,410
	Gautam Chowdhury	6,040	16,376
	Paresh Singhal	11,284	12,221
	Paresh Singhal(Ficus)	8,364	9,058
	Dr Mahesh Kumar					19,914	21,567
	Sampa Guha (relative of partner- Ratan Guha)					73,633	28,468

3 Capital Contribution
	Dr. Hemant Kumar					15,931	17,254
	Dr. Hemant Kumar (current account)					17,259	18,691
	Dr Mahesh Kumar					195,482	211,711
	Ragaba Mohapatro					185,861	201,291
	Ratan Guha					26,552	28,756
	Dr Mahmudul Hassan					172,585	186,913
	Heena Bazmi					19,914	21,567
	Sumaiyah Hassan					35,845	38,820
	Sambhav Learning Private Limited					238,964	258,803
	Jinia Dasgupta					39,827	43,134
	Dr. Parwez Khan					33,190	35,945
	Shahnaz Begum and others					46,465	50,323
	Good Deal Mercantile Pvt Ltd					169,758	183,851

4 Advance for supply of goods & services
	Ragaba Mohapatro					1,328	–

36 The Company has entered into lease agreements for office premises, residential for doctors accommodations, computers & accessories and medical equipments which are cancelable during the life of the agreement at the option of either party. Minimum lease payments charged during the year to Consolidated Statement of Profit and Loss aggregates USD 98,673 (2018-19: USD 208,397).

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

37 Expenditure in foreingn currency

	31 March 2020	31 March 2019
Interest expense on debenture (net of TDS)	38,743	448,909

38 Income in foreingn currency

Income from Digital dispensary consultancy	2,038,117	–

39 On October 22, 2020, the Company has entered into a business combination agreement with Uphealth Holdings, Inc. The transaction is agreed at a purchase consideration of $171,000,000. Post the consumation of transaction, Uphealth Holdings, Inc. will hold 100% shares in the Company.

40 Segment information in accordance with Accounting Standard 17 prescribed under Section 133 of the Companies Act, 2013 (‘Act’) read with Rule 7 of the Companies (Accounts) Rules, 2014.

As per Accounting Standard 17 on “Segment Reporting”, the Group is engaged in only one primary business of providing medical & healthcare services. There is no other reportable segment other than Medical & Healthcare Services so, reporting under Accounting Standard 17 on “ Segment Reporting” is not applicable on the Group.

In respect of secondary segment information, the Group operates in a single geography (within India), hence no reportable secondary segment information.

41 This note presents the reconciliation of (i) the consolidated balance sheets, consolidated statement of profit and loss and consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the consolidated financial statements of the Company for the year ended 31 March 2019 and 31 March 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the consolidated balance sheets, consolidated statements of operations and statement of comprehensive income and loss and consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below.

41.1 Accounting Policies

(a) Revenue Recognition

The Group derives its revenue primarily from rendering medical and healthcare services. Income from medical and healthcare services comprise income from hospital services and sale of pharma products.

Revenue from hospital and digital consultancy services to patients is recognised as revenue when the related services are rendered unless significant future uncertainties exist. Revenue is also recognised in relation to the services rendered to the patients who are undergoing treatment/observation on the Statement of Financial Position date to the extent of services rendered.

Revenue from sale of medicine and medical consumables within hospital premises is recognised on sale of medicines and similar products to the buyer. The amount of revenue recognised is net of sales returns and trade discounts.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

41 This note presents the reconciliation of (i) the consolidated balance sheets, consolidated statement of profit and loss and consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the consolidated financial statements of the Company for the year ended 31 March 2019 and 31 March 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the consolidated balance sheets, consolidated statements of operations and statement of comprehensive income and loss and consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

Revenue from digital dispensary is recognised when risk and reward of ownership have been transferred to the customer and accepted by the customer, the sale price is fixed or determinable and collectability is reasonably assured.

Unbilled revenue represents value of medical and healthcare services rendered to the patients but not invoiced as at the Statement of Financial Position date.

(b) Liabilities written back

The group assesses its payment of its liabilities at reporting date and write back liabilities that is no longer required and same is recorded in other income.

(c) Research and Development Expenses

The group capitalises the internal and extenal cost incurred after technological feasibility for application development. Other costs including research phase are expensed as incurred by the group.

(d) Employee Benefit

The costs of the defined benefit plans granted to employees charged to the income statement are determined by actuarial calculation.

(e) Preference Shares

Series A preference shares is classified Mezzanine as they are reedemable at the option of the holder in absence of an IPO event/strategic sale not under the control of the Company. Subsequent to the balance sheet date, the investor have waived the reedemtion rights.

Other preference shares are classified as equity as there is no contractual obligation to deliver cash or any other financial asset, and will or may be settled in its own equity instruments.

Transaction costs are deducted from equity, net of associated income tax.

(f) Business Combination

In accordance with ASC Topic 805, “Business combination”, the Company uses the acquisition method of accounting for all business combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their fair values as of the closing date of the acquisition. The Company measures the fair values of the acquired assets and liabilities assumed on the closing date which is the date on which the Company transfers the purchase consideration or definitive control agreement is signed and achieves the control of the acquiree. Intangible assets acquired in a business combination are recognized and reported apart from goodwill if they meet the criteria specified in ASC Topic 805.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

41 This note presents the reconciliation of (i) the consolidated balance sheets, consolidated statement of profit and loss and consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the consolidated financial statements of the Company for the year ended 31 March 2019 and 31 March 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the consolidated balance sheets, consolidated statements of operations and statement of comprehensive income and loss and consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

Acquisition-related costs are recognized as period costs, as incurred, except the costs to issue debt or equity securities which are reduced from the fair value of instruments issued.

Transaction that results in increase or decrease in a group’s/parents ownership interest in a subsidiary without the loss of control are accounted as equity transaction.

(g) Income Taxes

The Company accounts for income taxes in accordance with the asset and liability approach. Deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for net operating loss and tax credit carryforwards. Deferred tax amounts are determined by using the enacted tax rates expected to be in effect when the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance reduces the deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes the effect of uncertain income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to uncertain tax positions in the provision for income taxes in the consolidated statements of operations.

(h) Foreign Currency Translation

The functional currency of the Company’s is the INR.

Accordingly, the subsidiaries remeasure monetary assets and liabilities at period-end exchange rates, while non-monetary items are remeasured at historical rates. Revenue and expense accounts are remeasured at the average exchange rate in effect during the year. Remeasurement adjustments are recognized in the consolidated statements of operations as other income or expense in the year of occurrence. Foreign currency transaction gains and losses were insignificant for all periods presented.

For subsidiaries where the functional currency is a foreign currency, adjustments resulting from translating the financial statements into INR are recorded as a component of accumulated other comprehensive income (loss) in stockholders’ equity. Monetary assets and liabilities denominated in a foreign currency are translated into INR at the exchange rate on the balance sheet date.

Revenue and expenses are translated at the weighted average exchange rates during the period. Equity transactions are translated using historical exchange rates. Foreign currency transaction gains and losses are included in other income (expense), net in the consolidated statements of operations.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

41 This note presents the reconciliation of (i) the consolidated balance sheets, consolidated statement of profit and loss and consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the consolidated financial statements of the Company for the year ended 31 March 2019 and 31 March 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the consolidated balance sheets, consolidated statements of operations and statement of comprehensive income and loss and consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

(i) Comprehensive Income (Loss)

Comprehensive income (loss) refers to net income (loss) and other revenue, expenses, gains and losses that, under generally accepted accounting principles, are recorded as an element of stockholders’ equity but are excluded from the calculation of net income (loss).

(j) Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents

(k) Accounts Receivable and Allowance for Doubtful

Accounts receivable are recorded net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s assessment of its ability to collect on customer accounts receivable. The Company regularly reviews the allowance by considering certain factors such as historical experience, credit quality, age of accounts receivable balances and other known conditions that may affect a customer’s ability to pay. In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet their financial obligations, a specific allowance is recorded against amounts due from the customer which reduces the net recognized receivable to the amount the Company reasonably believe will be collected. The Company writes-off accounts receivable against the allowance when a determination is made that the balance is uncollectible and collection of the receivable is no longer being actively pursued.

(l) Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and amortization.

Depreciation is computed using the straight-line method over the estimated useful life of the related asset. Maintenance and repairs are charged to expenses as incurred.

(m) Impairment or disposal of long-lived assets

The Company accounts for impairment losses on long-lived asset in accordance with ASC 360-“Property, plant and equipment”. The Company reviews long-lived asset for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company measures recoverability of assets to be held and used by a comparison of the carrying value of an asset to undiscounted future net cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Fair value of long-lived assets, including identifiable intangible assets, is determined either by using the discounted cash flow method or for assets to be disposed of at their net realizable value which includes an estimate for any potential costs to dispose.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the year ended 31 March 2020

41 This note presents the reconciliation of (i) the consolidated balance sheets, consolidated statement of profit and loss and consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the consolidated financial statements of the Company for the year ended 31 March 2019 and 31 March 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the consolidated balance sheets, consolidated statements of operations and statement of comprehensive income and loss and consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

(n) Fair Value of Financial Instruments

The Company applies fair value accounting for all financial instruments on a recurring basis. The Company’s financial instruments, which include cash, cash equivalents, accounts receivable and accounts payable are recorded at their carrying amounts, which approximate their fair values due to their short-term nature. Restricted cash is long-term in nature and consists of cash in a savings account, hence its carrying amount approximates its fair value. All marketable securities are considered to be available-for-sale and recorded at their estimated fair values. Unrealized gains and losses for available-for-sale securities are recorded in other comprehensive income (loss). In valuing these items, the Company uses inputs and assumptions that market participants would use to determine their fair value, utilizing valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

Impairments are considered to be other than temporary if they are related to deterioration in credit risk or if it is likely that the security will be sold before the recovery of its cost basis. Realized gains and losses and declines in value deemed to be other than temporary are determined based on the specific identification method and are reported in other income (expense), net.

The accounting guidance for fair value provides a framework for measuring fair value, clarifies the definition of fair value, and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value as follows:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•

Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•

Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Indian GAAP versus U.S. GAAP Reconciliation tables

The following tables set forth the reconciliation of (i) the consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows of the group for the year ended 31 March 2019 and the year ended 31 March 2020 prepared in accordance with Indian GAAP and reclassified based on the classification format adopted by Uphealth for the U.S. GAAP Financial Statements to (ii) the consolidated balance sheets, consolidated statements of operations and consolidated statement of cash flows of the Company prepared in accordance with U.S. GAAP.

Consolidated Balance Sheet as at 31 March 2020

Amount in USD

Particulars	31 March 2020 Indian GAAP	Revaluation Reserve	Deferred Tax	Goodwill	Classification of Mezzanine Equity	Others*	31 March 2020 US GAAP
Assets
Current Assets
Cash and cash equivalents	171,867	–	–	–	–	(43,697)	128,170
Restricted cash	–	–	–	–	–	43,697	43,697
Accounts Receivables, net of allowance	4,719,956	–	–	–	–	–	4,719,956
Inventories	269,296	–	–	–	–	–	269,296
Other current assets	1,520,855	–	–	–	–	22,837	1,543,692
	6,681,974	–	–	–	–	22,837	6,704,811
Property, Plant & Equipment (Net)	24,378,417	(12,159,329)	–	–		(22,837)	12,196,251
Goodwill	459,982	–	–	(459,982)	–	–	–
Other Intangible Assets (Net)	2,865,890	–	–	–	–	–	2,865,890
Capital work in progress	4,637,925	–	–	–	–	–	4,637,925
Restricted cash	–	–	–	–	–	–	–
Deferred Tax Assets	–	–	3,036,053	–	–	–	3,036,053
Other assets	1,145,687	–	–	–	–	–	1,145,687
	33,487,901	(12,159,329)	3,036,053	(459,982)	–	(22,837)	23,881,806

Total Assets	40,169,875	(12,159,329)	3,036,053	(459,982)	–	–	30,586,617

Liabilities and Stockholders Equity
Current Liabilities
Trade Payables	1,471,145	–	–	–	–	–	1,471,145
Accrued Liabilities	5,057,967	–	–	–	–	85,742	5,143,709
Short-term borrowings	3,892,608	–	–	–	–	–	3,892,608
Current portion of long-term borrowings	18,776,995	–	–	–	–	–	18,776,995
Short-term provisions	7,651	–	–	–	–	–	7,651
	29,206,367	–	–	–	–	85,742	29,292,109
Long-term borrowings	1,578,912	–	–	–	–	–	1,578,912
Long-term provisions	129,685	–	–	–	–	–	129,685

Total liabilities	30,914,964	–	–	–	–	85,742	31,000,706

Mezzanine Equity
Series A preferreds	–	–	–	–	2,463,470	–	2,463,470
Stockholders Equity
Common Stock	104,371	–	–	–	–	–	104,371
Preferred Stock	6,708,281	–	–	–	(508,086)	–	6,200,194
Additional paid-in-capital	8,320,698	–	–	(105,118)	(1,955,383)	–	6,260,197
Revaluation Surplus	10,128,170	(10,128,170)	–	–	–	–	–
Retained Earnings	(15,158,441)	–	2,912,325	(354,865)	–	(92,331)	(12,693,312)
Foreign Currency Translation Reserve	(2,576,594)	–	–	–	–	6,589	(2,570,005)
Total shareholders equity attributable to the Group	7,526,484	(10,128,170)	2,912,325	(459,982)	(0)	(85,742)	(235,085)
NonControling Interest	1,728,427	(2,031,159)	123,728	–	–	–	(179,005)

Total Stockholders Equity	9,254,911	(12,159,329)	3,036,053	(459,982)	(0)	(85,742)	(414,089)

Total liabilities and stockholders equity	40,169,875	(12,159,329)	3,036,053	(459,982)	(0)	–	30,586,617

*	Others include Lease classification and interest expense.

Consolidated Income Statement for the year ended 31 March 2020

Amount in USD

Particulars	31 March 2020 Indian GAAP	Deferred Tax	Goodwill	Others	31 March 2020 US GAAP
Revenue	9,057,344	–	–	–	9,057,344
Cost of revenues	2,956,059	–	–	–	2,956,059
Gross Profit	6,101,285	–	–	–	6,101,285
Operating expenses
Selling & Distribution expense	231,583	–	–	–	231,583
General & Administrative expense	2,275,690	–	–	–	2,275,690
Depreciation and amortisation	1,404,801	–	(95,982)	–	1,308,820

Total Operating Expenses	3,912,074	–	(95,982)	–	3,816,092

Operating Income	2,189,211	–	95,982	–	2,285,193
Other income	2,136,145	–	–	–	2,136,145
Interest expense	2,150,174	–		47,631	2,197,805
Income before income tax	2,175,182	–	95,982	(47,631)	2,223,533
Income tax expense	–	1,468,328	–	–	1,468,328
Net Income	2,175,182	(1,468,328)	95,982	(47,631)	755,205
Net income attributable to non controlling interest	22,802	(25,339)	–	–	(2,536)
Net income available to the owners of the parent	2,152,380	(1,442,990)	95,982	(47,631)	757,741
Net Income	2,152,380	(1,442,990)	95,982	(47,631)	757,741
Other Comprehensive Income/(loss), net of tax
Translation adjustments with no taxes effects	(668,436)			6,589	(661,846)

Total other comprehensive income/(loss)	(668,436)	–	–	6,589	(661,846)

Comprehensive Income	1,483,944	(1,442,990)	95,982	(41,042)	95,895
Comprehensive Income (loss) attributable to the non- controlling interest	–	–	–	–	–
Comprehensive Income attributable to the owners of the parent	1,483,944	(1,442,990)	95,982	(41,042)	95,895

Consolidated Cash Flow Statement for the year ended 31 March 2020

Amount in USD

Particulars	31 March 2020 Indian GAAP	Others	31 March 2020 US GAAP
Net cash (used in) operating activities (A)	1,373,293	–	1,373,293
Net cash (used in) investing activities (B)	(1,004,711)	–	(1,004,711)
Net cash provided by financing activities (C)	(849,365)	–	(849,365)
Net (decrease) in cash and cash equivalent (A+B+C)	(480,782)	–	(480,782)
Cash and cash equivalents at the beginning of the year	592,684	–	592,684
Cash and cash equivalents at the end of the year	111,902	–	111,902

Consolidated Balance Sheet as at 31 March 2019

Amount in USD

Particulars	31 March 2019 Indian GAAP	Revaluation Reserve	Deferred Tax	Goodwill	Classification of Mezzanine Equity	Others*	31 March 2019 US GAAP
Assets
Current Assets
Cash and cash equivalents	621,199	–	–	–	–	(58,701)	562,498
Restricted Cash	–	–	–	–	–	58,701	58,701
Accounts Receivables, net of allowance	3,257,573	–	–	–	–	–	3,257,573
Inventories	259,664	–	–	–	–	–	259,664
Other current assets	761,607	–	–	–	–	25,851	787,458

	4,900,043	–	–	–	–	25,851	4,925,894

Property, Plant & Equipment (Net)	27,108,428	(12,159,329)	–	–	–	(25,851)	14,923,248
Goodwill	598,136	–	–	(598,136)	–	–	0.00
Other Intangible Assets (Net)	2,991,695	–	–	–	–	–	2,991,695
Capital work in progress	4,390,896	–	–	–	–	–	4,390,896
Deferred Tax Assets	–	–	4,228,945	–	–	–	4,228,945
Other assets	1,191,401	–	–	–	–	–	1,191,401
	36,280,556	(12,159,329)	4,228,945	(598,136)	–	(25,851)	27,726,186

Total Assets	41,180,599	(12,159,329)	4,228,945	(598,136)	–	–	32,652,080

Liabilities and Stockholders Equity
Current Liabilities
Accounts payables	2,418,496	–	–	–	–	–	2,418,496
Accrued Liabilities	4,281,517	–	–	–	–	43,252	4,324,769
Short-term borrowings	3,943,193	–	–	–	–	–	3,943,193
Current portion of long-term borrowings	9,619,832	–	–	–	–	–	9,619,832
Short-term provisions	8,769	–	–	–	–	–	8,769
	20,271,806	–	–	–	–	43,252	20,315,058
Long-term borrowings	13,281,012						13,281,012
Long-term provisions	111,200	–	–	–	–	–	111,200

Total liabilities	33,664,018	–	–	–	–	43,252	33,707,270

Mezzanine Equity
Series A preferred shares	–	–	–	–	2,463,470	–	2,463,470
Stockholders Equity
Common Stock	104,371	–	–	–	–	–	104,371
Redeemable Preferred Stock	6,708,281	–	–	–	(508,086)	–	6,200,194
Additional paid-in-capital	8,320,698	–	–	(98,306)	(1,955,383)	–	6,267,009
Revaluation Surplus	10,128,170	(10,128,170)	–	–	–	–	–
Retained Earnings	(17,542,405)		4,079,879	(499,830)	–	(44,700)	(14,007,056)
Foreign Currency Translation Reserve	(1,908,158)	–	–	–	–	1,448	(1,906,710)
Total shareholders equity attributable to the Group	5,810,956	(10,128,170)	4,079,879	(598,136)	(0)	(43,252)	(878,722)
Non Controling Interest	1,705,624	(2,031,159)	149,066	–	–	–	(176,468)

Total Stockholders Equity	7,516,581	(12,159,329)	4,228,945	(598,136)	(0)	(43,252)	(1,055,190)

Total liabilities and stockholders equity	41,180,599	(12,159,329)	4,228,945	(598,136)	(0)	–	32,652,080

*	Others include Lease classification and interest expense.

Consolidated Income Statement for the year ended 31 March 2019

Amount in USD

Particulars	31 March 2019 Indian GAAP	Deferred Tax	Others	31 March 2019 US GAAP
Revenue	7,220,982	–	–	7,220,982
Cost of revenues	4,242,677	–	–	4,242,677
Gross Profit	2,978,305	–	–	2,978,305
Operating expenses
Selling & Distribution expense	422,016	–	–	422,016
General & Administrative expense	4,804,762	–	–	4,804,762
Depreciation and amortisation	1,183,020	–	–	1,183,020
Total Operating Expenses	6,409,798	–	–	6,409,798
Operating Income	(3,431,494)	–	–	(3,431,494)
Other income	57,205	–	–	57,205
Interest expense	2,778,598	–	44,700	2,823,298
Income before income tax	(6,152,886)	–	(44,700)	(6,197,587)
Income tax expense	6,123	(671,815)	–	(665,691)
Net Income	(6,159,010)	671,815	(44,700)	(5,531,895)
Net income attributable to non controlling interest	(462,252)	(11,914)	–	(474,166)
Net income available to the owners of the parent	(5,696,758)	683,729	(44,700)	(5,057,729)
Net Income	(5,696,758)	683,729	(44,700)	(5,057,729)
Other Comprehensive Income/(loss), net of tax

Translation adjustments with no tax effects	(903,872)	–	1,448	(902,424)

Total other comprehensive income/(loss)	(903,872)	–	1,448	(902,424)

Comprehensive Income	(6,600,630)	683,729	(43,252)	(5,960,153)
Comprehensive Income (loss) attributable to the non-controlling interest
Comprehensive Income attributable to the owners of the parent	(6,600,630)	683,729	(43,252)	(5,960,153)

Consolidated Cash Flow Statement for the year ended 31 March 2019

Amount in USD

Particulars	31 March 2019 Indian GAAP	Other	31 March 2019 US GAAP
Net cash (used in) operating activities (A)	1,828,874	–	1,828,874
Net cash (used in) investing activities (B)	(2,248,945)	–	(2,248,945)
Net cash provided by financing activities (C)	873,495	–	873,495
Net (decrease) in cash and cash equivalent (A+B+C)	453,425	–	453,425
Cash and cash equivalents at the beginning of the year	139,258	–	139,258
Cash and cash equivalents at the end of the year	592,683	–	592,683

Disclosure Notes:

A. Revaluation Reserve

Under Indian GAAP, Revaluation of asset is permitted, an increase in revaluation is recognised directly to owners interest (under the heading Revaluation Reserve). Under US GAAP property, plant and equipment is carried at historical cost, revaluation is not permitted. Therefore, the revaluation amount has been reduced from the property, plant and equipment and Retained earnings amounting to USD 12,159,329 for year end 31 March 2020 and 31 March 2019 with a corresponding effect to the retained earnings and non-controling interest.

B. Recognistion of Deferred Taxes

Under US GAAP Deferred tax is recognised in full and a valuation allowance is provided to reduce the deferred tax assets to an amount that is more likely than not to be realised. Under IGAAP, virtual certainty is required for recognising the deferred tax asset on carry forward losses.

Accordingly, deferred tax asset of USD 3,803,599 (Net of valuation allowance of USD 1,821,592) has been recognised as on 1 April 2018, USD 4,228,945 (Net of valuation allowance of USD 2,196,959) as on 31 March 2019 and USD 2,436,444 (Net of valuation allowance of USD 2,333,711) as on March 31, 2020.

The deferred tax income of USD 671815 is recognised in year 31 March 2019 and deferred tax charge of USD 4228945 in year 31 March 2020. The effect on profit pertaining to entities with non-controlling interest (NCI) is recognised in NCI.

C. Goodwill

The Goodwill amount of USD 98,306 under IGAAP pertains to the acquisition of shares from minority shareholders without change in control, under USGAAP transaction that results in increase in a group’s/parents ownership interest in a subsidiary without the change of control are accounted as equity transaction. The Goodwill amount is reversed with a corresponding effect to additional paid in capital. The Group also has a goodwill pertaining to a subsidiary in IGAAP, the goodwill does not meet the recognition condition as per Business Combination and hence have been written off under USGAAP as on 1 April 2018.

D. Classification of Prefernce Shares

Series A preferece shares is classified Mezzanine equity, as they are reedemable at the option of the holder in absence of an IPO event/strategic sale not under the control of the Company. Subsequent to the balance sheet date, the investor have waived the redemption rights.

E. Lease classification

In Indian GAAP - Land Leases taken for 33 years are shown under Property, Plant & Equipment and amortised over the lease period. Under US GAAP, the condition for finance lease is not satisfied, henc the carrying balance of upfront payment is reclassified to other current and non-current assets as preyments and amortised over the lease term.

F. Restricted cash classification

As at 31 March 2020 restricted cash includes deposits restricted as to usage under lien to banks for guarantees given by the Company and lien with Black Soil amounting to USD 30,421 (March 31, 2019: USD 44,323) and USD 13,276 (31 March 2019 USD 14,378) respectively. As per Accounting Standards Update No. 2016-18 (ASU 2016-18) “Restricted Cash—Statement of Cash Flows (Topic 230)”, the restricted cash and restricted cash equivalents is included within cash and cash equivalents when reconciling the begining of period and end of period total amounts shown on the statement of cash flows.

G. Interest Expense

Terms loan from Caspian has interest rate of 15% p.a., the arrangement also requires an IRR of 18% at the end of tenor of the credit facility or prepayment of loan, Under IGAAP interest is accounted at 15%, the differential interest of 3% is accounted for amortised cost accounting of loan under USGAAP. The group has accounted differential interest of USD 47,631 (31 March 2019: USD 44,700) with a corresponding effect to accrued interest.

42 Estimation of uncertainties relating to the global health pandemic from COVID-19 :

The Company has considered the possible effects that may result from the pandemic relating to COVID-19 on the carrying amounts of receivables and investment in subsidiaries. In developing the assumptions relating to the possible future uncertainties in the global economic conditions because of this pandemic, the Company, as at the date of approval of these financial statements has used internal and external sources of information including credit economic forecasts. The management is under discussion with Banks & financials institutions for restructuring of its loans. Also, the company has entered into a merger agreement with UpHealth Inc. on October 20, 2020 which is expected to close in first quarter of 2021.

Apart, from this the management is expecting positive cash flow from its operations which together with events as stated above will result in meeting its statutory liabilities, obligation towards banks & financials institutions and other operational dues in next 12 months.

The management does not see any medium to long term risks in the company’s ability to continue as going concern and meeting its liabilities as and when they fall due. The impact of COVID-19 remains uncertain and may be different from what we have estimated as of the date of approval of these consolidated financial statements and the Company will continue to closely monitor any material changes to future economic conditions.

Previous year’s figures have been regrouped/ reclassified wherever necessary to conform to current year’s classification/

43 disclosure.

For D.K. CHHAJER & CO.	For and on behalf of the Board of Directors of
Chartered Accountants
Firm’s Registration Number: 304138E

Tapan K Mukhopadhyay Partner	Dr. Syed Sabahat Azim Director	Richa Sana Azim Director
Membership No.: 017483	DIN: 03122895	DIN: 02609003

Place: Kolkata Date: 30th December 2020

Glocal Healthcare Systems Private Limited

Consolidated Financial Statements as of and for the periods ended September 30, 2020 and 2019

Glocal Healthcare Systems Private Limited

Consolidated Balance Sheet as at 30 September 2020

			Amount in USD
	Note	30 September 2020 Unaudited	30 September 2019 Unaudited
EQUITY AND LIABILITIES
Shareholders’ funds
Share capital	2	6,812,652	6,812,652
Reserves and surplus	3	3,500,424	(2,768,682)

		10,313,076	4,043,970

Minority interest	29	1,745,028	1,764,939

Non-current liabilities
Long-term borrowings	4	1,867,690	2,119,012
Long-term provisions	5	149,122	109,050

		2,016,812	2,228,062

Current liabilities
Short-term borrowings	6	3,890,632	3,991,190
Trade payables	7
- total outstanding dues of micro enterprises and small enterprises		–	–
- total outstanding dues of creditors other than micro enterprises and small enterprises		857,409	1,910,151
Other current liabilities	8	22,582,725	24,427,293
Short-term provisions	5	7,828	8,600

		27,338,594	30,337,234

TOTAL		41,413,510	38,374,205

ASSETS
Non-current assets
Goodwill	9	423,410	537,552
Property, plant and equipment	10	24,603,090	26,230,286
Intangible assets	11	2,726,228	2,988,806
Capital work-in-progress		4,954,035	4,596,575
Deferred tax assets		–	–
Long-term loans and advances	12	979,477	532,549
Other non-current assets	13	4,340	23,679

		33,690,580	34,909,447
Current assets
Inventories	14	304,583	361,843
Trade receivables	15	5,898,597	2,125,495
Cash and bank balances	16	258,335	139,270
Short-term loans and advances	17	603,563	365,327
Other current assets	18	657,851	472,823

		7,722,930	3,464,758

TOTAL		41,413,510	38,374,205

Significant accounting policies	1

For and on behalf of the Board of Directors of

Glocal Healthcare Systems Private Limited

Dr. Syed Sabahat Azim Director DIN: 03122895	Richa Sana Azim Director DIN: 02609003

Glocal Healthcare Systems Private Limited

Consolidated Statement of Profit and Loss for the six months ended 30 September 2020

			Amount in USD
	Note	For six months ended 30 September 2020 Unaudited	For six months ended 30 September 2019 Unaudited
Revenue from operations	19	3,457,175	3,017,048
Other income	20	3,011,772	182,261

Total revenue		6,468,947	3,199,309

Expenses
Purchase	21	404,313	559,661
Course operating expenses	22	–	–
Changes in inventories	23	(28,722)	(111,577)
Employee benefits expense	24	603,066	897,678
Finance costs	25	1,130,494	1,083,429
Depreciation and amortisation	26	729,981	723,802
Other expenses	27	1,070,468	1,623,874

Total expenses		3,909,599	4,776,868

Profit/(Loss) before tax		2,559,348	(1,577,559)

Income tax expense
Current tax		–	–
Deferred tax	0	–	–

Profit/(Loss) after tax (before adjustment of minority interest)		2,559,348	(1,577,559)

Minority Interest		38,149	(126,325)

Profit/(Loss) for the year		2,521,198	(1,451,234)

Earnings/(loss) per equity share [nominal value of share INR 10 each (Previous year INR 10 each)]	28
Basic (not annualised)		5.11	(2.94)
Diluted (not annualised)		0.54	(2.94)

Significant accounting policies	1

For and on behalf of the Board of Directors of

Glocal Healthcare Systems Private Limited

Dr. Syed Sabahat Azim Director DIN: 03122895	Richa Sana Azim Director DIN: 02609003

Glocal Healthcare Systems Private Limited

Consolidated Cash Flow Statement for six months ended 30 September 2020

	30 September 2020 Unaudited	Amount in USD 30 September 2019 Unaudited
A. Cash flow from operating activities
Profit/(Loss) before tax	2,559,348	(1,577,559)
Adjustments for:
Depreciation and amortisation	729,981	723,802
Provisions/liabilities no longer required written back	(3,011,222)	(174,668)
Interest income	–	(7,593)
Finance costs	1,130,494	1,083,429

	(1,150,747)	1,624,970

Operating cash flow before working capital changes	1,408,600	47,412

Adjustments for:
(Increase) in trade and other receivables/advances	(780,660)	1,593,122
Decrease in inventories	(35,287)	(102,179)
Increase in trade payables, other liabilities and provisions	352,322	(1,023,690)

	(463,625)	467,254

Cash (used in) operations	944,975	514,665

Income taxes refund (net)	5,109	49,726

Net cash (used in) operating activities (A)	950,084	564,392

B. Cash flow from investing activities
Purchase or construction of property, plant and equipment and intangible assets and movement in capital work in progress	(49,823)	(379,864)
Bank deposits (having original maturity of more than 3 months)	29,995	(59,094)
Interest received	–	7,593

Net cash (used in) investing activities (B)	(19,827)	(431,366)

C. Cash flow from financing activities
Proceeds from borrowings (net)	(656,559)	(275,343)
Finance costs paid	(133,741)	(379,719)

Net cash provided by financing activities (C)	(790,300)	(655,062)

Net (decrease) in cash and cash equivalent (A+B+C)	139,956	(522,037)

Cash and cash equivalents at the beginning of the year	70,647	592,684

Cash and cash equivalents at the end of the year (Refer Note (i) below)	210,603	70,647

Notes:
(i) Components of cash and cash equivalent (refer note 16)
Cash on hand	81,799	45,433
Balance with banks
On current accounts	90,311	18,603
On deposit accounts (with original maturity of 3 months or less)	38,493	6,611

	210,603	70,647

(ii)

The above cash flow statement has been prepared under the ‘Indirect Method’ as set out in the Accounting Standard 3 on Cash Flow Statement (AS 3 ) specified under Section 133 of the Companies Act, 2013 read with Rule 7 of the Companies (Accounts) Rules, 2014.

The notes referred to above form an integral part of the consolidated financial statements.

For and on behalf of the Board of Directors of

Glocal Healthcare Systems Private Limited

Dr. Syed Sabahat Azim Director DIN: 03122895	Richa Sana Azim Director DIN: 02609003

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

Group information

Glocal Healthcare Systems Private Limited (“the Company” or “the Holding Company” or “the hospital”) was incorporated on 22 July 2010 as a private limited company under the Companies Act, 1956 to set up a chain of modern hospitals across rural India. The Company is primarily engaged in business of rendering medical and health care services. As part of its business activities, the Company holds interests in its subsidiaries and Limited Liability Partnerships (LLPs) firms through which it manages and operates a networks of hospitals across rural India.

The Company, its subsidiaries and LLPs, over which the Company exercise control (jointly referred to as the ‘Group’ herein under), considered in these consolidated financial statements are:

Subsidiary Companies

S.No	Name of the subsidiaries	Country of incorporation	Percentage of ownership interest as at 30 September 2020	Percentage of ownership interest as at 30 September 2019
1	GHSPL Multispeciality Hospital & Trauma Centre Private Limited	India	100%	100%
2	Ficus Health-Infra Private Limited	India	100%	100%

Subsidiary—Limited Liability Partnership firms (over which the Company exercise control)

S.No	Name of the subsidiaries	Country of incorporation	Percentage of ownership interest as at 30 September 2020		Percentage of ownership interest as at 30 September 2019
			Capital contribution ratio	Profit sharing ratio	Capital contribution ratio	Profit sharing ratio
1	GHSPL AMRO Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
2	GHSPL BEGUSARAI Healthcare LLP	India	95.00%	95.00%	95.00%	95.00%
3	GHSPL BGLP Super Speciality Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
4	GHSPL FATEHPUR Super Speciality Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
5	GHSPL JEYPORE Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
6	GHSPL SAMBHAV KNJ Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
7	GHSPL MLD Super Speciality Healthcare LLP	India	63.00%	78.00%	63.00%	78.00%
8	GHSPL MUZF Super Speciality Healthcare LLP	India	42.00%	62.00%	42.00%	62.00%
9	GHSPL SAMBHAV RP Healthcare LLP	India	83.33%	96.00%	83.33%	96.00%

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

Subsidiary—Limited Liability Partnership firms (over which the Company exercise control) (Continued)

S.No	Name of the subsidiaries	Country of incorporation	Percentage of ownership interest as at 30 September 2020		Percentage of ownership interest as at 30 September 2019
			Capital contribution ratio	Profit sharing ratio	Capital contribution ratio	Profit sharing ratio
10	GHSPL SAMBHAV BSP Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
11	GHSPL JAUNPUR Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
12	GHSPL JSPR Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
13	GHSPL BEM Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
14	GHSPL AMBEDKAR SCAN Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
15	GHSPL ARA Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
16	GHSPL ASNSL Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
17	GHSPL FRBD Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
18	GHSPL MDPR Super Speciality Healthcare LLP	India	92.00%	98.00%	92.00%	98.00%
19	GHSPL SHRNPR Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
20	GHSPL SJPR Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
21	GHSPL STP Super Speciality Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
22	GHSPL SW Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
23	GHSPL DGHR Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
24	GHSPL DNBD Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
25	GHSPL GYA Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
26	GHSPL PRN Super Speciality Healthcare LLP	India	60.00%	76.00%	60.00%	76.00%

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

Subsidiary—Limited Liability Partnership firms (over which the Company exercise control) (Continued)

S.No	Name of the subsidiaries	Country of incorporation	Percentage of ownership interest as at 30 September 2020		Percentage of ownership interest as at 30 September 2019
			Capital contribution ratio	Profit sharing ratio	Capital contribution ratio	Profit sharing ratio
27	GHSPL DARBHANGA Super Speciality Healthcare LLP	India	50.00%	65.00%	50.00%	65.00%
28	GHSPL BALASORE Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
29	GHSPL BASTI Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
30	GHSPL VARANASI Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
31	GHSPL PURI Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
32	GHSPL CNTA Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
33	GHSPL JHRSD Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
34	GHSPL ALIGR Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

Subsidiary—Limited Liability Partnership firms (over which the Company exercise control)

S.No	Name of the subsidiaries	Country of incorporation	Percentage of ownership interest as at 30 September 2020		Percentage of ownership interest as at 30 September 2019
			Capital contribution ratio	Profit sharing ratio	Capital contribution ratio	Profit sharing ratio
35	GHSPL BHNGAR Super Speciality Healthcare LLP	India	56.00%	89.00%	56.00%	89.00%
36	GHSPL MRBD Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
37	GHSPL SMBL Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
38	GHSPL KNPR Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
39	GHSPL Patna Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%
40	GHSPL Dhubri Super Speciality Healthcare LLP	India	100.00%	100.00%	100.00%	100.00%

(This space is intentionally left blank)

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

1 Significant accounting policies

The accounting policies set out below have been applied consistently to the periods presented in these consolidated financial statements.

(a) Basis of preparation of consolidated financial statements:

The consolidated financial statements (“CFS”) have been prepared to comply in all material aspects with applicable accounting principles in India, the applicable Accounting Standards prescribed under Section 133 of the Companies Act, 2013 (‘Act’) read with Rule 7 of the Companies (Accounts) Rules, 2014, read with Companies (Accounting Standards) Amendment Rules, 2016 applicable with effect from 1 April 2016, the provisions of the Act (to the extent notified) and other accounting principles generally accepted in India, to the extent applicable and in particular Accounting Standard 21 (AS 21) - ‘Consolidated Financial Statements’ and Accounting Standard 25 (AS 25) - “Interim Financial Reporting”. The CFS has been prepared on an accrual basis and under the historical cost convention.

The consolidated financial statements are presented in Indian Rupees, in the same format as that adopted by the parent Group for its standalone financial statements. The consolidated financial statement of the group is prepared in reporting currency as USD for the specific purpose of transaction with Uphealth Holdings, INC (Refer Note 30) and for the purpose of filing with SEC for their upcoming IPO. The functional currency and reporting currency for statutory reporting in India is INR. The financial line items of Profit and Loss have been converted using average INR/USD conversion rate for the respective financial year, balance sheet items have been converted using spot INR/USD conversion rate as on the reporting date. Opening balances of reporting period has been converted using spot INR/USD conversion rate as on last day of the previous reporting period. except for equity is continued at historical rate. Any differences arising out of the conversion has been debited/credited to Foreign Currency Translation Reserve. The interim financial statements have been prepared for the period April 2020 to September 2020 and April 2019 to September 2019 and has not been subjected to audit. The management has used estimates for provision of expenses and income for six months ended September 2019 and 2020 which are generally booked at the period end for closure of accounts.

(b) Principles of consolidation

The CFS have been prepared on the following basis:

(i) Subsidiary companies are consolidated on a line-by-line basis by adding together the book values of the like items of assets, liabilities, income and expenses, after eliminating all significant intragroup balances and intra-group transactions and also unrealized profits or losses in accordance with Accounting Standard 21 - “Consolidated Financial Statements”. The results of operations of a subsidiary are included in the consolidated financial statements from the date on which the parent subsidiary relationship comes into existence.

(ii) The difference between the cost to the Group of its investment in the subsidiary and its proportionate share in the equity of the subsidiary as at the date of acquisition of stake is recognised as goodwill or capital reserve, as the case may be. Goodwill is tested for impairment at the end of each accounting year or if there is any indication of impairment. For impairment, the carrying value of goodwill is compared with the present value of discounted cash flows of the respective subsidiaries and loss, if any, is adjusted to the carrying value of the goodwill.

(iii) Minorities’ interest in net profits/losses of the subsidiary for the year is identified and included in the income in order to arrive at the net income attributable to the shareholders of the Group. Their share of net

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

1 Significant accounting policies (Continued)

assets is identified and presented in the consolidated balance sheet separately. Where accumulated losses attributable to the minorities are in excess of their share of losses as per the contractual agreement, the same are accounted for by the holding Group.

(iv) As far as possible, the CFS are prepared using uniform accounting policies for like transactions and other events in similar circumstances and are presented, to the extent possible, in the same manner as the Group’s separate financial statements, Where it is not practicable to use uniform accounting policies, differences in accounting policies are disclosed separately in accordance with AS 21 (Consolidated Financial Statements).

(v) The financial statements of the group entities used for the purpose of consolidation are drawn up to the same reporting date as that of the Group. In case where the subsidiaries are registered under the Limited Liability Partnership Act, 2008 (LLP Act), financial statements for them have been prepared as per the LLP Act.

(c) Use of estimates

The preparation of consolidated financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make judgments, estimates and assumptions that affect the application of accounting policies and reported amounts of assets, liabilities, income and expenses and the disclosure of contingent liabilities on the date of the consolidated financial statements. Actual results could differ from those estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Any revision to accounting estimates is recognised prospectively in current and future periods.

(d) Current–non-current classification

All assets and liabilities have been classified as current or non-current as per the Group’s normal operating cycle. Based on the nature of services and the time between the providing services and their realisation in cash and cash equivalents, the Group has ascertained its operating cycle as 12 months for the purpose of current – non current classification of assets and liabilities.

Assets

An asset is classified as current when it satisfies any of the following criteria:

(a) it is expected to be realised in, or is intended for sale or consumption in, the Group’s normal operating cycle;

(b) it is held primarily for the purpose of being traded;

(c) it is expected to be realised within 12 months after the reporting date; or

(d) it is cash or cash equivalent unless it is restricted from being exchanged or used to settle a liability for at least 12 months after the reporting date.

All other assets are classified as non-current.

Current assets include the current portion of non-current financial assets.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

1 Significant accounting policies (Continued)

Liabilities

A liability is classified as current when it satisfies any of the following criteria:

(a) it is expected to be settled in the Group’s normal operating cycle;

(b) it is held primarily for the purpose of being traded;

(c) it is due to be settled within 12 months after the reporting date; or

(d) the Group does not have an unconditional right to defer settlement of the liability for at least 12 months after the reporting date. Terms of a liability that could, at the option of the counterparty, result in its settlement by the issue of equity instruments do not affect its classification.

All other liabilities are classified as non-current.

Current liabilities include current portion of non-current financial liabilities.

(e) Revenue recognition

The Group derives its revenue primarily from rendering medical and healthcare services. Income from medical and healthcare services comprise income from hospital services and sale of pharma products.

Revenue from hospital and digital consultancy services to patients is recognised as revenue when the related services are rendered unless significant future uncertainties exist. Revenue is also recognised in relation to the services rendered to the patients who are undergoing treatment/observation on the balance sheet date to the extent of services rendered.

Revenue from sale of medicine and medical consumables within hospital premises is recognised on sale of medicines and similar products to the buyer. The amount of revenue recognised is net of sales returns and trade discounts.

Revenue from digital dispensary set-up is recognised when risk and reward of ownership have been transferred to the customer and accepted by the customer, the sale price is fixed or determinable and collectability is reasonably assured.

Unbilled revenue represents value of medical and healthcare services rendered to the patients but not invoiced as at the balance sheet date. Interest is recognised on time proportion basis taking into account the amount outstanding and the interest rate applicable.

Dividend income is recognised when the right to receive payment is established.

Income from loyalty card sales are recognised when the related services are rendered to the patients.

(f) Liabilties Written back

The group assesses its payment of its liabilities at reporting date and write back liabilities that is no longer required and same is recorded in other income.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

1 Significant accounting policies (Continued)

(g) Property, plant and equipment(PPE)

Land and building:

Land and buildings are initially recognised at cost. Freehold land (except land under capital work in progress) is subsequently carried at the revalued amount less accumulated impairment losses. Buildings are subsequently carried at the revalued amounts less accumulated depreciation and accumulated impairment losses.

Land and buildings are revalued by independent professional valuers on once in a 5 year basis and whenever their carrying amounts are likely to differ materially from their revalued amounts. When an asset is revalued, any accumulated depreciation at the date of revaluation is eliminated against the gross carrying amount of the asset. The net amount is then restated to the revalued amount of the asset. In case of revaluation of PPE, any increase in net book value arising on revaluation is credited to revaluation surplus, except to the extent that it reverses a revaluation decrease of the same asset previously recognised as a charge in the Statement of Profit and Loss, in which case the increase is credited to the Statement of Profit and Loss. A decrease in net book value arising on revaluation is recognised as a charge in the Statement of Profit and Loss, except to the extent it offsets an existing surplus on the same asset recognised in the revaluation reserve, in which case the decrease is recognised directly in that reserve.

Other property, plant and equipment

All other items of property, plant and equipment are initially recognised at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses.

Components of costs

The cost of an item of property, plant and equipment initially recognized includes its purchase price and any cost that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

Borrowing costs are interest and other cost (including exchange differences arising from foreign currency borrowings to the extent that they are regarded as an adjustment to interest costs) incurred by the Group in connection with the borrowing of funds. Borrowing costs directly attributable to acquisition or construction of those PPE or intangible assets which necessary take a substantial period of time to get ready for their intended use are capitalised. Other borrowing costs are recognised as an expense in the period in which they are incurred.

Subsequent expenditure

Subsequent expenditure relating to property, plant and equipment that has already been recognised is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognised in Statement of profit and loss when incurred.

Disposal

On disposal of an item of property, plant and equipment, the difference between the disposal proceeds and its carrying amount is recognised in Statement of profit and loss. Any amount in revaluation reserve relating to that asset is transferred to reserves directly.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

1 Significant accounting policies (Continued)

(h) Depreciation

Depreciation on Property, plant and equipment (PPE) is provided on the straight-line method over the useful lives of assets prescribed in Schedule II of the Companies Act 2013. Depreciation for assets purchased /sold during a period is proportionately charged.

Leasehold land is amortised on a straight line basis over the the period of lease, i.e. 33 years.

Useful life:
Building	60 years
Electrical Equipments	10 years
Medical &Surgical Equipment	13 years
Furniture & Fixtures	10 years
Vehicles	10 years
Office Equipment	5 Years
Computers and accessories	3 Years

(i) Intangible assets

Goodwill

Goodwill arising on acquisition of business is measured at cost less any accumulated amortisation and accumulated impairment loss. Goodwill is tested for impairment annually.

Acquired intangible assets

Intangible assets that are acquired by the Group are measured initially at cost. After initial recognition, an intangible asset is carried at its cost less any accumulated amortisation and any accumulated impairment loss.

Internally generated intangible assets

Internally generated goodwill is not recognised as an asset. With regard to other internally generated intangible assets:

- Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognised in the Consolidated Statement of Profit and Loss as incurred.

- Development activities involve a plan or design for the production of new or substantially improved products or processes. Development cost is capitalised only if the development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Group intends to and has sufficient resources to complete development and to use the asset. The expenditure capitalised includes the cost of materials, direct labour, overhead costs that are directly attibutable to preparing the asset for its intended use, and directly attributable borrowing costs (in the same manner as in the case of property, plant & equipment). Other development expenditure is recognised in Consolidated Statement of Profit and Loss as incurred.

(j) Amortisation

Goodwill generated on acquistion of business is amortised over a period of 5 years.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

1 Significant accounting policies (Continued)

Intangible assets are amortised in Consolidated Statement of Profit or Loss over their estimated useful lives, from the date that they are available for use based on the expected pattern of consumption of economic benefits of the asset. Accordingly, at present, these are being amortised on straight line basis.

Computer software, content development and license is amortised over its useful life of 5 years to 10 years as estimated by management. Amortisation on additions/deletions is provided on pro-rata basis in the year of purchase/disposal.

(k) Government grants

Government grants / subsidies received towards specific property, plant and equipment (PPE) have been deducted from the gross value of the concerned PPE and grant / subsidies received during the year towards revenue expenses have been shown as other operating income in the Statement of Profit and Loss.

Government grants are not recognised until there is reasonable assurance that the Group will comply with the conditions attached to them and that the grants will be received.

(l) Impairment of property, plant & equipment and intangible assets

The carrying amounts of assets are reviewed at each Consolidated Balance Sheet date in accordance with Accounting Standard 28 on ‘Impairment of Assets’ prescribed in the Rule 7 of the Companies (Accounts) Rules, 2014, to determine whether there is any indication of impairment. If any such indication exists, the assets recoverable amounts are estimated at each reporting date. For the purpose of impairment testing, assets are grouped together into the smallest group of assets (cash generating unit or CGU) that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. An impairment loss is recognised whenever the carrying amount of an asset or the cash generating unit of which it is a part exceeds the corresponding recoverable amount. Impairment losses are recognised in the Consolidated Statement of Profit and Loss. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the assets carrying amount does not exceed the carrying amount that would have been determined net of depreciation or amortisation, if no impairment loss had been recognised.

(m) Inventories

Inventories comprising of medicines and consumables are carried at lower of cost and realisable value. Cost comprise purchase price and all incidental expenses incurred in bringing the inventory to its present location and condition. In determining the cost, weighted average cost method is used.

Stores and spares consists of surgical instruments, linen, crockery and cutlery are valued at cost(using FIFO method). Based on the estimated life of 3 years, 1/3rd of value of stores and spares are charged to Consolidated Statement of Profit and Loss every year.

(n) Foreign currency transaction

Foreign exchange transactions are recorded at the exchange rate prevailing on the dates of the transactions. Year end monetary assets and liabilities denominated in foreign currencies are translated at the year-end foreign exchange rates. Exchange differences arising on settlements/ year end translations are recognised in the Consolidated Statement of Profit and Loss for the year in which they arise.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

1 Significant accounting policies (Continued)

(o) Operating leases

Lease payments under an operating lease arrangements are recognised as expense in the Consolidated Statement of Profit and Loss on a straight line basis over the period of lease.

(p) Investments

Investments that are readily realisable and intended to be held for not more than a year from the date of acquisition are classified as current investments. All other investments are classified as long-term investments. However, that part of long term investments which is expected to be realised within 12 months after the reporting date is also presented under ‘current assets’ as “current portion of long term investments” in consonance with the current and non-current classification scheme of Schedule III.

Long-term investments (including current portion thereof) are carried at cost less any other-than-temporary diminution in value, determined separately for each individual investment.

Current investments are carried at the lower of cost and fair value. The comparison of cost and fair value is done separately in respect of each category of investments.

Any reductions in the carrying amount and any reversals of such reductions are charged or credited to the Consolidated Statement of Profit and Loss.

Profit or loss on sale of investments is determined on the basis of carrying amount of investments disposed off.

(q) Employee benefits

The Group’s obligations towards various employee benefits have been recognised as follows:

Short-term employee benefits

Employee benefits payable wholly within twelve months of receiving employee services are classified as short-term employee benefits.

Post employment benefits

Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays specified contributions to a separate entity and has no obligation to pay any further amounts. The Group makes specified monthly contributions towards employee provident fund to Government administered provident fund scheme which is a defined contribution plan. The Group’s contribution is recognised as an expense in the Consolidated Statement of Profit and Loss during the period in which the employee renders the related service.

Defined benefit plans

The Group’s gratuity benefit scheme is defined benefit plans. The Group’s net obligation in respect of a defined benefit plan is calculated by estimating the amount of future benefit that employees have earned in return for

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

1 Significant accounting policies (Continued)

their service in the current and prior periods, that benefit is discounted to determine its present value. Any unrecognised past service costs are deducted. The calculation of the Group’s obligation under the plan is performed annually by an independent actuary using the projected unit credit method carried out at the balance sheet date.

The Group recognises all actuarial gains and losses arising from defined benefit plan immediately in the Consolidated Statement of Profit and Loss. All expenses related to defined benefit plan are recognised in employee benefits expense in the Consolidated Statement of Profit and Loss.

Compensated Absences

The employees can carry-forward a portion of the unutilised accrued compensated absences and utilise it in future service periods or receive cash compensation on termination of employment. Since the compensated absences do not fall due wholly within twelve months after the end of the period in which the employees render the related service and are also not expected to be utilized wholly within twelve months after the end of such period, the benefit is classified as a long-term employee benefit. The Group records an obligation for such compensated absences in the period in which the employee renders the services that increase this entitlement. The obligation is measured on the basis of independent actuarial valuation using the projected unit credit method.

Termination benefits

Termination benefits are recognised as an expense when, as a result of a past event, the Group has a present obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation.

(r) Taxation

Income-tax expense comprises current tax (i.e. amount of tax for the period determined in accordance with the income-tax law) and deferred tax charge or credit (reflecting the tax effects of timing differences between accounting income and taxable income for the period). Income- tax expense is recognised in the Consolidated Statement of Profit and Loss.

Current tax is measured at the amount expected to be paid to (recovered from) the taxation authorities, using the applicable tax rates and tax laws. Deferred tax is recognised in respect of timing differences between taxable income and accounting income i.e. differences that originate in one period and are capable of reversal in one or more subsequent periods. The deferred tax charge or credit and the corresponding deferred tax liabilities or assets are recognised using the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax assets are recognised only to the extent there is reasonable certainty that the assets can be realised in future; however, where there is unabsorbed depreciation or carried forward loss under taxation laws, deferred tax assets are recognised only if there is a virtual certainty supported by convincing evidence that sufficient future taxable income will be available against which such deferred tax assets can be realised. Deferred tax assets are reviewed as at each balance sheet date and written down or written-up to reflect the amount that is reasonably/virtually certain (as the case may be) to be realised.

Minimum Alternative Tax (‘MAT’) under the provisions of the Income-tax Act, 1961 is recognised as current tax in the Statement of Profit and Loss. The credit available under the Act in respect of MAT paid is recognised

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

1 Significant accounting policies (Continued)

as an asset only when and to the extent there is convincing evidence that the Group will pay normal income tax during the period for which the MAT credit can be carried forward for set- off against the normal tax liability. MAT credit recognised as an asset is reviewed at each balance sheet date and written down to the extent the aforesaid convincing evidence no longer exists.

(s) Provisions and contingent liabilities

A provision is created when there is a present obligation as a result of a past event that probably requires an outflow of resources and a reliable estimate can be made of the amount of the obligation. A disclosure for a contingent liability is made when there is a possible obligation or a present obligation that may, but probably will not, require an outflow of resources. When there is a possible obligation or a present obligation in respect of which the likelihood of outflow of resources is remote, no provision or disclosure is made. Contingent assets are neither recognised nor disclosed in the financial statements. However, contingent assets are assessed continually and if it is virtually certain that an inflow of economic benefits will arise, the asset and related income are recognised in the period in which the change occurs.

(t) Earnings/(loss) per share

Basic earnings/ (loss) per share is calculated by dividing the net profit/(loss) for the year attributable to equity shareholders by the weighted average number of equity shares outstanding during the year. Diluted earnings per share are computed using the weighted average number of equity and dilutive potential equity shares outstanding during the year, except where the results would be anti-dilutive.

(u) Discount on issue of debentures

Discount on issue of debentures and expenditure incurred in connection with such issue are amortised over the term of the debentures in proportion to the principal amount outstanding.

(v) Cash and cash equivalents

Cash and cash equivalents in the cash flow statement comprise cash at bank and in hand and short term investements with original maturity of three months or less.

(w) Cash flow statement

Cash flows are reported using indirect method, whereby net profits before tax is adjusted for the effects of transactions of a non-cash nature and any deferrals or accruals of past or future cash receipts or payments. The cash flows from regular revenue generating, investing and financing activities of the Group are segregated.

(x) Going Concern

The group consolidated financial statements have been prepared on the basis that the group will continue as a going concern, which

(This space is intentionally left blank)

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

2 Share capital

				Amount in USD
	30 September 2020		31 September 2019
	Number of shares	Amount	Number of shares	Amount
Authorised
Equity shares of INR 10 each	13,500,000	2,075,515	13,500,000	2,075,515
Preference shares of INR 100 each	5,000,000	7,049,949	5,000,000	7,049,949
Preference shares of Re. 1 each	3,200,000	45,120	3,200,000	45,120

	21,700,000	9,170,583	21,700,000	9,170,583

Issued, subscribed and paid up
Equity Shares
Equity shares of INR 10 each	492,904	104,371	492,904	104,371
Preferred Stock
0.001% Compulsorily Convertible Cumulative Preference Shares—Series A of INR 100 each	240,777	508,086	240,777	508,086
0.001% Compulsorily Convertible Cumulative Preference Shares—Series C of INR 100 each	254,936	406,102	254,936	406,102
0.001% Compulsorily Convertible Cumulative Preference Shares—Series C1 of INR 100 each	157,234	243,565	157,234.00	243,565
8% Compulsorily Convertible Cumulative Preference Shares of INR 100 each	3,499,588	5,550,528	3,499,588	5,550,528

Total	4,645,439	6,812,652	4,645,439	6,812,652

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

2 Share capital (Continued)

a) Reconciliation of the shares outstanding at the beginning and at the end of the period:

Equity shares of INR10 each fully paid up
At the commencement of the period	492,904	104,371	492,904	104,371
Shares issued during the period	–	–	–	–

At the end of the period	492,904	104,371	492,904	104,371

0.001% Compulsorily Convertible Cumulative Preference Shares—Series A
At the commencement of the period	240,777	508,086	240,777	508,086
Shares converted into equity shares during the period	–	–	–	–

At the end of the period	240,777	508,086	240,777	508,086

0.001% Compulsorily Convertible Cumulative Preference Shares—Series C
At the commencement of the period	254,936	406,102	254,936	406,102
Shares issued during the period	–	–	–	–

At the end of the period	254,936	406,102	254,936	406,102

0.001% Compulsorily Convertible Cumulative Preference Shares—Series C1
At the commencement of the period	157,234	243,565	157,234	243,565
Shares issued during the period	–	–	–	–

At the end of the period	157,234	243,565	157,234	243,565

8% Compulsorily Convertible Cumulative Preference Shares
At the commencement of the period	3,499,588	5,550,528	3,499,588	5,550,528
Shares issued during the period	–	–	–	–

At the end of the period	3,499,588	5,550,528	3,499,588	5,550,528

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

2 Share capital (Continued)

b) Shares held by holding company:

The Company does not have a holding company.

c) Details of shareholders holding more than 5% are as follows

	Number of shares	% of shares held	Number of shares	% of shares held
Equity shares of INR 10 each fully paid up held by
Dr. Syed Sabahat Azim	154,000	31.24	154,000	31.24
Mrs. Richa Sana Azim	154,000	31.24	154,000	31.24
Mr. M. Damodaran	52,855	10.72	52,855	10.72
Elevar Equity Mauritius	52,555	10.66	52,555	10.66
0.001% Compulsorily Convertible Cumulative Preference Shares—Series A
Elevar Equity Mauritius	146,616	60.89	146,616	60.89
Sequoia Capital India Investment Holdings III	94,161	39.11	94,161	39.11
0.001% Compulsorily Convertible Cumulative Preference Shares—Series C
Elevar Equity Mauritius	125,774	49.34	125,774	49.34
Sequoia Capital India Investment Holdings III	62,887	24.67	62,887	24.67
Mr. M. Damodaran	45,311	17.77	45,311	17.77
Kimberlite Social Infra Private Limited	20,964	8.22	20,964	8.22
0.001% Compulsorily Convertible Cumulative Preference Shares—Series C1
Elevar Equity Mauritius	157,234	100	157,234	100
8% Compulsorily Convertible Cumulative Preference Shares
SIDBI Trustee Company Limited A/C Samridhi Fund	3,499,588	100	3,499,588	100

d) Rights, preferences and restrictions in respect of each class of shares including restrictions on the distribution of dividends and the repayment of capital:

i)    The Company has a single class of equity shares. Each holder of equity share is entitled to one vote per share, when present in person on a show of hands. In case of poll, each holder of equity shares shall be entitled to vote in proportion to his paid-up equity share capital.

In the event of liquidation of the Company, the holders of equity shares will be entitled to receive any of the remaining assets of the Company, after distribution of all preferential amounts. The distribution will be in proportion to the number of equity shares held by the shareholders.

ii)    The Company has a class of preference shares referred to as “0.001% Compulsorily Convertible Cumulative Preference Shares - Series A” having a par value of INR 100 each. These preference shares carry a pre-determined cumulative dividend rate of 0.001% p.a. on the subscription amount. The holders of preference shares may convert the preference shares in whole or part into equity shares at any time before the before January 13, 2026 at the rate of one (01) fully paid up equity share per one (01) preference share. The preference shares, or any of them, if not converted earlier, shall automatically convert into equity shares at the then applicable conversion rate, (i) two (02) days prior to the filing of the draft red herring prospectus in connection with the occurrence of the Qualified IPO, or (ii) on January 13, 2026, whichever may be earlier. The Company shall and the founders shall cause the Company to undertake a Qualified IPO (‘IPO’) at a price equal to the fair market value or a strategic sale, in the event the Company fails to complete the qualified IPO or strategic sale, the investor shall have the right, to call or buyback of all or part of the investor shares by the Company whether through one or more successive buyback offer at fair value. The buyback is subject to the meeting the

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

2 Share capital (Continued)

conditions as provided by Companies Act 2013. The agreement is subsequently been amended on December 11, 2020 which provides the investor had no point in time intent to exercise such buyback rights and based on the addendum letter, such buyback rights may be deemed to have been removed from the shareholders agreement.

iii)    The Company has a class of preference shares referred to as “0.001% Compulsorily Convertible Cumulative Preference Shares—Series C” having a par value of INR100 each. These preference shares carry a pre-determined cumulative dividend rate of 0.001% p.a. on the subscription amount or such higher percentage as declared in respect of the holders of equity shares. The holders of the preference shares may convert the preference shares in whole or part into equity shares at any time before December 31, 2030 at the rate of one (01) fully paid up equity share per one (01) preference share. The preference shares, or any of them, if not converted earlier, shall automatically convert into equity shares, (i) two (02) days prior to the filing of the draft red herring prospectus in connection with the occurrence of the Qualified IPO, or (ii) on January 13, 2026, whichever may be earlier.

iv)    The Company has a class of preference shares referred to as “0.001% Compulsorily Convertible Cumulative Preference Shares—Series C1” having a par value of INR100 each. These preference shares carry a pre-determined cumulative dividend rate of 0.001% p.a. in addition, if the holders of equity shares or any other class of shares (other than shares held by SIDBI) are proposed to be paid dividend in excess of 0.001% , the holders of Series C1-Compulsorily Covertible Cumulative Preference Shares shall be entitled to dividend at such higher rate. The holders of the Series C1-Compulsorily Covertible Cumulative Preference Shares may convert at 1:1 in whole or part into equity shares at any time before 19 periods from the date of issuance.

v)    The Company has a class of preference shares referred to as “8% Compulsorily Convertible Cumulative Preference Shares”, having a par value of INR 100 each alloted on 24 September 2013 and 13 August 2014. These preference shares carry a pre-determined cumulative dividend rate of 8% p.a. on the capital for the time being paid up on the subscriped preference shares. The Company and/or the promoters or their nominees may on or before the October 31, 2018, or such later date as agreed by the investors after giving notice of at least thirty (30) days to the investor, buy back/redeem/purchase the preference shares held by the investor either in full or in part at any time during the tenure of this Agreement. In case the Company/Promoters have not bought back/reedemed/purchased the subscription preference shares, the Company shall convert the outstanding preference shares at an pre-agreed IRR of 16%, this is later amended in agreement dated March 31, 2017, In the event the PAT for the Financial period ending March 31, 2018 is negative (i.e. there is a loss), the conversion of the Outstanding Preference Shares (issued as per the SSHA) into Equity Shares shall be at the par value of the Equity Shares. The Companies have a negative PAT in period end March 31, 2018 and hence the preference shares are convertible at 1:1 ratio. There is subsequent round of preference shares issued as per agreement dated March 31, 2017 at similar terms.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

3 Reserves and surplus

	30 September 2020	30 September 2019
Securities premium account	8,320,698	8,320,698
Revaluation surplus	10,128,170	10,128,170
General reserve	331,361	331,361
Foreign Currency Translation reserve	(2,311,201)	(2,223,910)
Surplus in Statement of Profit and Loss
At the commencement of the period	(15,489,802)	(17,873,766)
Add: Profit/(Loss) for the period	2,521,198	(1,451,234)

Balance as at the end of the period	(12,968,604)	(19,325,000)

Total reserves and surplus	3,500,424	(2,768,682)

(This space is intentionally left blank)

4 Long-term borrowings

Amount in USD

		Non-current portion		Current portion*
	Secured/ unsecured	30 September 2020	30 September 2019	30 September 2020	30 September 2019
204,540 (previous year: 204,540) 13.55% non-convertible debentures of INR 1,000 each	Secured	–	–	–	2,883,993
Less: Discount on issue of debenture to the extent not written off or adjusted		–	–	–	2,660

		–	–	–	2,881,333

Term loans from Banks	Secured	–	–	12,922,964	13,414,646
Term loan from Small Industries Development Bank of India	Secured	566,673	663,237	110,023	114,209
Term loan from National Skill Development Corporation	Secured	712,107	739,201	1,428,675	1,483,033
Term loan from Caspian Impact Investments Private Limited	Unsecured	–	243,861	1,358,582	1,409,990
Term loan from Blacksoil capital Private Limited	secured	226,562	282	143,886	384,543
Equipment loan	Secured	362,348	472,432	239,587	251,879

		1,867,690	2,119,012	16,203,716	19,939,631

*	Amount disclosed under Other current liabilities—Note 8

(a) Secured non-convertible debenture

(i)

The Company had issued 13.55% redeemable non-convertible debenture of face value of INR 1,000 each agreegating to INR 204,540,000 (USD 2,715,433) at a discount of 0.95% on face value on 19 March 2016 to Essential Capital Consortium BV on private placement basis. These debentures are redeemable at par in two equal instalments of INR 102,270,000 (USD 1,478,574) each on 5 May 2019

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

4 Long-term borrowings (Continued)

and 5 November 2019 and in case put option is exercised by debenture holder, the total balance of INR 204,540,000 (USD 287,172) has to be repaid on any date not earlier than 11 February 2019. Interest is payable semi annually at the rate of 13.55% per annum (net of withholding tax) on interest payment dates or earlier in case upon the exercise of the put option (interest payment starting from 5 May 2016 and ending on 5 November 2019 and in case put option is exercised, starting from 5 May 2016 and ending on 11 February 2019 ) as per Mortagage Cum Debenture Trust Deed dated 4 February 2016.

In view of contibution of company in the field of medicine especially during the COVID situation, USAID has decided to approve grant by paying off its debts towards Essential Capital Consortium (ECC). The grant has been approved and charged satisfaction has been filed on 13th June 2020.The company has written back the debenture of INR 20,45,40,000 and interest accrued and due on debenture of INR 1,37,12,945 under other income.

(ii)	These debentures are secured by way of a second ranking and continuing charge by way of registered mortgage on the;

(a)    immovable secured properties i.e rights in relation to;

(i)    piece and parcel of garden land at Sonamukhi (District: Bankura) together with all buildings, constructions and plant and machinery erected thereon, both present and future.

(ii)    piece and parcel of land at Bolpur (District: Birbhum) together with all buildings, constructions and plant and machinery erected thereon, both present and future.

(iii)    piece and parcel of land at Behrampore (District: Murshidabad) together with all buildings, constructions and plant and machinery erected thereon, both present and future.

(iv)    rooftop of one-storied building, ground floor stalls and rear vacant land at Dubrajpur (District: Birbhum) together with all buildings, constructions and plant and machinery erected thereon, both present and future

(v) office space together with all constructions and plant and machinery erected thereon at Ecospace, New Town Rajarhat (Kolkata)

(b)    movable assets in relation to hospitals at Sonamukhi (District: Bankura), Dubrajpur (District: Birbhum), Behrampur (District: Bankura), Bolpur (District: Birbhum) and head office at Ecospace, New Town Rajarhat (Kolkata).

(b) Term loans from Allahabad Bank

(i)	Term loan from Allahabad Bank is secured by ;

(a)    For term loan I and II: First and exclusive charge by way of equitable mortgage on freehold land of Sonamukhi Unit, Bolpur Unit and Berhampore Unit and leasehold land of Dubrajpur Unit and construction thereon including hospital building, staff quarters etc (both present and future). Further, first and exclusive charge by way of hypothecation of plant and machineries, furniture and fixtures, entire computer systems, software packages, hardware, vehicles and other fixed assets both moveable and immovable of the respective five units and administrative office of the Company (both present and future). Second charge on the entire current assets of the five units and administrative office of the Company (both present and future).

(b)    For term loan III,IV & V: 1. First Charge by way of Equitable Mortgage on land and building for the proposed 10 hospitals under LLPs i.e. Amroha Unit, Krishnanagar Unit, Jeypore Unit,,

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

4 Long-term borrowings (Continued)

Muzzafarpur Unit, Bhagalpur Unit, Medinipur Unit, Malda Unit, Fatehpur Unit, Basti Unit and Bhangar Unit and construction thereon including hospital building, staff quarters, offices etc. (both present and future)

2.    First Charge by way of Hypothecation of plant and machineries, furniture and fixtures, entire computer systems, software packages, hardware, vehicles, hospital equipments and other fixed assets both moveable and immovable of the proposed 10 hospitals under LLPs (both present and future)

3.    Assignment of free cash-flows available to the Company as its share in the LLPs

Second charge on the entire current assets of the 10 hospitals operated by LLPs (Both present and future)

(c)    Personal guarantee of two Directors, Dr. Syed Sabahat Azim and Mrs. Richa Sana Azim.

(ii)

Interest on the above Term Loan-I, II & III carries an interest of 1 year MCLR plus 3.10% p.a. at monthly rests and is payable as and when due. And Term Loan IV and V carries an interest of 1 year MCLR plus 4.10% p.a. at monthly rests and is payable as and when due.

(iii)

The Company has been disputing the EMIs being deducted by Allahabad bank since 2017 in respect to hospital projects that have not achieved COD especially as the disbursal also started late. The Bank and the Company are entering into a restructuring proposal to resolve this issue. The Techno Economic viability report with positive recommendation has been submitted by Dun & Bradstreet which was appointed by bank to examine and report on the viability and Independent Credit Rating has been given by the approved rating agency. It is expected that the restructuring process will be completed in 2021. During this time the loan has been classified by the Bank as technical npa pending closure of restructuring process.

(c) Term loan from Small Industries Development Bank of India (SIDBI)

(i)	Term loan from SIDBI is secured by :

(a)    First charge by way of mortgage of leasehold rights of the borrower in favour of SIDBI over immovable properties and measuring 34.188 decimal and situated at Thana no.557, Tauji no.827,3665,3666 Khata no,134,1 & 5, Khasra no,912,914 and 913, Mauza Keshave, Anchal Barauni, Begusarai, Bihar together with building & structure thereon, both present and future owned by the LLP.

(b)    Hypothecation of all the movables acquired / to be acquired under the project including the movables, plant, machinery, spares, tools & accessories, office equipments, computers, furniture and fixtures situated at 34.188 decimal situated at Thana no.557, Tauji no.827,3665,3666 Khata no,134,1 & 5, Khasra no,912,914 and 913, Mauza Keshave, Anchal Barauni, Begusarai, Bihar.

(c)    Personal guarantee of Dr. Syed Sabahat Azim and corporate guarantee of Glocal Healthcare Systems Private Limited (partner in the LLP).

(ii)

The term loan have been sanctioned for INR 66,500,000 (USD 882,841) for setting up of hospital and purchase of medical instruments and surgical equipments at Beguasarai, Bihar and is repayable in 96 monthly instalments after a moratorium of 2 years from the date of first disbursement of loan. Tentative start date is 10 April 2017 and tentative last instalment date is 10 March 2025.

(iii)	Above term loan carries an interest of SIDBI’s Prime Lending Rate (PLR) plus 1.50%, at monthly rests and is payable as and when applied.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

4 Long-term borrowings (Continued)

(d) Term loan from National Skill Development Corporation

(i)	Term loan from National Skill Development Corporation is secured by:

(a)    Charge on the movable, immovable acquired assets and receivables including revenue from franchisee arrangements, earnings from training programs.

(b)    Deeds of hypothecation to be executed as and when assets are acquired and intimation forwarded to NSDC.

The term loan has been sanctioned for INR 189,000,000 (USD 2,500,000) and is to be disbursed in five instalments. The period of loan is ten years with two years moratorium on interest and principal from the date of first disbursement of the loan, final repayment by Q4 of the year 2021-22. The loan is repayable on quarterly basis, after moratorium period, as per the repayment schedule given in the loan agreement. The Company has not repaid of principal and interest as per the repayment schedule. Principal and interest is outstanding from fourth quarter of the financial year ended 31 March 2017 till date. The current skilling structure has resulted in pendencies for the Company and hence the Company has approached NSDC for changes in the structure. The rate of interest being charged is simple interest of 6% p.a. payable on a quarterly basis after the interest-free moratorium period of two years from the date of first disbursement of the loan.

(ii)	The rate of interest being charged is simple interest of 6% p.a. payable on a quarterly basis after the interest-free moratorium period of two years from the date of first disbursement of the loan .

(iii)	The principal and interest is overdue as on 30th September 2020.

(e) Term loan from Caspian Impact Investments Pvt. Ltd.

(i)	Term loan from Caspian Impact Investments Pvt. Ltd. is unsecured and other terms are:

(a)    Carries an interest rate of 15% p.a.

(b)    Purpose is to finance working capital.

(c)    At the end of the tenor of the credit facility or upon prepayment of credit facility,whichever is earlier the borrower shall pay such additional interest that resulting in the overall XIRR of 18% on the entire credit facility from the First Disbursement date untill the repayment date.

(d)    Additionally the lender shall have the option but not an obligation to convert whole or part of the unpaid amount under the Credit Facility and/or invest additional amount cumulatively upto a maximum of INR 100,000,000 (USD 1,327,580) at the share price of the next round of equity investment immediately after the execution date for subscription of shares whether equity or preference.

(e)    As per revised schedule dt. April 24, 2020 entire loan will be repaid on December 31, 2020 and interest will be charged on monthly rest.

(f) Term loan from Blacksoil Capital Private Limited

(i)	Term loan from Black Soil Private Limited is unsecured and other terms are:

(a)    Carries an interest rate of 16.25% p.a.

(b)    The loan of INR 75,000,000 (USD 995,685) has been sanctioned for business purpose.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

4 Long-term borrowings (Continued)

(c)    The facility is secured by way of hypothecation created in favour of Black Soil Private Limited over following:

(i)    a first & exclusive charge over inventory.

(ii)    a first & exclusive charge on the Identified Receivables accuring to the borrowers, both present & future.

(iii)    if the DSRA in the form of fixed deposit, then first & exclusive charge on DSRA.

(d)    Loan is to be repaid in 22 equated monthly installment of INR 3,409,091 (USD 45,258) starting from 30th November, 2018 till 31st August, 2020.

(e)    In light of the stress in the financial sector caused by the COVID-19 pandemic, the Tenure shall stand extended by 12 (twelve) months starting from September, 2020.

(g) Loan from Hero Fincorp

(i)	Term loan amounting to Nil (previous year Nil) is secured by:

(a)    Exclusive charge over land & building and entire equipment of Begusarai Hospital immovable properties and measuring 34.188 decimal and situated at Thana no.557, Tauji no. 827, 3665, 3666 Khata no,134,1 & 5, Khasra no,912,914 and 913, Mauza Keshave, Anchal Barauni, Begusarai, Bihar together with building & structure thereon, both present and future owned by the LLP.

(b)    Exclusive charge on cash flow of the company

(c)    Escrow of routing of receivables from digital dispensaries openend in Odisha

(d)    Personal guarantee of Dr. Syed Sabahat Azim, Richa Sana Azim and corporate guarantee of Glocal Healthcare Systems Private Limited (partner in the LLP).

(ii)

The term loan has been sanctioned for INR 70,000,000 (USD 929,306) as working capital loan & INR 60,000,000 (USD 796,548) as term loan for capex requirements- production & expansion of digital dispensary business and takeover of existing term loan from SIDBI & IIFL respectively.

(iii)	Above term loan is carries an interest of Hero Fincorp Prime Lending Rate @ 13% p.a. at monthly rests

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

4 Long-term borrowings (Continued)

(i) Overdue payment of loan

(IN USD)

Particulars	Principal Amount	Interest	Period
Allahabad Bank Loan
TL-1	1,731,842	334,380	1. Principal Amount due upto September 2020 2. Interest amount due upto September 2020
TL-2	1,171,072	226,150
TL-3	2,079,612	489,896	1. Principal Amount due upto September 2020 2. Interest amount due upto September 2020
TL-4	2,297,626	560,153	1. Principal Amount due upto September 2020 2. Interest amount due upto September 2020
TL-5	5,642,811	1,168,886	1. Principal Amount due upto September 2020 2. Interest amount due upto September 2020
Caspian Impact Investments Private Limited	–	32,743	February 2020 to March 2020
Blacksoil Capital Private Limited	–	12,193	January 2020 to March 2020
National Skill Development Corporation (NSDC)	670,029	209,406	April 2019 to March 2020
Small Industries Development Bank Ltd.	16,300	57,616	1.Principal Amount due upto March 2020 2.Interest amount due upto March 2020

Total	13,609,292	3,091,424

(j) As per circular DOR.No.BP.BC.47/21.04.048/2019-20 dated March 27, 2020 regulatory measures were announced by RBI to mitigate the burden of debt servicing brought about by disruptions on account of COVID-19 pandemic by granting a moratorium of three months on payment of all instalments falling due between March 1, 2020 and May 31, 2020. Further, this relief was extended till August 31, 2020 and this pacakage has been taken up the company and installments has been rescheduled accordingly.

5 Provisions

Amount in USD

	Long-term		Short-term
	30 September 2020	30 September 2019	30 September 2020	30 September 2019
Provision for employee benefits
Gratuity	89,410	65,003	3,399	3,612
Compensated absences	59,712	44,047	2,528	3,014

	149,122	109,050	5,927	6,626

Other provisions
Provision for Income Tax	–	–	1,902	1,974

	–	–	1,902	1,974

	149,122	109,050	7,828	8,600

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

6 Short-term borrowings

	30 September 2020	30 September 2019
Cash credit facilities from bank (secured)	1,073,397	1,250,621
Unsecured loan
- loan from Hero Fincorp Ltd	950,817	986,993
- loan from related party	394,806	348,595
- loan from directors	20,782	21,573
- loan from others	1,450,829	1,383,408

	3,890,632	3,991,190

6.1

Cash credit facilities from Allahabad Bank has been sanctioned with a limit of INR 50,000,000 (USD 663,790) (for working capital requirement of the five existing operational hospitals of the Company with a margin of 25%) and is secured by first and exclusive charge of hypothecation of all the current assets of the five units and administrative office of the Company (both present and future). Further, secured by (along with bank guarantee) second charge on land and building, plant and machineries and other fixed assets of the five existing operational hospitals under the Company’s direct ownership (both present and future). The cash credit facilitities carry an interest rate of one year MCLR plus 3.10% p.a. computed on a monthly basis on the actual amount utilised and are repayable as and when due.

The Group has availed cash credit facilities from Allahabad Bank for Amroha, Krishnanagar, Jeypore, Begusarai, Bhagalpur, Medinapur, Malda, Bhangar, Basti and Muzafarpur LLP’s. Cash Credit from Allahabad Bank has been sanctioned with a limit of INR 30,000,000 (USD 398,287.15) and is secured by stock (margin of 25% on stocks and 40% on book debts upto 90 days old). The cash credit facilities carry an interest rate of 1 year Allahabad Bank MCLR + 4.10% p.a. computed on a monthly basis on the actual amount utilised and are repayable on demand.

The company has been disputing the EMIs being deducted by Allahabad bank since 2017 in respect to hospital projects that have not achieved COD especially as the disbursal also started late. The Bank and the company are entering into a restructuring proposal to resolve this issue. The Techno Economic viability report with positive recommendation has been submitted by Dun & Bradstreet which was appointed by bank to examine and report on the viability and Independent Credit Rating has been given by the approved rating agency. It is expected that the restructuring process will be completed in 2021. During this time the loan has been classified by the Bank as technical NPA pending closure of restructuring process.

6.2	Interest free loan taken from directors and related parties are repayable on demand.

6.3	a. Loan taken from others is repayable on demand.

6.4	Loan from Hero Fincorp

(i)	Term loan is secured by:

(a)    Exclusive charge over land & building and entire equipment of Begusarai Hospital immovable properties and measuring 34.188 decimal and situated at Thana no.557, Tauji no.827,3665,3666 Khata no,134,1 & 5, Khasra no,912,914 and 913, Mauza Keshave, Anchal Barauni, Begusarai, Bihar together with building & structure thereon, both present and future owned by the LLP.

(b)    Exclusive charge on cash flow of the company

(c)    Escrow of routing of receivables from digital dispensaries openend in Odisha

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

6 Short-term borrowings (Continued)

(d)    Personal guarantee of Dr. Syed Sabahat Azim, Richa Sana Azim and corporate guarantee of Glocal Healthcare Systems Private Limited (partner in the LLP).

(ii)

The term loan has been sanctioned for INR 70,000,000 (USD 929,306) as working capital loan & INR 60,000,000 (USD 862,678) as term loan for capex requirements- production & expansion of digital dispensary business and takeover of existing term loan from SIDBI & IIFL respectively. The term loan facility for takeover of loan from SIDBI & IIFL has not been availed and hence got expired. So the charge created against immovable property is still lying with SIDBI.

(iii)	Above term loan is carries an interest of Hero Fincorp Prime Lending Rate @ 13% p.a. at monthly rests

(iv)

As per circular DOR.No.BP.BC.47/21.04.048/2019-20 dated March 27, 2020 regulatory measures were announced by RBI to mitigate the burden of debt servicing brought about by disruptions on account of COVID-19 pandemic by granting a moratorium of three months on payment of all instalments falling due between March 1, 2020 and May 31, 2020. Further, this relief was extended till August 31, 2020 and this pacakage has been taken up the company and installments has been rescheduled accordingly.

7 Trade payables

	30 September 2020	30 September 2019
Total outstanding dues of micro enterprises and small enterprises	–	–
Total outstanding dues of creditors other than micro enterprises and small enterprises (Net of Advances for goods)	857,409	1,910,151

	857,409	1,910,151

8 Other current liabilities

	30 September 2020	30 September 2019
Current maturities of long-term debts (refer note 4)	16,203,716	19,939,631
Interest accrued and due on term loans	3,462,257	1,428,637
Interest accrued and due on cash credit	220,770	65,775
Interest accrued and due on equipment loan	34,916	3,146
Interest accrued and due on other loan	227,261	41,155
Interest accrued but not due on debentures	–	193,351
Creditors for capital goods (Net of Capital Advances)	–	208,161
Employee benefits payable	598,578	925,709
Temporary Book Overdraft	207,852	–
Advance from TPA & Customers	441,959	422,997
Partner’s Current A/c	17,658	18,330
Statutory dues payable
Provident fund	334,272	245,317
Professional tax	14,188	11,934
Employee state insurance payable	180,386	167,574
Tax deducted at source payable	269,323	346,527
Goods and services tax payable	85,891	58,603
Unearned revenue	134,467	139,583
Advance from patients and others	7,116	136,587

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

8 Other current liabilities (Continued)

8.1

i. Major clients of the company are ESIC, PSU’s and various other government departments. There has been major delay in receipt of payment from their side which is creating challenges for the company to meet its operational expenses which includes statutory obligations also.

Due to this financial crunch there has been continuing delay in payment of statutory dues on the part of the company.

ii. As per Income Tax Act tax is to be deducted on payment or credit whichever is earlier, ignoring the fact whether payment has been made or not. Hence, TDS liability is deposited in respect of those to whom payment has been made.

8.2	Advance receipt of INR 30 mm from S.S Earth Moving Mining was for setup of dispensary setup in their mining area. But no space was allocated to us by them, hence setup is not done.

8.3	Advance include amount received from African medical supply for supply of DD setup but due to COVID outbreakup same couldnot be fulfilled

8.4

Regarding interest accrued and due with respect to the term loan taken from Allahabad bank, the company has been disputing the EMIs being deducted by the bank since 2017 in respect to hospital projects, that have not achieved COD especially as the disbursal also started late. The Bank and the company are entering into a restructuring proposal to resolve this issue. The Techno Economic viability report with positive recommendation has been submitted by Dun & Bradstreet which was appointed by bank to examine and report on the viability and Independent Credit Rating has been given by the approved rating agency. It is expected that the restructuring process will be completed in 2021. During this time the loan has been classified by the Bank as technical NPA pending closure of restructuring process. As the account has been declared technical NPA by the bank so no interest has been charged by the bank but following the concept of mercantile system of accounting interest on term loan from Allahabad Bank and interest on cash credit limit has been calculated and charged in expenses. This interest has been classified as Interest accured and due under other current liabilities.

9 Goodwill

	30 September 2020	30 September 2019
Opening balance	459,982	598,136
Amortisation of Goodwill	(46,680)	(49,495)
Forex Adjustment	10,107	(11,089)

Closing balance	423,410	537,552

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

12 Long-term loans and advances

	30 September 2020	30 September 2019
(Unsecured and considered good)
To parties other than related parties
(a) Capital advances ( net of Creditors for Capital goods)	391,695	–
(b) Security deposits	169,577	176,897

	561,271	176,897
(c) Other loans and advances
TDS receivables	418,205	355,652

	418,205	355,652

	979,477	532,549

13 Other non-current assets

	30 September 2020	30 September 2019
(Unsecured and considered good)
Bank deposits (due to mature after 12 months from the reporting date) [refer note 16]*	3,013	17,400
Balance with government authorities	676	702
Interest accrued on bank deposits	–	4,903

14 Inventories

(Valued at lower of cost and net realisable value)
Stock of digital dispensary, medicine and medical consumables	300,526	352,854
Stores and spares	4,057	8,989

	304,583	361,843

15 Trade receivables

(a) Unsecured and considered good	5,898,597	2,125,495
(b) Doubtful	445,007	461,939
Less: Provision for doubtful receivables	(445,007)	(461,939)

	5,898,597	2,125,495

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

16 Cash and bank balances

	30 September 2020	30 September 2019
Cash and cash equivalents
Cash on hand	81,799	45,433
Balance with banks:
On current accounts	90,311	18,603
On deposit accounts (with original maturity of 3 months or less)	38,493	6,611

	210,603	70,648
Other bank balances:
Deposits in banks with maturity of more than 3 months but less than 12 months*	47,733	68,623

	258,335	139,270

*	Bank deposits of USD 13,583 as on 30 September 2020 ( 30 September 2019—USD 14,100 ) have been pledged with Black Soil as security for term loan
*	Bank deposits of USD 31,125 as on 30 September 2020 ( 30 September 2019—USD 32,309) have been given as cash margin to banks for issuing bank guarantees to government authorities.

17 Short-term loans and advances

(Unsecured and considered good)
To parties other than related parties
Security deposits	39,078	39,414
Prepaid expenses	1,467	3,146
Advances to employees	501,209	290,053
Advances to others	61,809	32,714

	603,563	365,327

18 Other current assets

(Unsecured and considered good)
Interest accrued on bank deposits	16,679	5,913
Government grant receivable	637,299	464,209
Unbilled revenue	3,873	2,701

	657,851	472,823

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

18 Other current assets (Continued)

Note 10- Property, Plant & Equipment

Amount in USD

Particulars	WDV as on 30.09.2020	WDV as on 30.09.2019
Freehold land	5,352,705	5,556,360
Leasehold land	22,308	24,803
Buildings	16,116,062	17,030,230
Electricale quipment	422,839	505,755
Medical & surgical equipments	2,342,721	2,671,190
Furniture and fixtures	256,611	317,922
Vehicles	2,935	4,494
Office equipment	66,086	74,215
Computers and accessories	20,822	45,318

Total	24,603,090	26,230,286

Note 11- Intangible Assets

Particulars	WDV as on 30.09.2020	WDV as on 30.09.2019
Computer software (internally generated platform/applications)	2,533,591	2,716,523
Computer software	113,528	147,206
Trademark	32	56
Content development	79,077	125,020

Total	2,726,228	2,988,806

19 Revenue from operations

	30 September 2020	Amount in USD 30 September 2019
Sale of services:
Income from hospital services	2,372,857	2,191,829
Income from digital dispensary consultancy	573,672	564,578

Sale of goods:
Sale of pharmacy/ medicines	312,044	437,574
Sale of digital dispensary (net of Sales return :Nil (30 September 2019: USD 530,802 ))	–	(381,981)
Other operating revenue:
Income from government grant	124,878	162,308
Miscellaneous income	73,724	42,740

	3,457,175	3,017,048

19.1

The company has entered into revenue sharing arrangement, the contractual arrangement is on principal to principal basis for hospital at Bolpur, Sonamukhi, Malda, Jeypore & Mednipore. These hospitals were earlier operated by Company itself.

Reveue sharing arrangement is included within Income from Hospital Services.

19.2	Income from government grant represents interest and tax subsidy from government of Bihar under Bihar Industrial Investment Promotion Act, 2016. Interest subsidy is available to GHSPL Muzafarpur

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

19 Revenue from operations (Continued)

Healthcare LLP, GHSPL Bhaglpur Healtcare LLP & GHSPL Begusari Healthcare LLP on the term loan availed by the LLP from Allahabad Bank & State Industrial Development Bank of India.

20 Other income

	30 September 2020	Amount in USD 30 September 2019
Interest on income tax refund	–	7,593
Provision/ liability no longer required written back	3,011,222	174,668
Miscellaneous income	551	–

	3,011,772	182,261

21 Purchases

Medicines and medical consumables	382,124	505,597
Purchase of digital dispensary	22,188	54,064

	404,313	559,661

22 Course operating expenses

Training cost/ professional fees	–	–
Fooding and lodging	–	–
Externship expenses	–	–

	–	–

23 Changes in inventories

Inventory at the beginning of the year	268,366	244,722
Inventory at the end of the year	297,088	356,299

	(28,722)	(111,577)

24 Employee benefits expense

Salaries, wages and bonus	562,328	801,723
Contribution to provident and other funds	35,583	76,738
Staff welfare expenses	5,155	19,217

	603,066	897,678

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

25 Finance costs

Interest expense on:
- debenture	–	39,957
- term loan	1,090,910	935,294
- other loan	122,063	167,537
- equipment loan	42,641	46,633
- Cash credit	70,334	66,417
Unsecured loan	105,515	92,495
Other borrowing costs	79	17,433

	1,431,542	1,365,766
Less: Borrowing costs capitalised to qualifying assets	(301,048)	(282,337)

	1,130,494	1,083,429

25.1

Interest expenses has been calculated as per contractual term mentioned in sanction letter of Banks/ Financial Intitutions. The company is in discussion with Allahabad Bank for restructuring and other financial institutions for rescheduling of the repayment terms. The management beliefs that no penal interest will be charged by the banks & financial institution and hence no provision has been recognised in the statement of profit & loss.

26 Depreciation and amortisaton

	30 September 2020	Amount in USD 30 September 2019

Depreciation of property, plant and equipment (PPE)	348,447	387,631
Amortisation of Goodwill	46,680	49,495
Amortisation of intangible assets	334,855	286,676

	729,981	723,802

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

27 Other expenses

Consumption of stores and spares	7,752	1,146
Housekeeping expenses	43,015	59,622
Power and fuel	68,704	147,628
Rates and taxes	8,593	13,799
Rent (refer note 36)
- equipments	1,855	4,288
- others	36,958	54,396
Patient food expenses	23,607	41,816
Professional fees:
- to doctors	561,952	758,814
- to others	3,598	7,920
Repairs to building	32,317	42,037
Repairs to surgical/medical equipments/machinery	7,415	25,659
Repairs to others	5,598	3,653
Payment to auditors	12,085	12,814
Travelling and conveyance expenses	72,020	110,575
Advertisement and sales promotion	66,921	181,129
Testing expenses	42,268	44,914
Printing and stationery	13,671	23,333
Telephone and communication expenses	17,501	35,609
Miscellaneous expenses	44,637	54,722

	1,070,468	1,623,874

Amount in USD

28 Earnings/ (loss) per share

	30 September 2020	30 September 2019
Particulars
Profit/(Loss) attributable to equity shareholders (a)	2,521,198	(1,451,234)
Less: Dividend on cumulative compulsorily convertible preference shares and tax thereon (b)	2,021,859	1,176,735
Net profit/(loss) adjusted for the effects of dilutive potential equity shares for calculation of diluted EPS [(c) = (a) - (b)]	499,339	(2,627,969)
Weighted average number of equity shares of face value of INR 10 each outstanding during the year (used for calculating Basic EPS) (d)	492,904	492,904
Add: Effect of potential equity shares to be issued under Compulsory Convertible Preference Shares (e)*	4,152,535	652,947
Weighted average number of equity shares of face value of INR 10 each outstanding during the year (used for calculating Diluted EPS) [(f) = (d) + (e)]	4,645,439	1,145,851
Basic earnings per share of INR 10 each [(g) = (a)/(d)] (not annualised)	5.11	(2.94)
Diluted earnings per share of INR 10 each [(h) = (c)/(f)] (not annualised)**	0.54	(2.94)

**

Considering the impact of weighted average number of potential equity shares on account of compulsorily convertible preference shares in computation of Diluted EPS, the same becomes Anti- Dilutive for six months ended 30 September 2019. Accordingly Diluted EPS is equal to Basic EPS as on 30th September 2019.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

29 Minority interest

The following table summarises the information relating to Group’s subsidiaries and the carrying value of minority interests:

				Amount in USD
Name of the LLPs	Minority % 30 September 2020	Minority % 31 March 2019	30 September 2020	30 September 2019
GHSPL BEGUSARAI Healthcare LLP	5%	5%	38,449	45,817
GHSPL BGLP Super Speciality Healthcare LLP	35%	35%	274,509	260,264
GHSPL FATEHPUR Super Speciality Healthcare LLP	35%	35%	37,148	37,148
GHSPL JEYPORE Healthcare LLP	35%	35%	360,560	336,485
GHSPL SAMBHAV KNJ Healthcare LLP	35%	35%	162,355	185,864
GHSPL MLD Super Speciality Healthcare LLP	22%	22%	112,010	133,279
GHSPL MUZF Super Speciality Healthcare LLP	38%	38%	457,874	462,604
GHSPL MDPR Super Speciality Healthcare LLP	2%	2%	60,108	61,463
GHSPL PRN Super Speciality Healthcare LLP	24%	24%	190,007	190,007
GHSPL BHNGAR Super Speciality Healthcare LLP	11%	11%	52,008	52,008

			1,745,028	1,764,939

30 On October 22, 2020, the Company has entered into a business combination agreement with Uphealth Holdings, Inc. The transaction is agreed at a purchase consideration of $171,000,000. Post the consumation of transaction, Uphealth Holdings, Inc. will hold 100% shares in the Company.

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below.

31.1	Accounting Policies

(a) Revenue Recognition

The Group derives its revenue primarily from rendering medical and healthcare services. Income from medical and healthcare services comprise income from hospital services and sale of pharma products.

Revenue from hospital and digital consultancy services to patients is recognised as revenue when the related services are rendered unless significant future uncertainties exist. Revenue is also recognised in relation to the services rendered to the patients who are undergoing treatment/observation on the Statement of Financial Position date to the extent of services rendered.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

Revenue from sale of medicine and medical consumables within hospital premises is recognised on sale of medicines and similar products to the buyer. The amount of revenue recognised is net of sales returns and trade discounts.

Revenue from digital dispensary is recognised when risk and reward of ownership have been transferred to the customer and accepted by the customer, the sale price is fixed or determinable and collectability is reasonably assured.

Unbilled revenue represents value of medical and healthcare services rendered to the patients but not invoiced as at the Statement of Financial Position date.

(b) Liabilities written back

The group assesses its payment of its liabilities at reporting date and write back liabilities that is no longer required and same is recorded in other income.

(c) Research and Development Expenses

The group capitalises the internal and extenal cost incurred after technological feasibility for application development. Other costs including research phase are expensed as incurred by the group.

(d) Employee Benefit

The costs of the defined benefit plans granted to employees charged to the income statement are determined by actuarial calculation.

(e) Preference Shares

Series A preference shares is classified Mezzanine as they are reedemable at the option of the holder in absence of an IPO event/strategic sale not under the control of the Company. Subsequent to the balance sheet date, the investor have waived the reedemtion rights.

Other preference shares are classified as equity as there is no contractual obligation to deliver cash or any other financial asset, and will or may be settled in its own equity instruments.

Transaction costs are deducted from equity, net of associated income tax.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

(f) Business Combination

In accordance with ASC Topic 805, “Business combination”, the Company uses the acquisition method of accounting for all business combinations. The acquisition method of accounting requires, among other things, that the assets acquired and liabilities assumed in a business combination be measured at their fair values as of the closing date of the acquisition. The Company measures the fair values of the acquired assets and liabilities assumed on the closing date which is the date on which the Company transfers the purchase consideration or definitive control agreement is signed and achieves the control of the acquiree. Intangible assets acquired in a business combination are recognized and reported apart from goodwill if they meet the criteria specified in ASC Topic 805.

Acquisition-related costs are recognized as period costs, as incurred, except the costs to issue debt or equity securities which are reduced from the fair value of instruments issued.

Transaction that results in increase or decrease in a group’s/parents ownership interest in a subsidiary without the loss of control are accounted as equity transaction.

(g) Income Taxes

The Company accounts for income taxes in accordance with the asset and liability approach. Deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for net operating loss and tax credit carryforwards. Deferred tax amounts are determined by using the enacted tax rates expected to be in effect when the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance reduces the deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes the effect of uncertain income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to uncertain tax positions in the provision for income taxes in the consolidated statements of operations.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

(h) Foreign Currency Translation

The functional currency of the Company’s is the INR.

Accordingly, the subsidiaries remeasure monetary assets and liabilities at period-end exchange rates, while non-monetary items are remeasured at historical rates. Revenue and expense accounts are remeasured at the average exchange rate in effect during the year. Remeasurement adjustments are recognized in the consolidated statements of operations as other income or expense in the year of occurrence. Foreign currency transaction gains and losses were insignificant for all periods presented.

For subsidiaries where the functional currency is a foreign currency, adjustments resulting from translating the financial statements into INR are recorded as a component of accumulated other comprehensive income (loss) in stockholders’ equity. Monetary assets and liabilities denominated in a foreign currency are translated into INR at the exchange rate on the balance sheet date.

Revenue and expenses are translated at the weighted average exchange rates during the period. Equity transactions are translated using historical exchange rates. Foreign currency transaction gains and losses are included in other income (expense), net in the consolidated statements of operations.

(i) Comprehensive Income (Loss)

Comprehensive income (loss) refers to net income (loss) and other revenue, expenses, gains and losses that, under generally accepted accounting principles, are recorded as an element of stockholders’ equity but are excluded from the calculation of net income (loss).

(j) Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents

As at 30 September 2020 restricted cash includes deposits restricted as to usage under lien to banks for guarantees given by the Company amounting to USD 31,125 (30 September, 2019: USD 32,309) and USD 13,583 (30 September 2019 USD 14,100) lien with Black Soil. As per Accounting Standards Update No. 2016-18 (ASU 2016-18) “Restricted Cash—Statement of Cash Flows (Topic 230)”, the restricted cash and restricted cash equivalents is included within cash and cash equivalents when reconciling the begining of period and end of period total amounts shown on the statement of cash flows.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

(k) Accounts Receivable and Allowance for Doubtful

Accounts receivable are recorded net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s assessment of its ability to collect on customer accounts receivable. The Company regularly reviews the allowance by considering certain factors such as historical experience, credit quality, age of accounts receivable balances and other known conditions that may affect a customer’s ability to pay. In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet their financial obligations, a specific allowance is recorded against amounts due from the customer which reduces the net recognized receivable to the amount the Company reasonably believe will be collected. The Company writes-off accounts receivable against the allowance when a determination is made that the balance is uncollectible and collection of the receivable is no longer being actively pursued.

(l) Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and amortization.

Depreciation is computed using the straight-line method over the estimated useful life of the related asset. Maintenance and repairs are charged to expenses as incurred.

(m) Impairment or disposal of long-lived assets

The Company accounts for impairment losses on long-lived asset in accordance with ASC 360-“Property, plant and equipment”. The Company reviews long-lived asset for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company measures recoverability of assets to be held and used by a comparison of the carrying value of an asset to undiscounted future net cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Fair value of long-lived assets, including identifiable intangible assets, is determined either by using the discounted cash flow method or for assets to be disposed of at their net realizable value which includes an estimate for any potential costs to dispose.

(n) Fair Value of Financial Instruments

The Company applies fair value accounting for all financial instruments on a recurring basis. The Company’s financial instruments, which include cash, cash equivalents, accounts receivable and accounts payable are recorded at their carrying amounts, which approximate their fair values due to their short-term nature. Restricted cash is long-term in nature and consists of cash in a savings account, hence its carrying amount

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

approximates its fair value. All marketable securities are considered to be available-for-sale and recorded at their estimated fair values. Unrealized gains and losses for available-for-sale securities are recorded in other comprehensive income (loss). In valuing these items, the Company uses inputs and assumptions that market participants would use to determine their fair value, utilizing valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

Impairments are considered to be other than temporary if they are related to deterioration in credit risk or if it is likely that the security will be sold before the recovery of its cost basis. Realized gains and losses and declines in value deemed to be other than temporary are determined based on the specific identification method and are reported in other income (expense), net.

The accounting guidance for fair value provides a framework for measuring fair value, clarifies the definition of fair value, and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value as follows:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•

Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•

Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Indian GAAP versus U.S. GAAP Reconciliation tables

The following tables set forth the reconciliation of (i) the unaudited interim consolidated balance sheet, unaudited interim consolidated statement of operations and unaudited interim consolidated statement of cash flows of the group for the six months ended 30 September 2019 and the six months ended 30 September 2020 prepared in accordance with Indian GAAP and reclassified based on the classification format adopted by Up health for the U.S. GAAP Financial Statements to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited interim consolidated statement of cash flows of the Company prepared in accordance with U.S. GAAP.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

Unaudited Consolidated Balance Sheet as at 30 September 2020

							Amount in USD
Particulars	30 September 2020 Indian GAAP	Revaluation Reserve	Deferred Tax	Goodwill	Classification of Mezzanine Equity	Others*	30 September 2020 US GAAP
Assets
Current Assets
Cash and cash equivalents	258,335	–	–	–	–	(44,708)	213,627
Restricted cash	–	–	–	–	–	44,708	44,708
Accounts Receivables, net of allowance	5,898,597	–	–	–	–	–	5,898,597
Inventories	304,583	–	–	–	–	–	304,583
Other current assets	1,261,415	–	–	–	–	22,300	1,283,714

	7,722,930	–	–	–	–	22,300	7,745,230
Property, Plant & Equipment (Net)	24,603,090	(8,948,243)	–	–		(22,300)	15,632,547
Goodwill	423,410	–	–	(423,410)	–	–	–
Other Intangible Assets (Net)	2,726,228	–	–	–	–	–	2,726,228
Capital work in progress	4,954,035	–	–	–	–	–	4,954,035
Restricted cash	–	–	–	–	–	–	–
Deferred Tax Assets	–	–	3,040,823	–	–	–	3,040,823
Other assets	983,817	–	–	–	–	–	983,817

	33,690,580	(8,948,243)	3,040,823	(423,410)	–	(22,300)	27,337,450

Total Assets	41,413,510	(8,948,243)	3,040,823	(423,410)	–	–	35,082,680
Liabilities and Stockholders Equity
Current Liabilities
Accounts payables	857,409	–	–	–	–	–	857,409
Accrued Liabilities	6,379,009	–	–	–	–	111,160	6,490,169
Short-term borrowings	3,890,632	–	–	–	–	–	3,890,632
Current portion of long-term borrowings	16,203,716	–	–	–	–	–	16,203,716
Short-term provisions	7,828	–	–	–	–	–	7,828
	27,338,595	–	–	–	–	111,160	27,449,754

Long-term borrowings	1,867,690	–	–	–	–	–	1,867,690
Long-term provisions	149,122	–	–	–	–	–	149,122

Total liabilities	29,355,407	–	–	–	–	111,160	29,466,566

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

							Amount in USD
Particulars	30 September 2020 Indian GAAP	Revaluation Reserve	Deferred Tax	Goodwill	Classification of Mezzanine Equity	Others*	30 September 2020 US GAAP
Mezzanine Equity
Series A preferred shares	–	–	–	–	2,463,470	–	2,463,470
Stockholders Equity
Common Stock	104,371	–	–	–	–	–	104,371
Money received against share warrant	–	–	–	–	–	–	–
Preferred Stock	6,708,281	–	–	–	(508,086)	–	6,200,194
Additional paid-in-capital	8,320,698	–	–	(105,118)	(1,955,383)	–	6,260,197
Revaluation Surplus	10,128,170	(10,128,170)	–	–	–	–	–
Retained Earnings	(12,637,243)	–	2,917,095	(328,400)	–	(115,496)	(10,164,043)
Foreign Currency Translation Reserve	(2,311,201)	3,211,086	–	10,107	–	4,337	914,329

Total shareholders equity attributable to the Group	10,313,075	(6,917,084)	2,917,095	(423,410)	(0)	(111,160)	5,778,518
Non Controlling Interest	1,745,028	(2,031,159)	123,728	–	–	–	(162,404)

Total Stockholders Equity	12,058,104	(8,948,243)	3,040,823	(423,410)	(0)	(111,160)	5,616,114

Total liabilities and stockholders equity	41,413,510	(8,948,243)	3,040,823	(423,410)	(0)	–	35,082,680

*	Others include Lease classification and interest expense.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

Unaudited Consolidated Income Statement for six months ended 30 September 2020

					Amount in USD
Particulars	30 September 2020 Indian GAAP	Deferred Tax	Goodwill	Others	30 September 2020 US GAAP
Revenue	3,457,175	–	–	–	3,457,175
Cost of revenues	1,144,655	–	–	–	1,144,655

Gross Profit	2,312,520	–	–	–	2,312,520

Operating expenses
Selling & Distribution expense	66,921	–	–	–	66,921
General & Administrative expense	234,483	–	–	–	234,483
Employee benefits expense	603,066	–	–	–	603,066
Depreciation and amortisation	729,981	–	(46,680)	–	683,301

Total Operating Expenses	1,634,451	–	(46,680)	–	1,587,771

Operating Income	678,070	–	46,680	–	724,749
Other income	3,011,772	–	–	–	3,011,772
Interest expense	1,130,494	–		23,165	1,153,659

Income before income tax	2,559,348	–	46,680	(23,165)	2,582,862
Income tax expense	–	(64)	–	–	(64)
					–
Net Income	2,559,348	64	46,680	(23,165)	2,582,926
Net income attributable to non controlling interest	38,149	19,475	–	–	57,624

Net income available to the owners of the parent	2,521,198	(19,411)	46,680	(23,165)	2,525,302
Net Income	2,521,198	(19,411)	46,680	(23,165)	2,525,302

Other Comprehensive Income/(loss), net of tax
Translation adjustments	265,393			4,337	269,730

Total other comprehensive income/(loss)	265,393	–	–	4,337	269,730

Comprehensive Income	2,786,592	(19,411)	46,680	(18,828)	2,795,032
Comprehensive Income (loss) attributable to the non- controlling interest	–	–	–	–	–

Comprehensive Income attributable to the owners of the parent	2,786,592	(19,411)	46,680	(18,828)	2,795,032

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

Unaudited Consolidated Cash Flow Statement for six months ended 30 September 2020

			Amount in USD
Particulars	30 September 2020 Indian GAAP	Others	30 September 2020 US GAAP
Net cash (used in) operating activities (A)	950,084	–	950,084
Net cash (used in) investing activities (B)	(19,827)	–	(19,827)
Net cash provided by financing activities (C)	(790,300)	–	(790,300)
Net (decrease) in cash and cash equivalent (A+B+C)	139,956	–	139,956
Cash and cash equivalents at the beginning of the year	70,647	–	70,647
Cash and cash equivalents at the end of the year	210,603	–	210,603

Unaudited Consolidated Balance Sheet as at 30 September 2019

							Amount in USD
Particulars	30 September 2019 Indian GAAP	Revaluation Reserve	Deferred Tax	Goodwill	Classification of Mezzanine Equity	Others*	30 September 2019 US GAAP
Assets
Current Assets
Cash and cash equivalents	139,270	–	–	–	–	(46,409)	92,861
Restricted Cash	–	–	–	–	–	46,409	46,409
Accounts Receivables, net of allowance	2,125,495	–	–	–	–	–	2,125,495
Inventories	361,843	–	–	–	–	–	361,843
Other current assets	838,149	–	–	–	–	25,314	863,463

	3,464,757	–	–	–	–	25,314	3,490,071
Property, Plant & Equipment (Net)	26,230,286	(9,288,698)	–	–	–	(25,314)	16,916,275
Goodwill	537,552	–	–	(537,552)	–	–	–
Other Intangible Assets (Net)	2,988,806	–	–	–	–	–	2,988,806
Capital work in progress	4,596,575	–	–	–	–	–	4,596,575
Deferred Tax Assets	–	–	4,341,082	–	–	–	4,341,082
Other assets	556,228	–	–	–	–	–	556,228

	34,909,448	(9,288,698)	4,341,082	(537,552)	–	(25,314)	29,398,965

Total Assets	38,374,205	(9,288,698)	4,341,082	(537,552)	–	–	32,889,036

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

							Amount in USD
Particulars	30 September 2019 Indian GAAP	Revaluation Reserve	Deferred Tax	Goodwill	Classification of Mezzanine Equity	Others*	30 September 2019 US GAAP
Liabilities and Stockholders
Equity Current Liabilities
Accounts payables	1,910,151	–	–	–	–	–	1,910,151
Accrued Liabilities	4,487,661	–	–	–	–	63,623	4,551,285
Short-term borrowings	3,991,190	–	–	–	–	–	3,991,190
Current portion of long-term borrowings	19,939,631	–	–	–	–	–	19,939,631
Short-term provisions	8,600	–	–	–	–	–	8,600
	30,337,234	–	–	–	–	63,623	30,400,857
Long-term borrowings	2,119,012						2,119,012
Long-term provisions	109,050	–	–	–	–	–	109,050
Total liabilities	32,565,296	–	–	–	–	63,623	32,628,919

Mezzanine Equity
Series A preferred shares	–	–	–	–	2,463,470	–	2,463,470

Stockholders Equity
Common Stock	104,371	–	–	–	–	–	104,371
Redeemable Preferred Stock	6,708,281	–	–	–	(508,086)	–	6,200,194
Additional paid-in-capital	8,320,698	–	–	(98,306)	(1,955,383)	–	6,267,009
Revaluation Surplus	10,128,170	(10,128,170)	–	–	–	–	–
Retained Earnings	(18,993,639)		4,201,333	(428,157)	–	(64,667)	(15,285,130)
Foreign Currency Translation Reserve	(2,223,910)	2,870,631	–	(11,089)	–	1,043	636,675

Total shareholders equity attributable to the Group	4,043,970	(7,257,539)	4,201,333	(537,552)	(0)	(63,623)	386,589
Non Controling Interest	1,764,939	(2,031,159)	139,749	–	–	–	(126,471)

Total Stockholders Equity	5,808,909	(9,288,698)	4,341,082	(537,552)	(0)	(63,623)	260,118

Total liabilities and stockholders equity	38,374,205	(9,288,698)	4,341,082	(537,552)	(0)	–	32,889,037

*	Others include Lease classification and interest expense.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

Unaudited Consolidated Income Statement for six months ended 30 September 2019

				Amount in USD
Particulars	30 September 2019 Indian GAAP	Deferred Tax	Others	30 September 2019 US GAAP
Revenue	3,017,048	–	–	3,017,048
Cost of revenues	1,491,933	–	–	1,491,933

Gross Profit	1,525,115	–	–	1,525,115

Operating expenses
Selling & Distribution expense	181,129	–	–	181,129
General & Administrative expense	398,897	–	–	398,897
Employee benefits expense	897,678	–	–	897,678
Depreciation and amortisation	723,802	–	–	723,802

Total Operating Expenses	2,201,506	–	–	2,201,506

Operating Income	(676,391)	–	–	(676,391)
Other income	182,261	–	–	182,261
Interest expense	1,083,429	–	21,415	1,104,844

Income before income tax	(1,577,559)	–	(21,415)	(1,598,974)
Income tax expense	–	(1,597)	–	(1,597)

Net Income	(1,577,559)	1,597	(21,415)	(1,597,377)
Net income attributable to non controlling interest	(126,325)	(9,317)	–	(135,642)

Net income available to the owners of the parent	(1,451,234)	10,914	(21,415)	(1,461,735)

Net Income	(1,451,234)	10,914	(21,415)	(1,461,735)

Other Comprehensive Income/(loss), net of tax
Translation adjustments	(315,752)	–	1,043	(314,709)

Comprehensive Income	(315,752)	–	1,043	(314,709)

Total other comprehensive income/(loss)	(1,766,986)	10,914	(20,371)	(1,776,444)
Comprehensive Income (loss) attributable to the non-controlling interest	–			–

Comprehensive Income attributable to the owners of the parent	(1,766,986)	10,914	(20,371)	(1,776,444)

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

Unaudited Consolidated Cash Flow Statement for six months ended 30 September 2019

			Amount in USD
Particulars	30 September 2019 Indian GAAP	Other	30 September 2019 US GAAP
Net cash (used in) operating activities (A)	564,392	–	564,392
Net cash (used in) investing activities (B)	(431,366)	–	(431,366)
Net cash provided by financing activities (C)	(655,062)	–	(655,062)
Net (decrease) in cash and cash equivalent (A+B+C)	(522,037)	–	(522,037)
Cash and cash equivalents at the beginning of the year	592,684	–	592,684
Cash and cash equivalents at the end of the year	70,647	–	70,647

Disclosure Notes:

A. Revaluation Reserve

Under Indian GAAP, Revaluation of asset is permitted, an increase in revaluation is recognised directly to owners interest (under the heading Revaluation Reserve). Under US GAAP property, plant and equipment is carried at historical cost, revaluation is not permitted. Therefore, the revaluation amount has been reduced from the property, plant and equipment amounting to USD 89,48,243 for period ended 30 September 2020 and USD 92,88,698 for the period ended 30 September 2019 with a corresponding effect to the revaluation reserve, foreign currency translation reserve and non-controling interest.

B. Recognition of Deferred Taxes

Under US GAAP Deferred tax is recognised in full and a valuation allowance is provided to reduce the deferred tax assets to an amount that is more likely than not to be realised. Under IGAAP, virtual certainty is required for recognising the deferred tax asset on carry forward losses.

The deferred tax income of USD 64 in year 30 September 2020 and deferred tax charge of USD -1597 is recognised in year 30 September 2019. The effect on profit pertaining to entities with non-controlling interest (NCI) is recognised in NCI.

C. Goodwill

The Goodwill amount of USD 423,410 and USD 573,552 as on 30 September 2020 and 30 September 2019 respectively under IGAAP pertains to the acquisition of shares from minority shareholders without change in

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

31. This note presents the reconciliation of (i) the unaudited interim consolidated balance sheets, unaudited interim consolidated statement of profit and loss and unaudited interim consolidated statement of cash flows of Glocal Healthcare Systems Private Limited (“Glocal” or the “Company”) as derived from the unaudited interim consolidated financial statements of the Company for the six months ended 30 September 2019 and 30 September 2020, prepared in accordance with the accounting principles generally accepted in India (“Indian GAAP”),incorporated above in this document, to (ii) the unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations and unaudited statement of comprehensive income and loss and unaudited consolidated statement of cash flows of the Company prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with the U.S. GAAP accounting policies as set out below. (Continued)

control, under USGAAP transaction that results in increase in a group’s/parents ownership interest in a subsidiary without the change of control are accounted as equity transction. The Goodwill amount is reversed with a corresponding effect to additional paid in capital. The Group also has a goodwill pertaining to a subsidiary in IGAAP, the goodwill does not meet the recognition condition as per Business Combination and hence have been written off under USGAAP.

D. Classification of Prefernce Shares

Series A preferece shares is classified Mezzanine equity, as they are reedemable at the option of the holder in absence of an IPO event/strategic sale not under the control of the Company. Subsequent to the balance sheet date, the investor have waived the redemption rights.

E. Lease classification

In Indian GAAP—Land Leases taken for 33 years are shown under Property, Plant & Equipment and amortised over the lease period. Under US GAAP, the condition for finance lease is not satisfied, henc the carrying balance of upfront payment is reclassified to other current and non-current assets as preyments and amortised over the lease term.

F. Restricted cash classification

As at 30 September 2020 restricted cash includes deposits restricted as to usage under lien to banks for guarantees given by the Company amounting to USD 31,125 (30 September, 2019: USD 32,309) and USD 13,583 (30 September 2019 USD 14,100) lien with Black Soil. As per Accounting Standards Update No. 2016-18 (ASU 2016-18) “Restricted Cash—Statement of Cash Flows (Topic 230)”, the restricted cash and restricted cash equivalents is included within cash and cash equivalents when reconciling the begining of period and end of period total amounts shown on the statement of cash flows.

G. Interest Expense

Terms loan from Caspian has interest rate of 15% p.a., the arrangement also requires an IRR of 18% at the end of tenor of the credit facility or prepayment of loan, Under IGAAP interest is accounted at 15%, the differential interest of 3% is accounted for amortised cost accounting of loan under USGAAP. The group has accounted differential interest of USD 23,165 (30 September 2019: USD 21,415) with a corresponding effect to accrued interest.

Glocal Healthcare Systems Private Limited

Notes to consolidated financial statements for the six months ended 30 September 2020

32 The Company has considered the possible effects that may result from the pandemic relating to COVID-19 on the carrying amounts of receivables and investment in subsidiaries. In developing the assumptions relating to the possible future uncertainties in the global economic conditions because of this pandemic, the Company, as at the date of approval of these financial statements has used internal and external sources of information including credit economic forecasts. There is no significant impact on the Group’s Business on account of pandemic. The impact of COVID-19 remains uncertain and may be different from what we have estimated as of the date of approval of these consolidated financial statements and the Company will continue to closely monitor any material changes to future economic conditions.

33 Previous year’s figures have been regrouped/ reclassified wherever necessary to conform to current year’s classification/ disclosure.

For and on behalf of the Board of Directors of

Glocal Healthcare Systems Private Limited

Dr. Syed Sabahat Azim Director DIN: 03122895	Richa Sana Azim Director DIN: 02609003

TTC Healthcare, Inc.

and Subsidiaries (Successor)

Transformations Treatment Center, Inc.

and Affiliates (Predecessor)

Consolidated Financial Statements as of and for the years ended December 31, 2019 and 2018 and Independent Auditors’ Report

Independent Auditor’s Report	F-212

Consolidated Balance Sheets as of December 31, 2019 and 2018	F-214

Consolidated Statements of Operations for the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2019 through December 31, 2018	F-215

Consolidated Statements of Changes in Stockholder’s Equity for the periods January 1, 2018 through December 31, 2018, January 1, 2019 through September 4, 2019, and September 5, 2019 through December 31, 2019

F-216

Consolidated Statements of Cash Flows for the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018	F-218

Notes to Consolidated Financial Statements	F-220

Plante & Moran, PLLC Suite 600 8181 E. Tufts Avenue Denver, CO 80237 Tel: 303.740.9400 Fax. 303.740.9009 plantemoran.com

Independent Auditor’s Report

To the Board of Directors and Stockholders TTC

Healthcare, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of TTC Healthcare, Inc. and Subsidiaries (the “Company”) as of December 31, 2019; the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from September 5, 2019 to December 31, 2019 (successor); and the related notes to the consolidated financial statements.

We have also audited the accompanying consolidated balance sheet of Transformations Treatment Center, Inc. and Affiliates (the “Company”) as of December 31, 2018; the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended and for the period from January 1, 2019 to September 4, 2019 (predecessor); and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TTC Healthcare, Inc. and Subsidiaries (successor) and Transformations Treatment Center, Inc. and Affiliates (predecessor) as of December 31, 2019 and 2018, respectively, and the results of their operations and their cash flows for the periods from September 4, 2019 to December 31, 2019 (successor) and January 1, 2018 to December 31, 2018 and January 1, 2019 to September 4, 2019 (predecessor) in accordance with accounting principles generally accepted in the United States of America.

January 11, 2021

CONSOLIDATED FINANCIAL STATEMENTS

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

CONSOLIDATED BALANCE SHEETS

December 31, 2019, and 2018

	Successor	Predecessor
	December 31, 2019	December 31, 2018
ASSETS

CURRENT ASSETS
Cash	$549,669	$3,689,559
Accounts receivable, net	3,163,975	3,609,255
Prepaid expenses and other current assets	80,096	246,511

Total current assets	3,793,740	7,545,325

PROPERTY AND EQUIPMENT, net	420,957	588,032

OTHER ASSETS
Security deposits	265,734	172,404
Goodwill	13,299,090	–

	13,564,824	172,404

	$17,779,521	$8,305,761

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Revolving line of credit	$250,000	$–
Current maturities of long-term debt, net of unamortized debt issuance costs	957,813	–
Current portion of contingent consideration due to seller (Note B)	631,604	–
Accounts payable	483,668	205,477
Income taxes payable	89,058	–
Accrued payroll and other	109,385	256,376

Total current liabilities	2,521,528	461,853

LONG-TERM LIABILITIES
Long-term debt, less current maturities, net of unamortized debt issuance costs	9,391,800	–
Deferred income taxes	718,787	–
Contingent consideration due to seller (Note B), less current portion	421,944	–
Due to related party	25,000	–

	10,557,531	–

REDEEMABLE PREFERRED STOCK,
2,000,000 shares authorized, $.0001 par value; 2,000,000 shares issued and outstanding at December 31, 2019	1,829,431	–

STOCKHOLDER’S EQUITY	2,871,031	7,843,908

	$17,779,521	$8,305,761

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

CONSOLIDATED STATEMENTS OF OPERATIONS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

	Successor	Predecessor
	September 5, 2019 through December 31, 2019	January 1, 2019 through September 4, 2019	January 1, 2018 through December 31, 2018
Revenues, net
Inpatient and outpatient treatment related services	$5,056,558	$14,602,429	$19,545,611
Detoxification related services	900,152	1,662,656	4,332,279
Diagnostic laboratory related services	772,400	1,678,613	3,626,363

	6,729,110	17,943,698	27,504,253

Operating expenses
Selling, general, and administrative	6,157,899	14,499,747	22,529,965
Depreciation	50,952	110,741	247,727
Transaction expenses	366,825	–	–

	6,575,676	14,610,488	22,777,692
Operating income	153,434	3,333,210	4,726,561

Other income (expenses)
Interest expense	(222,618)	–	–
Other income	121,325	18,790	56,105

	(101,293)	18,790	56,105

Income before income tax expense	52,141	3,352,000	4,782,666
Income tax expense	(106,385)	–	–

NET INCOME (LOSS)	$(54,244)	$3,352,000	$4,782,666

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

For the periods January 1, 2018 through December 31, 2018, January 1, 2019 through September 4, 2019, and September 5, 2019 through December 31, 2019

	Predecessor
	Common Stock		Additional Paid-in Capital	Retained Earnings	Stockholder’s Equity
	Shares	Amount
Balance, January 1, 2018	–	$–	$–	$11,564,158	$11,564,158
Contributions	–	–	–	1,099,697	1,099,697
Distributions	–	–	–	(9,602,613)	(9,602,613)
Net income	–	–	–	4,782,666	4,782,666

Balance, December 31, 2018	–	–	–	7,843,908	7,843,908
Contributions	–	–	–	1,186,374	1,186,374
Distributions	–	–	–	(8,369,388)	(8,369,388)
Net income	–	–	–	3,352,000	3,352,000

Balance, September 4, 2019	–	$–	$–	$4,012,894	$4,012,894

(Continued)

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

For the periods January 1, 2018 through December 31, 2018, January 1, 2019 through September 4, 2019, and September 5, 2019 through December 31, 2019

	Successor
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholder’s Equity
	Shares	Amount
Balance, September 5, 2019 (Inception)	–	$–	$–	$–	$–
Issuance of common stock	8,000,000	800	2,999,200	–	3,000,000
Preferred stock dividends	–	–	–	(45,294)	(45,294)
Accretion of preferred stock discount	–	–	–	(29,431)	(29,431)
Net loss	–	–	–	(54,244)	(54,244)

Balance, December 31, 2019	8,000,000	$800	$2,999,200	$(128,969)	$2,871,031

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

	Successor	Predecessor
	September 5, 2019 through December 31, 2019	January 1, 2019 through September 4, 2019	January 1, 2018 through December 31, 2018
Cash flows from operating activities
Net income (loss)	$(54,244)	$3,352,000	$4,782,666
Adjustments to reconcile net income (loss) to net cash provided by operating activities Depreciation	50,952	110,741	247,727
Amortization of debt issuance costs	10,547	–	–
Deferred income tax expense	17,327	–	–
Loss on sale of property and equipment	–	–	159
(Increase) decrease in assets
Accounts receivable	(104,167)	549,447	2,683,459
Prepaid expenses and other current assets	221,867	(55,451)	134,437
Security deposits	(95,331)	(52,700)	62,098
Increase (decrease) in liabilities
Accounts payable	(68,590)	129,140	(95,980)
Income taxes payable	89,058	–	–
Accrued payroll and other	109,385	(38,732)	(24,149)
Payment of contingent consideration due to seller	(3,082)	–	–

Net cash provided by operating activities	173,722	3,994,445	7,790,417

Cash flows from investing activities
Net assets acquired, net of cash	(13,192,825)	–	–
Purchase of property and equipment	–	(6,000)	(17,292)
Proceeds from sale of property and equipment	–	–	2,000

Net cash used in investing activities	(13,192,825)	(6,000)	(15,292)

Cash flows from financing activities
Proceeds from revolving line of credit	$500,000	$–	$–
Payments on revolving line of credit	(250,000)	–	–
Proceeds from long-term debt	10,800,000	–	–
Payments on long-term debt	(250,000)	–	–
Debt issuance costs	(210,934)	–	–
Advances from a related party	25,000	–	–
Issuance of common stock	3,000,000	–	–
Preferred stock dividends	(45,294)	–	–
Distributions	–	(8,369,388)	(9,602,613)
Contributions	–	1,186,374	1,099,697

Net cash provided by (used in) financing activities	13,568,772	(7,183,014)	(8,502,916)

INCREASE (DECREASE) IN CASH	$549,669	$(3,194,569)	$(727,791)

Cash, beginning of period	–	3,689,559	4,417,350

Cash, end of period	$549,669	$494,990	$3,689,559

Supplemental disclosure of cash flow information
Cash paid for interest	$168,015	$–	$–

(Continued)

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

	Successor	Predecessor
	September 5, 2019 through December 31, 2019	January 1, 2019 through September 4, 2019	January 1, 2018 through December 31, 2018
Supplemental schedule of noncash activities
Total identifiable net assets acquired net of cash acquired (see Note B)
Accounts receivable	$3,059,808	$–	$–
Prepaid expenses and other current assets	301,963	–	–
Property and equipment	471,909	–	–
Security deposits	170,403	–	–
Accounts payable and accrued expenses	(552,258)	–	–
Deferred tax liability	(701,460)	–	–

	2,750,365	–	–
Goodwill	13,299,090	–	–

	16,049,455	–	–
Less redeemable preferred stock	(1,800,000)	–	–
Less non-cash consideration—contingent consideration due to seller	(1,056,630)	–	–

Cash considerations	$13,192,825	$–	$–

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Nature of Business

TTC Healthcare, Inc. and Subsidiaries (the “Successor”) and Transformations Treatment Center, Inc. and Affiliates (the “Predecessor”) provide inpatient and outpatient substance abuse and mental health treatment services for individuals with drug and alcohol addiction. In addition to the Successor’s and Predecessor’s inpatient and outpatient substance abuse treatment services, the Successor and Predecessor perform screenings, uranalysis, diagnostic laboratory services, and provides physician services to patients. The Successor and Predecessor operate numerous facilities located in Delray Beach, Florida, including inpatient substance abuse treatment facilities, standalone outpatient centers and sober living facilities focused on delivering effective clinical care and treatment solutions. The Successor was organized on June 5, 2019. On September 5, 2019, the Successor entered into an equity purchase agreement to acquire 100% of the outstanding shares of Transformations Treatment Center, Inc.; Integrity Way, Inc.; Pinnacle Testings, Inc.; Summit Detox, Inc.; Freedom Now, Inc.; and Supportive Healthcare, Inc. (Note B). As the effective dates of the equity purchase agreement and the related credit agreements (Notes E and F) are September 5, 2019, the initial date of the successor’s consolidated financial statements is reflected as of September 5, 2019, and is considered the date of inception. The Successor’s and Predecessor’s fiscal year is the calendar year.

References to the “consolidated financial statements” refer to both the Successor and Predecessor, unless otherwise noted. References in the notes to the consolidated financial statements to “the Company” refer to both the Successor and Predecessor, unless otherwise noted.

2. Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Successor as of December 31, 2019 and the results of its operations and its cash flows for the period September 5, 2019 through December 31, 2019. The consolidated financial statements also include the accounts of the Predecessor as of September 4, 2019 and December 31, 2018, and the results of its operations and its cash flows for the period from January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018. All significant intercompany balances and transactions have been eliminated in consolidation.

Predecessor

The consolidated Predecessor financial statements include the accounts of Transformations Treatment Center, Inc. and Affiliates; Integrity Way, Inc.; Pinnacle Testings, Inc.; Summit Detox Inc.; and Supportive Healthcare, Inc., which were affiliated through common management and ownership.

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation, clarifies the identification of a variable interest entity and determines under what circumstances a variable interest entity should be consolidated with its primary beneficiary. The Predecessor adopted the requirements of FASB ASC 810 for Integrity Way, Inc.; Pinnacle Testings, Inc.; Summit Detox Inc.; and Supportive Healthcare, Inc. The Predecessor determined that these entities met the criteria of a variable interest entity under FASB ASC 810 and that consolidation is required due to Transformation Treatment Center, Inc. being the primary beneficiary of the affiliates.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Successor

The consolidated Successor financial statements include the accounts of TTC Healthcare, Inc. and its subsidiaries: Transformations Treatment Center, Inc.; Integrity Way, Inc.; Pinnacle Testings, Inc.; Summit Detox Inc.; Freedom Now, Inc.; Wrigley Healthcare Services, Inc.; and Supportive Healthcare, Inc., which are 100% wholly owned.

3. Revenue Recognition

The Company has three entities that produce third party revenues:

Transformations Treatment Center, Inc.

The Company provides all-inclusive Partial Hospitalization Programs, Outpatient Programs, and Stabilization and Outpatient Programs. Services related to these programs include psychiatric and psychotherapy services and procedures.

Summit Detox, Inc.

The Company provides an all-inclusive Detoxification Program. Services related to this program include psychiatric and psychotherapy services and procedures.

Pinnacle Testings, Inc.

The Company provides diagnostic laboratory services. Services include uranalysis and other drug testing procedures.

The Company generates revenue primarily through services provided to patients in both inpatient and outpatient treatment settings. The Company bills third-party payors weekly for the services provided in the prior week. Client-related services, such as inpatient and outpatient programs, are generally recognized as services are provided at the estimated net realizable value amount from patients, third-party payors and others for services provided. The Company receives the majority of payments from commercial payors at out-of- network rates. Client service revenue is recorded at established billing rates less adjustments to estimate net realizable value. Provisions for estimated third party payor reimbursements are provided in the period related services are rendered and adjusted in future periods when actual reimbursements are received.

The Company provides diagnostic laboratory services for their patients which are recognized as services are provided at the estimated net realizable value amount from patients, third-party payors and others for services provided. Diagnostic laboratory service revenue is recorded at established billing rates less adjustments to estimate net realizable value. Provisions for estimated third party payor reimbursements are provided in the period related services are rendered and adjusted in future periods when actual reimbursements are received.

Prior to admission, insurance coverage, as applicable, is verified and the client self-pay amount is determined. The Company accounts for any client self-pay on a cash basis as collectability can not or could not be reasonably assured. Revenue is/was recognized when collection is made. In some instances, patients will make a deposit for the services to be rendered. These prepaid payments are included in accrued liabilities in the

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

accompanying consolidated balance sheets and revenue related to these payments is deferred and recognized over the period services are provided. The Company does not recognize revenue for any amounts not collected from the client.

The Company recognizes revenue from third-party payors as services are provided based on our estimate of the amount that third-party payors will pay for the services performed. The Company estimates the net realizable value of revenue by adjusting gross client charges using an expected realization and applying that discount to gross client charges. A significant or sustained decrease in reimbursement rates could have a material adverse effect on the Company’s operating results. There is no assurance that the Company will be able to maintain or improve historical reimbursement rates in future reporting periods.

Estimates of net realizable value are subject to significant judgment and approximation by management. It is possible that actual results could differ from the historical estimates management has used to help determine the net realizable value of revenue. If actual reimbursements either exceed or are less than the net realizable value estimates, the Company records a revenue adjustment, either positive or negative, for the difference between the estimate of the receivable and the amount actually reimbursed in the reporting period in which the reimbursement occurred.

In the event that there is a difference in the recognized revenue from third-party payors due to material errors, management may be required to restate prior period financial results. Subsequent to the transaction described in Note B, Management identified a potential overpayment from a third-party payor. Management engaged a third-party financial analysis firm to quantify the estimated overpayment, which may be material, and notified the third-party payor. The Successor received indication from the third-party payor that they do not believe an overpayment error was made, however the issue has not been formally resolved with the payor. In the event that the matter is settled, as the majority of the period in question is prior to the acquisition, the Successor has recourse to withhold payment of contingent consideration, withhold payment of cumulative preferred return, redeem outstanding preferred stock, and pursue cash collection, as defined in the Purchase Agreement (See Note B).

In the following table, revenue is disaggregated by significant service provided, all of which are recognized over time for the period ended December 31, 2019, September 4, 2019, and December 31, 2018:

	Successor	Predecessor
	December 31, 2019	September 4, 2019	December 31, 2018
Inpatient and outpatient treatment related services	$5,056,558	$14,602,429	$19,545,611
Detoxification related services	900,152	1,662,656	4,332,279
Diagnostic laboratory related services	772,400	1,678,613	3,626,363

	$6,729,110	$17,943,698	$27,504,253

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

4. Accounts Receivable

Accounts receivable represent receivables primarily from third-party payors for services provided. Such amounts are recorded net of contractual concessions and other adjustments at the time of billing, as well as net of an additional reserve for uncollectable receivables. In those instances when payment is not received at the time of service, the Company records receivables from their patients, most of whom are insured under third-party payor agreements. Payments of accounts receivable are allocated to the specific invoices identified on the client’s remittance advice or third party payor explanation of benefits or, if unspecified, are applied to the oldest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. The Company’s additional reserve reduces customer accounts receivable to the net amount estimated to be collectible. Estimating the current creditworthiness of customers and the recoverability of customer accounts requires management to exercise considerable judgment. In estimating uncollectible amounts, management considers factors such as general economic and industry-specific conditions.

Accounts receivable, net consists of the following at December 31, 2019 and December 31 2018:

	Successor	Predecessor
	December 31, 2019	December 31, 2018
Amounts billed for services provided	$8,690,751	$17,248,257
Less implicit or explicit price concessions	(5,982,472)	(13,639,002)
Less additional reserve for uncollectable receivables	(81,248)	–

	2,627,031	3,609,255
Accounts receivable remaining from business combination (see Note B)	536,944	–

	$3,163,975	$3,609,255

5. Property and Equipment

Property and equipment are recorded at cost (Predecessor). Property and equipment was initially recorded at fair value of acquired assets at the time of the acquisition. Subsequent to the acquisition, property and equipment are recorded at cost for new additions (Successor). Depreciation is provided using the straight-line method based on the following estimated useful lives of the assets:

Years
Office equipment	5
Furnitures and fixtures	7
Vehicles	5
Software	3

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

6. Goodwill

Goodwill represents the excess of purchase price and related costs over the fair value assigned to the net tangible assets of a business acquired (see Note B). Goodwill is not amortized, but instead is tested for impairment annually or if certain circumstances indicate that a possible impairment may exist. The Company assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events and circumstances, the Company determines that this is the case, the Company evaluates the recoverability of goodwill using a two-step impairment test approach at the reporting unit level. In the first step, the fair value for the reporting unit is compared to its book value including goodwill. If the fair value of the reporting unit is less than the book value, a second step is performed which compares the implied fair value of the reporting unit’s goodwill to the book value of the goodwill.

The fair value of the goodwill is determined based on the difference between the fair value of the reporting unit and the net fair value of the identifiable assets and liabilities of such reporting unit. If the fair value of the goodwill is less than the book value, the difference is recognized as an impairment. The Company has assessed qualitative factors and has determined that it is not more likely than not that the fair value of the reporting unit is less than its respective carrying amount. No indications of impairment were noted for the period ended December 31, 2019.

7. Business Combinations

Business combinations are based on the Company’s best estimates of the fair values of assets acquired and liabilities assumed at the date of acquisition. Goodwill is not amortized, but rather assessed, at least annually, for impairment.

8. Debt Issuance Costs

Debt issuance costs are included as a direct deduction from the carrying amount of the debt liability, consistent with debt premiums and discounts, and is included in interest expense as debt payments are made.

9. Income Taxes

The Predecessor, with the consent of its stockholder, elected to be taxed as an S Corporation under provisions of the Internal Revenue Code. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate shares of the Predecessor’s taxable income. Therefore, no liability or provision for federal income taxes has been included in these consolidated financial statements. The Predecessor was subject to certain state taxes in jurisdictions where taxes were assessed.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Successor has elected to be treated as a C Corporation and files federal and state income tax returns. Deferred taxes are provided on the liability method whereby deferred income tax assets are recognized for deductible temporary differences, operating loss, tax credit carryforwards, and deferred income tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Successor recognizes tax liabilities when the Successor believes that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. The current portion of tax liabilities is included in other liabilities. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

The Successor files income tax returns in the U.S. federal jurisdiction and the State of Florida.

10. Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11. Fair Value of Financial Instruments

The carrying amounts of financial instruments, including accounts receivable, accounts payable, accrued payroll and other, and current maturities of long-term debt approximate fair value due to the short maturity of these instruments. The carrying amounts of long-term debt approximates fair value because the interest rates fluctuate with market interest rates or the fixed rates are based on current rates offered to the Company for debt with similar terms and maturities.

It is the Company’s policy, in general, to measure nonfinancial assets and liabilities at fair value on a nonrecurring basis. These items are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (such as evidence of impairment) which, if material, are disclosed in the accompanying notes to these consolidated financial statements.

12. Marketing and Promotion Costs

The Company expenses marketing and promotion costs as incurred. Marketing and promotion expense for the period from September 5, 2019 (inception) through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018, was approximately $521,000, $1,257,000 and $2,178,000, respectively.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

13. Significant Accounting Standards Applicable In A Future Year

a. Revenue Recognition

The FASB issued ASU 2014-09, Revenue from Contracts with Customers, (Topic 606) (ASU 2014-09), in May 2014. ASU 2014-09 sets forth a new five-step revenue recognition model that will require the use of more estimates and judgment. ASU 2014-09 will replace current revenue recognition requirements in Topic 605, Revenue Recognition, in its entirety. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and should be applied retrospectively in the year the ASU is first applied using one of two allowable application methods.

ASU 2014-09 is effective for the Company’s December 31, 2020 financial statements and thereafter. Management is currently evaluating the effect that ASU 2014-09 will have on the Company’s financial statements. The Company anticipates the implementation of ASU 2014-09 to have no significant impact on the Company’s consolidated financial statements.

b. Leases

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. Under ASU 2016-02, lessees will be required to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASU 2016-02 was effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and will be applied using a modified retrospective approach.

In November 2019, the FASB issued ASU 2019-10, Financial Instruments – Credit Losses (Topic 325), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (ASU 2019-10). ASU 2019-10 finalizes various effective date delays for private companies applying the credit losses, leases and hedging standards. As a result of ASU 2019-10, the Company’s effective date of ASU 2016- 02 is deferred. ASU 2016-02 is now effective for the Company’s December 31, 2021 consolidated financial statements. Management is currently evaluating the effect that ASU 2016-02 will have on the Company’s consolidated financial statements. The Company expects to record total right-of-use assets and related operating lease obligations based on the present value of future payments as disclosed in Note I on the consolidated balance sheet upon adoption, with no material impact to the consolidated statement of operations.

NOTE B—BUSINESS COMBINATION

On September 5, 2019, the Successor entered into an Equity Purchase Agreement (“Purchase Agreement”) to acquire 100% of the outstanding shares of Transformations Treatment Center, Inc.; Integrity Way, Inc.; Pinnacle Testings, Inc.; Summit Detox, Inc.; Freedom Now, Inc.; and Supportive Healthcare, Inc. The acquisition was completed so that the Successor could enter the inpatient and outpatient substance abuse and

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE B—BUSINESS COMBINATION (Continued)

mental health treatment services industry and realize the synergies and economies of scale expected from the combination of the Predecessor and Successor.

The following table summarizes the consideration given and the estimated fair values of the assets acquired and liabilities assumed at the date of the transaction:

Consideration
Consideration, net of cash acquired of $495,014	$13,192,825
Non-cash consideration - preferred stock	1,800,000
Contingent consideration due to seller	1,056,630

$16,049,455

The purchase price was allocated to the consolidated balance sheet as follows:

Accounts receivable	$3,059,808
Prepaid expenses and other current assets	301,963
Property and equipment	471,909
Security deposits	170,403
Goodwill	13,299,090
Accounts payable and accrued expenses	(552,258)
Deferred tax liability	(701,460)

$16,049,455

Accounts receivable, net consisted of the following at the transaction date:

Amounts billed for services provided	$16,003,541
Less implicit or explicit price concessions	(12,943,733)

$3,059,808

Goodwill arising from this acquisition consists largely from the synergies and economies of scale expected from the combination of the Predecessor and Successor.

Transaction expenses of $366,825, relating to aforementioned acquisition, were expensed as incurred and are included in operating expenses on the accompanying consolidated statement of operations.

Per the terms of the acquisition agreement, the seller is eligible to receive additional consideration equal to one half of the difference between actual daily per client VA receipts less $1,175 per patient per day for a thirty month period beginning on the date of closing (September 5, 2019).

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE B—BUSINESS COMBINATION (Continued)

Total consideration due to the seller at December 31, 2019 is as follows:

Total contingent consideration due to seller	$1,053,548
Less current portion of contingent consideration due to seller	(631,604)

Contingent consideration due to seller, less current portion	$421,944

As a component of the Purchase Agreement the seller provided the Company with certain indemnifications. The Company may pursue indemnification claims for matters related to inaccuracies, breach or violation of any representations, covenants, and any third-party payer claim, subject to the limitations, as defined in the Purchase Agreement. In the event that indemnifications were pursued and matters were settled, the Company has recourse to withhold payment of contingent consideration, withhold payment of cumulative preferred return, redeem outstanding preferred stock, and pursue cash collection, as defined in the Purchase Agreement.

NOTE C—NET CLIENT REVENUE

The Company reports revenue on a net basis, which is gross billings less adjustments and discounts. Net revenue consisted of the following for the period ended December 31, 2019, September 5, 2019, and December 31, 2018:

	Successor	Predecessor
	September 5, 2019 through December 31, 2019	January 1, 2019 through September 4, 2019	January 1, 2018 through December 31, 2018
Gross billings	$14,237,997	$51,439,274	$71,853,656
Less contractual adjustments	(7,395,892)	(33,495,576)	(44,349,403)
Less allowance	(112,995)	–	–

	$6,729,110	$17,943,698	$27,504,253

The approximate mix of net receivables as of December 31, 2019 and 2018, and net revenues for the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018 consisted of the following:

	Successor Net Receivables	Predecessor Net Receivables
	December 31, 2019	December 31, 2018
Third-party payors	100.00%	100.00%
Client	0.00%	0.00%

	100.00%	100.00%

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE C—NET CLIENT REVENUE (Continued)

	Successor Net Revenues	Predecessor Net Revenues
	September 5, 2019 through December 31, 2019	January 1, 2019 through September 4, 2019	January 1, 2018 through December 31, 2018
Third-party payors	97.80%	95.24%	94.25%
Client	2.20%	4.76%	5.75%

	100.00%	100.00%	100.00%

NOTE D—PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2019 and December 31, 2018:

	Successor	Predecessor
	December 31, 2019	December 31, 2018
Office equipment	$23,871	$174,628
Furnitures and fixtures	21,556	226,918
Leasehold improvements	311,428	760,395
Vehicles	110,726	843,258
Software	4,328	64,076

	471,909	2,069,275
Less accumulated depreciation	50,952	1,481,243

	$420,957	$588,032

NOTE E—REVOLVING LINE OF CREDIT AND SUBSEQUENT EVENT

During September 2019, the Successor entered into a loan and security agreement (the “Agreement”) with a bank that allowed for maximum borrowings of $1,750,000 on a revolving line of credit and a $10,800,000 term loan. The revolving line of credit expires in September 2022, with the option to extend for a total of two years by two separate one year extensions. The revolving line of credit and term loan are subject to certain restrictive covenants and are collateralized by substantially all the assets of the Successor, as defined in the Agreement. At December 31, 2019, the Successor was not in compliance with the restrictive covenants. All instruments under the Agreement bear interest at a floating per annum rate equal to the London Interbank Offered Rate (LIBOR) (1.76% at December 31, 2019), plus an applicable margin of 3.50% - 4.00%, as defined in the agreement. Interest payments are required monthly. The outstanding balance on the revolving line of credit as of December 31, 2019 is $250,000.

On November 23, 2020, the Company entered into a forbearance agreement with the bank. Under the terms of the agreement, the bank agrees to forbear from the exercise of the bank’s remedies of existing events of default, upon certain conditions being met. The forbearance period is effective until July 31, 2021. The agreement also modified the interest rate to be a floating per annum rate of interest equal to LIBOR plus 4.00%. Additionally, the agreement requires that certain minimum census, revenue and liquidity requirements be met. Lastly, as

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE E—REVOLVING LINE OF CREDIT AND SUBSEQUENT EVENT (Continued)

required by the forbearance agreement, the Company executed a Capital Call Agreement which provides for a maximum capital contribution of $2,431,000 to meet certain restrictive covenants. The funds contributed shall be considered equity investments in the Company. Additionally, the agreement requires the suspension of payments under subordination agreements, including payment of management fees, earn-out payments, and preference payments. The payments under the subordination agreements are to be deposited to an escrow account held at the bank throughout the forbearance period. The amount of escrowed payments held in escrow shall be included when calculating liquidity requirements.

NOTE F—LONG-TERM DEBT

Long-term debt consists of the following at December 31, 2019:

As defined in the Agreement described in Note E, the term loan bears interest at the same rate of the revolving line of credit. Principal payments of $83,333 are required monthly for the first forty eight months and $125,000 for the final twelve months, a balloon payment of all outstanding principal and accrued interest due on the maturity date in September 2024.	$10,550,000
Less unamortized debt issuance costs	200,387

10,349,613
Less current maturities	957,813

$9,391,800

The Successor incurred debt issuance costs of $210,934 during the period September 5, 2019 through December 31, 2019, which were recorded as a reduction to the carrying value of the term loan described above. The reduction is recognized over the term of the respective loan. The charge to interest expense was $10,547 for the period from September 5, 2019 through December 31, 2019.

The total future maturities of long-term debt consist of the following at December 31, 2019:

	Principal	Unamortized Debt Issuance Costs	Net Outstanding Long-Term Debt
2020	$1,000,000	42,187	$957,813
2021	1,000,000	42,187	957,813
2022	1,000,000	42,187	957,813
2023	1,125,000	42,187	1,082,813
2024	6,425,000	31,639	6,393,361

Total	$10,550,000	$200,387	$10,349,613

NOTE G—REDEEMABLE PREFERRED STOCK

In accordance with the terms of the Purchase Agreement discussed in Note B, the Successor issued 2,000,000 shares of redeemable preferred stock at $.0001 par value, with an original issue price of $1.00 per share. As of

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE G—REDEEMABLE PREFERRED STOCK (Continued)

December 31, 2019, 2,000,000 shares are issued and outstanding. The holder of redeemable preferred stock is entitled to preferences in certain cases with respect to dividends, dissolution, conversion and other matters. The holder of outstanding shares of redeemable preferred stock is not entitled to any voting rights on matters presented to, voted upon or consented to by the stockholders of the Successor.

The redeemable preferred stock has put rights that may be exercised on the 5th day of the last month of each calendar quarter, beginning in December 2020. The Successor may be required to purchase the outstanding shares in increments of $250,000 of the original issue price. The redemption is not mandatory and requires written request. The Successor also has a call option and may redeem the outstanding redeemable preferred shares at any time. The fair value is $1,800,000 with a discount of $200,000 that will be accreted to the redemption value. The $200,000, which represents the difference between the initial value of $2,000,000 and the fair value of $1,800,000, will be accreted over the period from the date of issuance of September 5, 2019 through September 2022, which is the final anticipated redemption date, assuming all redemptions are made.

Dividends on outstanding shares of redeemable preferred stock shall accrue at the rate per quarter of 1.75% of the original issue price of such shares. The dividend accrued on shares of redeemable preferred stock shall be prorated for fractional shares and to the extent that such shares were not outstanding every day of such quarter. The Successor shall pay accrued but unpaid dividends on the last day of each quarter. If any amounts accrued are not paid on the dividend due date, the Successor shall pay interest on such unpaid dividend amounts at an aggregate per annum rate equal to 10.0% until such unpaid dividend amounts are paid in full. Interest shall accrue daily in arrears and be compounded annually.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Successor, or deemed liquidation event, as defined in the Certificate, the holder of preferred stock outstanding shall be entitled to be paid out of the assets of the Successor available for distribution to its stockholders before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the original issue price, plus any dividends declared but unpaid thereon.

Each outstanding share of preferred stock shall be redeemed by the Successor at a price equal to the original issue price per share, plus all declared but unpaid dividends thereon. The carrying value of the redeemable preferred stock was $1,829,431 at December 31, 2019. Due to the redeemable nature of the preferred stock by the shareholder, the carrying value is not presented as a component of stockholders’ equity.

NOTE H—STOCKHOLDER’S EQUITY AND RIGHTS

The Successor is authorized to issue 10,000,000 shares of common stock at $.0001 par value. As of December 31, 2019, 8,000,000 shares are issued and outstanding. All common stock shall comprise a single class. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of shares of capital stock of the Successor representing a majority of the votes. The holders of common stock are entitled to one vote for each share of common stock. The Successor may pay dividends and other distributions on the common stock from time to time as declared by the Board of Directors. The Successor shall not pay or set aside any dividends on common stock unless the holders of the preferred stock then outstanding shall have first received, or simultaneously received, all amounts then accrued or due under any provisions of the certificate of incorporation (“Certificate”).

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE H—STOCKHOLDER’S EQUITY AND RIGHTS (Continued)

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Successor, or deemed liquidation event, as defined in the Certificate, after the payment of all preferential amounts required to be paid to the holders of preferred stock, the remaining assets of the Successor available for distribution to its stockholders shall be distributed among the holders of shares of common stock, pro rata based on the number of shares held by each such holder.

NOTE I—OPERATING LEASES AND SUBSEQUENT EVENT

The Company leases various facilities in accordance with the terms of operating lease agreements requiring monthly payments ranging from $3,163 to $67,954. At the time of the Purchase Agreement (Note B), the Successor assumed the properties of the Predecessor and entered into new leases with the lessors. The leases expire at various dates through October 2025. Subsequent to December 31, 2019, the Company entered into an amended lease agreement for one of its facilities. For financial reporting purposes, lease expense is recognized on a straight-line basis over the term of the lease. The excess straight-line expense over cash paid aggregated approximately $4,700 and is included in accrued payroll and other in the accompanying balance sheet as of December 31, 2019. There were no amounts at September 4, 2019 or December 31, 2018.

In accordance with the lease terms, the Company may be required to deposit funds to the lessor in the form of a security deposit. The Company may receive the deposits back if certain conditions are met, as stated in the lease agreements. Security deposits totaled $265,734, $225,104, and $172,404 as of December 31, 2019, September 4, 2019, and December 31, 2018, respectively.

The Company leases three of the facilities described above from related parties (seller of the Predecessor). Rent expense incurred on these related-party leases totaled approximately $291,000, $528,000, and $882,000 for the periods from September 5, 2019 (inception) through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018, respectively.

Rent expense totaled $555,169, $1,017,789, and $1,638,542, including related party leases, for the period from September 5, 2019 (inception) through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018.

As of December 31, 2019, future minimum lease payments under non-cancelable operating leases, including the subsequent event lease extension, are as follows:

	Related Party	Non-Related Party	Total
2020	$883,800	$678,393	$1,562,193
2021	887,339	484,823	1,372,162
2022	900,757	493,016	1,393,773
2023	914,175	475,807	1,389,982
2024	927,592	361,007	1,288,599
Thereafter	686,716	–	686,716

	$5,200,379	$2,493,046	$7,693,425

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE J—INCOME TAXES

As indicated in Note A-9, the Predecessor has elected to be taxed as an S Corporation. Therefore, no liability or provision for federal income taxes has been included in these consolidated financial statements for the periods prior to September 5, 2019.

Deferred income taxes for the Successor consist of the following at December 31, 2019:

Successor
Deferred tax assets before valuation allowance	$–
Valuation allowance	–

Deferred tax assets after valuation allowance	–

Deferred tax liabilities	718,787

Net deferred tax assets and liabilities	$718,787

Deferred income taxes result primarily from significant temporary differences between income for financial reporting purposes and taxable income. These differences arose principally from the use of accelerated tax depreciation and timing on the recognition of revenues and expenses.

The Successor’s income tax expense for the period from September 5, 2019 (inception) to December 31, 2019 consists of the following:

Successor
Current expense	$89,058
Deferred expense	17,327

$106,385

The income tax expense as recorded in these financial statements differs from the amount that would result from applying statutory rates to income before income taxes because of permanent differences between financial reporting and tax reporting related to certain expenses.

NOTE K—RELATED—PARTY TRANSACTIONS

1. Management Fees

The Company has a management agreement with a related party (a member of the Successor’s parent company). Management fee expenses paid were approximately $275,000 for the period from September 5, 2019 (inception) to December 31, 2019. At December 31, 2019, the Company had no unpaid management fees. There were no management fees for the period from January 1, 2019 through September 4, 2019 or January 1, 2018 through December 31, 2018.

2. Due to Related Party

Advances to the Company from a related party (a member of the Successor’s parent company) were $25,000 at December 31, 2019. The advance is noninterest-bearing and is not expected to be repaid within the next year. There were no advances at September 4, 2019 or December 31, 2018.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE L—RISKS, UNCERTAINTIES, AND SUBSEQUENT EVENT

1. Uninsured Cash

The Company maintains its cash balances at two financial institutions in Florida. These cash balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company may, from time to time, have balances in excess of FDIC insured deposit limits.

2. Significant Third-Party Payors

Certain payors may account for a significant portion of the Company’s revenue on an annual basis. These more significant payors can also change from year to year. If any of these or other third-party payors reduce their reimbursement rates for the services the Company provides or otherwise implement measures, such as specialized networks, it is likely that the payments received, revenue, profitability and cash flows could be materially adversely affected. For the period ended December 31, 2019, the Company had two significant third-party payors who accounted for approximately 52% of total net revenues for 2019. Accounts receivable associated with these third-party payors was approximately $1,749,000 as of December 31, 2019. For the period ended September 4, 2019, the Company had two significant third-party payors who accounted for approximately 52% of total net revenues for the year ended September 4, 2019. Accounts receivable associated with these third-party payors was approximately $793,000 as of September 4, 2019. For the year ended December 31, 2018, the Company had one significant third-party payor who accounted for approximately 23% of total net revenues for the year ended December 31, 2018. Accounts receivable associated with this third-party payor was approximately $336,000 as of December 31, 2018.

One of the payors uses a third party administrator (“TPA”) to process and pay its claims. In 2020, the payor changed their TPA in certain regions of the country, which will require the Company to be credentialed in-network with the new TPA. If the Company is unable to be credentialed, the Company will not be able to accept Patients from this payor, which could have a material adverse effect on the Company’s revenue. At this time, the Company is not able to determine the ultimate outcome of the credentialing process on the Company’s financial position, results of operations, and cash flows.

3. Contingencies and Subsequent Event

From time to time, the Company may also be subjected to claims or lawsuits which arise in the ordinary course of business. Management believes that the disposition of these matters will not have a material effect on the Company’s financial position or results of operations. No liability related to these matters has been recorded at December 31, 2019, September 4, 2019 or December 31, 2018.

Subsequent to year end, a former employee filed an Equal Employment Opportunity Commission (EEOC) claim against the Company alleging discrimination based on disability. The former employee cannot file a suit under the federal law until the EEOC issues a notice of right to sue but can file suit under Florida law if the investigating agency has not rendered a decision within 180 days of the date the charge was filed. As of the report date, no lawsuit has been filed. The Company plans to vigorously defend the case and does not believe that there is any reasonably estimable loss. However, the Company does have insurance coverage, which could mitigate some or all of the financial effects of potential settlements or judgements. In the event that future

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE L—RISKS, UNCERTAINTIES, AND SUBSEQUENT EVENT (Continued)

settlements or judgements, if any, exceed insurance coverages, the Company would be required to fund the difference. No provision has been made in the accompanying consolidated financial statements for any potential settlement or judgement costs at December 31, 2019. The maximum exposure as it relates to claims made is approximately $363,000.

NOTE M—MANAGEMENT’S PLANS AND SUBSEQUENT EVENT

The Company has experienced losses and did not meet certain restrictive covenants related to the bank debt at December 31, 2019. As a result, the Company has entered in a forbearance agreement with the bank (See Note E). Management has developed a business and financial plan for 2020 and beyond to mitigate these adverse conditions mentioned.

Management’s plan includes several ongoing initiatives aimed at increasing revenues for both existing and new Patients, including a new entity, Transformations Mending Fences, LLC (see Note N), and starting a PHP-In Network offering, reducing and monitoring discretionary expenses, and improving operations. Additionally, the Company received $1,944,352 in Payroll Protection Program loans (see Note N) and borrowed on their existing line of credit. Management fully expects to be able to expend the funds from the Payroll Protection Program loan and to apply for loan forgiveness. The Company also executed a Capital Call Agreement which provides for a maximum capital contribution of $2,431,000 to meet certain restrictive covenants set forth in the Forbearance agreement (See Note E). Finally, in October 2020, the Company entered into an Agreement and Plan of Merger, which if consummated, would result in sufficient funding becoming available to alleviate and repay in full all outstanding debt obligation. Based on the results in 2019 and those in 2020, the cash on hand, Payroll Protection Program loan, Capital Call Agreement, and Agreement and Plan of Merger, management believes their efforts will be sufficient to meet the Company’s operational needs.

Based on the above plan, management believes that they have alleviated substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date that the financial statements are available to be issued. While the Company believes in the viability of management’s plans, there can be no assurance to that effect, and actual results may differ from management’s plan.

NOTE N—SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 11, 2021, the date that these consolidated financial statements were available to be issued. Management has determined that no events or transactions, other than that noted in Note E, Note I, Note L, Note M, and below, have occurred subsequent to the consolidated balance sheet date that require disclosure in the consolidated financial statements.

1. COVID-19

The direct and indirect impacts of the current COVID-19 outbreak on the Successor’s customers, vendors, operations, and financing arrangements are currently unknown, as is the duration and severity of any impacts that the Successor may experience. The Company has experienced a reduction in census partially due to certain states imposing travel bans and quarantines. Management is currently unable to quantify the effects that this situation will have on its operations and financial position; however, they may be significant.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the periods September 5, 2019 through December 31, 2019, January 1, 2019 through September 4, 2019, and January 1, 2018 through December 31, 2018

NOTE N—SUBSEQUENT EVENTS (Continued)

2. Transformations Mending Fences, LLC

In March 2020, the Company formed Transformations Mending Fences, LLC to provide mental health and substance abuse disorder treatment, including equine therapy, to patients. The Company amended and restated their Limited Liability Company Agreement in conjunction with the Forbearance Agreement (Note E) to join the agreement. Operations are expected to begin in 2021.

3. Paycheck Protection Program (“PPP”)

In April 2020, the Company received proceeds from a term note from the United States Small Business Administration (“SBA”) under the Paycheck Protection Program (“PPP”) available as part of the Coronavirus Aid, Relief, and Economic Securities Act (“CARES Act”). The proceeds received by the Company were $1,944,352 which will be used to pay for certain payroll and operating expenses of the Company. The note carries an interest rate of 1%, is unsecured, and is required to be repaid in full by April 2022. Payments on the note are deferred until February 2021. Under the terms of the PPP, all or a part of the proceeds of the loan may be forgiven under certain conditions, as defined in the term note agreement.

4. Employee Benefit Plan

Subsequent to year end, the Company adopted a 401(k) plan, effective April 1, 2020, that covers substantially all employees who meet certain eligibility requirements. Participants may contribute amounts in accordance with the limits established by the Internal Revenue Code. The Plan allows for discretionary matching contributions and profit sharing contributions.

5. Plan of Merger

In October 2020, the Company entered into an Agreement and Plan of Merger with UpHealth Holdings, Inc. (“Holdings”) and UpHealth TTC Merger Sub, Inc., Inc (“Merger Sub”), a wholly owned subsidiary of Holdings, which calls for the Company to merge with the Merger Sub in exchange for 3.237% of the fully- diluted stock of Holdings. Interested parties should refer to the Agreement and Plan of Merger for further information.

TTC Healthcare, Inc.

and Subsidiaries (Successor)

Transformations Treatment Center, Inc.

and Affiliates (Predecessor)

Consolidated Financial Statements as of and for the periods ended September 30, 2020 and 2019

Consolidated Balance Sheets as of September 30, 2020 and December 31, 2019	F-240

Consolidated Statements of Operations for the period January 1, 2020 through September 20, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019	F-242

Consolidated Statements of Changes in Stockholder’s Equity for the period January 1, 2020 through September 20, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

F-243

Consolidated Statements of Cash Flows for the period January 1, 2020 through September 20, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019	F-245

Notes to Consolidated Financial Statements	F-248

CONSOLIDATED FINANCIAL STATEMENTS

TTC Healthcare, Inc. and Subsidiaries (Successor)

CONSOLIDATED BALANCE SHEETS

September 30, 2020 and December 31, 2019

	(Unaudited) September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash	$5,122,629	$549,669
Accounts receivable, net	1,603,721	3,163,975
Prepaid expenses and other current assets	130,800	80,096

Total current assets	6,857,150	3,793,740

PROPERTY AND EQUIPMENT, net	486,954	420,957

OTHER ASSETS
Security deposits	213,376	265,734
Goodwill	13,299,090	13,299,090

	13,512,466	13,564,824

	$20,856,570	$17,779,521

(Continued)

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

CONSOLIDATED BALANCE SHEETS (Continued)

September 30, 2020 and December 31, 2019

	(Unaudited) September 30, 2020	December 31, 2019
LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Revolving line of credit	$1,750,000	$250,000
Current maturities of long-term debt, net of unamortized debt issuance costs	957,813	957,813
Current portion of contingent consideration due to seller (Note B)	481,099	631,604
Accounts payable	434,625	483,668
Income taxes payable	201,376	89,058
Accrued payroll and other	297,455	109,385

Total current liabilities	4,122,368	2,521,528

LONG-TERM LIABILITIES
Long-term debt, less current maturities, net of unamortized debt issuance costs	8,673,440	9,391,800
Paycheck protection program loans	1,944,352	–
Deferred income taxes Contingent consideration due to seller (Note B), less current portion	529,584 120,557	718,787 421,944
Due to related party	847,251	25,000

	12,115,184	10,557,531

REDEEMABLE PREFERRED STOCK,
2,000,000 shares authorized, $.0001 par value; 2,000,000 shares issued and outstanding at December 31, 2019	1,897,660	1,829,431

STOCKHOLDER’S EQUITY	2,721,358	2,871,031

	$20,856,570	$17,779,521

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through

September 30, 2019 and January 1, 2019 through September 4, 2019

	Successor		Predecessor
	January 1, 2020 through September 30, 2020	September 5, 2019 through September 30, 2019	January 1, 2019 through September 4, 2019
Revenues, net
Inpatient and outpatient treatment related services	$12,126,211	$650,259	$14,602,429
Detoxification related services	1,859,980	201,692	1,662,656
Diagnostic laboratory related services	1,290,373	271,574	1,678,613
Ancillary medical services	375,078	–	–

	15,651,642	1,123,525	17,943,698

Operating expenses
Selling, general, and administrative	15,092,655	1,363,704	14,499,747
Depreciation	89,432	10,888	110,741
Transaction expenses	–	366,825	–

	15,182,087	1,741,417	14,610,488
Operating income (loss)	469,555	(617,892)	3,333,210

Other income (expenses)
Interest expense	(473,446)	(51,266)	–
Other income	10,562	–	18,790

	(462,884)	(51,266)	18,790

Income (loss) before income tax expense	6,671	(669,158)	3,352,000
Income tax benefit	16,885	73,905	–

NET INCOME (LOSS)	$23,556	$(595,253)	$3,352,000

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through

September 30, 2019 and January 1, 2019 through September 4, 2019

	Predecessor
	Common Stock		Additional Paid-in Capital	Retained Earnings	Stockholder’s Equity
	Shares	Amount
Balance, December 31, 2018	–	$–	$–	$7,843,908	$7,843,908
Contributions	–	–	–	1,186,374	1,186,374
Distributions	–	–	–	(8,369,388)	(8,369,388)
Net income	–	–	–	3,352,000	3,352,000

Balance, September 4, 2019	–	$–	$–	$4,012,894	$4,012,894

(Continued)

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (Continued) (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through

September 30, 2019 and January 1, 2019 through September 4, 2019

	Successor
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholder’s Equity
	Shares	Amount
Balance, September 5, 2019	–	$–	$–	$–	$–
Issuance of common stock	8,000,000	800	2,999,200	–	3,000,000
Accretion of preferred stock discount	–	–	–	(17,677)	(17,677)
Net loss	–	–	–	(595,253)	(595,253)

Balance, September 30, 2019	8,000,000	$800	$2,999,200	$(612,930)	$2,387,070

Balance, December 31, 2019	8,000,000	$800	$2,999,200	$(128,969)	$2,871,031
Preferred stock dividends	–	–	–	(68,229)	(68,229)
Accretion of preferred stock discount	–	–	–	(105,000)	(105,000)
Net income	–	–	–	23,556	23,556

Balance, September 30, 2020	8,000,000	$800	$2,999,200	$(278,642)	$2,721,358

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through

September 30, 2019 and January 1, 2019 through September 4, 2019

	Successor		Predecessor
	January 1, 2020 through September 30, 2020	September 5, 2019 through September 4, 2019	January 1, 2019 through September 4, 2019
Cash flows from operating activities
Net income (loss)	$23,556	$(595,253)	$3,352,000
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	89,432	10,888	110,741
Amortization of debt issuance costs	31,640	3,517	–
Deferred taxes	(189,203)	(196,671)	–
Accretion of contingent consideration due to seller discount	333,828	–	–
(Increase) decrease in assets
Accounts receivable	1,560,254	510,693	549,447
Prepaid expenses and other current assets	(50,704)	165,465	(55,451)
Security deposits	52,358	(1,297)	(52,700)
Increase (decrease) in liabilities
Accounts payable	(49,043)	(85,974)	129,140
Income taxes payable	112,318	122,766
Accrued expenses and other	188,070	317,378	(38,732)
Payment of contingent consideration due to seller	(68,469)	–	–

Net cash provided by operating activities	2,034,037	251,512	3,994,445

Cash flows from investing activities
Net assets acquired, net of cash	–	(13,192,825)	–
Purchase of property and equipment	(155,429)	–	(6,000)

Net cash used in investing activities	(155,429)	(13,192,825)	(6,000)

(Continued)

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued) (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through

September 30, 2019 and January 1, 2019 through September 4, 2019

	Successor		Predecessor
	January 1, 2020 through September 30, 2020	September 5, 2019 through September 30, 2019	January 1, 2019 through September 4, 2019
Cash flows from financing activities
Proceeds from revolving line of credit	$1,500,000	$500,000	$–
Proceeds from long-term debt	–	10,800,000	–
Payments on long-term debt	(750,000)	–	–
Proceeds from paycheck protection program loans	1,944,352	–	–
Debt issuance costs	–	(210,934)	–
Advances from a related party	–	124,461	–
Issuance of common stock	–	3,000,000	–
Preferred stock dividends	–	(10,319)	–
Distributions	–	–	(8,369,388)
Contributions	–	–	1,186,374

Net cash provided by (used in) financing activities	2,694,352	14,203,208	(7,183,014)

INCREASE (DECREASE) IN CASH	$4,572,960	$1,261,895	$(3,194,569)
Cash, beginning of period	549,669	–	3,689,559

Cash, end of period	$5,122,629	$1,261,895	$494,990

Supplemental disclosure of cash flow information
Cash paid for interest	$445,034	$–	$–

Cash paid for income taxes	$60,000	$–	$–

(Continued)

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued) (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through

September 30, 2019 and January 1, 2019 through September 4, 2019

	Successor		Predecessor
	January 1, 2020 through September 30, 2020	September 5, 2019 through September 30, 2019	January 1, 2019 through September 4, 2019
Supplemental schedule of noncash activities
Total identifiable net assets acquired net of cash acquired (see Note B)
Accounts receivable	$–	$3,059,808	$–
Prepaid expenses and other current assets	–	301,963	–
Property and equipment	–	471,909	–
Security deposits	–	170,403	–
Accounts payable and accrued expenses	–	(552,258)	–
Deferred tax liability	–	(701,460)	–

	–	2,750,365	–
Goodwill	–	13,299,090	–

	–	16,049,455	–
Less redeemable preferred stock	–	(1,800,000)	–
Less non-cash consideration—contingent consideration due to seller	–	(1,056,630)

Cash considerations	$–	$13,192,825	$–

Contingent consideration earned by seller reported as to due to related party	$383,423	$–	$–

Accrued unpaid preferred dividends reported as to due to related party	$105,000	$–	$–

The accompanying notes are an integral part of these consolidated statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Nature of Business

TTC Healthcare, Inc. and Subsidiaries (the “Successor”) and Transformations Treatment Center, Inc. and Affiliates (the “Predecessor”) provide inpatient and outpatient substance abuse and mental health treatment services for individuals with drug and alcohol addiction. In addition to the Successor’s and Predecessor’s inpatient and outpatient substance abuse treatment services, the Successor and Predecessor perform screenings, uranalysis, diagnostic laboratory services, and provides physician services to Patients. The Successor and Predecessor operate numerous facilities located in Delray Beach, Florida, including inpatient substance abuse treatment facilities, standalone outpatient centers and sober living facilities focused on delivering effective clinical care and treatment solutions. The Successor was organized on June 5, 2019. On September 5, 2019, the Successor entered into an equity purchase agreement to acquire 100% of the outstanding shares of Transformations Treatment Center, Inc.; Integrity Way, Inc.; Pinnacle Testings, Inc.; Summit Detox, Inc.; Freedom Now, Inc.; and Supportive Healthcare, Inc. (Note B). As the effective dates of the equity purchase agreement and the related credit agreements (Notes F and G) are September 5, 2019, the initial date of the successor’s consolidated financial statements is reflected as of September 5, 2019, and is considered the date of inception. The Successor’s and Predecessor’s fiscal year is the calendar year.

References to the “consolidated financial statements” refer to both the Successor and Predecessor, unless otherwise noted. References in the notes to the consolidated financial statements to “the Company” refer to both the Successor and Predecessor, unless otherwise noted.

2. Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Successor as of September 30, 2020 and 2019 and the results of its operations and its cash flows for the period January 1, 2020 through September, 30, 2020 and September 5, 2019 through September 30, 2020. The consolidated financial statements also include the accounts of the Predecessor as of September 4, 2019, and the results of its operations and its cash flows for the period from January 1, 2019 through September 4, 2019. All significant intercompany balances and transactions have been eliminated in consolidation.

Predecessor

The consolidated Predecessor financial statements include the accounts of Transformations Treatment Center, Inc. and Affiliates; Integrity Way, Inc.; Pinnacle Testings, Inc.; Summit Detox Inc.; and Supportive Healthcare, Inc., which were affiliated through common management and ownership.

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation, clarifies the identification of a variable interest entity and determines under what circumstances a variable interest entity should be consolidated with its primary beneficiary. The Predecessor adopted the requirements of FASB ASC 810 for Integrity Way, Inc.; Pinnacle Testings, Inc.; Summit Detox Inc.; and Supportive Healthcare, Inc. The Predecessor determined that these entities met the criteria of a variable interest entity under FASB ASC 810 and that consolidation is required due to Transformation Treatment Center, Inc. being the primary beneficiary of the affiliates.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Successor

The consolidated Successor financial statements include the accounts of TTC Healthcare, Inc. and its subsidiaries: Transformations Treatment Center, Inc.; Integrity Way, Inc.; Pinnacle Testings, Inc.; Summit Detox Inc.; Freedom Now, Inc.; Wrigley Healthcare Services, Inc.; and Supportive Healthcare, Inc., which are 100% wholly owned.

In March 2020, the Company formed Transformations Mending Fences, LLC to provide mental health and substance abuse disorder treatment, including equine therapy, to patients. This subsidiary had no activity through the report date and the Company expects operations to begin in 2021.

3. Revenue Recognition

The Company has three entities that produce third party revenues:

Transformations Treatment Center, Inc.

The Company provides all-inclusive Partial Hospitalization Programs, Outpatient Programs, and Stabilization and Outpatient Programs. Services related to these programs include psychiatric and psychotherapy services and procedures.

Summit Detox, Inc.

The Company provides an all-inclusive Detoxification Program. Services related to this program include psychiatric and psychotherapy services and procedures.

Pinnacle Testings, Inc.

The Company provides diagnostic laboratory services. Services include uranalysis and other drug testing procedures.

Wrigley Healthcare Services, Inc.

The Company provides ancillary medical services. Services include sick and psychiatric visits, dietician, chiropractic and other ancillary medical services to Transformation Treatment Center, Inc. and Summit Detox, Inc. patients.

The Company generates revenue primarily through services provided to Patients in both inpatient and outpatient treatment settings. The Company bills third-party payors weekly for the services provided in the prior week. Client related services, such as inpatient and outpatient programs, are generally recognized as services are provided at the estimated net realizable value amount from Patients, third-party payors and others for services provided. The Company receives the majority of payments from commercial payors at out-of- network rates. Client service revenue is recorded at established billing rates less adjustments to estimate net realizable value. Provisions for estimated third party payor reimbursements are provided in the period related services are rendered and adjusted in future periods when actual reimbursements are received.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company provides diagnostic laboratory services for their Patients which are recognized as services are provided at the estimated net realizable value amount from Patients, third-party payors and others for services provided. Diagnostic laboratory service revenue is recorded at established billing rates less adjustments to estimate net realizable value. Provisions for estimated third party payor reimbursements are provided in the period related services are rendered and adjusted in future periods when actual reimbursements are received.

Prior to admission, insurance coverage, as applicable, is verified and the client self-pay amount is determined. The Company accounts for any client self-pay on a cash basis as collectability can not or could not be reasonably assured. Revenue is/was recognized when collection is made. In some instances, Patients will make a deposit for the services to be rendered. These prepaid payments are included in accrued liabilities in the accompanying consolidated balance sheets and revenue related to these payments is deferred and recognized over the period services are provided. The Company does not recognize revenue for any amounts not collected from the client.

The Company recognizes revenue from third-party payors as services are provided based on our estimate of the amount that third-party payors will pay for the services performed. The Company estimates the net realizable value of revenue by adjusting gross client charges using an expected realization and applying that discount to gross client charges. A significant or sustained decrease in reimbursement rates could have a material adverse effect on the Company’s operating results. There is no assurance that the Company will be able to maintain or improve historical reimbursement rates in future reporting periods.

Estimates of net realizable value are subject to significant judgment and approximation by management. It is possible that actual results could differ from the historical estimates management has used to help determine the net realizable value of revenue. If actual reimbursements either exceed or are less than the net realizable value estimates, the Company records a revenue adjustment, either positive or negative, for the difference between the estimate of the receivable and the amount actually reimbursed in the reporting period in which the reimbursement occurred.

In the event that there is a difference in the recognized revenue from third-party payors due to material errors, management may be required to restate prior period financial results. Subsequent to the transaction described in Note B, Management identified a potential overpayment from a third-party payor. Management engaged a third-party financial analysis firm to quantify the estimated overpayment, which may be material, and notified the third-party payor. The Successor received indication from the third-party payor that they do not believe an overpayment error was made, however the issue has not been formally resolved with the payor. In the event that the matter is settled, as the majority of the period in question is prior to the acquisition, the Successor has recourse to withhold payment of contingent consideration, withhold payment of cumulative preferred return, redeem outstanding preferred stock, and pursue cash collection, as defined in the Purchase Agreement (See Note B).

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In the following table, revenue is disaggregated by significant service provided, all of which are recognized over time for the period ended September 30, 2020, September 30, 2019, and September 4, 2019.

	Successor		Predecessor
	September 30, 2020	September 30, 2019	September 4, 2019
Inpatient and outpatient treatment related services	$12,126,211	$650,259	$14,602,429
Detoxification related services	1,859,980	201,692	1,662,656
Diagnostic laboratory related services	1,290,373	271,574	1,678,613
Ancillary medical services	375,078	–	–

	$15,651,642	$1,123,525	$17,943,698

4. Accounts Receivable

Accounts receivable represent receivables primarily from third-party payors for services provided. Such amounts are recorded net of contractual concessions and other adjustments at the time of billing, as well as net of an additional reserve for uncollectable receivables. In those instances when payment is not received at the time of service, the Company records receivables from their Patients, most of whom are insured under third-party payor agreements. Payments of accounts receivable are allocated to the specific invoices identified on the client’s remittance advice or third party payor explanation of benefits or, if unspecified, are applied to the oldest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. The Company’s additional reserve reduces customer accounts receivable to the net amount estimated to be collectible. Estimating the current creditworthiness of customers and the recoverability of customer accounts requires management to exercise considerable judgment. In estimating uncollectible amounts, management considers factors such as general economic and industry-specific conditions.

Accounts receivable, net consists of the following at September 30, 2020 and December 31, 2019:

	Successor
	September 30, 2020	December 31, 2019
Amounts billed for services provided	$11,708,018	$8,690,751
Less implicit or explicit price concessions	(10,042,794)	(5,982,472)
Less additional reserve for receivables	(61,503)	(81,248)

	1,603,721	2,627,031

Accounts receivable remaining from business combination (see Note B)	–	536,944

	$1,603,721	$3,163,975

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

5. Property and Equipment

Property and equipment are recorded at cost (Predecessor). Property and equipment was initially recorded at fair value of acquired assets at the time of the acquisition. Subsequent to the acquisition, property and equipment are recorded at cost for new additions (Successor). Depreciation is provided using the straight-line method based on the following estimated useful lives of the assets:

Years
Office equipment	5
Furnitures and fixtures	7
Vehicles	5
Software	3

Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the asset.

6. Goodwill

Goodwill represents the excess of purchase price and related costs over the fair value assigned to the net tangible assets of a business acquired (see Note B). Goodwill is not amortized, but instead is tested for impairment annually or if certain circumstances indicate that a possible impairment may exist. The Company assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events and circumstances, the Company determines that this is the case, the Company evaluates the recoverability of goodwill using a two-step impairment test approach at the reporting unit level. In the first step, the fair value for the reporting unit is compared to its book value including goodwill. If the fair value of the reporting unit is less than the book value, a second step is performed which compares the implied fair value of the reporting unit’s goodwill to the book value of the goodwill.

The fair value of the goodwill is determined based on the difference between the fair value of the reporting unit and the net fair value of the identifiable assets and liabilities of such reporting unit. If the fair value of the goodwill is less than the book value, the difference is recognized as an impairment. The Company has assessed qualitative factors and has determined that it is not more likely than not that the fair value of the reporting unit is less than its respective carrying amount. No indications of impairment were noted for the periods ended September 30, 2020 or September 30, 2019.

7. Business Combinations

Business combinations are based on the Company’s best estimates of the fair values of assets acquired and liabilities assumed at the date of acquisition. Goodwill is not amortized, but rather assessed, at least annually, for impairment.

8. Debt Issuance Costs

Debt issuance costs are included as a direct deduction from the carrying amount of the debt liability, consistent with debt premiums and discounts, and is included in interest expense as debt payments are made.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

9. Income Taxes

The Predecessor, with the consent of its stockholder, elected to be taxed as an S Corporation under provisions of the Internal Revenue Code. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate shares of the Predecessor’s taxable income. Therefore, no liability or provision for federal income taxes has been included in these consolidated financial statements. The Predecessor was subject to certain state taxes in jurisdictions where taxes were assessed.

The Successor has elected to be treated as a C Corporation and files federal and state income tax returns. Deferred taxes are provided on the liability method whereby deferred income tax assets are recognized for deductible temporary differences, operating loss, tax credit carryforwards, and deferred income tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Successor recognizes tax liabilities when the Successor believes that certain positions may not be fully sustained upon review by tax authorities. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. The current portion of tax liabilities is included in other liabilities. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

The Successor files income tax returns in the U.S. federal jurisdiction and the State of Florida.

10. Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11. Fair Value of Financial Instruments

The carrying amounts of financial instruments, including accounts receivable, accounts payable, accrued payroll and other, and current maturities of long-term debt approximate fair value due to the short maturity of these instruments. The carrying amounts of long-term debt approximates fair value because the interest rates fluctuate with market interest rates or the fixed rates are based on current rates offered to the Company for debt with similar terms and maturities.

It is the Company’s policy, in general, to measure nonfinancial assets and liabilities at fair value on a nonrecurring basis. These items are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (such as evidence of impairment) which, if material, are disclosed in the accompanying notes to these consolidated financial statements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

12. Marketing and Promotion Costs

The Company expenses marketing and promotion costs as incurred. Marketing and promotion expense for the period from January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019, and January 1, 2019 through September 4, 2019, was approximately $1,327,000, $129,000 and $1,256,700, respectively.

13. Significant Accounting Standards Applicable In A Future Year

a. Revenue Recognition

The FASB issued ASU 2014-09, Revenue from Contracts with Customers, (Topic 606) (ASU 2014- 09), in May 2014. ASU 2014-09 sets forth a new five-step revenue recognition model that will require the use of more estimates and judgment. ASU 2014-09 will replace current revenue recognition requirements in Topic 605, Revenue Recognition, in its entirety. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and should be applied retrospectively in the year the ASU is first applied using one of two allowable application methods.

ASU 2014-09 is effective for the Company’s December 31, 2020 financial statements and thereafter. Management is currently evaluating the effect that ASU 2014-09 will have on the Company’s financial statements. The Company anticipates the implementation of ASU 2014-09 to have no significant impact on the Company’s consolidated financial statements.

b. Leases

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. Under ASU 2016-02, lessees will be required to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASU 2016-02 was effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and will be applied using a modified retrospective approach.

In November 2019, the FASB issued ASU 2019-10, Financial Instruments – Credit Losses (Topic 325), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (ASU 2019-10). ASU 2019-10 finalizes various effective date delays for private companies applying the credit losses, leases and hedging standards. As a result of ASU 2019-10, the Company’s effective date of ASU 2016-02 is deferred. ASU 2016-02 is now effective for the Company’s December 31, 2021 consolidated financial statements. Management is currently evaluating the effect that ASU 2016-02 will have on the Company’s consolidated financial statements. The Company expects to record total right-of-use assets and related operating lease obligations based on the present value of future payments as disclosed in Note J on the consolidated balance sheet upon adoption, with no material impact to the consolidated statement of operations.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE B—BUSINESS COMBINATION

On September 5, 2019, the Successor entered into an Equity Purchase Agreement (“Purchase Agreement”) to acquire 100% of the outstanding shares of Transformations Treatment Center, Inc.; Integrity Way, Inc.; Pinnacle Testings, Inc.; Summit Detox, Inc.; Freedom Now, Inc.; and Supportive Healthcare, Inc. The acquisition was completed so that the Successor could enter the inpatient and outpatient substance abuse and mental health treatment services industry and the synergies and economies of scale expected from the combination of the Predecessor and Successor.

The following table summarizes the consideration given and the estimated fair values of the assets acquired and liabilities assumed at the date of the transaction.

Consideration
Consideration, net of cash acquired of $495,014	$13,192,825
Non-cash consideration—preferred stock	1,800,000
Contingent consideration due to seller	1,056,630

$16,049,455

The purchase price was allocated to the consolidated balance sheet as follows:
Accounts receivable	$3,059,808
Prepaid expenses and other current assets	301,963
Property and equipment	471,909
Security deposits	170,403
Goodwill	13,299,090
Accounts payable and accrued expenses	(552,258)
Deferred tax liability	(701,460)

$16,049,455

Goodwill arising from this acquisition consists largely from the synergies and economies of scale expected from the combination of the Predecessor and Successor.

Transaction expenses of $366,825, relating to aforementioned acquisition, were expensed as incurred and are included in operating expenses on the accompanying consolidated statement of operations.

Per the terms of the acquisition agreement, the seller is eligible to receive additional consideration equal to one half of the difference between actual daily per client VA receipts less $1,175 per patient per day for a thirty month period beginning on the date of closing (September 5, 2019).

Total consideration due to the seller at September 30, 2020 and December 31, 2019 is as follows:

	Successor
	September 30, 2020	December 31, 2019
Total contingent consideration due to seller	$601,656	$1,053,548
Less current portion of contingent consideration due to seller	(481,099)	(631,604)

Contingent consideration due to seller, less current portion	$120,557	$421,944

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE B—BUSINESS COMBINATION (Continued)

As a component of the Purchase Agreement the seller provided the Company with certain indemnifications. The Company may pursue indemnification claims for matters related to inaccuracies, breach or violation of any representations, covenants, and any third-party payer claim, subject to the limitations, as defined in the Purchase Agreement. In the event that indemnifications were pursued and matters were settled, the Company has recourse to withhold payment of contingent consideration, withhold payment of cumulative preferred return, redeem outstanding preferred stock, and pursue cash collection, as defined in the Purchase Agreement.

NOTE C—NET CLIENT REVENUE

The Company reports revenue on a net basis, which is gross billings less adjustments and discounts. Net revenue consisted of the following for the period ended September 30, 2020, September 30, 2019 and September 4, 2019:

	Successor		Predecessor
	January 1, 2020 through September 30, 2020	September 5, 2019 through September 30, 2019	January 1, 2019 through September 4, 2019
Gross billings	$55,416,788	$4,573,203	$52,444,614
Less contractual adjustments	(39,703,643)	(3,281,519)	(34,080,499)
Less allowance	(61,503)	(168,159)	(420,417)

	$15,651,642	$1,123,525	$17,943,698

The approximate mix of net receivables as of September 30, 2020 and December 31, 2019 and net revenues for the periods January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019, and January 1, 2019 through September 4, 2019 consisted of the following:

	Successor Net Receivables
	September 30, 2020	December 31, 2019
Third-party payors	100.00%	100.00%
Client	0.00%	0.00%

	100.00%	100.00%

	Successor Net Revenues		Predecessor Net Revenues
	January 1, 2020 through September 30, 2020	September 5, 2019 through September 30, 2019	January 1, 2019 through September 4, 2019
Third-party payors	94.65	97.94%	95.24%
Client	5.35%	2.06%	4.76%

	100.00%	100.00%	100.00%

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE D—PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2020 and December 31, 2019:

	Successor
	September 30, 2020	December 31, 2019
Office equipment	$27,615	$23,871
Furnitures and fixtures	53,904	21,556
Leasehold improvements	378,970	311,428
Vehicles	134,433	110,726
Software	30,896	4,328

	625,818	471,909
Less accumulated depreciation	138,864	50,952

	$486,954	$420,957

NOTE E—REVOLVING LINE OF CREDIT AND SUBSEQUENT EVENT

During September 2019, the Successor entered into a loan and security agreement (the “Agreement”) with a bank that allowed for maximum borrowings of $1,750,000 on a revolving line of credit and a $10,800,000 term loan. The revolving line of credit expires in September 2022, with the option to extend for a total of two years by two separate one year extensions. The revolving line of credit and term loan are subject to certain restrictive covenants and are collateralized by substantially all the assets of the Successor, as defined in the Agreement. At September 30, 2020, the Successor was not in compliance with the restrictive covenants. All instruments under the Agreement bear interest at a floating per annum rate equal to the London Interbank Offered Rate (LIBOR) (0.45% at September 30, 2020), plus an applicable margin of 3.50%—4.00%, as defined in the agreement. Interest payments are required monthly. The outstanding balance on the revolving line of credit as of September 30, 2020 is $1,750,000.

On November 23, 2020, the Company entered into a forbearance agreement with the bank. Under the terms of the agreement, the bank agrees to forbear from the exercise of the bank’s remedies of existing events of default, upon certain conditions being met. The forbearance period is effective until July 31, 2021. The agreement also modified the interest rate to be a floating per annum rate of interest equal to LIBOR plus 4.00%. Additionally, the agreement requires that certain minimum census, revenue and liquidity requirements be met. Lastly, as required by the forbearance agreement, the Company executed a Capital Call Agreement which provides for a maximum capital contribution of $2,431,000 to meet certain restrictive covenants. The funds contributed shall be considered equity investments in the Company. Additionally, the agreement requires the suspension of payments under subordination agreements, including payment of management fees, earn-out payments, and preference payments. The payments under the subordination agreements are to be deposited to an escrow account held at the bank throughout the forbearance period. The amount of escrowed payments held in escrow shall be included when calculating liquidity requirements.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE F—LONG-TERM DEBT

Long-term debt consists of the following:

	Successor
	September 30, 2020	December 31, 2019
As defined in the Agreement described in Note F, the term loan bears interest at the same rate of the revolving line of credit. Principal payments of $83,333 are required monthly for the first forty eight months and $125,000 for the final twelve months, a balloon payment of all outstanding principal and accrued interest due on the maturity date in September 2024.	$9,800,000	$10,550,000
Less unamortized debt issuance costs	168,747	200,387

	9,631,253	10,349,613
Less current maturities	957,813	957,813

	$8,673,440	$9,391,800

The Successor incurred debt issuance costs of $210,934 during the period September 5, 2019 through September 30, 2020, which were recorded as a reduction to the carrying value of the term loan described above. The reduction is recognized over the term of the respective loan. The charge to interest expense was $31,640 and $3,516 for the period from January 1, 2020 through September 30, 2020 and September 5, 2019 through September 30, 2019.

The total future maturities of long-term debt consist of the following at September 30, 2020:

Period Ending September 30,	Principal	Unamortized Debt Issuance Costs	Net Outstanding Long-Term Debt
2021	$1,000,000	$42,187	$957,813
2022	1,000,000	42,187	957,813
2023	1,000,000	42,187	957,813
2024	6,800,000	42,186	6,757,814

	$9,800,000	$168,747	$9,631,253

NOTE G—PAYCHECK PROTECTION PROGRAM LOANS

In April 2020, the Company received proceeds from a term note from the United States Small Business Administration (“SBA”) under the Paycheck Protection Program (“PPP”) available as part of the Coronavirus Aid, Relief, and Economic Securities Act (“CARES Act”). The proceeds received by the Company were $1,944,352 which will be used to pay for certain payroll and operating expenses of the Company. The note carries an interest rate of 1%, is unsecured, and is required to be repaid in full by April 2022. Payments on the note are deferred until February 2021. Under the terms of the PPP, all or a part of the proceeds of the loan may be forgiven under certain conditions, as defined in the term note agreement.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE H—REDEEMABLE PREFERRED STOCK

In accordance with the terms of the Purchase Agreement discussed in Note B, the Successor issued 2,000,000 shares of redeemable preferred stock at $.0001 par value, with an original issue price of $1.00 per share. As of September 30, 2020, 2,000,000 shares are issued and outstanding. The holder of redeemable preferred stock is entitled to preferences in certain cases with respect to dividends, dissolution, conversion and other matters. The holder of outstanding shares of redeemable preferred stock is not entitled to any voting rights on matters presented to, voted upon or consented to by the stockholders of the Successor.

The redeemable preferred stock has put rights that may be exercised on the 5th day of the last month of each calendar quarter, beginning in December 2020. The Successor may be required to purchase the outstanding shares in increments of $250,000 of the original issue price. The redemption is not mandatory and requires written request. The Successor also has a call option and may redeem the outstanding redeemable preferred shares at any time. The fair value is $1,800,000 with a discount of $200,000 that will be accreted to the redemption value. The $200,000, which represents the difference between the initial value of $2,000,000 and the fair value of $1,800,000, will be accreted over the period from the date of issuance of September 5, 2019 through September 2022, which is the final anticipated redemption date, assuming all redemptions are made.

Dividends on outstanding shares of redeemable preferred stock shall accrue at the rate per quarter of 1.75% of the original issue price of such shares. The dividend accrued on shares of redeemable preferred stock shall be prorated for fractional shares and to the extent that such shares were not outstanding every day of such quarter. The Successor shall pay accrued but unpaid dividends on the last day of each quarter. If any amounts accrued are not paid on the dividend due date, the Successor shall pay interest on such unpaid dividend amounts at an aggregate per annum rate equal to 10.0% until such unpaid dividend amounts are paid in full. Interest shall accrue daily in arrears and be compounded annually.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Successor, or deemed liquidation event, as defined in the Certificate, the holder of preferred stock outstanding shall be entitled to be paid out of the assets of the Successor available for distribution to its stockholders before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the original issue price, plus any dividends declared but unpaid thereon.

Each outstanding share of preferred stock shall be redeemed by the Successor at a price equal to the original issue price per share, plus all declared but unpaid dividends thereon. The carrying value of the redeemable preferred stock was $1,897,660 and $1,829,431 at September 30, 2020 and December 31, 2019, respectively. Due to the redeemable nature of the preferred stock by the shareholder, the carrying value is not presented as a component of stockholders’ equity.

NOTE I—STOCKHOLDER’S EQUITY AND RIGHTS

The Successor is authorized to issue 10,000,000 shares of common stock at $.0001 par value. As of September 30, 2020, 8,000,000 shares are issued and outstanding. All common stock shall comprise a single class. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of shares of capital stock of the Successor representing a majority of the votes. The holders of common stock are entitled to one vote for each share of common stock. The Successor may pay dividends and other distributions on the common stock from

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE I—STOCKHOLDER’S EQUITY AND RIGHTS (Continued)

time to time as declared by the Board of Directors. The Successor shall not pay or set aside any dividends on common stock unless the holders of the preferred stock then outstanding shall have first received, or simultaneously received, all amounts then accrued or due under any provisions of the certificate of incorporation (“Certificate”).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Successor, or deemed liquidation event, as defined in the Certificate, after the payment of all preferential amounts required to be paid to the holders of preferred stock, the remaining assets of the Successor available for distribution to its stockholders shall be distributed among the holders of shares of common stock, pro rata based on the number of shares held by each such holder.

NOTE J—OPERATING LEASES

The Company leases various facilities in accordance with the terms of operating lease agreements requiring monthly payments ranging from $3,163 to $67,954. At the time of the Purchase Agreement (Note B), the Successor assumed the properties of the Predecessor and entered into new leases with the lessors. The leases expire at various dates through October 2025. For financial reporting purposes, lease expense is recognized on a straight-line basis over the term of the lease. The excess straight-line expense over cash paid aggregated approximately $19,000 and is included in accrued payroll and other in the accompanying balance sheet as of September 30, 2020.

In accordance with the lease terms, the Company may be required to deposit funds to the lessor in the form of a security deposit. The Company may receive the deposits back if certain conditions are met, as stated in the lease agreements. Security deposits totaled $213,376 and $265,734 as of September 30, 2020 and December 31, 2019, respectively.

The Company leases three of the facilities described above from related parties (seller of the Predecessor). Rent expense incurred on these related-party leases totaled approximately $691,000, $64,000 and $205,000 for the periods from January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019, and January 1, 2019 through September 4, 2019, respectively.

Rent expense totaled $1,259,568, $122,032, and $1,017,789, including related party leases, for the period from January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019. As of September 30, 2020, future minimum lease payments under non- cancelable operating leases are as follows:

	Related Party	Non-Related Party	Total
2021	$883,984	$482,793	$1,366,777
2022	897,402	490,950	1,388,352
2023	910,820	484,879	1,395,699
2024	924,238	481,142	1,405,380
2025	921,083	–	921,083

	$4,537,527	$1,939,764	$6,477,291

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE K—INCOME TAXES

As indicated in Note A-9, the Predecessor has elected to be taxed as an S Corporation. Therefore, no liability or provision for federal income taxes has been included in these consolidated financial statements for the period prior to September 5, 2019.

Deferred income taxes consist of the following at September 30, 2020, and December 31, 2019:

	Successor
	September 30, 2020	December 31, 2019
Deferred tax assets before valuation allowance	$–	$–
Valuation allowance	–	–

Deferred tax assets after valuation allowance	$–	$–

Deferred tax liabilities	529,584	718,787

Net deferred tax assets and liabilities	$529,584	$718,787

Deferred income taxes result primarily from significant temporary differences between income for financial reporting purposes and taxable income. These differences arose principally from the use of accelerated tax depreciation and timing on the recognition of revenues and expenses.

The Successor’s income tax expense (benefit) for the period from January 1, 2020 through September 30, 2020 and September 5, 2020 through September 30, 2020 consists of the following:

	Successor
	January 1, 2020 through September 30, 2020	September 5, 2019 through September 30, 2019
Current expense	$172,318	$122,766
Deferred expense (benefit)	(189,203)	(196,671)

	$(16,885)	$(73,905)

The income tax expense (benefit) as recorded in these financial statements differs from the amount that would result from applying statutory rates to income before income taxes because of permanent differences between financial reporting and tax reporting related to certain expenses.

NOTE L—RELATED-PARTY TRANSACTIONS

1. Management Fees

The Company has a management agreement with a related party (a member of the Successor’s parent company). Management fee expenses paid were approximately $150,000 and $16,667 for the periods from January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019, respectively. At September 30, 2020 and December 31, 2019, the Company had no unpaid management fees. There were no management fees for the period from January 1, 2019 through September 4, 2019.

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE L—RELATED-PARTY TRANSACTIONS (Continued)

2. Due to Related Party

Included in due to related party is a $25,000 advance from a related party (a member of the Successor’s parent company) at September 30, 2020 and December 31, 2019 and an additional $822,251 that represents accrued unpaid preferred dividends due to the Seller (see Note B) and an amount due to the Seller related to contingent consideration payments that have been earned but are currently not paid at September 30, 2020.

These amounts aggregated $847,251 and $25,000 at September 30, 2020 and December 31, 2019. The amounts are non-interest-bearing and are not expected to be repaid within the next year.

NOTE M—EMPLOYEE BENEFIT PLAN

Effective April 1, 2020, the Company adopted a 401(k) plan that covers substantially all employees who meet certain eligibility requirements. Participants may contribute amounts in accordance with the limits established by the Internal Revenue Code. The Plan allows for discretionary matching contributions and profit sharing contributions. As of September 30, 2020, no contributions to the Plan have been made by the Company.

NOTE N—RISKS, UNCERTAINTIES, AND SUBSEQUENT EVENT

1. Uninsured Cash

The Company maintains its cash balances at two financial institutions in Florida. These cash balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company may, from time to time, have balances in excess of FDIC insured deposit limits.

2. Significant Third-Party Payors

Certain payors may account for a significant portion of the Company’s revenue on an annual basis. These more significant payors can also change from year to year. If any of these or other third-party payors reduce their reimbursement rates for the services the Company provides or otherwise implement measures, such as specialized networks, it is likely that the payments received, revenue, profitability and cash flows could be materially adversely affected. For the period ended September 30, 2020 the Company had two significant third-party payors who accounted for approximately 55% of total net revenues for the period ended September 30, 2020. Accounts receivable associated with these third-party payors was approximately $448,000 as of September 30 2020. For the period ended September 30, 2019, the Company had two significant third-party payors who accounted for approximately 40% of total net revenues for the period ended September 30, 2019. Accounts receivable associated with these third-party payors was approximately $757,000 as of September 30, 2019. For the period ended September 4, 2019, the Company had two significant third-party payors who accounted for approximately 52% of total net revenues for the year ended September 4, 2019. Accounts receivable associated with these third-party payors was approximately $793,000 as of September 4, 2019.

One of the payors uses a third party administrator (“TPA”) to process and pay its claims. In 2020, the payor changed their TPA in certain regions of the country, which will require the Company to be credentialed in- network with the new TPA. If the Company is unable to be credentialed, the Company will not be able to accept Patients from this payor, which could have a material adverse effect on the Company’s revenue. At this time,

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE N—RISKS, UNCERTAINTIES, AND SUBSEQUENT EVENT (Continued)

the Company is not able to determine the ultimate outcome of the credentialing process on the Company’s financial position, results of operations, and cash flows.

3. Contingencies and Subsequent Event

From time to time, the Company may also be subjected to claims or lawsuits which arise in the ordinary course of business. Management believes that the disposition of these matters will not have a material effect on the Company’s financial position or results of operations. No liability related to these matters has been recorded at September 30, 2020 or December 31, 2019.

Subsequent to September 30, 2020, a former employee filed an Equal Employment Opportunity Commission (EEOC) claim against the Company alleging discrimination based on disability. The former employee cannot file a suit under the federal law until the EEOC issues a notice of right to sue but can file suit under Florida law if the investigating agency has not rendered a decision within 180 days of the date the charge was filed. As of the report date, no lawsuit has been filed. The Company plans to vigorously defend the case and does not believe that there is any reasonably estimable loss. However, the Company does have insurance coverage, which could mitigate some or all of the financial effects of potential settlements or judgements. In the event that future settlements or judgements, if any, exceed insurance coverages, the Company would be required to fund the difference. No provision has been made in the accompanying consolidated financial statements for any potential settlement or judgement costs at September 30, 2020. The maximum exposure as it relates to claims made is approximately $363,000.

4. COVID 19

The direct and indirect impacts of the current COVID-19 outbreak on the Successor’s customers, vendors, operations, and financing arrangements are currently unknown, as is the duration and severity of any impacts that the Successor may experience. The Company has experienced a reduction in census partially due to certain states imposing travel bans and quarantines. Management is currently unable to quantify the effects that this situation will have on its operations and financial position; however, they may be significant.

NOTE O—MANAGEMENT’S PLANS AND SUBSEQUENT EVENT

The Company has experienced losses and did not meet certain restrictive covenants related to the bank debt at September 30, 2020. As a result, the Company has entered in a forbearance agreement with the bank (See Note E). Management has developed a business and financial plan for 2021 and beyond to mitigate these adverse conditions mentioned.

Management’s plan includes several ongoing initiatives aimed at increasing revenues for both existing and new Patients, including a new entity, Transformations Mending Fences, LLC (see Note A-2), and starting a PHP-In Network offering, reducing and monitoring discretionary expenses, and improving operations. Additionally, the Company received $1,944,352 in Payroll Protection Program loans (see Note G) and borrowed on their existing line of credit. Management fully expects to be able to expend the funds from the Payroll Protection Program loan and to apply for loan forgiveness. The Company also executed a Capital Call Agreement which provides for a maximum capital contribution of $2,431,000 to meet certain restrictive covenants set forth in the

TTC Healthcare, Inc. and Subsidiaries (Successor)

Transformations Treatment Center, Inc. and Affiliates (Predecessor)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the period January 1, 2020 through September 30, 2020, September 5, 2019 through September 30, 2019 and January 1, 2019 through September 4, 2019

NOTE O—MANAGEMENT’S PLANS AND SUBSEQUENT EVENT (Continued)

Forbearance agreement (See Note E). Finally, in October 2020, the Company entered into an Agreement and Plan of Merger, which if consummated, would result in sufficient funding becoming available to alleviate and repay in full all outstanding debt obligation. Based on the results in 2020, the cash on hand, Payroll Protection Program loan, Capital Call Agreement, and Agreement and Plan of Merger, management believes their efforts will be sufficient to meet the Company’s operational needs.

Based on the above plan, management believes that they have alleviated substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date that the financial statements are available to be issued. While the Company believes in the viability of management’s plans, there can be no assurance to that effect, and actual results may differ from management’s plan.

NOTE P—SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 11, 2021, the date that these consolidated financial statements were available to be issued. Management has determined that no events or transactions, other than noted in Note E, Note N, Note O, and below have occurred subsequent to the consolidated balance sheet date that require disclosure in the consolidated financial statements.

1. Plan of Merger

In October 2020, the Company entered into an Agreement and Plan of Merger with UpHealth Holdings, Inc. (“Holdings”) and UpHealth TTC Merger Sub, Inc., Inc (“Merger Sub”), a wholly owned subsidiary of Holdings, which calls for the Company to merge with the Merger Sub in exchange for 3.237% of the fully- diluted stock of Holdings. Interested parties should refer to the Agreement and Plan of Merger for further information.

Innovations Group, Inc.

Consolidated Financial Statements as of and for the years ended December 31, 2019 and 2018

Independent Auditor’s Report

To the Board of Directors

and Shareholders

Innovations Group, Inc.

We have audited the accompanying consolidated financial statements of Innovations Group, Inc. and its subsidiaries (the “Partnership”), which comprise the consolidated balance sheet as of December 31, 2019 and 2018 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Innovations Group, Inc. and its subsidiaries as of December 31, 2019 and 2018 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

January 5, 2021

Innovations Group, Inc.

Consolidated Balance Sheets

Years Ended December 31, 2019 and 2018

	2019	2018
Assets
Current assets:
Cash and cash equivalents	$2,199,018	$2,512,692
Accounts receivable, net	11,710	22,018
Other receivables	93,162	142,003
Inventory	1,990,744	2,211,861
Prepaid expenses and other current assets	419,761	467,789

Total current assets	4,714,395	5,356,363
Property and Equipment, net of accumulated depreciation	8,193,587	4,764,130
Other assets	15,063	16,207

Total Assets	$12,923,045	$10,136,700

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$739,929	$500,564
Accrued expenses	315,709	342,528
Accrued compensation and related taxes	612,620	623,423
Unearned revenue	189,847	271,764
Notes payable, current portion	212,761	72,115

Total current liabilities	2,070,866	1,810,394
Long-term liabilities:
Notes payable, net of current portion	4,473,679	3,307,200

Total liabilities	6,544,545	5,117,594
Shareholders’ equity:
Common stock, no par value, 1,000,000 shares authorized 475,000 shares issued and outstanding as of December 31, 2019 and 2018	5,080	5,080
Retained earnings	5,747,432	4,222,099
Non-controlling interest	625,988	791,927

	6,378,500	5,019,106

Total Liabilities and Shareholders’ Equity	$12,923,045	$10,136,700

See Notes to Consolidated Financial Statements

Innovations Group, Inc.

Consolidated Statements of Operations

Years Ending December 31, 2019 and 2018

	2019	2018
Revenue, net of returns and allowances	$28,829,841	$27,852,603
Cost of sales	14,297,936	14,696,031

Gross profit	14,531,905	13,156,572
Operating expenses	11,192,295	10,265,813

Operating income	3,339,610	2,890,759
Nonoperating expense:
Interest expense	183,269	131,168
Other	103,578	65,320

Total nonoperating expense	286,847	196,488
Net income	3,052,763	2,694,271
Less: Income attributable to non-controlling interest	48,430	41,927

Net income attributable to Innovations Group, Inc.	$3,004,333	$2,652,344
Net income per share	$6.32	$5.58

Weighted average number of shares outstanding	475,000	475,000

See Notes to Consolidated Financial Statements

Innovations Group, Inc.

Consolidated Statements of Shareholders’ Equity

Years Ended December 31, 2019 and 2018

	Common Stock		Retained Earnings	Total Shareholders’ Equity	Non-controlling Interest	Total
	Shares	Amount
Balance at December 31, 2017	475,000	$5,080	$4,517,755	$4,522,835	$–	$4,522,835
Distributions	–	–	(2,948,000)	(2,948,000)	–	(2,948,000)
Addition to non-controlling interest	–	–			750,000	750,000
Net income	–	–	2,652,344	2,652,344	41,927	2,694,271

Balance at December 31, 2018	475,000	5,080	4,222,099	4,227,179	791,927	5,019,106
Distributions	–	–	(1,479,000)	(1,479,000)	(214,369)	(1,693,369)
Net income	–	–	3,004,333	3,004,333	48,430	3,052,763

Balance at December 31, 2019	475,000	$5,080	$5,747,432	$5,752,512	$625,988	$6,378,500

See Notes to Consolidated Financial Statements

Innovations Group, Inc.

Consolidated Statements of Cash Flows

Years Ending December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities:
Net income	$3,052,763	$2,694,271
Adjustments to reconcile net income to net cash provided by operating activities;
Depreciation and Amortization	318,629	375,001
Loss (gain) on disposal of assets	62,513	32,052
Changes in operating assets and liabilities:
Accounts receivable	10,308	(22,018)
Other receivables	48,841	(121,643)
Inventory	221,117	(194,621)
Prepaid expenses and other current assets	48,028	(202,909)
Accounts payable	239,365	(171,448)
Accrued Expenses	(26,819)	72,889
Accrued compensation and related taxes	(10,803)	100,780
Unearned revenue	(81,917)	114,398

Net cash provided by operating activities	3,882,025	2,676,752
Cash flows from investing activities

Proceeds from sale of fixed assets	–	37,815
Purchases of property and equipment	(3,809,455)	(4,393,532)

Net cash used in investing activities	(3,809,455)	(4,355,717)
Cash flows from financing activities

Distributions	(1,693,369)	(2,948,000)
Additions to non-controlling interest	–	750,000
Repayment of debt	(72,293)	(139,349)
Proceeds from borrowing from bank	1,379,418	3,432,000

Net cash used in financing activities	(386,244)	1,094,651
Net increase decrease in cash	(313,674)	(584,314)
Cash and cash equivalents—beginning	2,512,692	3,097,006

Cash and cash equivalents—ending	$2,199,018	$2,512,692

Supplemental disclosures:
Interest paid	$183,269	$131,168

See Notes to Consolidated Financial Statements

Innovations Group, Inc

Notes to Consolidated Financial Statements

Note 1—Business Organization and Nature of Operations

Innovations Group, Inc. (“IGI” or “Company”) was organized in 1997 under the laws of the State of Utah and is the parent company to the following wholly owned operating subsidiaries: MedQuest Pharmacy, Inc. (“MedQuest”), Medical Horizons, Inc. (“Medical Horizons”), Pinnacle Labs, Inc. (doing business as MedQuest Testing Services or “MTS”), and WorldLink Medical, Inc (“WorldLink”).

IGI is the parent company and provides management oversight and services to the subsidiaries.

MedQuest prepares custom compounded medications for the unique needs of every patient and prescriber. While specializing in bioidentical hormones and hormone optimization, MedQuest is a full-service pharmacy filling prescription from its inventory of compounded medications as well as drugs purchased from manufacturers. MedQuest also provides additional services such as electronic prescribing, fulfillment of prescription and non-prescription products, and other tools to fully integrate the patient, provider, and pharmacy triad relationship. MedQuest is one of a select group of United States compounding pharmacies providing state of the art customized pharmaceutical preparations. MedQuest is licensed in all 50 states and adheres to the highest standards and quality control guidelines that enable the entity to service patients throughout United States. Medquest blends time-honored, individual formulation techniques with modern medical knowledge to produce a preparation developed especially for patients. MedQuest also offers a variety of services to enhance an age-management practice.

Medical Horizons is a direct seller or distributor of its branded products NUTRAscriptives. In addition, Medical Horizons will private-label supplements with a physician’s brand that are then sold in the physician’s office.

MTS brokers lab testing and facilitates scheduling between outside lab companies and physicians in providing testing for their patients.

WorldLink provides educational seminars and monthly training webinars and materials to providers and other trained medical personnel.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The consolidated financial statements include the results of Innovations Group, Inc., its four wholly owned subsidiaries as mentioned above, and a variable interest real estate entity, B-17 Partners, LLC (“B-17”) in which the Company has a controlling financial interest. The Company’s major shareholder owns B-17 , which owns the building leased by the Company for its corporate headquarters. In accordance with Accounting Standard Update 2015-02, Consolidation (Topic 810) Amendments to the Consolidation Analysis, B-17 is considered a variable interest entity. All material intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The Company prepares the financial statements in accordance with accounting principles generally accepted in the United States of America, which requires management to use its judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the consolidated financial statements and the reported amounts of expenses during the reported period. These assumptions and estimates could have a material effect on the financial statements. Actual results may differ

Innovations Group, Inc

Notes to Consolidated Financial Statements

Note 2—Summary of Significant Accounting Policies (Continued)

materially from those estimates. The Company’s management periodically reviews estimates on an ongoing basis based on information currently available, and changes in facts and circumstances may cause the Company to revise these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand, demand deposits and short-term investments with original maturities of three months or less when purchased. From time-to-time, balances in demand deposit accounts or short-term money market accounts with banks or investment institutions may exceed the federally insured limits. Management regularly reviews the banks and investment institution’s performance and evaluates the investment risk.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at net invoice amounts. Substantially all accounts receivable are paid by credit card at the time of shipment. As a result, the Company did not experience any accounts receivable write offs during 2019 or 2018 and management believed an allowance for doubtful accounts is not needed as of December 31, 2019 and 2018.

Inventory

Inventory is measured at the lower of cost or net realizable value; where net realizable value is considered to be the estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal and shipping. For inventory, cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors (such as expiration dates) in evaluating net realizable value.

Property and Equipment

Property and equipment are recorded at cost and are depreciated over the asset’s estimated useful life using the straight-line method. Ordinary repair and maintenance costs are charged to operations as incurred. However, expenditures for additions or improvements that significantly extend the useful life of the asset are capitalized in the period incurred. At the time assets are sold or disposed of, the cost and accumulated depreciation are removed from their respective accounts and the related gains or losses are reflected in income.

The Company periodically evaluates the appropriateness of remaining depreciable lives assigned to property and equipment. Generally, we assign the following estimated useful lives to these categories:

Category	Estimated Useful Life
Furniture and Fixtures	5 - 10 years
Office Equipment and Software	3 - 7 years
Compounding and Lab Equipment	5 - 10 years
Building and building improvements	5 - 39 years

Property and equipment are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying amount might not be fully recoverable. The factors considered by management in performing this assessment include current operating results, trends and prospects, the way the property is used, and the effects of obsolescence, demand, competition, and other economic factors. The Company did not record any impairment losses related to property and equipment during 2019 and 2018.

Innovations Group, Inc

Notes to Consolidated Financial Statements

Note 2—Summary of Significant Accounting Policies (Continued)

Revenue

Revenue from the sale of prescriptions and supplements is recognized at the time of shipment to, or pick-up by, the customer and when all obligations under the contract have been fulfilled, risk of ownership has been transferred and collectability is reasonably assured. Customers prepayments, primarily for seminars and webinars, are recorded as unearned revenue until the event has occurred and the services are provided.

The Company charges and collects sales tax, when applicable, and records the sales tax as an accrued liability due to the taxing authority.

Shipping and Handling

In addition to our principal business activities, we provide shipping of final product to our customers. Shipping and handling costs are recorded in cost of sales as they are incurred. Total shipping and handling costs were approximately $1,962,000 and $1,933,000, for the years ended December 31, 2019 and 2018, respectively.

Advertising costs

The Company expenses advertising costs when incurred. Advertising expense included in operating expenses was approximately $25,000 and $18,000, for the years ended December 31, 2019 and 2018, respectively.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state income taxes as the income tax liability is passed directly to the Company’s shareholders.

Upcoming Accounting Pronouncements

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for the Company’s year ending December 31, 2020. The ASU permits application of the new revenue recognition guidance using one of two retrospective application methods. The Company plans to apply the standard using the modified retrospective method but does not anticipate the impact of the adoption of the guidance to have a significant impact.

Leases

In the normal course of operations, the Company leases equipment under long-term, non- cancelable operating lease agreements. In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting

Innovations Group, Inc

Notes to Consolidated Financial Statements

Note 2—Summary of Significant Accounting Policies (Continued)

Standards Update (“ASU”) 2016-02, Leases (“Topic 842”) (“ASU 2016-02”). The new standard is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet, except for leases with a term of 12 months or less, which permits a lessee to make an accounting policy election by class of underlying asset not to recognize lease assets and liabilities.

At inception, lessees must classify leases as either finance or operating based on five criteria. Balance sheet recognition of finance and operating leases is similar, but the pattern of expense recognition in the income statement, as well as the effect on the classification of cash flows within the statement of cash flows, differs depending on the lease classification. Also, certain qualitative and quantitative disclosures are required to enable users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. Topic 842 is effective for annual reporting periods beginning after December 15, 2021.

Originally, Topic 842 required all entities to use a modified retrospective transition approach that is intended to maximize comparability and be less complex than a full retrospective approach. Under the modified retrospective approach, Topic 842 is effectively implemented as of the beginning of the earliest comparative period presented in an entity’s financial statements. ASU 2018-11 amended Topic 842 so that entities may elect not to recast their comparative periods in transition and allows entities to change their date of initial application to the beginning of the period of adoption. In doing so, the entity would (1) apply Topic 840 in the comparative periods; (2) provide the disclosures required by Topic 840 for all periods that continue to be presented in accordance with Topic 840; and (3) recognize the effects of applying Topic 842 as a cumulative-effect adjustment to retained earnings as of January 1, 2022. Subsequent ASU’s were issued that provided additional clarification and guidance on the application of Topic 842.

We expect to use the package of practical expedients that will allow us to not reassess: (1) whether any expired or existing contracts are or contain leases; (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. We also will use the practical expedient as described above to reflect the adoption of Topic 842 as of January 1, 2022, without recasting prior periods. We do not expect to recognize a material adjustment to retained earnings upon adoption. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, as disclosed in Note 6, that will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

Note 3—Inventory

As of December 31, 2019, and 2018, inventory consisted of the following:

	2019	2018
Raw materials	$1,136,848	$926,045
Work in process	30,319	63,124
Finished goods	886,258	1,251,151

	2,053,425	2,240,320
Inventory allowance	(62,681)	(28,459)

Total net inventory	$1,990,744	$2,211,861

Innovations Group, Inc

Notes to Consolidated Financial Statements

Note 4—Property and Equipment

As of December 31, 2019 and 2018, property and equipment consisted of the following:

	2019	2018
Furniture and fixtures	$316,384	$297,544
Office equipment and software	837,537	763,751
Compounding and lab equipment	653,355	315,752
Building and building improvements	7,079,748	3,77,506
Land	811,103	811,103

	9,698,127	5,963,656
Accumulated Depreciation	(1,504,540)	(1,199,526)

Total net fixed assets	$8,193,587	$4,764,130

Depreciation expense for the years ended December 31, 2019 and 2018, was approximately $319,000 and $375,000, respectively. As of December 31, 2019, there were capitalized building improvements with a cost of approximately $2,243,000 and equipment with a cost of approximately $328,000 that were completed but had not been placed in service as of December 31, 2019 and were therefore not being depreciated. These assets were placed into service during 2020.

Note 5—Notes Payable

In March 2019, the Company entered into a $1,500,000 equipment line of credit with a financial institution. As of December 31, 2019, the total outstanding balance on the line of credit was $1,379,418. Interest was payable monthly at a fixed rate of 5.00 percent. In March 2020, the entire balance outstanding on the line of credit converted to a seven-year fixed rate note. The note is payable in monthly principal installments ranging from $14,000 to $19,000 plus interest at 4.09 percent through maturity in February 2027. The note is secured by specific equipment. The balance sheet classification of this obligation includes the March 2020 conversion.

In March 2019, the Company also entered a $500,000 operating line of credit with a financial institution. The line of credit requires interest payments monthly at a rate of 5.00 percent and is secured by substantially all assets of the Company. There was no outstanding balance on this obligation as of December 31, 2019. The line expired in March 2020 and was renewed with substantially the same terms through March 2021.

In March 2018, B-17 entered into a fifteen-year, 5.12 percent real estate loan. The loan proceeds of $3,432,000 were used to purchase the building used for the Company’s headquarters. Monthly principal and interest payments are $20,344 plus a lump sum payment $1,926,000 due at maturity.

Maturities of the Company’s notes payable are due as follows for the years ending December 31:

2020	$212,761
2021	255,635
2022	268,831
2023	282,708
2024	297,302
Thereafter	3,369,203

Total future payments	$4,686,440

Innovations Group, Inc

Notes to Consolidated Financial Statements

Note 5—Notes Payable (Continued)

The Company’s borrowings are subject to a credit agreement that, among other things, contains certain restrictive covenants and requires the Company to maintain certain financial ratios relating to cash flows and debt to equity.

During 2019 and 2018, the Company recorded $183,000 and $131,000, respectively, in interest expense.

In March 2020, B-17 entered into a ten year, 3.091% real estate loan secured by a second trust deed on the real estate. The loan proceeds of $900,000 were used for the purpose of financing the additions to the building during 2019. Monthly payments of principal and interest are $5,053.15 plus a lump sum payment of $524,932 at maturity.

On May 9, 2020 the Company received a Paycheck Protection Program term note through a bank totaling $1,174,000. The note was pursuant to the Coronavirus Aid, Relief, and Economic Security (CARES) Act’s Paycheck Protection Program. The note structure required company officials to certify certain statements that permitted the Company to qualify for the loan and provides loan forgiveness for a portion up to all of the borrowed amount if the Company uses the loan proceeds for the permitted loan purposes described in the note agreement. Under revised guidance from the Small Business Administration SBA), the covered period has been extended from 8 to 24 weeks, which has the potential to change the timing of applying for forgiveness and the associated repayment schedule. The Company has the right to repay any amount outstanding at any time without penalty. The portion not forgiven, under the terms of the original agreement, will require the Company to pay back this amount in full in 24 monthly payments with interest at 1.00 percent from the time SBA denies forgiveness. As of November 30, 2020 the bank has processed and approved the forgiveness application. The application was then submitted that same day to the SBA for their review and forgiveness approval and the company is currently awaiting their decision

Note 6—Benefit Plan

The Company sponsors a Basic Savings 401(k) plan (“Plan”) that qualifies as a deferred compensation arrangement under Section 401 of the Internal Revenue Code (“IRS”). In order to participate, employees must meet certain age and service requirements. Participating employees may defer a percentage of pre-tax earnings or after-tax earnings, subject to the IRS elective deferral limits. The Company may, at its discretion, match a portion of the employees’ contributions. In addition to the employer match, the Company may make additional discretionary and qualified nonelective contributions.

While employees are 100 percent vested in the elective, qualified nonelective and rollover contributions, the vesting rules for all other contributions are as follows: (1) On or after the date an employee reaches normal retirement age (age 65), (2) On or after the date an employee reaches early retirement age (age 55), (3) On the date an employee becomes totally disabled, or (4) On the date an employee dies. Before that date, the following schedule determines an employee’s vesting schedule:

Years of Vesting Service	Vesting Percentage
Less than 1	0%
1	25%
2	50%
3 or more	100%

Innovations Group, Inc

Notes to Consolidated Financial Statements

Note 6—Benefit Plan (Continued)

During 2019 and 2018, the Company matched contributions equal to 100% of the employee’s deferral contribution, not to exceed 3% of the employee’s total compensation. The Company contributed approximately $126,000 and $92,000 to the Plan for the years ended December 31, 2019 and 2018, respectively. The Company also made additional discretionary contributions of approximately $126,000 for each of the years ended December 31, 2019 and 2018.

Note 7—Lease Commitments

In the normal course of business, the Company leases equipment under long-term, non-cancelable operating lease agreements As of December 31, 2019, the future minimum lease payment under non-cancelable operating leases are as follows:

2020	$60,480
2021	60,480
2022	60,480
2023	60,480
2024	60,480

Total minimum lease payments	$302,400

Lease expense for each of the years ending December 31, 2019, and 2018, was approximately $43,000.

Note 8—Accrued Expenses

As of December 31, 2019 and 2018, accrued expenses consisted of the following:

	2019	2018
Operating expenses	$116,058	$105,597
Profit sharing contributions	125,995	126,194
Credit cards	20,573	53,953
Sale tax	53,083	56,784

Total	$315,709	$342,528

Note 9—Variable Interest Entity

The Company is the primary beneficiary of B-17, which qualifies as a variable interest entity (VIE). This determination was based on the fact that the Company absorbs a majority of the VIE’s expected losses and receives a majority of its expected residual returns. The VIE was formed for the purpose of acquiring and holding real estate. The VIE’s sole activity is to lease the real estate to the Company.

The assets, liabilities, and expenses of B-17 have been included in the accompanying consolidated financial statements. As of December 31, 2019 and 2018, respectively, approximate amounts included in consolidated assets were cash ($88,000 and $190.000), property and equipment ($4,484,000 and $3,965,000) and other assets ($15,000 and $16,000). Consolidated liabilities included notes payable ($3,307,000 and $3,379,000). Consolidated expenses included primarily interest and depreciation ($316,000 and $236,000). Revenues of approximately $364,000 in 2019 and $278,000 in 2018 were eliminated in consolidation. The Company guarantees the notes payable of B-17. Apart from that amount, creditors and beneficial holders of B-17 have no recourse to the assets or general credit of the Company.

Innovations Group, Inc

Notes to Consolidated Financial Statements

Note 10—Subsequent Events

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus a pandemic. First identified in late 2019 and now known as COVID-19, the outbreak has impacted hundreds of thousands of individuals worldwide. In response, many countries have implemented measures to combat the outbreak that have impacted global business operations. As of the date of issuance of the financial statements, the Company’s operations have not been significantly impacted, but the Company continues to monitor the situation. No impairments were recorded as of the consolidated balance sheet date; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows, and financial condition could be negatively impacted, the extent of the impact cannot be reasonably estimated at this time.

Innovations Group, Inc.

Consolidated Financial Statements as of and for the nine months ended September 30, 2020 and 2019

Innovations Group, Inc.,

Innovations Group, Inc.

Consolidated Balance Sheets

As of September 30, 2020 and December 31 ,2019

	2020	2019
Assets
Current assets:
Cash and cash equivalents	$4,303,036	$2,199,018
Accounts receivable, net	47,349	11,710
Other receivables	14,657	93,162
Inventory	2,435,670	1,990,744
Prepaid expenses and other current assets	517,396	419,761

Total current assets	7,318,108	4,714,395
Property and Equipment, net of accumulated depreciation	8,181,586	8,193,587
Other assets	23,333	15,063

Total Assets	$15,523,027	$12,923,045

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$623,865	$739,929
Accrued expenses	557,307	315,709
Accrued compensation and related taxes	657,657	612,620
Unearned revenue	149,348	189,847
Notes payable, current portion	577,693	212,761

Total current liabilities	2,565,870	2,070,866

Long-Term Liabilities:
Notes payable, net of current portion	6,012,715	4,473,679

Total liabilities	8,578,585	6,544,545

Shareholders’ equity:
Common stock, no par value, 1,000,000 shares authorized 475,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019 respectively	5,080	5,080
Retained earnings	6,251,551	5,747,432
Non-controlling interest	687,811	625,988

	6,944,442	6,378,500

Total Liabilities and Shareholders’ Equity	$15,523,027	$12,923,045

See Notes to Consolidated Financial Statements

Innovations Group, Inc.

Consolidated Statements of Operations

Nine Months Ending September 30, 2020 and 2019

	2020	2019
Revenue, net of returns and allowances	$21,258,755	$21,479,607
Cost of sales	9,958,260	10,612,438

Gross profit	11,300,495	10,867,169
Operating expenses	8,987,226	8,362,066

Operating income	2,313,269	2,505,103

Nonoperating expense:
Interest expense	193,692	134,301
Other expense	41,837	33,147

Total nonoperating other income and (expense)	235,529	167,448
Net income	2,077,740	2,337,655
Less: Income attributable to non-controlling interest	61,822	35,664

Net income attributable to Innovations Group, Inc.	$2,015,918	$2,301,991

Net income per share	$4.24	$4.85

Weighted average number of shares outstanding	475,000	475,000

See Notes to Consolidated Financial Statements

Innovations Group, Inc.

Consolidated Statements of Shareholders’ Equity

Nine Months Ended September 30, 2020 and 2019

	Common Stock		Retained Earnings	Total Shareholder’s Equity	Non-controlling Interest	Total
	Shares	Amount
Balance at December 31, 2018	475,000	$5,080	$4,222,099	$4,227,179	$791,927	$5,019,106
Distributions			(1,128,000)	(1,128,000)	–	(1,128,000)
Net income			2,301,991	2,301,991	35,664	2,337,655

Balance at September 30, 2019	475,000	$5,080	$5,396,090	$5,401,170	$827,591	$6,228,761

Balance at December 31, 2019	475,000	$5,080	$5,747,432	$5,752,512	$625,988	$6,378,500
Distributions			(1,511,800)	(1,511,800)	–	(1,511,800)
Net income			2,015,918	2,015,918	61,822	2,077,740

Balance at September 30, 2020	475,000	$5,080	$6,251,551	$6,256,631	$687,811	$6,944,442

See Notes to Consolidated Financial Statements

Innovations Group, Inc.

Consolidated Statements of Cash Flows

Nine Months Ending September 30, 2020 and 2019

	2020	2019
Cash flows from operating activities:
Net income	$2,077,740	$2,337,655
Adjustments to reconcile net income to net cash provided by operating activities;
Depreciation and Amortization	389,147	233,598
Loss (gain) on disposal of assets	2,016	25
Changes in operating assets and liabilities:
Accounts receivable	(35,639)	7,169
Other receivables	78,505	122,707
Inventory	(444,926)	(160,863)
Prepaid expenses and other current assets	(107,327)	(65,118)
Accounts payable	(116,064)	282,926
Accrued Expenses	241,598	54,394
Accrued compensation and related taxes	45,037	105,848
Unearned revenue	(40,499)	259,533

Net cash provided by operating activities	$2,089,588	$3,177,874

Cash flows from investing activities
Proceeds from sale of fixed assets	1,405	–
Purchases of property and equipment	(379,142)	(1,743,688)

Net cash used in investing activities	$(377,737)	$(1,743,688)

Cash flows from financing activities
Distributions	(1,511,800)	(1,128,000)
Repayment of debt	(170,033)	(53,757)
Proceeds from borrowing from bank	2,074,000	234,776

Net cash used in financing activities	$392,167	$(946,981)

Net increase (decrease) in cash	2,104,018	487,205
Cash and cash equivalents beginning	$2,199,018	$2,512,692

Cash and cash equivalents ending	$4,303,036	$2,999,897

Supplemental disclosures:
Interest paid	$193,692	$134,301

See Notes to Consolidated Financial Statements

Innovations Group, Inc.

Notes to Consolidated Financial Statements

Note 1—Business Organization and Nature of Operations

Innovations Group, Inc. (“IGI” or “Company”) was organized in 1997 under the laws of the State of Utah and is the parent company to the following wholly owned operating subsidiaries: MedQuest Pharmacy, Inc. (“MedQuest”), Medical Horizons, Inc. (“Medical Horizons”), Pinnacle Labs, Inc. (doing business as MedQuest Testing Services or “MTS”), and WorldLink Medical, Inc (“WorldLink”).

IGI is the parent company and provides management oversight and services to the subsidiaries.

MedQuest prepares custom compounded medications for the unique needs of every patient and prescriber. While specializing in bioidentical hormones and hormone optimization, MedQuest is a full-service pharmacy filling prescription from its inventory of compounded medications as well as drugs purchased from manufacturers. MedQuest also provides additional services such as electronic prescribing, fulfillment of prescription and non-prescription products, and other tools to fully integrate the patient, provider, and pharmacy triad relationship. MedQuest is one of a select group of United States compounding pharmacies providing state of the art customized pharmaceutical preparations. MedQuest is licensed in all 50 states and adheres to the highest standards and quality control guidelines that enable the entity to service patients throughout United States. Medquest blends time-honored, individual formulation techniques with modern medical knowledge to produce a preparation developed especially for patients. MedQuest also offers a variety of services to enhance an age-management practice.

Medical Horizons is a direct seller or distributor of its branded products NUTRAscriptives. In addition, Medical Horizons will private-label supplements with a physician’s brand that are then sold in the physician’s office.

MTS brokers lab testing and facilitates scheduling between outside lab companies and physicians in providing testing for their patients.

WorldLink provides educational seminars and monthly training webinars and materials to providers and other trained medical personnel.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The unaudited consolidated financial statements include the results of Innovations Group, Inc., its four wholly owned subsidiaries as mentioned above, and a variable interest real estate entity, B-17 Partners, LLC (“B-17”) in which the Company has a controlling financial interest. The Company’s major shareholder owns B-17 , which owns the building leased by the Company for its corporate headquarters. In accordance with Accounting Standard Update 2015-02, Consolidation (Topic 810) Amendments to the Consolidation Analysis, B-17 is considered a variable interest entity. All material intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The Company prepares the financial statements in accordance with accounting principles generally accepted in the United States of America, which requires management to use its judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the unaudited consolidated financial statements and the reported amounts of expenses during the reported period. These assumptions and estimates could have a material effect on the financial statements. Actual results may

Innovations Group, Inc.

Notes to Consolidated Financial Statements

Note 2—Summary of Significant Accounting Policies (Continued)

differ materially from those estimates. The Company’s management periodically reviews estimates on an ongoing basis based on information currently available, and changes in facts and circumstances may cause the Company to revise these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand, demand deposits and short-term investments with original maturities of three months or less when purchased. From time-to-time, balances in demand deposit accounts or short-term money market accounts with banks or investment institutions exceed the federally insured limits. Management regularly reviews the banks and investment institution’s performance and evaluates the investment risk.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at net invoice amounts. Substantially all accounts receivable are paid by credit card at the time of shipment. As a result, the Company did not experience any accounts receivable write offs for the nine months ending September 30, 2020 or twelve months ending December 31, 2019, and management believed an allowance for doubtful accounts is not needed as of September 30, 2020 or December 31, 2019.

Inventory

Inventory is measured at the lower of cost or net realizable value; where net realizable value is considered to be the estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal and shipping. For inventory, cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors (such as expiration dates) in evaluating net realizable value.

Property and Equipment

Property and equipment are recorded at cost and are depreciated over the asset’s estimated useful life using the straight-line method. Ordinary repair and maintenance costs are charged to operations as incurred. However, expenditures for additions or improvements that significantly extend the useful life of the asset are capitalized in the period incurred. At the time assets are sold or disposed of, the cost and accumulated depreciation are removed from their respective accounts and the related gains or losses are reflected in income.

The Company periodically evaluates the appropriateness of remaining depreciable lives assigned to property and equipment. Generally, we assign the following estimated useful lives to these categories:

Category	Estimated Useful Life
Furniture and Fixtures	5 - 10 years
Office Equipment and Software	3 - 7 years
Compounding and Lab Equipment	5 - 10 years
Building and building improvements	5 - 39 years

Property and equipment are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying amount might not be fully recoverable. The factors considered by management in performing this assessment include current operating results, trends and prospects, the way the property is used,

Innovations Group, Inc.

Notes to Consolidated Financial Statements

Note 2—Summary of Significant Accounting Policies (Continued)

and the effects of obsolescence, demand, competition, and other economic factors. The Company did not record any impairment losses related to property and equipment for the nine months ending September 30, 2020 or 2019.

Revenue

Revenue from the sale of prescriptions and supplements is recognized at the time of shipment to, or pick-up by, the customer and when all obligations under the contract have been fulfilled, risk of ownership has been transferred and collectability is reasonably assured. Customers prepayments, primarily for seminars and webinars, are recorded as unearned revenue until the event has occurred and the services are provided.

The Company charges and collects sales tax, when applicable, and records the sales tax as an accrued liability due to the taxing authority.

Shipping and Handling

In addition to our principal business activities, we provide shipping of final product to our customers. Shipping and handling costs are recorded in cost of sales as they are incurred. Total shipping and handling costs were $1,325,000 and $1,262,000, for the nine months ending September 30, 2020 or 2019, respectively.

Advertising costs

The Company expenses advertising costs when incurred. Advertising expense included in operating expenses was $7,000 and $18,000, for the nine months ending September 30, 2020 and 2019, respectively.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state income taxes as the income tax liability is passed directly to the Company’s shareholders.

Upcoming Accounting Pronouncements

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for the Company’s year ending December 31, 2020. The ASU permits application of the new revenue recognition guidance using one of two retrospective application methods. The Company plans to apply the standard using the modified retrospective method but does not anticipate the impact of the adoption of the guidance to have a significant impact.

Innovations Group, Inc.

Notes to Consolidated Financial Statements

Note 2—Summary of Significant Accounting Policies (Continued)

Leases

In the normal course of operations, the Company leases equipment under long-term, non-cancelable operating lease agreements. In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (“Topic 842”) (“ASU 2016-02”). The new standard is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet, except for leases with a term of 12 months or less, which permits a lessee to make an accounting policy election by class of underlying asset not to recognize lease assets and liabilities.

At inception, lessees must classify leases as either finance or operating based on five criteria. Balance sheet recognition of finance and operating leases is similar, but the pattern of expense recognition in the income statement, as well as the effect on the classification of cash flows within the statement of cash flows, differs depending on the lease classification. Also, certain qualitative and quantitative disclosures are required to enable users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. Topic 842 is effective for annual reporting periods beginning after December 15, 2021.

Originally, Topic 842 required all entities to use a modified retrospective transition approach that is intended to maximize comparability and be less complex than a full retrospective approach. Under the modified retrospective approach, Topic 842 is effectively implemented as of the beginning of the earliest comparative period presented in an entity’s financial statements. ASU 2019-11 amended Topic 842 so that entities may elect not to recast their comparative periods in transition and allows entities to change their date of initial application to the beginning of the period of adoption. In doing so, the entity would (1) apply Topic 840 in the comparative periods; (2) provide the disclosures required by Topic 840 for all periods that continue to be presented in accordance with Topic 840; and (3) recognize the effects of applying Topic 842 as a cumulative-effect adjustment to retained earnings as of January 1, 2022. Subsequent ASU’s were issued that provided additional clarification and guidance on the application of Topic 842.

We expect to use the package of practical expedients that will allow us to not reassess: (1) whether any expired or existing contracts are or contain leases; (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. We also will use the practical expedient as described above to reflect the adoption of Topic 842 as of January 1, 2022, without recasting prior periods. We do not expect to recognize a material adjustment to retained earnings upon adoption. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, as disclosed in Note 6, that will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

Innovations Group, Inc.

Notes to Consolidated Financial Statements

Note 2—Inventory

As of September 30, 2020 and December 31, 2019, inventory consisted of the following:

	2020	2019
Raw materials	$1,089,464	$1,136,848
Work in process	21,427	30,319
Finished goods	1,390,327	886,258

	2,501,218	2,053,425
Inventory allowance	(65,548)	(62,681)

Total net inventory	$2,435,670	$1,990,744

Note 3—Property and Equipment

As of September 30, 2020 and December 31, 2019, property and equipment consisted of the following:

	2020	2019
Furniture and fixtures	$367,370	$316,384
Office equipment and software	868,109	837,537
Compounding and lab equipment	749,851	653,355
Building and building improvements	7,276,274	7,079,748
Land	811,103	811,103

	10,072,707	9,698,127
Accumulated Depreciation	(1,891,121)	(1,504,540)

Total net fixed assets	$8,181,586	$8,193,587

Depreciation expense for the nine months ending September 30, 2020 and the year ended December 31, 2019, was approximately $389,000 and $319,000, respectively. As of December 31, 2019 there were capitalized building improvements with a cost of $2,243,000 and equipment with a cost of $328,000 that were completed but had not been placed in service as of December 31, 2019 and were therefore, not being depreciated. These assets were placed into service during 2020.

Note 4—Notes Payable

In March 2019, the Company entered into a $1,500,000 equipment line of credit with a financial institution. As of September 30, 2020 and December 31, 2019, the total outstanding balance on the line of credit was $1,281,867 and $1,379,418, respectively. Interest was payable monthly at a fixed rate of 5.00 percent. In March 2020, the entire balance outstanding on the line of credit converted to a seven-year fixed rate note. The note is payable in monthly principal installments ranging from $14,000 to $19,000 plus interest at 4.09 percent through maturity in February 2027. The note is secured by specific equipment. The balance sheet classification of this obligation includes the March 2020 conversion.

In March 2019, the Company also entered a $500,000 operating line of credit with a financial institution. The line of credit requires interest payments monthly at a rate of 5.00 percent and is secured by substantially all assets of the Company. There was no outstanding balance on this obligation as of September 30, 2020 or December 31, 2019. The line expired in March 2020 and was renewed with substantially the same terms through March 2021.

Innovations Group, Inc.

Notes to Consolidated Financial Statements

Note 4—Notes Payable (Continued)

In March 2019, B-17 entered into a fifteen-year, 5.12 percent real estate loan. The loan proceeds of $3,432,000 were used to purchase the building used for the Company’s headquarters. Monthly principal and interest payments are $20,344 plus a lump sum payment $1,926,000 due at maturity.

Maturities of the Company’s notes payable are due as follows for the years ending September 30, 2020:

2021	$577,693
2022	888,137
2023	611,631
2024	331,460
2025	347,766
Thereafter	3,833,721

Total future payments	$6,590,408

The Company’s borrowings are subject to a credit agreement that, among other things, contains certain restrictive covenants and requires the Company to maintain certain financial ratios relating to cash flows and debt to equity.

For the nine months ending September 30, 2020 and 2019, the Company recorded approximately $194,000 and $134,000, respectively, in interest expense.

In March 2020, B-17 entered into a ten-year, 3.091% real estate loan secured by a second trust deed on the real estate. The loan proceeds of $900,000 were used for the purpose of financing the additions to the building during 2019. Monthly payments of principal and interest are $5,053 plus a lump sum payment of $524,932 at maturity.

On May 9, 2020 the Company received a Paycheck Protection Program term note through a bank totaling $1,174,000. The note was pursuant to the Coronavirus Aid, Relief, and Economic Security (CARES) Act’s Paycheck Protection Program. The note structure required company officials to certify certain statements that permitted the Company to qualify for the loan and provides loan forgiveness for a portion up to all of the borrowed amount if the Company uses the loan proceeds for the permitted loan purposes described in the note agreement. Under revised guidance from the Small Business Administration SBA), the covered period has been extended from 8 to 24 weeks, which has the potential to change the timing of applying for forgiveness and the associated repayment schedule. The Company has the right to repay any amount outstanding at any time without penalty. The portion not forgiven, under the terms of the original agreement, will require the Company to pay back this amount in full in 24 monthly payments with interest at 1.00 percent from the time SBA denies forgiveness. As of November 30, 2020 the bank has processed and approved the forgiveness application. The application was then submitted that same day to the SBA for their review and forgiveness approval and the company is currently awaiting their decision.

Note 5—Benefit Plan

The Company sponsors a Basic Savings 401(k) plan (“Plan”) that qualifies as a deferred compensation arrangement under Section 401 of the Internal Revenue Code (“IRS”). In order to participate, employees must meet certain age and service requirements. Participating employees may defer a percentage of pre-tax earnings or after-tax earnings, subject to the IRS elective deferral limits. The Company may, at its discretion, match a portion of the employees’ contributions. In addition to the employer match, the Company may make additional discretionary and qualified nonelective contributions.

Innovations Group, Inc.

Notes to Consolidated Financial Statements

Note 5—Benefit Plan (Continued)

While employees are 100 percent vested in the elective, qualified nonelective and rollover contributions, the vesting rules for all other contributions are as follows: (1) On or after the date an employee reaches normal retirement age (age 65), (2) On or after the date an employee reaches early retirement age (age 55), (3) On the date an employee becomes totally disabled, or (4) On the date an employee dies. Before that date, the following schedule determines an employee’s vesting schedule:

Years of Vesting Service	Vesting Percentage
Less than 1	0%
1	25%
2	50%
3 or more	100%

Expenses related to the plan for the nine months ended September 30, 2020 and 2019 were approximately $224,000 and $207,000, respectively.

Note 6—Lease Commitments

In the normal course of business, the Company leases equipment under long-term, non-cancelable operating lease agreements. As of September 30, 2020, the future minimum lease payment under non-cancelable operating leases are as follows:

2021	$15,120
2022	60,480
2022	60,480
2024	60,480
2025	60,480

Total minimum lease payments	$257,040

Lease expense for each of the nine months ending September 30, 2020, and 2019, was approximately $46,000 and $43,000, respectively.

Note 7—Accrued Expenses

As of September 30, 2020 and December 31, 2019, accrued expenses consisted of the following:

	2020	2019
Operating expenses	$306,289	$116,058
Profit sharing contributions	103,388	125,995
Credit cards	85,746	20,573
Sale tax	61,884	53,083

Total	$557,307	$315,709

Innovations Group, Inc.

Notes to Consolidated Financial Statements

Note 8—Variable Interest Entity

The Company is the primary beneficiary of B-17, which qualifies as a variable interest entity (VIE). This determination was based on the fact that the Company absorbs a majority of the VIE’s expected losses and receives a majority of its expected residual returns. The VIE was formed for the purpose of acquiring and holding real estate. The VIE’s sole activity is to lease the real estate to the Company.

The assets, liabilities, and expenses of B-17 have been included in the accompanying unaudited consolidated financial statements. As of September 30, 2020 and December 31, 2019, respectively, amounts included in unaudited consolidated assets were cash ($422,000 and $88,000), property and equipment ($4,377,000 and $4,484,000) and other assets ($23,000 and $15,000). Consolidated liabilities included notes payable ($4,135,000 and $3,307,000). Consolidated expenses included primarily interest and depreciation ($250,000 and $316,000). Revenues for the nine months ending September 30, 2020 and 2019, of $312,000 and $273,000, respectively, were eliminated in consolidation. The Company guarantees the notes payable of B-17. Apart from that amount, creditors and beneficial holders of B-17 have no recourse to the assets or general credit of the Company.

Note 9—Subsequent Events

On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus a pandemic. First identified in late 2019 and now known as COVID-19, the outbreak has impacted hundreds of thousands of individuals worldwide. In response, many countries have implemented measures to combat the outbreak that have impacted global business operations. As of the date of issuance of the financial statements, the Company’s operations have not been significantly impacted, but the Company continues to monitor the situation. No impairments were recorded as of the unaudited consolidated balance sheet date; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows, and financial condition could be negatively impacted, the extent of the impact cannot be reasonably estimated at this time.

Behavioral Health Services, LLC

and Subsidiaries

Consolidated Financial Statements as of and for the years ended December 31, 2019 and December 31, 2018 and

Independent Auditors’ Report

Plante & Moran, PLLC Suite 600 8181 E. Tufts Avenue Denver, CO 80237 Tel: 303.740.9400 Fax. 303.740.9009 plantemoran.com

Independent Auditor’s Report

To the Board of Directors and Members

Behavioral Health Services, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of Behavioral Health Services, LLC and Subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Behavioral Health Services, LLC and Subsidiaries as of December 31, 2019 and 2018 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

January 11, 2021

CONSOLIDATED FINANCIAL STATEMENTS

Behavioral Health Services, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

December 31, 2019 and 2018

	2019	2018
ASSETS
CURRENT ASSETS
Cash	$111,346	$162,480
Accounts receivable
Patient receivables, net	882,925	844,403
Other accounts receivable	25,278	25,795
Inventories	158,357	172,400
Prepaid expenses	18,568	15,166

Total current assets	1,196,474	1,220,244

PROPERTY AND EQUIPMENT, net	61,812	76,819

OTHER ASSETS
Security deposits	4,375	4,375
Due from related parties	27,936	5,459

	32,311	9,834

	$1,290,597	$1,306,897

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$577,725	$803,230
Accrued payroll and related liabilities	93,896	87,815

Total current liabilities	671,621	891,045

MEMBER’S EQUITY	618,976	415,852

	$1,290,597	$1,306,897

The accompanying notes are an integral part of these consolidated statements.

Behavioral Health Services, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2019 and 2018

	2019	2018
Revenues, net	$12,528,464	$11,234,957
Cost of goods sold	3,384,859	2,925,046

Gross profit	9,143,605	8,309,911

Operating expenses
Provider compensation	5,436,758	4,947,206
Selling, general, and administrative	3,485,518	3,336,006
Depreciation and amortization	18,205	17,487

	8,940,481	8,300,699

Operating income	203,124	9,212

Loss on investment	–	(69,566)

NET INCOME (LOSS)	$203,124	$(60,354)

The accompanying notes are an integral part of these consolidated statements.

Behavioral Health Services, LLC and Subsidiaries

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

Years ended December 31, 2019 and 2018

	Members’ Capital	Members’ Retained Earnings	Total Members’ Equity
Balance, January 1, 2018	$20,000	$456,206	$476,206
Net loss	–	(60,354)	(60,354)

Balance, December 31, 2018	20,000	395,852	415,852
Net income	–	203,124	203,124

Balance, December 31, 2019	$20,000	$598,976	$618,976

The accompanying notes are an integral part of these consolidated statements.

Behavioral Health Services, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities
Net income (loss)	$203,124	$(60,354)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation	18,205	17,487
Related party bad debt expense	–	67,280
(Increase) decrease in assets
Patient receivables	(38,522)	(151,782)
Other accounts receivable	517	2,317
Inventories	14,043	24,371
Prepaid expenses	(3,402)	6,921
Increase (decrease) in liabilities
Accounts payable	(225,505)	307,501
Accrued payroll and related liabilities	6,081	(46,689)

Net cash (used in) provided by operating activities	(25,459)	167,052

Cash flows from investing activities
Purchase of property and equipment	(3,198)	(44,529)
Due from related parties	(22,477)	39,957

Net cash used in investing activities	(25,675)	(4,572)

(DECREASE) INCREASE IN CASH	(51,134)	162,480
Cash, beginning of year	162,480	–

Cash, end of year	$111,346	$162,480

The accompanying notes are an integral part of these consolidated statements.

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Nature of Business

Behavioral Health Services, LLC and Subsidiaries provide medical, retail pharmacy and billing services. Psych Care Consultants, LLC, BHS Pharmacy, LLC and Reimbursement Solutions, LLC are wholly owned subsidiaries of Behavioral Health Services, LLC (a holding company). Psych Care Consultants, LLC is a medical group that has four medical offices located in Missouri and provides psychiatric and mental health services. BHS Pharmacy, LLC provides retail pharmacy services specializing in behavioral health through services such as medication management, screenings, online portals, and delivery. Reimbursement Solutions, LLC provides billing services for Psych Care Consultants, LLC and third party customers. Services include billings, collections, verification of benefits, authorization, and credentialing.

2. Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Behavioral Health Services, LLC and its subsidiaries: Psych Care Consultants, LLC; BHS Pharmacy, LLC; and Reimbursement Solutions, LLC which are 100% wholly owned (collectively, hereafter referred to as the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

3. Revenue Recognition

Revenue is generally recognized when goods or services are provided and are reported at estimated net realizable amounts due from insurance companies, preferred provider and health maintenance organizations (i.e., third party payors) and patients for services rendered, net of contractual and other adjustments.

A significant amount of the Company’s patients are insured under third-party payor agreements. The billing system generates contractual adjustments for each patient encounter based on fee schedules for the patient’s insurance plan. The services provided are attached to the patient’s fee schedule based on the insurance the patient has at the time the service is provided. Therefore, the revenue that is recorded by the billing system is based on contractual amounts.

4. Accounts Receivable

Accounts receivable represent receivables primarily from third-party payors for services provided. Such amounts are recorded net of contractual allowances and other adjustments at the time of billing, as well as net of an additional reserve for uncollectable receivables. In those instances when payment is not received at the time of service, the Company records receivables from their patients, most of whom are insured under third-party payor agreements. Payments of accounts receivable are allocated to the specific invoices identified on the patient’s remittance advice or third party payor explanation of benefits.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. This reserve reduces customer accounts receivable to the net amount estimated to be collectible. Estimating the current creditworthiness of customers and the recoverability of customer accounts requires management to exercise considerable judgment. In estimating uncollectible amounts, management considers factors such as general economic and industry-specific conditions. Any adjustments to this reserve are reflects as adjustments to net revenues. As of December 31, 2019 and 2018, the Company recorded an allowance for contractual and other adjustments approximating $419,000 and $443,000, respectively.

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

5. Inventories

Inventories consist of pharmaceuticals and are stated at the lower of cost or net realizable value. Net realizable value is defined as estimated selling prices in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. Any adjustments to reduce the cost of inventories to their net realizable value are recognized in earnings in the current period.

6. Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method based on the following estimated useful lives of the assets:

Years
Office equipment	5 - 7
Office furniture	7
Medical equipment	7

The cost of leasehold improvements is depreciated over the lessor of the length of the related leases or the estimated useful lives of the asset.

7. Income Taxes

The Company operates as a Limited Liability Company (LLC) and is treated as a partnership for federal and state income tax purposes. Accordingly, federal and state income taxes are not payable or provided by the Company. Members are taxed individually on their shares of respective earnings.

The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

8. Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9. Fair Value of Financial Instruments

The carrying amounts of financial instruments, including accounts receivable, accounts payable, and accrued payroll and related liabilities approximate fair value due to the short maturity of these instruments.

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

10. Significant Accounting Standards Applicable In A Future Year

Revenue Recognition

The FASB issued ASU 2014-09, Revenue from Contracts with Customers, (Topic 606) (ASU 2014- 09), in May 2014. ASU 2014-09 sets forth a new five-step revenue recognition model that will require the use of more estimates and judgment. ASU 2014-09 will replace current revenue recognition requirements in Topic 605, Revenue Recognition , in its entirety. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and should be applied retrospectively in the year the ASU is first applied using one of two allowable application methods.

ASU 2014-09 is effective for the Company’s December 31, 2020 financial statements and thereafter. Management is currently evaluating the effect that ASU 2014-09 will have on the Company’s financial statements. The Company anticipates the implementation of ASU 2014-09 to have no significant impact on the Company’s consolidated financial statements.

Leases

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. Under ASU 2016-02, lessees will be required to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASU 2016-02 was effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and will be applied using a modified retrospective approach.

In November 2019, the FASB issued ASU 2019-10, Financial Instruments – Credit Losses (Topic 325), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (ASU 2019- 10). ASU 2019-10 finalizes various effective date delays for private companies applying the credit losses, leases and hedging standards. As a result of ASU 2019-10, the Company’s effective date of ASU 2016-02 is deferred. ASU 2016-02 is now effective for the Company’s December 31, 2021 consolidated financial statements. Management is currently evaluating the effect that ASU 2016-02 will have on the Company’s consolidated financial statements. The Company expects to record total right-of-use assets and related operating lease obligations based on the present value of future lease payments as disclosed in Note F on the consolidated balance sheet upon adoption, with no material impact to the consolidated statement of operations.

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE B—REVENUE, NET

The Company reports revenue on a net basis, which is gross billings less contractual adjustments and other allowances. Contractual adjustments represent the difference between the established rates for services and the estimated payments to be received from third party payors. Net revenue consisted of the following for 2019 and 2018:

	2019	2018
Gross billings	$19,027,509	$21,401,851
Less contractual adjustments and allowances	(6,806,955)	(10,181,759)

Net patient service revenue	12,220,554	11,220,092
Billing services revenue	307,910	14,865

	$12,528,464	$11,234,957

Net patient service revenue by payor consisted of the following for 2019 and 2018:

	2019	2018
Third-party payors	$10,320,044	$9,211,391
Patient self-pays	1,900,510	2,008,701

	$12,220,554	$11,220,092

The approximate mix of net revenues and receivables from third-party payors, patients, and billing service customers as of December 31, 2019 and 2018 consisted of the following:

	2019		2018
	Net revenues	Accounts Receivable	Net revenues	Accounts Receivable
Commercial and other third party payors	82.3%	90.3%	82.0%	89.3%
Patient self-pays	15.2%	2.8%	17.9%	2.8%
Billing service customers	2.5%	6.9%	0.1%	7.9%

	100.0%	100.0%	100.0%	100.0%

NOTE C—PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2019 and 2018:

	2019	2018
Office equipment	$103,088	$99,890
Office furniture	3,364	3,364
Medical equipment	1,839	1,839

	108,291	105,093
Less accumulated depreciation	46,479	28,274

	$61,812	$76,819

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE D—RELATED PARTY TRANSACTIONS

1. Due From Related Parties

The Company’s advances to related parties are unsecured, due on demand, noninterest-bearing and are not expected to be repaid within the next year. Amounts due from related parties aggregated $27,936 and $5,459 at December 31, 2019 and 2018, respectively. During 2018, the Company wrote off $67,280 of previous amounts due from a related party that was deemed uncollectable. There were no such write-offs in 2019.

2. Payments To Related Parties

The Company makes guaranteed payments to related parties. Guaranteed payments aggregated $5,436,760 and $5,247,071 for the years ended December 31, 2019 and 2018, respectively. There were no unpaid guaranteed payments at December 31, 2019 or 2018.

NOTE E—EMPLOYEE BENEFIT PLAN

The Company has a defined contribution plan, qualified under Section 401(k) of the Internal Revenue Code, that covers substantially all employees with the exception of union employees and employees acquired under a section 401(b)(6)(C) transaction. The Company may, at its discretion, elect to match a percentage of employees’ elective deferrals. Employees must meet a minimum service requirement to be eligible for a percentage of employer matching contributions. In addition, the Company may make discretionary profit sharing contributions to the plan. For the year ended December 31, 2019 and 2018, there were no employer matching or employer profit sharing contributions to the plan.

NOTE F—OPERATING LEASES

The Company leases various facilities with related parties in accordance with the terms of operating lease agreements that expire at various dates through December 2021. Upon expiration, certain of these leases were maintained on a month to month basis. The total aforementioned leases require monthly payments ranging from $3,234 to $13,362. Total rent expense under related party agreements was approximately $305,000 and $308,000 for the years ended December 31, 2019 and 2018, respectively.

The Company leases various facilities from third parties in accordance with the terms of operating lease agreements requiring monthly payments ranging from $447 to $14,387. The leases expire in December 2021. Total rent expense under third party agreements was approximately $170,000 and $173,000 for the years ended December 31, 2019 and 2018, respectively.

The Company also has three operating leases for office equipment which require monthly payments ranging from $239 to $1,499 through December 2022. Lease expense of approximately $18,000 was charged to operations for the years ended December 31, 2019 and 2018, respectively, which is included in operating expenses on the consolidated statements of income. As of December 31, 2019, future minimum lease payments under non-cancelable operating leases are as follows:

Year	Related Party	Third Party	Total
2020	$165,699	$206,459	$372,158
2021	58,800	196,222	255,022
2022	–	17,988	17,988

	$224,499	$420,669	$645,168

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE G—RISKS AND UNCERTAINTIES

1. Uninsured Cash

The Company maintains its cash balances at one financial institutions in Missouri. The cash balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company may, from time to time, have balances in excess of FDIC insured deposit limits.

2. Contingencies

From time to time, the Company may be subjected to claims or lawsuits which arise in the ordinary course of business. There are currently two medical malpractice suits against the individual providers, other third parties, and the Company as a whole. The medical malpractice suits assert that there is negligence by the providers in treating the patients named in the suits. One of the malpractice suits is seeking damages of approximately $3,656,000 from all defendants, including the Company. The second malpractice suit has not specified monetary damages, however, in the event of an unfavorable outcome, the Company’s legal counsel estimates maximum damages of approximately $2,267,000. The Company is vigorously defending the malpractice suits and was named as a secondary party in each suit. Although the outcome of these malpractice suits is not presently determinable, it is reasonably possible that that an unfavorable outcome, for the aforementioned damages sought, could occur. However, the Company, and the individual providers, do have insurance coverage (the Company carries a $1,000,000 per occurrence insurance policy) , which could mitigate some or all of the financial effects of potential settlements or judgements. In the event that future settlements or judgements, if any, exceed insurance coverages, the Company may be required to fund a portion of the difference. No provision has been made in the accompanying consolidated financial statements for any potential settlement or judgement costs at December 31, 2019 and 2018 as an unfavorable outcome is not probable at this time.

NOTE H—SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 11, 2021, the date that these consolidated financial statements were available to be issued. Management has determined that no events or transactions, other than those noted below, have occurred subsequent to the consolidated balance sheet date that require disclosure in the consolidated financial statements.

1. COVID-19

The entire direct and indirect impacts of the current COVID-19 outbreak on the Company’s customers, vendors, operations, and financing arrangements are currently unknown, as is the duration and severity of any impacts that the Company may experience. The Company has been able to remain operational. Certain additional costs have been incurred to procure personal protective equipment and to enhance sanitation of facilities. The Company has converted a significant portion of the business to a telemedicine format. Management does not believe that the effects of the pandemic have had a significant negative impact the Company’s operations.

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

NOTE H—SUBSEQUENT EVENTS (Continued)

2. Paycheck Protection Program (“PPP”)

In April 2020, the Company received proceeds from a term note from the United States Small Business Administration (“SBA”) under the Paycheck Protection Program (“PPP”) available as part of the Coronavirus Aid, Relief, and Economic Securities Act (“CARES Act”). The proceeds received by the Company were $1,004,900 which will be used to pay for certain payroll and operating expenses of the Company. The note carries an interest rate of 1%, is unsecured, and is required to be repaid in full by April 2022. Under the terms of the PPP, payments are deferred for a period of time and all or a part of the proceeds of the loan may be forgiven under certain conditions, as defined in the term note agreement.

3. CARES Act Provider Relief Fund

In April and May 2020, the Company received proceeds of $135,348 and $93,446, respectively, from the U.S. Department of Health and Human Services available as part of the CARES Act Provider Relief Fund (PFR). The proceeds are to be used to fund healthcare related expenses attributable to the coronavirus. The Company will be subject to reporting requirements and may be required to repay a portion of the funds received, if certain conditions are not met, as defined by the terms and conditions of the PRF.

4. Planned Merger

On November 2, 2020 the Company entered into a merger agreement with a wholly-owned subsidiary of UpHealth Holdings, Inc. to purchase all of the outstanding membership interests of Behavioral Health Services, LLC.

Behavioral Health Services, LLC

and Subsidiaries

Consolidated Financial Statements as of and for the nine months ended

September 30, 2020 and September 30, 2019

CONSOLIDATED FINANCIAL STATEMENTS

Behavioral Health Services, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

September 30, 2020 and December 31, 2019

	(Unaudited) September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash	$1,002,407	$111,346
Accounts receivable
Patient receivables, net	1,086,204	882,925
Other accounts receivable	15,912	25,278
Inventories	140,350	158,357
Prepaid expenses	27,598	18,568

Total current assets	2,272,471	1,196,474

PROPERTY AND EQUIPMENT, net	64,791	61,812

OTHER ASSETS
Security deposits	4,375	4,375
Due from related parties	304,358	27,936

	308,733	32,311

	$2,645,995	$1,290,597

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$488,564	$577,725
Accrued payroll and related liabilities	82,725	93,896

Total current liabilities	571,289	671,621

LONG-TERM LIABILITIES
Paycheck protection program loan	1,004,900	–
Provider relief funds	228,794	–

	1,233,694	–

	1,804,983	671,621

MEMBERS’ EQUITY	841,012	618,976

	$2,645,995	$1,290,597

The accompanying notes are an integral part of these consolidated statements.

Behavioral Health Services, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

For the periods January 1, 2020 through September 30, 2020

and January 1, 2019 through September 30, 2019

	January 1, 2020 through September 30, 2020	January 1, 2019 through September 30, 2019
Revenues, net	$9,788,313	$9,303,842
Cost of goods sold	2,611,982	2,492,227

Gross profit	7,176,331	6,811,615

Operating expenses
Provider compensation	4,425,587	4,082,906
Selling, general, and administrative	2,562,942	2,486,570
Depreciation	5,766	4,966

	6,994,295	6,574,442

NET INCOME	$182,036	$237,173

The accompanying notes are an integral part of these consolidated statements.

Behavioral Health Services, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (Unaudited)

For the periods January 1, 2020 through September 30, 2020

and January 1, 2019 through September 30, 2019

	Members’ Capital	Members’ Retained Earnings	Total Members’ Equity
Balance, December 31, 2018	$20,000	$395,852	$415,852
Net income	–	237,173	237,173

Balance, September 30, 2019	$20,000	$633,025	$653,025

Balance, December 31, 2019	$20,000	$598,976	$618,976
Capital contributions	40,000	–	40,000
Net income	–	182,036	182,036

Balance, September 30, 2020	$60,000	$781,012	$841,012

The accompanying notes are an integral part of these consolidated statements.

Behavioral Health Services, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

For the periods January 1, 2020 through September 30, 2020

and January 1, 2019 through September 30, 2019

	January 1, 2020 through September 30, 2020	January 1, 2019 through September 30, 2019
Cash flows from operating activities
Net income	$182,036	$237,173
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation	5,776	4,966
(Increase) decrease in assets
Patient receivables	(203,279)	(72,782)
Other accounts receivable	9,366	11,533
Inventories	18,007	47,757
Prepaid expenses	(9,030)	(8,539)
Increase (decrease) in liabilities
Accounts payable	(89,161)	15,034
Accrued payroll and related liabilities	(11,171)	4,367

Net cash (used in) provided by operating activities	(97,456)	239,509

Cash flows from investing activities
Purchase of property and equipment	(8,755)	(3,198)
Advances to related parties	(276,422)	(16,428)

Net cash used in investing activities	(285,177)	(19,626)

Cash flows from financing activities
Proceeds from paycheck protection program loan	1,004,900	–
Proceeds from provider relief funds	228,794	–
Capital contributions	40,000	–

Net cash provided by financing activities	1,273,694	–

INCREASE IN CASH	891,061	219,883
Cash, beginning of year	111,346	162,480

Cash, end of year	$1,002,407	$382,363

The accompanying notes are an integral part of these consolidated statements.

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the periods January 1, 2020 through September 30, 2020

and January 1, 2019 through September 30, 2019

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Nature of Business

Behavioral Health Services, LLC and Subsidiaries provide medical, retail pharmacy and billing services. Psych Care Consultants, LLC, BHS Pharmacy, LLC and Reimbursement Solutions, LLC are wholly owned subsidiaries of Behavioral Health Services, LLC (a holding company). Psych Care Consultants, LLC is a medical group that has four medical offices located in Missouri and provides psychiatric and mental health services. BHS Pharmacy, LLC provides retail pharmacy services specializing in behavioral health through services such as medication management, screenings, online portals, and delivery. Reimbursement Solutions, LLC provides billing services for Psych Care Consultants, LLC and third party customers. Services include billings, collections, verification of benefits, authorization, and credentialing.

2. Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Behavioral Health Services, LLC and its subsidiaries: Psych Care Consultants, LLC.; BHS Pharmacy, LLC; and Reimbursement Solutions, LLC which are 100% wholly owned (collectively, hereafter referred to as the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

3. Revenue Recognition

Revenue is generally recognized when goods or services are provided and are reported at estimated net realizable amounts due from insurance companies, preferred provider and health maintenance organizations (i.e., third party payors) and patients for services rendered, net of contractual and other adjustments.

A significant amount of the Company’s patients are insured under third-party payor agreements. The billing system generates contractual adjustments for each patient encounter based on fee schedules for the patient’s insurance plan. The services provided are attached to the patient’s fee schedule based on the insurance the patient has at the time the service is provided. Therefore, the revenue that is recorded by the billing system is based on contractual amounts.

4. Accounts Receivable

Accounts receivable represent receivables primarily from third-party payors for services provided. Such amounts are recorded net of contractual and other adjustments at the time of billing, as well as net of an additional reserve for uncollectable receivables. In those instances when payment is not received at the time of service, the Company records receivables from their patients, most of whom are insured under third-party payor agreements. Payments of accounts receivable are allocated to the specific invoices identified on the patient’s remittance advice or third party payor explanation of benefits.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. This reserve reduces customer accounts receivable to the net amount estimated to be collectible. Estimating the current creditworthiness of customers and the recoverability of customer accounts requires management to exercise considerable judgment. In estimating uncollectible amounts, management considers factors such as general economic and industry-specific conditions. As of September 30, 2020 and 2019, the Company recorded an allowance for doubtful accounts approximating $698,000 and $1,115,000, respectively.

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the periods January 1, 2020 through September 30, 2020

and January 1, 2019 through September 30, 2019

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

5. Inventories

Inventories are stated at the lower of cost or net realizable value. Net realizable value is defined as estimated selling prices in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. Any adjustments to reduce the cost of inventories to their net realizable value are recognized in earnings in the current period.

6. Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method based on the following estimated useful lives of the assets:

Years
Office equipment	5 - 7
Office furniture	7
Medical equipment	7
Software	5

The cost of leasehold improvements is depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets.

7. Income Taxes

The Company operates as a Limited Liability Company (LLC) and is treated as a partnership for federal and state income tax purposes. Accordingly, federal and state income taxes are not payable or provided by the Company. Members are taxed individually on their shares of respective earnings.

The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

8. Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9. Fair Value of Financial Instruments

The carrying amounts of financial instruments, including accounts receivable, accounts payable, and accrued payroll and related liabilities approximate fair value due to the short maturity of these instruments.

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the periods January 1, 2020 through September 30, 2020

and January 1, 2019 through September 30, 2019

NOTE A—NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

10. Significant Accounting Standard Applicable In A Future Year

Revenue Recognition

The FASB issued ASU 2014-09, Revenue from Contracts with Customers, (Topic 606) (ASU 2014-09), in May 2014. ASU 2014-09 sets forth a new five-step revenue recognition model that will require the use of more estimates and judgment. ASU 2014-09 will replace current revenue recognition requirements in Topic 605, Revenue Recognition , in its entirety. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and should be applied retrospectively in the year the ASU is first applied using one of two allowable application methods.

ASU 2014-09 is effective for the Company’s December 31, 2020 financial statements and thereafter. Management is currently evaluating the effect that ASU 2014-09 will have on the Company’s financial statements. The Company anticipates the implementation of ASU 2014-09 to have no significant impact on the Company’s consolidated financial statements.

Leases

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. Under ASU 2016-02, lessees will be required to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASU 2016-02 was effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and will be applied using a modified retrospective approach.

In November 2019, the FASB issued ASU 2019-10, Financial Instruments – Credit Losses (Topic 325), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (ASU 2019- 10). ASU 2019-10 finalizes various effective date delays for private companies applying the credit losses, leases and hedging standards. As a result of ASU 2019-10, the Company’s effective date of ASU 2016-02 is deferred. ASU 2016-02 is now effective for the Company’s December 31, 2021 consolidated financial statements. Management is currently evaluating the effect that ASU 2016-02 will have on the Company’s consolidated financial statements. The Company expects to record total right-of-use assets and related operating lease obligations based on the present value of future lease payments as disclosed in Note H on the consolidated balance sheet upon adoption, with no material impact to the consolidated statement of operations.

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the periods January 1, 2020 through September 30, 2020

and January 1, 2019 through September 30, 2019

NOTE B—NET CLIENT REVENUE

The Company reports revenue on a net basis, which is gross billings less contractual adjustments and discounts. Contractual adjustments represent the difference between the established rates for services and the estimated payments to be received from third party payors. Net revenue consisted of the following for the nine-months ended September 30, 2020 and 2019:

	2020	2019
Gross billings	$14,262,185	$14,305,746
Less contractual adjustments and allowances	(4,740,822)	(5,239,887)

Net patient service revenue	9,521,363	9,065,859
Billing services revenue	266,950	237,983

	$9,788,313	$9,303,842

Net patient service revenue by payor consisted of the following for 2019 and 2018:

	2020	2019
Third-party payors	$7,935,090	$7,446,314
Patient self-pays	1,586,273	1,619,545

	$9,521,363	$9,065,859

The approximate mix of clients and third-party payor net revenues for the nine-months ended September 30, 2020 and 2019 and net receivables as of September 30, 2020 and December 31, 2019 consisted of the following:

	2020		2019
	September 30	September 30	September 30	December 31
	Net revenues	Accounts Receivable	Net revenues	Accounts Receivable
Commercial and other third party payors	81.1%	87.8%	80.0%	90.3%
Patient self-pays	16.2%	2.7%	17.4%	2.8%
Billing service customers	2.7%	9.5%	2.6%	6.9%

	100.0%	100.0%	100.0%	100.0%

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the periods January 1, 2020 through September 30, 2020

and January 1, 2019 through September 30, 2019

NOTE C—PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2020 and December 31, 2019:

	September 30, 2020	December 31, 2019
Office equipment	$103,188	$103,088
Office furniture	12,009	3,364
Medical equipment	1,839	1,839

	117,036	108,291
Less accumulated depreciation	52,245	46,479

	$64,791	$61,812

NOTE D—RELATED PARTY TRANSACTIONS

1. Due From Related Parties

The Company’s advances to related parties are unsecured, due on demand, noninterest-bearing and are not expected to be repaid within the next year. Amounts due from related parties aggregated $304,358 and $27,936 at September 30, 2020 and December 31, 2019, respectively.

2. Payments To Related Parties

The Company makes guaranteed payments to related parties. Guaranteed payments aggregated $4,425,587 and $4,082,906 for the nine moths ended September 30, 2020 and 2019, respectively. There were no unpaid guaranteed payments at September 30, 2020 or 2019.

NOTE E—PAYCHECK PROTECTION PROGRAM LOAN

In April 2020, the Company received proceeds from a term note from the United States Small Business Administration (“SBA”) under the Paycheck Protection Program (“PPP”) available as part of the Coronavirus Aid, Relief, and Economic Securities Act (“CARES Act”). The proceeds received by the Company were $1,004,900 were used to pay for certain payroll and operating expenses of the Company. The note carries an interest rate of 1%, is unsecured, and is required to be repaid in full by April 2022. Under the terms of the PPP, payments are deferred for a period of time and all or a part of the proceeds of the loan may be forgiven under certain conditions, as defined in the term note agreement.

NOTE F—PROVIDER RELEIF FUNDS

In April and July 2020, the Company received proceeds aggregating $228,794 from the U.S. Department of Health and Human Services available as part of the CARES Act Provider Relief Fund (PFR). The proceeds are to be used to fund healthcare related expenses attributable to the coronavirus. The Company will be subject to reporting requirements and may be required to repay a portion of the funds received, if certain conditions are not met, as defined by the terms and conditions of the PRF. As such, the proceeds are deferred until which time the U.S. Department of Health and Human Services has certified the use of the funds.

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the periods January 1, 2020 through September 30, 2020

and January 1, 2019 through September 30, 2019

NOTE G—EMPLOYEE BENEFIT PLAN

The Company has a defined contribution plan, qualified under Section 401(k) of the Internal Revenue Code, that covers substantially all employees with the exception of union employees and employees acquired under a section 401(b)(6)(C) transaction. The Company may, at its discretion, elect to match a percentage of employees’ elective deferrals. Employees must meet a minimum service requirement to be eligible for a percentage of employer matching contributions. In addition, the Company may make discretionary profit sharing contributions to the plan. For the year ended September 30, 2020 and 2019, there were no employer matching or employer profit sharing contributions to the plan.

NOTE H—OPERATING LEASES

The Company leases various facilities with related parties in accordance with the terms of operating lease agreements that expired at various dates through December 2021. Upon expiration, certain of these leases were maintained on a month to month basis. The total aforementioned leases require monthly payments ranging from $3,234 to $13,362. Total rent expense under related party agreements was approximately $231,000 for each of the periods ending September 30, 2020 and 2019.

The Company leases various facilities from third parties in accordance with the terms of operating lease agreements requiring monthly payments ranging from $447 to $14,387. The leases expire at various in December 2021. Certain leases are month to month. Total rent expense under third party agreements was approximately $128,000 and $130,000 for the periods ending September 30, 2020 and 2019, respectively.

The Company also has three operating leases for office equipment which require monthly payments ranging from $239 to $1,499 through December 2022. Lease expense of approximately $13,000 was charged to operations for the periods ending September 30, 2020 and 2019, respectively, which is included in operating expenses on the consolidated statements of income. As of September 30, 2020, future minimum lease payments under non-cancelable third party operating lease agreements are as follows:

Year	Related Party	Third Party	Total
2020	$58,800	$197,909	$256,709
2021	14,700	62,490	77,190
2022	–	4,497	4,497

	$73,500	$264,896	$338,396

NOTE I—RISKS AND UNCERTAINTIES

1. Uninsured Cash

The Company maintains its cash balances at one financial institutions in Missouri. The cash balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company may, from time to time, have balances in excess of FDIC insured deposit limits.

Behavioral Health Services, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the periods January 1, 2020 through September 30, 2020

and January 1, 2019 through September 30, 2019

NOTE I—RISKS AND UNCERTAINTIES

2. Contingencies

From time to time, the Company may be subjected to claims or lawsuits which arise in the ordinary course of business. There are currently two medical malpractice suits against the individual providers, other third parties, and the Company as a whole. The medical malpractice suits assert that there is negligence by the providers in treating the patients named in the suits. One of the malpractice suits is seeking damages of approximately $3,656,000 from all defendants, including the Company. The second malpractice suit has not specified monetary damages, however, in the event of an unfavorable outcome, the Company’s legal counsel estimates maximum damages of approximately $2,267,000. The Company is vigorously defending the malpractice suits and was named as a secondary party in each suit. Although the outcome of these malpractice suits is not presently determinable, it is reasonably possible that that an unfavorable outcome, for the aforementioned damages sought, could occur. However, the Company, and the individual providers, do have insurance coverage (the Company carries a $1,000,000 per occurrence insurance policy) , which could mitigate some or all of the financial effects of potential settlements or judgements. In the event that future settlements or judgements, if any, exceed insurance coverages, the Company may be required to fund a portion of the difference. No provision has been made in the accompanying consolidated financial statements for any potential settlement or judgement costs at September 30, 2020 and 2019.

3. COVID 19

The entire direct and indirect impacts of the current COVID-19 outbreak on the Company’s customers, vendors, operations, and financing arrangements are currently unknown, as is the duration and severity of any impacts that the Company may experience. The Company has been able to remain operational. Certain additional costs have been incurred to procure personal protective equipment and to enhance sanitation of facilities. The Company has converted a significant portion of the business to a telemedicine format. Management does not believe that the effects of the pandemic have had a significant negative impact the Company’s operations.

NOTE J—SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 20, 2021, the date that these consolidated financial statements were available to be issued. Management has determined that no events or transactions have occurred subsequent to the consolidated balance sheet date, other than the event noted below, that require disclosure in the consolidated financial statements.

Planned Merger

On November 20, 2020 the Company entered into a merger agreement with a wholly-owned subsidiary of UpHealth Holdings, Inc. to purchase all of the outstanding membership interests of Behavioral Health Services, LLC.

Cloudbreak Health, LLC and Subsidiaries

Consolidated Financial Statements as of and for the years ended December 31, 2019 and 2018

Report of Independent Registered Public Accounting Firm

Board of Directors and Members

Cloudbreak Health, LLC and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cloudbreak Health, LLC and Subsidiaries (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, mezzanine equity and members’ interests and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Acquisition Subsequent to Year End

As discussed in Note 18 to the financial statements, on November 20, 2020, the Company entered into an agreement to be acquired by GIGCAPITAL2, INC., a publicly traded company.

Change in Accounting Principles

As discussed in Note 2 to the financial statements, the Company has changed its method of accounting for revenue as of January 1, 2018 due to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, and the related amendments.

As discussed in Note 2 to the financial statements, the Company has changed its method of accounting for leases as of January 1, 2019, with the application of the transition requirements at January 1, 2018 (the beginning of the earliest period presented in these financial statements) due to the adoption of Accounting Standards Codification Topic 842, Leases, and the related amendments.

Correction of a Misstatement

As discussed in Note 3 to the financial statements, the 2018 and 2019 financial statements have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Hall & Company Certified Public Accountants and Consultants, Inc.

We have served as the Company’s auditor since 2020

Irvine, CA

December 24, 2020

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2019 and 2018 (as restated)

	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$290,185	$863,262
Accounts receivable, net	3,668,418	3,981,232
Inventory	42,306	42,306
Prepaid expenses and other current assets	773,286	684,422

Total current assets	4,774,195	5,571,222

Noncurrent Assets
Property and equipment, net	1,249,719	949,583
Software and website development costs, net	4,969,846	3,982,736
Operating lease right of use asset	5,695,961	6,560,682
Finance lease right of use asset	3,726,657	3,617,576
Other noncurrent assets	1,063,556	845,729

Total noncurrent assets	16,705,739	15,956,306

Total assets	$21,479,934	$21,527,528

LIABILITIES, MEZZANINE EQUITY, AND MEMBERS’ INTERESTS

Current Liabilities
Accounts payable	$2,906,247	$2,901,461
Accrued expenses	953,492	541,429
Deferred revenue	82,463	91,239
Interest payable, current portion	–	35,011
Operating lease liability, current portion	911,424	650,426
Finance lease liability, current portion	1,875,630	1,914,828

Total current liabilities	6,729,256	6,134,394

Operating lease liability, net of current portion	5,525,947	6,314,482
Finance lease liability, net of current portion	1,855,306	1,800,462
Line of credit	9,699,505	8,760,000
Convertible note payable to related party, net of debt issuance costs and debt discount, non-current	9,666,462	3,956,852
Convertible note payable, non-current, net	200,000	200,000
Dividends payable - Series A preferred units	5,431,233	4,231,233
Interest payable, net of current portion	3,955,028	850,000

Total noncurrent liabilities	36,333,481	26,113,029

Total liabilities	43,062,737	32,247,423

Commitments and Contingencies
Mezzanine Equity - Redeemable Series A Preferred Units
Series A preferred units, 3,000,000 issued and outstanding at December 31, 2019 and 2018 (Aggregate liquidation preference $15,000,000)	15,000,000	15,000,000

Members’ Interests
Common units, 5,034,700 issued and outstanding at December 31, 2019 and 2018	10,149,803	10,057,771
Loans to officers	(450,000)	(450,000)
Accumulated deficit	(46,282,606)	(35,327,666)

Total members’ interests	(36,582,803)	(25,719,895)

Total liabilities, mezzanine equity, and members’ interests	$21,479,934	$21,527,528

The accompanying notes are an integral part of these consolidated statements.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2019 and 2018 (as restated)

	2019	2018
Net Sales	$30,129,805	$30,595,285
Cost Of Sales	16,868,950	16,995,891

Gross Profit	13,260,855	13,599,394

Operating Expenses
Depreciation and amortization	3,155,410	2,644,772
Salaries and wages	5,950,497	6,281,426
General and administrative expenses	9,551,442	9,686,638

Total operating expenses	18,657,349	18,612,836

Loss From Operations	(5,396,494)	(5,013,442)

Other Income (Expense)
Interest expense	(4,777,973)	(2,058,809)
Other income (expense), net	79,632	(247,792)
Rental income	339,895	138,041

Total other expense, net	(4,358,446)	(2,168,560)

Net Loss	$(9,754,940)	$(7,182,002)

Net Loss Per Common Unit	$(1.94)	$(1.43)
Weighted Average Units Outstanding - Basic And Diluted	5,034,700	5,034,700

The accompanying notes are an integral part of these consolidated statements.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEZZANINE EQUITY AND MEMBERS’ INTERESTS

For the Years Ended December 31, 2019 and 2018 (as restated)

	Redeemable Series A Preferred Units		Members’		Loans to Officer	Accumulated Members’ Deficit	Total Members’ Interests
	Units	Amount	Units	Amount
Mezzanine Equity and Members’ Interests, December 31, 2017	3,000,000	$15,000,000	5,034,700	$9,568,770	$(450,000)	$(26,945,664)	$(17,826,894)
Net loss	–	–	–	–	–	(7,182,002)	(7,182,002)
Unit-based compensation	–	–	–	489,001	–	–	489,001
Accrued dividends	–	–	–	–	–	(1,200,000)	(1,200,000)

Mezzanine Equity and Members’ Interests, December 31, 2018	3,000,000	15,000,000	5,034,700	10,057,771	(450,000)	(35,327,666)	(25,719,895)
Net loss	–	–	–	–	–	(9,754,940)	(9,754,940)
Unit-based compensation	–	–	–	92,032	–	–	92,032
Accrued dividends	–	–	–	–	–	(1,200,000)	(1,200,000)

Mezzanine Equity and Members’ Interests, December 31, 2019	3,000,000	$15,000,000	5,034,700	$10,149,803	$(450,000)	$(46,282,606)	$(36,582,803)

The accompanying notes are an integral part of these consolidated statements.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2019 and 2018 (as restated)

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,754,940)	$(7,182,002)
Adjustments to reconcile net loss to net cash used in operating activities:
Employee unit-based compensation	92,032	489,001
Amortization of debt discount and issuance costs	709,610	975,739
Depreciation and amortization	3,155,410	2,644,772
Noncash lease expense	899,673	879,009
Gain from fixed asset reimbursement	(79,632)	–
Bad debt expense	360,205	394,929
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(47,391)	(6,380)
Inventory	–	141,167
Prepaid expenses and other current assets	(88,864)	185,541
Other noncurrent assets	(217,827)	745,429
Increase (decrease) in liabilities:
Accounts payable	4,786	(603,246)
Accrued expenses	66,607	228,363
Deferred revenues	(8,776)	–
Operating lease liability	(562,489)	(870,761)
Interest payable	3,070,017	435,011

Net cash used in operating activities	(2,401,579)	(1,543,428)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,694,895)	(2,262,751)

Net cash used in investing activities	(1,694,895)	(2,262,751)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of capital lease obligations	(2,416,108)	(1,572,348)
Net borrowings (payments) on new line of credit	939,505	(3,676,465)
Net borrowings on old line of credit	–	8,760,000
Borrowings on note payable from related party	5,000,000	–

Net cash provided by financing activities	3,523,397	3,511,187

NET DECREASE IN CASH AND CASH EQUIVALENTS	(573,077)	(294,992)
CASH AND CASH EQUIVALENTS – beginning of year	863,262	1,158,254

CASH AND CASH EQUIVALENTS – end of year	$290,185	$863,262

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$998,346	$648,059

Taxes paid	$209,616	$351,905

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES
Acquisition of fixed assets through accrued expenses	$345,456	$–

Capitalization of operating lease right of use asset and liability	$34,952	$7,439,691

Obtaining finance lease right of use asset for lease liability	$2,431,754	$1,604,330

Reclassification of finance lease right of use asset	$–	$3,627,670

Preferred dividends declared and accrued	$1,200,000	$1,200,000

The accompanying notes are an integral part of these consolidated statements.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

1. ORGANIZATION AND NATURE OF OPERATIONS

Cloudbreak Health, LLC (“Cloudbreak” or “the Company”), a Delaware limited liability company, was formed on May 26, 2015 and is headquartered in Columbus, Ohio. On June 19, 2015, the Company acquired all of the assets of Language Access Network, LLC (“LAN”) and Carenection, LLC (“Carenection”), in exchange for a 100% member interest in LAN and Carenection. The transfer of all assets, and the conversion and settlement of all obligations occurred on June 19, 2015 and was recorded at the historical basis of the assets and obligations as the entities were under common control.

Cloudbreak wholly owns two subsidiaries: (i) LAN, a remote language interpretation company that provides on-demand interpretation services for limited English proficient, deaf, and hard of hearing patients in the healthcare industry and (ii) Carenection, LLC, a healthcare technology company that provides a HIPAA compliant private broadband network for the telehealth industry.

Going Concern and Management’s Liquidity Plans

The accompanying consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Over its history the Company has primarily funded itself from revenue from customers who purchase access to its telemedicine platform and interpretive services, through its working capital line of credit and the issuance of debt and equity securities. At December 31, 2019, the Company had a significant accumulated deficit of $46,282,606 and negative working capital of $1,955,061. For the year ended December 31, 2019, the Company had a net loss of $9,754,940 and negative cash flows from operations of $2,401,579.

Additionally, subsequent to year end, in March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States. As a result, significant volatility has occurred in both the United States and International markets. While the disruption is currently expected to be temporary, there is uncertainty around the duration. Management expects this matter to continue to impact its business, clients, results of operations, and financial position, but the ultimate financial impact of the pandemic on the Company’s business, results of operations, financial position, liquidity or capital resources cannot be reasonably estimated at this time.

On November 20, 2020, the Company entered into a business combination agreement with GIGCAPITAL2, INC; a publicly traded special purpose acquisition company. As a result of this merger, Cloudbreak will become part of a profitable public company with more than $100,000,000 in capital to fund operations. The merger is expected to be completed in the first quarter of 2021. While this merger eliminates any near term access to capital concerns, the Company cannot be certain that the merger will close or that it will be able to obtain such funds required for operations at terms acceptable to it or at all.

In the event the Company does not complete the business combination or it is significantly delayed, the Company will need to seek additional funding through private equity financings and/or debt financings to maintain its operations as a going concern. While the Company has historically been successful in obtaining these types of financing from both existing and new investors, there can be no assurance that such additional financing, if necessary, will be available or, if available, that such financings can be obtained on satisfactory terms.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements are presented on the accrual basis of accounting. The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who is responsible for their integrity and objectivity.

Principles of Consolidation

The consolidated financial statements include the accounts of Cloudbreak Health LLC and its wholly-owned subsidiaries, LAN and Carenection. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

On an ongoing basis, management evaluates its estimates, including those related to the collectability of customer accounts receivable, revenue recognition, the estimated useful lives of long-lived assets, when technological feasibility is achieved for our products, unit-based compensation, warrant discount, and conversion features associated with convertible notes. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and cash equivalents with original maturities of 90 days or less. All cash equivalents are carried at cost, which approximates fair value. At times, such amounts may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

Accounts Receivable

Accounts receivable is stated at the amount management expects to collect from outstanding balances after discounts, bad debts, and sales allowance taking into account credit worthiness of customers and history of collection. Management provides for probable uncollectible amounts through a charge to earnings and an increase to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a reduction of trade accounts receivable. The allowance for doubtful accounts was $534,477 and $174,272 at December 31, 2019 and 2018, respectively.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (FIFO) method. As of December 31, 2019 and 2018, inventory consists of MARTTI (My Accessible Real Time Trusted Interpreter) devices, additional batteries, and carts for the MARTTI’s. For units in inventory, the MARTTI’s are purchased from two vendors and shipped to the Company in Columbus, Ohio, where the units are imaged, then shipped to end users. MARTTI’s are only purchased when ordered by customers, typically at the inception of a new interpretation service contract. Provisions for slow moving or obsolete inventory are charged to other expense and are permanent reductions to the carrying value of inventory.

Property and Equipment

Property and equipment are stated at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are five years for computer and related equipment, and seven years for furniture and fixtures. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.

Software and Website Development Costs

In accordance with Accounting Standards Codificiation (“ASC”) 985, Software, software development costs related to software to be sold, leased, or marketed as part of a product or process are capitalized subsequent to the establishment of technological feasibility, which is demonstrated by the completion of a detailed program design or working model, if no program design is completed. The useful life of software development costs related to the Company’s current software was determined to be five years from the date the software was placed in service. Costs associated with maintenance and minor enhancements to the features and functionality of the Company’s software are expensed as incurred. GAAP requires that annual amortization expense of the capitalized software development costs be the greater of the amounts computed using the ratio of gross revenue to a product’s total current and anticipated revenues, or the straight-line method over the product’s estimated economic life.

In accordance with ASC 350, Intangibles – Goodwill and Other, the Company also capitalizes eligible website development costs incurred during the application development stage. Costs associated with maintenance and minor enhancements to the features and functionality of the Company’s website are expensed as incurred. The useful life of website development costs was determined to be three years from the date the website was placed in service.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, primarily consisting of property and equipment, and software and website development costs, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

flows, then the assets are written down to their fair value. For the years ended December 31, 2019 and 2018, there has been no such impairment.

Net Loss per Common Unit

The Company reports basic loss per unit in accordance with Financial Accounting Standards Board (“FASB”) ASC 260, Earnings Per Share. Basic loss per unit is computed using the weighted average number of common units outstanding during the reporting period. Diluted earnings per unit is computed using the weighted average number of common units outstanding plus the effect of dilutive securities during the reporting period. Any potentially dilutive securities that have an anti-dilutive impact on the per unit calculation are excluded. During periods in which the Company reports a net loss, diluted weighted average units outstanding are equal to basic weighted average units outstanding because the effect of the inclusion of all potentially dilutive securities would be anti-dilutive. As of December 31, 2019 and 2018, there were no potentially dilutive securities excluded from the calculation of diluted loss per common unit due to a loss for those periods. For the years ended December 31, 2019 and 2018, respectively, the Company’s potentially dilutive shares, which include outstanding unit options and warrants have not been included in the computation of diluted net loss per share as the result would have been anti-dilutive. The table below reflects potentially dilutive securities for the years ended December 31, 2019 and 2018:

	2019	2018
Unit options outstanding	1,941,150	1,941,150
Warrants	526,312	526,312
Shares to be issued upon conversion of notes payable	–	–

Total	2,467,462	2,467,462

Fair Value of Financial Instruments

The Company follows the guidance of the FASB ASC 820-10, with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

•	Level 1 inputs: Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•	Level 2 inputs: Level 2 inputs are from other than quoted market prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs: Level 3 inputs are unobservable and should be used to measure fair value to the extent that observable inputs are not available.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Trade accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses are reported on the balance sheet at carrying value, which approximates fair value due to the short-term maturities of these instruments. Management believes that that the carrying value of debt instruments, other than related party notes payable and loans to officers, also approximates fair value based on current market indicators, such as prevailing market rates and short-term maturities of certain financial instruments.

Management believes it is not practical to estimate the fair value of related party notes payable and loans to officers because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

The common unit warrant issued with a convertible note was valued using the Black Scholes valuation model (see Note 14). The conversion feature in convertible notes payable which required bifurcation as a derivative liability was valued using the Monte Carlo valuation model and had a fair value of $0 on the issuance date and each subsequent reporting date (see Note 15). Management believes these models are the best available techniques for valuing these instruments. Aside from the conversion feature in convertible notes payable, the Company had no other recurring or nonrecurring fair value measurements for assets and liabilities at December 31, 2019 and 2018.

Convertible Notes Payable and Derivative Instruments

The Company has adopted the provisions of Accounting Standards Update (“ASU”) 2017-11 to account for the down round features of warrants issued with private placements effective as of January 1, 2018. In doing so, warrants with a down round feature previously treated as derivative liabilities in the consolidated balance sheet and measured at fair value are henceforth treated as equity, with no adjustment for changes in fair value at each reporting period.

The Company accounts for conversion options embedded in convertible notes in accordance with ASC 815, which generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free-standing derivative financial instruments. Derivative financial instruments, as defined in the FASB ASC 815, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40.

The Company accounts for conversion options embedded in non-conventional convertible notes, which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative financial instruments may be free-standing or embedded in other financial instruments. Based on this guidance, the Company determined that the convertible feature did not meet the criteria for classification as equity. Accordingly, the Company bifurcated the conversion feature and recorded it in liabilities at its estimated fair value. Derivative financial instruments, such as the conversion feature, are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets, with any change in fair value recognized as a component of other income (expense), net in the statements of operations. The Company did not record a derivative liability for the optional convertible feature in convertible notes payable as the fair value was $0 on the issuance date and each subsequent reporting date (see Note 15). We estimated the fair value of the conversion feature at December 31, 2019 and 2018 using the Monte Carlo valuation model.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable.

The Company performs ongoing credit evaluations of its customers’ financial performance and generally requires no collateral from customers. No individual customer accounted for more than 10% of the Company’s accounts receivable balance as of the years ended December 31, 2019 and 2018. No individual customer accounted for more than 10% of the Company’s gross revenues for the year ended December 31, 2019 and one customer accounted for approximately 17% of the Company’s gross revenue for the year ended December 31, 2018.

The Company purchases its products on credit terms from vendors across the United States. For the years ended December 31, 2019 and 2018, there were no significant supplier concentrations. As of December 31, 2019 and 2018, one vendor comprised 14% and two vendors comprised 42% of total accounts payable, respectively.

Revenue Recognition

The Company derives the majority of its revenues from the sale of subscription-based fixed monthly minute and variable rate per unit of service medical language interpretation services. The Company also records ancillary revenue from the sale or lease of MARTTI devices and from the provision of information technology services that include connectivity and ongoing support of the MARTTI software platform. The Company accounts for revenue from contracts with customers, which comprises 100% of its revenue, through the following steps:

1.	Identification of the contract with a customer

2.	Identification of the performance obligations in the contract

3.	Determination of the transaction price

4.	Allocation of the transaction price to the performance obligations in the contract

5.	Recognition of revenue when, or as, the Company satisfies a performance obligation

Generally, the Company’s medical language interpretation and information technology services are invoiced monthly. Fixed monthly minute medical language interpretation subscription and information technology

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

services fees are invoiced in advance in the period preceding the service. Variable rate per unit medical language interpretation and information technology services fees (including overage fees related to minutes used by the customer in excess of the fixed monthly minute subscription) are invoiced monthly in arrears. Sale of MARTTI devices are generally invoiced at contract execution (50%) and upon the delivery of the devices to the customer (50%). MARTTI device leases are invoiced monthly in advance in the period preceding the usage. Invoiced amounts are typically due within 30 days of the invoice date.

The Company has selected the Output Method for recognizing revenues related to fixed medical language interpretation and information technology services fees. Due to the stand-ready nature of the services provided, the Company recognizes these fees monthly on a straight-line basis over the term of the contract.

Variable consideration received for medical language interpretation services, information technology services and for the lease of MARTTI devices is based on a fixed per item charge applied to a variable quantity. Variable consideration for the Company’s services is recognized over time in accordance with the “right to invoice” practical expedient and therefore is not subject to revenue constraint evaluation.

Revenue related to the sale of MARTTI devices is recognized at a point in time upon delivery of the devices to the customer.

The Company may enter into multiple component services arrangements that bundle the pricing for the lease of MARTTI devices with information technology services. Often, the pricing bundle may also include medical language interpretation services. When an equipment lease is bundled with services, allocation of the transaction price consideration between the lease and nonlease components of the lease is required. The Company has determined that the consideration allocated to the lease components in its bundled multiple component services arrangements is not material to the financial statements.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. Revenue is recognized when the Company satisfies its performance obligations under the contract by transferring the promised product or service to its customer. The Company’s contracts generally do not include any material significant financing components.

The Company typically satisfies its performance obligations when the products are transferred and services are provided to its customers. The majority of the Company’s performance obligations are satisfied over time. The Company typically satisfies its performance obligations as the customer receives and consumes the benefits of the medical language interpretation services, information technology services and the use of the MARTTI devices. Performance obligations for the sale of the MARTTI devices are satisfied when control of the devices is transferred to the Company’s customers.

The Company has established a contract liability for billings or payments received in advance of when revenue recognition criteria are met. This contract liability is classified as deferred revenue in the consolidated balance sheets.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

As part of the adoption of Topic 606, the Company has elected the following practical expedients provided for in the standard.

1.

The Company has elected to not adjust the promised amount of consideration for the effect of a significant financing component if it expects, at contract inception, that the period between the Company’s transfer of a promised good or service to a customer and the customer’s payment for that good or service will be one year or less.

2.	The Company is excluding from its transaction price all sales and similar taxes collected from its customers.

3.

The Company has elected to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

4.

The Company has elected to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations.

5.

The portfolio approach has been elected by the Company as it expects any effects of adoption would not be materially different in application at the portfolio level compared with the application at an individual contract level.

6.

The Company has elected the “right to invoice” expedient which states that for performance obligations satisfied over time, if an entity has a right to consideration from a customer in an amount that corresponds directly with the value to the customer of the entity’s performance completed to date, the entity may recognize revenue in the amount to which the entity has a right to invoice.

7.	The Company has elected not to disclose information about its remaining performance obligations for any contract that has an original expected duration of one year or less.

8.

The Company has elected not to disclose information about its remaining performance obligations when it recognizes revenue from the satisfaction of performance obligations in accordance with the “right to invoice” practical expedient.

9.	The Company has elected all transition-related practical expedients available under the full retrospective transition method of adoption.

Neither the type of service sold nor the location of sale significantly impacts the nature, amount, timing, or uncertainty of revenue and cash flows.

Cost of Revenue

For both LAN and Carenection, cost of revenue primarily consists of costs related to supporting and hosting the Company’s product offerings and delivering services. These costs include salaries, benefits, incentive compensation and unit-based compensation. Costs of revenue include the cost of maintaining the Company’s data centers, customer support team and the Company’s professional services staff, in addition to third-party service provider costs such as data center and networking expenses, allocated overhead, amortization of capitalized internal-use software development costs and intangible assets and depreciation expense. In addition

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

to the costs associated with delivering services, costs of revenue also include the cost of purchased equipment inventory sold to customers.

Advertising and Marketing Expense

Advertising and marketing expenses are included in general and administrative expenses within the consolidated statements of operations and are expensed when incurred. Costs associated with advertising and marketing expense were $138,524 and $99,851 for the years ended December 31, 2019 and 2018, respectively, and is included in general and administrative expenses on the consolidated statements of operations.

Income Taxes

The Company has been established as a limited liability company. All income or losses of the Company and income tax consequences related thereto are passed through its members. Accordingly, the Company does not record any provision for income taxes or deferred income taxes in its financial statements.

Unit-Based Compensation

The Company maintains performance incentive plans under which incentive and nonqualified member unit options are granted primarily to employees and nonemployee consultants. The Company accounts for unit-based awards to both employees and nonemployees under ASC Topic 718-10, Stock-Based Compensation, and requires the recognition of compensation expense, using a fair-value based method, for costs related to all unit-based payments including member unit options. ASC Topic 718-10 requires companies to estimate the fair value of unit-based payment awards on the date of grant using an option-pricing model.

Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company’s chief operating decision maker is the chief executive officer. The Company and the chief executive officer view the Company’s operations and manage its business as one reportable segment with different operating segments.

Recently Adopted Accounting Standards

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standards update outlines a single comprehensive model for an entity to utilize to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that will be received in exchange for the goods and services. The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company has elected to adopt the new standard effective January 1, 2018, the first day of the Company’s fiscal year, and has applied the new standard to all contracts not completed as of that date. The Company

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

adopted the new standard using the full retrospective method and elected applicable practical expedients on adoption. Upon the full retrospective adoption of Topic 606, the Company has implemented the appropriate net revenue recognition methodology with regard to one of its contractual arrangements where the Company is acting as an agent. The change in recognition methodology resulted in a reclassification from cost of sales to net sales of $3,913,003 and $1,501,310 for the years ended December 31, 2018 and 2019, respectively, as shown in the following tables:

	For the Year ended December 31, 2018
	As reported under ASC 605	Effect of Topic 606 Adoption	As reported under ASC 606
Consolidated Statements of Operations
Net sales	$34,510,405	$(3,915,120)	$30,595,285
Cost of sales	$20,911,011	$(3,915,120)	$16,995,891
Gross profit	$13,599,394	$–	$13,599,394

	For the Year ended December 31, 2019
	As reported under ASC 605	Effect of Topic 606 Adoption	As reported under ASC 606
Consolidated Statements of Operations
Net sales	$31,630,910	$(1,501,105)	$30,129,805
Cost of sales	$18,370,055	$(1,501,105)	$16,868,950
Gross profit	$13,260,855	$–	$13,260,855

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. This new standard introduces a new lease model that requires the recognition of lease assets and lease liabilities on the balance sheet and the disclosure of key information about leasing arrangements. The recognition, presentation and measurement of lease related items in the financial statements will depend on whether the lease is classified as a finance or operating lease. In addition, the new guidance requires disclosures regarding the amount, timing and uncertainty of cash flows arising from leases. Subsequent to ASU 2016-02, the FASB issued related ASUs, including ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which provides for another transition method in addition to the modified retrospective approach required by ASU No. 2016-02. This option allows entities to initially apply the new leases standard at the adoption date and recognize a cumulative adjustment to the opening balance of retained earnings in the period of adoption. The Company adopted the new standard with an effective date of January 1, 2019 which is the beginning of its reporting year ending December 31, 2019. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. The Company has elected to apply the transition requirements at January 1, 2018, which is the beginning of the earliest comparative period presented. This approach will result in any leases existing at, or entered into after, the beginning of the earliest period presented being reported in accordance with ASC Topic 842.

The new standard provides for a number of optional practical expedients. The Company has elected the package of practical expedients permitted under the transition guidance within the new standard which does not require the Company to reassess prior conclusions regarding whether contracts are or contain a lease, lease classification and initial direct lease costs. Additionally, the Company has elected the practical expedient (including for those

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

leases for which the Company is a lessee) to use hindsight in determining the lease term (that is, when considering lessee options to extend or terminate the lease or to purchase the underlying asset) and in assessing impairment of the Company’s right-of-use (ROU) assets. The Company elected the practical expedient pertaining to land easements.

The new lease standard provides several optional policy elections for an entity’s ongoing accounting. Generally, the Company has elected the policy to not separate lease and non-lease components in arrangements whereby the Company is the lessee. The Company has elected to exclude short-term leases (with original lease terms of twelve months or less) from the balance sheet.

The Company has elected to use the portfolio approach, as the lessee, to combine like leases into one portfolio of leases. The Company’s leases (as a lessee) for their personal property fit the definition of a portfolio in this context as they have similar commencement dates, length of terms or other contract terms.

The most significant judgments and impacts upon adoption of the standard include the following:

1.

In evaluating contracts to determine if they qualify as a lease, the Company considers factors such as if the Company has obtained or transferred substantially all of the rights to the underlying asset through exclusivity, if the Company can or if the Company has transferred the ability to direct the use of the asset by making decisions about how and for what purpose the asset will be used and if the lessor has substantive substitution rights.

2.

The Company recognized right-of-use assets and operating lease liabilities for operating leases that have not previously been recorded. The lease liability for operating leases is based on the net present value of future minimum lease payments.

3.	The right-of-use asset for operating leases is based on the lease liability adjusted for the reclassification of certain balance sheet amounts such as deferred rent.

4.

In determining the discount rate used to measure the right-of-use assets and lease liabilities, the Company uses the rate implicit in the lease, or if not readily available, the Company uses the Company’s incremental borrowing rate. The Company’s incremental borrowing rate is based on an estimated secured rate comprised of a risk-free rate plus a credit spread as secured by the Company’s assets. Determining a credit spread as secured by the Company’s assets may require significant judgment.

5.

The average remaining lease term for the Company’s finance leases has decreased from approximately 25 to 23 months based on lease contracts in effect at transition on January 1, 2018 and the year ending December 31, 2019.

6.

The average remaining lease term for the Company’s operating leases has decreased from approximately 88 to 79 months based on lease contracts in effect at transition on January 1, 2018 and the year ending December 31, 2019.

7.

Rental revenues and expenses associated with sublease office lease sites are presented on a gross basis under the new lease standard. These revenues and expenses were presented on a net basis under the former lease standard.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

8.

The Company’s personal property leases vary in terms of up to thirty-six months. Leased property includes devices that the Company provides for use by its customers. The individual personal property leases were classified as capital leases under ASC 840, Leases (“ASC 840”) prior to the adoption of ASC 842.

As of the beginning of the earliest financial statement comparative period presented (January 1, 2018), the Company established a right-of-use asset and a lease liability related to their real property operating leases of $2,922,979 and $3,318,996, respectively. The January 1, 2018 balances associated with the Company’s personal property finance leases will be reclassified in the financial statements from Property and equipment, net to Finance lease right of use asset and from Capital lease obligations to Finance lease liability. The Company does not have any leasing transactions with related parties.

Derivatives

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), which addresses the complexity of accounting for certain financial instruments with down round features and addresses the difficulty of navigating Topic 480 because of the existence of extensive pending content in the ASC as a result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. This update applies to all entities that issue financial instruments that include down round features and entities that present earnings per share in accordance with Topic 260. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2018. The Company adopted the provisions of this standard effective January 1, 2018, using the modified retrospective method. The adoption of this accounting standard did not have a material effect on the Company’s audited consolidated financial statements.

Stock based compensation

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718). The amendments in this update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. Prior to this update, Topic 718 applied only to share-based transactions to employees. Consistent with the accounting requirements for employee share-based payment awards, nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. The Company adopted ASU 2018-07 as of December 31, 2018. The adoption of this accounting standard did not have a material effect on the Company’s audited consolidated financial statements.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost, including trade receivables. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of forward-looking information to calculate credit loss estimates. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

basis of the securities. These changes may result in more timely recognition of credit losses. ASU 2019-10 amended the effective date for ASU 2016-13 for smaller reporting companies to be annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the impact of adopting this guidance.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments. ASU 2020-06 eliminates certain models that require separate accounting for embedded conversion features, in certain cases. Additionally, among other changes, the guidance eliminates certain of the conditions for equity classification for contracts in an entity’s own equity. The guidance also requires entities to use the if-converted method for all convertible instruments in the diluted earnings per share calculation and include the effect of share settlement for instruments that may be settled in cash or shares, except for certain liability-classified share-based payment awards. This guidance is effective for the Company beginning in the first quarter of 2022 and must be applied using either a modified or full retrospective approach. Early adoption is permitted, but no earlier than annual periods beginning after December 15, 2020. The Company is currently evaluating the impact of adopting this guidance.

3. RESTATEMENTS OF PRIOR FINANCIAL INFORMATION, RECLASSIFICATIONS, AND RE-AUDITED BALANCES

As a result of the transaction described in Note 1, the Company engaged an independent registered public accounting firm to perform re-audits for the years ended December 31, 2018 and 2019 under Public Company Accounting Oversight Board (“PCAOB”) standards. The previous audits for the years ended December 31, 2018 and 2019 were performed under American Institute of Certified Public Accountants (“AICPA”) Auditing Standards.

As a result of the re-audit, the Company identified an error related its warrant valuation for the year ended December 31, 2017. Additionally, for the years ended December 31, 2018 and 2019, certain reclassifications have been made to previously issued financial statements to conform to the current year presentation. These reclassifications relate to the adoption of new accounting pronoucements ASC 606, Revenue Recognition, and ASC 842, Leases (see Note 2), specifically, the accounting for finance lease obligations under ASC 842 and principal versus agent considerations under ASC 606, presentation of mezzanine equity (see Note 9), and reductions to accounts receivables and deferred revenues. Lastly, for the years ended December 31, 2018 and 2019, the Company recorded adjustments to previously issued financial statements for errors identified related to stock option valuations, fixed assets, payroll accruals, inventory write-offs, and allowance for bad debt. The Company has determined it to be appropriate to make adjustments to adopt new accounting pronouncements and correct such errors. The adjustments for restatement affected the consolidated balance sheets and the statements of operations, mezzanine equity and members’ interests, and cash flows. The effects of adjustments on the previously issued December 31, 2017 consolidated financial statement line items are as follows:

	Previously audited balance	Adjusted audited balance	Adjustment
Convertible notes payable	$–	$200,000	$200,000	(A)
Convertible note payable to related party, net of debt issuance costs and debt discount	743,903	3,231,113	2,487,210	(B)
Common units	(6,414,021)	(9,469,511)	(3,055,490)	(B)
Interest expense	(1,482,632)	(1,114,352)	368,280	(B)

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

3. RESTATEMENTS OF PRIOR FINANCIAL INFORMATION, RECLASSIFICATIONS, AND RE-AUDITED BALANCES (Continued)

The following is a description of the correction made as of December 31, 2017:

(A)	A restatement was made to record a previously unrecorded convertible note payable.

(B)

A restatement was made to correct the Company’s warrant valuation and debt discount related to convertible notes payable to related party and the related interest expense recognized from amortization of debt discount. The Company used a refined estimate of fair value of the Company’s common stock. Additionally, the Company did not initially correctly apply the relative fair value method, which is used for equity treatment.

The effects of reclassifications and adjustments on the previously issued December 31, 2018 consolidated financial statement line items are as follows:

	Previously audited balance	Adjusted audited balance	Adjustment
Accounts receivable, net	$5,618,542	$3,981,232	$(1,637,310)	(A)
Inventory	199,012	42,306	(156,706)	(B)
Loans to officers	450,000	–	(450,000)	(H)
Property and Equipment, net	8,797,687	949,583	(7,848,104)	(C)
Software and website development costs, net	–	3,982,736	3,982,736	(C)
Operating lease right of use asset	–	6,560,682	6,560,682	(C)
Finance lease right of use asset	–	3,617,576	3,617,576	(C)
Accrued expenses	770,866	541,429	(229,437)	(D)
Deferred revenue	1,554,277	91,239	(1,463,038)	(A)
Operating lease liability	–	6,964,908	6,964,908	(C)
Convertible note payable to related party	2,623,597	3,956,852	1,333,255	(E)
Convertible note payable, non-current	–	200,000	200,000	(E)
Interest payable, net of current portion	600,000	850,000	250,000	(F)
Mezzanine equity – preferred units	3,244,035	15,000,000	11,755,965	(G)
Common units	(10,977,116)	10,057,771	21,034,887	(H)
Loans to officers	–	(450,000)	450,000	(H)
Accumulated deficit	–	(35,327,666)	(35,327,666)	(H)

Total net sales	34,510,405	30,595,285	(3,915,120)	(I)
Total cost of sales	20,754,305	16,995,891	(3,758,414)	(B/I)
Total operating expenses	18,394,342	18,612,836	218,494	(J)
Interest expense	(2,962,764)	(2,058,809)	903,955	(K)
Other income, net	–	(247,792)	(247,792)	(K)
Rental income	–	138,041	138,041	(K)
Net loss	7,601,006	7,182,002	(419,004)	(L)

Net cash used in operating activities	(1,295,636)	(1,317,882)	(22,246)	(M)
Net cash used in investing activities	(2,510,543)	(2,262,751)	247,792	(M)
Net cash used in financing activities	3,511,187	3,285,641	(225,546)	(M)

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

3. RESTATEMENTS OF PRIOR FINANCIAL INFORMATION, RECLASSIFICATIONS, AND RE-AUDITED BALANCES (Continued)

The following is a description of the restatements made for the year ended December 31, 2018:

(A)

A restatement was made to offset accounts receivable and deferred revenue for billings in advance that previously grossed up the balance sheet ($1,463,038) and record allowance for doubtful accounts ($174,272).

(B)	A restatement was made to write off obsolete inventory.

(C)

A restatement was made to record operating lease right of use assets and operating lease liability as part of the Company’s adoption of ASC 842, Leases, in accordance with PCAOB standards, and to write off defalcation expense that was improperly capitalized to fixed assets ($247,792). Additionally, reclassifications were recorded to present property and equipment, net, software and website development costs, net, and finance lease right of use asset as separate balances.

(D)	A restatement was made to record accrued paid time off (PTO) ($167,205). This was offset by an adjustment to write off deferred rent ($396,642) as part of the Company’s adoption of ASC 842.

(E)	A restatement was made to record adjustments from 2017 for updated debt discount ($1,333,255) and previously unrecorded convertible note payable ($200,000) as discussed in 2017 section above.

(F)	A restatement was made to record accrued interest related to success fee from a loan (see Note 14).

(G)	Preferred stock was reclassified to be presented as mezzanine equity, which is required under PCAOB standards, but not under AICPA ASB standards.

(H)

A restatement was made to record adjustments from 2017 for updated warrant valuation and debt discount. Additionally, reclassifications were recorded for loans to officers as contra-equity and new presentation of equity for mezzanine equity, in accordance with PCAOB standards.

(I)

A restatement was made to record an entry to present certain revenues and cost of sales with net presentation consistent with principal versus agent considerations as part of the Company’s adoption of ASC 606, Revenue Recognition, in accordance with PCAOB standards ($3,915,120).

(J)

This restatement was to reduce stock based compensation related to common stock issued for services ($268,608). The Company used a refined estimate of fair value of the Company’s common stock. This was offset by the Company incorrectly utilizing “put” pricing as opposed to “call” pricing for certain options calculations. This adjustment also consists of certain true up adjustments related to rent expense ($7,584) and reclassification of rental income ($138,041) from the adoption of ASC 842 and the adjustments described in (A) related to allowance for doubtful accounts ($174,272) and (D) related to accrued PTO ($167,205).

(K)

A restatement was made to record the reduction of interest expense related to debt discount resulting from overstated warrant valuation in 2017 ($903,955) and reclassification of rental income ($138,041) from adoption of ASC 842, offset by additional other expense recorded for defalcation expense ($247,792) described in (C).

(L)	Net effect of all entries from (B) and (I)-(K).

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

3. RESTATEMENTS OF PRIOR FINANCIAL INFORMATION, RECLASSIFICATIONS, AND RE-AUDITED BALANCES (Continued)

(M)

A restatement was made to write off defalcation expense that was improperly capitalized to fixed assets ($247,792). Additionally, as a result of the adoption of ASC 842, the Company presented the gross cash flows paid for principal and interest in the financing and operating activities respectively, as opposed to net principal reduction in financing ($225,546).

The effects of reclassifications and adjustments on the previously issued December 31, 2019 consolidated financial statement line items are as follows:

	Previously audited balance	Adjusted audited balance	Adjustment
Accounts receivable, net	$5,614,560	$3,668,418	$(1,946,142)	(A	)
Loans to officers	450,000	–	(450,000)	(H	)
Property and Equipment, net	9,768,926	1,249,719	(8,519,207)	(B	)
Software and website development costs, net	–	4,969,846	4,969,846	(B	)
Operating lease right of use asset	–	5,695,961	5,695,961	(B	)
Finance lease right of use asset	–	3,726,657	3,726,657	(B	)
Accrued expenses	1,408,275	953,492	(454,783)	(C	)
Deferred revenue	1,494,128	82,463	(1,411,665)	(A	)
Operating lease liability	–	6,437,371	6,437,371	(B	)
Finance lease liability	3,569,701	3,730,936	161,235	(D	)
Convertible note payable to related party	9,635,336	9,666,462	31,126	(E	)
Interest payable, current portion	1,203,521	3,955,028	2,751,507	(F	)
Convertible note payable, non-current	–	200,000	200,000	(E	)
Mezzanine equity – preferred units	–	15,000,000	15,000,000	(G	)
Common units	(16,749,889)	10,149,803	26,899,692	(H	)
Loans to officers	–	(450,000)	450,000	(H	)
Accumulated deficit	(595,238)	(46,282,606)	(45,687,368)	(H	)

Total net sales	31,630,910	30,129,805	(1,501,105)	(I	)
Total cost of sales	18,526,761	16,868,950	(1,657,811)	(J	)
Salaries and wages	6,259,818	5,950,497	(309,321)	(K	)
General and administrative expense	8,972,425	9,551,442	579,017	(K	)
Interest expense	(3,514,072)	(4,777,973)	(1,263,901)	(L	)
Other income, net	–	79,632	79,632	(L	)
Rental income	–	339,895	339,895	(L	)
Net loss	8,797,576	9,754,940	957,364	(M	)

Net cash used in operating activities	(2,270,842)	(2,117,483)	153,359	(N	)
Net cash provided by financing activities	3,392,636	3,239,301	(153,335)	(N	)

The following is a description of the amended December 31, 2019 as filed herein.

(A)	A restatement was made to offset accounts receivable and deferred revenue for billings in advance that grossed up the balance sheet ($1,411,665) and record allowance for doubtful accounts ($534,477).

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

3. RESTATEMENTS OF PRIOR FINANCIAL INFORMATION, RECLASSIFICATIONS, AND RE-AUDITED BALANCES (Continued)

(B)

A restatement was made to record operating lease right of use assets and operating lease liability as part of the Company’s adoption of ASC 842, Leases, in accordance with PCAOB standards , and equipment received, but not accrued for at year end ($345,456), and to write off net defalcation expense that was improperly capitalized to fixed assets ($168,160), which was previously accepted as an uncorrected misstatement by Management. Additionally, reclassifications were recorded to present property and equipment, net, software and website development costs, net, and finance lease right of use asset as separate balances.

(C)

A restatement was made to record accrued paid time off (PTO) balance of ($124,294) and equipment received, but not accrued for at year end ($345,456) as described in (B). This was offset by adjustments to write off of deferred rent ($615,533) from the Company’s adoption of ASC 842 and bonuses previously accrued, but no longer owed ($309,000).

(D)	A restatement was made to true up finance lease liability for amounts that previously reduced outstanding lease liability but should have been recorded as interim rent expense.

(E)	A restatement was made to record adjustments from 2017 for updated debt discount ($31,126) and previously unrecorded convertible note payable ($200,000) as discussed in 2017 section above.

(F)	A restatement was made to record accrued interest related to success fee from a loan ($250,000), repayment fee from a loan ($2,500,000), and interest expense related to adoption of ASC 842 ($1,507).

(G)	Preferred stock was reclassified to be presented as mezzanine equity, which is required under PCAOB standards, but not under AICPA ASB standards ($15,000,000).

(H)

A restatement was made to record adjustments from 2017 for updated warrant valuation and debt discount. Additionally, reclassifications were recorded for loans to officers as contra-equity and new presentation of equity for mezzanine equity, in accordance with PCAOB standards.

(I)

A restatement was made to record an entry to present certain revenues and cost of sales with net presentation consistent with principal versus agent considerations as part of the Company’s adoption of ASC 606, Revenue Recognition, in accordance with PCAOB standards ($1,501,105).

(J)

A restatement was made to record adjustment described in (I) for adoption of ASC 606 ($1,501,105) and reduction to cost of revenues for inventory write off that was recorded in 2017 instead of 2018 ($156,706).

(K)

This restatement was to reduce stock based compensation related to common stock issued for services ($293,498). The Company used a refined estimate of fair value of the Company’s common stock. This was offset by the Company incorrectly utilizing “put” pricing as opposed to “call” pricing for certain options calculations. Additionally, the Company wrote off bonuses previously accrued, but no longer owed ($309,000), as described in (C), recorded expense for 2019’s additional PTO ($42,911), reclassified interest expense from amortization of debt issuance costs previously misclassified to operating expenses instead of interest expense ($66,031). These adjustments were net against certain true up adjustments related to rent expense ($281,036) and reclassification of rental income ($339,895) from the adoption of ASC 842, and an adjustment to bad debt expense for allowance for doubtful accounts ($360,205).

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

3. RESTATEMENTS OF PRIOR FINANCIAL INFORMATION, RECLASSIFICATIONS, AND RE-AUDITED BALANCES (Continued)

(L)

A restatement was made to record the net effect of additional interest expense related to convertible note to related party and ASC 842 against reduction for debt discount resulting from overstated warrant valuation in 2017 ($1,197,870) and reclassified interest expense from amortization of debt issuance costs previously misclassified to operating expenses instead of interest expense ($66,031). These entries are offset by reclassification of rental income ($339,895) from adoption of ASC 842 and other income from recovery of defalcation expense from vendor in 2018 ($79,632).

(M)	Net effect of all entries from (I)-(L).

(N)

A restatement was made to adjust for payments for previously considered to be lease liabilities payments, but were actually made for interim rent expense ($130,737). Additionally, as a result of the adoption of ASC 842, the Company presented the gross cash flows paid for principal and interest in the financing and operating activities respectively, as opposed to net principal reduction in financing ($284,096).

4. PROPERTY AND EQUIPMENT, NET

Property and equipment, as of December 31, 2019 and 2018 consists of the following:

	Useful Life (Years)	2019	2018
Furniture and fixtures	7	$470,945	$441,772
Computer and related equipment	5	2,000,103	1,468,316

		2,471,048	1,910,088
Less accumulated depreciation		(1,221,329)	(960,505)

Property and equipment, net		$1,249,719	$949,583

Depreciation and amortization expense for the years ended December 31, 2019 and 2018 amounted to $242,356 and $305,768, respectively, and is included on the accompanying consolidated statement of operations.

5. SOFTWARE AND WEBSITE DEVELOPMENT COSTS, NET

Software and website development costs as of December 31, 2019 and 2018 consists of the following:

	Useful Life (Years)	2019	2018
IT Infrastructure – software development costs	5	$3,286,318	$2,990,326
Software and website development costs	3	2,565,918	2,528,448
Work in Progress Assets	–	4,117,591	2,873,562

		9,969,827	8,392,336
Less accumulated depreciation		(4,999,981)	(4,409,600)

Software and website development costs, net		$4,969,846	$3,982,736

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

5. SOFTWARE AND WEBSITE DEVELOPMENT COSTS, NET (Continued)

Amortization expense related to capitalized software costs and website development costs for the years ended December 31, 2019 and 2018 were $590,381 and $724,580, respectively, and is included on the accompanying consolidated statement of operations.

6. LOANS TO OFFICERS

Loans to officers bear an interest rate of 1.75% per annum and are due in 2025. The loans are secured the officers’ membership interest units. At both December 31, 2019 and 2018, the total loans outstanding to officers were $450,000. In 2020, the Company plans to distribute these loans to officers to settle the balance. Accordingly, it has been classified as contra-equity on the consolidated balance sheets.

7. ACCRUED EXPENSES

Accrued expenses as of December 31, 2019 and 2018 consists of the following:

	2019	2018
Payroll and related expenses	$385,201	$428,081
Other (including accrued outsourced labor)	568,291	113,348

	$953,492	$541,429

8. RELATED PARTY TRANSACTIONS

The Company engages in significant transactions with various related parties summarized below. The Company and these other related entities have a commonality of ownership and/or management control, and as a result, the reported operating results and/or financial position of the Company could significantly differ from what would have been obtained if such entities were autonomous.

The Company has four loans totaling $450,000 outstanding to officers (see Note 6).

The Company entered into two convertible notes payable agreements totaling $10,000,000 with the preferred unit investor (see Note 14).

The Company has one agreement with Pacific Healthworks, which has common ownership and/or management control. This agreement is an agreement to sublease space in the El Segundo, California office space. The rates are market rates according to the building landlord.

9. MEMBERS’ INTERESTS

Common Units

On May 26, 2015, Cloudbreak Health, LLC, was formed as a holding company to own 100% of LAN and Carenection, and to facilitate the sale of preferred membership interests in the Company to Martti in the USA, LLC (the “Investor”).

On June 19, 2015 the Company entered into a contribution agreement with the Members of LAN and Carenection (the “Contributors”), whereas the Contributors contributed their membership interests in LAN and/

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

9. MEMBERS’ INTERESTS (Continued)

or Carenection, in exchange for membership interests in the Company, pursuant to the terms of the agreement. The exchange granted 5,034,700 common member units to the Contributors. No cash was exchanged as a result of this contribution agreement.

Redeemable Series A Preferred Units

On June 19, 2015 the Company entered into a Series A Preferred Unit Purchase Agreement (“Preferred UPA”) with Martti in the USA, LLC, (the “Investor”), whereas the Investor purchased from the Company 3,000,000 Series A Preferred Units, which represents 30% ownership of the Company’s equity interests, in exchange for $15,000,000.

Redeemable Series A Preferred Units – liquidation preference

Upon a deemed liquidation event, the Investor will receive all accrued but unpaid series A accruing dividends, the liquidation preference of $15,000,000 (subject to the “melt-away” provision described in the next sentence) and its common equivalent ownership, on a fully diluted basis. Upon a deemed liquidation event, if the Company equity value exceeds $100,000,000, the liquidation preference shall “melt away” in a proportionate ratio until the Company equity value reaches $150,000,000, after which the liquidation preference shall be zero.

Redeemable Series A Preferred Units – voting rights

The board shall consist of up to five directors. The investor (series A preferred unit holders) may select one director, up to three directors shall be designated by the members holding a majority of the voting interest of the then outstanding, and one additional director who shall be mutually agreed upon by the investor and the member directors. The Board is responsible for running the business of the LLC.

The member directors may be removed or replaced by holders of a majority of the common units and the series A preferred units voting together as a single class in their sole and absolute discretion.

Unless otherwise required by the act or specified elsewhere in the agreement, all actions, approvals and consents to be taken or given by the members under the act, the agreement or otherwise, require the affirmative vote or the written consent of a majority interest.

Redeemable Series A Preferred Units – redemption rights

The investor may sell any or all of its series A preferred units at any time after the date of the Preferred UPA. If the investor finds a bona fide third-party that offers to purchase any or all of its series A preferred units, the Company shall have a right of first refusal to purchase all, but not less than all of the offered series A preferred units if the Company elects to purchase such series A preferred units within thirty days of receipt of notice of such offer pursuant to the same terms of sale offered by the bona fide third-party.

In the event the Company does not purchase the series A preferred units within such thirty day period, the investor will have thirty days to complete the proposed sale with the bona fide third-party.

In the event that the investor desires to sell any or all of its series A preferred units and cannot find a buyer prior to fifth anniversary from the closing date (and notifies the Company thereof), the investor may require the Company to purchase or redeem the series A preferred units. In such event, the Company and the investor shall

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

9. MEMBERS’ INTERESTS (Continued)

mutually engage an independent valuation firm mutually agreeable to the parties, to prepare a binding valuation of the series A preferred units (the “redemption price”) plus any series A preferred unit accrued dividends.

Redeemable Series A Preferred Units – accruing dividends

The Preferred UPA grants the series A preferred unit holders the right to receive cash-pay dividends on a quarterly basis at a simple, non-compounding rate of 8.0% per annum of the investment amount. Per the agreement, the series A accruing dividends shall only accrue and not be required to be paid to the investor on a current basis until the Company achieves a trailing twelve month earnings before interest, taxes, depreciation, and amortization (“TTM EBITDA”) of $2,500,000 or upon a change of control or redemption.

As the Company has not achieved the TTM EBITDA target as of December 31, 2019 and 2018, the calculated Series A Accruing Dividend amount of $5,431,233 and $4,231,233 has been accrued for, but not paid as of December 31, 2019 and 2018.

Mezzanine Equity

Since the redeemable preferred units may be redeemed at the option of the holder, but is not mandatorily redeemable, the redeemable preferred units of $15,000,000 has been classified as mezzanine equity. There were 3,000,000 shares of redeemable preferred units classified as mezzanine equity as of both December 31, 2019 and 2018.

10. OPTIONS TO PURCHASE MEMBER UNIT

The Company accounts for member unit-based compensation under ASC Topic 718, Compensation - Stock Compensation (“ASC 718”). In accordance with ASC 718, the Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost is recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

On June 19, 2015, Cloudbreak Health, LLC created the 2015 Unit Incentive Plan (the “Plan”), which subject to the provisions of the Plan, has a maximum aggregate number of Units subject to the Plan of 2,200,000 common units.

The following table summarizes unit option activity for the years ended December 31, 2019 and 2018:

	Number of Shares	Weighted-Average Exercise Price
Outstanding, December 31, 2017	1,791,150	$4.92
Granted	150,000	$15.00
Exercised	–	$–
Canceled and forfeited	–	$–

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

10. OPTIONS TO PURCHASE MEMBER UNIT (Continued)

	Number of Shares	Weighted-Average Exercise Price
Outstanding, December 31, 2018	1,941,150	$5.70
Granted	–	$–
Exercised	–	$–
Canceled and forfeited	–	$–

Outstanding, December 31, 2019	1,941,150	$5.70

Exercisable, December 31, 2018	1,734,459	$4.71

Exercisable, December 31, 2019	1,799,255	$5.19

The following table summarizes additional information on the Company’s unit options outstanding at December 31, 2019:

	Options Outstanding		Options Exercisable
Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life (Years)	Number Exercisable
$ 0.23	155,100	5.48	155,100
$ 1.55	336,050	5.48	336,050
$ 5.00	1,075,000	5.53	1,075,000
$12.50	200,000	7.11	116,279
$15.00	175,000	8.00	116,826

	1,941,150		1,799,255

Weighted-Average Exercisable Remaining Contractual Life (Years): 5.79

The following table summarizes additional information on the Company’s unit options outstanding at December 31, 2018:

	Options Outstanding		Options Exercisable
Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life (Years)	Number Exercisable
$ 0.23	155,100	6.48	155,100
$ 1.55	336,050	6.48	336,050
$ 5.00	1,075,000	6.53	1,071,419
$12.50	200,000	8.11	127,917
$15.00	175,000	9.00	43,973

	1,941,150		1,734,459

Weighted-Average Exercisable Remaining Contractual Life (Years): 6.68

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

10. OPTIONS TO PURCHASE MEMBER UNIT (Continued)

The fair value of options granted to employees is estimated on the grant date using the Black-Scholes option valuation model. This valuation model for stock-based compensation expense requires the Company to make assumptions and judgments about the variables used in the calculation including the expected term (weighted-average period of time that the options granted are expected to be outstanding), volatility of the Company’s common stock, a risk-free interest rate, expected dividends, and the forfeitures of unvested stock options as they occur. The Company uses the simplified method for calculation of expected life, and volatility is based on an average of the historical volatilities of the common stock of a group of entities with characteristics similar to those of the Company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option. The Company currently has no history or expectation of paying cash dividends on common stock.

For the year ended December 31, 2019, no options were granted. For the year ended December 31, 2018, the Company granted options to two employees to purchase a total of 150,000 common member units. The fair value of options granted to employees during the year ended December 31, 2018 was determined using the Black-Scholes option valuation model with the following assumptions:

Year Ended December 31, 2018
Expected term (years)	6.25
Volatility	34.00%
Risk-free interest rate	2.38 – 2.47%
Dividend yield	–
Weighted-average fair value	$0.79

No options were forfeited in 2018 and 2019.

For the years ended December 31, 2019 and 2018, total expense for unit-based compensation awards granted to employees was $92,032 and $489,001, respectively. As of December 31, 2019 and 2018, there was $64,211 and $156,243, respectively, of total unrecognized compensation expense related to unvested stock options.

The intrinsic value of options exercisable as of December 31, 2019 and 2018 was determined to be $5,015,838 and $3,508,645, respectively.

11. PERFORMANCE UNIT PLAN

On June 19, 2015, LAN and Carenection each established their own Performance Unit Plans (“PUP”). Each PUP provides a means whereby designated employees of LAN or Carenection, respectively, may be granted the opportunity to share in a portion of the value of LAN or Carenection, respectively, in connection with certain liquidity events in accordance with the terms and conditions (including vesting terms) of each specific PUP.

Pursuant to LAN’s PUP, a performance unit is a contractual right to receive the difference between the fair market value of one performance unit on the grant date and on the settlement date. LAN’s PUP includes a total of 100 performance units available to be awarded. In total, the 100 performance units shall be equal in value to ten percent of the Membership interest percentage of LAN. As of December 31, 2019, LAN’s PUP has not awarded any performance units.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

11. PERFORMANCE UNIT PLAN (continued)

Pursuant to Carenection’s PUP, a performance unit is a contractual right to receive the difference between the fair market value of one performance unit on the grant date and on the settlement date. Carenection’s PUP includes a total of ten performance units available to be awarded. In total, the ten performance units shall be equal in value to ten percent of the Membership interest percentage of Carenection.

On June 19, 2015, Carenection entered into an exchange agreement with six employees who, as of June 19, 2015, held options to purchase membership units of Carenection. The exchange agreement stipulated that the option holders exchange their options for certain performance units in Carenection. The exchange agreement awarded a total of 5.4 performance units in exchange for the membership unit options held by the six employees. In May 2018, 2.1 units related to three employees were retired. As of December 31, 2019 and 2018, there were a total of 3.3 and 5.4 performance units, respectively, outstanding to three and six employees, respectively. No specific vesting requirements were mentioned in the award agreements signed by each employee, therefore, pursuant to Carenection’s PUP, the performance units vested upon being awarded to the employees.

The PUP agreement states that each PUP award shall become payable upon the Settlement Date, which is defined as the closing or consummation of a Liquidity Event, and not sooner. A Liquidity Event as defined by the agreement means any of the following: (i) an initial public offering (“IPO”); (ii) dissolution, liquidation or sale of all or substantially all of the business, properties, and assets of the Company; or (iii) an event in which the Company effects a transactions or series of related transactions in which more than 75% of the voting power of the Company’s ownership is disposed of or otherwise transferred. Accordingly, the Company has not recorded any impact as of December 31, 2019 and 2018.

12. EMPLOYEE BENEFIT PLAN

During January 2016, the Company sponsored, and began offering its employees the opportunity to participate in, a 401(k) retirement savings plan. All employees who have completed at least nine months of service are eligible to participate in the plan. Eligible employees may elect to contribute any percentage of their eligible compensation, pursuant to IRS regulations. The Company’s matching contributions are made at the discretion of the Company. The Company made matching contributions for the years ended December 31, 2019 and 2018 of $1,500 and $500, respectively.

13. REVOLVING LINE OF CREDIT

In November 2018, the Company entered into a new agreement with a financial institution to borrow up to $15,000,000. The line is available to be drawn down on until November 21, 2021. As of December 31, 2019 and 2018, the new LOC had an outstanding balance of $9,699,500 and $8,760,000, respectively, and amounts available to be drawn of $5,300,500 and $6,240,000, respectively. The line accrues interest at a rate of equal to the greater of 5.25% or the Prime Referenced Rate (4.75% and 5.50% as of December 31, 2019 and 2018, respectively) plus the applicable margin. The applicable margin is 1.25% per annum. As of December 31, 2019 and 2018, the applicable interest rate is 6.50% and 6.75%, respectively.

The revolving line is secured by all real, personal, and intellectual property of the Company and guaranteed by 100% of all outstanding equity interest in the Company. The note contains certain financial covenants of which the Company was in compliance as of December 31, 2018. The Company was not in compliance at December 31, 2019; however, the Company obtained an agreement from the bank which waived the event of

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

13. REVOLVING LINE OF CREDIT (continued)

default. The line of credit is due in November 2021 and, accordingly, is classified as non-current on the accompanying consolidated balance sheets.

The Company modified this line of credit agreement subsequent to year end (see Note 18).

14. CONVERTIBLE NOTES PAYABLE TO RELATED PARTY

In June 2017, the Company entered into a convertible note payable agreement with the preferred unit investor in the amount of $5,000,000. The note accrues interest at a rate of 8.0% per annum and is due on June 20, 2020. The note is collateralized by all assets of the Company subordinated to the Company’s line of credit agreement.

The note was issued with a warrant agreement to purchase 526,312 shares of common units of the Company at a price of $0.01 per share. The warrant is exercisable from the date of issuance and there is no expiry. As of December 31, 2019 and 2018, this warrant has not been exercised and remains outstanding. If the entire note is converted, the warrant is automatically cancelled. The warrant includes certain anti-dilution provisions to adjust the number of warrant units to protect the purchase rights granted under the warrant, as well as price protection provisions to adjust the exercise price for certain equity issuances. A debt discount related to this note in the amount of $1,939,552 was recognized upon grant. The discount is amortized over the life of the note. Amortization expense related to the debt discount on this note was $643,579 for both years ended December 31, 2019 and 2018, and was included in interest expense on the consolidated statements of operations.

The warrant agreement was valued in 2017 using the Black-Scholes model using the following assumptions:

Expected term (in years)	3 years
Risk-free interest rate	2.25%
Volatility	28.35%

The Company incurred debt issuance costs of $198,091 during the year ended December 31, 2017 related to this note; of which $66,031 and $82,160 was amortized during the years ended December 31, 2019 and 2018, respectively.

In April 2019, the Company entered into another convertible note payable agreement with the preferred unit investor in the amount of $5,000,000. $2,000,000 of this note was borrowed at initial closing in April 2019 and $3,000,000 was subsequently borrowed in September 2019. The note accrues interest at a rate of 8.0% per annum and is due on June 20, 2020. The note is collateralized by all assets of the Company subordinated to the Company’s line of credit agreement. This note also includes a mandatory fee upon repayment as described: on any date of any full or partial repayment of the Note(s), in addition to the repayment of the then outstanding principal and accrued interest, the Company will also pay: (i) on or before the date that is 90 days after the Closing Date, defined as the date after purchase and sale of the initial note is closed, (the “First Period”), a repayment fee in an amount equal to the product of: (y) .25 multiplied by (z) the then outstanding principal balance of the Notes, (ii) after the First Period but on or before December 31, 2019 (the “Second Period”), a repayment fee in an amount equal to the product of: (y) .50 multiplied by (z) the then outstanding principal balance of the Notes, and (iii) at any time after the Second Period, a repayment fee in an amount equal to the product of: (y) 1.00 multiplied by (z) the then outstanding principal balance of the Notes. As a result of this provision, the Company recorded $2,500,000 and $250,000 of additional interest expense for the years ended December 31, 2019 and 2018, respectively.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

14. CONVERTIBLE NOTES PAYABLE TO RELATED PARTY (continued)

Both convertible notes contain an optional conversion feature upon Qualified Financing, which is defined as the closing of the sale of equity securities of the Company in which the Company receives aggregate gross sale proceeds of not less than $5,000,000. Upon the closing of a Qualified Financing, provided that such closing date occurs prior to (i) the Maturity Date and (ii) the prepayment in full of the outstanding balance under this Note pursuant to Section 3, Noteholder may, in its sole discretion (the “Conversion Option”), convert all or any portion of the outstanding balance, including the principal amount then outstanding and all accrued but unpaid interest thereon (the “Convertible Balance”), into the number of Conversion Securities, defined as new securities in the Qualified Financing, obtained by dividing (i) the amount of the Convertible Balance which the Noteholder has elected to convert pursuant to the Conversion Option by (ii) the product of (a) the price per share paid by the purchasers of the New Securities, defined as the series or class of securities issued in connection with a Qualified Financing, sold in such Qualified Financing and (b) eighty percent (80%). The Company determined that these contingent conversion features were not considered derivative liabilities and did not require bifurcation. As the related contingency had not occurred as of December 31, 2019 and 2018, the Company has not calculated the intrinsic value for these convertible features as of those dates.

Both convertible notes were amended subsequent to year end to extend the maturity date (see Note 18).

15. CONVERTIBLE NOTES PAYABLE

In August 2017, the Company entered into a convertible note purchase agreement in the amount of $200,000. The note is payable on the earlier of the 5th anniversary of issue date (August 30, 2022) or occurrence of Event of Default, as defined in the agreement. The note contains two contingent conversion features.

The first conversion feature is a mandatory conversion upon Qualified Financing, which is defined as the closing of the sale of equity securities of the Company in which the Company receives aggregate gross sale proceeds of not less than $500,000. If there is a Qualified Financing prior to the Maturity Date, the entire Principal Amount of Note hereunder shall be automatically converted, effective as of the date of closing of the Qualified Financing, into membership units issued in the Qualified Financing (the “Qualified Financing Units”) at a conversion price in an amount equal to eighty percent (80%) of the price per Unit of the Qualified Financing Units sold by the Company in the Qualified Financing.

The second conversion feature is an optional conversion upon (i) the Maturity Date, (ii) any Event of Default or (iii) a Liquidity Event before the Maturity Date and prior to a Qualified Financing. If not previously repaid or converted, the entire outstanding Principal Amount, at the option of the Holder, can be converted into Common Units at a price per unit equal to the lowest cash price per unit for which such Capital Stock has been issued. The number of shares of Capital Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire Principal Amount of this Note by (ii) the lowest cash price per share for which such Capital Stock has been issued.

Due to the adjustable nature of the conversion feature, the Company recorded this as a derivative liability. However, the Company determined the fair value of the conversion feature on the issuance date, and each subsequent reporting date, was $0, so there was no discount or derivative liability recorded.

The convertible note was amended subsequent to year end to extend the maturity date (see Note 18).

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

16. OPERATING AND FINANCE LEASE RIGHT OF USE ASSETS

Leasing Transactions

The Company has operating leases for its corporate offices and field offices. The Company recognized a right-of-use asset and lease liability for operating leases based on the net present value of future minimum lease payments. Lease expense is recognized on a straight-line basis over the non-cancelable lease term and renewal periods that are considered reasonably certain.

The Company has finance leases for certain computer devices and network equipment. In addition to purchasing MARTTI units for use as inventory, the Company also leases units through an arrangement with a third-party lessor to be used as equipment. Leased units are used as part of the Company’s promotional program whereby the Company loans out MARTTI units for trial purposes to various customers. These units are part of the Company’s finance lease right of use assets at year-end, but are in the possession of customers. The Company recognized a right-of-use asset and lease liability for finance leases based on the net present value of future minimum lease payments. Lease expense for the Company’s finance leases is comprised of the amortization of the right-of-use asset and interest expense recognized based on the effective interest method.

The Company has elected to use hindsight in determining the lease term (that is, when considering lessee options to extend or terminate the lease or to purchase the underlying asset) and in assessing impairment of the entity’s right-of use assets. Accordingly, management’s decisions regarding lease renewals that are reasonably certain to be exercised have been incorporated as part of the lease term in right-of-use asset and lease liability calculations. To support these determinations, the Company evaluated each active lease at transition that included a renewal option (or options) to assess whether or not the future renewal options were reasonably certain to be exercised. The periods related to any renewal options deemed not reasonably certain to be exercised were excluded from the lease term for the right-of-use asset and lease liability calculations.

Lease Expense

The components of lease expense were as follows for the years ended:

	December 31, 2019	December 31, 2018
Amortization of finance ROU assets	$2,322,673	$1,614,424
Interest on finance lease liabilities	284,096	225,546

Finance lease expense	2,606,769	1,839,970
Operating lease expense	1,340,321	1,204,190
Variable lease expense	1,507	–
Sublease income	(339,895)	(138,041)

Total lease expense	$3,608,702	$2,906,119

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

16. OPERATING AND FINANCE LEASE RIGHT OF USE ASSETS (continued)

Supplemental Cash Flow

Supplemental cash flow information related to leases was as follows for the years ended:

	December 31, 2019	December 31, 2018
Operating cash flows from operating leases	$1,000,802	$1,165,871
Operating cash flows from finance leases	284,096	225,546
Financing cash flows from finance leases	2,416,108	1,572,348

Cash paid for amounts included in the measurement of lease liabilities	$3,701,006	$2,963,765

Finance leases	$2,431,754	$1,604,330
Operating leases	34,952	7,439,691

ROU assets acquired in exchange for lease liabilities	$2,466,706	$9,044,021

Supplemental information

Supplemental information related to leases was as follows for the years ended:

	December 31, 2019	December 31, 2018
Weighted average lease term (months)
Operating leases	79	88
Finance leases	23	25
Weighted average discount rate
Operating leases	6.7%	6.7%
Finance leases	9.8%	7.6%

Maturities

As of December 31, 2019, future minimum lease payments required under leases are as follows:

	Operating leases	Finance leases	Total
Years Ending December 31
2020	$1,316,457	$2,391,053	$3,707,510
2021	1,382,251	1,499,814	2,882,065
2022	1,369,669	230,318	1,599,987
2023	931,522	–	931,522
2024	807,319	–	807,319
Thereafter	2,116,763	–	2,116,763

Undiscounted cash flows	7,923,981	4,121,185	12,045,166
Less: imputed interest	(1,486,610)	(390,249)	(1,876,859)

Total	$6,437,371	$3,730,936	$10,168,307

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

16. OPERATING AND FINANCE LEASE RIGHT OF USE ASSETS (continued)

	Operating leases	Finance leases	Total
Reconciliation to lease liabilities:
Lease liabilities - current	911,424	1,875,630	2,787,054
Lease liabilities - non-current	5,525,947	1,855,306	7,381,253

Total lease liabilities	$6,437,371	$3,730,936	$10,168,307

17. COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject to various other claims arising in the ordinary course of its business. In the opinion of management, based in part on discussions with legal counsel, the ultimate outcome of these matters is not expected to have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

18. SUBSEQUENT EVENTS

In January 2020, the Company modified this line of credit agreement, which reduced the maximum borrowing to $12,000,000, waived an event of default based on the Company’s non-compliance with certain financial and non-financial covenants, and amended certain existing financial and non-financial covenants.

In January 2020, the Company obtained an amendment on its convertible notes to related parties. This amendment extended maturity of both notes from June 2020 to February 2023.

In January 2020, the Company entered into a credit agreement with a third party lender in the amount of $10,000,000. The note accrues interest at a rate ranging from 12.00% - 13.25% dependent on the Company’s eligibility in any given quarter. Interest is payable quarterly with all unpaid interest and principal due upon maturity in January 2023. The credit agreement was also issued with a warrant entitling the Lender to purchase 2% of all issued and outstanding units of the Company’s common units on a fully diluted basis, all fully vested, at an exercise price of $0.01 per share. The warrant also allows the Lender to purchase 2% of any units issued in connection with the conversion of the notes to the preferred unit investor. The Company determined that the warrant was not considered a derivative liability and did not require bifurcation. A debt discount related to this note was calculated at the grant date using the Black-Scholes model and allocated using the relative fair value method.

In March 2020, the Company obtained an amendment on its convertible note. This amendment extended maturity of the note from August 2022 to February 2023.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States. As a result, significant volatility has occurred in both the United States and International markets. While the disruption is currently expected to be temporary, there is uncertainty around the duration. Management expects this matter to continue to impact its business, clients, results of operations, and financial position, but the ultimate financial impact of the pandemic on the Company’s business, results of operations, financial position, liquidity or capital resources cannot be reasonably estimated at this time.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

18. SUBSEQUENT EVENTS (continued)

In May 2020, the Company was granted a loan in the aggregate amount of approximately $2,900,000, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020. The loan accrues interest at a rate of 1% per annum. Equal principal and interest payments are due monthly beginning seven months from disbursement until maturity in May 2022. As these funds will be mainly utilized for payroll within the established limits, the Company expects a significant portion, if not all, of the loan to be forgiven, but there can be no assurance with respect to this matter.

On November 20, 2020, the Company entered into a business combination agreement with GIGCAPITAL2, INC; a publicly traded special purpose acquisition company. As a result of this merger, Cloudbreak will become part of a public company who has more than $100,000,000 in capital to fund operations. The merger is expected to be completed in the first quarter of 2021.

The Company evaluated events subsequent to December 31, 2019 for their potential impact on the financial statements and disclosures through December 24, 2020, which is the date the financial statements were available to be issued.

Cloudbreak Health, LLC and Subsidiaries

Consolidated Financial Statements as of and for the nine months ended September 30, 2020 and 2019

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2020 and December 31, 2019

	September 30, 2020 (unaudited)	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$1,916,690	$290,185
Accounts receivable, net	4,684,797	3,668,418
Inventory	42,306	42,306
Prepaid expenses and other current assets	1,445,885	773,286

Total current assets	8,089,678	4,774,195

Noncurrent Assets
Property and equipment, net	1,087,991	1,249,719
Software and website development costs, net	5,792,256	4,969,846
Operating lease right of use asset	5,042,114	5,695,961
Finance lease right of use asset	2,559,109	3,726,657
Other noncurrent assets	1,050,858	1,063,556

Total noncurrent assets	15,532,328	16,705,739

Total assets	$23,622,006	$21,479,934

LIABILITIES, MEZZANINE EQUITY, AND MEMBERS’ INTERESTS

Current Liabilities
Accounts payable	$2,095,044	$2,906,247
Accrued expenses	699,193	953,492
Deferred revenue	67,369	82,463
Line of credit	7,253,325	–
Debt, current portion, net	11,637,942	–
Operating lease liability, current portion	1,016,133	911,424
Finance lease liability, current portion	1,807,780	1,875,630

Total current liabilities	24,576,786	6,729,256

Operating lease liability, net of current portion	4,743,412	5,525,947
Finance lease liability, net of current portion	581,916	1,855,306
Line of credit	–	9,699,505
Convertible note payable to related party, net of debt issuance costs and debt discount, non-current	10,000,000	9,666,462
Convertible note payable, net, non-current	200,000	200,000
Debt, net, non-current	1,289,012	–
Dividends payable – Series A preferred units	6,331,233	5,431,233
Interest payable, net of current portion	6,746,992	3,955,028

Total noncurrent liabilities	29,892,565	36,333,481

Total liabilities	54,469,351	43,062,737

Commitments and Contingencies
Mezzanine Equity – Redeemable Series A Preferred Units
Series A preferred units, 3,000,000 issued and outstanding at September 30, 2020 and December 31, 2019 (Aggregate liquidation preference $15,000,000)	15,000,000	15,000,000

Members’ Interests
Common units, 5,034,700 issued and outstanding at September 30, 2020 and December 31, 2019	10,878,495	10,149,803
Loans to officers	(450,000)	(450,000)
Accumulated deficit	(56,275,840)	(46,282,606)

Total members’ interests	(45,847,345)	(36,582,803)

Total liabilities, mezzanine equity, and members’ interests	$23,622,006	$21,479,934

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2020 and 2019 (Unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
Net Sales	$20,264,420	$24,746,894
Cost Of Sales	10,576,034	14,443,293

Gross Profit	9,688,386	10,303,601

Operating Expenses
Depreciation and amortization	3,146,410	2,387,394
Salaries and wages	4,282,225	4,735,865
General and administrative expenses	6,383,128	7,345,690

Total operating expenses	13,811,763	14,468,949

Loss From Operations	(4,123,377)	(4,165,348)

Other Income (Expense)
Interest expense	(5,279,269)	(3,544,345)
Other income (expense), net	–	79,632
Rental income	309,412	261,873

Total other expense, net	(4,969,857)	(3,202,840)

Net Loss	$(9,093,234)	$(7,368,188)

Net Loss Per Common Unit	$(1.81)	$(1.46)
Weighted Average Units Outstanding – Basic And Diluted	5,034,700	5,034,700

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF MEZZANINE EQUITY AND MEMBERS’ INTERESTS

For the Nine Months Ended September 30, 2020 and 2019 (Unaudited)

	Redeemable Series A Preferred Units		Members’		Loans to Officer	Accumulated Members’ Deficit	Total Members’ Interests
	Units	Amount	Units	Amount
Mezzanine Equity and Members’ Interests, December 31, 2018	3,000,000	$15,000,000	5,034,700	$10,057,771	$(450,000)	$(35,327,666)	$(25,719,895)
Net loss	–	–	–	–	–	(7,368,188)	(7,368,188)
Unit-based compensation	–	–	–	83,987	–	–	83,987
Accrued dividends	–	–	–	–	–	(900,000)	(900,000)

Mezzanine Equity and Members’ Interests, September 30, 2019	3,000,000	$15,000,000	5,034,700	$10,141,758	$(450,000)	$(43,595,854)	$(33,904,096)

Mezzanine Equity and Members’ Interests, December 31, 2019	3,000,000	15,000,000	5,034,700	10,149,803	(450,000)	(46,282,606)	(36,582,803)
Net loss	–	–	–	–	–	(9,093,234)	(9,093,234)
Issuance of warrant to purchase common units	–	–	–	656,727	–	–	656,727
Unit-based compensation	–	–	–	71,965	–	–	71,965
Accrued dividends	–	–	–	–	–	(900,000)	(900,000)

Mezzanine Equity and Members’ Interests, September 30, 2020	3,000,000	$15,000,000	5,034,700	$10,878,495	$(450,000)	$(56,275,840)	$(45,847,345)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2020 and 2019 (Unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,093,234)	$(7,368,188)
Adjustments to reconcile net loss to net cash used in operating activities:
Employee unit-based compensation	71,965	83,987
Amortization of debt discount and issuance costs	538,341	530,885
Depreciation and amortization	3,146,410	2,387,394
Noncash lease expense	653,847	684,284
Gain from fixed asset reimbursement	–	(79,632)
Paid-in-kind interest expense	719,732	–
Bad debt (recovery income) expense	(97,908)	360,205
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(918,471)	(108,373)
Prepaid expenses and other current assets	(672,599)	(131,231)
Other noncurrent assets	12,698	(145,126)
Increase (decrease) in liabilities:
Accounts payable	(811,203)	(171,076)
Accrued expenses	(254,299)	548,621
Deferred revenues	(15,094)	(26,177)
Operating lease liability	(677,826)	(430,168)
Interest payable	2,791,964	2,211,989

Net cash used in operating activities	(4,605,677)	(1,652,606)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,090,046)	(1,642,272)

Net cash used in investing activities	(2,090,046)	(1,642,272)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of capital lease obligations	(1,890,738)	(1,849,955)
Net (payments) borrowings on lines of credit	(2,446,180)	1,532,532
Proceeds from borrowings on note payable from related party	–	5,000,000
Proceeds from debt	12,659,146	–

Net cash provided by financing activities	8,322,228	4,682,577

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,626,505	1,387,699
CASH AND CASH EQUIVALENTS – beginning of period	290,185	863,262

CASH AND CASH EQUIVALENTS – end of period	$1,916,690	$2,250,961

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$1,229,232	$801,471

Taxes paid	$140,130	$168,362

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES
Obtaining finance lease right of use asset for lease liability	$549,498	$2,050,594

Debt discount related to warrants	$656,727	$–

Preferred dividends declared and accrued	$900,000	$900,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

1. ORGANIZATION AND NATURE OF OPERATIONS

Cloudbreak Health, LLC (“Cloudbreak” or “the Company”), a Delaware limited liability company, was formed on May 26, 2015 and is headquartered in Columbus, Ohio. On June 19, 2015, the Company acquired all of the assets of Language Access Network, LLC (“LAN”) and Carenection, LLC (“Carenection”), in exchange for a 100% member interest in LAN and Carenection. The transfer of all assets, and the conversion and settlement of all obligations occurred on June 19, 2015 and was recorded at the historical basis of the assets and obligations as the entities were under common control.

Cloudbreak wholly owns two subsidiaries: (i) LAN, a remote language interpretation company that provides on-demand interpretation services for limited English proficient, deaf, and hard of hearing patients in the healthcare industry and (ii) Carenection, LLC, a healthcare technology company that provides a HIPAA compliant private broadband network for the telehealth industry.

Going Concern and Management’s Liquidity Plans

The accompanying condensed unaudited consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Over its history the Company has primarily funded itself from revenue from customers who purchase access to its telemedicine platform and interpretive services, through its working capital line of credit and the issuance of debt and equity securities. At September 30, 2020 (unaudited), the Company had a significant accumulated deficit of $56,275,840 and negative working capital of $16,487,108. For the nine months ended September 30, 2020, the Company had a net loss of $9,093,234 and negative cash flows from operations of $4,605,677.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States. As a result, significant volatility has occurred in both the United States and International markets. While the disruption is currently expected to be temporary, there is uncertainty around the duration. Management expects this matter to continue to impact its business, clients, results of operations, and financial position, but the ultimate financial impact of the pandemic on the Company’s business, results of operations, financial position, liquidity or capital resources cannot be reasonably estimated at this time.

On November 20, 2020, the Company entered into a business combination agreement with GIGCAPITAL2, INC; a publicly traded special purpose acquisition company. As a result of this merger, Cloudbreak will become part of a profitable public company with more than $100,000,000 in capital to fund operations. The merger is expected to be completed in the first quarter of 2021. While this merger eliminates any near term access to capital concerns, the Company cannot be certain that the merger will close or that it will be able to obtain such funds required for operations at terms acceptable to it or at all.

In the event the Company does not complete the business combination or it is significantly delayed, the Company will need to seek additional funding through private equity financings and/or debt financings to maintain its operations as a going concern. additional operating capital to maintain operations. While the Company has historically been successful in obtaining these types of financing from both existing and new investors, there can be no assurance that such additional financing, if necessary, will be available or, if available, that such financings can be obtained on satisfactory terms.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete audited financial statements. The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The results of operations for the nine months ended September 30, 2020 are not necessarily indicative of the results for the year ending December 31, 2020 or for any future period. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company’s annual report for the year ended December 31, 2019.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of Cloudbreak Health, LLC and its wholly-owned subsidiaries, LAN and Carenection. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of unaudited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

On an ongoing basis, management evaluates its estimates, including those related to the collectability of customer accounts receivable, revenue recognition, the estimated useful lives of long-lived assets, when technological feasibility is achieved for our products, unit-based compensation, warrant discount, and conversion features associated with convertible notes. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and cash equivalents with original maturities of 90 days or less. All cash equivalents are carried at cost, which approximates fair value. At times, such amounts may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

Accounts Receivable

Accounts receivable is stated at the amount management expects to collect from outstanding balances after discounts, bad debts, and sales allowance taking into account credit worthiness of customers and history of

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

collection. Management provides for probable uncollectible amounts through a charge to earnings and an increase to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a reduction of trade accounts receivable. The allowance for doubtful accounts was $436,569 and $534,477 at September 30, 2020 and December 31, 2019, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (FIFO) method. As of September 30, 2020 and December 31, 2019, inventory consists of MARTTI (My Accessible Real Time Trusted Interpreter) devices, additional batteries, and carts for the MARTTI’s. For units in inventory, the MARTTI’s are purchased from two vendors and shipped to the Company in Columbus, Ohio, where the units are imaged, then shipped to end users. MARTTI’s are only purchased when ordered by customers, typically at the inception of a new interpretation service contract. Provisions for slow moving or obsolete inventory are charged to other expense and are permanent reductions to the carrying value of inventory.

Property and Equipment

Property and equipment are stated at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are five years for computer and related equipment, and seven years for furniture and fixtures. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.

Software and Website Development Costs

In accordance with Accounting Standards Codification (“ASC”) 985, Software, software development costs related to software to be sold, leased, or marketed as part of a product or process are capitalized subsequent to the establishment of technological feasibility, which is demonstrated by the completion of a detailed program design or working model, if no program design is completed. The useful life of software development costs related to the Company’s current software was determined to be five years from the date the software was placed in service. Costs associated with maintenance and minor enhancements to the features and functionality of the Company’s software are expensed as incurred. GAAP requires that annual amortization expense of the capitalized software development costs be the greater of the amounts computed using the ratio of gross revenue to a product’s total current and anticipated revenues, or the straight-line method over the product’s estimated economic life.

In accordance with ASC 350, Intangibles - Goodwill and Other, the Company also capitalizes eligible website development costs incurred during the application development stage. Costs associated with maintenance and minor enhancements to the features and functionality of the Company’s website are expensed as incurred. The useful life of website development costs was determined to be five years from the date the website was placed in service.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, primarily consisting of property and equipment, and software and website development costs, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. For the nine months ended September 30, 2020 and 2019, there has been no such impairment.

Net Loss per Common Unit

The Company reports basic loss per unit in accordance with Financial Accounting Standards Board (“FASB”) ASC 260, Earnings Per Share. Basic loss per unit is computed using the weighted average number of common units outstanding during the reporting period. Diluted earnings per unit is computed using the weighted average number of common units outstanding plus the effect of dilutive securities during the reporting period. Any potentially dilutive securities that have an anti-dilutive impact on the per unit calculation are excluded. During periods in which the Company reports a net loss, diluted weighted average units outstanding are equal to basic weighted average units outstanding because the effect of the inclusion of all potentially dilutive securities would be anti-dilutive. As of September 30, 2020, and December 31, 2019, there were no potentially dilutive securities excluded from the calculation of diluted loss per common unit due to a loss for those periods. For the nine months ended September 30, 2020 and 2019, respectively, the Company’s potentially dilutive shares, which include outstanding unit options and warrants have not been included in the computation of diluted net loss per share as the result would have been anti-dilutive. The table below reflects potentially dilutive securities for the nine months ended September 30, 2020 and year ended December 31, 2019:

	September 30, 2020 (unaudited)	December 31, 2019
Unit options outstanding	2,133,303	1,941,150
Warrants	627,006	526,312

Total	2,760,309	2,467,462

Fair Value of Financial Instruments

The Company follows the guidance of the FASB ASC 820-10, with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

•	Level 1 inputs: Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•	Level 2 inputs: Level 2 inputs are from other than quoted market prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

•	Level 3 inputs: Level 3 inputs are unobservable and should be used to measure fair value to the extent that observable inputs are not available.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

Trade accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses are reported on the balance sheet at carrying value, which approximates fair value due to the short-term maturities of these instruments. Management believes that that the carrying value of debt instruments, other than related party notes payable and loans to officers, also approximates fair value based on current market indicators, such as prevailing market rates and short-term maturities of certain financial instruments.

Management believes it is not practical to estimate the fair value of related party notes payable and loans to officers because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

The common unit warrants issued with convertible note (see Note 14) and with debt (see Note 16) w valued using the Black Scholes valuation model. The conversion feature in convertible notes payable which required bifurcation as a derivative liability was valued using the Monte Carlo valuation model and had a fair value of $0 on the issuance date and each subsequent reporting date (see Note 15). Management believes these models are the best available techniques for valuing these instruments. Aside from the conversion feature in convertible notes payable, the Company had no other recurring or nonrecurring fair value measurements for assets and liabilities at September 30, 2020 and December 31, 2019.

Convertible Notes Payable and Derivative Instruments

The Company has adopted the provisions of Accounting Standards Update (“ASU”) 2017-11 to account for the down round features of warrants issued with private placements effective as of January 1, 2018. In doing so, warrants with a down round feature previously treated as derivative liabilities in the consolidated balance sheet and measured at fair value are henceforth treated as equity, with no adjustment for changes in fair value at each reporting period.

The Company accounts for conversion options embedded in convertible notes in accordance with ASC 815, which generally requires companies to bifurcate conversion options embedded in convertible notes from their host instruments and to account for them as free-standing derivative financial instruments. Derivative financial instruments, as defined in the FASB ASC 815, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. ASC 815 provides for an exception to this rule when convertible notes, as host instruments, are deemed to be conventional, as defined by ASC 815-40.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company accounts for conversion options embedded in non-conventional convertible notes, which qualify as equity under ASC 815, in accordance with the provisions of ASC 470-20, which provides guidance on accounting for convertible securities with beneficial conversion features. Accordingly, the Company records, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt.

Derivative financial instruments may be free-standing or embedded in other financial instruments. Based on this guidance, the Company determined that the convertible feature did not meet the criteria for classification as equity. Accordingly, the Company bifurcated the conversion feature and recorded it in liabilities at its estimated fair value. Derivative financial instruments, such as the conversion feature, are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets, with any change in fair value recognized as a component of other income (expense), net in the statements of operations. The Company did not record a derivative liability for the optional convertible feature in convertible notes payable as the fair value was $0 on the issuance date and each subsequent reporting date (see Note 15). We estimated the fair value of the conversion feature at September 30, 2020 and December 31, 2019 using the Monte Carlo valuation model.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable.

The Company performs ongoing credit evaluations of its customers’ financial performance and generally requires no collateral from customers. No individual customer accounted for more than 10% of the Company’s accounts receivable balance as of the period and year ended September 30, 2020 and December 31, 2019. No individual customer accounted for more than 10% of the Company’s gross revenues for the nine months ended September 30, 2020 and one customer accounted for approximately 11% of the Company’s gross revenue for the nine months ended September 30, 2019.

The Company purchases its products on credit terms from vendors across the United States. For the nine months ended September 30, 2020 and 2019, there were no significant supplier concentrations. As of September 30, 2020 and December 31, 2019, two vendors comprised 21% and one vendor comprised 14% of total accounts payable, respectively.

Revenue Recognition

The Company derives the majority of its revenues from the sale of subscription-based fixed monthly minute and variable rate per unit of service medical language interpretation services. The Company also records ancillary revenue from the sale or lease of MARTTI devices and from the provision of information technology services that include connectivity and ongoing support of the MARTTI software platform. The Company accounts for revenue from contracts with customers, which comprises 100% of its revenue, through the following steps:

1.	Identification of the contract with a customer

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

2.	Identification of the performance obligations in the contract

3.	Determination of the transaction price

4.	Allocation of the transaction price to the performance obligations in the contract

5.	Recognition of revenue when, or as, the Company satisfies a performance obligation

Generally, the Company’s medical language interpretation and information technology services are invoiced monthly. Fixed monthly minute medical language interpretation subscription and information technology services fees are invoiced in advance in the period preceding the service. Variable rate per unit medical language interpretation and information technology services fees (including overage fees related to minutes used by the customer in excess of the fixed monthly minute subscription) are invoiced monthly in arrears. Sale of MARTTI devices are generally invoiced at contract execution (50%) and upon the delivery of the devices to the customer (50%). MARTTI device leases are invoiced monthly in advance in the period preceding the usage. Invoiced amounts are typically due within 30 days of the invoice date.

The Company has selected the Output Method for recognizing revenues related to fixed medical language interpretation and information technology services fees. Due to the stand-ready nature of the services provided, the Company recognizes these fees monthly on a straight-line basis over the term of the contract.

Variable consideration received for medical language interpretation services, information technology services and for the lease of MARTTI devices is based on a fixed per item charge applied to a variable quantity. Variable consideration for the Company’s services is recognized over time in accordance with the “right to invoice” practical expedient and therefore is not subject to revenue constraint evaluation.

Revenue related to the sale of MARTTI devices is recognized at a point in time upon delivery of the devices to the customer.

The Company may enter into multiple component services arrangements that bundle the pricing for the lease of MARTTI devices with information technology services. Often, the pricing bundle may also include medical language interpretation services. When an equipment lease is bundled with services, allocation of the transaction price consideration between the lease and nonlease components of the lease is required. The Company has determined that the consideration allocated to the lease components in its bundled multiple component services arrangements is not material to the financial statements.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. Revenue is recognized when the Company satisfies its performance obligations under the contract by transferring the promised product or service to its customer. The Company’s contracts generally do not include any material significant financing components.

The Company typically satisfies its performance obligations when the products are transferred and services are provided to its customers. The majority of the Company’s performance obligations are satisfied over time. The Company typically satisfies its performance obligations as the customer receives and consumes the benefits of the medical language interpretation services, information technology services and the use of the MARTTI devices. Performance obligations for the sale of the MARTTI devices are satisfied when control of the devices is transferred to the Company’s customers.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company has established a contract liability for billings or payments received in advance of when revenue recognition criteria are met. This contract liability is classified as deferred revenue in the consolidated balance sheets.

Neither the type of service sold nor the location of sale significantly impacts the nature, amount, timing, or uncertainty of revenue and cash flows.

Cost of Revenue

For both LAN and Carenection, cost of revenue primarily consists of costs related to supporting and hosting the Company’s product offerings and delivering services. These costs include salaries, benefits, incentive compensation and unit-based compensation. Costs of revenue include the cost of maintaining the Company’s data centers, customer support team and the Company’s professional services staff, in addition to third-party service provider costs such as data center and networking expenses, allocated overhead, amortization of capitalized internal-use software development costs and intangible assets and depreciation expense. In addition to the costs associated with delivering services, costs of revenue also include the cost of purchased equipment inventory sold to customers.

Advertising and Marketing Expense

Advertising and marketing expenses are included in general and administrative expenses within the consolidated statements of operations and are expensed when incurred. Costs associated with advertising and marketing expense were $121,112 and $125,841 for the nine months ended September 30, 2020 and 2019, respectively, and is included in general and administrative expenses on the consolidated statements of operations.

Income Taxes

The Company has been established as a limited liability company. All income or losses of the Company and income tax consequences related thereto are passed through its members. Accordingly, the Company does not record any provision for income taxes or deferred income taxes in its financial statements.

Unit-Based Compensation

The Company maintains performance incentive plans under which incentive and nonqualified member unit options are granted primarily to employees and nonemployee consultants. The Company accounts for unit-based awards to both employees and nonemployees under ASC Topic 718-10, Stock-Based Compensation, and requires the recognition of compensation expense, using a fair-value based method, for costs related to all unit-based payments including member unit options. ASC Topic 718-10 requires companies to estimate the fair value of unit-based payment awards on the date of grant using an option-pricing model.

Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company’s chief operating

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

decision maker is the chief executive officer. The Company and the chief executive officer view the Company’s operations and manage its business as one reportable segment with different operating segments.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost, including trade receivables. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of forward-looking information to calculate credit loss estimates. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. These changes may result in more timely recognition of credit losses. ASU 2019-10 amended the effective date for ASU 2016-13 for smaller reporting companies to be annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the impact this guidance will have on its unaudited consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments. ASU 2020-06 eliminates certain models that require separate accounting for embedded conversion features, in certain cases. Additionally, among other changes, the guidance eliminates certain of the conditions for equity classification for contracts in an entity’s own equity. The guidance also requires entities to use the if-converted method for all convertible instruments in the diluted earnings per share calculation and include the effect of share settlement for instruments that may be settled in cash or shares, except for certain liability-classified share-based payment awards. This guidance is effective for the Company beginning in the first quarter of 2022 and must be applied using either a modified or full retrospective approach. Early adoption is permitted, but no earlier than annual periods beginning after December 15, 2020. The Company is currently evaluating the impact this guidance will have on its unaudited consolidated financial statements.

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets as of September 30, 2020 and December 31, 2019 consists of the following:

	September 30, 2020 (unaudited)	December 31, 2019
Prepaid software	$727,369	$557,360
Prepaid insurance	95,336	121,258
Deposits	503,163	–
Other	120,017	94,668

	$1,445,885	$773,286

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

4. PROPERTY AND EQUIPMENT, NET

Property and equipment as of September 30, 2020 and December 31, 2019 consists of the following:

	Useful Life (Years)	September 30, 2020 (unaudited)	December 31, 2019
Furniture and fixtures	7	$480,515	$470,945
Computer and related equipment	5	2,015,116	2,000,103

		2,495,631	2,471,048
Less accumulated depreciation		(1,407,640)	(1,221,329)

Property and equipment, net		$1,087,991	$1,249,719

Depreciation and amortization expense for the nine months ended September 30, 2020 and 2019 amounted to $186,312 and $241,663, and is included on the accompanying unaudited consolidated statement of operations.

5. SOFTWARE AND WEBSITE DEVELOPMENT COSTS, NET

Software and website development costs as of September 30, 2020 and December 31, 2019 consists of the following:

	Useful Life (Years)	September 30, 2020 (unaudited)	December 31, 2019
IT Infrastructure – software development costs	5	$3,417,315	$3,286,318
Software and website development costs	3	2,782,298	2,565,918
Work in Progress Assets	–	4,875,055	4,117,591

		11,074,668	9,969,827
Less accumulated depreciation		(5,282,412)	(4,999,981)

Software and website development costs, net		$5,792,256	$4,969,846

Amortization expense related to capitalized software costs and website development costs for the nine months ended September 30, 2020 and 2019 were $1,243,052 and $448,958, respectively, and is included on the accompanying consolidated statements of operations.

6. LOANS TO OFFICERS

Loans to officers bear an interest rate of 1.75% per annum and are due in 2025. The loans are secured the officers’ membership interest units. At both September 30, 2020 and 2019, the total loans outstanding to officers were $450,000. In 2020, the Company plans to distribute these loans to officers to settle the balance. Accordingly, it has been classified as contra-equity on the consolidated balance sheets.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

7. ACCRUED EXPENSES

Accrued expenses as of September 30, 2020 and December 31, 2019 consists of the following:

	September 30, 2020 (unaudited)	December 31, 2019
Payroll and related expenses	$379,161	$385,201
Other (including accrued outsourced labor)	320,032	568,291

	$699,193	$953,492

8. RELATED PARTY TRANSACTIONS

The Company engages in significant transactions with various related parties summarized below. The Company and these other related entities have a commonality of ownership and/or management control, and as a result, the reported operating results and/or financial position of the Company could significantly differ from what would have been obtained if such entities were autonomous.

The Company has four loans totaling $450,000 outstanding to officers (see Note 6).

The Company entered into two convertible notes payable agreements totaling $10,000,000 with the preferred unit investor (see Note 14).

The Company has one agreement with Pacific Healthworks, which has common ownership and/or management control. This agreement is an agreement to sublease space in the El Segundo, California office space. The rates are market rates according to the building landlord.

9. MEMBERS’ INTERESTS

Common Units

On May 26, 2015, Cloudbreak Health, LLC, was formed as a holding company to own 100% of LAN and Carenection, and to facilitate the sale of preferred membership interests in the Company to Martti in the USA, LLC (the “Investor”).

On June 19, 2015 the Company entered into a contribution agreement with the Members of LAN and Carenection (the “Contributors”), whereas the Contributors contributed their membership interests in LAN and/or Carenection, in exchange for membership interests in the Company, pursuant to the terms of the agreement. The exchange granted 5,034,700 common member units to the Contributors. No cash was exchanged as a result of this contribution agreement.

Redeemable Series A Preferred Units

On June 19, 2015 the Company entered into a Series A Preferred Unit Purchase Agreement (“Preferred UPA”) with Martti in the USA, LLC, (the “Investor”), whereas the Investor purchased from the Company 3,000,000 Series A Preferred Units, which represents 30% ownership of the Company’s equity interests, in exchange for $15,000,000.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

9. MEMBERS’ INTERESTS (Continued)

Redeemable Series A Preferred Units – liquidation preference

Upon a deemed liquidation event, the Investor will receive all accrued but unpaid series A accruing dividends, the liquidation preference of $15,000,000 (subject to the “melt-away” provision described in the next sentence) and its common equivalent ownership, on a fully diluted basis. Upon a deemed liquidation event, if the Company equity value exceeds $100,000,000, the liquidation preference shall “melt away” in a proportionate ratio until the Company equity value reaches $150,000,000, after which the liquidation preference shall be zero.

Redeemable Series A Preferred Units – voting rights

The board shall consist of up to five directors. The investor (series A preferred unit holders) may select one director, up to three directors shall be designated by the members holding a majority of the voting interest of the then outstanding, and one additional director who shall be mutually agreed upon by the investor and the member directors. The Board is responsible for running the business of the LLC.

The member directors may be removed or replaced by holders of a majority of the common units and the series A preferred units voting together as a single class in their sole and absolute discretion.

Unless otherwise required by the act or specified elsewhere in the agreement, all actions, approvals and consents to be taken or given by the members under the act, the agreement or otherwise, require the affirmative vote or the written consent of a majority interest.

Redeemable Series A Preferred Units – redemption rights

The investor may sell any or all of its series A preferred units at any time after the date of the Preferred UPA. If the investor finds a bona fide third-party that offers to purchase any or all of its series A preferred units, the Company shall have a right of first refusal to purchase all, but not less than all of the offered series A preferred units if the Company elects to purchase such series A preferred units within thirty days of receipt of notice of such offer pursuant to the same terms of sale offered by the bona fide third-party.

In the event the Company does not purchase the series A preferred units within such thirty day period, the investor will have thirty days to complete the proposed sale with the bona fide third-party.

In the event that the investor desires to sell any or all of its series A preferred units and cannot find a buyer prior to fifth anniversary from the closing date (and notifies the Company thereof), the investor may require the Company to purchase or redeem the series A preferred units. In such event, the Company and the investor shall mutually engage an independent valuation firm mutually agreeable to the parties, to prepare a binding valuation of the series A preferred units (the “redemption price”) plus any series A preferred unit accrued dividends.

Redeemable Series A Preferred Units – accruing dividends

The Preferred UPA grants the series A preferred unit holders the right to receive cash-pay dividends on a quarterly basis at a simple, non-compounding rate of 8.0% per annum of the investment amount. Per the agreement, the series A accruing dividends shall only accrue and not be required to be paid to the investor on a

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

9. MEMBERS’ INTERESTS (Continued)

current basis until the Company achieves a trailing twelve month earnings before interest, taxes, depreciation, and amortization (“TTM EBITDA”) of $2,500,000 or upon a change of control or redemption.

As the Company has not achieved the TTM EBITDA target as of September 30, 2020 and December 31, 2019, the calculated Series A Accruing Dividend amount of $6,331,233 and $5,431,233 has been accrued for, but not paid as of September 30, 2020 and December 31, 2019.

Mezzanine Equity

Since the redeemable preferred units may be redeemed at the option of the holder, but is not mandatorily redeemable, the redeemable preferred units of $15,000,000 has been classified as mezzanine equity. There were 3,000,000 shares of redeemable preferred units classified as mezzanine equity as of both September 30, 2020 and December 31, 2019.

10. OPTIONS TO PURCHASE MEMBER UNITS

The Company accounts for member unit-based compensation under ASC Topic 718, Compensation – Stock Compensation (“ASC 718”). In accordance with ASC 718, the Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost is recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

On June 19, 2015, Cloudbreak Health, LLC created the 2015 Unit Incentive Plan (the “Plan”), which subject to the provisions of the Plan, has a maximum aggregate number of Units subject to the Plan of 2,200,000 common units. The following table summarizes unit option activity for the nine months ended September 30, 2020 and 2019:

	Number of Shares	Weighted- Average Exercise Price
Outstanding, December 31, 2018	1,941,150	$5.70
Granted	–	$–
Exercised	–	$–
Canceled and forfeited	–	$–

Outstanding, September 30, 2019	1,941,150	$5.70

Outstanding, December 31, 2019	1,941,150	$5.70
Granted	217,153	$6.99
Exercised	–	$–
Canceled and forfeited	(25,000)	$6.99

Outstanding, September 30, 2020	2,133,303	$5.81

Exercisable, September 30, 2019	1,780,351	$5.10

Exercisable, September 30, 2020	1,869,431	$5.36

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

10. OPTIONS TO PURCHASE MEMBER UNITS (Continued)

At September 30, 2020 and 2019, the weighted average exercisable remaining contractual life was 5.13 years and 5.85 years, respectively.

The fair value of options granted to employees is estimated on the grant date using the Black-Scholes option valuation model. This valuation model for stock-based compensation expense requires the Company to make assumptions and judgments about the variables used in the calculation including the expected term (weighted-average period of time that the options granted are expected to be outstanding), volatility of the Company’s common stock, a risk-free interest rate, expected dividends, and the forfeitures of unvested stock options as they occur. The Company uses the simplified method for calculation of expected life, and volatility is based on an average of the historical volatilities of the common stock of a group of entities with characteristics similar to those of the Company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option. The Company currently has no history or expectation of paying cash dividends on common stock.

For the nine months ended September 30, 2020, the Company granted options to six employees to purchase a total of 217,153 common member units. No options were granted during the nine months ended September 30, 2019. The fair value of options granted to employees during the nine months ended September 30, 2020 was determined to be $498,903 using the Black-Scholes option valuation model with the following assumptions:

Year Ended September 30, 2020
Expected term (years)	6.25
Volatility	36.6% – 37.5%
Risk-free interest rate	0.43% – 0.77%
Dividend yield	–
Weighted-average fair value	$6.99

During the nine months ended September 30, 2020, 25,000 options were forfeited. No options were forfeited during the nine months ended September 30, 2019.

For the nine months ended September 30, 2020 and 2019, total expense for unit-based compensation awards granted to employees was $71,965 and $83,987, respectively. As of September 30, 2020 and December 31, 2019, there was $491,149 and $64,211, respectively, of total unrecognized compensation expense related to unvested stock options.

The intrinsic value of options exercisable as of September 30, 2020 and December 31, 2019 was determined to be $5,931,495 and $5,015,838, respectively.

11. PERFORMANCE UNIT PLAN

On June 19, 2015, LAN and Carenection each established their own Performance Unit Plans (“PUP”). Each PUP provides a means whereby designated employees of LAN or Carenection, respectively, may be granted the opportunity to share in a portion of the value of LAN or Carenection, respectively, in connection with certain liquidity events in accordance with the terms and conditions (including vesting terms) of each specific PUP.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

11. PERFORMANCE UNIT PLAN (Continued)

Pursuant to LAN’s PUP, a performance unit is a contractual right to receive the difference between the fair market value of one performance unit on the grant date and on the settlement date. LAN’s PUP includes a total of 100 performance units available to be awarded. In total, the 100 performance units shall be equal in value to ten percent of the Membership interest percentage of LAN. As of September 30, 2020, LAN’s PUP has not awarded any performance units.

Pursuant to Carenection’s PUP, a performance unit is a contractual right to receive the difference between the fair market value of one performance unit on the grant date and on the settlement date. Carenection’s PUP includes a total of ten performance units available to be awarded. In total, the ten performance units shall be equal in value to ten percent of the Membership interest percentage of Carenection.

On June 19, 2015, Carenection entered into an exchange agreement with six employees who, as of June 19, 2015, held options to purchase membership units of Carenection. The exchange agreement stipulated that the option holders exchange their options for certain performance units in Carenection. The exchange agreement awarded a total of 5.4 performance units in exchange for the membership unit options held by the six employees. As of both September 30, 2020 and December 31, 2019, there were a total of 3.3 performance units still outstanding to three employees. No specific vesting requirements were mentioned in the award agreements signed by each employee, therefore, pursuant to Carenection’s PUP, the performance units vested upon being awarded to the employees.

The PUP agreement states that each PUP award shall become payable upon the Settlement Date, which is defined as the closing or consummation of a Liquidity Event, and not sooner. A Liquidity Event as defined by the agreement means any of the following: (i) an initial public offering (“IPO”); (ii) dissolution, liquidation or sale of all or substantially all of the business, properties, and assets of the Company; or (iii) an event in which the Company effects a transactions or series of related transactions in which more than 75% of the voting power of the Company’s ownership is disposed of or otherwise transferred. Accordingly, the Company has not recorded any impact as of September 30, 2020 and December 31, 2019.

12. EMPLOYEE BENEFIT PLAN

During January 2016, the Company sponsored, and began offering its employees the opportunity to participate in, a 401(k) retirement savings plan. All employees who have completed at least nine months of service are eligible to participate in the plan. Eligible employees may elect to contribute any percentage of their eligible compensation, pursuant to IRS regulations. The Company’s matching contributions are made at the discretion of the Company. The Company made matching contributions for the nine months ended September 30, 2020 and 2019 of $10,660 and $10,033, respectively.

13. REVOLVING LINE OF CREDIT

In November 2018, the Company entered into a new agreement with a financial institution to borrow up to $15,000,000. The line is available to be drawn down on until November 21, 2021. In January 2020, the Company modified this line of credit agreement, which reduced the maximum borrowing to $12,000,000. As of September 30, 2020 and December 31, 2019, the new LOC had an outstanding balance of $7,253,325 and $9,699,500, respectively, and amounts available to be drawn of $4,746,675 and $5,300,500, respectively. The line accrues interest at a rate of equal to the greater of 5.25% or the Prime Referenced Rate (3.25% and 4.75% as of

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

13. REVOLVING LINE OF CREDIT (Continued)

September 30, 2020 and December 31, 2019, respectively) plus the applicable margin. The applicable margin is 1.25% per annum. As of both September 30, 2020 and December 31, 2019, the applicable interest rate is 6.50%.

The revolving line is secured by all real, personal, and intellectual property of the Company and guaranteed by 100% of all outstanding equity interest in the Company. The Company was not in compliance at December 31, 2019; however, the Company obtained an agreement from the bank which waived the event of default. Accordingly, it was classified as non-current on the accompanying unaudited consolidated balance sheets. The Company was also not in compliance at September 30, 2020, but no waiver has been obtained. Accordingly, it was classified as current on the accompanying unaudited consolidated balance sheets. There were no penalties incurred as a result of this event of non-compliance.

In January 2020, the Company modified its existing line of credit agreement. The modification waived an event of default based on the Company’s non-compliance with certain financial and non-financial covenants. The modification also amended the existing financial and non-financial covenants.

14. CONVERTIBLE NOTES PAYABLE TO RELATED PARTY

In June 2017, the Company entered into a convertible note payable agreement with the preferred unit investor in the amount of $5,000,000. The note accrues interest at a rate of 8.0% per annum and is due on June 20, 2020. The note is collateralized by all assets of the Company subordinated to the Company’s line of credit agreement.

The note was issued with a warrant agreement to purchase 526,312 shares of common units of the Company at a price of $0.01 per share. The warrant is exercisable from the date of issuance and there is no expiry. As of September 30, 2020 and December 31, 2019, this warrant has not been exercised and remains outstanding. If the entire note is converted, the warrant is automatically cancelled. The warrant includes certain anti-dilution provisions to adjust the number of warrant units to protect the purchase rights granted under the warrant, as well as price protection provisions to adjust the exercise price for certain equity issuances. A debt discount related to this note in the amount of $1,939,552 was recognized upon grant. The discount is amortized over the life of the note. Amortization expense related to the debt discount on this note was $303,275 and $481,362 for the nine months ended September 30, 2020 and 2019, respectively, and was included in interest expense on the unaudited consolidated statements of operations.

The warrant agreement was valued in 2017 using the Black-Scholes model using the following assumptions:

Expected term (in years)	3 years
Risk-free interest rate	2.25%
Volatility	28.35%

The Company incurred debt issuance costs of $198,091 during the year ended December 31, 2017 related to this note; of which $30,263 and $49,523 was amortized during the nine months ended September 30, 2020 and 2019, respectively.

In April 2019, the Company entered into another convertible note payable agreement with the preferred unit investor in the amount of $5,000,000. $2,000,000 of this note was borrowed at initial closing in April 2019 and $3,000,000 was subsequently borrowed in September 2019. The note accrues interest at a rate of 8.0% per annum

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

14. CONVERTIBLE NOTES PAYABLE TO RELATED PARTY (Continued)

and is due on June 20, 2020. The note is collateralized by all assets of the Company subordinated to the Company’s line of credit agreement. This note also includes a mandatory fee upon repayment as described: on any date of any full or partial repayment of the Note(s), in addition to the repayment of the then outstanding principal and accrued interest, the Company will also pay: (i) on or before the date that is 90 days after the Closing Date, defined as the date after purchase and sale of the initial note is closed, (the “First Period”), a repayment fee in an amount equal to the product of: (y) .25 multiplied by (z) the then outstanding principal balance of the Notes, (ii) after the First Period but on or before December 31, 2019 (the “Second Period”), a repayment fee in an amount equal to the product of: (y) .50 multiplied by (z) the then outstanding principal balance of the Notes, and (iii) at any time after the Second Period, a repayment fee in an amount equal to the product of: (y) 1.00 multiplied by (z) the then outstanding principal balance of the Notes. As a result of this provision, the Company recorded $2,225,000 and $1,875,000 of additional interest expense during the nine months ended September 30, 2020 and 2019, respectively, and accrued interest payable of $5,000,000 and $2,150,000 at September 30, 2020 and December 31, 2019, respectively.

Both convertible notes contain an optional conversion feature upon Qualified Financing, which is defined as the closing of the sale of equity securities of the Company in which the Company receives aggregate gross sale proceeds of not less than $5,000,000. Upon the closing of a Qualified Financing, provided that such closing date occurs prior to (i) the Maturity Date and (ii) the prepayment in full of the outstanding balance under this Note pursuant to Section 3, Noteholder may, in its sole discretion (the “Conversion Option”), convert all or any portion of the outstanding balance, including the principal amount then outstanding and all accrued but unpaid interest thereon (the “Convertible Balance”), into the number of Conversion Securities, defined as new securities in the Qualified Financing, obtained by dividing (i) the amount of the Convertible Balance which the Noteholder has elected to convert pursuant to the Conversion Option by (ii) the product of (a) the price per share paid by the purchasers of the New Securities, defined as the series or class of securities issued in connection with a Qualified Financing, sold in such Qualified Financing and (b) eighty percent (80%). The Company determined that these contingent conversion features were not considered derivative liabilities and did not require bifurcation. As the related contingency had not occurred as of September 30, 2020 and 2019, the Company has not calculated the intrinsic value for these convertible features as of those dates.

In January 2020, both convertible notes were amended to extend the maturity date to February 15, 2023.

15. CONVERTIBLE NOTES PAYABLE

In August 2017, the Company entered into a convertible note purchase agreement in the amount of $200,000. The note is payable on the earlier of the 5th anniversary of issue date (August 30, 2022) or occurrence of Event of Default, as defined in the agreement. The note contains two contingent conversion features.

The first conversion feature is a mandatory conversion upon Qualified Financing, which is defined as the closing of the sale of equity securities of the Company in which the Company receives aggregate gross sale proceeds of not less than $500,000. If there is a Qualified Financing prior to the Maturity Date, the entire Principal Amount of Note hereunder shall be automatically converted, effective as of the date of closing of the Qualified Financing, into membership units issued in the Qualified Financing (the “Qualified Financing Units”) at a conversion price in an amount equal to eighty percent (80%) of the price per Unit of the Qualified Financing Units sold by the Company in the Qualified Financing.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

15. CONVERTIBLE NOTES PAYABLE (Continued)

The second conversion feature is an optional conversion upon (i) the Maturity Date. (ii) any Event of Default or (iii) a Liquidity Event before the Maturity Date and prior to a Qualified Financing. If not previously repaid or converted, the entire outstanding Principal Amount, at the option of the Holder, can be converted into Common Units at a price per unit equal to the lowest cash price per unit for which such Capital Stock has been issued. The number of shares of Capital Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire Principal Amount of this Note by (ii) the lowest cash price per share for which such Capital Stock has been issued.

Due to the adjustable nature of the conversion feature, the Company recorded this as a derivative liability. However, the Company determined the fair value of the conversion feature on the issuance date, and each subsequent reporting date, was $0, so there was no discount or derivative liability recorded.

In March 2020, the convertible note was amended to extend the maturity date to February 15, 2023.

16. DEBT

In January 2020, the Company entered into a credit agreement with a third party lender for a term credit facility in the amount of $10,000,000. The note accrues interest at a rate ranging from 12.00% - 13.25% dependent on the Company’s eligibility in any given quarter. Interest is either payable in cash quarterly with all unpaid interest and principal due upon any of the following dates: (i) maturity date in January 2023; (ii) a Liquidity Event, defined as a change of control or an initial public offering; (iii) the date of any prepayment; or (iv) such other time when amount becomes due and payable based on the agreement, or payable in kind, whereby the interest shall automatically be added to the principal balance of the loan and the sum will continue to accrue interest at the specified interest rate. For the nine months ended September 30, 2020, the Company has incurred $719,732 of paid-in-kind interest.

The credit agreement was also issued with a warrant entitling the Lender to purchase 2% of all issued and outstanding units of the Company’s common units on a fully diluted basis, all fully vested, at an exercise price of $0.01 per share. The warrant is exercisable from the date of issuance and there is no expiry. The warrant also allows the Lender to purchase 2% of any units issued in connection with the conversion of the notes to the preferred unit investor.

The warrant agreement was valued in 2020 using the Black-Scholes model using the following assumptions:

Expected term (in years)	3 years
Risk-free interest rate	1.48%
Volatility	33.07%

As of September 30, 2020, this warrant has not been exercised and remains outstanding. A debt discount related to this note in the amount of $656,727 was recognized upon grant based on the relative fair value of the warrant. The discount is amortized over the life of the note. Amortization expense related to the debt discount on this note was $149,801 for the nine months ended September 30, 2020 and was included in interest expense on the unaudited consolidated statements of operations. The Company also incurred debt issuance costs of $241,130 related to this note; of which $55,002 was amortized during the nine months ended September 30, 2020.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

16. DEBT (Continued)

The credit agreement contains certain financial covenants, of which the Company was not in compliance as of September 30, 2020. Accordingly, it was classified as current on the accompanying unaudited consolidated balance sheets. There were no penalties incurred as a result of this event of non-compliance.

In May 2020, the Company was granted a loan in the aggregate amount of $2,900,276, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020. The loan accrues interest at a rate of 1% per annum. Equal principal and interest payments are due monthly beginning seven months from disbursement until maturity in May 2022. As these funds will be mainly utilized for payroll within the established limits, the Company expects a significant portion, if not all, of the loan to be forgiven, but there can be no assurance with respect to this matter.

17. OPERATING AND FINANCE LEASE RIGHT OF USE ASSETS

Leasing Transactions

The Company has operating leases for its corporate offices and field offices. The Company recognized a right-of-use asset and lease liability for operating leases based on the net present value of future minimum lease payments. Lease expense is recognized on a straight-line basis over the non-cancelable lease term and renewal periods that are considered reasonably certain.

The Company has finance leases for certain computer devices and network equipment. In addition to purchasing MARTTI units for use as inventory, the Company also leases units through an arrangement with a third-party lessor to be used as equipment. Leased units are used as part of the Company’s promotional program whereby the Company loans out MARTTI units for trial purposes to various customers. These units are part of the Company’s finance lease right of use assets at year-end, but are in the possession of customers. The Company recognized a right-of-use asset and lease liability for finance leases based on the net present value of future minimum lease payments. Lease expense for the Company’s finance leases is comprised of the amortization of the right-of-use asset and interest expense recognized based on the effective interest method.

The Company has elected to use hindsight in determining the lease term (that is, when considering lessee options to extend or terminate the lease or to purchase the underlying asset) and in assessing impairment of the entity’s right-of use assets. Accordingly, management’s decisions regarding lease renewals that are reasonably certain to be exercised have been incorporated as part of the lease term in right-of-use asset and lease liability calculations. To support these determinations, the Company evaluated each active lease at transition that included a renewal option (or options) to assess whether or not the future renewal options were reasonably certain to be exercised. The periods related to any renewal options deemed not reasonably certain to be exercised were excluded from the lease term for the right-of-use asset and lease liability calculations.

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

17. OPERATING AND FINANCE LEASE RIGHT OF USE ASSETS (Continued)

Lease Expense

The components of lease expense were as follows for the nine months ended:

	September 30, 2020 (unaudited)	September 30, 2019 (unaudited)
Amortization of finance ROU assets	$1,717,046	$1,696,774
Interest on finance lease liabilities	223,495	206,336

Finance lease expense	1,940,541	1,903,110
Operating lease expense	954,761	1,022,067
Variable lease expense	4,677	–
Sublease income	(309,412)	(261,873)

Total lease expense	$2,590,567	$2,663,304

Supplemental Cash Flow

Supplemental cash flow information related to leases was as follows for the years ended:

	September 30, 2020 (unaudited)	September 30, 2019 (unaudited)
Operating cash flows from operating leases	$978,741	$767,952
Operating cash flows from finance leases	223,495	206,336
Financing cash flows from finance leases	1,890,738	1,849,955

Cash paid for amounts included in the measurement of lease liabilities	$3,092,974	$2,824,243

Finance leases	$549,498	$2,050,594
Operating leases	–	–

ROU assets acquired in exchange for lease liabilities	$549,498	$2,050,594

Supplemental information

Supplemental information related to leases was as follows for the years ended:

	September 30, 2020 (unaudited)	September 30, 2019 (unaudited)
Weighted average lease term (months)
Operating leases	69	88
Finance leases	18	24
Weighted average discount rate
Operating leases	6.7%	6.7%
Finance leases	9.3%	7.4%

CLOUDBREAK HEALTH, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

As of September 30, 2020 and December 31, 2019 and

For the Nine Months ended September 30, 2020 and 2019

17. OPERATING AND FINANCE LEASE RIGHT OF USE ASSETS (Continued)

Maturities

As of September 30, 2020, future minimum lease payments required under leases are as follows:

	Operating leases	Finance leases	Total
Years Ending December 31
2020 (Oct - Dec)	$337,716	$468,308	$806,024
2021	1,382,251	1,692,738	3,074,989
2022	1,369,669	395,403	1,765,072
2023	931,522	–	931,522
2024	807,319	–	807,319
2025	748,066	–	748,066
Thereafter	1,368,697	–	1,368,697

Undiscounted cash flows	6,945,240	2,556,449	9,501,689
Less: imputed interest	(1,185,695)	(166,753)	(1,352,448)

Total	$5,759,545	$2,389,696	$8,149,241

Reconciliation to lease liabilities:
Lease liabilities – current	1,016,133	1,807,780	2,823,913
Lease liabilities – non-current	4,743,412	581,916	5,325,328

Total lease liabilities	$5,759,545	$2,389,696	$8,149,241

18. COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject to various other claims arising in the ordinary course of its business. In the opinion of management, based in part on discussions with legal counsel, the ultimate outcome of these matters is not expected to have a material adverse effect on the Company’s unaudited consolidated financial position, results of operations or cash flows.

19. SUBSEQUENT EVENTS

On November 20, 2020, the Company entered into a business combination agreement with GIGCAPITAL2, INC; a publicly traded special purpose acquisition company. As a result of this merger, Cloudbreak will become part of a public company who has more than $100,000,000 in capital to fund operations. The merger is expected to be completed in the first quarter of 2021.

The Company evaluated events subsequent to December 31, 2019 for their potential impact on the financial statements and disclosures through December 24, 2020, which is the date the financial statements were available to be issued.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee		$3,373
Accounting fees and expenses
Legal fees and expenses
Financial printing and miscellaneous expenses		20,000

Total	$

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made if such person must have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought must determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The current certificate of incorporation and the bylaw of the registrant provide for indemnification by the registrant of its directors, senior officers and employees to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation must not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provide for such limitation of liability.

We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 15. Recent Sales of Unregistered Securities.

On March 12, 2019, our Sponsor and Northland Investment purchased from us an aggregate of 2,500,000 shares of Common Stock, or “founder shares,” for an aggregate purchase price of $25,000, or approximately $0.01 per share, in a private placement. Of these, 2,378,125 founder shares were purchased by our Sponsor for an aggregate purchase price of approximately $23,781.25; and 121,875 founder shares were purchased by Northland Investment for an aggregate purchase price of approximately $1,218.75. In April 2019, we effected a stock dividend of 0.493 shares of Common Stock, resulting in our Sponsor and Northland Investment holding an aggregate of 3,732,500 shares of Common Stock. Subsequently, our Sponsor and Northland Investment sold 68,041 shares and 31,959 shares, respectively, to EarlyBird and the EarlyBird Group collectively for an aggregate purchase price of $669.79 or $0.0067 per share. Up to 487,500 founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. If the over-allotment is not fully sold, our Sponsor may forfeit up to 454,891 founder shares; EarlyBird and the EarlyBird Group may forfeit up to 13,044 founder shares; and Northland Investment may forfeit up to 19,565 founder shares. The function of the terms of forfeiture shall be to maintain the representation by the Founders of 20.0% of the outstanding shares of our Common Stock upon completion of this offering (excluding the private shares, the insider shares and the private underwriter shares). Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Additionally, we intend to issue, prior to the consummation of this offering, 5,000 shares of our Common Stock, or “insider shares,” in consideration of future services, to Ms. Tara McDonough, our Vice President and Chief Financial Officer. Such securities will be issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In addition, our Sponsor, Northland Investment and EarlyBird have committed to purchase an aggregate of 449,500 private units (or 518,500 private units if the underwriters’ over-allotment is exercised in full), at $10.00 per unit in a private placement that will close simultaneously with this offering. Among the private units, 384,500 units (or 443,750 units if the underwriters’ over-allotment is exercised in full) will be purchased by our Sponsor; and 26,000 units (or 29,900 units if the underwriters’ over-allotment is exercised in full) will be purchased by EarlyBird; 39,000 (44,850 units if the underwriters’ over-allotment is exercised in full) will be purchased by Northland Investment. Northland has also committed to purchase 100,000 private underwriter shares (or 120,000 private underwriter shares if the underwriters’ over-allotment option is exercised in full) at $10.00 per share in a private placement that will close simultaneously with this offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Each of our Founders, Northland, and Ms. McDonough is an accredited investor for purposes of Rule 501 of Regulation D. No underwriting discounts or commissions were paid with respect to such sales/

Item 16. Exhibits and Financial Statements.

(a)	Exhibits.

Exhibit No.	Description

2.1†	UpHealth Business Combination Agreement, dated as of November 20, 2020 (as amended by the First Amendment dated as of January 29, 2021), by and among GigCapital2, Inc., UpHealth Merger Sub, Inc. and UpHealth Holdings, Inc. (included as Annex A to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

Exhibit No.	Description

2.2†	Cloudbreak Business Combination Agreement, dated as of November 20, 2020, by and among GigCapital2, Inc., Cloudbreak Merger Sub, LLC. Cloudbreak Health, LLC, solely with respect to Section 7.15, Chirinjeev Kathuria and Mariya Pylypiv and UpHealth Holdings, Inc., and Shareholder Representative Services LLC. (included as Annex B to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

3.1	Amended and Restated Certificate of Incorporation of GigCapital2, Inc. (incorporated by reference to Exhibit 3.1 filed on GigCapital2, Inc.’s Current Report on Form 8-K filed by the Registrant on June 10, 2019).

3.1.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant on December 8, 2020).

3.2	Bylaws of GigCapital2, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1, filed by the Registrant on May 9, 2019).

4.1	Specimen Common Stock Certificate of GigCapital2, Inc. (incorporated by reference to Exhibit 4.2 of GiGapital2’s Registration Statement on Form S-1 (Registration No. 333-231337) filed with the SEC on May 9, 2019).

5.1*	Opinion of DLA Piper LLP (US).

10.1	Unit Purchase Agreement, dated June 5, 2019, by and between GigCapital2, Inc. and GigAcquisitions2, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by the Registrant on June 10, 2019).

10.2	Unit Purchase Agreement, dated June 5, 2019, by and between GigCapital2, Inc. and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed by the Registrant on June 10, 2019).

10.3	Unit Purchase Agreement, dated June 5, 2019, by and between GigCapital2, Inc. and Northland Gig 2 Investment LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, filed by the Registrant on June 10, 2019).

10.4#	GigCapital2, Inc. 2021 Equity Incentive Plan (included as Annex K to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

10.5	Stockholder Support Agreement dated as of November 20, 2020, by and among GigCapital2, Inc. and certain stockholders of UpHealth Holdings, Inc. (included as Annex D to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

10.6	Member Support Agreement, dated as of November 20, 2020, by and among GigCapital2, Inc. and certain members of Cloudbreak Health, LLC (included as Annex E to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

10.7	Sponsor Support Agreement, dated as of November 20, 2020, by and among GigCapital2, Inc., GigAcquisitions2, LLC and Cloudbreak Health, LLC (included as Annex F to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

10.8	Form of PIPE Subscription Agreement (included as Annex I to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

10.9	Form of Convertible Note Subscription Agreement (included as Annex J to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

23.1*	Consent of DLA Piper LLP (US).

23.2	Consent of BPM LLP.

23.3	Consent of Plante & Moran, PLLC, with respect to Thrasys.

23.4	Consent of Plante & Moran, PLLC, with respect to Innovations Group.

Exhibit No.	Description

23.5	Consent of Plante & Moran, PLLC, with respect to TTC Healthcare.

23.6	Consent of Plante & Moran, PLLC, with respect to Behavioral Health Services.

23.7	Consent of D. K. Chhajer & Co., PLLC, with respect to Glocal.

23.8	Consent of Hall & Company, with respect to Cloudbreak.

24.1	Power of Attorney (included in the signature page to the registration statement).

*	To be filed by amendment.
†

Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of the omitted exhibits and schedules to the SEC on a supplemental basis upon its request.

#	Indicates management contract or compensatory plan or arrangement

(b)

Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on February 16, 2021.

GIGCAPITAL2, INC.

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Raluca Dinu his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Dr. Raluca Dinu Dr. Raluca Dinu	President and Chief Executive Officer (Principal Executive Officer)	February 16, 2021

/s/ Brad Weightman Brad Weightman	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	February 16, 2021

/s/ Dr. Avi S. Katz Dr. Avi S. Katz	Chairman of the Board of Directors	February 16, 2021

/s/ Neil Miotto Neil Miotto	Director	February 16, 2021

/s/ John Mikulsky John Mikulsky	Director	February 16, 2021

/s/ Gil Frostig Gil Frostig	Director	February 16, 2021